As filed with the Securities and Exchange Commission on October 14, 2008
Registration No. 333-152974
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEVELAND-CLIFFS INC
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	34-1464672 (I.R.S. Employer Identification Number)

1100 Superior Avenue
Cleveland, Ohio 44114-2544
(216) 694-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George W. Hawk, Jr., Esq.
General Counsel and Secretary
Cleveland-Cliffs Inc
1100 Superior Avenue
Cleveland, Ohio 44114-2544
(216) 694-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lyle G. Ganske, Esq. James P. Dougherty, Esq. Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939	Vaughn R. Groves, Esq. Vice President and General Counsel Alpha Natural Resources, Inc. P.O. Box 2345 Abingdon, Virginia 24212 (276) 628-3116	Ethan A. Klingsberg, Esq. Jeffrey S. Lewis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-3999

Approximate date of commencement of proposed sale to public:  As soon as practicable following the effective date of this registration statement and the date on which all other conditions to the merger of Alpha Merger Sub, Inc. with and into Alpha Natural Resources, Inc., or under certain circumstances, the merger of Alpha Natural Resources, Inc. with and into Alpha Merger Sub, LLC, pursuant to the merger agreement described in the enclosed document have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED OCTOBER 14, 2008

TO THE SHAREHOLDERS OF
CLIFFS NATURAL RESOURCES INC. AND STOCKHOLDERS OF
ALPHA NATURAL RESOURCES, INC.

Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc), which is referred to as Cliffs, and Alpha Natural Resources, Inc., which is referred to as Alpha, have entered into an agreement and plan of merger pursuant to which Alpha Merger Sub, Inc., a wholly-owned subsidiary of Cliffs, which is referred to as merger sub, will merge with and into Alpha, or, under certain circumstances, as described in Annex G, merger sub will be converted from a Delaware corporation to a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha will merge with and into Alpha Merger Sub, LLC. Upon successful completion of the merger, Alpha stockholders will be entitled to receive a combination of cash and Cliffs common shares in exchange for their shares of Alpha common stock. Pursuant to the merger, each share of Alpha common stock (other than shares of Alpha common stock held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law, held in treasury by Alpha or owned by Cliffs) will be converted into the right to receive 0.95 of a common share of Cliffs and $22.23 in cash, without interest. Upon completion of the merger, we estimate that Alpha’s former stockholders will own approximately 37% of the then-outstanding common shares of Cliffs, based on the number of shares of Alpha common stock and Cliffs common shares outstanding on October 6, 2008. Cliffs shareholders will continue to own their existing shares, which will not be affected by the merger. Common shares of Cliffs are listed on the New York Stock Exchange under the symbol “CLF.” Upon completion of the merger, Alpha common stock, which is listed on the New York Stock Exchange under the symbol “ANR,” will be delisted. When the merger is completed, Cliffs common shares will continue to be listed on the New York Stock Exchange.

We expect the merger to be nontaxable for federal income tax purposes for Alpha stockholders and Cliffs shareholders, except for the receipt by Alpha stockholders of cash in exchange for their Alpha common stock or cash instead of fractional common shares of Cliffs.

We are each holding our special meeting of shareholders in order to obtain those approvals necessary to consummate the merger. At the Cliffs special meeting, Cliffs will ask its shareholders to adopt the merger agreement and approve the issuance of common shares of Cliffs in connection with the merger. At the Alpha special meeting, Alpha will ask its stockholders to adopt the merger agreement. The obligations of Cliffs and Alpha to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger. More information about Cliffs, Alpha and the proposed merger is contained in this joint proxy statement/prospectus. We urge you to read this joint proxy statement/prospectus, and the documents incorporated by reference into this joint proxy statement/prospectus, carefully and in their entirety, in particular, see “Risk Factors” beginning on page 27.

After careful consideration, each of our boards of directors has approved the merger agreement and has determined that the merger agreement and the merger are advisable and in the best interests of the shareholders of Cliffs and stockholders of Alpha, respectively. Accordingly, the Alpha board of directors recommends that the Alpha stockholders vote for the adoption of the merger agreement. The Cliffs board of directors recommends that the Cliffs shareholders vote for the adoption of the merger agreement and the issuance of Cliffs common shares to be issued in connection with the merger.

We are very excited about the opportunities the proposed merger brings to both Alpha stockholders and Cliffs shareholders, and we thank you for your consideration and continued support.

Joseph A. Carrabba Chairman, President and Chief Executive Officer Cliffs Natural Resources Inc.	Michael J. Quillen Chairman and Chief Executive Officer Alpha Natural Resources, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated          , 2008, and is first being mailed to Alpha stockholders and Cliffs shareholders on or about          , 2008.

REFERENCES TO ADDITIONAL INFORMATION

Except where we indicate otherwise, as used in this joint proxy statement/prospectus, “Cliffs” refers to Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc) and its consolidated subsidiaries and “Alpha” refers to Alpha Natural Resources, Inc. and its consolidated subsidiaries. This joint proxy statement/prospectus incorporates important business and financial information about Cliffs and Alpha from documents that each company has filed with the Securities and Exchange Commission, which we refer to as the SEC, but that have not been included in or delivered with this joint proxy statement/prospectus. For a list of documents incorporated by reference into this joint proxy statement/prospectus and how you may obtain them, see “Where You Can Find More Information” beginning on page 239.

This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this joint proxy statement/prospectus by accessing the SEC’s website maintained at http://www.sec.gov.

In addition, Cliffs’ filings with the SEC are available to the public on Cliffs’ website, http://www.cliffsnaturalresources.com, and Alpha’s filings with the SEC are available to the public on Alpha’s website, http://www.alphanr.com. Information contained on Cliffs’ website, Alpha’s website or the website of any other person is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/prospectus.

Cliffs will provide you with copies of this information relating to Cliffs, without charge, if you request them in writing or by telephone from:

Cliffs Natural Resources Inc.
1100 Superior Avenue
Cleveland, Ohio 44114-2544
Attention: Investor Relations
(216) 694-5700

Alpha will provide you with copies of this information relating to Alpha, without charge, if you request them in writing or by telephone from:

Alpha Natural Resources, Inc.
One Alpha Place, P.O. Box 2345
Abingdon, Virginia 24212
Attention: Investor Relations
(276) 619-4410

If you would like to request documents, please do so by          , 2008, in order to receive them before the special meetings.

Cliffs has supplied all information contained in or incorporated by reference in this joint proxy statement/prospectus relating to Cliffs, and Alpha has supplied all information contained in or incorporated by reference in this joint proxy statement/prospectus relating to Alpha.

ALPHA NATURAL RESOURCES, INC.
One Alpha Place, P.O. Box 2345
Abingdon, Virginia 24212

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON          , 2008

To our fellow Stockholders of Alpha Natural Resources, Inc.:

We will hold our special meeting of stockholders at our offices located at One Alpha Place, Abingdon, Virginia 24212, on          , 2008, at          , unless adjourned to a later date. This special meeting will be held for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of July 15, 2008, as it may be amended from time to time, by and among Cleveland-Cliffs Inc (now known as Cliffs Natural Resources Inc.), Alpha Merger Sub, Inc., a wholly-owned subsidiary of Cliffs Natural Resources Inc., and Alpha Natural Resources, Inc., pursuant to which Alpha Merger Sub, Inc. will merge with and into Alpha Natural Resources, Inc., or, under certain circumstances, as described in Annex G, Alpha Merger Sub, Inc. will be converted from a Delaware corporation to a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha Natural Resources, Inc. will merge with and into Alpha Merger Sub, LLC, on the terms and subject to the conditions contained in the merger agreement, and each outstanding share of common stock of Alpha Natural Resources, Inc. (other than shares held by any of its dissenting stockholders that have properly exercised appraisal rights in accordance with Delaware law, held in its treasury or owned by Cliffs Natural Resources Inc.) will be converted into the right to receive $22.23 in cash, without interest, and 0.95 of a common share of Cliffs Natural Resources Inc. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus; and

2. To approve adjournments of the Alpha Natural Resources, Inc. special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha Natural Resources, Inc. special meeting to approve the above proposal.

These items of business are described in the accompanying joint proxy statement/prospectus. Only stockholders of record at the close of business on October 10, 2008, are entitled to notice of the Alpha Natural Resources, Inc. special meeting and to vote at the Alpha Natural Resources, Inc. special meeting and any adjournments of the Alpha Natural Resources, Inc. special meeting.

Alpha Natural Resources, Inc.’s board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Alpha Natural Resources, Inc. and its stockholders. Alpha Natural Resources, Inc.’s board of directors recommends that you vote for the adoption of the merger agreement.

In deciding to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, Alpha Natural Resources, Inc.’s board of directors considered the fairness opinion of its financial advisor delivered on July 15, 2008 and attached as Annex B to the accompanying joint proxy statement/prospectus. The fairness opinion speaks only as of its date and does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. We urge you to read “Risk Factors — Risks Relating to the Merger — The fairness opinions obtained by Cliffs and Alpha from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger” on page 29.

Under Delaware law, appraisal rights will be available to Alpha Natural Resources, Inc. stockholders of record who do not vote in favor of the adoption of the merger agreement. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law, submit a timely written demand for appraisal prior to the vote on the adoption of the merger agreement and otherwise comply with the requirements for exercising appraisal rights. These procedures are summarized in the accompanying joint proxy statement/prospectus.

Your vote is very important.  Whether or not you plan to attend the Alpha Natural Resources, Inc. special meeting in person, please complete, sign and date the enclosed proxy card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your shares by telephone or over the Internet as described in the accompanying joint proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return or submit the proxy or vote your shares by telephone or over the Internet or vote in person at the special meeting, the effect will be the same as a vote against the proposal to adopt the merger agreement.

By order of the board of directors,

Vaughn Groves
Vice President, Secretary and General
Counsel

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

If you have questions, contact:

Alpha Natural Resources, Inc.
One Alpha Place, P.O. Box 2345
Abingdon, Virginia 24212
Attention: Investor Relations
(276) 619-4410
or
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call collect: (212) 269-5550
All others call toll-free: (888) 887-0082

Abingdon, Virginia,          , 2008

YOUR VOTE IS VERY IMPORTANT.

Please complete, date, sign and return your proxy card(s), or vote your shares by telephone or over the Internet at your earliest convenience so that your shares are represented at the meeting.

CLIFFS NATURAL RESOURCES INC.
1100 Superior Avenue
Cleveland, Ohio 44114-2544

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON     , 2008

To our fellow Shareholders of Cliffs Natural Resources Inc.:

The special meeting of shareholders of Cliffs Natural Resources Inc. will be held at           on          , 2008, at          , unless postponed or adjourned to a later date. The Cliffs Natural Resources Inc. special meeting will be held for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of July 15, 2008, as it may be amended from time to time, by and among Cleveland-Cliffs Inc (now known as Cliffs Natural Resources Inc.), Alpha Merger Sub, Inc., a wholly-owned subsidiary of Cliffs Natural Resources Inc., and Alpha Natural Resources, Inc., pursuant to which Alpha Merger Sub, Inc. will merge with and into Alpha Natural Resources, Inc., or, under certain circumstances, as described in Annex G, Alpha Merger Sub, Inc. will be converted from a Delaware corporation to a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha Natural Resources, Inc. will merge with and into Alpha Merger Sub, LLC, on the terms and subject to the conditions contained in the merger agreement, and approve the issuance of Cliffs Natural Resources Inc. common shares in connection with the merger. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus;

2. To approve adjournments or postponements of the Cliffs Natural Resources Inc. special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Cliffs Natural Resources Inc. special meeting to adopt the merger agreement and approve the issuance of the Cliffs Natural Resources Inc. common shares on the terms and subject to the conditions contained in the merger agreement; and

3. To consider and take action upon any other business that may properly come before the Cliffs Natural Resources Inc. special meeting or any reconvened meeting following an adjournment or postponement of the Cliffs Natural Resources Inc. special meeting.

These items of business are described in the accompanying joint proxy statement/prospectus. Only shareholders of record at the close of business on October 6, 2008, are entitled to notice of the Cliffs Natural Resources Inc. special meeting and to vote at the Cliffs Natural Resources Inc. special meeting and any adjournments or postponements of the Cliffs Natural Resources Inc. special meeting.

Cliffs Natural Resources Inc.’s board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of Cliffs Natural Resources Inc. common shares in connection with the merger, and has determined that the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Cliffs Natural Resources Inc. and its shareholders. Cliffs Natural Resources Inc.’s board of directors recommends that you vote for the adoption of the merger agreement and the approval of the issuance of Cliffs Natural Resources Inc. common shares pursuant to the merger agreement.

In deciding to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of the Cliffs Natural Resources Inc. common shares in connection with the merger, Cliffs Natural Resources Inc.’s board of directors considered the fairness opinion of its financial advisor delivered on July 15, 2008 and attached as Annex C to the accompanying joint proxy statement/prospectus. The fairness opinion speaks only as of its date and does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. We urge you to read “Risk Factors — Risks Relating to the Merger — The fairness opinions obtained by Cliffs and Alpha from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger” on page 29.

Under Chapter 1701 of the Ohio Revised Code, dissenters’ rights will be available to Cliffs Natural Resources Inc. shareholders of record who do not vote in favor of the proposal to adopt the merger agreement and approve the issuance of Cliffs Natural Resources Inc. common shares. To exercise your dissenters’ rights, you must strictly follow the procedures prescribed by Chapter 1701 of the Ohio Revised Code. These procedures are summarized in the accompanying joint proxy statement/prospectus.

Your vote is very important.  Whether or not you plan to attend the Cliffs Natural Resources Inc. special meeting in person, please complete, sign and date the enclosed proxy card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your shares by telephone or over the Internet as described in the accompanying joint proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return or submit the proxy or vote your shares by telephone or over the Internet or vote in person at the special meeting, the effect will be the same as a vote against the proposal to adopt the merger agreement and approve the issuance of Cliffs Natural Resources Inc. common shares in the merger.

By order of the board of directors,

George W. Hawk, Jr.
General Counsel and Secretary

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

If you have questions, contact:

Cliffs Natural Resources Inc.
1100 Superior Avenue
Cleveland, Ohio 44114-2544
Attention: Investor Relations
(216) 694-5700
or
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 456-3507
Banks and Brokers call collect: (212) 750-5833

Cleveland, Ohio,             , 2008

YOUR VOTE IS VERY IMPORTANT.

Please complete, date, sign and return your proxy card(s) or vote your shares by telephone or over the Internet at your earliest convenience so that your shares are represented at the meeting.

Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	226
LEGAL MATTERS	238
EXPERTS	238
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	238
WHERE YOU CAN FIND MORE INFORMATION	239
FINANCIAL STATEMENTS AND INFORMATION	F-i

ANNEXES
Agreement and Plan of Merger	A-1
Opinion of Citigroup Global Markets Inc.	B-1
Opinion of J.P. Morgan Securities Inc.	C-1
Section 262 of the General Corporation Law of the State of Delaware	D-1
Section 1701.85 of Chapter 1701 of the Ohio Revised Code	E-1
Effects of Merger if Restructured	G-1
EX-3(E)
EX-5(A)
EX-8(A)
EX-8(B)
EX-23(A)
EX-23(B)
EX-99(D)
EX-99(H)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meetings and the merger. They may not include all the information that is important to you. Cliffs Natural Resources Inc. (formerly, Cleveland-Cliffs Inc), which we refer to as Cliffs, and Alpha Natural Resources, Inc., which we refer to as Alpha, urge you to read carefully this entire joint proxy statement/prospectus, including the annexes and the other documents to which we have referred you. We have included page references in certain parts of this section to direct you to a more detailed description of each topic presented elsewhere in this joint proxy statement/prospectus.

The Merger

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	The boards of directors of each of Alpha and Cliffs have agreed to the acquisition of Alpha by Cliffs pursuant to the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the transactions contemplated by the merger agreement, including the merger, Cliffs shareholders and Alpha stockholders must vote on and approve proposals described in this joint proxy statement/prospectus and all other conditions to the merger must be satisfied or waived. Alpha and Cliffs will hold separate special meetings of their respective shareholders to seek to obtain these approvals.

This joint proxy statement/prospectus contains important information about the merger agreement, the transactions contemplated by the merger agreement, including the merger, and the respective special meetings of the stockholders of Alpha and shareholders of Cliffs, which you should read carefully. The enclosed proxy materials allow you to grant a proxy to vote your shares without attending your respective company’s special meeting in person.

Your vote is very important. We encourage you to submit your proxy as soon as possible.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	Alpha stockholders are being asked to adopt the merger agreement at the Alpha special meeting. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. The approval of the proposal to adopt the merger agreement by Alpha stockholders is a condition to the obligation of the parties to the merger agreement to complete the merger. See “The Merger — Conditions to Completion of the Merger” on page 93 and “Summary — Conditions to Completion of the Merger” beginning on page 12.

Cliffs shareholders are being asked to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the terms of the merger agreement at the Cliffs special meeting. The approval of this proposal by the Cliffs shareholders is a condition to the obligation of the parties to the merger agreement to complete the merger. See “The Merger — Conditions to Completion of the Merger” on page 93 and “Summary — Conditions to Completion of the Merger” beginning on page 12.

Q:	Why are Alpha and Cliffs proposing the merger?

A:	Alpha and Cliffs both believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies. The combined company, which we refer to as the combined company, will become one of the largest U.S. mining companies and be positioned as a leading diversified mining and natural resources company. In addition, Alpha is also proposing the merger to provide its stockholders with the opportunity to receive the merger consideration and to offer Alpha stockholders the opportunity to participate in the growth and opportunities of the combined company by receiving Cliffs common shares pursuant to the merger. To review the reasons for the merger in greater detail, see “The Merger — Alpha’s Reasons for the Merger and Recommendation of Alpha’s Board of Directors” beginning on page 59 and “The Merger — Cliffs’ Reasons for the Merger and Recommendation of Cliffs’ Board of Directors” beginning on page 62.

Q:	What are the positions of the Alpha and Cliffs boards of directors regarding the merger and the proposals relating to the adoption of the merger agreement and the issuance of Cliffs common shares?

A:	Both boards of directors have approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, their respective companies and stockholders. The Alpha board of directors recommends that the Alpha stockholders vote for the proposal to adopt the merger agreement at the Alpha special meeting. The Cliffs board of directors recommends that the Cliffs shareholders vote for the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the terms of the merger agreement at the Cliffs special meeting. See “The Merger — Alpha’s Reasons for the Merger and Recommendation of Alpha’s Board of Directors” beginning on page 59, “The Merger — Cliffs’ Reasons for the Merger and Recommendation of Cliffs’ Board of Directors” beginning on page 62, “Summary — The Merger — Alpha’s Reasons for the Merger” on page 9 and “Summary — The Merger — Cliffs’ Reasons for the Merger” on page 9.

Q:	What vote is needed by Alpha stockholders to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Alpha common stock entitled to vote. If you are an Alpha stockholder and you abstain from voting, that will have the same effect as a vote against the adoption of the merger agreement. See “The Alpha Special Meeting — Quorum and Vote Required” beginning on page 40.

Q:	What vote is needed by Cliffs shareholders to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the terms of the merger agreement?

A:	The adoption of the merger agreement and the approval of the issuance of Cliffs common shares pursuant to the terms of the merger agreement requires the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of outstanding common shares of Cliffs and 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock of Cliffs, which we refer to as Series A-2 preferred stock, voting together as a class. If you are a Cliffs shareholder and you abstain from voting, that will have the same effect as a vote against the adoption of the merger agreement and the issuance of Cliffs common shares pursuant to the merger agreement. See “The Cliffs Special Meeting — Quorum and Vote Required” beginning on page 44.

The former owners of PinnOak Resources, LLC, or PinnOak, which, held, collectively, as of the record date, 4,000,000 common shares of Cliffs, or approximately 3.5% of all of the common shares of Cliffs issued and outstanding as of the record date, and United Mining Co., Ltd., or United Mining, which held as of the record date 4,311,471 common shares of Cliffs, or approximately 3.8% of the then issued and outstanding common shares of Cliffs, each entered into separate voting agreements with Cliffs, pursuant to which they have agreed, among other things, to vote their respective common shares of Cliffs in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Q:	What will happen in the proposed merger?

A:	In the proposed merger, Alpha Merger Sub, Inc., a wholly-owned subsidiary of Cliffs, which we refer to as merger sub, will merge with and into Alpha, with Alpha as the surviving company. Under certain circumstances, the merger may be restructured so that merger sub will be converted from a Delaware corporation to a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha will merge with and into Alpha Merger Sub, LLC, with Alpha Merger Sub, LLC as the surviving company. The effects of the merger, if it is restructured in this way, are described in Annex G. After the merger, Alpha will no longer be a public company and will become a wholly-owned subsidiary of Cliffs. See “The Merger Agreement — The Merger; Closing” beginning on page 97.

Q:	What will Alpha stockholders receive in the merger?

A:	In the merger, holders of Alpha common stock (other than shares of Alpha common stock held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law, held in treasury by Alpha or owned by Cliffs) will be entitled to receive for each share of Alpha common stock (which will be cancelled in the merger):

• $22.23 in cash, without interest; and

• 0.95 of a fully paid, nonassessable common share of Cliffs.

Although both the cash portion and the share portion of the merger consideration are fixed, due to the fluctuations in the market value of the Cliffs common shares, the value of the Cliffs common shares to be issued in the merger will fluctuate with movements in the price of Cliffs common shares. See “Risk Factors — Risks Relating to the Merger — Because the market price of Cliffs common shares will fluctuate, Alpha stockholders cannot be sure of the value of the merger consideration they will receive” on page 27.

Alpha stockholders will be entitled to receive cash for any fractional common shares of Cliffs that they would otherwise be entitled to receive in the merger.

Q:	What are the potential principal adverse consequences of the merger to the Cliffs shareholders?

A:	Following the consummation of the merger, Cliffs shareholders will participate in one of the largest U.S. mining companies with a mine portfolio including nine iron ore facilities and more than 60 coal mines located across North America, South America and Australia. Although the combined company will have a significantly increased size and scope, if the combined company is unable to realize the strategic and financial benefits currently anticipated to result from the merger, then Cliffs shareholders could experience dilution of their economic interest in Cliffs without receiving a commensurate benefit. In addition, it is possible that the merger could result in dilution to Cliffs’ earnings per share. Further, any adverse changes to the financial condition, results of operations, business, competitive position, reputation and business prospects of Alpha could potentially adversely affect the value of the combined company, thereby decreasing the value of the Cliffs common shares after the merger. Please see “Risk Factors — Risks Relating to the Merger” beginning on page 27 and “Risk Factors — Risks Relating to the Combined Company’s Operations After Consummation of the Merger” beginning on page 38 for a further discussion of the material risks associated with the merger.

Q:	Do Alpha stockholders have appraisal rights?

A:	Yes. Alpha stockholders who do not vote in favor of adopting the merger agreement and who otherwise comply with the requirements of Delaware law will be entitled to appraisal rights to receive the statutorily determined “fair value” of their shares of Alpha common stock as determined by the Delaware Chancery Court, rather than the merger consideration. For a full description of the appraisal rights available to Alpha stockholders, see “Summary — Appraisal Rights of Alpha Stockholders” beginning on page 11 and “The Merger — Appraisal Rights of Alpha Stockholders” beginning on page 88.

Q:	Do Cliffs shareholders have dissenters’ rights?

A:	Yes. Cliffs shareholders are entitled to exercise dissenters’ rights in connection with the merger, provided they comply with the requirements of Chapter 1701 of the Ohio Revised Code, which we refer to as the Ohio General Corporation Law. For a full description of the dissenters’ rights of Cliffs shareholders, see “Summary — Dissenters’ Rights of Cliffs Shareholders” on page 12 and “The Merger — Dissenters’ Rights of Cliffs Shareholders” beginning on page 91.

Q:	Will the rights of Alpha stockholders change as a result of the merger?

A:	Yes. Alpha stockholders will become Cliffs shareholders and their rights as Cliffs shareholders will be governed by the Ohio General Corporation Law and Cliffs’ amended articles of incorporation, as amended, which we refer to as the amended articles of incorporation, and regulations, which we refer to as the regulations. For a summary description of those rights, see “Comparison of Rights of Shareholders” beginning on page 217. For a copy of Cliffs’ amended articles of incorporation or regulations, see “Where You Can Find More Information” beginning on page 239.

Q:	Will the rights of Cliffs shareholders change as a result of the merger?

A:	No. Cliffs shareholders will retain their shares of Cliffs and their rights will continue to be governed by the Ohio General Corporation Law and Cliffs’ amended articles of incorporation and regulations.

Q:	Where do Cliffs common shares trade?

A:	Common shares of Cliffs trade on the New York Stock Exchange, or NYSE, under the symbol “CLF.”

Q:	When do you expect to complete the merger?

A:	If the merger agreement is adopted at the Alpha special meeting and the merger agreement is adopted and the issuance of Cliffs common shares is approved at the Cliffs special meeting, we expect to complete the merger as soon as possible after the satisfaction of the other conditions to the merger. There may be a substantial period of time between the approval of the proposals by stockholders at the special meetings of Alpha’s stockholders and Cliffs’ shareholders and the effectiveness of the merger. We currently anticipate that, if the necessary approvals of Alpha’s stockholders and Cliffs’ shareholders are obtained, the merger will be completed prior to the end of 2008. See “The Merger Agreement — The Merger; Closing” beginning on page 97.

Q:	Who will be the directors of Cliffs after the merger?

A:	The directors of Cliffs immediately prior to the merger will continue as directors after the effective time of the merger. In addition, Cliffs has agreed to take all actions required to appoint two members of Alpha’s board of directors, Michael J. Quillen and Glenn A. Eisenberg, to Cliffs’ board after the merger.

Q:	Should I send in my stock certificates now?

A:	NO, PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD(S). If the merger is completed, Cliffs will send Alpha stockholders written instructions for sending in their stock certificates or, in the case of book-entry shares, for surrendering their book-entry shares. See “The Alpha Special Meeting — Proxy Solicitations” on page 43 and “The Merger Agreement — Exchange of Shares” beginning on page 99. Cliffs shareholders will not need to send in their share certificates or surrender their book-entry shares.

Q:	Who can answer my questions about the merger?

A:	If you have any questions about the merger or your special meeting, need assistance in voting your shares, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card(s), you should contact:

If you are a Cliffs shareholder:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll-free: (877) 456-3507
Banks and Brokers call collect: (212) 750-5833

If you are an Alpha stockholder:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers call collect: (212) 269-5550
All others call toll-free: (888) 887-0082

Procedures

Q:	When and where are the special meetings?

A:	The Alpha special meeting will be held at the offices of Alpha located at One Alpha Place, Abingdon, Virginia 24212, at on , 2008.

The Cliffs special meeting will be held at , at on , 2008.

Q:	Who is eligible to vote at the Alpha and Cliffs special meetings?

A:	Owners of Alpha common stock are eligible to vote at the Alpha special meeting if they were stockholders of record at the close of business on October 10, 2008. See “The Alpha Special Meeting — Record Date; Outstanding Shares; Shares Entitled to Vote” on page 40.

Owners of Cliffs common shares and shares of Series A-2 preferred stock are eligible to vote at the Cliffs special meeting if they were shareholders of record at the close of business on October 6, 2008. See “The Cliffs Special Meeting — Record Date; Outstanding Shares; Shares Entitled to Vote” on page 44.

Q:	What should I do now?

A:	You should read this joint proxy statement/prospectus carefully, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or by submitting your proxy by telephone or over the Internet as soon as possible so that your shares will be represented and voted at your special meeting. You may vote your shares by signing, dating and mailing the enclosed proxy card(s), or by voting by telephone or over the Internet. A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. See “The Alpha Special Meeting — How to Vote” beginning on page 41 and “The Cliffs Special Meeting — How to Vote” beginning on page 46.

Q:	If I am going to attend my special meeting, should I return my proxy card(s)?

A:	Yes. Returning your signed and dated proxy card(s) or voting by telephone or over the Internet ensures that your shares will be represented and voted at your special meeting. See “The Alpha Special Meeting — How to Vote” beginning on page 41 and “The Cliffs Special Meeting — How to Vote” beginning on page 46.

Q:	How will my proxy be voted?

A:	If you complete, sign and date your proxy card(s) or vote by telephone or over the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote at your special meeting:

• for Alpha stockholders, your shares will be voted for the adoption of the merger agreement. If you vote for the adoption of the merger agreement at the Alpha special meeting, you will lose the appraisal rights to which you would otherwise be entitled. See “Summary — Appraisal Rights of Alpha Stockholders” beginning on page 11, “The Merger — Appraisal Rights of Alpha Stockholders” beginning on page 88 and “The Alpha Special Meeting — How to Vote” beginning on page 41; and

• for Cliffs shareholders, your shares will be voted for the adoption of the merger agreement and the issuance of Cliffs common shares. If you vote for the adoption of the merger agreement and the issuance of the Cliffs common shares at the Cliffs special meeting, you will lose the dissenters’ rights to which you would otherwise be entitled. See “Summary — Dissenters’ Rights of Cliffs Shareholders” on page 12, “The Merger — Dissenters’ Rights of Cliffs Shareholders” beginning on page 91 and “The Cliffs Special Meeting — How to Vote” beginning on page 46.

Q:	Can I change my vote after I mail my proxy card(s) or vote by telephone or over the Internet?

A:	Yes. If you are a record holder of Alpha common stock or Cliffs common shares or shares of Series A-2 preferred stock, you can change your vote by:

• sending a written notice to the corporate secretary of the company in which you hold shares that is received prior to your special meeting and states that you revoke your proxy;

• signing and delivering a new proxy card(s) bearing a later date;

• voting again by telephone or over the Internet and submitting your proxy so that it is received prior to your special meeting; or

• attending your special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares are held in a “street name” account, you must contact your broker, bank or other nominee to change your vote.

Q:	What if my shares are held in “street name” by my broker?

A:	If a broker holds your shares for your benefit but not in your own name, your shares are in “street name.” In that case, your broker will send you a voting instruction form to use in voting your shares. The availability of telephone and Internet voting depends on your broker’s voting procedures. Please follow the instructions on the voting instruction form they send you. If your shares are held in your broker’s name and you wish to vote in person at your special meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to your respective special meeting in order to vote in person.

Q:	What if I don’t provide my broker with instructions on how to vote?

A:	Generally, a broker may only vote the shares that it holds for you in accordance with your instructions. However, if your broker has not received your instructions, your broker has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker cannot vote on a particular matter because your broker has not received instructions from you and because the proposal is not routine. Broker non-votes could be counted in determining whether a quorum is present at the respective special meetings of Alpha stockholders and Cliffs shareholders. Nevertheless, since we do not anticipate that there will be any “routine matters” on the agenda for the respective special meetings of Alpha stockholders and Cliffs shareholders, we expect that there will be practical impediments that will prevent us from counting broker non-votes for purposes of a quorum at those special meetings.

Alpha Stockholders

If you wish to vote on the proposal to adopt the merger agreement, you must provide instructions to your broker because this proposal is not routine. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to adopting the merger agreement, and a broker non-vote will occur. This will have the same effect as a vote against the adoption of the merger agreement.

Cliffs Shareholders

If you wish to vote on the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the merger agreement, you must provide instructions to your broker because this proposal is not routine. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to the adoption of the merger agreement and the issuance of Cliffs common shares, and a broker non-vote will occur. This will have the same effect as a vote against the adoption of the merger agreement and the issuance of Cliffs common shares.

Q:	What if I abstain from voting?

A:	Your abstention from voting will have the following effect:

If you are an Alpha stockholder:

Abstentions will be counted in determining whether a quorum is present at the special meeting. With respect to the proposal to adopt the merger agreement, abstentions will have the same effect as a vote againstthe proposal to adopt the merger agreement. With respect to the proposal to adjourn the special meeting, if necessary, to solicit further proxies in connection with the merger agreement adoption proposal, abstentions will have the same effect as a vote against the proposal to adjourn the Alpha special meeting.

If you are a Cliffs shareholder:

Abstentions will be counted in determining whether a quorum is present at the special meeting. With respect to the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the merger agreement, abstentions will have the same effect as a vote against the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger. With respect to the proposal to adjourn or postpone the special meeting, if necessary, to solicit further proxies in connection with the merger agreement adoption and share issuance proposal, abstentions will have the same effect as a vote againstthe proposal to adjourn or postpone the Cliffs special meeting, whether a quorum is present or not.

Q:	What does it mean if I receive multiple proxy cards?

A:	Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction card you receive or vote using the telephone or the Internet as described in the instructions included with your proxy card(s) or voting instruction card(s).

Q:	Where can I find more information about Cliffs and Alpha?

A:	You can find more information about Cliffs and Alpha from various sources described under “Where You Can Find More Information” beginning on page 239.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on page 239. Most items in this summary include a page reference directing you to a more complete description of those items.

Information about Cliffs

Founded in 1847, Cliffs is an international mining company, the largest producer of iron ore pellets in North America and a supplier of metallurgical coal to the global steelmaking industry. Cliffs operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns a majority control interest in Portman Limited, or Portman, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, Cliffs has a 30 percent interest in MMX Amapá Mineração Limitada, a Brazilian iron ore project, which is referred to as Amapá, and a 45 percent economic interest in the Sonoma Coal Project, an Australian coking and thermal coal project, which is referred to as Sonoma. Cliffs’ principal executive offices are located at: 1100 Superior Avenue, Cleveland, Ohio 44114, and its telephone number is: (216) 694-5700.

Information about Alpha

Alpha is a leading Appalachian coal supplier. Alpha produces, processes and sells steam and metallurgical coal from eight regional business units, which, as of June 30, 2008, were supported by 32 active underground mines, 26 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal. Alpha also sells coal produced by others, the majority of which Alpha processes and/or blends with coal produced from its mines prior to resale, providing Alpha with a higher overall margin for the blended product than if Alpha had sold the coals separately. Alpha’s principal executive offices are located at: One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, and its telephone number is: (276) 619-4410.

The Merger

On July 15, 2008, each of the boards of directors of Cliffs and Alpha approved the merger of merger sub, a newly formed and wholly-owned subsidiary of Cliffs, with and into Alpha, upon the terms and subject to the conditions contained in the merger agreement. Alpha will be the surviving company after the merger and will become a wholly-owned subsidiary of Cliffs. Under certain circumstances, the merger may be restructured so that merger sub will be converted from a Delaware corporation into a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha will merge with and into Alpha Merger Sub, LLC, with Alpha Merger Sub, LLC as the surviving company. The effects of the merger, if it is restructured in this way, are described in Annex G. Any such restructuring will not affect the merger consideration to be received by holders of Alpha common stock.

We encourage you to read the merger agreement, which governs the merger and is attached as Annex A to this joint proxy statement/prospectus, because it sets forth the terms of the merger.

Merger Consideration (page 83)

In the merger, holders of Alpha common stock (other than shares of Alpha common stock held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law, held in treasury by Alpha or owned by Cliffs) will be entitled to receive for each share of Alpha common stock (which will be cancelled in the merger):

•	$22.23 in cash, without interest; and

•	0.95 of a fully paid, nonassessable common share of Cliffs.

As a result, Cliffs will issue approximately 70,000,000 common shares of Cliffs and pay approximately $1.7 billion in cash in the merger, based upon the number of shares of Alpha common stock outstanding on the record date for the Alpha special meeting. We refer to the share and cash consideration to be paid to Alpha stockholders by Cliffs as the merger consideration.

The total value of the merger consideration that an Alpha stockholder receives in the merger may vary. The value of the cash portion of the merger consideration is fixed at $22.23 for each share of Alpha common stock. The share portion of the merger consideration is similarly fixed at 0.95 of a common share of Cliffs to be exchanged for each share of Alpha common stock, but its value may vary due to changes in the market value of Cliffs common shares.

No fractional common shares of Cliffs will be issued in the merger. Any holder of Alpha common stock that would otherwise be entitled to receive fractional common shares of Cliffs as a result of the exchange of Alpha common stock for Cliffs common shares will receive, in lieu of any fractional shares, an amount in cash, without interest, equal to the fractional share interest multiplied by the closing price for a common share of Cliffs as reported on the NYSE Composite Transactions Reports as of the closing date of the merger or, if such date is not a trading day, the trading day immediately preceding the closing date of the merger.

Financing of the Merger (page 94)

Cliffs will fund the cash portion of the merger consideration with cash from committed debt financing in the form of a senior unsecured term loan facility for up to $1.9 billion and cash from operations.

Alpha’s Reasons for the Merger (beginning on page 59)

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the Alpha board of directors consulted with Alpha’s management, as well as Alpha’s legal and financial advisors, and considered a number of factors, including those listed in “The Merger — Alpha’s Reasons for the Merger and Recommendation of Alpha’s Board of Directors” beginning on page 59.

Cliffs’ Reasons for the Merger (beginning on page 62)

In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that Cliffs shareholders adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger, the Cliffs board of directors consulted with Cliffs’ management, as well as Cliffs’ legal and financial advisors, and considered a number of factors, including those listed in “The Merger — Cliffs’ Reasons for the Merger and Recommendation of Cliffs’ Board of Directors” beginning on page 62.

Effect of the Merger on Alpha Equity Awards (page 108)

In general, upon completion of the merger, options to purchase shares of Alpha common stock will be converted into options to purchase common shares of Cliffs. Cliffs has agreed to assume each of Alpha’s stock option plans at the effective time of the merger. Each unvested Alpha stock option outstanding under any Alpha stock option plan will become fully vested and exercisable in connection with the merger.

Restricted shares of Alpha common stock granted by Alpha to its employees and directors will become fully vested in connection with the merger and the holders thereof will be entitled to receive the merger consideration with respect to such vested shares upon completion of the merger.

Performance shares of Alpha common stock granted by Alpha to its employees will vest according to the terms of the applicable performance share agreement, and the holder of each performance share agreement will be entitled to receive an amount in cash equal to the product of (i) the sum of (A) $22.23 plus (B) the product of 0.95 multiplied by the closing price for a common share of Cliffs as reported on the NYSE Composite Transactions Reports on the closing date of the merger or, if such date is not a trading day, the trading day immediately preceding the closing date of the merger, multiplied by (ii) the number of shares of Alpha common stock that would be issuable under such performance share agreement.

For a full description of the treatment of Alpha equity awards, see “The Merger Agreement — Covenants and Agreements — Effect of the Merger on Alpha Equity Awards” on page 108.

Recommendations of the Boards of Directors to Alpha Stockholders and Cliffs Shareholders

Alpha Stockholders.  The Alpha board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, Alpha and its stockholders and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Alpha board of directors has resolved to recommend that Alpha stockholders vote for the adoption of the merger agreement.

Cliffs Shareholders.  The Cliffs board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, Cliffs and its shareholders and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Cliffs board of directors has resolved to recommend that Cliffs shareholders vote for the adoption of the merger agreement and the approval of the issuance of Cliffs common shares pursuant to the merger agreement.

Opinions of Financial Advisors (beginning on page 64 for Alpha’s financial advisor and page 76 for Cliffs’ financial advisor)

Opinion of Alpha’s Financial Advisor.  In deciding to approve the merger agreement, the Alpha board of directors considered the oral opinion of Citigroup Global Markets Inc., which is referred to as Citi, financial advisor to the Alpha board of directors, delivered on July 15, 2008, which was subsequently confirmed in writing on the same date, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, its work described below and other factors it deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Alpha common stock. The full text of Citi’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this joint proxy statement/prospectus. Holders of Alpha common stock are urged to read the Citi opinion carefully and in its entirety, as well as the information set forth under “Risk Factors” beginning on page 27. Citi provided its opinion for the information and assistance of the Alpha board of directors in connection with its consideration of the merger. Neither Citi’s opinion nor the related analyses constituted a recommendation of the proposed merger to the Alpha board of directors. Citi makes no recommendation to any stockholder regarding how such stockholder should vote with respect to the merger. For its services to date, Citi has been paid a customary fee, and will be entitled to receive a transaction fee upon the completion of the merger. In addition, in the event that the merger is not completed and Alpha receives termination or break-up fees, Citi will be entitled to a portion of such fees.

Opinion of Cliffs’ Financial Advisor.  In connection with the merger, the Cliffs board of directors retained J.P. Morgan Securities Inc., which is referred to as J.P. Morgan, as its financial advisor. In deciding to approve the merger, the Cliffs board of directors considered the oral opinion of J.P. Morgan provided to the Cliffs board of directors on July 15, 2008, subsequently confirmed in writing on the same date, that, as of the date of the opinion and based upon and subject to the various factors and assumptions set forth in the written opinion, the consideration to be paid by Cliffs to Alpha stockholders in the proposed merger was fair, from a financial point of view, to Cliffs. The full text of J.P. Morgan’s written opinion, dated July 15, 2008, is attached to this joint proxy statement/prospectus as Annex C. Cliffs shareholders are urged to read the J.P. Morgan opinion carefully in its entirety for a description of, among other things, the assumptions made, general procedures followed, matters considered and limitations on the scope of the review undertaken by J.P. Morgan in conducting its financial analysis and rendering its opinion. J.P. Morgan’s opinion is addressed to the Cliffs board of directors and is one of many factors considered by the Cliffs board of directors in deciding to approve the transactions contemplated by the merger agreement. J.P. Morgan provided its opinion for the information and assistance of the Cliffs board of directors in connection with its consideration of the merger, and the opinion does not constitute a recommendation to any holder of Alpha common stock or Cliffs common shares as to how that holder should vote or act on any matter relating to the merger. For its services, J.P. Morgan will be entitled to receive a transaction fee, the principal portion of which is payable upon the completion of the merger. In addition, in the event Alpha pays a break-up fee or other payment to Cliffs following or in connection with the termination, abandonment or failure to consummate the merger, J.P. Morgan will be entitled to a portion of such fee or other payment.

Record Date; Outstanding Shares; Shares Entitled to Vote (page 40 for Alpha and page 44 for Cliffs)

Alpha Stockholders.  The record date for the meeting of Alpha stockholders is October 10, 2008. This means that you must have been a stockholder of record of Alpha’s common stock at the close of business on October 10, 2008, in order to vote at the special meeting. You are entitled to one vote for each share of common stock you own. On Alpha’s record date, there were 70,495,814 shares of common stock (no shares of treasury stock) outstanding and entitled to vote at the special meeting.

Cliffs Shareholders.  The record date for the meeting of Cliffs shareholders is October 6, 2008. This means that you must have been a shareholder of record of Cliffs’ common shares or Series A-2 preferred stock at the close of business on October 6, 2008, in order to vote at the special meeting. You are entitled to one vote for each common share or share of Series A-2 preferred stock you own. On Cliffs’ record date, Cliffs’ voting securities carried 113,502,668 votes, which consisted of 113,502,463 common shares (excluding 21,121,065 shares of treasury stock) and 205 shares of Series A-2 preferred stock.

Stock Ownership of Directors and Executive Officers (page 83 for Alpha and Cliffs)

Alpha.  At the close of business on the record date for the Alpha special meeting, directors and executive officers of Alpha beneficially owned and were entitled to vote approximately 651,036 shares of Alpha common stock, collectively representing 0.92% of the shares of Alpha common stock outstanding on that date.

Cliffs.  At the close of business on the record date for the Cliffs special meeting, directors and executive officers of Cliffs beneficially owned and were entitled to vote approximately 1,574,181 common shares of Cliffs, collectively representing approximately 1.39% of the common shares of Cliffs outstanding on that date. Directors and executive officers of Cliffs did not hold any shares of Series A-2 preferred stock as of the close of business on the record date.

Ownership of the Combined Company After the Merger (beginning on page 83)

Based on the number of common shares of Cliffs and shares of Alpha common stock outstanding on their respective record dates, and assuming that Cliffs will issue approximately 70,000,000 common shares of Cliffs in the merger, after the merger, former Alpha stockholders are expected to own approximately 37% of the then-outstanding common shares of Cliffs.

Interests of Alpha Directors and Executive Officers in the Merger (beginning on page 84)

Alpha’s executive officers and members of the Alpha board of directors, in their capacities as such, may have financial interests in the merger that are in addition to or different from their interests as stockholders of Alpha generally. Alpha’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

Listing of Cliffs Common Shares and Delisting of Alpha Common Stock (page 87)

Application will be made to have the common shares of Cliffs issued in the merger approved for listing on the NYSE, where Cliffs common shares currently are traded under the symbol “CLF.” If the merger is completed, Alpha common stock will no longer be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, and Alpha may no longer file periodic reports with the SEC.

Appraisal Rights of Alpha Stockholders (beginning on page 88)

Holders of Alpha common stock who do not wish to accept the consideration payable pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or the same as the merger consideration for the Alpha common stock. Failure to strictly comply with all the procedures required by Section 262 of the DGCL will result in a loss of the right to appraisal.

Merely voting against adoption of the merger agreement will not preserve the right of Alpha stockholders to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. Alpha stockholders who hold shares in the name of a broker or other nominee must instruct their nominee to take the steps necessary to enable them to demand appraisal for their shares.

Annex D to this joint proxy statement/prospectus contains the full text of Section 262 of the DGCL, which relates to the rights of appraisal. We encourage you to read these provisions carefully and in their entirety.

Dissenters’ Rights of Cliffs Shareholders (beginning on page 91)

Cliffs shareholders who (1) are record holders of the Cliffs shares as of the record date; (2) do not vote to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger, and (3) deliver a written demand for payment of the fair cash value of their Cliffs shares not later than ten days after the Cliffs special meeting, will be entitled, if and when the merger is completed, to receive the fair cash value of their Cliffs shares. The right as a Cliffs shareholder to receive the fair cash value of Cliffs shares, however, is contingent upon strict compliance by the dissenting Cliffs shareholder with the procedures set forth in Section 1701.85 of the Ohio General Corporation Law. If you wish to submit a written demand for payment of the fair cash value of your Cliffs shares, you should deliver your demand no later than          , 2008.

Annex E to this joint proxy statement/prospectus contains the full text of Section 1701.85 of the Ohio General Corporation Law, which relates to the dissenters’ rights of Cliffs shareholders. We encourage you to read these provisions carefully and in their entirety.

Conditions to Completion of the Merger (page 93)

Completion of the merger depends on a number of conditions being satisfied or waived. These conditions include the following:

•	adoption of the merger agreement by the Alpha stockholders at the Alpha special meeting;

•	adoption of the merger agreement and approval of the issuance of Cliffs common shares pursuant to the terms of the merger agreement by the Cliffs shareholders at the Cliffs special meeting;

•	the waiting period (including any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Act, which is referred to as the HSR Act, must have expired or been terminated, and antitrust clearance in Turkey must have been obtained;

•	making or obtaining consents, approvals, and actions of, filings with and notices to, the governmental entities required to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be made or obtained is reasonably expected to have or result in a material adverse effect on Cliffs or Alpha;

•	absence of any order or law of any governmental authority preventing the consummation of the merger;

•	approval for listing on the NYSE, upon official notice of issuance, of Cliffs common shares to be issued in connection with the merger;

•	continued effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and the absence of any stop order or proceeding seeking a stop order by the SEC suspending the effectiveness of the registration statement;

•	accuracy of each party’s representations and warranties in the merger agreement, except as would not reasonably be expected to have or result in a material adverse effect on the party making the representations;

•	performance in all material respects of each party’s covenants set forth in the merger agreement required to be performed by it at or prior to the closing date of the merger; and

•	delivery by both parties of customary officer’s certificates and tax opinions.

Antitrust Clearances (page 93)

The completion of the merger is subject to compliance with the HSR Act. The notifications required under the HSR Act to the U.S. Federal Trade Commission, which is referred to as the FTC, and the Antitrust Division of the U.S. Department of Justice, which is referred to as the Antitrust Division, were filed on July 25, 2008. On August 22, 2008, the FTC granted an early termination of the waiting period under the HSR Act without the imposition of any conditions or restrictions on the consummation of the merger.

In addition, Cliffs and Alpha were required to submit a pre-merger notification in Turkey and obtain antitrust clearance from the Turkish Competition Authority. The pre-merger notification in Turkey was submitted on August 19, 2008, and the antitrust clearance was granted by the Turkish Competition Authority effective as of September 11, 2008.

Termination of the Merger Agreement (beginning on page 111)

Cliffs and Alpha may agree in writing to terminate the merger agreement at any time without completing the merger, even after the Alpha stockholders have approved the adoption of the merger agreement and the Cliffs shareholders have adopted the merger agreement and approved the issuance of Cliffs common shares in connection with the merger.

The merger agreement may also be terminated at any time before the effective time of the merger under the following circumstances, among others:

•	by either Cliffs or Alpha if:

•	the merger is not consummated by January 15, 2009, which date can be extended under certain circumstances to April 15, 2009 (we refer to such date, as possibly extended, as the outside date), unless the failure to consummate the merger by the outside date is the result of a breach of the merger agreement by the party seeking the termination or if such party has not yet held its special meeting of shareholders;

•	the shareholders of Cliffs have voted and failed to adopt the merger agreement and approve the issuance of common shares of Cliffs pursuant to the merger agreement;

•	the Alpha stockholders have voted and failed to adopt the merger agreement; or

•	the other party breaches its representations or warranties or breaches or fails to perform its covenants set forth in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied and such breach or failure to perform is not cured within 30 days after the receipt of written notice thereof or is incapable of being cured by the outside date; or

•	by Alpha if:

•	prior to the receipt of its stockholders’ approval of the proposal to adopt the merger agreement, Alpha (i) receives an unsolicited written proposal after the date of the merger agreement concerning a business combination or acquisition of Alpha that the Alpha board of directors determines in its good faith judgment constitutes, or would reasonably be expected to lead to, a proposal that is more favorable to the Alpha stockholders than the transactions contemplated by the merger agreement, (ii) the Alpha board of directors determines in good faith that failure to take such action would be reasonably likely to be a violation of its fiduciary duties to Alpha stockholders under applicable Delaware law, (iii) provides Cliffs with a written notice that it intends to take such action, (iv) satisfies the conditions for withdrawing (or modifying in a manner adverse to Cliffs) the recommendation by its board of directors of the merger or recommending such superior proposal, and (v) concurrently with the termination of the merger agreement, enters into an acquisition agreement with a third party providing for the implementation of the transactions contemplated by such superior proposal; provided that Alpha pays a $350 million termination fee to Cliffs and such superior proposal did not result from Alpha’s breach of its non-solicitation obligations under the merger agreement;

•	Cliffs materially breaches its covenants to convene the Cliffs special meeting or breaches its obligations to recommend that the Cliffs shareholders vote in favor of the adoption of the merger agreement and the issuance of common shares in connection with the merger; or

•	the Cliffs board of directors or any committee thereof (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation that Cliffs’ shareholders adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger, or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve certain transactions involving Cliffs; or

•	by Cliffs if:

•	Alpha materially breaches its obligations not to solicit alternative takeover proposals or materially breaches its covenants to convene the Alpha special meeting or breaches its obligations to recommend that the Alpha stockholders vote in favor of the adoption of the merger agreement; or

•	the Alpha board of directors or any committee thereof (i) withdraws or adversely modifies or publicly proposes to withdraw or adversely modify, its recommendation of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve a takeover proposal other than the merger agreement.

Termination Fees (beginning on page 113)

In connection with the termination of the merger agreement in certain circumstances involving a takeover proposal by a third party for Alpha, a change of the Alpha board of directors’ recommendation to the Alpha stockholders in favor of the adoption of the merger agreement, or certain breaches of the merger agreement by Alpha, Alpha will be required to pay Cliffs a termination fee of $350 million. Similarly, in connection with the termination of the merger agreement in certain circumstances involving certain alternative transactions for Cliffs, a change of the Cliffs board of directors’ recommendation to the Cliffs shareholders in favor of the adoption of the merger agreement and the approval of the issuance of Cliffs common shares in connection with the merger, or certain breaches of the merger agreement by Cliffs, Cliffs will be required to pay Alpha a termination fee of $350 million.

Furthermore, each party will have to pay a termination fee of $100 million to the other party if its stockholders or shareholders, as applicable, voting at their respective special meetings, fail to approve the adoption of the merger agreement (in the case of Alpha) or the adoption of the merger agreement and the approval of the issuance of common shares of Cliffs in connection with the merger (in the case of Cliffs), but no such fee will be payable by such party if the shareholders of both parties, voting at their respective special meetings, fail to make such approvals.

Material United States Federal Income Tax Consequences (beginning on page 94)

Cliffs and Alpha intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. If the merger qualifies as a reorganization, the U.S. federal income tax consequences to Alpha stockholders generally will be as follows: Alpha stockholders will generally recognize gain only to the extent of the cash consideration that they receive, and will not recognize any loss.

Tax matters are complicated, and the tax consequences of the merger to each Alpha stockholder will depend on the facts of each shareholder’s situation. Alpha stockholders are urged to read carefully the discussion in the section titled “Material United States Federal Income Tax Consequences” beginning on page 94 and to consult their own tax advisors for a full understanding of the tax consequences of their participation in the merger.

Accounting Treatment (page 94)

The merger will be accounted for as a business combination using the “purchase” method of accounting. Cliffs will be the acquirer for financial accounting purposes.

Risks

In evaluating the merger, the merger agreement or the issuance of Cliffs common shares in the merger, you should carefully read this joint proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 27.

Comparison of Rights of Shareholders (beginning on page 217)

As a result of the merger, the holders of Alpha common stock will become holders of Cliffs common shares and their rights will be governed by the Ohio General Corporation Law and by Cliffs’ amended articles of incorporation and regulations. Following the merger, Alpha stockholders will have different rights as shareholders of Cliffs than as stockholders of Alpha.

Some of the material differences in the rights of Alpha stockholders and Cliffs shareholders include, but are not limited to, the following:

•	subject to certain exceptions, amendments to Alpha’s certificate of incorporation require approval by Alpha’s board of directors and holders of a majority of the voting power of the corporation (or, in cases in which class voting is required, by holders of a majority of the voting power of such class), while amendments to the Cliffs’ articles of incorporation require approval by holders of two-thirds of the voting power of the corporation (or, in cases in which class voting is required, by holders of two-thirds of the voting power of such class);

•	the Alpha bylaws may be amended and repealed by the Alpha board of directors, while the Cliffs board of directors does not have the power to amend or repeal the Cliffs regulations;

•	while the Alpha stockholders do not have the right to vote cumulatively in the election of Alpha’s directors, the Cliffs shareholders, in contrast, may vote cumulatively in the election of Cliffs’ directors; and

•	while any action by Alpha stockholders without a meeting requires written consent of holders of not less than the minimum number of votes otherwise required to authorize or take such action at a meeting of the Alpha stockholders, generally, the Cliffs shareholders may take action without a meeting only by unanimous written consent of all shareholders entitled to vote at such meeting.

The foregoing list is not intended to be exhaustive, but, rather serves as an illustration of some of the material differences in the rights of Alpha stockholders and Cliffs shareholders. For further discussion of the material differences between the rights of Alpha stockholders and Cliffs shareholders, please see “Comparison of Rights of Shareholders” beginning on page 217.

FINANCIAL SUMMARY

Cliffs Market Price Data and Dividends

Cliffs common shares are traded on the NYSE under the symbol “CLF.” The following table shows the high and low sales prices at any time during the period indicated for Cliffs common shares as reported on the NYSE. For current price information, you are urged to consult publicly available sources.

On May 9, 2006, the board of directors of Cliffs approved a two-for-one stock split of its common shares. The record date for the stock split was June 15, 2006 with a distribution date of June 30, 2006. On March 11, 2008, the board of directors of Cliffs declared a two-for-one stock split of its common shares. The record date for the stock split was May 1, 2008 with a distribution date of May 15, 2008. Accordingly, unless indicated otherwise, all Cliffs common share and per share amounts in this joint proxy statement/prospectus that relate to dates prior to the stock splits have been adjusted retroactively to reflect the stock splits.

	Price Range of Common shares
Fiscal Year Ended	High	Low	Dividends Paid

December 31, 2006:
First Quarter	$27.59	$20.13	$0.05
Second Quarter	25.22	15.70	0.0625
Third Quarter	20.05	16.58	0.0625
Fourth Quarter	24.74	18.42	0.0625
December 31, 2007:
First Quarter	32.42	23.00	0.0625
Second Quarter	46.03	32.10	0.0625
Third Quarter	45.00	28.20	0.0625
Fourth Quarter	53.15	36.75	0.0625
December 31, 2008:
First Quarter	63.89	38.63	0.0875
Second Quarter	121.95	57.32	0.0875
Third Quarter	118.10	42.16	0.0875
Fourth Quarter (through October 14, 2008)	53.30	25.38	—

In addition, on September 9, 2008, Cliffs declared a regular quarterly cash dividend of $0.0875 per Cliffs common share that will be payable on December 1, 2008 to Cliffs shareholders of record as of the close of business on November 14, 2008.

The last reported sales prices of Cliffs common shares on the NYSE on July 15, 2008 and October 14, 2008 were $111.46 and $32.67, respectively. July 15, 2008 was the last full trading day prior to the public announcement of the merger. October 14, 2008 was the last full trading day prior to the filing of this joint proxy statement/prospectus with the SEC.

The Cliffs board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on compliance with the Ohio General Corporation Law, compliance with agreements governing Cliffs’ indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the board of directors considers important. While Cliffs intends to maintain dividends at this level for the foreseeable future, it cannot assure that it will continue to pay dividends at this level, or at all.

Under the merger agreement, Cliffs has agreed that, until the effective time of the merger, it will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than regular quarterly cash dividends with respect to Cliffs common shares not in excess of $0.25 per share and Series A-2 preferred stock in accordance with the terms thereof.

Alpha Market Price Data and Dividends

Alpha common stock is traded on the NYSE under the symbol “ANR.” The following table shows the high and low sales prices at any time during the period indicated for Alpha common stock on the NYSE. For current price information, you are urged to consult publicly available sources.

	Price Range of Common Stock
Fiscal Year Ended	High	Low

December 31, 2006:
First Quarter	$23.60	$19.25
Second Quarter	27.46	17.88
Third Quarter	20.18	14.41
Fourth Quarter	17.07	14.09
December 31, 2007:
First Quarter	15.85	12.32
Second Quarter	21.07	15.43
Third Quarter	23.50	15.92
Fourth Quarter	35.20	22.78
December 31, 2008:
First Quarter	44.58	21.92
Second Quarter	108.73	40.05
Third Quarter	119.30	42.68
Fourth Quarter (through October 14, 2008)	50.69	28.05

The last reported sales prices Alpha common stock on the NYSE on July 15, 2008, and October 14, 2008 were $94.92 and $38.41, respectively. July 15, 2008 was the last full trading day prior to the public announcement of the merger. October 14, 2008 was the last full trading day prior to the filing of this joint proxy statement/prospectus with the SEC.

The Alpha board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on compliance with the DGCL, compliance with agreements governing Alpha’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the board of directors considers important. Alpha does not currently pay dividends. While Alpha anticipates that if the merger were not consummated it would continue not to pay dividends, it cannot assure that is the case. Under the merger agreement, until the closing of the merger Alpha is not permitted to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock.

Selected Historical Consolidated Financial Data of Cliffs

The following table shows selected historical financial data for Cliffs. The selected financial data as of December 31, 2007, 2006, 2005, 2004, and 2003 and for each of the five years then ended were derived from the audited historical consolidated financial statements and related footnotes of Cliffs. The data as of and for the six months ended June 30, 2008 and 2007 were derived from Cliffs’ unaudited condensed consolidated financial statements. In the opinion of management, the unaudited financial information as of and for the six months ended June 30, 2008 and 2007 includes all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods. The operating results for the six months ended June 30, 2008 are not necessarily indicative of results for the full year ending December 31, 2008.

Detailed historical financial information is included in the audited consolidated statements of financial position as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the unaudited condensed consolidated statements of financial position as of June 30, 2008 and the related unaudited condensed consolidated statements of operations and cash flows for the six-month periods ended June 30, 2008 and 2007 included elsewhere in this joint proxy statement/prospectus. You should read the following selected financial data together with Cliffs’ historical consolidated financial statements, including the related notes.

	Six Months Ended June 30,		Year Ended December 31,
	2008(b)	2007	2007(a)	2006	2005(b)	2004	2003
	(In millions, except per share data)

Financial Data:
Revenue from product sales and services	$1,503.1	$873.1	$2,275.2	$1,921.7	$1,739.5	$1,203.1	$825.1
Cost of goods sold and operating expenses	(994.3)	(681.7)	(1,813.2)	(1,507.7)	(1,350.5)	(1,053.6)	(835.0)
Other operating income (expense)	(56.6)	(30.6)	(80.4)	(48.3)	(32.5)	(31.9)	(38.4)

Operating income (loss)	452.2	160.8	381.6	365.7	356.5	117.6	(48.3)
Income (loss) from continuing operations	287.2	119.4	269.8	279.8	273.2	320.2	(34.9)
Income (loss) from discontinued operations	—	—	0.2	0.3	(0.8)	3.4	—

Income (loss) before extraordinary gain and cumulative effect of accounting change	287.2	119.4	270.0	280.1	272.4	323.6	(34.9)
Extraordinary gain(g)	—	—	—	—	—	—	2.2
Cumulative effect of accounting changes(c)	—	—	—	—	5.2	—	—

Net income (loss)	287.2	119.4	270.0	280.1	277.6	323.6	(32.7)
Preferred stock dividends	(1.3)	(2.8)	(5.2)	(5.6)	(5.6)	(5.3)	—

Income (loss) applicable to common shares	285.9	116.6	264.8	274.5	272.0	318.3	(32.7)
Earnings (loss) per common share — basic(d)(e)(f) Continuing operations	3.04	1.43	3.19	3.26	3.08	3.70	(.43)
Discontinued operations	—	—	—	—	(.01)	.04	—
Cumulative effect of accounting changes and extraordinary gain	—	—	—	—	.06	—	.03

Earnings (loss) per common share	3.04	1.43	3.19	3.26	3.13	3.74	(.40)
Earnings (loss) per common share — diluted(d)(e)(f) Continuing operations	2.73	1.14	2.57	2.60	2.46	2.92	(.43)
Discontinued operations	—	—	—	—	(.01)	.03	—
Cumulative effect of accounting changes and extraordinary gain	—	—	—	—	.05	—	.03

Earnings (loss) per common share — diluted(d)(e)(f)	2.73	1.14	2.57	2.60	2.50	2.95	(.40)
Total assets	$4,046.9	$2,221.0	$3,075.8	$1,939.7	$1,746.7	$1,232.3	$881.6
Debt obligations effectively serviced	774.8	158.6	505.8	47.2	49.6	9.1	34.6
Net cash from (used by) operating activities	82.9	(37.7)	288.9	428.5	514.6	(141.4)	42.7
Series A-2 preferred stock	19.6	172.3	134.7	172.3	172.5	172.5	—
Distributions to preferred shareholders cash dividends	1.3	2.8	5.5	5.6	5.6	5.3	—
Distributions to common shareholders cash dividends
— Per share(d)(e)(f)	.18	.13	.25	.24	.15	.03	—
— Total	16.9	10.2	20.9	20.2	13.1	2.2	—
Repurchases of common shares	—	2.2	2.2	121.5	—	6.5	—

	Six Months Ended June 30,		Year Ended December 31,
	2008(b)	2007	2007(a)	2006	2005(b)	2004	2003
	(In millions, except per share data)

Iron ore and coal production and sales statistics (tons in millions — North America; tonnes in millions — Asia-Pacific)
Production tonnage — North American iron ore	18.0	16.9	34.6	33.6	35.9	34.4	30.3
— North American coal	1.7	—	1.1	—	—	—	—
— Asia-Pacific iron ore	4.0	4.2	8.4	7.7	5.2	—	—
Production tonnage — North American iron ore (Cliffs share)	11.5	10.8	21.8	20.8	22.1	21.7	18.1
Sales tonnage — North American iron ore	8.2	7.9	22.3	20.4	22.3	22.6	19.2
— North American coal	1.6	—	1.2	—	—	—	—
— Asia-Pacific iron ore	3.9	4.1	8.1	7.4	4.9	—	—
Common shares outstanding (millions)(d)(e)(f)
— Average for period	94.0	81.4	83.0	84.1	86.9	85.2	82.0
— At period end	102.6	82.0	87.2	81.8	87.6	86.4	84.0

(a)	On July 31, 2007, Cliffs completed the acquisition of Cliffs North American Coal LLC (formerly PinnOak), a producer of high-quality, low-volatile metallurgical coal. Results for 2007 include PinnOak’s results since the acquisition.

(b)	On April 19, 2005, Cliffs completed the acquisition of 80.4 percent of Portman, an iron ore mining company in Australia. The acquisition was initiated on March 31, 2005 by the purchase of approximately 68.7 percent of Portman’s outstanding shares. Results for 2005 include Portman’s results since the acquisition. On May 21, 2008, Portman authorized a tender offer to repurchase up to 16.5 million shares, or 9.39 percent of its common stock, and as a result of the repurchase of shares pursuant to the tender offer, Cliffs’ ownership interest in Portman increased from 80.4 percent to 85.2 percent on June 24, 2008. See “Information about Cliffs — Business — Strategic Transformation” on page 116.

(c)	Effective January 1, 2005, Cliffs adopted Emerging Issues Task Force, or EITF, 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry”.

(d)	On March 11, 2008, the Cliffs board of directors declared a two-for-one stock split of Cliffs common shares. The record date for the stock split was May 1, 2008 with a distribution date of May 15, 2008. Accordingly, all common shares and per share amounts for all periods presented have been adjusted retroactively to reflect the stock split.

(e)	On May 9, 2006, the board of directors of Cliffs approved a two-for-one stock split of its common shares. The record date for the stock split was June 15, 2006 with a distribution date of June 30, 2006. Accordingly, all common shares and per share amounts for all periods presented have been adjusted retroactively to reflect the stock split.

(f)	On November 9, 2004, the board of directors of Cliffs approved a two-for-one stock split of its common shares. The record date for the stock split was December 15, 2004, with a distribution date of December 31, 2004. Accordingly, all common shares and per share amounts for all periods presented have been adjusted retroactively to reflect the stock split.

(g)	In 2003, Cliffs recognized a $2.2 million extraordinary gain in conjunction with the acquisition of the assets of Eveleth Mines; $3.3 million acquisition and startup costs for this same mine, renamed United Taconite LLC, which is referred to as United Taconite, and $8.7 million of restructuring charges related to a salaried employee reduction program.

Selected Historical Consolidated Financial Data of Alpha

The following table shows selected historical financial and other data for Alpha. The selected financial data as of December 31, 2007, 2006, and 2005, and for the years then ended has been derived from the audited consolidated financial statements and related footnotes of Alpha. The selected historical financial data as of December 31, 2004 and for the year then ended has been derived from the combined financial statements of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries (the owners of a majority of the membership interests of ANR Holdings, LLC prior to the February 11, 2005 restructuring) and the related notes, which are not included or incorporated by reference in this joint proxy statement/prospectus. The selected historical financial data as of December 31, 2003 and for the year then ended has been derived from the audited combined balance sheet of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries, which are not included or incorporated by reference in this joint proxy statement/prospectus. The data as of and for the six months ended June 30, 2008 and 2007 has been derived from Alpha’s unaudited condensed consolidated financial statements included in Alpha’s quarterly report on Form 10-Q for the period ended June 30, 2008 incorporated by reference in this joint proxy statement/prospectus and, in the opinion of Alpha’s management, includes all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods. The operating results for the six months ended June 30, 2008 are not necessarily indicative of results for the full year ending December 31, 2008.

Detailed historical financial information included in the audited consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and partners’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, are included in Alpha’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference in this joint proxy statement/prospectus. You should read the following selected financial data together with Alpha’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239.

Prior period coal revenues and cost of coal sales have been reclassified to exclude changes in the fair value of coal and diesel fuel derivatives contracts to conform to current year presentation. These reclassification adjustments had no effect on previously reported income from operations or net income.

						ANR Fund IX Holdings,
						L.P. and Alpha NR
			Alpha Natural Resources, Inc.			Holding, Inc. and
			and Subsidiaries			Subsidiaries
	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(In thousands, except per share and per ton data)

Statement of Operations Data:
Revenues:
Coal revenues	$1,077,555	$767,362	$1,647,505	$1,681,434	$1,413,174	$1,079,981	$694,596
Freight and handling revenues	145,187	84,799	205,086	188,366	185,555	141,100	73,800
Other revenues	26,385	13,778	33,241	34,743	27,926	28,347	13,453

Total revenues	1,249,127	865,939	1,885,832	1,904,543	1,626,655	1,249,428	781,849

Costs and expenses:
Cost of coal sales (exclusive of items shown separately)	824,635	635,204	1,371,519	1,346,733	1,184,092	920,359	626,265
Increase in fair value of derivative instruments, net	(23,200)	(840)	(8,926)	(402)	—	—	—
Freight and handling costs	145,187	84,799	205,086	188,366	185,555	141,100	73,800
Cost of other revenues	23,125	10,396	25,817	22,982	23,675	22,994	12,488
Depreciation and amortization	89,170	73,644	159,579	140,851	73,122	55,261	35,385
Selling, general and administrative expense (exclusive of depreciation and amortization shown separately above)	36,086	27,221	58,605	67,952	88,132	40,607	21,926

Total costs and expenses	1,095,003	830,424	1,811,680	1,766,482	1,554,576	1,180,321	769,864

Income from operations	154,124	35,515	74,152	138,061	72,079	69,107	11,985

						ANR Fund IX Holdings,
						L.P. and Alpha NR
			Alpha Natural Resources, Inc.			Holding, Inc. and
			and Subsidiaries			Subsidiaries
	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(In thousands, except per share and per ton data)

Other income (expense):
Interest expense	(27,184)	(20,023)	(40,215)	(41,774)	(29,937)	(20,041)	(7,848)
Interest income	3,023	1,094	2,340	839	1,064	531	103
Loss on early extinguishment of debt	(14,669)	—	—	—	—	—	—

Miscellaneous income (expense)	2	554	(93)	523	91	722	574

Total other income (expense), net	(38,828)	(18,375)	(37,968)	(40,412)	(28,782)	(18,788)	(7,171)

Income from continuing operations before income taxes and minority interest	115,296	17,140	36,184	97,649	43,297	50,319	4,814
Income tax expense (benefit)	15,630	4,131	8,629	(30,519)	18,953	5,150	898
Minority interest	(201)	(87)	(179)	—	2,918	22,781	1,164

Income from continuing operations	99,867	13,096	27,734	128,168	21,426	22,388	2,752
Loss from discontinued operations	—	—	—	—	(213)	(2,373)	(490)

Net income	$99,867	$13,096	$27,734	$128,168	$21,213	$20,015	$2,262

Earnings per share data:
Net income (loss) per share, as adjusted(1)
Basic and diluted:
Income from continuing operations	$1.48	$0.20	$0.43	$2.00	$0.38	$1.52	$0.19
Loss from discontinued operations	—	—	—	—	—	(0.16)	(0.04)

Net income per basic share	$1.48	$0.20	$0.43	$2.00	$0.38	$1.36	$0.15

Net income per diluted share	$1.46	$0.20	$0.43	$2.00	$0.38	$1.36	$0.15

Pro forma net income (loss) per share(2)
Basic and diluted:
Income from continuing operations					$0.35	$0.25
Loss from discontinued operations					—	(0.07)

Net income per basic and diluted share					$0.35	$0.18

Balance sheet data (at period end):
Cash and cash equivalents	$406,494	$8,655	$54,365	$33,256	$39,622	$7,391	$11,246
Operating and working capital	311,857	109,926	157,147	116,464	35,074	56,257	32,714
Total assets	1,678,936	1,146,198	1,210,914	1,145,793	1,013,658	477,121	379,336
Notes payable and long-term debt, including current portion	545,596	445,134	446,913	445,651	485,803	201,705	84,964
Stockholders’ equity and partners’ capital	666,744	364,889	380,836	344,049	212,765	45,933	86,367
Statement of cash flows data:
Net cash provided by (used in):
Operating activities	$179,437	$102,308	$225,741	$210,081	$149,643	$106,776	$54,104
Investing activities	(73,851)	(113,763)	(165,203)	(160,046)	(339,387)	(86,202)	(100,072)
Financing activities	246,543	(13,146)	(39,429)	(56,401)	221,975	(24,429)	48,770
Capital expenditures	(74,207)	(71,655)	(126,381)	(131,943)	(122,342)	(72,046)	(27,719)

						ANR Fund IX Holdings,
						L.P. and Alpha NR
			Alpha Natural Resources, Inc.			Holding, Inc. and
			and Subsidiaries			Subsidiaries
	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(In thousands, except per share and per ton data)

Other data:
Production:
Produced/processed	12,264	12,323	24,203	24,827	20,602	19,069	17,199
Purchased	2,521	1,584	4,189	4,090	6,284	6,543	3,938

Total	14,785	13,907	28,392	28,917	26,886	25,612	21,137

Tons Sold:
Steam	8,337	8,586	17,565	19,050	16,674	15,836	14,809
Met	6,270	4,882	10,980	10,029	10,023	9,490	6,804

Total	14,607	13,468	28,545	29,079	26,697	25,326	21,613

Coal sales realization/ton:
Steam	$50.83	$48.42	$48.75	$48.73	$41.33	$32.66	$27.14
Met	$104.27	$72.02	$72.07	$75.09	$72.24	$59.31	$37.35
Total	$73.77	$56.98	$57.72	$57.82	$52.93	$42.64	$32.14
Cost of coal sales/ton	$56.45	$47.16	$48.05	$46.31	$44.35	$36.34	$28.98

Coal margin/ton	$17.32	$9.82	$9.67	$11.51	$8.58	$6.30	$3.16

(1)	Basic earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods. Common stock equivalents include the number of shares issuable on exercise of outstanding options less the number of shares that could have been purchased with the proceeds from the exercise of the options based on the average price of common stock during the period. Due to the internal restructuring on February 11, 2005 and initial public offering of common stock completed on February 18, 2005, the calculation of earnings per share for 2005, 2004, and 2003 reflects certain adjustments, as described below.

The numerator for purposes of computing basic and diluted net income (loss) per share, as adjusted, includes the reported net income (loss) and a pro forma adjustment for income taxes to reflect the pro forma income taxes for ANR Fund IX Holdings, L.P.’s portion of reported pre-tax income (loss), which would have been recorded if the issuance of the shares of common stock received by ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. in exchange for their ownership in ANR Holdings in connection with the February 11, 2005 restructuring had occurred as of January 1, 2003. For purposes of the computation of basic and diluted net income (loss) per share, as adjusted, the pro forma adjustment for income taxes only applies to the percentage interest owned by ANR Fund IX Holding, L.P, the nontaxable affiliate. No pro forma adjustment for income taxes is required for the percentage interest owned by Alpha NR Holding, Inc., because income taxes have already been recorded in the historical results of operations. Furthermore, no pro forma adjustment to reported net income (loss) is necessary subsequent to February 11, 2005 because Alpha is subject to income taxes.

The denominator for purposes of computing basic net income (loss) per share, as adjusted, reflects the retroactive impact of the common shares received by ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. in exchange for their ownership in ANR Holdings in connection with the internal restructuring on a weighted-average outstanding share basis as being outstanding as of January 1, 2003. The common shares issued to the minority interest owners of ANR Holdings in connection with the internal restructuring, including the immediately vested shares granted to management, have been reflected as being outstanding as of February 11, 2005 for purposes of computing the basic net income (loss) per share, as adjusted. The unvested shares granted to management on February 11, 2005 that vest monthly over the two-year period from January 1, 2005 to December 31, 2006 are included in the basic net income (loss) per share, as adjusted, computation as they vest on a weighted-average outstanding share basis starting on February 11, 2005. The 33,925,000 new shares issued in connection with the initial public offering have been reflected as being outstanding since February 14, 2005, the date of the initial public offering, for purposes of computing the basic net income (loss) per share, as adjusted.

The unvested shares issued to management are considered options for purposes of computing diluted net income (loss) per share, as adjusted. Therefore, for diluted purposes, all remaining unvested shares granted to management are added to the denominator subsequent to February 11, 2005 using the treasury stock method, if the effect is dilutive. In addition, the treasury stock method is used for outstanding stock options, if dilutive, beginning with the November 10, 2004 grant of options to management to purchase units in Alpha Coal Management, LLC that were automatically converted into options to purchase up to 596,985 shares of Alpha common stock at an exercise price of $12.73 per share.

The computations of basic and diluted net income (loss) per share, as adjusted for 2005, 2004, and 2003 are set forth below:

	Year Ended December 31,
	2005	2004	2003
	(In thousands, except per share amounts)

Numerator:
Reported income from continuing operations	$21,426	$22,388	$2,752
Deduct: Income tax effect of ANR Fund IX Holdings, L.P. income from continuing operations prior to internal restructuring	(91)	(1,149)	(138)

Income from continuing operations, as adjusted	21,335	21,239	2,614

Reported loss from discontinued operations	(213)	(2,373)	(490)
Add: Income tax effect of ANR Fund IX Holdings, L.P. loss from discontinued operations prior to internal restructuring	2	149	27

Loss from discontinued operations, as adjusted	(211)	(2,224)	(463)

Net income, as adjusted	$21,124	$19,015	$2,151

Denominator:
Weighted average shares — basic	55,664,081	13,998,911	13,998,911
Dilutive effect of stock options and restricted stock grants	385,465	—	—

Weighted average shares — diluted	56,049,546	13,998,911	13,998,911

Net income per share, as adjusted — basic and diluted:
Income from continuing operations, as adjusted	$0.38	$1.52	$0.19
Loss from discontinued operations, as adjusted	—	(0.16)	(0.04)

Net income per share, as adjusted	$0.38	$1.36	$0.15

(2)	Pro forma net income (loss) per share gives effect to the following transactions as if each of these transactions had occurred on January 1, 2004: the Nicewonder acquisition and related debt refinancing in October 2005, the February 11, 2005 restructuring and initial public offering in February 2005, the issuance in May 2004 of $175.0 million principal amount of 10% senior notes due 2012, and the entry into a $175.0 million revolving credit facility in May 2004.

Selected Unaudited Pro Forma Condensed Consolidated Financial Data

The following selected unaudited pro forma condensed consolidated financial data of Cliffs and Alpha give effect to the merger as if the merger had been completed as of January 1, 2007, with respect to the pro forma results of operations data, and as of June 30, 2008, with respect to the pro forma balance sheet data.

The following unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Cliffs, which are included elsewhere in this joint proxy statement/prospectus, and Alpha, which are incorporated by reference in this joint proxy statement/prospectus, and the other information contained or incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239 and “Financial Statements and Information” beginning on page F-i.

The following unaudited pro forma condensed consolidated financial data reflect the purchase method of accounting, with Cliffs treated as the acquirer. The following unaudited pro forma condensed consolidated financial data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to Alpha’s net assets. The purchase price allocation reflected herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of Alpha as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ materially from the pro forma adjustments reflected herein.

The following unaudited pro forma condensed consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated above. The following unaudited pro forma condensed consolidated financial data does not give effect to (1) Cliffs’ or Alpha’s results of operations or other transactions or developments since June 30, 2008, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales or purchases of assets, which may occur subsequent to the merger. The foregoing matters could cause both Cliffs’ pro forma historical financial position and results of operations, and the combined company’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed consolidated financial data.

	Six Months Ended	Year Ended
	June 30, 2008	December 31, 2007
	(In millions, except	(In millions, except
	per share data)	per share data)

Results of Operations Data:
Total Revenues	$3,099.5	$4,910.1
Earnings from operations	382.1	358.9
Diluted earnings per share from operations	2.18	2.04

At June 30, 2008
(In millions)

Balance Sheet Data:
Total assets	$18,343.6
Total current liabilities	1,537.3
Notes and non-current obligations	7,556.2
Total shareholders’ equity	9,042.2

COMPARATIVE PER SHARE INFORMATION

The following tables set forth for the periods presented certain per share data separately for Cliffs and Alpha on a historical basis, on an unaudited pro forma combined basis per Cliffs common share and on an unaudited pro forma combined basis per equivalent share of common stock of Alpha. The following unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Cliffs, which are included elsewhere in this joint proxy statement/prospectus, and Alpha, which are incorporated by reference in this joint proxy statement/prospectus, and the other information contained or incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239 and “Financial Statements and Information” beginning on page F-i.

The unaudited pro forma combined data per Cliffs common share are based upon the historical weighted average number of Cliffs common shares outstanding, adjusted to include the estimated number of Cliffs common shares to be issued in the merger. See “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page 226. We have based the unaudited pro forma combined data per Alpha equivalent common share on the unaudited pro forma combined per Cliffs common share amounts, multiplied by the exchange ratio of 0.95. The exchange ratio does not include the $22.23 per share cash portion of the merger consideration. This data shows how each share of Alpha common stock would have participated in the income from continuing operations and book value of Cliffs if the companies had always been consolidated for accounting and financial reporting purposes for all periods presented. These amounts, however, are not intended to reflect future per share levels of income from continuing operations and book value of the combined company.

The following unaudited pro forma data reflect the purchase method of accounting, with Cliffs treated as the acquirer. The following unaudited pro forma data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to Alpha’s net assets. The purchase price allocation reflected herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of Alpha as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

The following unaudited pro forma data are presented for illustrative purposes only and are not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated above. The following unaudited pro forma data do not give effect to (1) Cliffs’ or Alpha’s results of operations or other transactions or developments since December 31, 2007, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales of assets, which may occur subsequent to the merger. The foregoing matters could cause both Cliffs’ pro forma historical financial position and results of operations, and Cliffs’ actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed consolidated financial data.

	Cliffs	Alpha
	Historical per	Historical per	Cliffs	Alpha
	Share Data	Share Data	Pro Forma	Pro Forma

At or for the Year Ended December 31, 2007:
Income from continuing operations per common share:
Basic	$3.19	$0.43	$2.31	$2.05
Diluted	$2.57	$0.43	$2.04	$1.81
Cash dividends declared per common share	$.25	$—	$.25	$.24
Book value per common share	$13.35	$5.79	N/A	N/A

	Cliffs	Alpha
	Historical per	Historical per	Cliffs	Alpha
	Share Data	Share Data	Pro Forma	Pro Forma

At or for the Six Months Ended June 30, 2008:
Income from continuing operations per common share:
Basic	$3.04	$1.48	$2.32	$2.20
Diluted	$2.73	$1.46	$2.18	$2.07
Cash dividends declared per common share	$.0875	$—	$.0875	$.0831
Book value per common share	$16.02	$9.46	$52.39	$49.77

COMPARATIVE MARKET VALUE INFORMATION

The following table presents:

•	the closing prices per share and aggregate market value of Cliffs common shares and Alpha common stock, in each case based on the last reported sales prices as reported by the NYSE Composite Transactions Tape, on July 15, 2008, the last trading day prior to the public announcement of the proposed merger, and October 14, 2008, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus; and

•	the equivalent price per share and equivalent market value of shares of Alpha common stock.

	Cliffs	Alpha	Alpha
	Historical	Historical	Equivalent(1)

July 15, 2008
Closing price per common share	$111.46	$94.92	$128.12
Market value of common shares (in billions)(2)	$11.6	$6.69	N/A
October 14, 2008
Closing price per common share	$32.67	$38.41	$53.27
Market value of common shares (in billions)(3)	$3.49	$2.71	N/A

(1)	The Alpha equivalent price per share reflects the fluctuating value of Cliffs common shares that Alpha stockholders would receive for each share of Alpha common stock if the merger were completed on either July 15, 2008 or October 14, 2008. The Alpha equivalent price per share is equal to the sum of (i) the closing price of a Cliffs common share on the applicable date multiplied by 0.95 and (ii) $22.23.

(2)	Based on 104,145,300 Cliffs common shares and 70,495,814 shares of Alpha common stock outstanding as of July 15, 2008 (excluding outstanding shares held in treasury).

(3)	Based on 113,502,463 Cliffs common shares and 70,495,814 shares of Alpha common stock outstanding as of October 14, 2008 (excluding outstanding shares held in treasury).

RISK FACTORS

In deciding whether to vote for the adoption of the merger agreement, in the case of Alpha stockholders, or for adoption of the merger agreement and approval of the issuance of Cliffs common shares, in the case of Cliffs shareholders, we urge you to carefully consider all of the information included or incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239. You should also read and consider the risks associated with each of the businesses of Cliffs and Alpha because these risks will also affect the combined company. The risks associated with the business of Alpha can be found in the Alpha Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this joint proxy statement/prospectus. In addition, we urge you to carefully consider the following material risks relating to the merger, the business of Cliffs and the business of the combined company.

Risks Relating to the Merger

Cliffs may fail to realize all of the anticipated benefits of the merger, which could reduce Cliffs’ profitability.

Cliffs expects that the acquisition of Alpha will result in certain synergies, business opportunities and growth prospects. Cliffs, however, may never realize these expected synergies, business opportunities and growth prospects. Integrating operations will be complex and will require significant efforts and expenses on the part of both Cliffs and Alpha. Personnel may leave or be terminated because of the merger. Cliffs’ management may have its attention diverted while trying to integrate Alpha. In addition, Cliffs may experience increased competition that limits its ability to expand its business, Cliffs may not be able to capitalize on expected business opportunities including retaining Alpha’s current customers, assumptions underlying estimates of expected cost savings may be inaccurate, or general industry and business conditions may deteriorate. If these factors limit Cliffs’ ability to integrate the operations of Alpha successfully or on a timely basis, Cliffs’ expectations of future results of operations, including certain cost savings and synergies expected to result from the merger, may not be met. In addition, Cliffs’ growth and operating strategies for Alpha’s business may be different from the strategies that Alpha currently is pursuing.

Because the market price of Cliffs common shares will fluctuate, Alpha stockholders cannot be sure of the value of the merger consideration they will receive.

In the merger, each share of Alpha common stock (other than shares of Alpha common stock held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law, shares of Alpha common stock held in treasury by Alpha or shares of Alpha common stock owned by Cliffs) will be converted into the right to receive $22.23 in cash and 0.95 of a common share of Cliffs. The price of Cliffs common shares at the closing date of the merger or when the Cliffs common shares are received by Alpha stockholders may vary from their respective prices on the date of this joint proxy statement/prospectus and on the date of the Alpha special meeting. As a result, Cliffs shareholders and Alpha stockholders will not know the exact value of the Cliffs common shares that will be issued in the merger at the time they vote on the merger proposals. Share price changes may result from a variety of factors, including general market and economic conditions, changes in Cliffs’ and Alpha’s respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond Cliffs’ and Alpha’s control. You should obtain current market quotations for Cliffs common shares and shares of Alpha common stock.

The market price for Cliffs common shares may be affected by factors different from, or in addition to, those affecting shares of Alpha common stock, and the market value of Cliffs common shares may decrease after the closing date of the merger.

The businesses of Cliffs and Alpha differ in some respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common shares may be affected by factors different from those currently affecting the independent results of operations of each of Cliffs and Alpha. In addition, the market value of the common shares of Cliffs that Alpha stockholders receive in the merger could decrease following the closing date of the merger. For a discussion of the business of Cliffs and factors to consider in connection with its business, please see “Information about Cliffs” beginning on page 116 and the documents and information included elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus and listed under the section captioned “Where You Can Find More Information,” beginning on page 239. For a discussion of the business of Alpha and factors to consider in connection with its business, please see “Information about Alpha” on page 143 and the documents and information incorporated by reference into this joint proxy statement/prospectus and listed under the section captioned “Where You Can Find More Information,” beginning on page 239.

Opposition by Harbinger Capital Partners, a shareholder of Cliffs, and/or other significant shareholders of Cliffs may prevent completion of the merger.

The adoption of the merger agreement and the approval of the issuance of Cliffs common shares in connection with the merger require the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of outstanding common shares and Series A-2 preferred stock of Cliffs, voting together as a class. As a result, the failure of Harbinger Capital Partners Master Fund I, Ltd. and its affiliates, including Harbinger Capital Partners Special Situations Fund, L.P., which are collectively referred to as Harbinger Capital Partners and which, according to an amendment to Schedule 13D filed by Harbinger Capital Partners with the SEC on August 14, 2008, collectively are the beneficial owners of 16,616,472 common shares of Cliffs (constituting approximately 14.64% of the Cliffs common shares issued and outstanding as of October 6, 2008), to vote in favor of the adoption of the merger agreement and the issuance of Cliffs common shares in connection with the merger would significantly decrease the likelihood that the merger will be completed. On a number of occasions Harbinger Capital Partners indicated that it did not believe that the merger would be in the best interests of Cliffs shareholders.

On August 14, 2008, Harbinger Capital Partners delivered to Cliffs an “acquiring person statement” pursuant to Section 1701.831 of the Ohio General Corporation Law, or the Ohio Control Share Acquisition Statute, pertaining to a proposed acquisition by Harbinger Capital Partners of that number of the Cliffs common shares that when added to all other shares in respect of which Harbinger Capital Partners may exercise or direct the exercise of voting power in the election of the Cliffs directors would equal one-fifth or more (but less than one-third) of such voting power, which proposed acquisition is referred to as the Harbinger control share acquisition proposal.

Pursuant to the Ohio Control Share Acquisition Statute, the Harbinger control share acquisition proposal had to be approved by the holders of at least a majority of the voting power of all Cliffs shares entitled to vote in the election of the Cliffs directors represented at the special meeting (excluding the voting power of all “interested shares” (within the meaning of the Ohio Control Share Acquisition Statute)) convened by Cliffs pursuant to the requirements of the Ohio Control Share Acquisition Statute. The special meeting of the Cliffs shareholders to consider the Harbinger control share acquisition proposal took place on October 3, 2008. On October 10, 2008, Cliffs announced that, based on the results provided by the independent inspector of elections, IVS Associates, Inc., Cliffs shareholders rejected the Harbinger control share acquisition proposal. Notwithstanding the foregoing, if Harbinger Capital Partners and/or other significant shareholders of Cliffs oppose the merger, then Cliffs’ ability to obtain its required shareholder approval will be adversely affected.

Furthermore, if Cliffs shareholders fail to adopt the merger agreement and approve the issuance of the Cliffs common shares in connection with the merger, pursuant to the merger agreement, Cliffs will have to pay to Alpha a termination fee of $100 million (provided that no such fee will be required to be paid by Cliffs if the Alpha stockholders also fail to adopt the merger agreement at their special meeting).

Cliffs shareholders’ ownership percentage after the merger will be diluted and the merger could result in dilution to Cliffs’ earnings per share.

In connection with the merger, Cliffs will issue to Alpha stockholders Cliffs common shares. As a result of this share issuance, Cliffs shareholders will own a smaller percentage of the combined company. It is estimated that, upon completion of the merger, Cliffs shareholders will own approximately 63% of the outstanding stock of the combined company and Alpha stockholders will own approximately 37% of the outstanding stock of the combined company. If the combined company is unable to realize the strategic and financial benefits currently anticipated to result from the merger, then Cliffs shareholders could experience dilution of their economic interest in Cliffs without receiving a commensurate benefit. The merger could also result in dilution to Cliffs’ earnings per share.

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the merger.

The merger is subject to customary conditions to closing. These closing conditions include, among others, the receipt of required approvals of the stockholders of Alpha and shareholders of Cliffs and the receipt of certain governmental consents and approvals. No assurance can be given that the required shareholder and governmental consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the consents and approvals. Cliffs and Alpha will also be obligated to pay certain investment banking, financing, legal and accounting fees and related expenses in connection with the merger, whether or not the merger is completed.

The fairness opinions obtained by Cliffs and Alpha from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Cliffs and Alpha have not obtained updated opinions as of the date of this document from J.P. Morgan, Cliffs’ financial advisor, or Citi, Alpha’s financial advisor. These opinions speak only as of their respective dates and do not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. Changes in the operations and prospects of Cliffs or Alpha, general market and economic conditions and other factors which may be beyond the control of Cliffs and Alpha, and on which the fairness opinions were based, may alter the value of Cliffs or Alpha or the prices of Cliffs common shares or shares of Alpha common stock by the time the merger is completed. For a description of the opinions that Cliffs and Alpha received from their respective financial advisors, please refer to “The Merger — Opinion of Cliffs’ Financial Advisor” beginning on page 76 and “The Merger — Opinion of Alpha’s Financial Advisor” beginning on page 64.

Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Cliffs and Alpha, which could have an adverse effect on their respective businesses and financial results.

Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Cliffs and Alpha. Specifically:

•	current and prospective employees of Alpha will experience uncertainty about their future roles with the combined company, which might adversely affect Cliffs’ and Alpha’s ability to retain key managers and other employees; and

•	the attention of management of each of Cliffs and Alpha may be directed toward the completion of the merger.

In addition, Cliffs and Alpha have each diverted significant management resources in an effort to complete the merger and are each subject to restrictions contained in the merger agreement on the conduct of their respective businesses. If the merger is not completed, Cliffs and Alpha will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit. Further, Alpha and Cliffs may be required to pay to the other a termination fee of either $100 million or $350 million if the merger agreement is terminated, depending on the specific circumstances of the termination. For a detailed description of the circumstances in which such termination fee will be paid, see “The Merger Agreement — Termination Fees” beginning on page 113.

Certain directors and executive officers of Alpha have interests and arrangements that may be different from, or in addition to, those of Alpha stockholders.

When considering the recommendation of the Alpha board of directors with respect to the merger, Alpha stockholders should be aware that some directors and executive officers of Alpha have interests in the merger that may be different from, or in addition to, their interests as stockholders and the interests of stockholders generally. These interests include, among others, payments under employment agreements and severance agreements, acceleration of vesting and exercisability of options and restricted stock as a result of the merger and the right to continued indemnification and insurance coverage by Cliffs for acts or omissions occurring prior to the merger.

As a result of these interests, these directors and executive officers may be more likely to support and to vote to adopt the merger agreement than if they did not have these interests. Shareholders should consider whether these interests may have influenced those directors and executive officers to support or recommend adoption of the merger agreement. As of the close of business on the record date for the Alpha special meeting, Alpha directors and executive officers were entitled to vote 0.92% of the then-outstanding shares of Alpha common stock. See “The Merger — Interests of Alpha Directors and Executive Officers in the Merger” beginning on page 84.

Risks Associated with the Cliffs Business

The current disruption in the credit markets has created uncertainty and could adversely affect Cliffs’ business.

The current global financial and credit crisis could adversely affect Cliffs’ business and financial results. Some of Cliffs’ North American customers have announced curtailments of production, which could adversely affect the demand for Cliffs’ iron ore and coal products. Continuation or worsening of the current economic conditions, a prolonged national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on Cliffs’ sales, margins and profitability. In addition, as a result of the intensification of the global credit crisis in the past few weeks, the market price for Cliffs’ common shares has declined substantially. Cliffs is not able to predict the impact the current global financial and credit crisis will have on its operations and the industry in general going forward.

If the rate of steel consumption slows globally, it could lead to excess global capacity, increasing competition within the steel industry and increased imports into the United States, potentially lowering the demand for iron ore and coal.

The world price of iron ore and coal are strongly influenced by international demand. Production at Portman, which comprises Cliffs’ Asian-Pacific Iron Ore segment, is fully committed to steel companies in China and Japan. In addition, all 2008 production at Sonoma is committed under supply agreements with customers in Asia, including China. If the economic growth rate in China slows, which may be difficult to forecast, less steel may be used in construction and manufacturing, which could decrease demand for iron ore and coal. This could adversely impact the world iron ore and coal markets and Cliffs’ operations, specifically, at Portman and Sonoma. A slowing of the economic growth rate globally leading to overcapacity in the steelmaking industry could also result in greater exports of steel out of Eastern Europe, Asia and Latin America, which, if imported into North America, could decrease demand for domestically produced steel, thereby decreasing the demand for iron ore and coal supplied in North America. During 2006, China became the world’s largest exporter of steel.

China’s domestic crude steel production climbed approximately 17 percent in 2007 as compared to 2006. Based on the American Iron and Steel Institute’s Apparent Steel Supply (excluding semi-finished steel products), imports of steel into the United States constituted 23.3 percent, 27.3 percent and 21.3 percent of the domestic steel market supply for 2007, 2006 and 2005, respectively. Further, production of steel by North American integrated steel manufacturers may also be replaced, to some extent, by production of substitute materials by other manufacturers. In the case of some product applications, North American steel manufacturers compete with manufacturers of other materials, including plastic, aluminum, graphite composites, ceramics, glass, wood and concrete. Most of Cliffs’ term supply agreements for the sale of iron ore products are requirements-based or provide for flexibility of volume above a minimum level. Reduced demand for and consumption of iron ore products by integrated steel producers have had and may continue to have a significant negative impact on Cliffs’ sales, margins and profitability.

Capacity expansions within the industry could lead to lower global iron ore and coal prices or impact Cliffs’ production.

The increased demand for iron ore and coal, particularly from China, has resulted in the major iron ore and metallurgical coal suppliers increasing their capacity. Many of Cliffs’ competitors have announced plans to increase their capacity through capital expenditures, project expansion and acquisitions to capitalize on these opportunities. An increase in Cliffs’ competitors’ capacity could result in excess supply of iron ore and coal, resulting in downward pressure on prices. A decrease in pricing would adversely impact Cliffs’ sales, margins and profitability.

If steelmakers use methods other than blast furnace production to produce steel, or if their blast furnaces shut down or otherwise reduce production, the demand for Cliffs’ iron ore and coal products may decrease.

Demand for Cliffs’ iron ore and coal products is determined by the operating rates for the blast furnaces of steel companies. However, not all finished steel is produced by blast furnaces; finished steel also may be produced by other methods that do not require iron ore products. For example, steel “mini-mills,” which are steel recyclers, generally produce steel primarily by using scrap steel and other iron products, not iron ore pellets, in their electric furnaces. Production of steel by steel mini-mills was approximately 60 percent of North American total finished steel production in 2007. Steel producers also can produce steel using imported iron ore or semi-finished steel products, which eliminates the need for domestic iron ore. Environmental restrictions on the use of blast furnaces also may reduce Cliffs’ customers’ use of their blast furnaces. Maintenance of blast furnaces can require substantial capital expenditures. Cliffs’ customers may choose not to maintain their blast furnaces, and some of Cliffs’ customers may not have the resources necessary to adequately maintain their blast furnaces. If Cliffs’ customers use methods to produce steel that do not use iron ore and coal products, demand for Cliffs’ iron ore and coal products will decrease, which could adversely affect its sales, margins and profitability.

A substantial majority of Cliffs’ sales are made under term supply agreements, which are important to the stability and profitability of its operations.

In 2007, more than 95 percent of Cliffs’ North American Iron Ore sales volume, the majority of Cliffs’ North American Coal sales, and virtually all of Cliffs’ Asia-Pacific Iron Ore sales were sold under term supply agreements. For North American Coal, these agreements typically cover a twelve-month period and must be renewed each year. The Asia-Pacific Iron Ore contracts expire in 2010. Cliffs cannot be certain that it will be able to renew or replace existing term supply agreements at the same volume levels, prices or with similar profit margins when they expire. A loss of sales to Cliffs’ existing customers could have a substantial negative impact on Cliffs’ sales, margins and profitability.

Cliffs’ North American Iron Ore term supply agreements contain a number of price adjustment provisions, or price escalators, including adjustments based on general industrial inflation rates, the price of steel and the international price of iron ore pellets, among other factors, that allow Cliffs to adjust the prices under those agreements generally on an annual basis. Cliffs’ price adjustment provisions are weighted and some are subject to annual collars, which limit its ability to raise prices to match international levels and fully capitalize on strong demand for iron ore. Most of Cliffs’ North American Iron Ore term supply agreements do not otherwise allow Cliffs to increase its prices and to directly pass through higher production costs to its customers. An inability to increase prices or pass along increased costs could adversely affect Cliffs’ margins and profitability.

In North America, Cliffs depends on a limited number of customers.

Five customers together accounted for more than 80 percent of Cliffs’ North American Iron Ore sales revenues measured as a percent of product revenues for each of the past three years. If one or more of these customers were to significantly reduce their purchases of products from Cliffs, or if Cliffs were unable to sell products to them on terms as favorable to it as the terms under its current term supply agreements, Cliffs’ North American sales, margins and profitability could suffer materially due to the high level of fixed costs and the high costs to idle or close mines. The majority of the iron ore Cliffs manages and produces is for its own account, and therefore Cliffs relies on sales to its joint venture partners and other third-party customers for most of its revenues.

Mine closures entail substantial costs, and if Cliffs closes one or more of its mines sooner than anticipated, its results of operations and financial condition may be significantly and adversely affected.

If Cliffs closes any of its mines, its revenues would be reduced unless Cliffs were able to increase production at its other mines, which may not be possible. The closure of a mining operation involves significant fixed closure costs, including accelerated employment legacy costs, severance-related obligations, reclamation and other environmental costs, and the costs of terminating long-term obligations, including energy contracts and equipment leases. Cliffs bases its assumptions regarding the life of its mines on detailed studies Cliffs performs from time to time, but those studies and assumptions are subject to uncertainties and estimates that may not be accurate. Cliffs recognizes the costs of reclaiming open pits and shafts, stockpiles, tailings ponds, roads and other mining support areas based on the estimated mining life of its property. If Cliffs were to significantly reduce the estimated life of any of its mines, the mine-closure costs would be applied to a shorter period of production, which would increase production costs per ton produced and could significantly and adversely affect Cliffs’ results of operations and financial condition.

A North American mine permanent closure could significantly increase and accelerate employment legacy costs, including Cliffs’ expense and funding costs for pension and other postretirement benefit obligations. A number of employees would be eligible for immediate retirement under special eligibility rules that apply upon a mine closure. All employees eligible for immediate retirement under the pension plans at the time of the permanent mine closure also would be eligible for postretirement health and life insurance benefits, thereby accelerating Cliffs’ obligation to provide these benefits. Certain mine closures would precipitate a pension closure liability significantly greater than an ongoing operation liability. Finally, a permanent mine closure could trigger severance-related obligations, which can equal up to eight weeks of pay per employee, depending on length of service. No employee entitled to an immediate pension upon closure of a mine is entitled to severance. As a result, the closure of one or more of Cliffs’ mines could adversely affect its financial condition and results of operations.

Cliffs relies on estimates of its recoverable reserves, which is complex due to geological characteristics of the properties and the number of assumptions made.

Cliffs regularly evaluates its North American iron ore and coal reserves based on revenues and costs and updates them as required in accordance with SEC Industry Guide 7. Portman and Sonoma have published reserves which follow Joint Ore Reserves Code in Australia, which is similar to United States requirements. Changes to the reserve value to make them comply with SEC requirements have been made. There are numerous uncertainties inherent in estimating quantities of reserves of Cliffs mines, many of which have been in operation for several decades, including many factors beyond Cliffs’ control.

Estimates of reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as production capacity, effects of regulations by governmental agencies, future prices for iron ore and coal, future industry conditions and operating costs, severance and excise taxes, development costs and costs of extraction and reclamation, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of mineralized deposits attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows prepared by different engineers or by the same engineers at different times may vary substantially as the criteria change. Estimated ore and coal reserves could be affected by future industry conditions, geological conditions and ongoing mine planning. Actual production, revenues and expenditures with respect to Cliffs’ reserves will likely vary from estimates, and if such variances are material, Cliffs’ sales and profitability could be adversely affected.

A defect in the title or the loss of a leasehold interest in certain property could limit Cliffs’ ability to mine its reserves or result in significant unanticipated costs.

Cliffs conducts a significant part of its mining operations on property that it leases. A title defect or the loss of a lease could adversely affect Cliffs’ ability to mine the associated reserves. As such, the title to property that Cliffs intends to lease or reserves that it intends to mine may contain defects prohibiting its ability to conduct mining operations. In order to conduct its mining operations on properties where these defects exist, Cliffs may incur unanticipated costs. In addition, some leases require Cliffs to pay minimum royalties. Cliffs’ inability to satisfy those requirements may cause the leasehold interest to terminate.

Cliffs relies on its joint venture partners in its mines to meet their payment obligations and is subject to risks involving the acts or omissions of its joint venture partners when Cliffs is not the manager of the joint venture.

Cliffs co-owns four of its six North American mines with various joint venture partners that are integrated steel producers or their subsidiaries, including ArcelorMittal USA Inc., or ArcelorMittal USA, and U.S. Steel Canada Inc. (formerly Stelco Inc.), or U.S. Steel Canada. While Cliffs is the manager of each of the mines it co-owns, Cliffs relies on its joint venture partners to make their required capital contributions and to pay for their share of the iron ore pellets that Cliffs produces. Most of Cliffs’ venture partners are also its customers. If one or more of Cliffs’ venture partners fail to perform their obligations, the remaining venturers, including Cliffs, may be required to assume additional material obligations, including significant pension and postretirement health and life insurance benefit obligations. The premature closure of a mine due to the failure of a joint venture partner to perform its obligations could result in significant fixed mine-closure costs, including severance, employment legacy costs and other employment costs, reclamation and other environmental costs, and the costs of terminating long-term obligations, including energy contracts and equipment leases.

Cliffs cannot control the actions of its joint venture partners, especially when it has a minority interest in a joint venture and is not designated as the manager of the joint venture. Further, in spite of performing customary due diligence prior to entering into a joint venture, Cliffs cannot guaranty full disclosure of prior acts or omissions of the sellers or those with whom Cliffs enters into joint ventures. Most recently, Cliffs learned that the Brazilian Federal Police have initiated a criminal investigation into how the Amapá railway concession was obtained prior to Cliffs’ involvement in the project. Such risks could have a material adverse effect on the business, results of operations or financial condition of Cliffs’ joint venture interests.

Cliffs’ expenditures for postretirement benefit and pension obligations could be materially higher than it has predicted if its underlying assumptions prove to be incorrect, if there are mine closures or Cliffs’ joint venture partners fail to perform their obligations that relate to employee pension plans.

Cliffs provides defined benefit pension plans and other postretirement benefits to eligible union and non-union employees, including Cliffs’ share of expense and funding obligations with respect to unconsolidated ventures. Cliffs’ pension expense and its required contributions to its pension plans are directly affected by the value of plan assets, the projected and actual rate of return on plan assets and the actuarial assumptions Cliffs uses to measure its defined benefit pension plan obligations, including the rate at which future obligations are discounted.

Cliffs cannot predict whether changing market or economic conditions, regulatory changes or other factors will increase its pension expenses or its funding obligations, diverting funds Cliffs would otherwise apply to other uses.

Cliffs has calculated its unfunded other postretirement benefits obligation based on a number of assumptions. Discount rate, return on plan assets, and mortality assumptions parallel those utilized for pensions. If Cliffs’ assumptions do not materialize as expected, cash expenditures and costs that Cliffs incurs could be materially higher. Moreover, Cliffs cannot be certain that regulatory changes will not increase its obligations to provide these or additional benefits. These obligations also may increase substantially in the event of adverse medical cost trends or unexpected rates of early retirement, particularly for bargaining unit retirees for whom there is currently no retiree healthcare cost cap. Early retirement rates likely would increase substantially in the event of a mine closure.

Equipment and supply shortages may impact Cliffs’ production.

The extractive industry has been experiencing long lead times on equipment, tires, and supply needs due to the increased demand for these resources. As the global mining industry increases its capacity, demand for these resources will increase, potentially resulting in higher prices, equipment shortages, or both.

Cliffs’ sales and competitive position depend on the ability to transport its products to its customers at competitive rates and in a timely manner.

Disruption of the lake freighter and rail transportation services because of weather-related problems, including ice and winter weather conditions on the Great Lakes, strikes, lock-outs or other events, could impair Cliffs’ ability to supply iron ore pellets to its customers at competitive rates or in a timely manner and, thus, could adversely affect Cliffs’ sales and profitability. Similarly, Cliffs’ coal operations depend on international freighter and rail transportation services, as well as the availability of dock capacity, and any disruptions to such could impair Cliffs’ ability to supply coal to its customers at competitive rates or in a timely manner and, thus, could adversely affect Cliffs’ sales and profitability. Further, reduced levels of government funding may result in a lesser level of dredging, particularly at Great Lakes ports. Less dredging results in lower water levels, which restricts the tonnage freighters can haul over the Great Lakes, resulting in higher freight rates.

Cliffs’ Asia-Pacific Iron Ore operations are in direct competition with the major world seaborne exporters of iron ore and its customers face higher transportation costs than most other Australian producers to ship its products to the Asian markets because of the location of its major shipping port on the south coast of Australia. Further, increases in transportation costs, decreased availability of ocean vessels or changes in such costs relative to transportation costs incurred by Cliffs’ competitors, could make its products less competitive, restrict its access to certain markets and have an adverse effect on its sales, margins and profitability.

Cliffs’ operating expenses could increase significantly if the price of electrical power, fuel or other energy sources increases.

Operating expenses at all Cliffs’ mining locations are sensitive to changes in electricity prices and fuel prices, including diesel fuel and natural gas prices. In Cliffs’ North American Iron Ore locations, for example, these items make up 24 percent of Cliffs’ North American Iron Ore operating costs. Prices for electricity, natural gas and fuel oils can fluctuate widely with availability and demand levels from other users. During periods of peak usage, supplies of energy may be curtailed and Cliffs may not be able to purchase them at historical rates. While Cliffs has some long-term contracts with electrical suppliers, it is exposed to fluctuations in energy costs that can affect its production costs. Cliffs enters into forward fixed-price supply contracts for natural gas and diesel fuel for use in its operations. Those contracts are of limited duration and do not cover all of Cliffs’ fuel needs, and price increases in fuel costs could cause Cliffs’ profitability to decrease significantly.

Natural disasters, weather conditions, disruption of energy, unanticipated geological conditions, equipment failures, and other unexpected events may lead Cliffs’ customers, its suppliers, or its facilities to curtail production or shut down their operations.

Operating levels within the industry are subject to unexpected conditions and events that are beyond the industry’s control. Those events could cause industry members or their suppliers to curtail production or shut down a portion or all of their operations, which could reduce the demand for Cliffs’ iron ore and coal products, and could adversely affect its sales, margins, and profitability.

For example, one of Cliffs’ customers shut down a blast furnace for 52 days in 2007. Additionally, in January of 2008, another customer of Cliffs provided Cliffs with a force majeure letter due to a fire on the smaller of its two operating furnaces. In early November 2007, several small cracks were discovered in a kiln riding ring during routine maintenance at Cliffs’ Tilden Mining Company L.C., or Tilden, mine. As a result of the cracks, a scheduled major repair was extended approximately 15 days more than expected. Full production resumed in mid-January 2008. An electrical explosion at Cliffs’ United Taconite facility on October 12, 2006 resulted in a temporary production curtailment as a result of a loss of electrical power. Full production did not resume until January 2007. In February 2007, severe weather conditions caused significant ice buildup in the basin supplying water to the Hibbing Taconite Company, or Hibbing, facility tailings basin. This caused a production shutdown that lowered first quarter production output. In August 2007 and March 2008, production at Pinnacle Mining Company, LLC, or Pinnacle, slowed as a result of sandstone intrusions encountered within the coal panel being mined at the time, spreading fixed costs over less production than planned.

Interruptions in production capabilities will inevitably increase Cliffs’ production costs and reduce its profitability. Cliffs does not have meaningful excess capacity for current production needs, and it is not able to quickly increase production at one mine to offset an interruption in production at another mine.

A portion of Cliffs’ production costs are fixed regardless of current operating levels. As noted, Cliffs’ operating levels are subject to conditions beyond its control that can delay deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather conditions (for example, extreme winter weather, floods and availability of process water due to drought) and natural disasters, pit wall failures, unanticipated geological conditions, including variations in the amount of rock and soil overlying the deposits of iron ore and coal, variations in rock and other natural materials and variations in geologic conditions and ore processing changes.

The manufacturing processes that take place in Cliffs’ mining operations, as well as in its processing facilities, depend on critical pieces of equipment. This equipment may, on occasion, be out of service because of unanticipated failures. In addition, many of Cliffs’ mines and processing facilities have been in operation for several decades, and the equipment is aged. In the future, Cliffs may experience additional material plant shutdowns or periods of reduced production because of equipment failures. Further, remediation of any interruption in production capability may require Cliffs to make large capital expenditures that could have a negative effect on its profitability and cash flows. Cliffs’ business interruption insurance would not cover all of the lost revenues associated with equipment failures. Longer-term business disruptions could result in a loss of customers, which could adversely affect Cliffs’ future sales levels, and therefore its profitability.

Regarding the impact of unexpected events happening to Cliffs’ suppliers, many of Cliffs’ mines are dependent on one source for electric power and for natural gas. For example, Minnesota Power, Inc. is the sole supplier of electric power to Cliffs’ Hibbing and United Taconite mines; Wisconsin Electric Power Company, or WEPCO, is the sole supplier of electric power to Cliffs’ Tilden and Empire Iron Mining Partnership, or Empire, mines; and Cliffs’ Northshore Mining Company, or Northshore, mine is largely dependent on its wholly-owned power facility for its electrical supply. A significant interruption in service from Cliffs’ energy suppliers due to terrorism, weather conditions, natural disasters, or any other cause can result in substantial losses that may not be fully recoverable, either from its business interruption insurance or responsible third parties.

Cliffs is subject to extensive governmental regulation, which imposes, and will continue to impose, significant costs and liabilities on Cliffs, and future regulation could increase those costs and liabilities or limit Cliffs’ ability to produce iron ore and coal products.

Cliffs is subject to various federal, provincial, state and local laws and regulations in each jurisdiction in which Cliffs has operations on matters such as employee health and safety, air quality, water pollution, plant and wildlife protection, reclamation and restoration of mining properties, the discharge of materials into the environment, and the effects that mining has on groundwater quality and availability. Numerous governmental permits and approvals are required for Cliffs’ operations. Cliffs cannot be certain that it has been or will be at all times in complete compliance with such laws, regulations and permits. If Cliffs violates or fails to comply with these laws, regulations or permits, it could be fined or otherwise sanctioned by regulators.

Prior to commencement of mining, Cliffs must submit to and obtain approval from the appropriate regulatory authority of plans showing where and how mining and reclamation operations are to occur. These plans must include information such as the location of mining areas, stockpiles, surface waters, haul roads, tailings basins and drainage from mining operations. All requirements imposed by any such authority may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. In addition, new legislation and regulations and orders, including proposals related to climate change and protection of the environment, to which Cliffs would be subject or that would further regulate and tax Cliffs’ customers, namely the North American integrated steel producer customers, may also require Cliffs or its customers to reduce or otherwise change operations significantly or incur additional costs. Such new legislation, regulations or orders (if enacted) could have a material adverse effect on Cliffs’ business, results of operations, financial condition or profitability. Cliffs’ U.S. operations are subject to Maximum Achievable Control Technology emissions standards for particulate matter promulgated by the United States Environmental Protection Agency, which is referred to as the EPA, under the Clean Air Act effective October 31, 2006. The EPA’s decision not to regulate emissions of mercury or asbestos in the Maximum Achievable Control Technology Rule is the subject of a court remand, and the outcome cannot be predicted.

Further, Cliffs is subject to a variety of potential liability exposures arising at certain sites where Cliffs does not currently conduct operations. These sites include sites where Cliffs formerly conducted iron ore mining or processing or other operations, inactive sites that Cliffs currently owns, predecessor sites, acquired sites, leased land sites and third-party waste disposal sites. Cliffs may be named as a responsible party at other sites in the future and Cliffs cannot be certain that the costs associated with these additional sites will not be material.

Cliffs also could be held liable for any and all consequences arising out of human exposure to hazardous substances used, released or disposed of by Cliffs or other environmental damage, including damage to natural resources. In particular, Cliffs and certain of its subsidiaries are involved in various claims relating to the exposure of asbestos and silica to seamen who sailed on the Great Lakes vessels formerly owned and operated by certain of Cliffs’ subsidiaries. The full impact of these claims, as well as whether insurance coverage will be sufficient and whether other defendants named in these claims will be able to fund any costs arising out of these claims, continues to be unknown.

Cliffs’ Tilden mine was notified on June 17, 2008 by the Mine Safety and Health Administration, or MSHA, that it had conducted an initial screening of Tilden’s compliance record. MSHA’s notice indicated that, based upon the screening, a potential pattern of violations exists at the mine. If Tilden is placed on the pattern of violations, it will be subject to a higher level of regulatory enforcement that could potentially negatively impact its operations, reducing production and increasing Cliffs’ costs.

Underground mining is subject to increased safety regulation and may require Cliffs to incur additional cost.

Recent mine disasters have led to the enactment and consideration of significant new federal and state laws and regulations relating to safety in underground coal mines. These laws and regulations include requirements for constructing and maintaining caches for the storage of additional self-contained self rescuers throughout underground mines; installing rescue chambers in underground mines; constant tracking of and communication with personnel in the mines; installing cable lifelines from the mine portal to all sections of the mine to assist in emergency escape; submission and approval of emergency response plans; and new and additional safety training. Additionally, new requirements for the prompt reporting of accidents and increased fines and penalties for violations of these and existing regulations have been implemented. These new laws and regulations may cause Cliffs to incur substantial additional costs, which may adversely impact its operating performance.

Coal mining is complex due to geological characteristics of the region.

The geological characteristics of coal reserves, such as depth of overburden and coal seam thickness, make them complex and costly to mine. As mines become depleted, replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. These factors could materially adversely affect the mining operations and cost structures of, and customers’ ability to use coal produced.

Cliffs’ profitability could be negatively affected if it fails to maintain satisfactory labor relations.

The United Steelworkers, which is referred to as the USW, represents all hourly employees at Cliffs’ North American Iron Ore locations except for Northshore. The United Mineworkers of America, which is referred to as UMWA, represents hourly employees at Cliffs’ North American Coal locations. Cliffs has entered into an agreement with the USW on a new four-year labor contract to replace the labor agreement that expired on September 1, 2008 and that will cover approximately 2,300 USW-represented workers at Empire and Tilden mines in Michigan, and its United Taconite and Hibbing mines in Minnesota. A five-year agreement runs until March 2009 with Cliffs’ Canadian work force. The current UMWA agreement runs through 2011 at Cliffs’ coal locations. Hourly employees at the Cliffs owned railroads that transport products among its facilities are represented by multiple unions with labor agreements that expire at various dates. If the collective bargaining agreements relating to the employees at Cliffs’ mines or railroads are not successfully renegotiated prior to their expiration, Cliffs could face work stoppages or labor strikes.

Cliffs may encounter labor shortages for critical operational positions, which could affect its ability to produce iron ore products.

At many of Cliffs’ mining locations, many of its mining operational employees are approaching retirement age. As these experienced employees retire, Cliffs may have difficulty replacing them at competitive wages. As a result, wages are increasing to address the turnover.

Cliffs’ profitability could be affected by the failure of outside contractors to perform.

Portman and Sonoma use contractors to handle many of the operational phases of their mining and processing operations and therefore are subject to the performance of outside companies on key production areas.

Cliffs’ failure to maintain effective internal control over financial reporting may not allow it to accurately report its financial results, which could cause Cliffs’ financial statements to become materially misleading and adversely affect the trading price of Cliffs common shares.

Cliffs requires effective internal control over financial reporting in order to provide reasonable assurance with respect to its financial reports and to effectively prevent fraud. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If Cliffs cannot provide reasonable assurance with respect to its financial statements and effectively prevent fraud, Cliffs’ financial statements could become materially misleading, which could adversely affect the trading price of Cliffs common shares. Implementing new internal controls and testing the internal control framework will require the dedication of additional resources, management time and expense. If Cliffs fails to maintain an effective internal control environment and perform timely testing, Cliffs could have a material weakness with its internal control over financial reporting. If Cliffs has a material weakness, or a weak control environment, its business, financial condition and operating results could be materially impacted.

Cliffs may be unable to successfully identify, acquire and integrate strategic acquisition candidates.

Cliffs’ ability to grow successfully through acquisitions depends upon its ability to identify, negotiate, complete and integrate suitable acquisitions and to obtain necessary financing. It is possible that Cliffs will be unable to successfully complete potential acquisitions. In addition, the costs of acquiring other businesses could increase if competition for acquisition candidates increases. Additionally, the success of an acquisition is subject to other risks and uncertainties, including Cliffs’ ability to realize operating efficiencies expected from an acquisition, the size or quality of the resource, delays in realizing the benefits of an acquisition, difficulties in retaining key employees, customers or suppliers of the acquired businesses, difficulties in maintaining uniform controls, procedures, standards and policies throughout acquired companies, the risks associated with the assumption of contingent or undisclosed liabilities of acquisition targets, the impact of changes to Cliffs’ allocation of purchase price, and the ability to generate future cash flows or the availability of financing.

Cliffs is subject to risks involving operations in multiple countries.

Cliffs has a strategy to broaden its scope as a supplier of iron ore and other raw materials to the integrated steel industry in North American and international markets. As Cliffs expands beyond its traditional North American base business, it will be subject to additional risks beyond those risks relating to its North American operations, such as currency fluctuations; legal and tax limitations on Cliffs’ ability to repatriate earnings in a tax-efficient manner; potential negative international impacts resulting from U.S. foreign and domestic policies, including government embargoes or foreign trade restrictions; the imposition of duties, tariffs, import and export controls and other trade barriers impacting the seaborne iron ore and coal markets; difficulties in staffing and managing multi-national operations; and uncertainties in the enforcement of legal rights and remedies in multiple jurisdictions. If Cliffs is unable to manage successfully the risks associated with expanding its global business, these risks could have a material adverse effect on its business, results of operations or financial condition.

Cliffs is subject to a variety of market risks.

These risks include those caused by changes in the value of equity investments, changes in commodity prices, interest rates and foreign currency exchange rates. Cliffs has established policies and procedures to manage such risks, however certain risks are beyond its control.

Risks Relating to the Combined Company’s Operations After Consummation of the Merger

In addition to the risks associated with the respective businesses of Cliffs (see “— Risks Associated with the Cliffs Business” beginning on page 30) and Alpha (which are incorporated by reference from Alpha’s Annual Report on Form 10-K for the year ended December 31, 2007), the following risks should be considered because they will affect the combined company.

Cliffs will take on substantial additional indebtedness to finance the merger, which may decrease the combined company’s business flexibility and increase its borrowing costs

Upon completion of the merger, Cliffs will incur approximately $2 billion in additional indebtedness, and will have consolidated indebtedness that will be substantially greater than its indebtedness prior to the merger. The increased indebtedness and higher debt-to-equity ratio of the combined company in comparison to that of Cliffs immediately prior to the merger may have the effect, among other things, of reducing the flexibility of the combined company to respond to changing business and economic conditions and increasing borrowing costs.

Competition within the coal industry may adversely affect the combined company’s ability to sell coal.

Coal with lower production costs shipped east from Western coal mines and from offshore sources has resulted in increased competition for coal sales in the Appalachian region. This competition could result in a decrease in the combined company’s market share in this region and a decrease in the combined company’s revenues.

Demand for the combined company’s high sulfur coal and the price that the combined company can obtain for it will be impacted by, among other things, the changing laws with respect to allowable emissions and the price of emission allowances. Significant increases in the price of those allowances could reduce the competitiveness of high sulfur coal at plants not equipped to reduce sulfur dioxide emissions. Competition from low sulfur coal and possibly natural gas could result in a decrease in the combined company’s high-sulfur coal market share and revenues from those operations.

Overcapacity in the coal industry, both domestically and internationally, may affect the price the combined company will receive for its coal. For example, during the 1970s and early 1980s, increased demand for coal and attractive pricing brought new investors to the coal industry and promoted the development of new mines. These factors resulted in added production capacity throughout the industry, which led to increased competition and lower coal prices. Continued coal pricing at relatively high levels, compared to historical levels, could encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future.

The demand for U.S. coal exports is dependent upon a number of factors outside of the combined company’s control, including the overall demand for electricity in foreign markets, currency exchange rates, ocean freight rates, the demand for foreign-produced steel both in foreign markets and in the U.S. market (which is dependent in part on tariff rates on steel), general economic conditions in foreign countries, technological developments, and environmental and other governmental regulations. If foreign demand for U.S. coal were to decline, this decline could cause competition among coal producers in the United States to intensify, potentially resulting in downward pressure on domestic coal prices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information and other documents incorporated by reference into this joint proxy statement/prospectus, contains or incorporates by reference or may contain or may incorporate by reference “forward-looking statements” that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which can be found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus, are not historical facts, but rather are based on current expectations, estimates and projections. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could,” “should,” “will,” “projects,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Cliffs’ and Alpha’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In that event, Cliffs’ or Alpha’s business, financial condition or results of operations could be materially adversely affected, and investors in Cliffs’ or Alpha’s securities could lose part or all of their investment. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents. We are not obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents, or to reflect the occurrence of unanticipated events.

You should understand that the risks, uncertainties, factors and assumptions listed and discussed in this joint proxy statement/prospectus, including those set forth under the headings “Risk Factors” beginning on page 27 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cliffs — Market Risks” beginning on page 168; the risks discussed in Cliffs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, in Item 7A “Quantitative and Qualitative Disclosures about Market Risk”; the risks discussed in Alpha’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, in item 7A “Quantitative and Qualitative Disclosures about Market Risk,” and Alpha’s quarterly report on Form 10-Q for the period ended June 30, 2008, in Item 3 “Quantitative and Qualitative Disclosures about Market Risk”; and the following important factors and assumptions, could affect the future results of the combined company following the merger, or the future results of Cliffs and Alpha if the merger does not occur, and could cause actual results or other outcomes to differ materially from those expressed or implied in any forward-looking statements:

•	the ability of Cliffs to integrate the Alpha businesses with Cliffs’ businesses and achieve the expected benefits from the merger;

•	the adoption of the merger agreement at the Alpha special meeting;

•	the adoption of the merger agreement and approval of the issuance of Cliffs common shares in connection with the merger at the Cliffs special meeting;

•	the timing of the completion of the merger;

•	the actual financial position and results of operations of the combined company following the merger, which may differ significantly from the pro forma financial data contained in this joint proxy statement/prospectus;

•	changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron;

•	the impact of consolidation and rationalization in the steel industry;

•	timing of changes in customer coal inventories;

•	changes in, renewal of and acquiring new long-term coal supply arrangements;

•	inherent risks of coal mining beyond the combined company’s control;

•	competition in coal markets;

•	railroad, barge, truck and other transportation performance and costs;

•	the geological characteristics of Central and Northern Appalachian coal reserves;

•	availability of mining and processing equipment and parts;

•	the combined company’s assumptions concerning economically recoverable coal reserve estimates;

•	environmental laws, including those directly affecting coal mining production, and those affecting customers’ coal usage;

•	liability for litigation, administrative actions, and similar disputes;

•	inability to timely obtain permits, comply with government regulations or make capital expenditures required to maintain compliance; and

•	changes in laws and regulations.

THE ALPHA SPECIAL MEETING

General

This joint proxy statement/prospectus is being provided to Alpha stockholders as part of a solicitation of proxies by the Alpha board of directors for use at the special meeting of Alpha stockholders and at any adjournment thereof. This joint proxy statement/prospectus is first being furnished to stockholders of Alpha on or about          , 2008. In addition, this joint proxy statement/prospectus is being furnished to Alpha stockholders as a prospectus for Cliffs in connection with the issuance by Cliffs of its common shares to Alpha stockholders in connection with the merger. This joint proxy statement/prospectus provides Alpha stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of Alpha stockholders.

Date, Time and Place of the Alpha Special Meeting

The special meeting of Alpha stockholders will be held at the offices of Alpha located at One Alpha Place, Abingdon, Virginia 24212, on          , 2008, at          .

Purposes of the Alpha Special Meeting

At the Alpha special meeting, Alpha’s stockholders will be asked:

•	to adopt the merger agreement; and

•	to approve adjournments of the Alpha special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha special meeting to approve the proposal to adopt the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the meeting for Alpha stockholders is October 10, 2008. This means that you must have been a stockholder of record of Alpha common stock at the close of business on October 10, 2008, in order to vote at the special meeting. You are entitled to one vote for each share of common stock you own. On Alpha’s record date, there were 70,495,814 shares of Alpha common stock outstanding and entitled to vote, held by approximately           holders of record.

A complete list of Alpha stockholders entitled to vote at the Alpha special meeting will be available for inspection at the principal place of business of Alpha during regular business hours for a period of no less than ten days before the special meeting and at the place of the Alpha special meeting during the meeting.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting of Alpha. The required quorum for the transaction of business at the Alpha special meeting is a majority of the issued and outstanding shares of Alpha common stock entitled to vote and present at the special meeting, whether in person or by proxy. The abstentions will be counted in determining whether a quorum is present at the special meeting. As for broker non-votes, Alpha expects that there will be practical impediments that will prevent it from counting them for purposes of a quorum at the Alpha special meeting because Alpha does not anticipate that there will be any “routine matters” on the agenda for the Alpha special meeting.

Adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Alpha common stock entitled to vote. The required vote of Alpha stockholders on the merger agreement is based upon the number of outstanding shares of Alpha common stock, and not the number of shares that are actually voted. Accordingly, the failure to submit a proxy card or to vote in person at the Alpha special meeting or the abstention from voting by Alpha stockholders, or the failure of any Alpha stockholder who holds shares in “street name” through a bank or broker to give voting instructions to such bank or broker, will have the same effect as a vote against the adoption of the merger agreement.

To approve any adjournment of the Alpha special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha special meeting to approve the proposal to adopt the merger agreement, the affirmative vote of a majority of the shares of Alpha common stock present in person or represented by proxy and entitled to vote at the Alpha special meeting is required regardless of whether or not a quorum is present. Abstentions will have the same effect as a vote against the proposal to adjourn the special meeting, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn the special meeting.

ITEM 1 —	THE MERGER

As discussed elsewhere in this joint proxy statement/prospectus, Alpha stockholders are considering and voting on a proposal to adopt the merger agreement. You should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the transactions contemplated by the merger agreement, including the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Alpha board of directors recommends that Alpha stockholders vote for the adoption of the merger agreement, and your properly signed and dated proxy will be so voted unless you specify otherwise.

ITEM 2 —	APPROVE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ALPHA SPECIAL MEETING TO APPROVE THE PROPOSAL TO ADOPT THE MERGER AGREEMENT

Alpha stockholders may be asked to vote on a proposal to adjourn the Alpha special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha special meeting to approve the proposal to adopt the merger agreement.

The Alpha board of directors recommends that Alpha stockholders vote for the proposal to adjourn the Alpha special meeting under certain circumstances, and your properly signed and dated proxy will be so voted unless you specify otherwise.

Stock Ownership and Voting by Alpha’s Directors and Executive Officers

As of the record date for the Alpha special meeting, Alpha’s directors and executive officers had the right to vote approximately 651,036 shares of the then outstanding Alpha voting stock at the Alpha special meeting. As of the record date of the Alpha special meeting, these shares represented 0.92% of the Alpha common stock outstanding and entitled to vote at the meeting. We currently expect that Alpha’s directors and executive officers will vote their shares for approval and adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.

How to Vote

You may vote in person at the Alpha special meeting or by proxy. Alpha recommends you submit your proxy even if you plan to attend the special meeting. If you vote by proxy, you may change your vote if you attend and vote at the special meeting.

If you own common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s) or submit your proxy by telephone or over the Internet, your proxy will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted (whether by mail, telephone or over the Internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your proxy will be voted as recommended by the Alpha board of directors.

If you hold shares of Alpha common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. With respect to the proposal to adopt the merger agreement, if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote with respect to this proposal and a broker non-vote will occur, which will have the same effect as a vote against the adoption of the merger agreement. In addition, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to adjourn the meeting to solicit further proxies to approve the proposal to adopt the merger agreement, a broker non-vote will occur.

If you abstain from voting with respect to the proposal to adopt the merger agreement, it will have the same effect as a vote against the adoption of the merger agreement. With respect to the proposal to adjourn the meeting to solicit further proxies to approve the proposal to adopt the merger agreement, your abstention will have the same effect as a vote against the proposal to adjourn the special meeting.

If you are an “owner of record,” you have three voting options:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card (http://www.cesvote.com). Internet voting is available 24 hours a day, 7 days a week. If you vote over the Internet, do not return your proxy card(s).

•	Telephone: In the U.S., Canada and Puerto Rico, you can vote by telephone by calling the toll-free number on your proxy card(s). Telephone voting is available 24 hours a day, 7 days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m. on          , 2008. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Alpha special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares.

Revoking Your Proxy

If you are the owner of record of your shares, you can revoke your proxy at any time before its exercise by:

•	sending a written notice to Alpha, at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Alpha special meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the Internet;

•	signing another proxy card(s) bearing a later date and mailing it so that it is received prior to the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If your shares are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Alpha special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in “street name”, you must first obtain from your broker, bank or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the special meeting.

Electronic Access to Proxy Materials

This joint proxy statement/prospectus is available on our Internet site at http://www.alphanr.com.

People with Disabilities

We can provide reasonable assistance to help you participate in the special meeting if you tell us about your disability and how you plan to attend. Please write to Alpha, at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, attention: Corporate Secretary, or call at (276) 619-4410.

Proxy Solicitations

Alpha is soliciting proxies for the Alpha special meeting from Alpha stockholders. Alpha will bear the entire cost of soliciting proxies from Alpha stockholders, except that Cliffs and Alpha will share equally the expenses incurred in connection with the filing with the SEC of the registration statement of which this joint proxy statement/prospectus forms a part and the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, Alpha’s directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone. Alpha has also engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for a fee estimated not to exceed $50,000, plus reimbursement of expenses. Alpha and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Alpha common stock and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so.

Stockholders should not submit any stock certificates with their proxy cards.  A transmittal form with instructions for the surrender of certificates representing shares of common stock or book-entry shares of common stock, as applicable, will be mailed to shares holders if the merger is completed.

Other Business

Alpha is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the Alpha special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Alpha board of directors may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding Alpha’s special meeting, please contact D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, banks and brokers call collect: (212) 269-5550, all others call toll-free: (888) 887-0082.

THE CLIFFS SPECIAL MEETING

General

This joint proxy statement/prospectus is being provided to Cliffs shareholders as part of a solicitation of proxies by the Cliffs board of directors for use at the special meeting of Cliffs shareholders and at any adjournments or postponements thereof. This joint proxy statement/prospectus is first being furnished to shareholders of Cliffs on or about          , 2008. This joint proxy statement/prospectus provides Cliffs shareholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of Cliffs shareholders.

Date, Time and Place of the Cliffs Special Meeting

The special meeting of Cliffs shareholders will be held at      , on          , 2008, at          .

Purposes of the Cliffs Special Meeting

At the Cliffs special meeting, Cliffs shareholders will be asked:

•	to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the terms of the merger agreement;

•	to approve the adjournment or postponement of the Cliffs special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Cliffs special meeting to adopt the merger agreement and approve the proposal to issue Cliffs common shares pursuant to the terms of the merger agreement; and

•	to consider and take action upon any other business that may properly come before the Cliffs special meeting or any reconvened meeting following an adjournment or postponement of the Cliffs special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the meeting for Cliffs shareholders is October 6, 2008. This means that you must have been a holder of record of Cliffs’ common shares or Series A-2 preferred stock at the close of business on October 6, 2008, in order to vote at the special meeting. You are entitled to one vote for each common share and each share of Series A-2 preferred stock you own. On Cliffs’ record date, Cliffs’ voting securities carried 113,502,668 votes, which consisted of 13,502,463 common shares (excluding 21,121,065 shares of treasury stock) and 205 shares of Series A-2 preferred stock.

A complete list of Cliffs shareholders entitled to vote at the Cliffs special meeting will be available for inspection at the principal place of business of Cliffs during regular business hours for a period of no less than ten days before the special meeting and at the place of the Cliffs special meeting during the meeting.

Quorum and Vote Required

A quorum of shareholders is necessary to hold a valid special meeting of Cliffs. The holders of a majority of the stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting of the shareholders for the transaction of business at the meeting (with Cliffs common shares and Series A-2 preferred stock considered together as a single class). Abstentions will be counted in determining whether a quorum is present at the special meeting. As for broker non-votes, Cliffs expects that there will be practical impediments that will prevent Cliffs from counting the broker non-votes for purposes of a quorum at the Cliffs special meeting because Cliffs does not anticipate that there will be any “routine matters” on the agenda for such meeting.

The adoption of the merger agreement and approval of the issuance of Cliffs common shares pursuant to the terms of the merger agreement requires the approval of at least two-thirds of the votes entitled to be cast by the holders of outstanding common shares and Series A-2 preferred stock of Cliffs, voting together as a class. Accordingly, the failure to submit a proxy card or to vote in person at the Cliffs special meeting or the abstention from voting by Cliffs shareholders, or the failure of any Cliffs shareholder who holds shares in “street name”

through a bank or broker to give voting instructions to such bank or broker, will have the same effect as a vote against the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger.

The former owners of PinnOak, which, held, collectively, as of the record date, 4,000,000 common shares of Cliffs, or approximately 3.5% of all of the common shares of Cliffs issued and outstanding as of the record date, and United Mining, which held as of the record date 4,311,471 common shares of Cliffs, or approximately 3.8% of the then issued and outstanding common shares of Cliffs, each entered into separate voting agreements with Cliffs, pursuant to which they have agreed, among other things, to vote their respective common shares of Cliffs in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

To approve any adjournments or postponement of the Cliffs special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Cliffs special meeting to adopt the merger agreement and approve the issuance of Cliffs common shares, the affirmative vote of a majority of the voting shares represented at the special meeting is required, regardless of whether or not a quorum is present. Abstentions will have the same effect as a vote against the proposal to adjourn or postpone the special meeting, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

ITEM 1 —	THE ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF CLIFFS COMMON SHARES PURSUANT TO THE MERGER AGREEMENT

As discussed elsewhere in this joint proxy statement/prospectus, Cliffs shareholders are considering and voting on a proposal to adopt the merger agreement and approve the issuance of common shares of Cliffs pursuant to the terms of the merger agreement. Cliffs shareholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the transactions contemplated by the merger agreement, including the merger. In particular, Cliffs shareholders are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Cliffs board of directors recommends that Cliffs shareholders vote for the adoption of the merger agreement and the approval of the issuance of common shares pursuant to the merger and your properly signed and dated proxy will be so voted unless you specify otherwise.

ITEM 2 —	APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE CLIFFS SPECIAL MEETING TO APPROVE THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND ISSUE CLIFFS COMMON SHARES IN CONNECTION WITH THE MERGER

Cliffs shareholders may be asked to vote on a proposal to adjourn or postpone the Cliffs special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Cliffs special meeting to approve the proposal to adopt the merger agreement and issue common shares of Cliffs pursuant to the terms of the merger agreement.

The Cliffs board of directors recommends that Cliffs shareholders vote for the proposal to adjourn or postpone the Cliffs special meeting under certain circumstances, and your properly signed and dated proxy will be so voted unless you specify otherwise.

Share Ownership and Voting by Cliffs’ Directors and Executive Officers

As of the record date for the Cliffs special meeting, Cliffs’ directors and executive officers had the right to vote approximately 1,574,181 shares of the then outstanding Cliffs voting stock at the Cliffs special meeting. As of the record date of the Cliffs special meeting, these shares represented approximately 1.39% of the Cliffs common shares outstanding and entitled to vote at the meeting. We currently expect that Cliffs’ directors and executive officers will vote their shares for the adoption of the merger agreement and the approval of the issuance of Cliffs common shares in connection with the merger, although none of them has entered into any agreement requiring them to do so.

How to Vote

You may vote in person at the Cliffs special meeting or by proxy. Cliffs recommends you submit your proxy even if you plan to attend the special meeting. If you submit your proxy, you may change your vote if you attend and vote at the special meeting.

If you own stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s) or submit your proxy by telephone or over the Internet, your proxy will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted (whether by mail, telephone or over the Internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your proxy will be voted as recommended by the Cliffs board of directors.

If you hold Cliffs shares in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. With respect to the proposal relating to the adoption of the merger agreement and the approval of the issuance of Cliffs common shares pursuant to the merger agreement, if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote with respect to the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger, and a broker non-vote will occur. This will have the same effect as the vote against the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger. In addition, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to adjourn or postpone the meeting to solicit further proxies to approve the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the merger agreement, a broker non-vote will occur.

If you abstain from voting with respect to the proposal to the issuance of Cliffs common shares pursuant to the merger agreement, your abstention will have the same effect as a vote against the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger. With respect to the proposal to adjourn or postpone the meeting to solicit further proxies to approve the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger, your abstention will have the same effect as a vote againstthe proposal to adjourn or postpone the special meeting, whether the quorum is present or not.

If you are an “owner of record,” you have three voting options:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote over the Internet, do not return your proxy card(s).

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote by telephone, do not return your proxy card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly

recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., on          , 2008. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Cliffs special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at your special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares.

Special Instructions for Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan Participants.  Each participant in the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan, or the Northshore and Silver Bay Plan, has the right to instruct the trustee of the Northshore and Silver Bay Plan as to how to have the shares held in such participant’s plan account voted at the Cliffs special meeting. The Northshore and Silver Bay Plan participants cannot vote their Northshore and Silver Bay Plan shares directly; they can only direct the trustee how to vote those shares. The Northshore and Silver Bay Plan participants must return their instructions to the trustee on the enclosed proxy card by no later than the close of business on           , 2008. If the Northshore and Silver Bay Plan participants do not return timely instructions to the Northshore and Silver Bay Plan trustee as to how to vote their shares or if the proxy card is unsigned, the shares of such Northshore and Silver Bay Plan participants will not be voted. Therefore, it is very important that participants in the Northshore and Silver Bay Plan provide the trustee with prompt and proper instructions. The Cliffs board of directors urges the Northshore and Silver Bay Plan participants to instruct the trustee to vote their shares FOR the proposals set forth in the proxy card.

Revoking Your Proxy

If you are the owner of record of your shares, you can revoke your proxy at any time before its exercise by:

•	sending a written notice to Cliffs, at 1100 Superior Avenue East, Suite 1500, Cleveland, Ohio 44114, attention: Corporate Secretary, bearing a date later than the date of the proxy that is received prior to the Cliffs special meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the Internet;

•	signing another proxy card(s) bearing a later date and mailing it so that it is received prior to the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If your shares are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Cliffs special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in “street name”, you must first obtain a legal proxy from your broker, bank or other nominee authorizing you to vote the shares in person, which you must bring with you to the special meeting.

Electronic Access to Proxy Material

This joint proxy statement/prospectus is available on our Internet site at http://www.cliffsnaturalresources.com.

People with Disabilities

We can provide you with reasonable assistance to help you participate in the special meeting if you tell us about your disability and how you plan to attend. Please write to Cliffs, at 1100 Superior Avenue East, Suite 1500,

Cleveland, Ohio 44114, attention: Corporate Secretary, or call at (216) 694-5700, at least two weeks before the special meeting.

Proxy Solicitations

Cliffs is soliciting proxies for the Cliffs special meeting from Cliffs shareholders. Cliffs will bear the entire cost of soliciting proxies from Cliffs shareholders, except that Cliffs and Alpha will share equally the expenses incurred in connection with the filing with the SEC of the registration statement of which this joint proxy statement/prospectus forms a part and the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, Cliffs’ directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone. Cliffs has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $400,000 plus reimbursement of expenses, including phone calls. Cliffs and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Cliffs common shares and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so.

Other Business

Cliffs is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Cliffs board of directors may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding Cliffs’ special meeting, please contact Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, shareholders may call toll-free: (877) 456-3507, banks and brokers call collect: (212) 750-5833.

THE MERGER

General

Pursuant to the merger agreement, merger sub (which has been renamed Alpha Merger Sub, Inc. effective August 11, 2008) will merge with and into Alpha (or, under certain circumstances as described in Annex G, merger sub will be converted from a Delaware corporation into a Delaware limited liability company, Alpha Merger Sub, LLC, and Alpha will merge with and into Alpha Merger Sub, LLC). As a result of the merger, Alpha will become wholly owned by Cliffs.

Background of the Merger

As part of the continuous evaluation of its business, Cliffs’ board of directors and management have regularly evaluated Cliffs’ business strategy and prospects for growth and considered opportunities to improve Cliffs’ operations and financial performance in order to create value for Cliffs shareholders. As part of this process Cliffs management has evaluated various opportunities to expand and diversify its business through acquisitions, and has discussed such opportunities with Cliffs’ board of directors. As part of these evaluations, the Cliffs board of directors and management on various occasions have received advice from outside financial and legal advisors.

During the early 2000’s, the Cliffs board of directors reviewed various options for the business and determined that a strategy of growth and diversification was the best way to generate value for Cliffs shareholders. As a result of such evaluations, Cliffs has recently effected a number of strategic transactions, including the acquisition of a controlling interest in Australian iron ore producer Portman in 2005.

Joseph A. Carrabba, Cliffs’ Chairman, President and Chief Executive Officer, was hired by Cliffs in 2005 and became Chief Executive Officer in 2006 because of his extensive background in global diversified mining, having over two decades of experience in the industry, most recently as President and Chief Operating Officer for Diavik Diamond Mines, Inc., a subsidiary of Rio Tinto plc. Prior to his position at Diavik Diamond Mines, Inc.,

Mr. Carrabba served as General Manager of Weipa Bauxite Operation of Comalco Aluminum and in a variety of other positions throughout his career at Rio Tinto plc. In 2005, Mr. Carrabba led a strategic review of various minerals with the Cliffs board of directors to determine the best approach to growth and diversification.

In early 2007, Cliffs began articulating its strategy of diversification to a broad group of investors. This communication included an evaluation of various minerals throughout the periodic table and a discussion on various geographies.

During the first half of 2007, Cliffs acquired 30% of Amapá, a Brazilian iron ore producer, and 45% of Sonoma, an Australian coal operation. Sonoma was Cliffs’ first acquisition of coal assets.

On June 14, 2007, Cliffs announced the acquisition of metallurgical coal producer PinnOak. In addition to the PinnOak transaction, Cliffs has evaluated other coal mining opportunities from time to time, including an acquisition of Alpha.

Alpha, in consultation with outside legal and financial advisors, regularly reviews strategic alternatives to Alpha’s stand-alone plan, including business combinations with, acquisitions of and sales to, other companies active in the metals and mining sector. In connection with and as a result of these ongoing reviews, in 2006 and 2007 Alpha engaged in preliminary or exploratory confidential discussions with several potential acquisition targets, merger partners and acquirers.

In 2006 and 2007, Alpha, in consultation with its outside counsel, Cleary Gottlieb Steen & Hamilton LLP, or Cleary Gottlieb, and its financial advisor, considered and engaged in exploratory discussions and due diligence with another company operating in the coal mining sector, which is referred to as Company 1, regarding a possible at-market merger of equals between Alpha and Company 1. These discussions did not result in a transaction due to disagreements relating to the relative valuation of the two companies and the appropriate allocation of management responsibilities for the combined company. As an alternative to this proposed merger of equals transaction, Company 1 made a preliminary proposal to acquire Alpha. At a special meeting of the board of directors of Alpha held on May 31, 2007, the Alpha board determined that this preliminary proposal was inadequate. Discussions between Alpha and Company 1 terminated shortly thereafter.

Also in 2007, Alpha, in consultation with Cleary Gottlieb and its financial advisor, considered and engaged in exploratory discussions and due diligence with a different company operating in the coal mining sector, which is referred to as Company 2, regarding a possible acquisition of Alpha by Company 2 for all-stock consideration. These discussions terminated in the summer of 2007, when Company 2 informed Alpha that it did not intend to proceed with the potential transaction because, in view of the trading prices of the stock of the respective companies, the transaction would be economically dilutive to Company 2.

In late spring 2007, Michael J. Quillen, Alpha’s Chairman and Chief Executive Officer, and Mr. Carrabba had a preliminary conversation regarding the general possibility of a strategic collaboration between Cliffs and Alpha.

During the spring and summer of 2007, Cliffs and Alpha discussed the possibility of a stock-for-stock transaction in which Cliffs would have acquired all of the common stock of Alpha at an implied premium to Alpha’s trading price. As part of those discussions, the parties entered into a confidentiality agreement on June 21, 2007, which contained reciprocal standstill obligations of the parties for a period of 18 months, subject to specified exceptions.

During July and August 2007, Alpha and Cliffs and their respective financial and legal advisors conducted reciprocal due diligence investigations and engaged in further discussions regarding the terms of this potential all-stock transaction. The discussions did not progress beyond preliminary analyses of the economics of an exchange ratio and the structure of the transaction and the post-transaction governance arrangements.

On August 9, 2007, Cliffs management and the members of the board of directors held a board meeting. Representatives of Cliffs’ outside counsel, Jones Day, and other outside advisors participated in the meetings. At the meeting, management and the board conducted a strategic review of the global coal industry and potential opportunities in the coal space. At the conclusion of the meeting, the Cliffs board of directors authorized management to continue pursuing a possible merger transaction with Alpha.

On September 11, 2007, Cliffs’ management and board of directors, at a regularly scheduled meeting, further discussed a potential transaction with Alpha. The Cliffs board of directors determined that it was not the right time to pursue a potential transaction with Alpha.

On September 18, 2007, Mr. Carrabba notified Mr. Quillen that the Cliffs board was not prepared to proceed with the proposed business combination at that time.

In the course of the Alpha board’s oversight of Alpha’s discussions with Cliffs, the board considered the interests that one director of Alpha, John Brinzo, had in Cliffs as a result of his former role as Chair of Cliffs, including his receipt of a pension from Cliffs and ownership of common shares and unvested performance shares of Cliffs. Mr. Brinzo confirmed that he no longer owed any duties to Cliffs, including duties of disclosure or confidentiality, and that he would share with the Alpha board all material information in his possession relating to Cliffs. The Alpha board considered and discussed Mr. Brinzo’s former relationship with and interests relating to Cliffs from time to time at meetings in 2007 and 2008 whenever discussions turned to Alpha’s relationship with Cliffs, including in executive session without Mr. Brinzo present. After considering the factual background, the board took the view consistently during 2007 and 2008 that Mr. Brinzo’s prior relationship with Cliffs and his existing interests in Cliffs did not preclude him from being a valuable contributor to the Alpha board’s deliberations about strategic alternatives and matters relating to Cliffs and, in any event, that Mr. Brinzo was not in any way improperly influencing the deliberative processes of the board.

Beginning in November 2007, Mr. Carrabba engaged in informal discussions on several occasions with the Chief Financial Officer of another North American coal producer, which is referred to as Company A, regarding a potential combination of the two companies. The parties did not enter into a confidentiality agreement or engage in due diligence. The potential opportunity to acquire Company A was first reviewed with the Cliffs board in January 2008. Mr. Carrabba and the Chairman of Company A met on February 25, 2008. At that meeting, Mr. Carrabba outlined in general terms the possibility of a stock and cash offer for Company A. Company A’s Chairman indicated that while he was open to discussions, a stock deal would not be attractive and he was not convinced of the strategic rationale of the proposed combination. With worsening credit markets in March and April and a sharp increase in Company A’s stock price, Cliffs determined that an offer to acquire Company A at that time was not feasible. The discussions with Company A did not progress beyond the February 25 meeting.

In 2007, in addition to the respective discussions described above with Cliffs, Company 1 and Company 2, Alpha, in consultation with its advisors, engaged in exploratory and preliminary discussions with strategic and financial buyers who contacted Alpha to express an interest in considering an acquisition of Alpha. These strategic and financial buyers withdrew from or ceased discussions before the discussions ever advanced beyond the exploratory and preliminary stage.

Beginning in mid-April 2008, Cliffs’ management and J.P. Morgan, financial advisor to Cliffs, met on several occasions to discuss potential acquisition opportunities, with an emphasis on opportunities to acquire metallurgical coal assets.

Exploratory discussions of a possible transaction involving Alpha and Cliffs resumed in April 2008. In late April 2008, Mr. Quillen and Mr. Carrabba agreed to reinitiate exploratory discussions for a potential combination involving Alpha, Cliffs and Company A. Executives from Cliffs and Alpha had further exploratory discussions about this potential combination on April 28 and April 29, 2008.

In April 2008, Mr. Carrabba contacted a representative of a company with interests in the metals and mining sector, which is referred to as Company 4, to request a meeting to generally discuss current business between the companies. As a result of this contact, on April 28, 2008, a senior executive of Company 4 met with Mr. Carrabba. During this meeting, the representatives of Company 4 indicated that Company 4 would be interested in a potential acquisition of Cliffs for cash, but did not mention any price.

During May 2008, exploratory discussions between Alpha and Company 2 regarding a potential transaction resumed. These discussions focused on a possible acquisition of Company 2 by Alpha for all-stock consideration.

During May 2008, Alpha also signed a confidentiality agreement with another company in the coal sector, which is referred to as Company 3, and commenced preliminary discussions and due diligence with senior representatives of Company 3 with a view toward an acquisition of Company 3 by Alpha.

In addition to these discussions with Cliffs, Company 2 and Company 3, during the first half of 2008, Alpha engaged in exploratory discussions and due diligence with other parties about other potential significant acquisition transactions by Alpha. None of these acquisition transactions advanced beyond these preliminary stages due to either a reluctance of the counterparty to sell or different perspectives on valuation.

On May 6, 2008, Mr. Carrabba and Laurie Brlas, Cliffs’ Chief Financial Officer, met with Mr. Quillen, Kevin Crutchfield, Alpha’s President, and David Stuebe, Alpha’s Chief Financial Officer, to discuss the possible combination involving Cliffs, Alpha and Company A. Representatives of J.P. Morgan and Citi were also in attendance. During this meeting, representatives of Cliffs proposed a potential three-way, all-stock combination in which Alpha and Company A would each have received a 10% premium and two seats on the combined company’s board of directors. All in attendance at the meeting agreed that the potential three-way combination merited further consideration. Each of Cliffs and Alpha agreed to discuss the potential combination with their respective boards of directors in upcoming board meetings.

On May 13, 2008, the Cliffs board of directors held a regularly scheduled board meeting. Representatives from J.P. Morgan, Cliffs’ financial advisor, and Jones Day, legal counsel to Cliffs, participated in the meeting. Cliffs’ management and representatives of J.P. Morgan discussed with the Cliffs board of directors a number of trends in the iron ore and coal industries. During the course of the meeting, Cliffs’ management indicated its view that the acquisition of PinnOak, while recently completed, had been very successful. Cliffs’ management also reiterated its belief that an acquisition of, or a combination with, a significant producer of metallurgical coal was a critical component to the successful implementation of Cliffs’ long-term growth strategy to create value for Cliffs shareholders. Toward that end, Cliffs’ management and representatives of J.P. Morgan outlined a number of potential opportunities to acquire metallurgical coal assets, including the possible combination involving Cliffs, Alpha and Company A. Cliffs management reported on the preliminary discussions of the May 6th meeting with Alpha regarding the potential three-way combination. Cliffs’ board of directors carefully considered the benefits and risks of a potential transaction among Cliffs, Alpha and Company A and, following a thorough discussion, Cliffs’ board of directors authorized management to engage in formal discussions with Alpha and Company A regarding a combination of the three companies. Also, at the meeting, the directors, as well as members of Cliffs’ senior management and representatives of Cliffs’ legal and financial advisors also reviewed the discussions between Mr. Carrabba and the senior representative of Company 4, as well as Cliffs’ stand-alone plan. Cliffs’ board of directors asked a number of questions of its legal and financial advisors. After a careful deliberation and consideration, the Cliffs board of directors determined that it was not in the best interests of Cliffs and its shareholders to pursue a transaction with Company 4 at that time. The board of directors instructed Cliffs’ management to inform Company 4 of its decision.

On May 14, 2008, the Alpha board of directors held a regularly scheduled meeting, in which members of Alpha senior management also participated. During the meeting, the board reviewed the recent discussions with Cliffs, Company 2 and Company 3, as well as other alternatives available to Alpha. The Alpha board of directors engaged in a discussion regarding the benefits and risks of potential transactions involving Cliffs, Company A, Company 2, Company 3 and other alternatives available to Alpha and, thereafter, instructed Alpha’s management to continue discussions with respect to these potential transactions.

On May 15, 2008, Mr. Carrabba informed a senior representative of Company 4 that Cliffs was not interested in pursuing a transaction with Company 4 at such time. Following this conversation, Company 4 did not subsequently contact Cliffs regarding a potential transaction.

On May 16, 2008, Mr. Quillen spoke with Company A’s Chairman, who agreed to meet with representatives from Alpha and Cliffs later that spring.

On May 28, 2008, a representative of Company 4 contacted an executive of Alpha to request a meeting. As a result of this contact, on June 4, 2008, representatives of Alpha met with representatives of Company 4. During this meeting, the representatives of Company 4 indicated that Company 4 would be interested in a potential acquisition of Alpha for cash.

On May 30, 2008, after consulting with members of the Alpha board of directors, Mr. Quillen sent to Company 2’s Chief Executive Officer a preliminary, non-binding proposal letter outlining the main terms of a possible acquisition of Company 2 by Alpha for all-stock consideration representing a 25% premium over Company 2’s trading price on a date to be agreed. On June 3, 2008, representatives of Alpha and Company 2 and their respective financial and legal advisors met for a preliminary discussion on the main terms of the proposed transaction. Following this meeting, Alpha and Company 2, together with their advisors, began negotiations regarding the terms of a potential transaction, including the terms of a merger agreement.

During the first week of June 2008, senior representatives of Company 3 and Alpha held further preliminary discussions about a business combination of the two companies. Talks with Company 3 about such a business combination never progressed beyond the preliminary stage.

On June 2, 2008, Mr. Carrabba and Mr. Quillen had a meeting with the Chairman of Company A to discuss a potential combination of the three companies. The Chairman of Company A indicated that he would discuss the potential combination with his board of directors at an upcoming meeting. Shortly thereafter, Mr. Carrabba contacted the Chairman of Company A to follow-up on the June 2, 2008 meeting and to determine whether Company A would be willing to enter into a customary confidentiality agreement with Cliffs and Alpha so that the parties could commence reciprocal due diligence. Company A’s Chairman indicated that while he believed the potential combination might be worth exploring, Company A’s board of directors was not willing to pursue a potential transaction at that time.

Following Mr. Carrabba’s discussion with Company A, Mr. Carrabba and Mr. Quillen had further discussions. Despite the fact that Company A was unwilling to pursue further discussions regarding a potential three-way combination, Mr. Carrabba and Mr. Quillen continued to believe that a combination of Cliffs and Alpha was a compelling transaction that the parties should continue to explore. They agreed to continue to engage in discussions and due diligence with respect to a potential combination between the two companies. During these further discussions, Mr. Carrabba reiterated Cliffs’ interest in pursuing a combination with Alpha for all-stock consideration at a 10% premium.

On June 9, 2008, Alpha engaged Citi to act as its financial advisor in connection with the proposed transaction with Cliffs, which engagement was formalized pursuant to an engagement letter executed on July 15, 2008.

Also on June 9, 2008, Alpha held a special meeting of the board of directors at which the directors reviewed and discussed, in consultation with management, Citi and Cleary Gottlieb, the alternatives available to Alpha. Alpha’s senior management and representatives of Citi reviewed with the Alpha board the recent discussions with Cliffs, Company 2, Company 3 and Company 4, as well as other potential counterparties. After a discussion regarding the risks and benefits of these potential transactions, the Alpha board of directors instructed management to continue its ongoing discussions with Cliffs and the other interested parties.

On June 10, 2008, Mr. Quillen and Mr. Crutchfield met with representatives of Company 4. During the meeting, Company 4’s representatives made a verbal, non-binding proposal to acquire Alpha at a price of $97 to $100 per share in cash and requested a response from Alpha to this proposal within 48 hours.

On June 11, 2008, Mr. Crutchfield called a representative of Company 4 to inform him that Alpha’s board of directors, with the assistance of Alpha’s advisors, would carefully consider Company 4’s proposal in the context of Alpha’s stand-alone strategy and other opportunities that Alpha had been considering and would not be in a position to provide a response before completing such a thorough review and assessment. Mr. Crutchfield also indicated that Alpha was willing to share confidential information with Company 4 upon its entering into a confidentiality and standstill agreement. On June 12, 2008, Mr. Quillen spoke to a representative of Company 4 to convey a similar message.

Also on June 11, 2008, Alpha held a special meeting of the board of directors at which the directors, in consultation with Alpha’s senior management and representatives of Citi and Cleary Gottlieb, discussed and analyzed the oral, non-binding proposal received from Company 4, the recent discussions with Cliffs and Company

2, and the latest developments on the other strategic opportunities under consideration. The Alpha board of directors instructed management to continue its ongoing discussions with Cliffs and the other interested parties and determined to discuss these developments again at another board meeting to be scheduled later that month.

On June 13, 2008, Company 4 sent a letter to Alpha reiterating Company 4’s non-binding proposal to acquire all the outstanding shares of Alpha common stock at a cash price of $97 to $100 per share and requesting a response by June 20, 2008. During this period, the trading price of Alpha common stock at times exceeded the price being offered by Company 4 (e.g., the opening trading price per share on June 19, 2008 was $102.40).

On June 16, 2008, representatives of Cliffs, Jones Day and J.P. Morgan met to discuss a potential business combination transaction with Alpha. On June 18, 2008, Mr. Carrabba asked Mr. Quillen to inform him, after Alpha’s next board meeting, whether Alpha remained interested in a business combination transaction with Cliffs on the terms previously discussed.

On June 19, 2008, Alpha held a special meeting of the board of directors at which the directors, as well as members of Alpha’s senior management and representatives of Citi and Cleary Gottlieb, reviewed in detail Alpha’s alternatives and stand-alone plan. Alpha management updated the directors on the latest developments regarding potential transactions under consideration by Alpha, including the status of discussions with Cliffs, Company 2, Company 3, and Company 4. Representatives from Citi reviewed with the board information about and analyses of the various strategic alternatives available to Alpha. Representatives from Cleary Gottlieb then discussed with the board the legal standards applicable to its decisions and actions with respect to the various potential transactions. The Alpha board instructed management to continue to pursue discussions with each of Cliffs, Company 2, and Company 4 in order to more fully develop, refine and, if possible, improve each of these alternatives and, in the case of Company 4 and Cliffs (but not Company 2), to convey that their most recent proposals were inadequate.

On June 20, 2008, Mr. Quillen communicated to Company 4 that its proposal at $97 to $100 in cash was inadequate and to Cliffs that the 10% all-stock premium that Cliffs had discussed in the context of the earlier discussions was inadequate. Mr. Quillen then updated the Alpha board on these discussions. In parallel, Alpha management proceeded with negotiations and discussions with Company 2.

On June 24, 2008, Cliffs and Alpha entered into a “clean team” confidentiality agreement governing the exchange of sensitive confidential information to selected representatives of each other in the context of the reciprocal due diligence for a possible business combination transaction.

On June 26, 2008, Mr. Carrabba, Ms. Brlas and Mr. Steve Baisden, Cliffs’ director of investor relations, met with a senior representative of Harbinger Capital Partners as part of a customary road show with one of Cliffs’ sell-side analysts. Cliffs did not provide Harbinger Capital Partners with any non-public information. The parties discussed general industry dynamics and Cliffs strategy to diversify and further expand into coal. Cliffs noted that Appalachian coal was ripe for consolidation. The senior representative of Harbinger Capital Partners expressed strong support for Cliffs’ acquisition of PinnOak. Based on filings with the SEC, Harbinger Capital Partners increased its ownership stake in Cliffs shortly after the June 26, 2008 meeting.

On June 27, 2008, Alpha and Company 4 entered into a confidentiality agreement that contained reciprocal standstill obligations of the parties.

On June 30, 2008, representatives of Cliffs and J.P. Morgan, on one hand, and Alpha and Citi, on the other hand, met to conduct reciprocal financial and operational due diligence and to discuss the terms, conditions and structure of a potential combination of Cliffs and Alpha.

Also on June 30, 2008, Alpha held a special meeting of the board of directors at which the directors discussed and analyzed, in consultation with management, Citi and Cleary Gottlieb, the most recent discussions with Cliffs, Company 2, and Company 4 and further prepared themselves to be in a position to act quickly and in an informed manner if revised proposals were made by Cliffs, Company 2, or Company 4.

From June 20 through July 8, 2008, Alpha’s senior management and advisors continued to engage in negotiations with Company 2 and its advisors regarding the terms of the proposed merger transaction, including exchanging several drafts of a merger agreement. In the course of these negotiations, Alpha and Company 2 agreed to increase the premium payable to Company 2 shareholders from 25% to 27%. By July 8, 2008, the primary open issue in the negotiations between Alpha and Company 2 was how to allocate the risk that the financing needed for the proposed transaction would not be obtained. Although the proposed transaction with Company 2 called for all-stock consideration, the combination would trigger acceleration of debt, mostly at Company 2, that would have had to be refinanced. On July 8, Company 2’s Chief Executive Officer communicated to Alpha that Company 2 would suspend all activity on the contemplated transaction until Alpha agreed that the merger agreement would contain neither any financing condition nor any limitation on Alpha’s liability in the event closing failed to occur due to the failure of the financing to be disbursed. Alpha’s board of directors did not believe this to be a reasonable request. Alpha and Company 2 and their advisors then ceased discussions on the merger agreement. However, Alpha continued discussions with its debt financing sources regarding the terms of the financing for the proposed transaction and continued to update Company 2 regarding these discussions. Alpha’s senior management and advisors then took steps to facilitate the making of revised acquisition proposals by each of Cliffs and Company 4. These activities included the sharing of due diligence materials with Cliffs and Company 4 and impressing upon them the need to come forward with their best and final proposals.

On July 2 and 3, 2008, representatives of Cliffs and Alpha and their respective financial advisors engaged in numerous discussions concerning due diligence and potential transaction structures.

On July 8 and 9, 2008, representatives of Company 4 and its advisors attended site visits and management presentations at Alpha’s facilities.

Also on July 8 and 9, 2008, the Cliffs board of directors convened a regularly scheduled meeting. Representatives from J.P. Morgan and Jones Day participated in the meeting on the morning of July 8, 2008. At this meeting, the Cliffs management reviewed with the Cliffs board of directors the status of the discussions to date with Alpha and Citi regarding a potential business combination transaction. Also at this meeting, J.P. Morgan presented a preliminary analysis of a combination of Cliffs and Alpha. In addition, Jones Day discussed the board of directors’ fiduciary duties in the context of an acquisition transaction. At the conclusion of the July 8, 2008 board meeting, Cliffs’ board of directors authorized management to make a formal non-binding offer of $13.78 per share in cash and one common share of Cliffs for each share of Alpha common stock.

On July 8, 2008, Cliffs executed an engagement letter with J.P. Morgan.

During the late morning on July 8, 2008, representatives of Cliffs’ management, Jones Day and J.P. Morgan met to discuss the non-binding offer to acquire Alpha, the outstanding due diligence requests and the terms of the financing to be arranged by JPMorgan Chase Bank, N.A., which is referred to as JPMCB.

Also, during the early afternoon of July 8, 2008, a senior representative of Harbinger Capital Partners called Mr. Carrabba and Ms. Brlas to consult generally about factors to consider when contemplating an acquisition of Appalachian coal assets or coal assets in Alabama. The parties discussed generally those factors that Cliffs typically focuses on in connection with such acquisitions. The senior representative of Harbinger Capital Partners thanked them for the information and concluded the call.

During the afternoon of July 8, 2008, Mr. Carrabba and Ms. Brlas met with Mr. Quillen and Mr. Crutchfield in Abingdon, Virginia. At this meeting, Mr. Carrabba and Ms. Brlas presented to Mr. Quillen and Mr. Crutchfield the terms of Cliffs’ non-binding offer for the acquisition of all outstanding shares of Alpha common stock for a per share consideration of one Cliffs common share and $13.78 in cash. Based on the closing price of Cliffs common shares on July 7, 2008, the proposal was valued at $112.13 per share, which represented an implied premium of approximately 28% as of that date. In the proposal to Alpha, Cliffs proposed to expand its board of directors to include Mr. Quillen, who would become non-executive vice chairman of Cliffs, and Glenn A. Eisenberg, a non-management member of Alpha’s board. In addition, Cliffs proposed to appoint Mr. Crutchfield to the post of president of Cliffs’ coal division, and to call the combined company “Cliffs Natural Resources Inc.” This proposal indicated, among other things, that the proposed acquisition would not be subject to any financing condition and that both parties would be subject to a customary reciprocal break-up fee.

On July 9, 2008, Cliffs delivered to Alpha an initial draft of the merger agreement.

Also on July 9, 2008, Alpha held a special meeting of its board of directors at which the directors, in consultation with management, Citi and Cleary Gottlieb, analyzed and discussed Cliffs’ July 8, 2008 proposal and the alternatives available to Alpha, including the possibility of a revised proposal from Company 4. Alpha’s senior management then reviewed with the Alpha board the results of Alpha’s financial and legal due diligence investigation of Cliffs in 2007 and its additional investigation during the prior weeks. Representatives of Cleary Gottlieb and Citi informed the board that, under Ohio law, the transaction would require the approval of two-thirds of Cliffs’ outstanding shares and that Harbinger Capital Partners would therefore play a very important role in determining whether shareholder approval would be obtained. Harbinger Capital Partners has shared voting and dispositive power with respect to 16,616,472 shares (based upon information contained in an amendment to Schedule 13D filed by Harbinger Capital Partners with the SEC on August 14, 2008), which constituted 14.64%, of Cliffs’ outstanding common shares as of October 6, 2008. The board of directors instructed Alpha’s management and advisors to continue negotiations with Cliffs on the terms of the proposed transaction as set forth in the draft merger agreement and to communicate to Cliffs that the board strongly believed that Cliffs should discuss the proposed transaction with Harbinger Capital Partners prior to the execution of a definitive merger agreement. The board of directors also instructed Alpha’s management and advisors to continue working on the terms of the financing for the possible transaction with Company 2. In addition, the board instructed Alpha’s management to communicate to Company 4’s advisors that if Company 4 intended to make a revised proposal for the acquisition of Alpha, it should do so in the next few days. Representatives of Alpha subsequently informed Company 4 that any revised proposal should be submitted no later than July 14, 2008.

On July 9, 2008, Mr. Quillen indicated to the Chief Executive Officer of Company 2 that Alpha was now in serious discussions with another party for a strategic transaction and that he anticipated that the value represented by this other transaction would be of interest to Alpha’s board. Mr. Quillen advised the Chief Executive Officer of Company 2 that Alpha was proceeding with negotiations with its banks on financing of the transaction with Company 2 and would continue that work and that Alpha hoped to report back on July 14, 2008 based on feedback from the banks.

On July 11, 2008, the Cliffs board of directors convened a special meeting. Representatives of J.P. Morgan and Jones Day participated in the meeting. At this meeting, Mr. Carrabba and Ms. Brlas provided the Cliffs board of directors with an update concerning their discussions with Mr. Quillen and Mr. Crutchfield on July 8, 2008.

Representatives of Jones Day and Cleary Gottlieb had a brief discussion regarding the merger agreement later on July 11, 2008. The representatives of Cleary Gottlieb indicated that, given the size of Harbinger Capital Partners’ equity interest in Cliffs and the required Cliffs shareholder approval necessary to complete the proposed transaction, Alpha’s board of directors believed very strongly that Cliffs should discuss the proposed transaction with Harbinger Capital Partners prior to the execution of a definitive merger agreement. Later that evening, representatives of Cleary Gottlieb delivered to Jones Day a mark-up of the merger agreement sent by Cliffs on July 9, 2008.

From July 11 through July 13, 2008, Cliffs and Alpha and their respective advisors negotiated the terms of the merger agreement.

On July 13, 2008, the Cliffs board of directors convened a special meeting. Representatives of J.P. Morgan and Jones Day participated in the meeting. At this meeting, the Cliffs’ management team reviewed with the board of directors of Cliffs, J.P. Morgan and Jones Day, the status of the negotiations with Alpha and the proposed terms and conditions of the merger. During this meeting, Cliffs’ management also reviewed the results of its financial and legal due diligence investigation, and J.P. Morgan reviewed its updated financial analysis of the proposed business combination. Jones Day reviewed the material terms and conditions of the merger agreement, as reflected in the then current draft, and the legal duties and responsibilities of the Cliffs board of directors in connection with the proposed merger.

On July 13, 2008, Alpha held a special meeting of its board of directors at which the directors, in consultation with management and representatives of Citi and Cleary Gottlieb, discussed and analyzed the proposed transaction with Cliffs and considered the other alternatives available to Alpha, including Alpha’s stand-alone plan, the possibility of receiving a proposal from Company 4, the proposed transaction with Company 2, and the relative impact to shareholders of these different alternatives, including illustrative financial metrics prepared by Citi indicating that the proposed transaction with Cliffs could be more attractive, from a financial point of view, to Alpha’s stockholders than the proposed combination with Company 2, given certain financial assumptions. Management informed the board that, despite requests to representatives of Company 4 and its financial advisor,

Company 4 had not submitted a revised proposal to acquire Alpha, nor had it signaled its intention to do so in due course. Management also informed the Alpha board that the negotiations with Company 2 remained stalled due to the insistence by Company 2 that Alpha bear all risk, without any limitation, relating to financing. In addition, Alpha was still awaiting the commitment letter from the banks as to financing the Company 2 acquisition. Alpha’s management updated the board regarding the results of its legal and financial due diligence investigation of Cliffs. Representatives of Cleary Gottlieb and Citi reviewed for the board the terms of the draft merger agreement with Cliffs, including the remaining open issues, and the timing and process of the proposed merger. In addition, representatives of Cleary Gottlieb and Citi reiterated to the board that, under Ohio law, the transaction would require the approval of two-thirds of Cliffs’ outstanding shares and that Harbinger Capital Partners would therefore play a very important role in determining whether shareholder approval would be obtained. Citi reviewed with the board certain financial information regarding the proposed transactions under consideration. Alpha’s board of directors then instructed management to continue negotiations with Cliffs in order to resolve the remaining legal issues on the merger agreement, to see if the consideration offered by Cliffs could be enhanced, and to require Cliffs to consult with Harbinger Capital Partners to determine whether Harbinger Capital Partners would oppose this transaction. The Alpha board instructed management that it should focus its efforts on obtaining enhanced merger consideration value, rather than negotiating for any additional benefits relating to social issues, such as board representation.

During the evening of July 13, 2008, representatives of Jones Day delivered to Cleary Gottlieb a mark-up of the merger agreement in response to comments provided by Cleary Gottlieb on July 11, 2008.

During the course of July 14 and 15, 2008, representatives of Cliffs and Jones Day, on the one hand, and Alpha and Cleary Gottlieb, on the other hand, continued negotiating the terms of the merger agreement in detail.

During the morning of July 14, 2008, representatives of Cliffs and Alpha and their respective advisors discussed the terms of the merger agreement relating to the required approvals of Cliffs and Alpha stockholders. Representatives from Cleary Gottlieb and Alpha reiterated the view that Alpha’s board of directors believed very strongly that Cliffs should discuss the proposed transaction with Harbinger Capital Partners prior to the execution of a definitive merger agreement.

During the afternoon of July 14, 2008, Mr. Quillen called Mr. Carrabba to reiterate the Alpha board of directors’ desire to have Cliffs obtain from Harbinger Capital Partners some indication that Harbinger Capital Partners was not opposed to the transaction. Mr. Quillen also informed Mr. Carrabba that Alpha’s board of directors would not accept the offer of $13.78 in cash plus one Cliffs common share for each share of Alpha common stock. Based on the closing price of Cliffs stock on July 11, 2008, the most recent trading day prior to July 14, the value of such consideration was $123.19, which represented an implied premium of approximately 27% as of July 11, 2008. Mr. Quillen also advised Mr. Carrabba that Alpha was looking for the merger consideration to represent an implied premium, to the then-market price, in the range of 36% and asked Cliffs to come back with its best offer.

Later on July 14, 2008, after consultation with certain members of the Cliffs board of directors, J.P. Morgan and Ms. Brlas, Mr. Carrabba called Mr. Quillen to inform him that Cliffs would be willing to increase the value of its offer by increasing the cash component of the merger consideration from $13.78 to $22.23 per share and reducing the stock portion of the merger consideration from 1 to 0.95 common share of Cliffs for each share of Alpha common stock. Based on the closing price of Cliffs stock on July 14, 2008, the value of such consideration was $130.00 per share, which represented an implied premium of approximately 32% as of such date. Mr. Quillen advised Mr. Carrabba that he would recommend this revised proposal to the board of Alpha, but first Alpha needed assurance that Cliffs would reach out to Harbinger Capital Partners before Alpha’s board meeting. Executives of and advisors to Cliffs indicated to executives of and advisors to Alpha that, while Cliffs believed that Harbinger Capital Partners would approve of the proposed transaction based on recent discussions Harbinger Capital Partners had with Cliffs about Cliffs’ strategy to expand further into coal, Cliffs would accommodate Alpha’s request that Cliffs speak directly to Harbinger Capital Partners about this transaction to obtain its reaction.

On July 15, 2008 Mr. Quillen contacted the Chief Executive Officer of Company 2 to advise him that it looked likely Alpha would pursue an alternative deal. In addition, Mr. Quillen briefed the Chief Executive Officer of Company 2 that the banks had proposed financing terms for the combination of Alpha and Company 2 that were unattractive in several respects, including an interest rate that was substantially above Alpha’s current interest rate. The Chief Executive Officer of Company 2 asked for a few hours to consider if there were any terms of Company 2’s proposed combination with Alpha that Company 2 wished to revise. Shortly thereafter, Company 2 delivered a letter to Alpha that indicated that it would be prepared to proceed with the proposed all-stock transaction between Company 2 and Alpha with a structure where Alpha would pay a reverse termination fee in the event the financing were not disbursed. The letter indicated that Company 2 expected the terms of the proposed transaction, including the economics, to otherwise remain unchanged from the previous discussions.

On July 15, 2008, Company 4 communicated to a senior executive of Alpha that Company 4 appreciated Alpha’s cooperation in the process of conducting due diligence with respect to Alpha that Company 4 had recently completed, but was declining the opportunity to submit a revised proposal to acquire Alpha.

Also on July 15, 2008, the Cliffs board of directors met to discuss the final terms and conditions of the draft merger agreement. Also in attendance were members of Cliffs’ management and representatives of J.P. Morgan and Jones Day. Representatives of Jones Day and Cliffs’ management then reviewed with the Cliffs board of directors the final changes to the merger agreement, which had been provided to the directors prior to the meeting, discussed the status of the negotiations with Alpha, and the terms of Cliffs’ financing commitment letters from J.P. Morgan and JPMCB. Jones Day reviewed with the board members their fiduciary duties in the context of the proposed transaction. Representatives of J.P. Morgan then presented an updated financial analysis of the proposed transaction and delivered its oral opinion to the Cliffs board of directors, which was subsequently confirmed the same day in writing, that, as of July 15, 2008, based upon and subject to the various factors and assumptions set forth in the opinion, the merger consideration to be paid by Cliffs to the Alpha stockholders in the proposed merger was fair, from a financial point of view, to Cliffs. The full text of the written opinion by J.P. Morgan, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of the review undertaken by J.P. Morgan in concluding its financial analysis and rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus.

At the conclusion of the July 15, 2008 meeting, the Cliffs board of directors unanimously adopted resolutions approving the merger agreement with Alpha, the merger and the other transactions contemplated by the merger agreement, declaring the merger advisable and in the best interests of Cliffs shareholders, authorizing Cliffs to enter into the merger agreement and recommending that the Cliffs shareholders adopt the merger agreement and approve the issuance of the Cliffs common shares in connection with the merger.

Immediately following the conclusion of the July 15, 2008 Cliffs board meeting, Mr. Carrabba called a senior representative of Harbinger Capital Partners. Prior to engaging in any discussions with this senior representative of Harbinger Capital Partners, Mr. Carrabba obtained an agreement from him to keep the information to be discussed confidential and not to engage in any trading so as to ensure compliance with Cliffs’ obligations under the federal securities laws. Having obtained the senior representative’s agreement with respect to confidentiality, Mr. Carrabba informed him that Cliffs was about to execute an agreement to acquire Alpha in a cash and stock transaction and described the terms of the transaction. During this conversation, the senior representative of Harbinger Capital Partners indicated that he would be looking for more information about the transaction but gave no indication that Harbinger Capital Partners would oppose the transaction. After this conversation, Mr. Carrabba informed Mr. Quillen that Cliffs had presented the proposed transaction with Alpha to a senior representative of Harbinger Capital Partners in a confidential telephone call after the market closed on July 15, 2008. Mr. Carrabba stated that he believed Harbinger Capital Partners would support the transaction.

In the evening of July 15, 2008, Alpha held a special meeting of its board of directors at which the directors, in consultation with management, Citi and Cleary Gottlieb, reviewed and discussed the terms of the draft merger agreement, the terms of the debt commitment letter obtained by Cliffs to finance the transaction, the legal standards applicable to the board’s decision-making processes, and financial analyses of the proposed transaction with Cliffs and the alternatives available to Alpha, including its stand-alone plan and the proposed transaction with Company 2. The board also considered the latest communication from Company 4 and the latest communication from Mr. Carrabba concerning his July 15, 2008 conversation with a senior representative of Harbinger Capital Partners. Representatives of Citi made a presentation to the board about the proposed transaction and Alpha’s alternatives. In connection with the deliberation by the Alpha board of directors, Citi rendered to the Alpha board of directors its oral opinion, which was subsequently confirmed in writing on the same date, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, the presentation of financial analyses by Citi that accompanied the delivery of the opinion and other factors it deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Alpha common stock. The full text of Citi’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this joint proxy statement/prospectus. Following these discussions, and review and discussion among the members of the Alpha board of directors, including consideration of the factors described under “— Alpha’s Reasons for the Merger; Recommendation of Alpha’s Board of Directors,” the Alpha board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement were advisable and fair to and in the best interests of Alpha and its stockholders, and the directors (with Mr. Brinzo abstaining due to his prior relationship with Cliffs) voted unanimously to approve the merger, the merger agreement and the transactions contemplated by the merger agreement.

The merger agreement was executed by Cliffs, merger sub, and Alpha on July 15, 2008. On July 16, 2008, prior to the commencement of trading on the NYSE, Cliffs and Alpha issued a joint press release announcing the signing of the merger agreement.

On July 17, 2008, as part of a series of meetings with various Cliffs shareholders and Alpha stockholders to discuss the merger, Mr. Carrabba, Ms. Brlas and Mr. Quillen met with the senior representative of Harbinger Capital Partners. Immediately following the meeting, a Schedule 13D filed with the SEC by Harbinger Capital Partners became publicly available, asserting that the merger was not in the best interests of Cliffs shareholders. According to the Schedule 13D, Harbinger Capital Partners made the filing in order to reserve the right to be in contact with members of Cliffs’ management and board of directors.

On August 12, 2008, Mr. Carrabba received a call from the senior representative of Harbinger Capital Partners, who informed Mr. Carrabba that Cliffs should expect to receive a letter from Harbinger Capital Partners indicating its intention to effectuate certain block trades of Cliffs shares in the near future.

On August 14, 2008, Harbinger Capital Partners delivered to Cliffs an “acquiring person statement,” or the acquiring person statement, pursuant to the Ohio Control Share Acquisition Statute. Harbinger Capital Partners indicated in its acquiring person statement that it intended to acquire a number of Cliffs shares that, when added to the Harbinger Capital Partners’ current holdings in Cliffs common shares, would increase its voting power in the election of Cliffs’ directors to greater than one-fifth, but less than one-third, of the combined voting power of Cliffs common shares. Such an acquisition, which is a control share acquisition within the meaning of the Ohio Control Share Acquisition Statute, requires approval of the holders of at least a majority of voting power of all Cliffs shares entitled to vote in the election of the directors represented at the meeting (excluding the voting power of all “interested shares” (within the meaning of the Ohio Control Share Acquisition Statute)).

On August 15, 2008, the Cliffs board of directors held a special meeting at which it discussed with senior management and representatives from Jones Day and J.P. Morgan, among other matters, the acquiring person statement delivered by Harbinger Capital Partners.

On August 18, 2008, Mr. Carrabba called the senior representative of Harbinger Capital Partners to request a meeting to discuss its acquiring person statement and Schedule 13D.

On August 20, 2008, Mr. Carrabba and Ms. Brlas met with both the Senior Managing Director and the senior representative of Harbinger Capital Partners. Cliffs did not provide Harbinger Capital Partners with any non-public information. The parties discussed industry trends within iron ore and coal and also discussed the transaction with Alpha. Neither the Senior Managing Director nor the senior representative of Harbinger Capital Partners presented any demands or proposals to Cliffs on behalf of Harbinger Capital Partners and Cliffs did not make any proposals to Harbinger Capital Partners.

On August 21, 2008, the Cliffs board of directors held a special meeting at which it discussed with senior management and representatives from Jones Day and J.P. Morgan, among other matters, the acquiring person statement delivered by Harbinger Capital Partners. After an extensive discussion with Cliffs’ management and representatives from Jones Day and J.P. Morgan, the Cliffs board of directors unanimously determined that the Harbinger control share acquisition proposal was not in the best interests of Cliffs’ shareholders.

On September 8, 2008, Cliffs filed with the SEC a definitive proxy statement in opposition to the Harbinger control share acquisition proposal unanimously recommending that the Cliffs shareholders vote against the authorization of the Harbinger control share acquisition proposal. On the same date, Harbinger Capital Partners filed its definitive proxy statement soliciting proxies for its control share acquisition proposal.

On September 19, 2008, Cliffs announced that RiskMetrics Group (formerly Institutional Shareholder Services, or ISS), Glass Lewis & Co. and PROXY Governance, Inc., three leading independent proxy advisory firms, recommended that Cliffs shareholders vote against the Harbinger control share acquisition proposal at Cliffs’ special meeting of shareholders that was held on October 3, 2008.

On October 3, 2008, Cliffs held a special meeting of its shareholders to vote on the Harbinger control share acquisition proposal. On October 10, 2008, Cliffs announced that, based on the results provided by the independent inspector of elections, IVS Associates, Inc., Cliffs shareholders rejected the Harbinger control share acquisition proposal.

Alpha’s Reasons for the Merger and Recommendation of Alpha’s Board of Directors

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the Alpha board of directors consulted with Alpha’s management, as well as legal and financial advisors, and considered a number of factors, including those listed below.

The Alpha board of directors considered the following factors as generally supporting its decision to enter into the merger agreement and recommend the merger to its stockholders:

•	its knowledge of Alpha’s business, operations, financial condition, earnings and prospects and of Cliffs’ business, operations, financial condition, earnings and prospects, taking into account the results of Alpha’s due diligence of Cliffs;

•	its knowledge of the current environment in the mining industry, including economic conditions, continued consolidation, current financial market conditions and the likely effects of these factors on Alpha’s, Cliffs’ and the combined company’s potential growth, development, productivity and strategic options;

•	the financial terms of the merger, including the fact that, based on the closing prices on the NYSE of Cliffs common shares on July 15, 2008 (the last trading day prior to announcement of the merger agreement), the value of the merger consideration represented an approximate 35% premium over the closing price of Alpha shares as of that date;

•	the fact that Alpha stockholders will receive a portion of the merger consideration in cash, giving Alpha stockholders an opportunity to immediately realize value for a portion of their investment and providing certainty of value, and a portion in Cliffs common shares, with the result that the Alpha stockholders will own approximately 37% of the combined company’s equity, and benefit from the expected gains from the merger;

•	its belief, after reviewing Alpha’s potential strategic alternatives to the merger with Cliffs, including a merger or other strategic transaction with another third party, and taking into account the preliminary discussions with other third parties (see “— Background of the Merger” beginning on page 48), that it was unlikely that another party would make or accept an offer to engage in a transaction with Alpha that would be more favorable to Alpha and its stockholders than the merger with Cliffs;

•	its belief that the two companies would create a larger and more diversified institution that is both better equipped to respond to economic and industry developments and better positioned to develop and build on its strong market shares in iron ore, metallurgical coal and thermal coal;

•	the strategic fit and complementary nature of Cliffs’ and Alpha’s respective businesses and the potential presented by the merger with Cliffs for cost savings opportunities, and the related potential impact on the combined company’s earnings;

•	the overall competitive positioning of the combined company, which is expected to be a leading diversified mining company and major supplier to the global steel industry;

•	the presentation by Alpha’s financial advisor of financial analyses of Alpha on a stand-alone basis, the combination of Alpha and another third party that had expressed an interest in a merger with Alpha, and of the combination of Alpha and Cliffs;

•	Citi’s opinion, dated as of July 15, 2008, delivered to the Alpha board of directors to the effect that, as of the date of the opinion, and subject to the considerations and limitations set forth in the opinion, the presentation of financial analyses by Citi that accompanied the delivery of the opinion and other factors that Citi deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Alpha common stock;

•	the statements by the Chief Executive Officer of Cliffs to Alpha about his conversations with a senior representative of Harbinger Capital Partners, the largest shareholder of Cliffs, about the proposed transaction in a confidential conversation on July 15, 2008, as well as the fact that, in the event that Alpha’s stockholders adopted the merger agreement but the Cliffs shareholders failed to approve the issuance of shares in connection with the merger, Alpha would be entitled in some circumstances to obtain a $100 million termination fee;

•	the structure of the merger and the terms and conditions of the merger agreement, including:

•	the limited closing conditions to Cliffs’ obligations under the merger agreement, including, in particular, the fact that the merger agreement contains no financing contingency or limit on the obligations of Cliffs in the event of a failure of the lender to Cliffs to disburse the financing committed for purposes of this transaction;

•	the provisions of the merger agreement that allow Alpha to engage in negotiations with, and provide information to, third parties, under certain circumstances in response to an unsolicited takeover proposal that Alpha’s board of directors determines in good faith, after consultation with its outside legal advisors and its financial advisors, constitutes or could reasonably be expected to lead to a transaction that is more favorable to Alpha stockholders than the merger with Cliffs;

•	the provisions of the merger agreement that allow Alpha, under certain circumstances, to terminate the merger agreement prior to its stockholder approval of the merger agreement in order to enter into an alternative transaction in response to an unsolicited takeover proposal that Alpha’s board of directors determines in good faith, after consultation with its outside legal advisors and its financial advisors, is more favorable to Alpha stockholders than the merger with Cliffs;

•	the ability of Alpha to obtain a break-up fee of $350 million from Cliffs in the event that Cliffs fails to consummate the merger under certain circumstances, or a fee of $100 million if Cliffs shareholders fail to adopt the merger agreement and approve the issuance of the Cliffs common shares in connection with the merger (provided that, if Alpha’s stockholders do not adopt the merger agreement, Cliffs will not be required to pay the $100 million termination fee);

•	the fact that the merger is structured as a reorganization for U.S. federal income tax purposes, which generally allows Alpha stockholders to refrain from recognizing any gain from the receipt of the share portion of the merger consideration; and

•	the fact that Alpha stockholders who do not vote in favor of the adoption of the merger agreement and otherwise follow the procedures prescribed by the DGCL will have the appraisal rights in connection with the merger.

Alpha’s board of directors also considered certain potentially negative factors in its deliberations concerning the merger, including the following:

•	the merger agreement’s non-solicitation and stockholder approval covenants, and the requirement that Alpha must pay to Cliffs a termination fee of $350 million if the merger agreement is terminated under certain circumstances (which Alpha’s board of directors understood was a condition to Cliffs’ willingness to enter into the merger agreement and that could limit the willingness of a third party to propose a competing business combination with Alpha), or $100 million if Alpha stockholders fail to adopt the merger agreement (provided that, if Cliffs’ shareholders do not adopt the merger agreement and approve the issuance of Cliffs’ common shares in connection with the merger, Alpha will not be required to pay the $100 million termination fee);

•	the fact that, under Ohio law, the merger requires the approval of holders of two-thirds of the outstanding shares of Cliffs and the fact that a substantial portion of the outstanding shares of Cliffs are owned by a single shareholder (and its affiliates);

•	the difficulty that Cliffs would have completing the merger if the financing outlined in the commitment letter received by Cliffs from J.P. Morgan and JPMCB were not disbursed;

•	the regulatory and other approvals required in connection with the merger and the possibility that such approvals might not be received in a timely manner and without unacceptable conditions, creating the risk that adverse changes to the financial condition, results of operations, business, competitive position, reputation and business prospects of either Alpha or Cliffs could result in fluctuation in the value of the share portion of the merger consideration to be received by Alpha stockholders, could adversely affect the value of the combined company, or could result in the failure to complete the merger;

•	the possibility that management focus and resources at both Alpha and Cliffs would be diverted from other strategic opportunities and from operational matters while working to implement the merger;

•	the requirement that Alpha conduct its business only in the ordinary course prior to the completion of the merger and subject to specified restrictions without Cliffs’ prior consent (which consent may not be unreasonably withheld, delayed or conditioned), which might delay or prevent Alpha from undertaking certain business opportunities that might arise pending completion of the merger; and

•	the fact that some of Alpha’s directors and executive officers have other interests in the merger that are in addition to, and may be different from, their interests as Alpha stockholders, including as a result of employment and compensation arrangements with Alpha and the manner in which they would be affected by the merger. See “— Interests of Alpha Directors and Executive Officers in the Merger” beginning on page 84.

In the judgment of the Alpha board of directors, however, these potential risks were outweighed by the potential benefits of the merger discussed above.

The foregoing discussion of the factors considered by the Alpha board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Alpha board of directors. In reaching its decision to approve the merger agreement, the Alpha board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Alpha board of directors considered all these factors as a whole, including discussions with, and questioning of, Alpha management and Alpha’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. The Alpha board of directors also relied on the experience of Citi, its financial advisor, for analyses of the financial terms of the merger and for its opinions as to the fairness of the consideration to be received in the merger to Alpha stockholders.

For the reasons set forth above, the Alpha board of directors determined that the merger is advisable and fair to and in the best interests of Alpha and its stockholders, and approved the merger agreement. The Alpha board of directors recommends that the Alpha stockholders vote “for” the adoption of the merger agreement.

Cliffs’ Reasons for the Merger and Recommendation of Cliffs’ Board of Directors

In reaching a conclusion to approve the merger and related transactions and to recommend that Cliffs shareholders adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger, the Cliffs board of directors consulted with Cliffs’ management, as well as legal and financial advisors. In these consultations, the board considered a number of factors including:

•	that Alpha is the largest metallurgical coal supplier in the United States, and that the acquisition of Alpha will provide Cliffs additional exposure to the high-growth steel making raw materials market;

•	the strategic nature of the acquisition, which will allow both companies to capitalize on current market dynamics in iron ore and metallurgical coal, as well as create a stronger platform for continued strategic investments in the global mining industry. The acquisition will also provide economies of scale that result from creating one of the largest mining companies in the United States;

•	that the merger will provide Cliffs with premier coal industry management, technical and operational expertise via the addition of Alpha’s management team;

•	that the acquisition of Alpha will enhance Cliffs’ product portfolio in steelmaking raw materials and measured diversification into other products. The acquisition will substantially increase Cliffs’ annual production of metallurgical coal and optimize the revenues generated from the combined company’s coal reserves;

•	that the acquisition will capitalize on the strong market condition of the U.S. and global steel industries and further solidify Cliffs as a major iron ore and metallurgical coal supplier;

•	the expected synergies, including Alpha’s unique coal blending capabilities and preparation plant optimization, that are anticipated to result in approximately $200 million in aggregate synergies beginning in 2010;

•	the additional exposure Alpha will provide Cliffs to international markets via Alpha’s equity positions in U.S. port infrastructure and its expanded sales and marketing network;

•	Cliffs’ management’s view, based on due diligence and discussions with Alpha’s management, that Alpha and Cliffs share common values with respect to best-in-class safety standards and practices and the socially responsible processing of the earth’s natural resources;

•	that the merger is expected to provide Cliffs with a more balanced portfolio of existing mines and exploratory opportunities, thereby giving Cliffs management more flexibility in its capital allocation decisions;

•	that the combined company will have a diverse geographic reach with combined coal operations in North America and Australia, and a number of the properties of the combined company will be in the same geographic region which may facilitate integration of those properties and a possible reduction in operating and administrative costs;

•	that the potential synergies expected to be derived from the merger present an opportunity for continued and sustained growth in accordance with Cliffs’ strategic plan for growth, as well as geographic and mineral diversification;

•	the Cliffs board’s knowledge of Cliffs’ business, operations, financial condition, earnings and prospects and of Alpha’s business, operations, financial condition, earnings and prospects, taking into account the results of Cliffs’ due diligence of Alpha;

•	the Cliffs board’s knowledge of the current environment in the mining industry, including economic conditions, continued consolidation, current financial market conditions and the likely effects of these factors on Cliffs’, Alpha’s, and the combined company’s potential growth, development, productivity and strategic options;

•	the information concerning the financial conditions, results of operations, prospects and businesses of Cliffs and Alpha, including the respective companies’ reserves, production volumes, cash flows from operations, recent performance of common shares and the ratio of Cliffs share price to Alpha stock price over various periods, as well as current industry, economic and market conditions;

•	the results of the business, legal and financial due diligence review of Alpha’s businesses and operations;

•	that the exchange ratio will enable Cliffs shareholders to own approximately 63% of the outstanding stock of the combined company;

•	the determination that an exchange ratio that is fixed is appropriate to reflect the strategic purpose of the merger and that a fixed exchange ratio avoids fluctuations caused by near-term market volatility;

•	the terms and conditions of the merger agreement, including the following:

•	the fact that Alpha agreed to pay a termination fee of $100 million to Cliffs in the event that the merger agreement is terminated due to a failure to obtain necessary approval from Alpha stockholders (provided that, if Cliffs shareholders do not adopt the merger agreement and approve the issuance of the Cliffs common shares in connection with the merger, Alpha will not be required to pay the $100 million termination fee);

•	the fact that Cliffs may be entitled to receive a $350 million termination fee from Alpha if the merger is not consummated for certain reasons as more fully described in the section titled “The Merger Agreement — Termination Fees” beginning on page 113;

•	the fact that the conditions required to be satisfied prior to completion of the merger are customary thereby increasing the likelihood of the consummation of the merger;

•	the fact that two members of the Alpha board of directors are expected to be appointed to the Cliffs board of directors, which is expected to provide a degree of continuity and involvement by Alpha directors in the combined company following the merger; and

•	the fact that, subject to certain exceptions, Alpha is prohibited from taking certain actions that would be deemed to be a solicitation under the merger agreement, including solicitation, initiation, encouragement of any inquiries or the making of any proposals for certain types of business combination or acquisition of Alpha (or entering into any agreement for such business combination or acquisition of Alpha or any requiring to abandon, terminate or fail to consummate the merger); and

•	J.P. Morgan’s opinion, including its analysis rendered orally on July 15, 2008 and confirmed in writing on the same date, to the effect that, as of July 15, 2008, and based on and subject to various factors and assumptions set forth in its written opinion, the consideration proposed to be paid by Cliffs to Alpha stockholders in the merger was fair, from a financial point of view, to Cliffs.

The Cliffs board of directors also considered the potential adverse impact of other factors weighing negatively against the merger, including, without limitation, the following:

•	the risk that a substantial or extended decline in coal prices would likely make the merger less desirable from a financial point of view;

•	the potential dilution to Cliffs shareholders;

•	the risk of diverting management’s attention from other strategic opportunities in order to implement merger integration efforts;

•	the challenges of combining the businesses, operations and workforces of Cliffs and Alpha and realizing the anticipated cost savings and operating synergies;

•	the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the proposed merger;

•	the terms and conditions of the merger agreement, including:

•	the requirement that Cliffs must pay to Alpha a termination fee of $350 million if the merger agreement is terminated under circumstances specified in the merger agreement, as described in the section titled “The Merger Agreement — Termination Fees” beginning on page 113;

•	the fact that Cliffs agreed to pay a termination fee of $100 million to Alpha in the event that the merger agreement is terminated due to a failure to obtain necessary Cliffs shareholder approval (provided that, if Alpha stockholders fail to adopt the merger agreement, Cliffs will not be required to pay the $100 million termination fee), as described in the section titled “The Merger Agreement — Termination Fees” beginning on page 113; and

•	the fact that the terms of the merger agreement provide that, under certain circumstances and subject to certain conditions more fully described in the section titled “The Merger Agreement — Covenants and Agreements — No Solicitation by Alpha” beginning on page 104, Alpha may furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of Alpha that is likely to lead to a superior proposal and the Alpha board of directors can terminate the merger agreement in order to accept a superior proposal or, under certain circumstances, change its recommendation that Alpha stockholders adopt the merger agreement prior to Alpha stockholders’ approval of the merger agreement;

•	the fact that Alpha stockholders who dissent from the merger will have appraisal rights, as described in the section titled “— Appraisal Rights of Alpha Stockholders”, beginning on page 88;

•	the fact that Cliffs shareholders who dissent from the merger will have dissenters’ rights as described in the section titled “— Dissenters’ Rights of Cliffs Shareholders”, beginning on page 91; and

•	the risks described in the section titled “Risk Factors” beginning on page 27.

In the judgment of the Cliffs board of directors, however, the potential benefits of the merger discussed above outweigh any potential risks. The foregoing discussion of the factors considered by the Cliffs board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Cliffs board of directors. In reaching its decision to approve the merger agreement, the Cliffs board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

Cliffs’ board of directors has approved the merger agreement and determined that the transactions contemplated by the merger agreement are advisable and in the best interests of Cliffs and its shareholders. Cliffs’ board of directors recommends that Cliffs shareholders vote for the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the terms of the merger agreement at the Cliffs special meeting.

Opinion of Alpha’s Financial Advisor

Citi was retained to act as financial advisor to Alpha to render certain financial advisory and investment banking services in connection with the merger. Pursuant to Citi’s engagement letter with Alpha, dated July 15, 2008 (which memorialized Citi’s engagement by Alpha beginning on June 9, 2008), on July 15, 2008, Citi rendered its oral opinion, subsequently confirmed in writing to the Alpha board of directors on the same date, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, its work described below and other factors it deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Alpha common stock.

The full text of Citi’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this joint proxy statement/prospectus. The summary of Citi’s opinion set forth below is qualified by reference to the full text of the opinion. Holders of Alpha common stock are urged to read the Citi opinion carefully and in its entirety.

Citi’s opinion was limited solely to the fairness of the merger consideration from a financial point of view to the holders of Alpha common stock as of the date of the opinion. Neither Citi’s opinion nor the related analyses constituted a recommendation of the proposed merger to the Alpha board of directors. Citi makes no recommendation to any stockholder regarding how such stockholder should vote with respect to the merger.

In arriving at its opinion, Citi reviewed a draft dated July 14, 2008 of the merger agreement and held discussions with certain senior officers, directors and other representatives and advisors of Alpha and certain senior officers and other representatives and advisors of Cliffs concerning the businesses, operations and prospects of Alpha and Cliffs. Citi examined certain publicly available business and financial information relating to Alpha and Cliffs as well as certain financial forecasts and other information and data relating to Alpha and Cliffs which were provided to or discussed with Citi by the respective managements of Alpha and Cliffs, including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the managements of Alpha and Cliffs to result from the merger. Citi reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of Alpha common stock and Cliffs common shares; the historical and projected earnings and other operating data of Alpha and Cliffs; and the capitalization and financial condition of Alpha and Cliffs. Citi considered and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Alpha and Cliffs. Citi also evaluated certain potential pro forma financial effects of the merger on Cliffs. In connection with Citi’s engagement, Citi advised Alpha on discussions it had with selected third parties with respect to the possible acquisition of, or other combination with, Alpha. In addition to the foregoing, Citi conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of Alpha and Cliffs that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Alpha and Cliffs provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the respective managements of Alpha and Cliffs that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Alpha and Cliffs as to the future financial performance of Alpha and Cliffs, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the merger and the other matters covered thereby.

In rendering its opinion, Citi assumed, with Alpha’s consent, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Alpha, Cliffs or the contemplated benefits of the merger. Representatives of Alpha advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi also assumed, with Alpha’s consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Citi has not expressed any opinion as to what the value of the Cliffs common shares actually would be when issued pursuant to the merger or the price at which the Cliffs common shares would trade at any time. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alpha or Cliffs nor did it make any physical inspection of the properties or assets of Alpha or Cliffs. Citi’s opinion did not address the underlying business decision of Alpha to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Alpha or the effect of any other transaction in which Alpha might engage. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citi’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of the opinion.

In connection with rendering its opinion, Citi made a presentation to the Alpha board of directors on July 15, 2008 with respect to the material analyses performed by Citi in evaluating the fairness of the merger consideration. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citi, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 14, 2008, and is not necessarily indicative of current or future market conditions.

Alpha Valuation Analyses

Historical Stock Prices

To provide background information and perspective with respect to the historical share prices of Alpha common stock, Citi reviewed the stock price performance of Alpha during the 52-week period ending on July 14, 2008.

Citi noted that the range of low and high trading prices of Alpha common stock during the 52-week period ending on July 14, 2008 was approximately $16.00 and $109.00, respectively. Citi noted that Alpha’s closing share price on July 14, 2008 was $98.72. Citi also noted that the implied per share merger consideration as of July 14, 2008 was $130.00, consisting of $22.23 per share in cash and 0.95 of a Cliffs common share (with a value of $107.77 as of market close on July 14, 2008).

Wall Street Equity Research Analyst Stock Price Targets

To provide background information and perspective with respect to stock price targets of Alpha common stock, Citi reviewed publicly available published price target estimates for Alpha common stock set by Wall Street equity research analysts.

Citi observed that the analyst price targets ranged from $75.00 to $178.00 per share of Alpha common stock, and ranged from $78.00 to $125.00 per share of Alpha common stock if the lowest and highest price targets of the group were excluded. Citi also observed that the median analyst price target was $105.00 per share of Alpha common stock. Citi noted that the implied per share merger consideration as of July 14, 2008 was $130.00.

Discounted Cash Flow Analysis

Using projections provided by the management of Alpha, Citi conducted discounted cash flow analyses of Alpha for the relevant periods to calculate ranges of implied per share equity values of Alpha. A discounted cash flow analysis is a method of determining the value of a company using estimates of the future unlevered free cash flows generated by the company and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of future cash flows generated by the company, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows generated by the company for periods beyond the final forecast period.

These cash flows were prepared based on the four alternative scenarios described below:

(1)	“Historical Met Coal / Management Steam Coal Case” is based on, for committed tonnage, Alpha management estimates of future sales under existing commitments principally covering fiscal years 2008 and 2009 and, for uncommitted tonnage, a constant metallurgical coal price estimate determined by the average of historical monthly metallurgical coal prices for the calendar years 2005, 2006 and 2007, and Alpha management estimates of future steam coal prices;

(2)	“Wall Street Consensus Case” is based on, for committed tonnage, Alpha management estimates of future sales under existing commitments principally covering fiscal years 2008 and 2009 and, for uncommitted tonnage, the average of Wall Street equity research estimates, selected by Citi on the basis of availability, of future metallurgical and steam coal prices;

(3)	“Company Case 1” is based on, for committed tonnage, Alpha management estimates of future sales under existing commitments principally covering fiscal years 2008 and 2009 and, for uncommitted tonnage, Alpha management estimates of future metallurgical coal prices, which generally assume that such future prices for uncommitted tonnage decline annually beyond fiscal year 2008, and steam coal prices. For fiscal years 2008 through 2011, Alpha management estimates of future metallurgical coal prices generally correlated with those published in Wall Street equity research reports, selected by Citi on the basis of availability. The majority of such Wall Street equity research estimates projected a declining price curve; and

(4)	“Company Case 2” is based on, for committed tonnage, Alpha management estimates of future sales under existing commitments principally covering fiscal years 2008 and 2009 and, for uncommitted tonnage, Alpha management estimates of future metallurgical coal prices, which generally assume that such future prices for uncommitted tonnage remain relatively flat through fiscal year 2012, and steam coal prices. Alpha management estimates of future metallurgical coal prices considered Alpha management’s view of current and possible future supply and demand fundamentals of the metallurgical coal market, and the increased level of strategic interest in U.S. metallurgical coal assets demonstrated by international steel companies.

Estimates of future steam coal prices for uncommitted tonnage are identical in Historical Met Coal / Management Steam Coal Case, Company Case 1 and Company Case 2, and generally assume that such future prices for uncommitted tonnage remain relatively flat through fiscal year 2012. In Alpha management’s view, such future prices represented a discount to current market prices, but a premium to historical market prices, and considered current export activity and supply and demand fundamentals of the steam coal market.

Citi derived the discounted cash flow values for Alpha as the sum of the net present values of (1) the estimated unlevered free cash flows that Alpha would generate from July 16, 2008 through fiscal year 2012 and (2) the terminal value of Alpha at the end of fiscal year 2012. The terminal value for Alpha was calculated by applying a range of EBITDA terminal value multiples of 5.0x to 6.0x to Alpha’s fiscal year 2012 estimated earnings before interest, taxes, depreciation and amortization (or “EBITDA”). The cash flows and terminal values were discounted to present value using discount rates ranging from 10.1% to 12.8%. This range represented Alpha’s estimated weighted average cost of capital as derived by Citi based on, among other assumptions, market data for Alpha and a number of selected companies in the coal mining sector which, in Citi’s determination, had businesses and operating profiles reasonably similar to those of Alpha. Based on this analysis of Alpha and the selected comparable companies, Citi determined that the range of discount rates it derived was appropriate for this discounted cash flow analysis. However, because of the inherent differences among the businesses, operations and prospects of Alpha and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as Alpha. Alpha did not supply Citi with, nor did Citi rely on, any Alpha management estimates of the discount rates used by Alpha management in generating its own internal financial analyses. This analysis indicated the following approximate implied per share equity reference ranges for Alpha:

Implied per Share
Equity Reference
Range for Alpha

Historical Met Coal/Management Steam Coal Case	$39.00 — $ 48.00
Wall Street Consensus Case	$50.00 — $ 57.00
Company Case 1	$82.00 — $ 98.00
Company Case 2	$143.00 — $174.00

Citi noted the implied per share equity reference ranges calculated above for each of the four alternative scenarios. Citi also noted that the implied per share merger consideration as of July 14, 2008 was $130.00. Citi compared the implied per share equity reference ranges above to the implied per share merger consideration.

Comparable Companies Analysis

Citi compared financial, operating and stock market information, and forecasted financial information for Alpha with that of selected publicly traded U.S. coal producers in the Central Appalachia basin and pure play U.S. metallurgical coal producers. The selected comparable companies considered by Citi were:

•	International Coal Group, Inc.

•	James River Coal Company

•	Massey Energy Company

•	Walter Industries, Inc.

The financial information used by Citi for the selected comparable companies was based on company filings and selected Wall Street equity research reports, and for Alpha, Alpha management estimates. All of the multiples were calculated using public trading market closing prices on July 14, 2008.

For each of the selected comparable companies, Citi derived and compared, among other things, the multiple of each company’s firm value to its EBITDA for the estimated calendar years 2009 and 2010. Citi calculated firm value as (a) equity value, based on the per share closing stock price on July 14, 2008 of all fully diluted shares assuming the exercise or conversion of all in-the-money options, warrants and convertible securities outstanding, less the proceeds of any such options or warrants, as reflected in each company’s latest publicly available information; plus (b) non-convertible indebtedness; plus (c) minority interests; plus (d) non-convertible preferred stock; plus (e) all out-of-the-money convertible securities; minus (f) cash and cash equivalents; minus (g) investments in unconsolidated affiliates.

Due to the significant increase in projected metallurgical and steam coal prices by Wall Street equity research analysts prior to the execution of the merger agreement, Citi observed that estimates of EBITDA for the calendar years 2009 and 2010 varied meaningfully among Wall Street equity research analysts and that such estimates tended to be higher in more recently published research reports. As a result, Citi considered for each of the selected comparable companies (i) the average of selected Wall Street equity research estimates (or “Wall Street Consensus Estimates”) and (ii) the average of the top quartile of such Wall Street Consensus Estimates (or “Wall Street Top Quartile Estimates”).

Based on the comparable companies analysis and taking into consideration other performance metrics and qualitative judgments, Citi derived the following reference range of firm value / EBITDA multiples for calendar years 2009 and 2010:

i. 6.5x to 7.5x for calendar year 2009 estimated EBITDA and 4.5x to 5.5x for calendar year 2010 estimated EBITDA, based on Wall Street Consensus Estimates; and

ii. 5.0x to 6.0x for calendar year 2009 estimated EBITDA and 4.0x to 4.5x for calendar year 2010 estimated EBITDA, based on Wall Street Top Quartile Estimates.

Citi then applied these multiples to Alpha’s estimated EBITDA for calendar years 2009 and 2010 under the four alternative scenarios described above. This analysis indicated the following implied per share equity reference ranges for Alpha:

Implied per Share
Equity Reference
Range for Alpha

Historical Met Coal / Management Steam Coal Case
Wall Street Consensus Estimates	$50.00 — $ 60.00
Wall Street Top Quartile Estimates	$40.00 — $ 45.00
Wall Street Consensus Case
Wall Street Consensus Estimates	$100.00 — $120.00
Wall Street Top Quartile Estimates	$80.00 — $ 95.00
Company Case 1
Wall Street Consensus Estimates	$105.00 — $125.00
Wall Street Top Quartile Estimates	$85.00 — $100.00
Company Case 2
Wall Street Consensus Estimates	$145.00 — $170.00
Wall Street Top Quartile Estimates	$120.00 — $140.00

Citi noted the implied per share equity reference ranges calculated above for each of the four alternative scenarios. Citi also noted that the implied per share merger consideration as of July 14, 2008 was $130.00. Citi compared the implied per share equity reference ranges above to the implied merger consideration.

Citi selected the comparable companies used in the comparable companies analysis because their businesses and operating profiles are reasonably similar to those of Alpha. However, because of the inherent differences among the businesses, operations and prospects of Alpha and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as Alpha. Therefore, Citi believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis. Accordingly, Citi made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Alpha and the companies included in the comparable companies analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, geographic location of assets, profitability levels and business segments between Alpha and the companies included in the comparable companies analysis and other matters, many of which are beyond Alpha’s control, such as the impact of competition on its businesses and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Alpha or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Selected Precedent Transactions Analysis

Based upon (1) the significant projected increases in metallurgical and steam coal prices from calendar year 2008 through 2009, which are generally significantly greater than the historical increases of such prices, and (2) the significant projected growth of EBITDA for Alpha from fiscal year 2008 through 2009, which is generally significantly greater than the projected growth of EBITDA of target companies involved in recent precedent transactions in the U.S. coal industry, Citi did not consider precedent transactions based upon trailing multiples to be a meaningful benchmark for evaluating the merger consideration. As a result, while Citi analyzed selected precedent transactions in the U.S. coal industry, Citi did not consider this analysis in evaluating the fairness of the merger consideration.

Confirmatory Cliffs Valuation Analyses

Citi performed confirmatory valuation analyses with respect to Cliffs using substantially similar analyses and methodologies to those used with respect to Alpha, as described above, in order to assess the value indicated by the per share closing price of the Cliffs common shares on July 14, 2008 for purposes of inclusion of this value as part of the transaction consideration. Citi also presented to the Alpha board of directors certain other information with respect to Cliffs for illustrative purposes, including historical stock prices and Wall Street equity research analyst stock price targets.

Historical Stock Prices

To provide background information and perspective with respect to the historical share prices of Cliffs common shares, Citi reviewed the share price performance of Cliffs during the 52-week period ending on July 14, 2008.

Citi noted that the range of low and high trading prices of Cliffs common shares during the 52-week period ending on July 14, 2008 was approximately $28.00 and $122.00, respectively. Citi noted that Cliffs’ closing share price on July 14, 2008 was $113.44.

Wall Street Equity Research Analyst Stock Price Targets

To provide background information and perspective with respect to stock price targets of Cliffs common shares, Citi reviewed publicly available published price target estimates for Cliffs common shares set by Wall Street equity research analysts.

Citi observed that the analyst price targets ranged from $140.00 to $155.00 per share of Cliffs common shares. Citi also observed that the median analyst price target was $150.00 per share of Cliffs common shares. Citi noted that Cliffs’ closing share price on July 14, 2008 was $113.44.

Discounted Cash Flow Analysis

Using projections provided by the management of Cliffs, which were adjusted for certain coal price assumptions made by Alpha management, Citi conducted discounted cash flow analyses of Cliffs for the relevant periods to calculate ranges of implied per share equity values of Cliffs.

These cash flows were prepared based on the three alternative scenarios described below:

(1)	“Wall Street Consensus Case” is based on Cliffs management estimates for fiscal year 2008 and the average of Wall Street equity research estimates, selected by Citi on the basis of availability, of future North America (Metallurgical) Coal prices, North America Iron Ore prices, Asia Pacific Iron Ore prices and Asia Pacific Coal prices for fiscal years 2009 through 2012;

(2)	“Company Case 1” is based on (i) Cliffs management estimates of future North America Iron Ore prices, Asia Pacific Iron Ore prices and Asia Pacific Coal prices for fiscal years 2008 through 2012 and North America (Metallurgical) Coal prices for fiscal year 2008, and (ii) Alpha management estimates of future North America (Metallurgical) Coal prices for fiscal years 2009 through 2012, which generally assume that such future prices decline annually beyond fiscal year 2009. For fiscal years 2008 through 2011, Alpha management estimates of future North America (Metallurgical) Coal prices generally correlated with those published in Wall Street equity research reports, selected by Citi on the basis of availability. The majority of such Wall Street equity research reports estimates projected a declining price curve; and

(3)	“Company Case 2” is based on (i) Cliffs management estimates of future North America Iron Ore prices, Asia Pacific Iron Ore prices and Asia Pacific Coal prices for fiscal years 2008 through 2012 and North America (Metallurgical) Coal prices for fiscal year 2008, and (ii) Alpha management estimates of future North America (Metallurgical) Coal prices for fiscal years 2009 through 2012, which generally assume that such future prices remain relatively flat through fiscal year 2012. Alpha management estimates of future North America (Metallurgical) Coal prices considered Alpha management’s view of current and possible future supply and demand fundamentals of the metallurgical coal market and the increased level of strategic interests in U.S. metallurgical coal assets demonstrated by international steel companies.

Estimates of future North America Iron Ore prices, Asia Pacific Iron Ore prices and Asia Pacific Coal prices are identical in Company Case 1 and Company Case 2.

Citi derived the discounted cash flow values for Cliffs as the sum of the net present values of (1) the estimated unlevered free cash flows that Cliffs would generate from July 16, 2008 through fiscal year 2012 and (2) the terminal value of Cliffs at the end of fiscal year 2012. The terminal value for Cliffs was calculated by applying a range of EBITDA terminal value multiples of 5.0x to 6.0x to Cliffs’ fiscal year 2012 estimated EBITDA. The cash flows and terminal values were discounted to present value using discount rates ranging from 9.9% to 12.5%. This range represented Cliffs’ estimated weighted average cost of capital as derived by Citi based on, among other assumptions, market data for Cliffs and a number of selected companies in the iron ore and coal mining sectors which, in Citi’s determination, had businesses and operating profiles reasonably similar to those of Cliffs. Based on this analysis of Cliffs and the selected comparable companies, Citi determined that the range of discount rates it derived was appropriate for this discounted cash flow analysis. However, because of the inherent differences among the businesses, operations and prospects of Cliffs and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as Cliffs. Neither Cliffs nor Alpha supplied Citi with, nor did Citi rely on, any Cliffs or Alpha management estimates of the discount rates used by Cliffs or Alpha management, respectively, in generating their own internal financial analyses. This analysis indicated the following approximate implied per share equity reference ranges for Cliffs:

Implied per Share
Equity Reference
Range for Cliffs

Wall Street Consensus Case	$32.00 — $ 37.00
Company Case 1	$118.00 — $146.00
Company Case 2	$148.00 — $183.00

Citi noted the implied per share equity reference ranges calculated above for each of the three alternative scenarios. Citi also noted that Cliffs’ closing share price on July 14, 2008 was $113.44. Citi compared the implied per share equity reference ranges above to Cliffs’ closing share price on July 14, 2008.

Comparable Companies Analysis

Citi compared financial, operating and stock market information, and forecasted financial information for Cliffs with that of selected publicly traded iron ore producers. The selected comparable companies considered by Citi were:

•	Companhia Vale do Rio Doce S.A., or Vale

•	Fortescue Metals Group Ltd.

•	Kumba Iron Ore Ltd.

•	Ferrexpo plc

•	Mount Gibson Iron Limited

The financial information used by Citi for the selected comparable companies was based on company filings and selected Wall Street equity research reports, and for Cliffs, Cliffs management estimates, which were adjusted for certain coal price assumptions made by Alpha management. All of the multiples were calculated using public trading market closing prices on July 14, 2008.

For each of the selected comparable companies, Citi derived and compared, among other things, the multiple of each company’s firm value to its EBITDA for the estimated calendar years 2009 and 2010. Citi calculated firm value as (a) equity value, based on the per share closing stock price on July 14, 2008 of all fully diluted shares assuming the exercise or conversion of all in-the-money options, warrants and convertible securities outstanding, less the proceeds of any such options or warrants, as reflected in each company’s latest publicly available information; plus (b) non-convertible indebtedness; plus (c) minority interests; plus (d) non-convertible preferred stock; plus (e) all out-of-the-money convertible securities; minus (f) cash and cash equivalents; minus (g) investments in unconsolidated affiliates.

Due to the significant increase in projected iron ore and coal prices by Wall Street equity research analysts prior to the execution of the merger agreement, Citi observed that estimates of EBITDA for the calendar years 2009 and 2010 varied meaningfully among Wall Street equity research analysts and that such estimates tended to be higher in more recently published research reports. As a result, Citi considered for each of the selected comparable companies (i) Wall Street Consensus Estimates and (ii) Wall Street Top Quartile Estimates.

Based on the comparable companies analysis and taking into consideration other performance metrics and qualitative judgments, Citi derived the following reference range of firm value / EBITDA multiples for calendar years 2009 and 2010:

i. 4.5x to 5.5x for calendar year 2009 estimated EBITDA and 4.0x to 5.0x for calendar year 2010 estimated EBITDA, based on Wall Street Consensus Estimates; and

ii. 3.5x to 4.5x for calendar year 2009 estimated EBITDA and 3.0x to 4.0x for calendar year 2010 estimated EBITDA, based on Wall Street Top Quartile Estimates.

Citi then applied these multiples to Cliffs’ estimated EBITDA for calendar years 2009 and 2010 under the three alternative scenarios described above. This analysis indicated the following implied per share equity reference ranges for Cliffs:

Implied per Share
Equity Reference
Range for Cliffs

Wall Street Consensus Case
Wall Street Consensus Estimates	$70.00 — $ 85.00
Wall Street Top Quartile Estimates	$50.00 — $ 70.00
Company Case 1
Wall Street Consensus Estimates	$100.00 — $125.00
Wall Street Top Quartile Estimates	$75.00 — $100.00
Company Case 2
Wall Street Consensus Estimates	$115.00 — $145.00
Wall Street Top Quartile Estimates	$85.00 — $115.00

Citi noted the implied per share equity reference ranges calculated above for each of the three alternative scenarios. Citi also noted that Cliffs’ closing share price on July 14, 2008 was $113.44. Citi compared the implied per share equity reference ranges above to Cliffs’ closing share price on July 14, 2008.

Citi selected the comparable companies used in the comparable companies analysis because their businesses and operating profiles are reasonably similar to those of Cliffs. However, because of the inherent differences among the businesses, operations and prospects of Cliffs and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as Cliffs. Therefore, Citi believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis. Accordingly, Citi made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Cliffs and the companies included in the comparable companies analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, geographic location of assets, profitability levels and business segments between Cliffs and the companies included in the comparable companies analysis and other matters, many of which are beyond Cliffs’ control, such as the impact of competition on its businesses and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Cliffs or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Selected Precedent Transactions Analysis

Based upon (1) the significant projected increases in iron ore and coal prices from calendar year 2008 through 2009, which are generally significantly greater than the historical increases of such prices, and (2) the significant projected growth of EBITDA for Cliffs from fiscal year 2008 through 2009, which is generally significantly greater than the projected growth of EBITDA of target companies involved in recent precedent transactions in the iron ore industry, Citi did not consider precedent transactions based upon trailing multiples to be a meaningful benchmark for evaluating Cliffs.

Other Analyses

Implied Historical Premium Analysis

Citi reviewed, for informational and illustrative purposes, the implied premiums to be paid in the merger based on a comparison of the historical average share prices of Alpha common stock for various periods to the per share merger consideration, consisting of $22.23 per share in cash and 0.95 of a share of Cliffs common shares valued based on the historical average share prices of Cliffs common shares for the respective periods. Citi derived the implied premium represented relative to the closing price of Alpha common stock on July 14, 2008 (the last trading day prior to the execution of the merger agreement), the average closing prices of Alpha common stock for the 5-day, 10-day, 20-day, 30-day, 60-day, and 90-day periods ended July 14, 2008, and with the 52-week high and low closing prices of Alpha common stock ended July 14, 2008.

The results of this analysis are set forth below:

					Implied Value of Consideration			Implied
	Alpha	Cliffs	Exchange Ratio		Stock	Cash	Total	Premium

July 14, 2008	$98.72	$113.44	0.95	x	$107.77	$22.23	$130.00	32%
5-Day Average	92.37	105.69	0.95		100.40	22.23	122.63	33
10-Day Average	93.17	105.08	0.95		99.83	22.23	122.06	31
20-Day Average	94.53	106.39	0.95		101.07	22.23	123.30	30
30-Day Average	92.21	105.23	0.95		99.97	22.23	122.20	33
60-Day Average	76.59	97.21	0.95		92.35	22.23	114.58	50
90-Day Average	65.42	86.05	0.95		81.75	22.23	103.98	59
52-Week High	108.73	121.95	0.95		115.85	22.23	138.08	27
52-Week Low	15.92	28.20	0.95		26.79	22.23	49.02	208

Relative Financial Contribution Analysis

Citi reviewed, for informational and illustrative purposes, the relative financial contributions of Alpha and Cliffs to the combined estimated fiscal year 2008, 2009 and 2010 EBITDA and net income, excluding synergies and transaction adjustments, under the following three alternative scenarios: (1) Wall Street Consensus Case for each of Alpha and Cliffs, as described above, (2) Company Case 1 for each of Alpha and Cliffs, as described above, and (3) Company Case 2 for each of Alpha and Cliffs, as described above.

The results of this analysis are set forth below:

	% Contribution
	Cliffs	Alpha

Wall Street Consensus Case
EBITDA
2008E	68%	32%
2009E	59	41
2010E	55	45
Net Income
2008E	73%	27%
2009E	62	38
2010E	56	44
Company Case 1
EBITDA
2008E	69%	31%
2009E	62	38
2010E	68	32
Net Income
2008E	73%	27%
2009E	64	36
2010E	70	30
Company Case 2
EBITDA
2008E	69%	31%
2009E	59	41
2010E	61	39
Net Income
2008E	73%	27%
2009E	61	39
2010E	62	38

Pro Forma Accretion/Dilution Analysis

Citi reviewed, for informational and illustrative purposes, potential accretion/dilution of cash flow per share (or “CFPS”) and earnings per share (or “EPS”) of Cliffs pro forma for the transaction under the following three alternative scenarios: (1) Wall Street Consensus Case for each of Alpha and Cliffs, as described above, (2) Company Case 1 for each of Alpha and Cliffs, as described above, and (3) Company Case 2 for each of Alpha and Cliffs, as described above. Citi based these calculations on, among other factors, an assumed transaction closing date of December 31, 2008, preliminary purchase accounting assumptions (applicable only to EPS) that were provided to Citi by Alpha management and the assumption of no synergies.

The results of this analysis are set forth below:

	Accretion / (Dilution)
	to Cliffs
	CFPS	EPS

Wall Street Consensus Case
2009E	(7)%	(18)%
2010E	(1)%	(17)%
Company Case 1
2009E	(9)%	(19)%
2010E	(16)%	(26)%
Company Case 2
2009E	1%	(14)%
2010E	(2)%	(13%)

Citi’s advisory services and opinion were provided for the information of the Alpha board of directors in its evaluation of the merger and did not constitute a recommendation of the merger to Alpha or a recommendation to any holder of Alpha common stock as to how that stockholder should vote or act on any matters relating to the merger.

The preceding discussion is a summary of the material financial analyses furnished by Citi to the Alpha board of directors, but it does not purport to be a complete description of the analyses performed by Citi or of its presentations to the Alpha board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citi made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citi believes that its analyses, and the summary set forth above, must be considered as a whole and that selecting portions of the analyses and of the factors considered by Citi, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citi and its opinion.

In its analyses, Citi made numerous assumptions with respect to Alpha, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Alpha. Any estimates contained in Citi’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Alpha, the Alpha board of directors, Citi or any other person assumes responsibility if future results or actual values differ materially from the estimates.

Citi’s analyses were prepared solely as part of Citi’s analysis of the fairness of the merger consideration in the merger and were provided to the Alpha board of directors in that connection. The opinion of Citi was only one of the factors taken into consideration by the Alpha board of directors in making its determination to approve the merger agreement and the merger. See “— Alpha’s Reasons for the Merger and Recommendation of Alpha’s Board of Directors” beginning on page 59.

Citi is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Alpha selected Citi to act as its financial advisor on the basis of Citi’s international reputation and Citi’s familiarity with Alpha. Citi and its affiliates may in the future provide services to Alpha and Cliffs unrelated to the proposed merger, for which services Citi and such affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Alpha and Cliffs for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Alpha, Cliffs and their respective affiliates.

Pursuant to Citi’s engagement letter with Alpha, Alpha agreed to pay Citi the following fees for its services rendered in connection with the merger: (i) $1,500,000 payable promptly upon delivery by Citi of the written fairness opinion in connection with this transaction plus (ii) a transaction fee equal to 0.550% of the aggregate value of the transaction less the $1,500,000 paid under (i) above, payable promptly upon consummation of the transaction. In the event the merger is terminated, Alpha has agreed to pay Citi 25% (not to exceed 50% of the transaction fee and not to be paid if a transaction fee was previously paid) of (A) any termination, break-up, topping, or similar fee or payment received in connection with the merger agreement and (B) any profit arising from shares of Cliffs or any of its affiliates acquired by Alpha in connection with the merger, if any, payable promptly upon receipt of any such compensation by Alpha. Alpha has also agreed to reimburse Citi for its reasonable and documented travel and other expenses incurred in connection with its engagement, including reasonable fees and expenses of not more than one outside counsel per jurisdiction, up to a maximum amount of $100,000 (except for expenses relating to the preparation and delivery of the opinion, which are not capped), and to indemnify Citi against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

The merger consideration was determined by arms-length negotiations between Alpha and Cliffs, in consultation with their respective financial advisors and other representatives, and was not established by such financial advisors or other representatives.

Citi and its affiliates in the past have provided, and currently provide, services to Alpha unrelated to the merger, for which services Citi and/or its affiliates have received and expect compensation, including, without limitation, (i) acting as joint book-running manager in Alpha’s offerings of convertible senior notes and common stock in April 2008, (ii) acting as dealer manager for the tender offer and consent solicitation made by two of Alpha’s subsidiaries in April 2008 with respect to senior notes co-issued by such subsidiaries, (iii) acting as administrative agent, joint lead arranger, joint book manager and lender under Alpha’s existing credit facilities and (iv) acting as an advisor to Alpha in considering other strategic alternatives. Neither Citi nor its affiliates provides, or in the past have provided, services to Cliffs.

Opinion of Cliffs’ Financial Advisor

Pursuant to an engagement letter dated July 8, 2008, Cliffs retained J.P. Morgan as its financial advisor in connection with the proposed merger and to render an opinion to the Cliffs board of directors as to the fairness, from a financial point of view, to Cliffs of the consideration to be paid by Cliffs in the proposed merger.

At the meeting of the Cliffs board of directors on July 15, 2008, J.P. Morgan delivered its oral opinion to the Cliffs board of directors (which was subsequently confirmed in writing on the same date) that, as of such date and on the basis of and subject to the various factors and assumptions set forth in its opinion, the consideration to be paid by Cliffs to Alpha stockholders in the proposed merger was fair, from a financial point of view, to Cliffs.

The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of the review undertaken by J.P. Morgan in conducting its financial analysis and rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Cliffs’ shareholders are urged to read the J.P. Morgan opinion carefully and in its entirety.

The J.P. Morgan opinion is addressed to the Cliffs board of directors, is dated July 15, 2008, is directed only to the fairness, from a financial point of view, to Cliffs of the consideration to be paid by Cliffs in the proposed merger and does not constitute a recommendation as to how the Cliffs or the Alpha stockholders should vote with respect to the proposed merger or any other matter.

The following summary of the J.P. Morgan opinion is qualified by reference to the full text of the J.P. Morgan opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated July 15, 2008 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning Cliffs and Alpha and the industries in which they operate;

•	compared the financial and operating performance of Cliffs and Alpha with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Cliffs common shares and Alpha common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by management of Alpha, certain analyses of Alpha’s business prepared by the management of Cliffs and certain internal financial analyses and forecasts prepared by the management of Cliffs relating to Cliffs’ business, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the merger; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Cliffs and Alpha with respect to certain aspects of the merger, and the past and current business operations of Cliffs and Alpha, the financial condition and future prospects and operations of Cliffs and Alpha, the effects of the merger on the financial condition and future prospects of Cliffs and Alpha, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Cliffs and Alpha or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did J.P. Morgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct, and was not provided, with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Cliffs or Alpha under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, including the synergies referred to above, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Cliffs and Alpha to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies referred to above) or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement and that the definitive merger agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Cliffs and Alpha in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Cliffs with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Cliffs or Alpha or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Alpha were prepared by the respective managements of Cliffs and Alpha in connection with the proposed transaction. Neither Cliffs nor Alpha publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were prepared in connection with the proposed transaction and were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

The J.P. Morgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan opinion. It should be understood that subsequent developments may affect the J.P. Morgan opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm the J.P. Morgan opinion. The J.P. Morgan opinion is limited to the fairness, from a financial point of view, to Cliffs of the consideration to be paid by Cliffs in the proposed merger and J.P. Morgan has expressed no opinion as to the fairness of the merger to the holders of any class of securities, creditors or other constituencies of Cliffs or as to the underlying decision by Cliffs to engage in the merger. J.P. Morgan expressed no opinion as to the price at which Cliffs common shares or Alpha common stock will trade at any future time.

The consideration payable to Alpha stockholders in the proposed merger was determined through negotiation between Alpha and Cliffs and the decision to enter into the merger agreement was solely that of Alpha and Cliffs. The J.P. Morgan opinion and financial analyses were only one of the many factors considered by Cliffs in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Cliffs board of directors or management with respect to the proposed merger or the merger consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with providing its opinion to the Cliffs board of directors on July 15, 2008. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the table without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Publicly traded comparable company analysis

Using publicly available information, J.P. Morgan compared selected financial data of Alpha and Cliffs with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the respective businesses of Alpha and Cliffs.

For Alpha, the companies selected by J.P. Morgan were:

•	Arch Coal, Inc.

•	CONSOL Energy Inc.

•	Foundation Coal Holdings, Inc.

•	Massey Energy Company

•	Walter Industries, Inc.

For Cliffs, the companies selected by J.P. Morgan were divided into four groups — Diversified Mining, Base Metals, International Iron Ore and Steel — and were as follows:

Diversified Mining

•	Anglo American plc

•	BHP Billiton Group

•	Vale

•	Rio Tinto plc

•	Teck Cominco Limited

•	Xstrata plc

Base Metals

•	Antofagasta plc

•	Freeport-McMoRan Copper & Gold Inc.

•	Southern Copper Corporation

International Iron Ore

•	Kumba Iron Ore Limited

•	Mount Gibson Iron Limited

Steel

•	ArcelorMittal USA

•	United States Steel Corporation

These companies were selected for each of Alpha and Cliffs, among other reasons, because the companies share similar business and financial characteristics to Alpha and Cliffs, as applicable. In each case, J.P. Morgan also made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

For each of the selected companies and for Alpha and Cliffs, J.P. Morgan divided the company’s firm value, based on most recent publicly available information, at July 14, 2008 by its estimated EBITDA for the calendar year ending December 31, 2009, the result of which is referred to as the “Firm Value/EBITDA Multiple.” In addition, for each of the selected companies and for Alpha and Cliffs, J.P. Morgan divided the company’s equity value at July 14, 2008 by its estimated operating cash flow for the calendar year ending December 31, 2009, the result of which is referred to as the “Equity Value/Operating Cash Flow Multiple.” The estimates of both EBITDA and operating cash flow for the selected companies were based on publicly available equity research estimates. With respect to Alpha and Cliffs, two sets of estimates of EBITDA and operating cash flow were developed — one based on publicly available equity research estimates and the other on projections provided by Alpha and Cliffs and certain analyses of Alpha’s business prepared by Cliffs’ management.

The following table reflects the results of the analysis:

Equity Value/
	Firm Value/	Operating Cash Flow
	EBITDA Multiple	Multiple
	2009E	2009E

Alpha — Comparables
Range	3.8x — 7.7x	6.4x — 10.2x
Median(1)	7.0x	8.9x
Cliffs — Comparables
Diversified Mining range	4.6x — 7.8x	6.0x — 7.8x
Diversified Mining median	5.4x	6.4x
Base Metals range	4.1x — 5.8x	5.5x — 8.1x
Base Metals median	4.7x	5.8x
International Iron Ore range	3.0x — 4.2x	3.9x — 6.0x
International Iron Ore median	3.6x	5.0x
Steel range	5.1x — 6.2x	6.5x — 7.8x
Steel median	5.6x	7.2x

(1)	Walter Industries was excluded from the median

Based on the Firm Value/EBITDA multiple range of 5.0 to 7.0 applied to Alpha’s projected 2009 EBITDA, J.P. Morgan arrived at an estimated implied valuation range for Alpha common stock of $131 to $182 per share. Based on the Firm Value/EBITDA multiple range of 4.5 to 5.5 applied to Cliffs’ projected 2009 EBITDA, J.P. Morgan arrived at an estimated implied valuation range for Cliffs common shares of $116 to $142 per share.

Based upon these implied per share equity values, J.P. Morgan calculated a range of implied exchange ratios of 0.9230 to 1.5660.

Based on the Equity Value/Operating Cash Flow Multiple range of 7.0 to 9.0 applied to Alpha’s projected 2009 operating cash flow, J.P. Morgan arrived at an estimated implied valuation range for Alpha common stock of $132 to $170 per share. Based on the Equity Value/Operating Cash Flow Multiple range of 5.5 to 7.0 applied to Cliffs’

projected 2009 operating cash flow, J.P. Morgan arrived at an estimated implied valuation range for Cliffs common shares of $107 to $136 per share.

Based upon these implied per share equity values, J.P. Morgan calculated a range of implied exchange ratios of 0.9720 to 1.5900.

The implied exchange ratio analysis provides a measure of the relative value of shares of Alpha common stock and Cliffs common shares by showing the number of Cliffs common shares having a value equal to one share of Alpha common stock. The purpose of this implied exchange ratio analysis is to provide a range of illustrative exchange ratios, or a relative measure of the relative market values of Alpha common stock to Cliffs common shares. The resulting exchange ratios are not directly comparable to the exchange ratio for the merger because in the merger, Alpha stockholders will receive cash in addition to Cliffs common shares.

In each case, J.P. Morgan compared the implied exchange ratio to 1.1460, calculated by dividing $130.00 per share of Alpha common stock by $113.44. $130.00 was calculated as the sum of (a) $22.23 per share of cash and (b) the product of 0.95 multiplied by $113.44. $113.44 was the closing price of Cliffs common shares on July 14, 2008.

Discounted cash flow analysis

J.P. Morgan calculated ranges of implied fully diluted equity value per share for both Alpha common stock and Cliffs common shares by performing a discounted cash flow analysis on a stand-alone basis (without synergies). In addition, J.P. Morgan also calculated ranges of implied fully diluted equity value per share for Alpha common stock with synergies. The discounted cash flow analysis for both Alpha and Cliffs assumed a valuation date of December 31, 2008 and was based on, in the case of Alpha, projections provided by Alpha and certain analyses of Alpha’s business prepared by the management of Cliffs and, in the case of Cliffs, projections provided by Cliffs. The discounted cash flow analysis for Alpha common stock with synergies assumed pretax synergies of $50 million in 2009 and $100 million in 2010. Costs to achieve these synergies in 2009 were estimated to be $50 million, based on management guidance.

A discounted cash flow analysis is a traditional method of evaluating an asset by estimating the future cash flows of an asset and taking into consideration the time value of money with respect to those future cash flows by calculating the “present value” of the estimated future cash flows of the asset. “Present value” refers to the current value of one or more future cash payments, or “cash flows,” from an asset and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future cash flows from an asset at a particular point in time, and “unlevered free cash flows,” which refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs.

In arriving at the estimated equity values per share of Alpha common stock and Cliffs common shares, J.P. Morgan calculated terminal values as of December 31, 2018 by applying a range of perpetual revenue growth rates of 0.0% to 1.0% and a range of discount rates of 10.0% to 12.0%. The unlevered free cash flows from January 1, 2009 through December 31, 2018 and the terminal value were then discounted to present values using the range of discount rates and added together in order to derive the unlevered enterprise values for each of Alpha and Cliffs. The range of discount rates used by J.P. Morgan in its analysis was estimated using traditional investment banking methodology, including the analysis of selected publicly traded companies engaged in businesses that J.P. Morgan deemed relevant to Alpha’s and Cliffs’ businesses. These publicly traded companies were analyzed to determine the appropriate beta (an estimate of systematic risk) and target debt/total capital ratio to use in calculating the ranges of discount rates described above. The companies analyzed were the same as those used in connection with the comparable company analysis for Alpha and Cliffs described above.

In arriving at the estimated equity values per share of Alpha common stock and Cliffs common shares, J.P. Morgan calculated the equity value for both Alpha and Cliffs by increasing the unlevered enterprise values of each of Alpha and Cliffs by the estimated value of their respective cash, cash equivalents and marketable securities as of December 31, 2008.

Based on the assumptions set forth above, this analysis implied a common stock range of $131 to $156 per share without synergies and $139 to $166 per share with synergies for Alpha. Based on the assumptions set forth above, this analysis implied a common stock range of $120 to $143 per share for Cliffs. Based upon these implied per share common stock values, J.P. Morgan calculated a range of implied exchange ratios of 0.9140 to 1.2970 without synergies and 0.9690 to 1.3810 with synergies. In each case, J.P. Morgan compared the implied exchange ratio to the merger exchange ratio of 1.1460, assuming a 100% stock transaction, calculated as described above.

Relative contribution analysis

J.P. Morgan analyzed the contribution of Alpha and Cliffs to the pro forma combined company with respect to revenue, EBITDA and operating cash flow for fiscal years 2009 and 2010 using projections provided by Alpha and Cliffs and certain analyses of Alpha’s business prepared by Cliffs’ management. The relative contribution analysis did not take into effect the impact of any synergies or integration costs as a result of the proposed merger. The analysis showed that Cliffs would contribute approximately the following percentages of revenue, EBITDA and operating cash flow to the pro forma combined company:

Relative contribution of Cliffs

	Revenue	EBITDA	Operating Cash Flow

2009	55%	59%	59%
2010	55%	60%	61%

The relative contribution percentages based on revenue, EBITDA and operating cash flow were used to determine the implied pro forma ownership percentages of the combined company post-merger for the Cliffs shareholders and Alpha stockholders assuming a 100% stock transaction. This was done by first assuming that Alpha’s and Cliffs’ contributions with respect to revenue, EBITDA and operating cash flow reflected each company’s contribution to the combined company’s pro forma firm value (defined as the sum of market capitalization, net debt and minority interests). J.P. Morgan then derived each company’s equity value contribution with respect to revenue, EBITDA and operating cash flow by adjusting each company’s firm value contribution determined for each measurement by its outstanding net debt and minority interests. The analysis yielded the following implied pro forma ownership by the Cliffs shareholders:

Implied ownership by Cliffs shareholders(1)

	Revenue	EBITDA	Operating Cash Flow

2009	53%	58%	59%
2010	54%	59%	61%

(1)	Based on relative contribution, actual capital structure and assuming a 100% stock transaction

Based on the implied pro forma ownership percentages with respect to revenue, EBITDA and operating cash flow, J.P. Morgan then calculated the implied relative exchange ratios for each measurement assuming a 100% stock transaction. The analysis yielded the following implied exchange ratios:

Implied exchange ratio(1)

	Revenue	EBITDA	Operating Cash Flow

2009	1.2534x	1.0569x	1.0003x
2010	1.2321x	0.9969x	0.9227x

(1)	Based on relative contribution, actual capital structure and assuming a 100% stock transaction

J.P. Morgan then compared the exchange ratios implied by the contribution analysis as calculated as described above to the merger exchange ratio of 1.1460, assuming a 100% stock transaction, which implies pro forma ownership of approximately 56% for Cliffs shareholders and approximately 44% for Alpha stockholders.

Value creation analysis

J.P. Morgan also estimated the potential impact on the value of the common shares held by Cliffs shareholders due to the transaction. J.P. Morgan calculated the potential increase/(decrease) in the equity value per Cliffs common share by comparing (a) the estimated discounted cash flow valuations of Cliffs common shares with (b) the estimated value of the pro forma Alpha common stock calculated by adding (i) the estimated discounted cash flow valuation for Cliffs common shares, (ii) the estimated discounted cash flow valuation for Alpha common stock and (iii) the estimated discounted cash flow valuation for the estimated synergies (less estimated integration costs), multiplied by a factor of 60%, representing Cliffs shareholders’ pro forma ownership of the pro forma combined company. Based on the assumptions set forth above, this analysis implied value creation for Cliffs common shares of $1.85 per share (assuming no discount rate improvement) and $7.34 per share (assuming a 0.5% discount rate improvement).

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

None of the selected companies reviewed as described in the above summary is identical to Alpha or Cliffs. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Alpha or Cliffs, as the case may be. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Alpha or Cliffs.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Cliffs with respect to the merger and to deliver an opinion to the Cliffs board of directors with respect to the fairness, from a financial point of view, of the consideration to be paid by Cliffs in the merger on the basis of such experience and its familiarity with Cliffs.

J.P. Morgan acted as financial advisor to Cliffs with respect to the proposed merger and will receive a fee from Cliffs for its services (including for delivery of the J.P. Morgan opinion) in an aggregate amount equal to $15 million, a substantial portion of which will become payable only if the proposed merger is consummated. In the event Alpha pays any termination fee or other payment (including any reimbursement of expenses) to Cliffs following or in connection with the termination, abandonment or failure to consummate the merger, Cliffs has agreed to pay J.P. Morgan 25% of any such termination fee or other payment (not to exceed the amount that would otherwise be payable to J.P. Morgan), less any fees previously paid. In addition, Cliffs has agreed to reimburse J.P. Morgan for its expenses and indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement, including liabilities arising under the Federal securities laws.

In addition, during the past two years, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Cliffs for which J.P. Morgan and its affiliates have received customary compensation.

In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Cliffs, for which it receives customary compensation or other financial benefits. J.P. Morgan anticipates that J.P. Morgan and its affiliates will arrange and provide financing to Cliffs in connection with the merger for customary compensation. J.P. Morgan has no transaction history with Alpha. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Cliffs or Alpha for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Stock Ownership of Directors and Executive Officers of Alpha and Cliffs

Alpha

You should review Alpha’s disclosures about Alpha directors’ and executive officers’ ownership of Alpha securities that are incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239.

Cliffs

For information regarding Cliffs directors’ and executive officers’ ownership of Cliffs securities, please see “Security Ownership of Certain Beneficial Owners and Management — Cliffs — Share Ownership by Management and Directors” beginning on page 177.

Merger Consideration

Holders of Alpha common stock (other than shares held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law, held in treasury by Alpha or owned by Cliffs) will be entitled to receive for each share of Alpha common stock (which will be cancelled in the merger):

•	$22.23 in cash, without interest; and

•	0.95 of a fully paid, nonassessable common share of Cliffs.

As a result, Cliffs will issue approximately 70,000,000 of its common shares and pay approximately $1.7 billion in cash in the merger based upon the number of shares of Alpha common stock outstanding on the record date of the Alpha special meeting.

The total value of the merger consideration that an Alpha stockholder receives in the merger may vary. The value of the cash portion of the merger consideration is fixed at $22.23 for each share of Alpha common stock. The share portion of the merger consideration is similarly fixed at 0.95 of a common share of Cliffs to be exchanged for each share of Alpha common stock, but the value of the share portion of the merger consideration will vary due to changes in the market value of Cliffs common shares.

No fractional common shares of Cliffs will be issued in the merger. Any holder of Alpha common stock that would otherwise be entitled to receive fractional common shares of Cliffs as a result of the exchange of Alpha common stock for Cliffs common shares will receive, in lieu of any fractional shares, an amount in cash, without interest, equal to the fractional share interest multiplied by the closing price for a common share of Cliffs as reported on the NYSE Composite Transactions Reports as of the closing date of the merger (or, if that date is not a trading day, as of the trading day immediately preceding the closing date).

Cliffs will fund the cash portion of the merger consideration with cash from committed debt financing.

Ownership of the Combined Company After the Merger

Based on the number of common shares of Cliffs and shares of Alpha common stock outstanding on their respective record dates, and assuming that Cliffs will issue approximately 70,000,000 common shares of Cliffs in connection with the merger, after completion of the merger former Alpha stockholders will own approximately 37% of the then-outstanding common shares of the combined company.

Interests of Alpha Executive Officers and Directors in the Merger

When considering the recommendation of its board of directors with respect to the merger agreement and the transactions contemplated by the merger agreement, including the merger, Alpha stockholders should be aware that some directors and executive officers of Alpha have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, their interests as stockholders and the interests of Alpha stockholders generally. These interests include:

•	special retention bonuses payable upon closing;

•	accelerated vesting and exercisability of Alpha stock options and restricted stock issued under Alpha’s equity compensation plans;

•	payments under employment agreements and severance plans which, in either case, may be triggered upon the closing of the merger or if the officer’s employment is terminated under certain circumstances following the merger;

•	accelerated vesting and payment of deferred compensation for directors under Alpha’s equity compensation plans;

•	potential appointment to the Cliffs board of directors following the merger;

•	potentially becoming executive officers, employees or consultants of Cliffs after the transaction;

•	continued benefits under Cliffs plans for two years following the effective date of the merger that are, in the aggregate, substantially comparable to those provided by Alpha immediately prior to the effective time of the merger; and

•	Cliffs’ agreement to indemnify each present and former Alpha officer and director against liabilities arising out of that person’s services as an officer or director, and maintain directors’ and officers’ liability insurance for a period of six years after closing to cover Alpha directors and officers, subject to certain limitations.

The Alpha board of directors was aware of these arrangements during its deliberations on the merits of the merger and in deciding to recommend that you vote for the adoption of the merger agreement at the Alpha special meeting.

John Brinzo.  Alpha’s board considered the interests that one director of Alpha, John Brinzo, had in Cliffs as a result of his former role as Chief Executive Officer and Chair of the Cliffs board of directors, including his receipt of a pension from Cliffs and ownership of common shares and unvested performance shares of Cliffs. As of October 6, 2008, Mr. Brinzo held 36,048 common shares of Cliffs. Mr. Brinzo is entitled to receive monthly pension payments from Cliffs in the amount of $9,485.94 for the rest of his life. As of the date of this joint proxy statement/prospectus, Mr. Brinzo holds 23,188 performance shares and 4,092 retention units of Cliffs.

Change in Control.  For purposes of all the Alpha agreements and plans described in further detail below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Retention Bonus.  In connection with entry into the merger agreement, Alpha approved the grant of a cash retention bonus to five executive officers including named executive officers David C. Stuebe, Randy L. McMillion, and Joachim V. Porco. Messrs. Stuebe, McMillion, and Porco, and two other executive officers (together) will receive cash retention bonuses at the closing of the merger in the amounts of up to $1.2 million, $2.1 million, $1.6 million and $1.9 million, respectively. Named executive officers Michael J. Quillen and Kevin S. Crutchfield will not receive retention bonuses. Each retention bonus will be forfeited in the event that the executive’s employment is terminated for cause or the executive voluntarily terminates employment without cause prior to the second anniversary of closing of the merger.

Equity Compensation Awards.  The merger agreement provides that, upon completion of the merger, outstanding Alpha stock options are converted into Cliffs stock options, and outstanding Alpha restricted shares are converted into the right to receive the merger consideration. Also, each outstanding performance share vests according to the terms of its agreement, and the holders of performance shares are entitled to receive cash for the shares. The terms of Alpha’s equity compensation plans and the applicable award agreements provide that upon a change in control of Alpha, unvested stock options and shares of restricted stock will vest in full, and performance shares vest and are paid out at the target award level contemporaneous with the consummation of the change in control. Assuming a closing date for the merger of December 31, 2008, upon completion of the merger, (1) the number of unvested stock options (with exercise prices ranging from $12.73 to $24.85) held by each of Messrs. Quillen, Stuebe, Crutchfield, McMillion, Porco, the two other Alpha executive officers (together), and the seven non-employee directors (as a group), that would vest are 0, 16,000, 29,162, 24,000, 15,785, 28,568, and 12,000 respectively; (2) the number of performance shares of Alpha common stock held by each of Messrs. Quillen, Stuebe, Crutchfield, McMillion, Porco, and the two other Alpha executive officers (together) and the seven non-employee directors (as a group) that would vest and become free of restrictions are 144,811, 26,945, 88,270, 42,631, 34,274, 41,616, and 0, respectively; and (3) the number of shares of restricted Alpha common stock held by each of Messrs. Quillen, Stuebe, Crutchfield, McMillion, Porco, the two other Alpha executive officers (together), and the seven non-employee directors (as a group), that would vest and become free of restrictions are 111,579, 18,896, 67,755, 32,715, 26,398, 32,069 and 40,660 respectively.

Assuming the merger is completed on December 31, 2008, the aggregate cash value of the stock-based awards held by Messrs. Quillen, Stuebe, Crutchfield, McMillion, Porco, the two other Alpha executive officers (together) and the seven non-employee directors (as a group) that would vest upon completion of the merger, based on an estimated Alpha closing stock price of $128.12, is approximately $32.8 million, $7.9 million, $23.3 million, $12.6 million, $9.8 million, $13.0 million, and $6.7 million, respectively.

Prior to the effective date of the merger, Alpha’s board of directors (and/or its compensation committee) expects to vote to exempt its executive officers’ and directors’ dispositions of Alpha securities (including derivative securities) from Section 16(b) of the Exchange Act.

Employment Agreements.  Alpha has previously entered into employment agreements with each of Michael J. Quillen and Kevin S. Crutchfield. These employment agreements with Messrs. Quillen and Crutchfield provide for certain payments to them upon a change in control and upon termination of employment in connection with a change in control.

On July 16, 2008 Alpha announced that after the merger, Mr. Quillen will move to a new position as non-executive vice chairman of the board of the combined company, where he will help guide Clifs Natural Resources’ strategic direction and growth. Mr. Quillen’s position of chairman of Alpha’s board and chief executive officer of Alpha will be eliminated. His termination of employment as chief executive officer will be treated as a termination without cause subsequent to a change in control, and he will be eligible to receive payments and benefits under his employment agreement as set forth below.

Under the terms of the employment agreements with Messrs. Quillen and Crutchfield, upon a change in control, each of Messrs. Quillen and Crutchfield is entitled to receive a lump-sum cash payment equal to his pro-rata target annual bonus for the year in which the change in control occurs. Assuming the merger is completed on December 31, 2008, the amount of such payments that would be payable to each of Messrs. Quillen and Crutchfield is $700,000 and $504,000, respectively.

If the employment of either Mr. Quillen or Mr. Crutchfield is terminated during the 90 days prior to, on, or within one year after a change in control by either of them for good reason or by the employer other than for (x) “employer cause,” (y) death or (z) “permanent disability,” as such terms are defined in the employment agreements with Messrs. Quillen and Crutchfield, each of them will be entitled, subject to his execution of a release, to (i) a lump sum payment equal to a multiple of his base salary and target bonus (three, in the case of Mr. Quillen, and two and one-half, in the case of Mr. Crutchfield, whereas absent a change in control, for each of Messrs. Quillen and Crutchfield the multiple would be two), and (iii) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

In addition, upon a termination of Mr. Quillen’s or Mr. Crutchfield’s employment without cause or for good reason, whether or not in connection with a change in control, each is entitled to (i) a pro-rata share of any individual annual cash bonuses or target individual annual cash incentive compensation; (ii) any accrued base salary and other amounts accrued and/or owing to such executive; and (iii) certain health, life and welfare benefits until the earlier to occur of (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) in the case of Mr. Quillen, the 36-month anniversary of the employment termination date in connection with a change in control (whereas absent a change in control, it would be the 24-month anniversary), and in the case of Mr. Crutchfield, the expiration of the COBRA continuation period (generally 18 months). Assuming that the merger is completed on December 31, 2008 and Mr. Quillen and Mr. Crutchfield experience qualifying terminations of employment immediately thereafter, the value of the continued medical and life benefits to be provided is approximately $69,000 and $27,000, respectively.

In the event that any change in control payments or distributions to Messrs. Quillen or Crutchfield would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the agreements obligate Alpha (subject to certain exceptions) to pay each executive an additional tax gross-up payment such that the net amount retained by him, after deduction of any excise tax imposed under Section 4999 of the Code and any taxes imposed upon the gross-up payment itself, is equal to the amount that would have been payable or distributable to him if such payments or distributions did not constitute excess parachute payments.

Under the terms of their employment agreements, Messrs. Quillen and Crutchfield have also agreed to certain ongoing confidentiality obligations, and non-competition and non-solicitation obligations for a period of one year following termination of employment.

Assuming that the merger is completed on December 31, 2008 and each of Messrs. Quillen and Crutchfield experiences a qualifying termination of employment immediately thereafter, the aggregate value of the cash severance and other benefits that would be payable is approximately $18.0 million and $11.5 million, respectively, not including the value of the vesting of equity awards described above. Solely upon a change in control, assuming that the merger is completed on December 31, 2008, the aggregate value of the cash payments that would be made to Mr. Crutchfield under his employment agreement is approximately $6.8 million, not including the value of the equity awards described above.

Key Employee Separation Plan.  Alpha’s five other executive officers, including Messrs. Stuebe, McMillion, and Porco, are not parties to employment agreements with Alpha, but are covered by Alpha’s key employee separation plan, which was previously approved by Alpha. Under the terms of the separation plan, upon a change in control, each participant is entitled to receive a lump-sum cash payment equal to his pro-rata target annual bonus for the year in which the change in control occurs. Assuming the merger is completed on December 31, 2008, the amount of such payments payable to each of Messrs. Stuebe, McMillion, and Porco and the two other executive officers (together), respectively, is approximately $236,000, $262,500, $214,988, and $252,000.

Contingent upon the participant’s execution of a general release, and a one-year non-disparagement and non-competition agreement, in the event the participant’s employment is terminated by the employer without cause or by the participant for good reason during the 90 days prior to, on or within one year after a change in control, upon termination the participant will be entitled to receive his base salary and target bonus multiplied by the applicable benefit factor (in the case of each of Messrs. Stuebe, McMillion, and Porco, that factor is two, whereas absent a change in control, it would be one and one-half).

In addition, upon a termination of a participant’s employment without cause or for good reason (whether or not in connection with a change in control), each participant is entitled to: (i) any accrued base salary and other amounts accrued and/or owing to such executive; (ii) a pro-rata share of any individual annual cash bonuses or target individual annual cash incentive compensation; (iii) certain medical and life benefits until the earlier to occur of (x) reaching the age of 65, (y) obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period, and (iv) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position. Assuming that the merger is completed on December 31, 2008 and the executive experiences a qualifying termination of employment immediately thereafter, the approximate value of continued health, life and welfare benefits to each of Messrs. Stuebe, McMillion, and Porco and the two other executive officers (together), is approximately $19,000, $26,000, $23,000, and $40,000, respectively.

Assuming that the merger is completed on December 31, 2008 and the executive experiences a qualifying termination of employment immediately thereafter, the approximate aggregate value of the cash severance and other severance benefits payable under the Separation Plan to each of Messrs. Stuebe, McMillion, and Porco and each of Alpha’s two other executive officers (together) is approximately $1.59 million, $1.79 million, $1.47 million, and $2.31 million, respectively. These amounts are in addition to the retention bonuses and the value of the vesting of equity awards, described above.

Nonqualified Deferred Compensation.  Alpha maintains the Director Deferred Compensation Agreement under the 2005 Long-Term Incentive Plan, which provides for the deferral of compensation of non-employee directors into cash and stock units.

Pursuant to the terms of the Director Deferred Compensation Agreement, participants are entitled to a lump sum distribution of their accounts within 30 days following the consummation of a change in control. Three directors participate in this plan.

Appointment to the Cliffs Board of Directors and Officer Appointment.  Under the merger agreement, the Cliffs board of directors is required to take all actions as may be required to appoint Mr. Quillen, Alpha’s current Chief Executive Officer, to serve as non-executive vice-chairman, and Glenn A. Eisenberg, another current Alpha board member, to serve on the Cliffs board of directors after the merger. Under the merger agreement, Cliffs has agreed to take all actions as may be required to appoint Mr. Crutchfield as president of the coal division of Cliffs as of the effective time of the merger.

New Employment Arrangements.  As of the date Alpha entered into the merger agreement, no executive officer of Alpha had any arrangement or understanding with Cliffs regarding continued employment with Cliffs or the combined company other than, as discussed above, the payment of retention bonuses to certain executives and the provisions of the merger agreement that obligate Cliffs to appoint certain directors to the board of Cliffs and to appoint Mr. Crutchfield as president of the coal division of Cliffs at the effective time of the merger. As of the date of this joint proxy statement/prospectus, no executive officer of Alpha has entered into any agreement or understanding or engaged in any substantive discussions with Cliffs as to terms and conditions of possible employment with Cliffs or the combined company. Alpha anticipates that, subsequent to the date of this joint proxy statement/prospectus, Mr. Crutchfield is likely to engage in discussions with Cliffs regarding the terms and conditions of his future employment by Cliffs as president of the coal division of Cliffs pursuant to the terms of the merger agreement. It is possible that certain other members of Alpha’s management will be presented with, and will discuss with Cliffs, proposed terms of future employment with the combined company subsequent to the date of this joint proxy statement/prospectus. The proposed terms and conditions of such possible employment that may be discussed and agreed upon by Mr. Crutchfield and other members of Alpha’s management and Cliffs may include, but are not necessarily limited to, base salary, short-term incentive compensation and long-term incentive compensation, including equity awards.

Listing of Cliffs Common Shares and Delisting of Alpha Common Stock

It is a condition to the merger that the Cliffs common shares issuable in connection with the merger be authorized for issuance on the NYSE subject to official notice of issuance. Cliffs common shares are currently traded on the NYSE under the symbol “CLF.” If the merger is completed, Alpha common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act, and Alpha may no longer file periodic reports with the SEC.

Cliffs Board of Directors After the Merger

Under the merger agreement, as of the effective time of the merger, the Cliffs board of directors will take all actions as may be required to appoint Michael J. Quillen (to serve as non-executive vice-chairman) and Glenn A. Eisenberg to the Cliffs’ board of directors. Cliffs and Alpha have agreed that at least one of the individuals to be appointed to the Cliffs board of directors will meet the independence standard of the listing standards of the NYSE. If either of these individuals declines or is unable to serve on the Cliffs board of directors, Cliffs and Alpha will agree on a mutually acceptable candidate.

Michael J. Quillen has served as Alpha’s Chief Executive Officer and a member of the Alpha board since its formation in November 2004 and served as Alpha’s President until January 2007. He was named Chairman of Alpha’s board in October 2006. Mr. Quillen joined the Alpha management team as President and the sole manager of Alpha Natural Resources, LLC, Alpha’s top-tier operating subsidiary, in August 2002, and has served as Chief Executive Officer of Alpha Natural Resources, LLC since January 2003. He also served as the president and a member of the board of directors of ANR Holdings, LLC, Alpha’s former top-tier holding company, from December 2002 until ANR Holdings, LLC was merged with another of Alpha’s subsidiaries in December 2005, and as the chief executive officer of ANR Holdings, LLC from March 2003 until December 2005. From September 1998 to December 2002, Mr. Quillen was Executive Vice President — Operations of AMCI Metals & Coal International Inc., which is referred to as AMCI. While at AMCI, he was also responsible for the development of AMCI’s Australian properties. Mr. Quillen has over 30 years of experience in the coal industry starting as an engineer. He has held senior executive positions in the coal industry throughout his career, including as Vice President — Operations of Pittston Coal Company, President of Pittston Coal Sales Corp., Vice President of AMVEST Corporation, Vice President — Operations of NERCO Coal Corporation, President and Chief Executive Officer of Addington, Inc. and Manager of Mid-Vol Leasing, Inc. Mr. Quillen was elected to the board of directors of Martin Marietta Materials, Inc., a leading producer of construction aggregates in the United States, in February 2008.

Glenn A. Eisenberg has been a member of the Alpha board since the 2005 Alpha annual meeting and is currently Chairman of Alpha’s Audit Committee and a member of Alpha’s Nominating and Corporate Governance Committee. Mr. Eisenberg currently serves as Executive Vice President, Finance and Administration of The Timken Company, an international manufacturer of highly engineered bearings, alloy and specialty steel and components and a provider of related products and services. Prior to joining The Timken Company in 2002, Mr. Eisenberg served as President and Chief Operating Officer of United Dominion Industries, a manufacturer of proprietary engineered products, from 1999 to 2001, and as the President — Test Instrumentation Segment and Executive Vice President for United Dominion Industries from 1998 to 1999. Mr. Eisenberg also serves as a director and chairman of the audit committee of Family Dollar Stores, Inc., owners and operators of discount stores throughout the United States.

Appraisal Rights of Alpha Stockholders

Holders of record of Alpha common stock who do not vote in favor of the adoption of the merger agreement, and who otherwise comply with the applicable provisions of Section 262 of the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger. A person having a beneficial interest in shares of Alpha common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to fulfill the requirements of Section 262 of the DGCL properly and in a timely manner to perfect appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex D and incorporated into this joint proxy statement/prospectus by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holder” are to the record holder of the shares of Alpha common stock as to which appraisal rights are asserted. The following summary does not constitute legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Holders of shares of Alpha common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Alpha common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the merger consideration, payment in cash of the “fair value” of the shares of Alpha common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware court in its discretion determines otherwise for good cause shown, this rate of interest will be five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time between the effective date of the merger and the date of payment and will be compounded quarterly. Any such judicial determination of the fair value of shares of Alpha common stock could be based upon considerations other than or in addition to the merger consideration and the market value of the shares of Alpha common stock. Moreover, Alpha may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Alpha common stock is less than the merger consideration. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be less than, the same as, or more than the merger consideration that you are entitled to receive under the terms of the merger agreement.

Under Section 262 of the DGCL, when a proposed merger of a Delaware corporation is to be submitted for adoption at a meeting of its stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in that required notice a copy of Section 262 of the DGCL.

This joint proxy statement/prospectus constitutes the required notice to the holders of the shares of Alpha common stock in respect of the merger, and Section 262 of the DGCL is attached to this joint proxy statement/prospectus as Annex D. Any Alpha stockholder who wishes to exercise appraisal rights in connection with the merger or who wishes to preserve the right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified in Annex D will result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Alpha common stock, stockholders who are considering exercising such rights should seek the advice of legal counsel.

A holder of Alpha common stock wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement, and must deliver to Alpha before the taking of the vote on the adoption of the merger agreement at the Alpha special meeting a written demand for appraisal of the stockholder’s Alpha common stock. This written demand for appraisal must be separate from any proxy or ballot abstaining from the vote on the adoption of the merger agreement or instructing or effecting a vote against the adoption of the merger agreement. This demand must reasonably inform Alpha of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of the stockholder’s shares in connection with the merger. A holder of Alpha common stock wishing to exercise appraisal rights must be the record holder of the shares of Alpha common stock on the date the written demand for appraisal is made and must continue to hold the shares of Alpha common stock through the effective date of the merger. Accordingly, a holder of Alpha common stock who is the record holder of Alpha common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares of Alpha common stock prior to consummation of the merger, will lose any right to appraisal in respect of the shares of Alpha common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must vote against adoption of the merger agreement, or abstain from voting on the adoption of the merger agreement.

Only a holder of record of Alpha common stock on the date of the making of a demand for appraisal will be entitled to assert appraisal rights for the shares of Alpha common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates. The demand must reasonably inform Alpha of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares of Alpha common stock. If your shares of Alpha common stock are held through a broker, bank, nominee or other third party, and you wish to demand appraisal rights, you must act promptly to instruct the applicable broker, bank, nominee or other third party to follow the steps summarized in this section.

All written demands for appraisal should be sent or delivered to Alpha at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attention: Corporate Secretary.

Within ten days after the effective date of the merger, Alpha, or its successor, which we refer to generally as the surviving corporation, will notify each former Alpha stockholder who has properly asserted appraisal rights under Section 262 of the DGCL, and has not voted in favor of the adoption of the merger agreement, of the date the merger became effective. At any time within 60 days after the effective date of the merger, any holder who has demanded an appraisal has the right to withdraw the demand and accept the merger consideration in accordance with the merger agreement for his, her or its shares of Alpha common stock.

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any former Alpha stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by the stockholder, demanding a determination of the fair value of the shares of Alpha common stock that are entitled to appraisal rights. None of Cliffs, the surviving corporation or Alpha is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of Alpha common stock, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation, Alpha or Cliffs will initiate any negotiations with respect to the fair value of such shares. Accordingly, it is the obligation of Alpha stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL. A person who is a beneficial owner of shares of Alpha common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in this paragraph.

Within 120 days after the effective date of the merger, any former Alpha stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Alpha common stock not voted in favor of adopting the merger agreement, and with respect to which demands for appraisal have been received and the aggregate number of former holders of these shares of Alpha common stock. These statements must be mailed within 10 days after a written request therefor has been received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later. A person who is the beneficial owner of shares of Alpha common stock held either in a voting trust or by a nominee on behalf of any such person may, in such person’s own name, request from the surviving corporation the statement described this paragraph.

If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former Alpha stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Alpha stockholders who have demanded appraisal of their shares of Alpha common stock and with whom agreements as to value have not been reached. After notice to such former Alpha stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery shall conduct a hearing on such petition to determine those former Alpha stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former Alpha stockholders who demanded appraisal of their shares of Alpha common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.

After determining which, if any, former Alpha stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of Alpha common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including the surcharge) as established from time to time between the effective date of the merger and the date of the payment.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. Alpha stockholders considering seeking appraisal should be aware that the fair value of their shares of Alpha common stock as determined under Section 262 of the DGCL could be less than, the same as, or more than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Alpha common stock. Cliffs, Alpha and/or the surviving corporation reserve the right to assert, in any appraisal proceeding, that for the purposes of Section 262 of the DGCL, the “fair value” of a share of Alpha common stock is less than the merger consideration.

The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former Alpha stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former Alpha stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of Alpha common stock entitled to appraisal.

Any holder of Alpha common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of Alpha common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Alpha common stock (except dividends or other distributions payable to holders of record of Alpha common stock as of a record date prior to the effective date of the merger).

If any stockholder who properly demands appraisal of his, her or its Alpha common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of Alpha common stock will be deemed to have been converted into the right to receive the merger consideration payable (without interest) in the merger. An Alpha stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers to Alpha or the surviving corporation, as the case may be, a written withdrawal of his, her or its demand for appraisal. Any attempt to withdraw an appraisal demand in this manner more than 60 days after the effective date of the merger will require the written approval of the surviving corporation. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

Any Alpha stockholder wishing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

Dissenters’ Rights of Cliffs Shareholders

Under the Ohio General Corporation Law, certain of Cliffs shareholders are entitled to dissenters’ rights in connection with the merger. However, such Cliffs shareholders are entitled to relief as dissenting shareholders under Section 1701.85 of the Ohio General Corporation Law only if they strictly comply with all of the procedural and other requirements of Section 1701.85, a copy of which has been attached as Annex E to this document. The following is a description of the material terms of Section 1701.85.

A Cliffs shareholder who wishes to perfect his, her or its rights as a dissenting shareholder:

•	must be a record holder of the shares of Cliffs as to which he, she or it seeks relief as of the record date of the Cliffs special meeting;

•	must not vote such shares of Cliffs in favor of the adoption of the merger agreement and the approval of the issuance of Cliffs common shares in the merger; and

•	must deliver to Cliffs, not later than ten days after the Cliffs special meeting, a written demand for payment to such dissenting shareholder of the fair cash value of the shares as to which he, she or it seeks relief. The written demand must state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of such shares.

Voting against the adoption of the merger agreement and the approval of the issuance of the Cliffs common shares pursuant to the merger agreement will not satisfy the requirements of a written demand for payment.

Any written demand for payment should be mailed or delivered to Cliffs at 1100 Superior Avenue, Cleveland, Ohio 44114-2544. Because the written demand must be delivered to Cliffs within the ten-day period following the Cliffs special meeting, Cliffs recommends that a dissenting shareholder use certified or registered mail, return receipt requested, to confirm that he, she or it has made timely delivery.

Cliffs will send to the dissenting shareholder, at the address specified in his, her or its written demand, a request for the certificate(s) representing the shares as to which the dissenting shareholder seeks relief. Within 15 days from the date of the sending of such request by Cliffs, the dissenting shareholder must deliver to Cliffs the certificate(s) requested so that Cliffs may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. Cliffs will then return the endorsed certificate(s) to the dissenting shareholder. Failure to deliver the certificate(s) within 15 days of the request from Cliffs will terminate the shareholder’s rights as a dissenting shareholder, at the option of Cliffs, exercised by written notice sent to the dissenting shareholder within 20 days after the lapse of the 15-day period (unless a court otherwise directs for good cause shown). If a dissenting shareholder is a record holder of uncertificated shares of Cliffs, Cliffs will make an appropriate notation of the demand for payment in the dissenting shareholder’s records.

If the dissenting shareholder and Cliffs cannot agree on the fair cash value per share of the shares of Cliffs, the dissenting shareholder or Cliffs may, within three months after the service of the written demand by the dissenting shareholder, file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio. If the court finds that the dissenting shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

The fair cash value of a share of Cliffs to which a dissenting shareholder is entitled under Section 1701.85 of the Ohio General Corporation Law will be determined as of the day prior to the Cliffs special meeting. The fair cash value of a share of Cliffs will be computed as the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, excluding any appreciation or depreciation in market value resulting from the issuance of the Cliffs common shares in connection with the merger. Notwithstanding the foregoing, the fair cash value of a share may not exceed the amount specified in the dissenting shareholder’s written demand. The court will make a finding as to the fair cash value of a share and render judgment against Cliffs for the payment of it, with interest at a rate and from a date as the court considers equitable. The court will assess or apportion the costs of the proceeding (including reasonable compensation to the appraisers to be fixed by the court) as it considers equitable.

The rights of any dissenting shareholder will terminate if:

•	the dissenting shareholder has not complied with Section 1701.85 of the Ohio General Corporation Law, unless Cliffs, by its board of directors, waives this failure (however, pursuant to the terms of the merger agreement, Cliffs agreed not to waive, without Alpha’s consent, any failure of a dissenting shareholder to comply with Section 1701.85 of the Ohio General Corporation Law);

•	Cliffs abandons or is finally enjoined or prevented from carrying out the transactions contemplated by the merger agreement, or the shareholders of Cliffs rescind their adoption of the merger agreement and approval of the issuance of the Cliffs common shares;

•	the dissenting shareholder withdraws his, her or its written demand, with the consent of Cliffs, by its board of directors; or

•	Cliffs and the dissenting shareholder have not agreed upon the fair cash value per share of the Cliffs shares and neither the dissenting shareholder nor Cliffs has timely filed or joined in a complaint in an appropriate court.

When a dissenting shareholder exercises his, her or its rights under Section 1701.85 of the Ohio General Corporation Law, all other rights accruing from his, her or its Cliffs shares, including voting and dividend or distribution rights, will be suspended until Cliffs purchases the shares or the right to receive fair cash value is otherwise terminated.

Because a proxy card which does not contain voting instructions regarding the proposal to adopt the merger agreement and approve the issuance of Cliffs common shares in the merger will be voted for the adoption of the merger agreement and the approval of the issuance of Cliffs common shares in the merger, a Cliffs shareholder who wishes to exercise dissenters’ rights must either: (1) not sign and return the proxy card or otherwise vote at the Cliffs special meeting, or (2) vote against or abstain from voting on the adoption of the merger agreement and approval of the issuance of Cliffs common shares in the merger.

Conditions to Completion of the Merger

Completion of the merger depends on a number of conditions being satisfied or waived. These conditions include the following:

•	adoption of the merger agreement by the Alpha stockholders at the Alpha special meeting;

•	adoption of the merger agreement and approval of the issuance of Cliffs common shares pursuant to the terms of the merger agreement by the Cliffs shareholders at the Cliffs special meeting;

•	the waiting period (including any extension thereof) applicable to the consummation of the merger under the HSR Act must have expired or been terminated, and antitrust clearance in Turkey must have been obtained;

•	making or obtaining consents, approvals, and actions of, filings with and notices to, the governmental entities required to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be made or obtained is reasonably expected to have or result in a material adverse effect on Cliffs or Alpha;

•	absence of any order or law of any governmental authority preventing the consummation of the merger;

•	approval for listing of Cliffs common shares to be issued in the merger on the NYSE upon official notice of issuance;

•	continued effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and the absence of any stop order or proceeding seeking a stop order by the SEC suspending the effectiveness of the registration statement;

•	accuracy of each party’s representations and warranties in the merger agreement, except as would not reasonably be expected to have or result in a material adverse effect on the party making the representations;

•	performance in all material respects of each party’s covenants set forth in the merger agreement required to be performed by it at or prior to the closing date of the merger; and

•	delivery by both parties of customary officer’s certificates and tax opinions.

Regulatory Approvals Required for the Merger

The completion of the merger is subject to compliance with the HSR Act. The notifications required under the HSR Act to the FTC and the Antitrust Division were filed on July 25, 2008. On August 22, 2008, the FTC granted an early termination of the waiting period under the HSR Act without the imposition of any conditions or restrictions on the consummation of the merger.

In addition, Cliffs and Alpha were required to submit a pre-merger notification in Turkey and obtain antitrust clearance from the Turkish Competition Authority. The pre-merger notification in Turkey was submitted on August 19, 2008, and the antitrust clearance was granted by the Turkish Competition Authority effective as of September 11, 2008.

See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 110.

Cliffs Dividend Policy

The Cliffs board of directors approves all dividend recommendations.

Under the merger agreement, Cliffs has agreed that, prior to the effective time of the merger, it will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Cliffs to its parent and other than regular quarterly cash dividends with respect to Cliffs common shares not in excess of $0.25 per share and Series A-2 preferred stock in accordance with the terms thereof.

Financing of the Merger

In connection with the signing of the merger agreement, Cliffs entered into a financing commitment letter with J.P. Morgan and JPMCB. J.P. Morgan intends to syndicate this facility to a group of lenders identified by it in consultation with Cliffs, which lenders (including JPMCB) are referred to collectively as the financing parties. This financing commitment letter contemplates a senior unsecured term loan A facility for up to $1.9 billion. Cliffs intends to use the proceeds of this facility to finance the cash portion of the merger consideration, refinance indebtedness of Alpha, and pay all fees, expenses and other amounts contemplated to be paid by Cliffs or its affiliates under the merger agreement. Cliffs’ obligation to complete the merger is not subject to any financing contingency.

The obligations of the financing parties to make available the facility is subject to the satisfaction of a number of conditions including, without limitation: absence since December 31, 2007 of any material adverse change or material adverse effect relating to Alpha; J.P. Morgan’s and JPMCB’s satisfaction that prior to and during the syndication of the facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing (subject to certain exceptions); Cliffs using commercially reasonable efforts to solicit a proposed amendment to its existing revolving and term credit facility pursuant to which the applicable margins and pricing methodology under the existing facility are conformed to the applicable margins and pricing methodology in the definitive financing documentation for this new facility to finance the cash portion of the merger consideration; the negotiation, execution and delivery on or before November 15, 2008 of definitive financing documentation from the facility satisfactory to JPMCB and its counsel; the consummation of the merger and the funding of the facility on or before January 15, 2009 (or April 15, 2009 in certain circumstances); Cliffs or Alpha having tendered to repurchase 100% of the outstanding 2.375% Convertible Senior Notes due 2015 of Alpha; the leverage ratio (giving pro forma effect to the merger) on the closing date of the merger not exceeding the applicable leverage requirement as of the then most recently ended fiscal quarter or fiscal year (as applicable) prior to the closing date of the merger in respect of which Cliffs has delivered its quarterly or annual financial statements to the lenders under the existing revolving and term credit facility; and certain other customary closing conditions, including, without limitation, delivery of customary legal opinions and officers’ certifications, receipt of ratings from ratings agencies, and the payment of fees and expenses.

Certain direct and indirect U.S. subsidiaries of Cliffs will guarantee the obligations under the facility. The facility will also include other covenants and restrictions customary for senior unsecured credit facilities. Cliffs will be required to indemnify and hold harmless J.P. Morgan and each financing party and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities, and expenses arising out of or relating to the facility, Cliffs’ use of loan proceeds or the commitments, except to the extent any such loss, liability, claim, damage or expense is found to have resulted from such indemnified party’s gross negligence or willful misconduct.

Accounting Treatment

The merger will be accounted for as a business combination using the “purchase” method of accounting. Cliffs will be the acquirer for financial accounting purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the merger to U.S. holders of Cliffs common shares or Alpha common stock who hold their stock as a capital asset. The summary is based on the Code, the Treasury regulations issued under the Code, and administrative rulings and court decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership holds Cliffs common shares or Alpha common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding Cliffs common shares or Alpha common stock, the U.S. holder should consult its tax advisors.

This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address United States federal income tax considerations applicable to holders of Cliffs common shares or Alpha common stock who are subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Cliffs common shares or Alpha common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Cliffs common shares or Alpha common stock as part of a hedge, straddle or conversion transaction). This summary does not address the tax consequences of any transaction other than the merger. This summary does not address the tax consequences to any person who actually or constructively owns 5% or more of Cliffs common shares or Alpha common stock. Also, this summary does not address United States federal income tax considerations applicable to holders of options or warrants to purchase Cliffs common shares or Alpha common stock, or holders of debt instruments convertible into Cliffs common shares or Alpha common stock. In addition, no information is provided with respect to the tax consequences of the merger under applicable state, local or non-United States laws.

The obligations of Cliffs and Alpha to consummate the merger as currently anticipated are conditioned on the receipt of opinions of their respective tax counsel, Jones Day (as to Cliffs) and Cleary Gottlieb (as to Alpha), dated the effective date of the merger, each referred to as a tax opinion, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that Alpha and Cliffs will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Each of the tax opinions will be subject to customary qualifications and assumptions, including the assumption that the merger will be completed according to the terms of the merger agreement. In rendering the tax opinions, each counsel may rely upon representations and covenants, including those contained in certificates of officers of Cliffs and Alpha. Although the merger agreement allows each of Cliffs and Alpha to waive this condition to closing, neither Cliffs nor Alpha currently anticipates doing so.

Neither the tax opinions nor the discussion that follows is binding on the Internal Revenue Service, referred to as the IRS, or the courts. In addition, the parties do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusion expressed in the tax opinions or the discussion below, or that a court will not sustain such a challenge.

Federal income tax consequences to Cliffs shareholders who do not hold any Alpha common stock

Because holders of Cliffs common shares will retain their common shares in the merger, holders of Cliffs common shares will not recognize gain or loss upon the merger.

Federal income tax consequences to Alpha stockholders if the merger is consummated as currently anticipated

The following discussion assumes that the exchange of Alpha common stock for Cliffs common shares pursuant to the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

A holder of Alpha common stock who receives cash and Cliffs common shares in the merger generally will recognize gain equal to the lesser of (i) the excess of the sum of the fair market value of the Cliffs common shares received by the holder in exchange for Alpha common stock and the amount of cash received by the holder (including any cash received in lieu of fractional shares) in exchange for Alpha common stock over the holder’s tax basis in the Alpha common stock and (ii) the amount of cash received by the holder in exchange for Alpha common stock (excluding any cash received in lieu of fractional shares). No loss will be recognized by holders of Alpha common stock in the merger, except, possibly, in connection with the receipt of cash in lieu of fractional shares, as discussed below. Any gain recognized by a holder of Alpha common stock generally will be long-term capital gain if the holder’s holding period of the Alpha common stock is more than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The aggregate tax basis of the Cliffs common shares received (including fractional shares deemed received and redeemed as described below) will be equal to the aggregate tax basis of the Alpha common stock surrendered, reduced by the amount of cash the holder of Alpha common stock received (excluding any cash received in lieu of fractional shares), and increased by the amount of gain that the holder of Alpha common stock recognizes, but excluding any gain or loss from the deemed receipt and redemption of fractional shares described below. The holding period of Cliffs common shares received by a holder of Alpha common stock in the merger will include the holding period of the holder’s Alpha common stock.

Cash received by a holder of Alpha common stock in lieu of fractional shares will generally be treated as if the holder received the fractional shares in the merger and then received the cash in redemption of the fractional shares. The holder should generally recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the holder’s tax basis allocable to the fractional shares.

Backup withholding

Backup withholding may apply with respect to the consideration received by a holder of Alpha common stock in the merger unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such holder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules.

A holder of Alpha common stock who does not provide Cliffs (or the exchange agent) with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s federal income tax liability, provided that the holder timely furnishes certain required information to the IRS.

Reporting requirements

U.S. holders of Alpha common stock receiving Cliffs common shares in the merger will be required to retain records pertaining to the merger. U.S. holders who owned at least five percent (by vote or value) of the total outstanding Alpha common stock before the merger or whose tax basis in the Alpha common stock surrendered pursuant to the merger equals or exceeds USD 1 million are subject to certain requirements with respect to the merger. U.S. holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the merger.

THE FOREGOING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE APPLICABILITY TO YOU OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO YOU OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the annexes and the other documents to which we have referred you. You should also review the section titled “Where You Can Find More Information” beginning on page 239.

The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. Except for its status as the contractual document that establishes and governs the legal relations between Cliffs and Alpha with respect to the merger, we do not intend for the merger agreement to be a source of factual, business or operational information about either Cliffs or Alpha. The merger agreement contains representations and warranties that Cliffs and Alpha have made to each other. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement.

First, except for the parties themselves, under the terms of the merger agreement, only certain other specifically identified persons are third party beneficiaries of the merger agreement who may enforce it and rely on its terms. As shareholders, you are not third party beneficiaries of the merger agreement and therefore may not enforce or rely upon its terms and conditions.

Second, the representations and warranties are qualified in their entirety by certain information each of Cliffs and Alpha filed with the SEC prior to the date of the merger agreement, as well as by a confidential disclosure letter that each of Cliffs and Alpha prepared and delivered to the other immediately prior to signing the merger agreement.

Third, certain of the representations and warranties made by Cliffs and merger sub, on the one hand, and Alpha, on the other hand, were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts.

Fourth, none of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing. The parties will not be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies as a whole would reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the party that made the representations and warranties, except for certain limited representations and warranties that must be true and correct in all respects. Otherwise, for purposes of the merger agreement, the representations and warranties will be deemed to have been sufficiently accurate to require a closing.

For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and subsequently developed or new information qualifying a representation or warranty may have been included in a filing with the SEC made since the date of the merger agreement (including in this joint proxy statement/prospectus).

The Merger; Closing

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Delaware law, at the effective time of the merger, merger sub will merge with and into Alpha. The separate corporate existence of merger sub will cease.

However, at the election of Cliffs or Alpha, if in their reasonable good faith opinion, such action is necessary to preserve the tax consequences outlined in the merger agreement, Cliffs, merger sub and Alpha will cooperate to (i) convert merger sub into a limited liability company prior to the effective time of the merger, and, possibly, (ii) restructure the merger so that Alpha shall be merged with and into merger sub, with merger sub continuing as the surviving corporation, provided, that neither Cliffs or merger sub nor Alpha will be deemed to have breached any of their respective representations, warranties, covenants or agreements set forth in the merger agreement by reason of such election.

If the merger is restructured as described in the immediately preceding paragraph, the merger will have the effects described in Annex G. However, any such restructuring will not affect the merger consideration to be received by holders of Alpha common stock.

The closing of the merger will occur at a date and time agreed by the parties, but no later than the second business day following the date on which all of the conditions to the merger, other than conditions that, by their terms, cannot be satisfied until the closing date (but subject to satisfaction of such conditions) have been satisfied or waived, unless the parties agree on another time. Cliffs and Alpha expect to complete the merger prior to the end of 2008. However, they cannot assure you that such timing will occur or that the merger will be completed as expected.

As soon as practicable on or after the closing date of the merger, merger sub or Alpha will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the time merger sub or Alpha files the certificate of merger or at a later time upon which Cliffs and Alpha may agree and specify in the certificate of merger.

Directors and Officers of the Surviving Company

The directors of merger sub immediately prior to the effective time of the merger will be the directors of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Alpha immediately prior to the effective time of the merger will be the officers of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Cliffs Board of Directors; Certain Officers

As of the effective time of the merger, the board of directors of Cliffs will take all actions as may be required to appoint to vacancies or newly-created seats on such board of directors, the following persons: Michael J. Quillen (to serve as non-executive vice-chairman) and Glenn A. Eisenberg. Mr. Quillen and Mr. Eisenberg will serve until their respective successors have been duly elected and qualified or until the earlier of their death, resignation or removal in accordance with the amended articles of incorporation and regulations of Cliffs and applicable law. Cliffs and Alpha have agreed that at least one of these designated directors will meet the independence standards of the listing standards of the NYSE. Notwithstanding the foregoing, if, prior to the effective time of the merger, either designee declines or is unable to serve, Cliffs and Alpha will agree on mutually acceptable replacement designees.

As of the effective time of the merger agreement, Cliffs will take all actions as may be required to appoint Kevin S. Crutchfield as president of the coal division of Cliffs.

Certificate of Incorporation and By-laws of the Surviving Company

The restated certificate of incorporation of Alpha will be amended to read in its entirety as the certificate of incorporation of merger sub as in effect immediately prior to the completion of the merger, and, as so amended, will be the certificate of incorporation of the surviving company until changed or amended. The by-laws of merger sub, as in effect immediately prior to the completion of the merger, will be the by-laws of the surviving company until changed or amended.

Merger Consideration

Upon the effectiveness of the merger, each share of Alpha common stock (other than shares held by any dissenting Alpha stockholder that has properly exercised appraisal rights in accordance with Delaware law as described above, shares held in treasury by Alpha or shares owned by Cliffs) will be converted into the right to receive from Cliffs the merger consideration, consisting of the following:

•	$22.23 in cash, without interest; and

•	0.95 of a validly issued, fully paid, nonassessable common share of Cliffs.

Upon completion of the merger, each share of Alpha common stock held by Cliffs, Alpha or any direct or indirect majority-owned subsidiary of Cliffs or Alpha immediately prior to the effective time of the merger will be automatically cancelled and extinguished, and none of Cliffs, Alpha or any of their respective direct or indirect majority owned subsidiaries will receive any consideration in exchange for those shares.

Fractional Shares

No fractional Cliffs common shares will be issued in the merger. Instead, holders of Alpha common stock who would otherwise be entitled to receive a fractional common share of Cliffs will receive an amount in cash (rounded up to the nearest whole cent and without interest) determined by multiplying the fractional share interest by the closing price for a common share of Cliffs as reported on the NYSE Composite Transactions Reports (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative sources) on the closing date of the merger, or if such date is not a trading day, the trading day immediately preceding the closing.

Appraisal Rights

Shares of Alpha common stock held by any Alpha stockholder who properly demands payment for his, her or its shares in compliance with the appraisal rights under Section 262 of the DGCL will not be converted into the right to receive the merger consideration. Alpha stockholders properly exercising appraisal rights will be entitled to payment as further described above under “The Merger — Appraisal Rights of Alpha Stockholders” beginning on page 88. However, if any Alpha stockholder withdraws his, her or its demand for appraisal (in accordance with Section 262 of the DGCL) or becomes ineligible for appraisal, then the shares of Alpha common stock held by that Alpha stockholder will be converted as of the effective time of the merger into and represent the right to receive the merger consideration, without interest, in accordance with the merger agreement.

Exchange Procedures

Prior to the effective time of the merger, Cliffs will enter into an agreement with an exchange agent for the merger to handle the exchange of shares of Alpha common stock for the merger consideration, including the payment of cash for fractional shares. As of the effective time of the merger, Cliffs will deposit with the exchange agent, for the benefit of the holders of Alpha common stock, immediately available funds sufficient to pay the aggregate cash consideration and certificates representing Cliffs common shares issuable in the merger in exchange for outstanding shares of Alpha common stock, including any cash to be paid in lieu of fractional shares or in respect of any dividends or distributions on common shares of Cliffs with a record date after the effective time of the merger.

At the effective time of the merger, each certificate representing shares of Alpha common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration, dividends and other distributions on common shares of Cliffs with a record date after the effective time of the merger, dividends and other distributions on shares of Alpha common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger, and cash, without interest, in lieu of fractional shares. Following the effective time of the merger, no further registrations of transfers on the stock transfer books of the surviving company of the shares of Alpha common stock will be made. If, after the effective time of the merger, Alpha stock certificates are presented to Cliffs, the surviving company or the exchange agent for any reason, they will be cancelled and exchanged as described above.

Exchange of Shares

As soon as reasonably practicable after the effective time of the merger, and in any event within 5 business days thereafter, Cliffs will cause the exchange agent to mail to each holder of record of an Alpha stock certificate or book-entry share whose shares of Alpha common stock were converted into the right to receive the merger consideration, a letter of transmittal and instructions explaining how to surrender Alpha stock certificates or book-entry shares in exchange for the merger consideration.

After the effective time of the merger, and upon surrender of an Alpha stock certificate or book-entry share to the exchange agent, together with a letter of transmittal, duly executed, and other documents as may reasonably be required by the exchange agent, the holder of the Alpha stock certificate or book-entry share will be entitled to receive the merger consideration in the form of (i) a certificate share representing that number of whole common shares of Cliffs that such holder has the right to receive pursuant to the merger agreement and (ii) a check for the full amount of cash that such holder has the right to receive pursuant to the provisions of the merger agreement, including the cash consideration, cash in lieu of fractional shares, and dividends and other distributions on common shares of Cliffs with a record date after the effective time of the merger and the Alpha stock certificates surrendered will be cancelled. No interest will be paid or will accrue on any merger consideration payable under the merger agreement.

Lost Stock Certificates

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if required by Cliffs or the surviving company, as the case may be, the posting by such person of a bond in a reasonable amount as Cliffs or the surviving company, as the case may be, may direct as indemnity against any claim that may be made against it with respect to the stock certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed stock certificate, the merger consideration, dividends and other distributions on common shares of Cliffs with a record date after the effective time of the merger, and cash, without interest, in lieu of fractional shares.

Alpha stock certificates should not be returned with the enclosed proxy card(s). Alpha stock certificates should be returned with a validly executed transmittal letter and accompanying instructions that will be provided to Alpha stockholders following the effective time of the merger.

Termination of Exchange Fund

Twelve months after the effective time of the merger, Cliffs may require the exchange agent to deliver to Cliffs all cash and common shares of Cliffs remaining in the exchange fund. Thereafter, Alpha stockholders must look only to Cliffs for payment of the merger consideration on their shares of Alpha common stock.

Representations and Warranties

The merger agreement contains representations and warranties made by each party to the other, which are subject, in some cases, to specified exceptions and qualifications, including exceptions and qualifications that would not have a material adverse effect on Alpha or Cliffs, as applicable. These representations and warranties relate to, among other things:

•	due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

•	ownership of subsidiaries;

•	capital structure and equity securities;

•	corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement;

•	board of directors approval;

•	absence of conflicts with charter documents, breaches of contracts and agreements, liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	absence of required governmental or other third party consents in connection with execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement other than governmental filings specified in the merger agreement;

•	timely filing of required documents with the SEC, compliance with the requirements of the Securities Act of 1933, which is referred to as the Securities Act, and the Exchange Act and the absence of untrue statements of material facts or omissions of material facts in those documents;

•	compliance of financial statements as to form with applicable accounting requirements and SEC rules and regulations and preparation in accordance with U.S. generally accepted accounting principles;

•	absence of misleading information contained or incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part;

•	absence of specified changes or events and conduct of business in the ordinary course since December 31, 2007;

•	compliance with applicable laws and holding of all necessary permits;

•	absence of proceedings before any governmental entity;

•	employee benefits matters and ERISA compliance;

•	tax matters;

•	environmental matters and compliance with environmental laws;

•	the affirmative vote required by Alpha stockholders to adopt the merger agreement and the affirmative vote required by Cliffs’ shareholders to adopt the merger agreement and approve the issuance of Cliffs common shares;

•	real property and assets;

•	intellectual property;

•	labor agreements and employee benefits issues;

•	certain material contracts;

•	insurance;

•	interested party transactions;

•	receipt of a fairness opinion from each company’s financial advisors; and

•	brokers’ or finders’ fees.

Cliffs and merger sub made additional representations and warranties to Alpha in the merger agreement, including the availability of funds sufficient to pay the cash portion of the merger consideration and all other cash amounts to be paid pursuant to the merger agreement.

Alpha also made additional representations and warranties to Cliffs, including the non-applicability of anti-takeover laws to the merger.

For purposes of the merger agreement, a “material adverse effect” on Cliffs or Alpha means:

•	any event, circumstance, change, occurrence or state of facts that has a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, other than events, circumstances, changes, occurrences or any state of facts relating to:

•	changes in industries relating to such party and its subsidiaries in general, other than the effects of any such changes which adversely affect such party and its subsidiaries to a materially greater extent than their competitors in the applicable industries in which such party and its subsidiaries compete;

•	general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere, other than the effects of any such changes which adversely affect such party and its subsidiaries to a materially greater extent than its competitors in the applicable industries in which such party and its subsidiaries compete;

•	the execution or the announcement of the merger agreement, the undertaking and performance of the obligations contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships with customers, suppliers, distributors, partners or employees, or any litigation arising in relation to the merger agreement or the transactions contemplated by the merger agreement;

•	acts of war, insurrection, sabotage or terrorism (or the escalation of the foregoing);

•	changes in U.S. generally accepted accounting principles or the accounting rules or regulations of the SEC; and

•	the fact, in and of itself (and not the underlying causes thereof), that such party or any of its subsidiaries failed to meet any projections, forecasts or revenue or earnings predictions; and

•	any event, circumstance, change, occurrence or state of facts that prevent or materially delay the ability of such party to consummate the transactions contemplated by the merger agreement.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger, but they form the basis of specified conditions to the parties’ obligations to complete the merger.

Covenants and Agreements

Operating Covenants

Alpha has agreed that prior to the effective time of the merger it and its subsidiaries will carry on their businesses in the ordinary course. With specified exceptions, Alpha has agreed, among other things, not to, and not to permit its subsidiaries to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

•	split, combine or reclassify any of its capital stock;

•	except as required in Alpha’s stock plans, purchase, redeem or otherwise acquire any shares of its or its subsidiaries’ capital stock or any other securities of Alpha or any of its subsidiaries or any rights, warrants or options to acquire any of those shares or other securities;

•	issue or authorize the issuance of, deliver, sell or encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

•	amend its certificate of incorporation or by-laws;

•	merge or consolidate with any person other than another Alpha entity;

•	encumber or dispose of any of its properties or assets, other than dispositions of inventory or equipment in the ordinary course of business consistent with past practice;

•	enter into commitments for capital expenditures involving (i) in the case of capital expenditures in respect of individual items of equipment more than $5 million individually or (ii) more than $50 million in the aggregate;

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness;

•	take certain other actions with respect to employee benefit plans, compensation arrangements and collective bargaining agreements;

•	change the accounting principles used by it;

•	make acquisitions for consideration in excess of $50 million in the aggregate;

•	make, change or rescind any express or deemed election with respect to taxes, settle or compromise any claim or action relating to taxes, or change any of its methods of accounting or of reporting income or deductions for tax purposes;

•	satisfy claims or liabilities other than satisfaction in the ordinary course of business consistent with past practice, in accordance with their terms or in amounts not to exceed $5 million in 2008 and $2 million in 2009;

•	make any loans, advances (other than advances to contract miners in excess of $10 million in the aggregate) or capital contributions to, or investments in, any other person in excess of $10 million in the aggregate;

•	modify, amend or terminate any material contract, other than in the ordinary course of business consistent with past practice;

•	waive, release, relinquish or assign any material right or claim under a material contract or cancel or forgive any indebtedness owed to Alpha or any of its subsidiaries in excess of $2 million in the aggregate;

•	take any action to exempt any person (other than Cliffs and its subsidiaries) or any action taken thereby, except to the extent necessary to take any actions that Alpha or any third party would otherwise be permitted to take pursuant to the provisions of the merger agreement governing Alpha’s non-solicitation obligations, from the provisions of Section 203 of the DGCL or any other state takeover law; or

•	authorize, or commit or agree to take, any of the foregoing actions.

Cliffs has agreed that, prior to the effective time of the merger, it and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Merger sub has agreed that prior to the effective time of the merger, it will not engage in any activities of any nature except as contemplated in the merger agreement. With specified exceptions set forth in the merger agreement, Cliffs has agreed, among other things, not to, and not to permit its subsidiaries to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except, among other things, for quarterly cash dividends with respect to (i) Cliffs common shares not in excess of $0.25 per common share of Cliffs and (b) the Series A-2 preferred stock in accordance with the terms thereof;

•	split, combine or reclassify any of its capital stock;

•	purchase, redeem or otherwise acquire any shares of capital stock of Cliffs or any of its subsidiaries or any other securities of Cliffs or any of its subsidiaries or any rights, warrants or options to acquire any of those shares or other securities, except pursuant to agreements entered into with respect to Cliffs stock plans that are in effect as of the close of business on the date of the merger agreement;

•	issue or authorize the issuance of, deliver, sell, or encumber any shares of its capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any of such shares, voting securities or convertible securities;

•	amend its organizational documents;

•	merge or consolidate with any person;

•	incur any long-term indebtedness or incur short-term indebtedness, other than (1) up to $10 million of short-term indebtedness under lines of credit existing on the date of the merger agreement or (2) indebtedness incurred pursuant to the terms of Cliffs’ financings of the cash portion of the merger consideration;

•	change the accounting principles used by it;

•	make, change or rescind any express or deemed election with respect to taxes, settle or compromise any claim or action relating to taxes, or change any of its methods of accounting or of reporting income or deductions for tax purposes;

•	satisfy any claims or liabilities, other than in the ordinary course of business consistent with past practice or in accordance with their terms or in an amount not to exceed $5 million in the aggregate;

•	make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly-owned Cliffs subsidiary and Cliffs or another wholly-owned Cliffs subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice; or

•	authorize, or commit or agree to take, any of the foregoing actions.

No Solicitation by Alpha

Alpha has agreed, and agreed to cause its officers, directors, employees and representatives, other than in the case of officers, directors and employees, in their capacity as such, to cease all then existing activities with any parties with respect to or that could reasonably be expected to lead to a “company takeover proposal.” A company takeover proposal means any inquiry, proposal or offer from any person (other than Cliffs or its affiliates) relating to any:

•	direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or the assets of Alpha and its subsidiaries, taken as a whole;

•	direct or indirect acquisition or purchase of 25% or more of any class of equity securities of Alpha;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Alpha; or

•	merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving Alpha, other than the transactions contemplated or permitted by the merger agreement.

In addition, Alpha has agreed that it will not, and will direct its officers, directors, employees, and representatives not to, directly or indirectly:

•	solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or knowingly facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a company takeover proposal;

•	enter into any agreement relating to a company takeover proposal or enter into any agreement, arrangement or understanding requiring Alpha to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement; or

•	initiate or participate in any way in any discussions or negotiations regarding, or knowingly furnish or disclose to any person (other than to Cliffs) any non-public information with respect to, or take any other action to knowingly facilitate or knowingly further any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any company takeover proposal.

Notwithstanding these restrictions, Alpha may, at any time prior to obtaining Alpha stockholder approval at the Alpha special meeting, in response to an unsolicited bona fide written company takeover proposal that the board of directors of Alpha determines in good faith (after consultation with its outside counsel and a financial advisor of nationally recognized reputation) constitutes or could reasonably be expected to lead to a superior proposal (as defined below), and which company takeover proposal was made after the date of the merger agreement and did not otherwise result from a breach of Alpha’s non-solicitation obligations, if and only to the extent that the board of directors of Alpha determines in good faith (after consultation with outside legal counsel) that failure to do so could be reasonably likely to be a violation of its fiduciary duties to the Alpha stockholders under applicable law, and subject to compliance with its non-solicitation obligations set forth in the merger agreement:

•	furnish non-public information with respect to Alpha and its subsidiaries to the person making the company takeover proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of the person than the existing confidentiality agreement between Alpha and Cliffs, provided that all the information is, previously provided to Cliffs or is provided to Cliffs prior to or substantially concurrent with the time it is provided to such person; and

•	participate in discussions or negotiations with the person making the company takeover proposal (and its representatives) regarding the company takeover proposal.

Superior proposal means any bona fide, written inquiry, proposal or offer from any person (other than Cliffs or its affiliates) relating to any:

•	direct or indirect acquisition or purchase of a business that constitutes 75% or more of the net revenues, net income or the assets of Alpha and its subsidiaries, taken as a whole;

•	direct or indirect acquisition or purchase of 75% or more of any class of equity securities of Alpha;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 75% or more of any class of equity securities of Alpha; or

•	merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving Alpha, other than the transactions contemplated or permitted by the merger agreement;

that the board of directors of Alpha determines in its good faith judgment (after consulting with outside counsel and a financial advisor of nationally recognized reputation), taking into account all legal, financial and regulatory and other aspects of the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), the likelihood and timing of required governmental approvals and consummation and the ability of the person making the proposal to finance and pay the contemplated consideration, would be more favorable to the stockholders of Alpha than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Cliffs in response to such superior proposal).

Alpha has agreed to promptly (but in any event within one calendar day) notify Cliffs in the event that Alpha receives, directly or indirectly, any company takeover proposal, or any request for non-public information relating to Alpha by any person that informs Alpha or its representatives that the person is considering making, or has made, a company takeover proposal, or any request for discussions or negotiations relating to a possible company takeover proposal. Alpha has also agreed to keep Cliffs reasonably informed, in all material respects, of the status and details (including amendments or proposed amendments) of any such request, company takeover proposal or inquiry.

Alpha Special Meeting and Board Recommendation

Alpha has agreed that Alpha’s board of directors will convene and hold a meeting of Alpha stockholders, recommend that such stockholders adopt the merger agreement and use its reasonable best efforts to obtain such approval. Alpha has further agreed that neither Alpha’s board of directors nor any committee of Alpha’s board of directors will cause a “company adverse recommendation change.”

A “company adverse recommendation change” means that the Alpha board of directors decides to (i) withdraw, or publicly propose to withdraw (or, in either case, modify in a manner adverse to Cliffs), the approval recommendation or declaration of advisability by the board of directors of the merger agreement or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any company takeover proposal.

However, if prior to obtaining Alpha stockholder approval, Alpha’s board of directors determines in good faith that failure to do so would be reasonably likely to be a violation of its fiduciary duties to its stockholders under applicable law, then Alpha may (1) terminate the merger agreement and cause Alpha to enter into an acquisition agreement with respect to a superior proposal or (2) make a company adverse recommendation change, provided that Alpha fulfills the following conditions:

•	Alpha must provide written notice advising Cliffs that the Alpha board of directors intends to take such action and specifying the reasons therefor, including, if applicable, the terms and conditions of any superior proposal that is the basis of the proposed action by the Alpha board of directors (and any amendment to the amount of consideration or any other material term of the superior proposal will require a new notice to Cliffs);

•	for 3 business days following Cliffs’ receipt of this written notice, Alpha must negotiate with Cliffs in good faith to make such adjustments to the terms and conditions of the merger as would enable Alpha to proceed with its recommendation of the merger agreement and the merger and not make such company adverse recommendation change or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal; and

•	if applicable, at the end of such three-business day period, the Alpha board of directors must continue to believe that the company takeover proposal, if any, constitutes a superior proposal (after taking into account any adjustments to the terms and conditions of the merger agreement made pursuant to the negotiations described in the preceding bullet).

The merger agreement does not prohibit Alpha from taking and disclosing to its stockholders, in compliance with the rules and regulations of the Exchange Act, a position regarding any unsolicited tender offer for Alpha common stock or from making any other disclosure to Alpha stockholders if, in the good faith judgment of the Alpha board of directors, after consultation with outside counsel, failure to make such disclosure would reasonably be expected to violate its or Alpha’s obligations under applicable law.

Cliffs Special Meeting and Board Recommendation

Cliffs has agreed that Cliffs’ board of directors will convene and hold a special meeting of Cliffs shareholders, recommend that such shareholders adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger, and use its reasonable best efforts to obtain such approval. If, prior to obtaining Cliffs shareholder approval, the Cliffs’ board of directors determines in good faith that failure to withdraw or modify or publicly propose to withdraw or modify its recommendation of the adoption of the merger agreement and approval of the issuance of Cliffs common shares in connection with the merger would be reasonably likely to be a violation of its fiduciary duties to the shareholders of Cliffs under the Ohio General Corporation Law, Cliffs board of directors may take such action, provided that Cliffs provides written notice advising Alpha that the Cliffs board of directors intends to take such action and specifying the reasons therefor, and negotiates in good faith with Alpha to make such adjustments to the terms and conditions of the merger agreement as would enable Cliffs to proceed with its recommendation in favor of the transactions contemplated by the merger agreement.

Access to Information; Confidentiality

During the period prior to the effective time of the merger, Cliffs and Alpha will, and will cause each of their subsidiaries to, afford to the other party and its representatives reasonable access during normal business hours to all of their respective properties, books, contracts, commitments, personnel and records, except that neither party is required to provide the other with any information that it reasonably believes it cannot provide due to contractual or legal restrictions, or which it believes is competitively sensitive information. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between Cliffs and Alpha.

Cooperation; Regulatory, Antitrust and Other Required Approvals and Clearances

Cliffs and Alpha have each agreed to use their reasonable best efforts to cooperate and to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement, in the most expeditious manner practicable. This includes:

•	obtaining all necessary actions or nonactions, waivers, clearances, consents and approvals from governmental entities and making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents, approvals or waivers from third parties;

•	preventing the entry, enactment or promulgation of any injunction or order or law that could materially and adversely affect the ability of Cliffs and Alpha to consummate the transactions under the merger agreement;

•	seeking the lifting or rescission of any injunction or order or law that could materially and adversely affect the ability of the parties hereto to consummate the transactions under the merger agreement;

•	cooperating to defend against any proceeding or investigation relating to the merger agreement or the transactions contemplated thereby and to cooperate to defend against it and respond thereto;

•	executing and delivering any additional instruments necessary to complete the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement;

•	using commercially reasonable efforts to arrange for Alpha’s independent accountants to provide such comfort letters, consents and other services that are reasonably required in connection with Cliffs’ financings of the cash consideration; and

•	assisting in the marketing and sale or any other syndication of any such financings by making appropriate officers of Alpha available for due diligence meetings and for participation in the road show and meetings with prospective participants in such financings upon reasonable notice and at reasonable times.

Notwithstanding the foregoing, Cliffs has agreed to promptly reimburse Alpha for all out-of-pocket expenses incurred by, and otherwise indemnify and hold harmless, Alpha, its affiliates and its and their respective officers, directors, accountants and representatives from and against all liabilities listed in the ultimate and penultimate bullet points above relating to such actions other than those arising from such person’s willful misconduct or gross negligence.

For purposes of the merger agreement, reasonable best efforts does not require the parties to sell, hold separate or otherwise dispose of or conduct the business of Alpha, Cliffs and/or any of their respective affiliates in a manner which would resolve any objections or suits that could materially and adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement (or agree to or permit any of these actions), except to the extent any such action would not reasonably be expected to materially impair the benefits each of Cliffs and Alpha reasonably expects to be derived from the combination of Cliffs and Alpha through the merger.

In connection with the efforts referenced above to obtain all requisite approvals and authorizations for the transactions contemplated by the merger agreement under the HSR Act, and to obtain all such approvals and authorizations under any other applicable antitrust law, each of Cliffs and Alpha has further agreed to use its reasonable best efforts to:

•	cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

•	keep the other party informed in all material respects of any material communication (and if in writing, provide a copy of such communication) received by such party from, or given by such party to, the FTC, the Antitrust Division or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated in the merger agreement;

•	permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, any such governmental entity or in connection with any proceeding by a private party;

•	consult and cooperate with the other party and consider in good faith the views of the other party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of Alpha, Cliffs or any of their respective affiliates to any such governmental entity or private party; and

•	not participate in any substantive meeting or have any substantive communication with any governmental entity unless it has given the other parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such governmental entity, gives the other the opportunity to attend and participate therein.

In connection with and without limiting these obligations, each of Cliffs and Alpha will take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or any transaction contemplated by the merger agreement, including the merger. If any state takeover statute or similar statute or regulation becomes applicable to the merger agreement or any transaction contemplated by the merger agreement, each of Cliffs and Alpha will take all action necessary to ensure that the merger agreement and the transactions contemplated by the merger agreement, including the merger, may be completed as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of the statute or regulation on the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Cliffs and merger sub have each acknowledged and agreed that their obligations to consummate the merger and the other transactions contemplated thereby are not conditioned or contingent upon receipt of any financing.

Effect of the Merger on Alpha Equity Awards

At the effective time of the merger, each outstanding Alpha stock option and stock plan will be assumed by Cliffs. To the extent provided under the terms of Alpha’s stock plans, all outstanding options will accelerate and become immediately exercisable in connection with the merger. Except for acceleration in accordance with the terms of Alpha’s stock plans, each Alpha stock option assumed by Cliffs will continue to have the same terms and conditions as were applicable immediately before the effective time of the merger, except that each Alpha stock option will be exercisable for a number of whole common shares of Cliffs equal to the product of the number of shares of Alpha common stock issuable upon exercise of the option immediately before the effective time of the merger multiplied by the sum of (1) the stock consideration plus (2) the cash consideration divided by the closing price for a common share of Cliffs as reported on the NYSE Composite Transaction Reports (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative sources) on the closing date of the merger. In addition, the per share exercise price of each Alpha stock option will be equal to the quotient determined by dividing the per share exercise price of the Alpha stock option by the sum of (1) the stock consideration plus (2) the cash consideration divided by the closing price for a common share of Cliffs as reported on the NYSE Composite Transaction Reports (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative sources) on the closing date of the merger.

The conversion of any Alpha stock options which are “incentive stock options,” within the meaning of Section 422 of the Code, into options to purchase Cliffs common shares will be made so as not to constitute a “modification” of those Alpha stock options within the meaning of Section 424 of the Code.

Cliffs will take all corporate action necessary to reserve for issuance a sufficient number of common shares of Cliffs for delivery upon exercise or settlement of the Alpha stock plans described above that it will assume or settle pursuant to the merger agreement. As soon as practicable after the effective time of the merger, Cliffs will file a registration statement on Form S-8, or other appropriate form, with respect to the common shares of Cliffs subject to the Alpha stock plans and will maintain the effectiveness of such registration statement and maintain the current status of the prospectus or prospectuses contained in such registration statement, for so long as the Alpha stock options assumed by Cliffs remain outstanding.

At the effective time of the merger, each outstanding unvested share of restricted Alpha common stock issued under an Alpha stock plan will become vested and no longer subject to restrictions, and as a result will be treated in the merger as unrestricted Alpha common stock.

At the effective time of the merger, each outstanding performance share granted under Alpha stock plans will vest according to the terms of the applicable performance share agreement, and the holder of each performance share agreement will be entitled to receive an amount in cash equal to the product of (i) the sum of (A) the cash consideration plus (B) the product of the stock consideration multiplied by the closing price, multiplied by (ii) the number of shares of Alpha common stock that would be issuable under such performance share agreement.

Indemnification and Insurance

Cliffs has agreed that all rights to indemnification and exculpation, from liabilities for acts or omissions occurring at or prior to the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement) existing in favor of the current or former directors, officers and employees of Alpha and its subsidiaries, as provided in their respective certificates of incorporation, by-laws or in any agreement between Alpha or its subsidiaries, on the one hand, and any current or former director, officer or employee of Alpha or its subsidiaries, on the other hand, will be assumed by the surviving company and will survive the merger and continue in full force and effect in accordance with their terms.

Cliffs has agreed to maintain in effect, for at least six years after the effective time of the merger, or to replace with a six-year “tail” policy providing the same coverage in all material respects, the Alpha directors’ and officers’ liability insurance policies covering acts or omissions occurring prior to the effective time of the merger with respect to those persons who are currently covered by Alpha’s directors’ and officers’ liability insurance policies as of the date of the merger agreement on terms with respect to such coverage and amount no less favorable than those of such existing insurance coverage. However, Cliffs or the surviving company will not be required to expend in any one year an amount in excess of 300% of the annual premiums paid by Alpha at the date of the merger agreement for the insurance; if the annual premiums exceed that amount, Cliffs will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the limit set forth above.

Alpha Employee Benefits Matters

Cliffs agreed to assume all of the Alpha benefit plans and honor and pay or provide the benefits required under the plans, recognizing that the consummation of the merger or approval of the merger agreement by Alpha’s stockholders, as the case may be, will constitute a “change in control” for purposes of each such plan that includes a definition of “change in control.”

With respect to any Alpha common stock held by any Alpha benefit plan as of the date of the merger agreement or thereafter, Alpha agreed to take all actions necessary or appropriate (including such actions as are reasonably requested by Cliffs) to ensure that all participant voting procedures contained in the Alpha benefit plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

For the period commencing at the effective time of the merger and ending on the second anniversary thereof, Cliffs agreed to cause to be maintained on behalf of employees of Alpha at the effective time of the merger other than individuals covered by a collective bargaining agreement, considered as a group, compensation opportunities and employee benefits that are substantially comparable, in the aggregate, to the compensation opportunities and employee benefits provided by Alpha or its subsidiaries, as applicable.

Employees of Alpha immediately before the effective time of the merger who are provided benefits under Cliffs employee benefit plans after the merger will receive credit for their service with Alpha and its affiliates before the effective time of the merger for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under a Cliffs defined benefit plan) to the same extent as they were entitled, before the effective time of the merger, to credit for service under any similar or comparable Alpha benefit plan.

For purposes of each Cliffs benefit plan providing medical, dental or health benefits to any Alpha employee described above, Cliffs agreed to cause all pre-existing condition limitations and exclusions and all actively-at-work requirements of the plan to be waived for the employee and his or her covered dependents (but only to the extent that the limitations, exclusions and requirements would have been waived (or inapplicable) under the comparable Alpha benefit plan). Cliffs also agreed to cause any eligible expenses incurred by the employee and his or her covered dependents during the portion of the plan year of the Alpha plan ending on the date the employee’s participation in the corresponding Cliffs plan begins to be taken into account under the Cliffs plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to the employee and his or her covered dependents for the applicable plan year as if the amounts had been paid in accordance with the Cliffs plan.

Dissenters’ Rights of Cliffs Shareholders

Cliffs has agreed to give Alpha prompt notice of any demands received by Cliffs for the fair cash value of Cliffs common shares from those Cliffs shareholders who choose to exercise their dissenters’ rights under the Ohio General Corporation Law (see Annex E to this joint proxy statement/prospectus for the full text of Section 1701.85 of the Ohio General Corporation Law governing dissenters’ rights). Cliffs has also agreed (i) not to, without the prior written consent of Alpha, waive any requirement under or compliance with the provisions of the Ohio General Corporation Law applicable to any shareholder of Cliffs demanding the fair cash value of his, her or its shares of Cliffs and (ii) to require each such shareholder holding shares of Cliffs in certificated form to deliver such shares to

Cliffs, and to endorse on such shares a legend to the effect that a demand for the fair cash value of such shares has been made.

Additional Agreements

The merger agreement contains additional agreements between Cliffs and Alpha relating to, among other things:

•	preparation of this joint proxy statement/prospectus and of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part;

•	tax treatment of the merger, and cooperation with respect to obtaining opinions from outside counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

•	consultations regarding public announcements;

•	use of reasonable best efforts by Cliffs to cause the common shares of Cliffs to be issued in the merger to be approved for listing on the NYSE;

•	standstill agreements;

•	confidentiality agreements;

•	ensure exemption under Rule 16b-3 of the Exchange Act;

•	if Cliffs so requests, a tender offer by Alpha to repurchase Alpha’s 2.375% Convertible Senior Notes due 2015; and

•	a payoff letter under Alpha’s existing credit facility.

Conditions to Completion of the Merger

The obligations of Cliffs, merger sub, and Alpha to complete the merger are subject to the satisfaction or waiver on or prior to the closing date of the merger of the following conditions:

•	adoption of the merger agreement by the Alpha stockholders at the Alpha special meeting;

•	adoption of the merger agreement and approval of the issuance of Cliffs common shares pursuant to the terms of the merger agreement by the Cliffs shareholders at the Cliffs special meeting;

•	expiration or termination of the waiting period (including any extension thereof) applicable to the consummation of the merger under the HSR Act and receipt of antitrust clearance in Turkey;

•	making or obtaining all other consents, approvals and actions of, filings with and notices to any governmental entity required to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be made or obtained is reasonably expected to have or result in, individually or in the aggregate, a material adverse effect on Cliffs or Alpha;

•	absence of any judgment, order, decree or law entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition that is in effect and prevents the consummation of the merger;

•	continued effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and absence of any stop order by the SEC or proceedings seeking a stop order, suspending the effectiveness of such registration statement; and

•	approval for listing on the NYSE, upon official notice of issuance, of the common shares of Cliffs to be issued in the merger.

The obligation of Cliffs and merger sub to effect the merger is further subject to satisfaction or waiver of the following conditions:

•	the representations and warranties of Alpha set forth in the merger agreement relating to the absence of a material adverse effect on Alpha since December 31, 2007 must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, as if made at and as of the closing date of the merger;

•	the representations and warranties of Alpha set forth in the merger agreement relating to the capital structure of Alpha must be true and correct in all respects (except for any de minimis inaccuracies);

•	all other representations and warranties of Alpha set forth in the merger agreement must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained in them), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Alpha;

•	Alpha must have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	Alpha must have furnished Cliffs with a certificate dated the closing date of the merger signed on its behalf by an executive officer to the effect that the conditions set forth above in the four immediately preceding bullets have been satisfied; and

•	Cliffs must have received from Jones Day, its counsel, an opinion dated as of the closing date of the merger, to the effect that the merger will constitute a reorganization within the meeting of Section 368(a) of the Code.

The obligation of Alpha to effect the merger is further subject to satisfaction or waiver of the following conditions:

•	the representations and warranties of Cliffs and merger sub set forth in the merger agreement relating to the absence of a material adverse effect on Cliffs since December 31, 2007 must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, as if made at and as of the closing date of the merger;

•	the representations and warranties of Cliffs and merger sub set forth in the merger agreement relating to the capital structure of Cliffs must be true and correct in all respects (except for any de minimis inaccuracies);

•	all other representations and warranties of Cliffs and merger sub set forth in the merger agreement must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained in them), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Cliffs and merger sub;

•	Cliffs and merger sub must have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	Cliffs and merger sub must have each furnished Alpha with a certificate dated the closing date of the merger signed on its behalf by an executive officer to the effect that the conditions set forth above in the four immediately preceding bullets have been satisfied; and

•	Alpha shall have received from Cleary Gottlieb, its counsel, an opinion dated as of the closing date, to the effect that the merger will constitute a reorganization within the meeting of Section 368(a) of the Code.

Termination of the Merger Agreement

At any time before the effective time of the merger, whether or not the Alpha stockholders have adopted the merger agreement or the Cliffs shareholders have adopted the merger agreement and approved the issuance of Cliffs common shares in connection with the merger, the merger agreement may be terminated:

•	by the mutual written consent of Cliffs and Alpha;

•	by either Cliffs or Alpha if:

•	the parties fail to consummate the merger on or before January 15, 2009, or such later date, if any, as Cliffs and Alpha may agree, unless the failure to consummate the merger by January 15, 2009 or such later date is the result of a breach of the merger agreement by the party seeking the termination or unless such party has not yet held its special meeting; provided that if all conditions to the closing have been fulfilled other than the making or obtaining of the consents, approvals and actions of, filings with and notices to the governmental entities required to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be made or obtained is reasonably expected to have or result in a material adverse effect on Alpha or Cliffs, and the expiration or termination of the applicable waiting period under the HSR Act, the outside date will be extended from January 15, 2009 to April 15, 2009;

•	the Cliffs special meeting has concluded, the shareholders of Cliffs have voted, and the adoption of the merger agreement and the approval by the Cliffs shareholders of the issuance of common shares of Cliffs pursuant to the merger agreement was not obtained; or

•	the Alpha special meeting has concluded, the stockholders of Alpha have voted, and the adoption of the merger agreement by the Alpha stockholders was not obtained; or

•	by Alpha if:

•	Cliffs or merger sub breach their representations or warranties or breach or fail to perform their covenants set forth in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied and such breach or failure to perform is not cured within 30 days after the receipt of written notice thereof or is incapable of being cured by the outside date;

•	prior to the receipt of its stockholders’ approval of the proposal to adopt the merger agreement, Alpha (i) receives an unsolicited written takeover proposal after the date of the merger agreement that the Alpha board of directors determines in its good faith judgment constitutes, or would reasonably be expected to lead to, a superior proposal, (ii) provides Cliffs with a written notice that it intends to take such action, (iii) the Alpha board of directors determines in good faith that failure to take such action would be reasonably likely to be a violation of its fiduciary duties to Alpha stockholders under applicable Delaware law, (iv) thereafter satisfies the conditions for withdrawing (or modifying in a manner adverse to Cliffs) the recommendation by its board of directors of the merger or recommending such superior proposal, and (v) concurrently with the termination of the merger agreement, enters into an acquisition agreement with a third party providing for the implementation of the transactions contemplated by such superior proposal; provided that Alpha pays a $350 million termination fee to Cliffs and such superior proposal did not result from Alpha’s breach of its non-solicitation obligations under the merger agreement;

•	Cliffs materially breaches its covenants to convene the Cliffs special meeting or breaches its obligations to recommend that Cliffs shareholders vote in favor of the adoption of the merger agreement and the issuance of common shares in connection with the merger; or

•	the Cliffs board of directors or any committee thereof (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation that Cliffs shareholders adopt the merger agreement and approve the issuance of Cliffs common shares in connection with the merger, or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve certain transactions involving Cliffs; or

•	by Cliffs if:

•	Alpha breaches its representations or warranties or breaches or fails to perform its covenants in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied, provided such breach or failure to perform is not cured within 30 days after receipt of a written notice thereof or is incapable of being cured by the outside date;

•	Alpha materially breaches its obligations not to solicit takeover proposals or materially breaches its covenants to convene the Alpha special meeting or breaches its obligations to recommend that Alpha stockholders vote in favor of adoption of the merger agreement;

•	the Alpha board of directors or any committee thereof (i) withdraws or adversely modifies or publicly proposes to withdraw or adversely modify, its recommendation of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve a takeover proposal other than the merger agreement; or

•	Alpha materially breaches its obligations not to solicit takeover proposals or breaches certain of its obligations with respect to holding its special meeting of stockholders.

Termination Fees

Alpha must pay Cliffs a termination fee:

•	of $350 million if the merger agreement is terminated by Cliffs because (a) Alpha has materially breached its non-solicitation obligations under the merger agreement or has materially breached its covenants to convene the Alpha special meeting for the adoption of the merger agreement or has breached it obligations to recommend that Alpha stockholders vote in favor of such adoption or (b) the Alpha board of directors or any committee thereof (i) withdraws or adversely modifies or publicly proposes to withdraw or adversely modify, its recommendation of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve a takeover proposal other than the merger agreement;

•	of $350 million if the merger agreement is terminated by Alpha if, prior to the receipt of its stockholders approval of the proposal to adopt the merger agreement, Alpha (i) receives an unsolicited superior proposal after the date of the merger agreement, (ii) provides Cliffs with a written notice that it intends to take such action, (iii) the Alpha board of directors determines in good faith that failure to take such action would be reasonably likely to be a violation of its fiduciary duties to Alpha stockholders under applicable Delaware law, (iv) thereafter satisfies the conditions for withdrawing (or modifying in a manner adverse to Cliffs) the recommendation by its board of directors of the merger or recommending such superior proposal, and (v) concurrently with the termination of the merger agreement, enters into an acquisition agreement with a third party providing for the implementation of the transactions contemplated by such superior proposal; provided that such superior proposal did not result from Alpha’s material breach of its non-solicitation obligations under the merger agreement;

•	of $350 million if the merger agreement is terminated (i) because (x) the merger has not been consummated by the outside date; (y) the Alpha special meeting has concluded the stockholders of Alpha have voted and the adoption of the merger agreement by the Alpha stockholders was not obtained; or (z) Alpha breaches its representations or warranties or breaches or fails to perform its covenants in the merger agreement (other than its obligations described in clause (a) of the first bullet above), which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied, provided such breach or failure to perform is not cured within 30 days after receipt of a written notice thereof or is incapable of being cured by the outside date; (ii) prior to such termination, any person publicly announces an alternative takeover proposal relating to Alpha; and (iii) within 12 months of such termination Alpha enters into a definitive agreement with respect to, or consummates, an alternative takeover proposal relating to Alpha; provided that the $350 million termination fee will be payable by Alpha either (A) upon consummation of the alternative takeover transaction or, (B) if the alternative takeover transaction is not consummated, upon the consummation of any other alternative takeover transaction that closes within 24 months from the entry into the definitive agreement for the first alternative takeover transaction; or

•	of $100 million if the merger agreement is terminated because the Alpha stockholders voted and did not adopt the merger agreement (however, if the Cliffs shareholders voted and did not adopt the merger agreement and approve the issuance of Cliffs common shares pursuant to the merger agreement, Alpha will not be required to pay the $100 million termination fee).

Cliffs must pay Alpha a termination fee:

•	of $350 million if the merger agreement is terminated by Alpha because (i) Cliffs has materially breached its covenant to convene and hold the Cliffs special meeting to adopt the merger agreement and approve the issuance of Cliffs shares in the merger or has breached its covenant to recommend that Cliffs shareholders vote in favor of adoption of the merger agreement and issuance of Cliffs common shares in the merger or (ii) the Cliffs board of directors or any committee thereof has withdrawn or modified, or publicly proposed to withdraw or modify, such recommendation;

•	of $350 million if the merger agreement is terminated by either party because: (i) (A) the merger was not consummated by the outside date; (B) Cliffs special meeting has concluded, the shareholders of Cliffs have voted and the adoption of the merger agreement and the approval of the issuance of common shares of Cliffs pursuant to the merger agreement by the Cliffs shareholders were not obtained; or (C) Cliffs or merger sub breach their representations or warranties or breach or fail to perform their covenants (other than their obligations described in clause (i) of the first bullet above) set forth in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied and such breach or failure to perform is not cured within 30 days after the receipt of written notice thereof or is incapable of being cured by the outside date; (ii) prior to such termination, an alternative proposal concerning Cliffs and meeting certain criteria outlined in the merger agreement that is conditioned upon or designed to cause the termination or failure of the merger or the merger agreement shall have been made public; and (iii) within 12 months of such termination Cliffs or any of the Cliffs’ subsidiaries enters into a definitive agreement with respect to, or consummates, any such alternative proposal; or

•	of $100 million if the merger agreement is terminated because the Cliffs shareholders voted and did not adopt the merger agreement and approve the issuance of common shares of Cliffs pursuant to the merger agreement (however, if the Alpha stockholders voted and did not adopt the merger agreement, Cliffs will not be required to pay the $100 million termination fee).

In general, each of Cliffs and Alpha will bear its own expenses in connection with the merger agreement and the related transactions except that Cliffs and Alpha will share equally the costs and expenses in connection with filing, printing and mailing of the registration statement and this joint proxy statement/prospectus.

Amendments, Extensions and Waivers

Amendments

The merger agreement may be amended by the parties at any time prior to the effective time of the merger by an instrument in writing signed on behalf of each of the parties. However, after the adoption of the merger agreement at the Alpha special meeting or the adoption of the merger agreement and approval of the issuance of common shares of Cliffs in the merger at the Cliffs special meeting, there will be no amendment to the merger agreement made that by law, requires further approval by the stockholders of Alpha or shareholders of Cliffs without the further approval of the stockholders of Alpha or shareholders of Cliffs.

Extensions and Waivers

At any time prior to the effective time of the merger, any party to the merger agreement may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement except as limited by the provisions of the merger agreement described above in the section “— Amendments.”

Any agreement on the part of either party to any extension or waiver will be valid only if set forth in an instrument in writing signed by that party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

INFORMATION ABOUT CLIFFS

References in this joint proxy statement/prospectus to “A$” are to Australian currency, “C$” to Canadian currency and “$” to United States currency.

Additional information about Cliffs and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239.

Business

General

Founded in 1847, Cliffs is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. Cliffs operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns a majority control interest in Portman, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, Cliffs has a 30 percent interest in Amapá, a Brazilian iron ore project, and a 45 percent economic interest in Sonoma, an Australian coking and thermal coal project.

Cliffs’ executive offices are located at 1100 Superior Avenue, Cleveland, Ohio 44114-2544, telephone number: (216) 694-5700.

Strategic Transformation

In recent years, Cliffs has undergone a strategic transformation to an international mining company from its historic business model as a mine manager for the integrated steel industry in North America. Through a series of acquisitions and joint venture partnerships, the transformation has included Cliffs’ pursuit of geographic and mineral diversification, with a focus on providing raw materials to the steelmaking industry.

Prior to 2002, Cliffs primarily held a minority interest in the mines it managed, with the majority interest in the mines held by various North American steel companies. Cliffs’ earnings were principally comprised of royalties and management fees paid by the partnerships, along with sales of Cliffs’ equity share of the mine pellet production. Faced with marked deterioration in the financial condition of many of its partners and customers, Cliffs embarked on a strategy to reposition itself from a manager of iron ore mines on behalf of steel company partners to primarily a merchant of iron ore through increasing its ownership interests in Cliffs managed mines.

In 2004, Cliffs also significantly improved its liquidity initially through its January, 2004 offering of $172.5 million of Series A-2 preferred stock. The proceeds from the issuance were utilized to repay the remaining $25 million balance of Cliffs’ unsecured notes and to fund $76.1 million into Cliffs’ underfunded salaried and hourly pension funds and Voluntary Employee Benefit Association trusts. Additionally, the proceeds from the sale of International Steel Group, Inc. stock and cash flow from operations provided Cliffs with the liquidity for capital expenditures to maintain and expand its production capacity and to complete the acquisition of Portman.

In April 2005, Cliffs completed the acquisition of an 80.4 percent interest in Portman. The acquisition increased Cliffs’ customer base in China and Japan and established Cliffs’ presence in the Australian mining industry. On May 21, 2008, Portman authorized a tender offer to repurchase up to 16.5 million shares, or 9.39 percent of its common stock. Cliffs indicated that it would not participate in the repurchase of shares pursuant to the tender offer. The tender period closed on June 24, 2008. Under the repurchase of shares pursuant to the tender offer, 9.8 million fully paid ordinary shares were tendered at a price of A$14.66 per share. As a result of the repurchase of shares pursuant to the tender offer, Cliffs’ ownership interest in Portman increased from 80.4 percent to 85.2 percent. In order to enable Cliffs to move to full ownership of Portman, on September 10, 2008, Cliffs announced an off-market takeover offer to acquire, through its wholly-owned subsidiary, Cliffs Asia-Pacific Pty Limited, all of the shares in Portman that Cliffs does not already own. The offer is a last and final cash offer at a price of A$21.50 per Portman share. As of October 13, 2008, Cliffs had received acceptances of the offer, which effectively increased Cliffs’ ownership interest in Portman to 89.8 percent.

In March 2007, Cliffs acquired a 30 percent interest in Amapá. The remaining 70 percent of Amapá was owned by MMX Minerção e Metalicos S.A., or MMX. On August 5, 2008, Anglo-American plc acquired a controlling interest in MMX’s current 51 percent interest in the Minas-Rio iron ore project and its 70 percent interest in Amapá.

In April 2007, Cliffs completed the acquisition of a 45 percent economic interest in Sonoma in Queensland, Australia.

In June 2007, Cliffs entered into an alliance whereby Kobe Steel, LTD., or Kobe Steel, agreed to license its patented ITmk3® iron-making technology to Cliffs. The alliance, which has a 10-year term, provides Cliffs a technology to convert its low-grade iron ore reserves to high-purity iron nuggets that can be used in an electric arc furnace, a market in which Cliffs does not currently compete.

In July 2007, Cliffs completed its acquisition of PinnOak, a privately-owned U.S. mining company with three high-quality, low-volatile metallurgical coal mines. The acquisition furthered Cliffs’ growth strategy and expanded its diversification of products for the integrated steel industry.

In November 2007, Cliffs acquired a 70 percent controlling interest in Renewafuel, LLC, or Renewafuel. Founded in 2005, Renewafuel produces high-quality, dense fuel cubes made from renewable and consistently available components such as corn stalks, switch grass, grains, soybean and oat hulls, wood, and wood byproducts. During the second quarter of 2008, Renewafuel announced it would build a next-generation biomass fuel production facility at the Telkite Technology Park in Marquette, Michigan. Projected to begin operations in the first quarter of 2009, the plant would annually produce 150,000 tons of high-energy, low-emission biofuel cubes from a sustainable composite of collected wood and agricultural feedstocks, including wood byproducts, corn stalks, grasses and energy crops.

In 2008, Portman acquired 24 million shares of Golden West Resources Ltd, a Western Australia iron ore exploration company referred to as Golden West representing approximately 17.6 percent of its outstanding shares. Acquisition of the shares represents an investment of approximately $27 million. Golden West owns the Wiluna West exploration ore project in Western Australia, containing a resource of 119 million metric tons of ore. The purchase provides Portman a strategic interest in Golden West and its Wiluna West exploration ore project.

On July 11, 2008, Cliffs signed and closed on the acquisition of the remaining 30 percent interest in United Taconite, with an effective date of July 1, 2008. Upon consummation of the purchase, Cliffs’ ownership interest in United Taconite increased from 70 percent to 100 percent. Consideration paid for the acquisition was a combination of approximately $100 million in cash, approximately 4.3 million of Cliffs common shares, and 1.2 million tons of iron ore pellets to be provided throughout 2008 and 2009. The consolidation of the United Taconite minority interest, together with Cliffs’ Northshore property, represents two wholly-owned iron ore assets of Cliffs in North America.

On July 12, 2008, Cliffs announced a capital expansion project at its Empire and Tilden mines in Michigan’s Upper Peninsula. The project, which requires approximately $290.4 million of incremental capital investment, is expected to allow the Empire mine to produce at three million tons annually through 2017 and increase Tilden mine production by more than two million tons annually. This incremental production is expected to result in total equity production of over 23 million tons annually for the North American Iron Ore segment of Cliffs. Empire was previously projected to exhaust reserves in early 2011. As part of the capacity expansion, Cliffs will also mine additional ore from its Tilden mine, located adjacent to Empire, and process it utilizing additional processing capacity at Empire. Utilization of this capacity will enable Tilden to increase production to more than 10 million tons annually, of which 8.5 million tons represent Cliffs’ share. The work is expected to begin in the last quarter of 2008, with capital expenditures of $69 million, $161.5 million and $59.9 million projected in 2008, 2009 and 2010, respectively.

In July 2008, Cliffs also incurred an additional capital commitment for the purchase of a new longwall plow system at Cliffs’ Pinnacle mine in West Virginia. The equipment, which requires a capital investment of approximately $90 million, will replace the current longwall plow system in an effort to reduce maintenance costs and increase production at the mine. Capital expenditures related to this purchase will be made in 2008 and 2009, with the equipment expected to be delivered in 2009.

On September 11, 2008, Cliffs, through its wholly-owned subsidiary, Cliffs Australia Holdings Pty Ltd, announced a strategic alliance and subscription and option agreement with a diversified Australian exploration company, AusQuest Limited, or AusQuest. Under the agreement reached, Cliffs will acquire a 30 percent fully diluted interest in AusQuest through a staged issue of shares and options. Subject to AusQuest’s shareholders and Australian Foreign Investment Review Board approval, Cliffs will make an initial A$26 million subscription at A$0.40 per share and appoint a representative to the AusQuest board. This strategic alliance provides Cliffs with both the right to support AusQuest’s future raising of capital, as well as certain rights in relation to any future sale or other disposal of AusQuest’s explorative assets. This investment and formation of a strategic alliance supports Cliffs’ continued growth strategy to expand internationally.

For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cliffs — Growth Strategy and Strategic Transactions” beginning on page 146.

Business Segments

In the past, Cliffs evaluated segment results based on segment operating income. As a result of the PinnOak acquisition and Cliffs’ focus on reducing production costs, Cliffs now evaluates segment performance based on sales margin, defined as revenues less cost of goods sold identifiable to each segment.

Cliffs is currently organized into three reportable business segments: North America Iron Ore, North American Coal and Asia-Pacific Iron Ore. Additional operating segments that do not meet the criteria for reporting segments are the Latin American Iron Ore and Asia-Pacific Coal businesses, which are in the early stages of production. See Note 6 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

North American Iron Ore

Cliffs is the largest producer of iron ore pellets in North America and sells virtually all of its production to integrated steel companies in the United States and Canada. Cliffs manages and operates six North American iron ore mines located in Michigan, Minnesota and Eastern Canada that currently have a rated capacity of 36.5 million tons of iron ore pellet production annually, representing approximately 45 percent of total North American pellet production capacity. Based on Cliffs’ percentage ownership of the North American mines Cliffs operates, its share of the rated pellet production capacity is currently 24.0 million tons annually, representing approximately 29.6 percent of total North American annual pellet capacity.

The following chart summarizes the estimated annual production capacity and percentage of total North American pellet production capacity for each of the North American iron ore pellet producers as of June 30, 2008:

North American Iron Ore Pellet

Annual Rated Capacity Tonnage

	Current Estimated	Percent of Total
	Capacity	North American Capacity
	(Gross Tons of Raw Ore
	in Millions)

All Cliffs’ managed mines	36.5	45.0%
Other U.S. mines
U.S. Steel’s Minnesota ore operations
Minnesota Taconite	14.6	18.0
Keewatin Taconite	5.4	6.6

Total U.S. Steel	20.0	24.6
ArcelorMittal USA Minorca mine	2.9	3.6

Total other U.S. mines	22.9	28.2
Other Canadian mines
Iron Ore Company of Canada	12.8	15.8
ArcelorMittal Mines Canada	8.9	11.0

Total other Canadian mines	21.7	26.8

Total North American mines	81.1	100.0%

Cliffs sells its share of North American iron ore production to integrated steel producers, generally pursuant to term supply agreements with various price adjustment provisions.

For the year ended December 31, 2007, Cliffs produced a total of 34.6 million tons of iron ore pellets, including 21.8 million tons for Cliffs’ account and 12.8 million tons on behalf of steel company owners of the mines. For the six-month period ended June 30, 2008, Cliffs produced a total of 18.0 million tons of iron ore pellets, including 11.5 million tons for Cliffs’ account and 6.5 million tons on behalf of steel company owners of the mines.

Cliffs produces 13 grades of iron ore pellets, including standard, fluxed and high manganese, for use in Cliffs’ customers’ blast furnaces as part of the steelmaking process. The variation in grades results from the specific chemical and metallurgical properties of the ores at each mine and whether or not fluxstone is added in the process. Although the grade or grades of pellets currently delivered to each customer are based on that customer’s preferences, which depend in part on the characteristics of the customer’s blast furnace operation, in many cases Cliffs’ iron ore pellets can be used interchangeably. Industry demand for the various grades of iron ore pellets depends on each customer’s preferences and changes from time to time. In the event that a given mine is operating at full capacity, the terms of most of Cliffs’ pellet supply agreements allow some flexibility to provide Cliffs’ customers iron ore pellets from different mines.

Standard pellets require less processing, are generally the least costly pellets to produce and are called “standard” because no ground fluxstone (i.e., limestone, dolomite, etc.) is added to the iron ore concentrate before turning the concentrates into pellets. In the case of fluxed pellets, fluxstone is added to the concentrate, which produces pellets that can perform at higher productivity levels in the customer’s specific blast furnace and will minimize the amount of fluxstone the customer may be required to add to the blast furnace. “High manganese” pellets are the pellets produced at Cliffs’ Canadian Wabush Mines Joint Venture, or Wabush, operation where there is more natural manganese in the crude ore than is found at Cliffs, other operations. The manganese contained in the iron ore mined at Wabush cannot be entirely removed during the concentrating process. Wabush produces pellets with two levels of manganese, both in standard and fluxed grades.

It is not possible to produce pellets with identical physical and chemical properties from each of Cliffs’ mining and processing operations. The grade or grades of pellets purchased by and delivered to each customer are based on that customer’s preferences and availability.

Each of Cliffs’ North American iron ore mines are located near the Great Lakes or, in the case of Wabush, near the St. Lawrence Seaway, which is connected to the Great Lakes. The majority of Cliffs’ iron ore pellets are transported via railroads to loading ports for shipment via vessel to steelmakers in the U.S. or Canada.

North American Iron Ore Customers

Cliffs’ North American Iron Ore revenues are derived from sales of iron ore pellets to the North American integrated steel industry, consisting of eight customers. Generally, Cliffs has multi-year supply agreements with its customers. Sales volume under these agreements is largely dependent on customer requirements, and in many cases, Cliffs is the sole supplier of iron ore pellets to the customer. Each agreement has a base price that is adjusted annually using one or more adjustment factors. Factors that can adjust price include international pellet prices, measures of general industrial inflation and steel prices. One of Cliffs’ supply agreements has a provision that limits the amount of price increase or decrease in any given year.

During 2007, 2006 and 2005, Cliffs sold 22.3 million, 20.4 million and 22.3 million tons of iron ore pellets, respectively, from its share of the production from its North American iron ore mines. The following five customers together accounted for a total of 83, 91 and 93 percent of North American Iron Ore Revenues from product sales and services for the years 2007, 2006 and 2005, respectively:

	Percent of Sales
	Revenues(1)
Customer	2007	2006	2005

ArcelorMittal USA	44%	44%	43%
Algoma Steel Inc., or Algoma	16	20	22
Severstal North America, Inc. or, Severstal	10	13	12
U.S. Steel Canada	7	5	8
WCI Steel Inc.	6	9	8

Total	83%	91%	93%

(1)	Excluding freight and venture partners’ cost reimbursements.

North American Iron Ore Term Supply Agreements

Cliffs’ term supply agreements in North America expire between the end of 2011 and the end of 2022. The weighted average remaining duration is eight years.

Cliffs’ North American Iron Ore sales are influenced by seasonal factors in the first quarter of the year as shipments and sales are restricted by weather conditions on the Great Lakes. During the first quarter, Cliffs continues to produce its products, but it cannot ship those products via lake freighter until the Great Lakes are passable, which causes Cliffs’ first quarter inventory levels to rise. Cliffs’ limited practice of shipping product to ports on the lower Great Lakes and/or to customers’ facilities prior to the transfer of title has somewhat mitigated the seasonal effect on first quarter inventories and sales. At both December 31, 2007 and 2006, Cliffs had approximately 0.8 million tons of pellets in inventory at lower lakes or customers’ facilities.

ArcelorMittal USA

On March 19, 2007, Cliffs executed an umbrella agreement with ArcelorMittal USA that covers significant price and volume matters under three separate pre-existing iron ore pellet supply agreements for ArcelorMittal USA’s Cleveland and Indiana Harbor West, Indiana Harbor East and Weirton Steel Corporation, or Weirton, facilities. This umbrella agreement formalizes a previously disclosed letter agreement dated April 12, 2006.

Under terms of the umbrella agreement, some of the terms of the separate pellet sale and purchase agreements for each of the above facilities were modified to aggregate ArcelorMittal USA’s purchases during the years 2006 through 2010. The pricing provisions of the umbrella agreement are determined in accordance with the individual supply agreements that were in place for each of the facilities at the time it was executed.

During 2006 through 2010, ArcelorMittal USA is obligated to purchase specified minimum tonnages of iron ore pellets on an aggregate basis. The umbrella agreement also sets the minimum annual tonnage at ArcelorMittal USA’s approximately budgeted usage levels through 2010, with pricing based on the facility to which the pellets are delivered. Beginning in 2007, the terms of the umbrella agreement allow ArcelorMittal USA to manage its ore inventory levels through buydown provisions, which permit it to reduce its tonnage purchase obligation each year at a specified price per ton, and through deferral provisions, which permit ArcelorMittal USA to defer a portion of its annual tonnage purchase obligation beginning in 2007. ArcelorMittal USA has opted to defer the purchase of 550,000 tons from 2007 to 2008. The umbrella agreement also provides for consistent nomination procedures through 2010 across all three iron ore pellet supply agreements.

If, at the end of the umbrella agreement term in 2010, a new agreement is not executed, Cliffs’ pellet supply agreements with ArcelorMittal USA prior to executing the umbrella agreement will again become the basis for supplying pellets to ArcelorMittal USA:

Agreement
Facility	Runs through

Cleveland Works and Indiana Harbor West facilities	2016
Indiana Harbor East facility	2015
Weirton facility	2018

In 2005, ArcelorMittal USA shut down ArcelorMittal-Weirton’s blast furnace. The Weirton Contract had a minimum annual purchase obligation from ArcelorMittal-Weirton to purchase iron ore pellets for the years 2006 through and including 2018, with a minimum annual purchase obligation of two million tons per year. The ArcelorMittal-Weirton blast furnace has been permanently shut down and to the best of Cliffs’ knowledge will not be restarted. The umbrella agreement eliminated the Weirton minimum purchase obligation.

ArcelorMittal USA is a 62.3 percent equity participant in Hibbing and a 21 percent equity partner in Empire with limited rights and obligations and a 28.6 percent participant in Wabush through an affiliate of ArcelorMittal USA, ArcelorMittal Dofasco Inc. (formerly Dofasco Inc.), or Dofasco. In 2007, 2006 and 2005, Cliffs’ North American Iron Ore pellet sales to ArcelorMittal USA were 10.3, 9.1, and 10.7 million tons, respectively.

Algoma

Algoma, is a Canadian steelmaker and a subsidiary of Essar Steel Holdings Limited. Cliffs has a 15-year term supply agreement under which Cliffs is Algoma’s sole supplier of iron ore pellets through 2016. Cliffs’ annual obligation is capped at four million tons with Cliffs’ option to supply additional pellets. Pricing under the agreement with Algoma is based on a formula which includes international pellet prices. The agreement also provides that, in 2008, 2011 and 2014, either party may request a price negotiation if prices under the agreement with Algoma differ from a specified benchmark price. On January 3, 2008, Algoma requested price renegotiation for 2008. On May 30, 2008, four subsidiaries of Cliffs entered into a binding term sheet with Algoma amending the term supply agreement. The term sheet governs the performance of the parties under the agreement (as amended by the term sheet) until such time as the parties execute a definitive written agreement. The term sheet establishes the price for 2008 and provides for the sale of additional tonnage to Algoma for 2008 and 2009. Pricing for 2009 and beyond will be determined in accordance with the original terms of the agreement with Algoma. In June 2007, Essar Global Limited, through its wholly-owned subsidiary Essar Steel Holdings Limited, completed its acquisition of Algoma for C$1.85 billion. Cliffs does not expect the acquisition to affect its term supply agreement with Algoma. Cliffs sold 2.9 million, 3.5 million and 3.8 million tons to Algoma in 2007, 2006 and 2005, respectively.

Severstal

In January 2006, Cliffs entered into an Amended and Restated Pellet Sale and Purchase Agreement dated and effective January 1, 2006, whereby Cliffs is the sole supplier of iron ore pellets through 2012 to Severstal. The agreement with Severstal contains certain minimum purchase requirements for certain years. Cliffs sold 3.0 million, 3.7 million and 3.6 million tons to Severstal in 2007, 2006 and 2005, respectively.

On January 5, 2008, Severstal experienced an explosion and fire on the smaller of its two operating furnaces that partially curtailed production at their North American facility.

On April 30, 2008, certain subsidiaries of Cliffs entered into a binding term sheet with Severstal regarding an amendment and extension of the agreement with Severstal. The term sheet governs the performance of the parties under the agreement until such time as the parties execute a definitive written agreement.

Pursuant to the term sheet, the term of the agreement with Severstal is fifteen years, subject to automatic renewals unless terminated by prior written notice. The agreement provides that Cliffs must supply all of Severstal’s blast furnace pellet requirements for its Dearborn, Michigan facility during the term of the agreement, subject to specified minimum and maximum requirements in certain years.

WCI Steel Inc.

On October 14, 2004, Cliffs and WCI Steel Inc., or WCI, reached agreement for Cliffs to supply 1.4 million tons of iron ore pellets in 2005 and, in 2006 and thereafter, to supply 100 percent of WCI’s annual requirements up to a maximum of two million tons of iron ore pellets. The 2004 agreement is for a ten-year term, which commenced on January 1, 2005.

On May 1, 2006, an entity controlled by the secured noteholders of WCI acquired the steelmaking assets and business of WCI. The new WCI assumed the 2004 agreement. Cliffs sold 1.5 million, 1.6 million and 1.4 million tons to WCI (and its successor) in 2007, 2006 and 2005, respectively.

U.S. Steel Canada Inc.

U.S. Steel Canada is a 44.6 percent participant in Wabush, and U.S. subsidiaries of U.S. Steel Canada own 14.7 percent of Hibbing and 15 percent of Tilden.

In December 2006, Cliffs executed a binding pellet supply term sheet with U.S. Steel Canada with respect to a seven-year supply agreement to provide their Lake Erie Steel and Hamilton Steel facilities excess pellet requirements above the amount supplied from their ownership interest at Hibbing, Tilden and Wabush. Pellet sales to U.S. Steel Canada totaled 1.2 million, 0.9 million and 1.4 million tons in 2007, 2006 and 2005, respectively.

North American Coal

Cliffs is a supplier of metallurgical coal in North America. Cliffs owns and operates three North American coal mines located in West Virginia and Alabama that currently have a rated capacity of 6.5 million short tons of production annually. For the six months ended June 30, 2008, Cliffs sold a total of 1.6 million tons.

All three of Cliffs’ North American coal mines are positioned near rail or barge lines providing access to international shipping ports, which allows for export of Cliffs’ coal production.

North American Coal Customers

North American Coal’s production is sold to global integrated steel and coke producers in Europe, South America and North America. Approximately 90 percent of Cliffs’ 2008 production is committed under one-year contracts. Customer contracts in North America typically are negotiated on a calendar year basis with international contracts negotiated as of March 31.

Exports and domestic sales represented 66 percent and 34 percent, respectively, of Cliffs’ North American Coal sales in 2007.

Asia-Pacific Iron Ore

Cliffs’ Asia-Pacific Iron Ore segment is comprised of a majority control interest in Portman, an Australian iron ore mining company. The minority interest ownership of the company is publicly held and traded on the Australian Stock Exchange under the ticker symbol “PMM”, however, Cliffs announced on September 10, 2008 an off-market takeover offer to acquire, through its wholly-owned subsidiary, Cliffs Asia-Pacific Pty Limited, all of the shares in Portman that Cliffs does not already own.

Portman’s operations are in Western Australia and include its 100 percent owned Koolyanobbing mine and its 50 percent equity interest in Cockatoo Island Joint Venture, which is referred to as Cockatoo Island. Portman serves the Asian iron ore markets with direct-shipping fines and lump ore. Production in 2007 (excluding its 0.7 million tonne share of Cockatoo Island) was 7.7 million tonnes.

These two operations supply a total of four direct shipping export products to Asia via the global seaborne trade market. Koolyanobbing produces a standard lump and fines product as well as low grade fines product. Cockatoo Island produces and exports a single premium fines product. Portman lump products are directly charged to the blast furnace, while the fines products are used as sinter feed. The variation in Portman’s four export product grades reflects the inherent chemical and physical characteristics of the ore bodies mined as well as the supply requirements of the customers.

Koolyanobbing is a collective term for the operating deposits at Koolyanobbing, Mount Jackson and Windarling. The project is located 425 kilometers east of Perth and approximately 50 kilometers northeast of the town of Southern Cross. There are approximately 100 kilometers separating the three mining areas. Banded iron formation hosts the mineralization which is predominately hematite and goethite. Each deposit is characterized with different chemical and physical attributes and in order to achieve customer product quality; ore in varying quantities from each deposit must be blended together.

Blending is undertaken at Koolyanobbing, where the crushing and screening plant is located. Standard and low grade products are produced in separate campaigns. Once the blended ore has been crushed and screened into a direct shipping product, it is transported by rail approximately 575 kilometers south to the Port of Esperance for shipment to Asian customers.

Cockatoo Island is located off the Kimberley coast of Western Australia, approximately 1,900 kilometers north of Perth and is only accessible by sea and air. Cockatoo Island produces a single high iron product known as Cockatoo Island Premium Fines. The deposit is almost pure hematite and contains very few contaminants enabling the shipping grade to be above 68 percent iron. Ore is mined below the sea level on the southern edge of the island. This is facilitated by a sea wall which enables mining to a depth of 40 meters below sea level. Ore is crushed and screened to the final product sizing. Vessels berth at the island and the fines product is loaded directly to the ship. Cockatoo Island Premium Fines are highly sought in the global marketplace due to its extremely high iron grade and low valueless mineral content. Cockatoo Island production ceased at the end of the second quarter 2008, with shipments to continue into the third quarter 2008. Construction on a necessary extension of the existing seawall will commence in the third quarter 2008, with production anticipated to restart by the end of the second quarter 2009. This extension is expected to extend production for approximately two additional years.

Asia-Pacific Iron Ore Customers

Portman’s production is fully committed to steel companies in China and Japan through 2012. A limited spot market exists for seaborne iron ore as most production is sold under long-term contracts with annual benchmark prices driven from negotiations between the major suppliers and Chinese, Japanese and other Asian steel mills.

Portman has long-term supply agreements with steel producers in China and Japan that account for approximately 74 percent and 26 percent, respectively, of sales. Sales volume under the agreements is partially dependent on customer requirements. Each agreement is priced based on benchmark pricing established for Australian producers.

During 2007, 2006 and 2005, Cliffs sold 8.1 million, 7.4 million and 4.9 million tonnes of iron ore, respectively, from its Western Australia mines. (Sales for 2005 represent amounts since the March 31, 2005 acquisition of Portman).

Sales in 2007 were to 17 Chinese and three Japanese customers. No customer comprised more than 15 percent of Asia-Pacific Iron Ore sales or 10 percent of Cliffs’ consolidated sales in 2007, 2006 or 2005. Portman’s five largest customers accounted for approximately 47 percent of Portman’s sales in 2007, 46 percent in 2006 and 50 percent in 2005.

Investments

In addition to Cliffs’ reportable business segments, Cliffs is partner to a number of projects, including Amapá in Brazil and Sonoma in Australia.

Amapá

Cliffs is a 30 percent minority interest owner in Amapá, which consists of a significant iron ore deposit, a 192-kilometer railway connecting the mine location to an existing port facility and 71 hectares of real estate on the banks of the Amazon River, reserved for a loading terminal. Amapá initiated production in late-December 2007. It is expected that completion of the construction of the concentrator and ramp-up of production will occur in 2008. It is estimated that Amapá will produce and sell approximately one million tonnes of iron ore fines products in 2008, down from a previous estimate of three million tonnes. The majority of Amapá’s production is committed under a long-term supply agreement with an operator of an iron oxide pelletizing plant in the Kingdom of Bahrain.

Sonoma

Cliffs is a 45 percent economic interest owner in Sonoma in Queensland, Australia. The project is currently operating and expected to produce approximately 2.5 million tonnes of coal in 2008, up from a previous estimate of two million tonnes. Production will include a mix of hard coking coal and thermal coal. Sonoma has economically recoverable reserves of 27 million tonnes. All 2008 production is committed under supply agreements with customers in Asia.

The Iron Ore, Metallurgical Coal and Steel Industries

China produced 489 million tonnes of crude steel in 2007, up 15 percent over 2006, accounting for approximately 37 percent of global production.

The rapid growth in steel production in China has only been partially met by a corresponding increase in domestic Chinese iron ore production. Chinese iron ore deposits, although substantial, are of a lower grade (less than half of the equivalent iron ore content) than the current iron ore supplied from Brazil and Australia.

The world price of iron ore is influenced by international demand. The rapid growth in Chinese demand, particularly in more recent years, has created a market imbalance and has led to demand outstripping supply. This market imbalance has recently led to high spot prices for natural iron ore and increases of 9.5 percent, 19 percent and 71.5 percent in 2007, 2006 and 2005, respectively, in benchmark prices for Brazilian and Australian suppliers of iron ore. During the second quarter of 2008, the Australian benchmark prices for lump and fines settled at increases of 97 percent and 80 percent, respectively. As a result, second quarter sales from Cliffs’ Asia-Pacific Iron Ore segment were recorded based on 2008 settled price increases, which reflects an incremental increase of approximately $90.6 million when compared to second quarter revenue measured at 2007 prices. In addition, approximately $65.0 million of additional product revenue related to first quarter sales was recognized in the second quarter upon settlement of 2008 benchmark prices. The increased demand for iron ore has resulted in the major iron ore suppliers expanding efforts to increase their capacity.

Competition

Cliffs competes with several iron ore producers in North America, including Iron Ore Company of Canada, ArcelorMittal Mines Canada and United States Steel Corporation, or U.S. Steel, as well as other steel companies that own interests in iron ore mines that may have excess iron ore inventories. In the coal industry, Cliffs competes with many metallurgical coal producers including Alpha, Bluestone Coal Corp., CONSOL Energy Inc., International Coal Group, Inc., Massey Energy Company, Jim Walter Resources, Inc., Peabody Energy Corp., United Coal Group Company and numerous others.

As the North American steel industry continues to consolidate, a major focus of the consolidation is on the continued life of the integrated steel industry’s raw steelmaking operations (i.e., blast furnaces and basic oxygen furnaces that produce raw steel). In addition, other competitive forces have become a large factor in the iron ore business. Electric furnaces built by mini-mills, which are steel recyclers, generally produce steel by using scrap steel and reduced-iron products, not iron ore pellets, in their electric furnaces.

Competition in the iron ore business and the coal business is predicated upon the usual competitive factors of price, availability of supply, product performance, service and transportation cost to the consumer.

Portman exports iron ore products to China and Japan in the world seaborne trade. Portman competes with major iron ore exporters from Australia, Brazil and India.

Environment

General

Various governmental bodies are continually promulgating new laws and regulations affecting Cliffs, its customers, and its suppliers in many areas, including waste discharge and disposal, hazardous classification of materials and products, air and water discharges, and many other environmental, health, and safety matters. Although Cliffs believes that its environmental policies and practices are sound and does not expect that the application of any current laws or regulations would reasonably be expected to result in a material adverse effect on its business or financial condition, Cliffs cannot predict the collective adverse impact of the expanding body of laws and regulations.

Specifically, proposals for voluntary initiatives and mandatory controls are being discussed both in the United States and worldwide to reduce greenhouse gases — most notably carbon dioxide, a by-product of burning fossil fuels and other industrial processes. Although the outcome of these efforts remains uncertain, Cliffs has proactively engaged outside experts to more formally develop a comprehensive, enterprise-wide greenhouse gas management strategy. The comprehensive strategy is aimed at considering all significant aspects associated with greenhouse gas initiatives and optimizing Cliffs’ regulatory, operational, and financial impacts and/or opportunities. Cliffs will continue to monitor developments related to efforts to register and potentially regulate greenhouse gas emissions.

North American Iron Ore

In the construction of Cliffs’ facilities and in their operation, substantial costs have been incurred and will continue to be incurred to avoid undue effect on the environment. Cliffs’ North American capital expenditures relating to environmental matters were $8.8 million, $10.5 million, and $9.2 million in 2007, 2006 and 2005, respectively. It is estimated that approximately $10.8 million will be spent in 2008 for capital environmental control facilities.

The iron ore industry has been identified by the EPA as an industrial category that emits pollutants established by the 1990 Clean Air Act Amendments. These pollutants included over 200 substances that are now classified as hazardous air pollutants, or HAP. The EPA is required to develop rules that would require major sources of HAP to utilize Maximum Achievable Control Technology standards for their emissions. Pursuant to this statutory requirement, the EPA published a final rule on October 30, 2003 imposing emission limitations and other requirements on taconite iron ore processing operations. On December 15, 2005, Cliffs and Ispat-Inland Mining Company filed a Petition to Delete the iron ore industry as a source category regulated by Section 112 of the Clean Air Act. The EPA requested additional information, and a supplement was submitted to the EPA on August 22, 2006. A response is pending.

On March 10, 2005, the EPA issued the Clean Air Interstate Rule, or CAIR, final regulations and on March 15, 2005, the EPA issued the Clean Air Mercury Rule, or CAMR. The rules establish phased reductions of NOx, SO2 and mercury from electric power generating stations. After CAMR was vacated early in 2008, the U.S. Court of Appeals for the D.C. Circuit vacated CAIR in July 2008. The vacatur of the rules does not preclude more stringent regulation of air pollutants from power plants, and various legal and administrative efforts are expected to reissue regulations in new form. Accordingly, Cliffs anticipates that it will incur capital and ongoing emission allowance costs at its Silver Bay Power Plant to maintain compliance with the rule. As Cliffs is still optimizing its various options for compliance, it cannot accurately estimate the timing or cost of emission controls at this time.

On December 16, 2006, Cliffs submitted an administrative permit amendment application to the Minnesota Pollution Control Agency, or MPCA, with respect to Northshore’s Title V operating permit. The proposed amendment requested the deletion of a 30-year old “control city” monitoring requirement which was used to assess the adequacy of air emission control equipment installed in the 1970s. MPCA had discontinued use of control city monitoring in the early 1980s, but had recently reinstituted monitoring. The control city monitoring compared ambient fiber levels in St. Paul, Minnesota to levels at Northshore and the surrounding area. The administrative permit amendment application argued that the control city monitoring requirement is an obsolete and redundant standard given Northshore’s existing emission control equipment and applicable federal regulations, state rules, and permit requirements.

Cliffs received a letter dated February 23, 2007 from the MPCA notifying Cliffs that its proposed permit amendment had been denied. Cliffs has appealed the denial to the Minnesota Court of Appeals. Subsequent to the filing of Cliffs’ appeal, the MPCA advised Northshore that the MPCA considered Northshore to be in violation of the control city standard. In addition, the Minnesota Center for Environmental Advocacy intervened in Cliffs’ appeal of the denial of a proposed permit amendment to its Title V operating permit. Oral arguments on Cliffs’ appeal were held on February 21, 2008. The court of appeals ruled in MPCA’s favor. Subsequent to the court of appeals’ ruling, Northshore filed a major permit amendment on August 28, 2008 to remove the control city requirement from its permit. The permit amendment is currently pending.

On July 28, 2008, MPCA issued a Notice of Violation, or NOV, to Northshore alleging violations related to the control city standard from March 2006 through October 2007 — specifically with respect to MPCA’s interpretation of the control city standard’s emission limits and related monitoring and reporting requirements. The NOV states that Northshore has been in compliance with MPCA’s interpretation of the standard since October 2007, but requires corrective actions relating to operating and maintaining facilities of treatment and control to remain in compliance. Although the NOV does not seek civil penalties, it contains various requests for information and reserves the right for MPCA to take further action. Northshore disputes the allegations contained in the NOV and is currently assessing its legal/administrative options. If either Cliffs’ appeal is unsuccessful or if Cliffs is unable to negotiate an acceptable compliance schedule, Northshore could be subject to future enforcement actions with respect to its Title V operating permit if Cliffs is unable to meet the permit requirements as interpreted by MPCA.

On March 27, 2008, United Taconite received a draft stipulation agreement, or DSA, from the MPCA alleging various air emissions violations of the facility’s air permit limit conditions, reporting and testing requirements. The allegations generally stem from procedures put in place prior to 2004 when Cliffs first acquired its interest in the mine. The DSA requires the facility to install continuous emissions monitoring, evaluate compliance procedures, submit a plan to implement procedures to eliminate air deviations during the relevant time period, and proposes a civil penalty in an amount to be determined. While United Taconite does not agree with MPCA’s allegations, United Taconite and the MPCA continue discussions on the matter with the intent of working toward a mutual resolution.

North American Coal

In 1996 and 1997, two cases were brought alleging that dust from the Concord Preparation Plant damaged properties in the area. In 2002, the parties entered into settlement agreements with the former owner in exchange for a lump sum payment and the agreement to implement remedial measures. However, the plaintiffs were not required to dismiss their claims. PinnOak was added to these cases in 2004 and 2006. The plaintiffs in these matters are now seeking additional remediation measures and Cliffs is opposing this assertion and believes that any amounts ultimately paid in this matter will not be material. In addition to the two cases noted above, in 2004 approximately 160 individual plaintiffs brought an action against PinnOak asserting injuries arising from particulate emissions from the Concord Preparation Plant. Cliffs is seeking a summary judgment in this most recent matter because it had previously been concluded under the 2002 settlement agreement.

Pinnacle Mining owns the closed West Virginia Maitland mine, which continues to discharge groundwater to Elkhorn Creek under terms of a National Pollutant Discharge Elimination System permit issued by the West Virginia Department of Environment Protection, or DEP. On April 30, 2008 the DEP renewed the permit and imposed more stringent effluent quality limitations for iron and aluminum. Current effluent iron concentrations sometimes exceed the new limitation. A permit appeal was filed with the West Virginia Environmental Quality Board regarding the reduced limitations and the absence of a compliance schedule in the permit. Pinnacle Mining reached an agreement with the DEP that has provided a compliance schedule for meeting the new limits. Pinnacle Mining believes it will be able to achieve the new limits without any material costs or changes in operation.

Asia-Pacific Iron Ore

Environmental issues and their management continued to be an important focus at Cliffs’ Asia-Pacific iron ore operations throughout 2007. Mining operations proceeded without major environmental incidents. Implementation of management controls at the Koolyanobbing operations continued, and a significant milestone was achieved with the certification of the environmental management system to the International Standards Organization standard 14001.

A third-party compliance review of the Koolyanobbing operations was undertaken during 2007. The Koolyanobbing operations are among the most heavily regulated mining operations in Western Australia, with environmental conditions set at both state and federal government levels. The review audited compliance with over 200 regulatory conditions and management plan commitments. A high level of compliance was achieved across all areas. Nine items of non-compliance were reported, with most being non-material in terms of environmental risk. Work commenced to address these items, including improved blasting procedures, the initiation of a project to quantify dust emission sources and the inclusion of soil assessment protocols in waste dump planning.

The Asia-Pacific iron ore environmental team was strengthened during the year to ensure that both the current mine operations continue to be well managed and that expansion plans receive timely environmental assessment and approvals.

Cliffs commenced a major environmental permitting program at the Koolyanobbing operations in 2007 in preparation of the submission of approval applications for a number of development proposals in 2008. The program included environmental baseline and impact assessment for expansion of pits and waste dumps at Koolyanobbing, Mount Jackson and Windarling. Groundwater studies, including a ground water re-injection trial, were completed in support of an approval application for mining below the water table at Windarling.

In May 2007, the Australian Environmental Protection Agency, or AEPA, released a report outlining the recommendations for a significant extension of the conservation estate in the area of the Koolyanobbing mining operations. The AEPA report recommended the conversion of much of the area to Class A conservation reserve, which effectively excludes mining activities. The report represents the view of the AEPA and neither creates an obligation on the government to act nor affects the rights of Portman to operate under existing approvals. However, if implemented, the AEPA recommendations would severely constrain Portman’s expansion opportunities in the vicinity of the current operations. There are disparate views within government agencies over the issue. Cliffs has communicated its concerns to the government in a manner that indicates a willingness to work with all parties to achieve a sustainable outcome for conservation and resource development in the region.

At the Cockatoo Island operations, the focus of environmental work was on preparing a submission for environmental approvals for extension of the embankment mining project. A submission was lodged with the regulatory agencies in December 2007 to extend the existing Stage 1 and 2 seawalls eastwards adding a further three years mine life. In addition to this extension proposal work continued on refining the overall closure plan for Cockatoo Island taking into account the proposed extension. The Stage 3 extension and closure plan were reviewed as a package by the regulators and approved in August 2008 for both the extension and the closure plan. Activities within the closure plan not associated with the Stage 3 extension have been programmed over the 2008/2009 years.

Environmental and Mine Closure Obligations

Cliffs had environmental and mine closure liabilities of $131.8 million and $130.8 million at June 30, 2008 and December 31, 2007, respectively. Payments in the first six months of 2008 were $3.8 million compared with $9.2 million for the full year in 2007. The following is a summary of the obligations:

	June 30,	December 31,
	2008	2007
	(In millions)

Environmental	$13.6	$12.3
Mine closure:
LTV Steel Mining Company, or LTVSMC	21.1	22.5
Operating mines:
North American Iron Ore	62.2	61.8
North American Coal	21.0	20.4
Asia-Pacific Iron Ore	10.5	9.5
Other	3.4	4.3

Total mine closure	118.2	118.5

Total environmental and mine closure obligations	131.8	130.8

Less current portion	6.8	7.6

Long term environmental and mine closure obligations	$125.0	$123.2

Environmental

The Rio Tinto Mine Site

The Rio Tinto Mine Site is a historic underground copper mine located near Mountain City, Nevada, where tailings were placed in Mill Creek, a tributary to the Owyhee River. Site investigation and remediation work is being conducted in accordance with a consent order between the Nevada Department of Environmental Protection, and the Rio Tinto Working Group, or RTWG, composed of Cliffs, Atlantic Richfield Company, Teck Cominco American Incorporated, and E. I. du Pont de Nemours and Company. The estimated costs of the available remediation alternatives currently range from approximately $10.0 million to $30.5 million. In recognition of the potential for a Natural Resource Damages, or NRD, claim, the parties are actively pursuing a global settlement that would include the EPA and encompass both the remedial action and the NRD issues. Cliffs has increased its reserve most recently in the second quarter of 2008 by $3.0 million to reflect revised cleanup estimates and cost allocation associated with Cliffs’ anticipated share of the eventual remediation costs based on a consideration of the various remedial measures and related cost estimates, which are currently under review.

Mine Closure

The mine closure obligations are for Cliffs’ four consolidated North American operating iron ore mines, Cliffs’ three consolidated North American operating coal mines, Cliffs’ Asia-Pacific operating iron ore mines, the coal mine at Sonoma and a closed operation formerly known as LTVSMC. The LTVSMC closure obligation results from an October 2001 transaction where subsidiaries of Cliffs received a net payment of $50 million and certain other assets and assumed environmental and certain facility closure obligations of $50 million. Obligations have declined to $21.1 million at June 30, 2008.

The accrued closure obligation for Cliffs’ active mining operations provides for contractual and legal obligations associated with the eventual closure of the mining operations. The accretion of the liability and amortization of the related fixed asset is recognized over the estimated mine lives for each location. The following represents a rollforward of Cliffs’ asset retirement obligation liability for the six months ended June 30, 2008 and the year ended December 31, 2007:

	June 30,	December 31,
	2008	2007(1)
	(In millions)

Asset retirement obligation at beginning of period	$96.0	$62.7
Accretion expense	4.1	6.6
PinnOak acquisition	—	19.9
Sonoma investment	—	4.3
Reclassification adjustment	(0.9)	1.1
Exchange rate changes	0.5	0.9
Revision in estimated cash flows	(2.6)	0.5

Asset retirement obligation at end of period	$97.1	$96.0

(1)	Represents a 12-month rollforward of Cliffs’ asset retirement obligation at December 31, 2007.

Energy

Electricity.  The Empire and Tilden mines receive electric power from WEPCO. Under the contracts, Empire and Tilden were afforded an energy price cap and certain power curtailment features. These contracts terminated at the end of the 2007 calendar year. Prior to the termination of the contracts in 2007, WEPCO initiated a tariff rate case in which Empire and Tilden participated in order to establish a new tariff rate for each mine upon the termination of the contracts. The resulting settlement, which was approved by the Michigan Public Service Commission, created a new industrial tariff rate. Effective January 1, 2008 Tilden and Empire receive their electrical power from WEPCO under the new tariff rate. On January 31, 2008, WEPCO filed a new rate case, proposing an increase to the tariff rates that became effective on January 1, 2008. In February 2008, Cliffs filed a petition to intervene in the new rate case. Cliffs is also reviewing the rate case and analyzing the potential impact on Empire and Tilden.

Electric power for the Hibbing and United Taconite mines is supplied by Minnesota Power, Inc., or MP, under agreements that continue to December 2008 and October 2008, respectively. Silver Bay Power Company, or Silver Bay, an indirect wholly-owned subsidiary of Cliffs, with a 115 megawatt power plant, provides the majority of Northshore’s energy requirements. Silver Bay has an interconnection agreement with MP for backup power. Silver Bay entered into an agreement to sell 40 megawatts of excess power capacity to Xcel Energy under a contract that extends to 2011. In March 2008, Northshore reactivated one of its furnaces resulting in a shortage of electrical power of approximately 10 megawatts. As a result, supplemental electric power is purchased by Northshore from MP under an agreement that continues to March 2009.

Wabush owns a portion of the Twin Falls Hydro Generation facility that provides power for Wabush’s mining operations in Newfoundland. Wabush has a 20-year agreement with Newfoundland Power, which continues until December 31, 2014. This agreement allows an interchange of water rights in return for the power needs for Wabush’s mining operations. The Wabush pelletizing operations in Quebec are served by Quebec Hydro on an annual contract.

The Oak Grove Resources, LLC, or Oak Grove, mine and Concord Preparation Plant are supplied electrical power by Alabama Power under a contract which expires June 30, 2009. Rates of the contract are subject to change during the term of the contract as regulated by the Alabama Public Service Commission.

Electrical power to the Pinnacle, Green Ridge No. 1, Green Ridge No. 2 mines and the Pinnacle Preparation Plant are supplied by the Appalachian Power Company under two contracts. The Indian Creek contract is renewable on July 24, 2009 and the Pinnacle Creek contract is renewable on July 4, 2009. Both contracts specify the applicable rate schedule, minimum monthly charge and power capacity furnished. Rates, terms and conditions of the contracts are subject to the approval of the Public Service Commission of West Virginia.

Koolyanobbing and its associated satellite mines draw power from independent diesel fueled power stations and generators. Temporary diesel power generation capacity has been installed at the Koolyanobbing operations, allowing sufficient time for a detailed investigation into the viability of long-term options such as connecting into the Western Australian South West Interconnected System or provision of natural gas or dual fuel (natural gas and diesel) generating capacity. These options are not economic for the satellite mines, which will continue being powered by diesel generators.

Electrical supply on Cockatoo Island is diesel generated. The powerhouse adjacent to the processing plant powers the shiploader, fuel farm and the processing plant. The workshop and administration office is powered by a separate generator.

Sonoma receives its electricity from the public grid generated by local electric retailer Ergon Energy. In 2008, Sonoma plans to go to the contestable energy market and invite offers to supply electricity on a long-term basis. The state of Queensland enjoys a competitive deregulated energy market.

Process Fuel.  Cliffs has contracts providing for the transport of natural gas for its United States iron ore operations. The Empire and Tilden mines have the capability of burning natural gas, coal, or to a lesser extent, oil. The Hibbing and Northshore mines have the capability to burn natural gas and oil. The United Taconite mine has the ability to burn coal, natural gas and coke breeze. Although all of the U.S. iron ore mines have the capability of burning natural gas, with higher natural gas prices, the pelletizing operations for the U.S. iron ore mines utilize alternate fuels when practicable. Wabush has the capability to burn oil and coke breeze.

Research and Development

Cliffs has been a leader in iron ore mining technology for more than 160 years. Cliffs operated some of the first mines on Michigan’s Marquette Iron Range and pioneered early open-pit and underground mining methods. From the first application of electrical power in Michigan’s underground mines to the use today of sophisticated computers and global positioning satellite systems, Cliffs has been a leader in the application of new technology to the centuries-old business of mineral extraction. Today, Cliffs’ engineering and technical staffs are engaged in full-time technical support of Cliffs’ operations and improvement of existing products.

As part of Cliffs’ efforts to develop alternative metallic products, Cliffs is developing, with Kobe Steel, a commercial-scale reduced iron plant, which will convert hematite into nearly pure iron in nugget form utilizing Kobe Steel’s ITmk3® technology. This innovative technology has the potential to open new markets by offering an economically competitive supply of iron material for electric arc furnaces.

North American Coal and Asia-Pacific Iron Ore do not have any material research and development projects.

Employees

As of June 30, 2008, Cliffs had a total of 5,928 employees.

	North	North		Corporate &
	American	American	Asia-Pacific	Support
	Iron Ore	Coal	Iron Ore	Services	Total

Salaried	1,007	261	111	241	1,620
Hourly	3,519	789	0	—	4,308

Total(1)	4,526	1,050	111	241	5,928

(1)	Includes Cliffs employees and the employees of the North American joint ventures.

Hourly employees at Cliffs’ Michigan and Minnesota iron ore mining operations (other than Northshore) are represented by the USW. Cliffs has entered into an agreement with the USW on a new four-year labor contract to replace the labor agreement that expired on September 1, 2008 and that will cover approximately 2,300 USW-represented workers at Empire and Tilden mines in Michigan, and its United Taconite and Hibbing mines in Minnesota.

In April 2006, the USW advised Cliffs with a “Written Notification” that it was initiating an organizing campaign at Northshore. Under the terms of Cliffs’ collective bargaining agreements with the USW, Cliffs is required to remain neutral during the organizing campaign. Based upon subsequent conversations with USW representatives, the organizing campaign was postponed pending resolution of issues related to the neutrality commitment in the collective bargaining agreement.

Hourly employees at Wabush are represented by the USW. Wabush and the USW entered into a collective bargaining agreement in October 2004 that expires on March 1, 2009.

Hourly production and maintenance employees at PinnOak subsidiary corporations are represented by the UMWA. Each of these subsidiary companies entered into new collective bargaining agreements with the UMWA in March 2007 that expire on December 31, 2011. Those collective agreements are identical in all material respects to the National Bituminous Coal Wage Agreement of 2007 between the UMWA and the Bituminous Coal Operators’ Association.

Cliffs’ employees at Asia-Pacific operations are not represented under collective bargaining agreements.

As of June 30, 2008, 66 percent of Cliffs’ employees were covered by collective bargaining agreements.

Growth Strategy

Cliffs expects to grow its business and presence as an international mining company by expanding both geographically and through the minerals that it mines and markets. Recent investments in Australia and Latin America, as well as acquisitions in minerals outside of iron ore, such as coal, illustrate the execution of this strategy.

For information regarding Cliffs’ growth strategy, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cliffs — Growth Strategy and Strategic Transactions” beginning on page 146.

Properties

The following map shows the locations of Cliffs’ operations:

Mine Facilities and Equipment.  Each of the North American Iron Ore mines has crushing, concentrating, and pelletizing facilities. There are crushing and screening facilities at Koolyanobbing and Cockatoo Island. North American Coal mines have preparation, processing, and load-out facilities, with the Pinnacle and Green Ridge mines sharing facilities. The facilities at each site are in satisfactory condition, although they require routine capital and maintenance expenditures on an ongoing basis. Certain mine equipment generally is powered by electricity, diesel fuel or gasoline. The total cost of the property, plant and equipment, net of applicable accumulated amortization and depreciation as of June 30, 2008, for each of the mines is set forth in the chart below.

	Total Historical Cost of Mine
	Plant and Equipment (Excluding
	Real Estate and Construction in
	Progress), Net of Applicable
	Accumulated Amortization and
Location and Name	Depreciation
	(In millions)

Empire	$62.9	(1)
Tilden	186.6	(2)
Hibbing	476.6	(3)
Northshore	84.0
United Taconite	68.2
Wabush	460.1	(3)
Pinnacle Complex	61.3
Oak Grove	63.1
Sonoma	147.4	(4)
Cockatoo Island	—	(5)
Koolyanobbing	247.4
Amapá	472.7

(1)	Includes capitalized financing costs of $5.5 million, net of accumulated amortization.

(2)	Includes capitalized financing costs of $14.7 million, net of accumulated amortization.

(3)	Does not reflect depreciation, which is recorded by the individual venturers.

(4)	Includes capitalized financing costs of $2.7 million, net of accumulated amortization.

(5)	Cockatoo Island plant and equipment is fully amortized.

North American Iron Ore

Cliffs directly or indirectly owns and operate interests in the following six North American iron ore mines:

Empire mine

The Empire mine is located on the Marquette Iron Range in Michigan’s Upper Peninsula approximately 15 miles west-southwest of Marquette, Michigan. The mine has been in operation since 1963. Over the past five years, the Empire mine has produced between 4.8 million and 5.4 million tons of iron ore pellets annually.

Cliffs is a 79.0 percent partner in Empire, and a subsidiary of ArcelorMittal USA has retained a 21 percent ownership in Empire with limited rights and obligations, which it has a unilateral right to put to Cliffs at any time subsequent to the end of 2007. This right has not been exercised. Cliffs owns directly approximately one-half of the remaining ore reserves at the Empire mine and leases them to Empire. A subsidiary of Cliffs leases the balance of the Empire reserves from other owners of such reserves and subleases them to Empire.

Tilden mine

The Tilden mine is located on the Marquette Iron Range in Michigan’s Upper Peninsula approximately five miles south of Ishpeming, Michigan. The Tilden mine has been in operation since 1974. Over the past five years, the Tilden mine has produced between 6.9 million and 7.9 million tons of iron ore pellets annually.

Cliffs owns 85 percent of Tilden, with the remaining minority interest owned by U.S. Steel Canada. Each partner takes its share of production pro rata; however, provisions in the partnership agreement allow additional or reduced production to be delivered under certain circumstances. Cliffs owns all of the ore reserves at the Tilden mine and leases them to Tilden.

The Empire and Tilden mines are located adjacent to each other. The logistical benefits include a consolidated transportation system, more efficient employee and equipment operating schedules, reduction in redundant facilities and workforce and best practices sharing.

Hibbing mine

The Hibbing mine is located in the center of Minnesota’s Mesabi Iron Range and is approximately ten miles north of Hibbing, Minnesota and five miles west of Chisholm, Minnesota. The Hibbing mine has been in operation since 1976. Over the past five years, the Hibbing mine has produced between 7.4 million and 8.5 million tons of iron ore pellets annually.

Cliffs owns 23 percent of Hibbing, ArcelorMittal USA has a 62.3 percent interest, and U.S. Steel Canada has a 14.7 percent interest. Each partner takes its share of production pro rata; however, provisions in the joint venture agreement allow additional or reduced production to be delivered under certain circumstances.

Northshore mine

The Northshore mine is located in northeastern Minnesota, approximately two miles south of Babbitt, Minnesota on the northeastern end of the Mesabi Iron Range. Northshore’s processing facilities are located in Silver Bay, Minnesota, near Lake Superior, on U.S. Highway 61. The Northshore mine has been in continuous operation since 1990. Over the past five years, the Northshore mine has produced between 4.8 million and 5.2 million tons of iron ore pellets annually.

The Northshore mine began production under Cliffs’ management and ownership on October 1, 1994. Cliffs owns 100 percent of the mine.

United Taconite mine

The United Taconite mine is located on Minnesota’s Mesabi Iron Range in and around the city of Eveleth, Minnesota. The United Taconite concentrator and pelletizing facilities are located 10 miles south of the mine, near the town of Forbes, Minnesota. The main entrance to the concentrator and pelletizing facilities is on County Road 16, three miles west of State Highway 53. The mine has been operating since 1965. Over the past five years, the United Taconite mine has produced between 1.6 million and 5.3 million tons of iron ore pellets annually.

On July 11, 2008, Cliffs signed and closed on the acquisition of the remaining 30 percent interest in United Taconite, with an effective date of July 1, 2008. Upon consummation of the purchase, Cliffs’ ownership interest in United Taconite increased from 70 percent to 100 percent.

Wabush mine

The Wabush mine and concentrator is located in Wabush, Labrador, Newfoundland, and the pellet plant is located in Pointe Noire, Quebec, Canada. The Wabush mine has been in operation since 1965. Over the past five years, the Wabush mine has produced between 3.8 million and 5.2 million tons of iron ore pellets annually. Cliffs owns 26.8 percent of Wabush, Dofasco has a 28.6 percent interest and U.S. Steel Canada has a 44.6 percent interest.

North American Coal

Cliffs directly owns and operates the following three North American coal mines:

Pinnacle and Green Ridge mines

The Pinnacle Complex includes the Pinnacle and Green Ridge mines and is located approximately 30 miles southwest of Beckley, West Virginia. The Pinnacle mine has been in operation since 1969. Over the past five years, the Pinnacle mine has produced between 1.4 million and 2.5 million tons of coal annually. The Green Ridge mine has been in operation since 2004 and has produced between 0.4 million and 0.5 million tons of coal annually.

Oak Grove mine

The Oak Grove mine is located approximately 25 miles southwest of Birmingham, Alabama. The mine has been in operation since 1972. Over the past five years, the Oak Grove mine has produced between 1.3 million and 1.7 million tons of coal annually.

Asia-Pacific Iron Ore

Koolyanobbing

The Koolyanobbing operations are located 425 kilometers east of Perth and approximately 50 kilometers northeast of the town of Southern Cross. Koolyanobbing produces lump and fine iron ore. An expansion program was completed in 2006 to increase capacity from six to eight million tonnes per annum. The expansion was primarily driven by the development of iron ore resources at Mount Jackson and Windarling, located 80 kilometers and 100 kilometers north of the existing Koolyanobbing operations, respectively. Over the past five years, the Koolyanobbing operation has produced between 4.9 million and 7.6 million tonnes annually.

Cockatoo Island

The Cockatoo Island operation is located six kilometers to the west of Yampi Peninsula, in the Buccaneer Archipelago, and 140 kilometers north of Derby in the West Kimberley region of Western Australia. The island has been mined for iron ore since 1951, with a break in operations between 1985 and 1993. Over the past five years, Cockatoo Island has produced between 0.6 million and 1.4 million tonnes annually at the 100 percent ownership level.

Portman commenced a beneficiation project in 1993 that was completed in mid-2000. Portman owns a 50 percent interest in this joint venture to mine remnant iron ore deposits. Mining from this phase of the operation commenced in late 2000. Cockatoo Island production ceased at the end of the second quarter 2008, with shipments to continue into the third quarter 2008. Construction on a necessary extension of the existing seawall will commence in the third quarter 2008, with production anticipated to restart by the end of the second quarter 2009. This extension is expected to extend production for approximately two additional years. Ore is hauled by haul truck to the stockpiles, crushed and screened and then transferred by conveyor to the shiploader.

Transportation

Two railroads, one of which is wholly-owned by Cliffs, link the Empire and Tilden mines with Lake Michigan at the loading port of Escanaba, Michigan and with the Lake Superior loading port of Marquette, Michigan. From the Mesabi Range, Hibbing pellets are transported by rail to a shiploading port at Superior, Wisconsin. United Taconite pellets are shipped by railroad to the port of Duluth, Minnesota. At Northshore, crude ore is shipped by a wholly-owned railroad from the mine to processing and dock facilities at Silver Bay, Minnesota. In Canada, there is an open-pit mine and concentrator at Wabush, Labrador, Newfoundland and a pellet plant and dock facility at Pointe Noire, Quebec. At the Wabush mine, concentrates are shipped by rail from the Scully mine at Wabush to Pointe Noire where they are pelletized for shipment via vessel within Canada, to the United States and other international destinations or shipped as concentrates for sinter feed.

Cliffs’ coal production is shipped domestically by rail, barge and/or truck. Coal for international customers is shipped through the port of Mobile, Alabama or Newport News, Virginia.

All of the ore mined at the Koolyanobbing operations is transported by rail to the Port of Esperance, 575 kilometers to the south for shipment to Asian customers. Direct ship premium fines mined at Cockatoo Island are loaded at a local dock.

Internal Control over Reserve Estimation

Cliffs has a corporate policy relating to internal control and procedures with respect to auditing and estimating mineral reserves. The procedures include the calculation of mineral reserves at each mine by mining engineers and geologists under the direction of Cliffs’ Chief Mining Engineer. Cliffs’ General Manager-Resource Technology

compiles, reviews, and submits the calculations to the Corporate Accounting department, where the disclosures for Cliffs’ annual and quarterly reports are prepared based on those calculations. The draft disclosure is submitted to Cliffs’ General Manager-Resource Technology for further review and approval. The draft disclosures are then reviewed and approved by Cliffs’ Chief Financial Officer and Chief Executive Officer before inclusion in Cliffs’ annual and quarterly reports. Additionally, the long-range mine planning and mineral reserve estimates are reviewed annually by Cliffs’ Audit Committee. Furthermore, all changes to mineral reserve estimates, other than those due to production, are documented by Cliffs’ General Manager-Resource Technology and are submitted to Cliffs’ President and Chief Executive Officer for review and approval. Finally, Cliffs performs periodic reviews of long-range mine plans and mineral reserve estimates at mine staff meetings and senior management meetings.

Operations

In North America, Cliffs produced 21.8 million, 20.8 million and 22.1 million long tons of iron ore pellets in 2007, 2006 and 2005, respectively, for Cliffs’ account and 12.8 million, 12.8 million and 13.8 million long tons, respectively, on behalf of the steel company owners of the mines. Cliffs also produced 1.1 million short tons of coal in North America in 2007, representing Cliffs’ volume since the acquisition of PinnOak on July 31, 2007. In Australia, Cliffs produced 8.4 million tonnes, 7.7 million tonnes and 5.2 million tonnes in 2007, 2006 and 2005, respectively. Asia-Pacific Iron Ore’s 2005 total represents production since the March 31, 2005 acquisition of a controlling interest in Portman. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cliffs” beginning on page 145 for further information regarding production and sales volumes.

Cliffs’ business is subject to a number of operational factors that can affect Cliffs’ future profitability.

Mine Capacity and Ore Reserves

Reserves are defined by SEC Industry Standard Guide 7 as that part of a mineral deposit that could be economically and legally extracted and produced at the time of the reserve determination. All reserves are classified as proven or probable and are supported by life-of-mine plans.

North American Iron Ore

Cliffs’ 2008 ore reserve estimates for its iron ore mines as of December 31, 2007 were estimated from fully-designed open pits developed using three-dimensional modeling techniques. These fully designed pits incorporate design slopes, practical mining shapes and access ramps to assure the accuracy of Cliffs’ reserve estimates. The following tables reflect expected current annual capacity and economic ore reserves for Cliffs’ North American and Asia-Pacific iron ore mines as of December 31, 2007.

		Current	Mineral Reserves(2)(3)				Mineral		Method of
	Iron Ore	Annual	Current Year			Previous	Rights		Reserve
Mine	Mineralization	Capacity	Proven	Probable	Total	Year	Owned	Leased	Estimation
		Tons in millions(1)

Empire	Negaunee Iron Formation Model (Magnetite)	5.5	10	—	10	13	57%	43%	Geologic — Block
Tilden	Negaunee Iron Formation (Hematite / Magnetite)	8.0	210	42	252	259	100%	0%	Geologic — Block Model
Hibbing Taconite	Biwabik Iron Formation (Magnetite)	8.0	129	16	145	152	3%	97%	Geologic — Block Model
Northshore	Biwabik Iron Formation (Magnetite)	4.8	303	10	313	318	0%	100%	Geologic — Block Mode
United Taconite	Biwabik Iron Formation (Magnetite)	5.2	133	16	149	119	0%	100%	Geologic — Block Model
Wabush	Wabush Iron Formation (Hematite)	5.5	37	2	39	44	0%	100%	Geologic — Block Model

(1)	Tons are long tons of pellets of 2,240 pounds.

(2)	Estimated standard equivalent pellets, including both proven and probable reserves based on life-of-mine operating schedules.

(3)	Cliffs regularly evaluates its reserves estimates and updated them in accordance with SEC Industry Guide 7.

In 2007, there were no changes in reserve estimates at Hibbing, Tilden, Northshore or Wabush, except for production.

A new ore reserve estimate was completed at United Taconite that incorporates increased iron ore pellet pricing, addition of new mining areas, and improved pit designs and production schedules. The updated ore reserve estimate calculated a 31 percent increase, or 35 million tons.

During 2007, the geologic resource model at Empire was updated by modifying an ore quality cut-off for oxidation. The net result of gains from a 2006 re-optimization of the life of mine pit design and losses due to this oxidized material resulted in an increase of two million tons in the remaining pellet reserves.

Asia-Pacific Iron Ore

		Current	Mineral Reserves(2)(3)				Mineral		Method of
	Iron Ore	Annual	Current Year			Previous	Rights		Reserve
Mine Project	Mineralization	Capacity	Proven	Probable	Total	Year	Owned	Leased	Estimation
		Tons in millions(1)

Koolyanobbing(4)	Banded Iron Formations Southern Cross Terrane Yilgarn Mineral Field (Hematite, Goethite)	8.0	7	88	95	87	0%	100%	Geologic — Block Model
Cockatoo Island(5)	Sandstone Yampi Formation Kimberley Mineral Field (Hematite)	1.2	—	0.5	0.5	0.9	0%	100%	Geologic — Block Model

(1)	Tons are metric tonnes of 2,205 pounds.

(2)	Reported ore reserves restricted to both proven and probable reserves based on life of mine operating schedules. Koolyanobbing reserves can be derived from up to 15 separate mineral deposits over a 100-kilometer operating distance. 7.4 million tonnes of the Koolyanobbing reserves are sourced from current long-term stockpiles.

(3)	Cliffs regularly updates its reserves estimates in accordance with SEC Industry Guide 7 and the 2004 Edition of the Joint Ore Reserves Code.

(4)	An expansion project was completed in 2006 that increased annual production capacity to 8 million tonnes.

(5)	Portman has a 50 percent interest in the Cockatoo Island Joint Venture. Capacity and reserve totals represent 100 percent.

The increase in Koolyanobbing ore reserves is related to exploration success in expanding the mineral resource inventory and conversion of inferred resources to indicated resources. Mining at Cockatoo Island was conducted to deeper levels than originally planned during 2007, with mined production from the current Stage 2 pit now planned to continue until the second quarter of 2008. Product iron grades have also been lowered to assist extension of the mine life, but the revised grades still generate a premium fines product.

North American Coal

Cliffs’ 2008 reserve estimates for its North American underground coal mines as of December 31, 2007 were estimated using three-dimensional modeling techniques, coupled with mine plan designs. A complete re-estimation of the moist, recoverable coal reserves and life-of-mine plans was completed after the PinnOak acquisition. The following table reflects expected current annual capacities and economically recoverable reserves for Cliffs’ North American coal mines as of December 31, 2007.

		Current	Proven and Probable				Method of
		Annual	In-	Moist	Mineral Rights		Reserve
Mine(2)	Category	Capacity	Place	Recoverable	Owned	Leased	Estimation	Infrastructure
		Tons in millions(1)

Pinnacle Complex		4.0			0%	100%	Geologic —	Mine, Preparation
Pocahontas No 3	Assigned		126.0	62.9			Block Model	Plant, Load-out
Pocahontas No 4	Unassigned		32.8	11.1
Oak Grove		2.5			0%	100%	Geologic —	Mine, Preparation
Blue Creek Seam	Assigned		91.1	49.4			Block Model	Plant, Load-out

Total(3)		6.5	249.9	123.4

(1)	Short tons of 2,000 pounds.

(2)	All coal extracted by underground mining using longwall and continuous miner equipment.

(3)	All recoverable coal is less than 1 percent sulfur and more than 13,000 Btu/lb. as received.

Asia-Pacific Coal

The 2008 reserve estimate for Cliffs’ Asia-Pacific coal mine as of December 31, 2007 is based on a Joint Ore Reserves Code-compliant resource estimate. An optimized pit design for an initial 10-year mine operating schedule was generated supporting the reserve estimate.

The following table reflects expected current annual capacity and economically recoverable reserves for Sonoma:

		Current	Proven and Probable				Method of
		Annual		Moist	Mineral Rights		Reserve
Mine(2)	Category	Capacity	In-Place	Recoverable	Owned	Leased	Estimation	Infrastructure
Tons in millions(1)

Sonoma Mine
Moranbah Coal Measures B, C and E Seams	Assigned	3.0	48	27	8%	92%	Geologic	Mine, Preparation
							Block Model	Plant, Load-out

(1)	Metric tonnes of 2,205 pounds. In-place tons at eight percent moisture, recoverable clean tons at nine percent moisture. Reserves listed on 100 percent basis. Cliffs has an effective 45 percent interest in the joint venture.

(2)	All coal is extracted by conventional surface mining techniques.

Sonoma’s recoverable coal reserves are primarily metallurgical grade coal (standard coking coal plus low volatile coal for pulverized coal injection) and steam coal.

General Information about the Mines

Leases.  Mining is conducted on multiple mineral leases having varying expiration dates. Mining leases are routinely renegotiated and renewed as they approach their respective expiration dates.

Exploration and Development.  All iron ore mining operations are open-pit mines that are in production. Additional pit development is underway at each mine as required by long-range mine plans. At Cliffs’ North American Iron Ore mines, drilling programs are conducted periodically for the purpose of refining guidance related to ongoing operations.

The Biwabik, Negaunee, and Wabush Iron Formations are classified as Lake Superior type iron-formations that formed under similar sedimentary conditions in shallow marine basins approximately two billion years ago. Magnetite and/or hematite are the predominant iron oxide ore minerals present, with lesser amounts of goethite and limonite. Chert is the predominant waste mineral present, with lesser amounts of silicate and carbonate minerals. The ore minerals liberate from the waste minerals upon fine grinding.

All North American Coal mine operations are underground mines that are in production. Drilling programs are conducted periodically for the purpose of refining guidance related to ongoing operations. The Pocahontas No 3 and Blue Creek Coal Seams are Pennsylvanian Age low ash, high quality coals.

At Koolyanobbing, an exploration program targeting extensions to the iron ore resource base as well as regional exploration targets in the Yilgarn Mineral Field was active in 2007 and will continue in 2008. At Cockatoo Island, feasibility studies have been completed for a below-sea-level eastward mine pit extension. Environmental permitting has been initiated supporting this proposed extension to the Cockatoo mine life.

The mineralization at the Koolyanobbing operations is predominantly hematite and goethite replacements in greenstone-hosted banded iron-formations. Individual deposits tend to be small with complex ore-waste contact relationships. The Koolyanobbing operations reserves are derived from 15 separate mineral deposits distributed over a 100-kilometer operating radius. The mineralization at Cockatoo Island is predominantly friable, hematite-rich sandstone that produces premium high grade, low impurity direct shipping fines.

An exploration program providing geologic definition of the hematite mineralization at Amapá is ongoing.

Mineralized material at the Amapá mine is predominantly hematite occurring in weathered and leached greenstone-hosted banded iron-formation of the Archean Vila Nova Group. Variable degrees of leaching generate friable hematite mineralization suitable for either sinter feed production via crushing and gravity separation or pelletizing feed production via grinding and flotation.

In Australia, the Sonoma mine operation is an open-cut mine located in the northern section of Queensland’s Bowen Basin. A mix of high quality metallurgical coal and thermal coal is recovered from the B and C seams of the Permian Mooranbah Coal Measures.

Geologic models are developed for all mines to define the major ore and waste rock types. Computerized block models are then constructed that include all relevant geologic and metallurgical data. These are used to generate grade and tonnage estimates, followed by detailed mine design and life of mine operating schedules.

Legal Proceedings

Alabama Dust Litigation.  In 1996 and 1997, two cases (White, et al. v. USX Corporation, et al., and Weekley, et al. v. USX Corporation, et al.) were brought alleging that dust from the Concord Coal Preparation Plant damaged properties in the area. In 2002, the parties entered into settlement agreements with the former owner in exchange for a lump sum payment and the agreement to implement remedial measures. However, the plaintiffs were not required to dismiss their claims. PinnOak was added to these cases in 2004 and 2006. The plaintiffs in both these matters sought additional remediation measures, and Cliffs opposed that request. Currently, Cliffs is in discussions with the plaintiffs regarding a potential amendment to the settlement of the White matter, which would be subject to approval by the court. Any resolution of the matter would involve monitoring the level of particulate emissions from the Concord Coal Preparation Plant and implementing further remedial measures as necessary, and any amounts ultimately paid in connection with this case would not be material. The Weekley case is currently pending before the Supreme Court of Alabama on a petition for writ of mandamus, arguing that the case should be dismissed in light of the White class action. In addition to the two cases noted above, in 2004 approximately 160 individual plaintiffs brought an action (Waid, et al. v. U.S. Steel Mining Company, et al.) against PinnOak asserting injuries arising from particulate emissions from the Concord Coal Preparation Plant. The Waid case is also currently pending before the Supreme Court of Alabama on a petition for writ of mandamus, arguing that the case should be dismissed in light of the White class action.

In 2006, in Gamble, et al. v. PinnOak Resources, LLC, et al., 13 plaintiffs brought an action against PinnOak related to the operation of the Concord Coal Preparation Plant. These plaintiffs asserted that dangerous levels of coal dust emissions had been allowed to accumulate at that facility. Cliffs denied this allegation, and on April 15, 2008, the United States District Court for the Northern District of Alabama, Southern Division, dismissed the case without prejudice for lack of standing on the part of the plaintiffs.

Tilden Mine Threatened Pattern of Violations.  On June 17, 2008, MSHA notified Tilden that it had conducted an initial screening of Tilden’s compliance record. MSHA’s notice indicated that based upon the screening a potential pattern of violations existed at the mine. Tilden met with MSHA on July 17, 2008 and presented a citation mitigation plan for the operation. Subsequently, MSHA inspected Tilden and Tilden is awaiting MSHA’s determination of whether a pattern of violation exists.

Wabush Litigation.  Cliffs has been named, along with two of its wholly-owned subsidiaries, Cliffs Mining Company and Wabush Iron Co. Limited, as defendants, along with U.S. Steel Canada, HLE Mining Limited Partnership and HLE Mining GP Inc. (collectively referred to as the U.S. Steel defendants), in an action brought before the Ontario Superior Court of Justice by Dofasco. The action pertains to a contemplated transaction whereby Dofasco and/or certain of its affiliates would purchase Cliffs’ ownership interests and those of U.S. Steel defendants in Wabush. After six months of negotiations with no definitive agreements reached, both Cliffs and U.S. Steel defendants determined to withdraw from negotiations and retain their respective ownership interests in Wabush. Notice of the withdrawal was delivered to Dofasco on March 3, 2008.

On March 20, 2008, Dofasco commenced this action against both Cliffs and U.S. Steel. Dofasco’s statement of claim demands specific performance of an alleged binding contract for Cliffs and U.S. Steel to sell their respective interests in Wabush with equitable compensation in the amount of C$427 million or, in the alternative, general damages in the amount of C$1.8 billion. Cliffs strongly disagrees with Dofasco’s allegations and intends to defend this case vigorously. On May 14, 2008, U.S. Steel defendants filed a notice of motion to dismiss the action. Cliffs filed an identical notice of motion on May 15, 2008. A two-day hearing was held on the respective motions of the U.S. Steel defendants and Cliffs on June 23, 2008 and June 24, 2008. A ruling from the court is still pending.

ArcelorMittal Arbitrations.  On March 18, 2008, ArcelorMittal USA filed two demands for arbitration with the American Arbitration Association, which is referred to as AAA, with respect to the March 1, 2007 umbrella agreement between ArcelorMittal USA and some of Cliffs’ operations. In one demand for arbitration, ArcelorMittal USA alleged that Cliffs had breached the umbrella agreement by refusing to honor ArcelorMittal USA’s revised 2008 nomination for an additional 1,450,000 gross tons of iron ore pellets for export to ArcelorMittal USA’s facilities located outside of the United States. In the other demand for arbitration, ArcelorMittal USA requested a ruling from the AAA that, under the terms of the umbrella agreement, ArcelorMittal USA may transfer iron ore pellets purchased in 2009 and 2010 under the umbrella agreement to any iron and steel making facility owned directly or indirectly by Mittal Steel Company N.V., or Mittal. Both arbitrations are in very early stages. Cliffs intends to defend both arbitrations vigorously.

M.M. Silta, Inc. v. Cleveland-Cliffs Inc et al.  In August 2006, M.M. Silta, Inc., or Silta, sued Cliffs and two of its subsidiaries, Cliffs Mining Company and Cliffs Erie, L.L.C., or Cliffs Erie, for breach of two separate contracts entered into between Silta and Cliffs Erie. Silta alleged that Cliffs Erie had breached both a reclamation services agreement, pursuant to which Silta recovered, screened and loaded recovered iron ore pellets, chips and fines from the ore yard at the former LTVSMC, and a breaker sales agreement, pursuant to which Silta purchased for scrap certain circuit breakers located in the processing plant at the former LTVSMC. This dispute went to trial in March 2008. On March 13, 2008, a jury ruled in favor of Cliffs in connection with the alleged breach of the reclamation services agreement and in favor of Silta on the alleged breach of the breaker sales agreement, awarding Silta $6.8 million. Cliffs filed a motion with the trial court for judgment as a matter of law and a motion for a new trial, both of which were denied by the trial court. A notice of appeal was filed, but no briefs have been filed to date.

United Taconite Air Emissions Matter.  On March 27, 2008, United Taconite received a DSA from the MPCA alleging various air emissions violations of the facility’s air permit limit conditions, reporting and testing requirements. The allegations generally stem from procedures put in place prior to 2004 when Cliffs first acquired its interest in the mine. The DSA requires the facility to install continuous emissions monitoring, evaluate compliance procedures, submit a plan to implement procedures to eliminate air deviations during the relevant time period, and proposes a civil penalty in an amount to be determined. While United Taconite does not agree with MPCA’s allegations, United Taconite and the MPCA continue discussions on the matter with the intent of working toward a mutual resolution.

Maritime Asbestos Litigation.  As previously disclosed, The Cleveland-Cliffs Iron Company and/or The Cleveland-Cliffs Steamship Company have been named defendants in 485 actions brought from 1986 to date by former seamen in which the plaintiffs claim damages under federal law for illnesses allegedly suffered as the result of exposure to airborne asbestos fibers while serving as crew members aboard the vessels previously owned or managed by Cliffs entities until the mid-1980s. All of these actions have been consolidated into multidistrict proceedings in the Eastern District of Pennsylvania, whose docket now includes a total of over 30,000 maritime cases filed by seamen against ship-owners and other defendants. All of these cases have been dismissed without prejudice, but can be reinstated upon application by plaintiffs’ counsel. The claims against Cliffs entities are insured in amounts that vary by policy year; however, the manner in which these retentions will be applied remains uncertain. Cliffs entities continue to vigorously contest these claims and have made no settlements on them.

The Rio Tinto Mine Site.  The Rio Tinto Mine Site is a historic underground copper mine located near Mountain City, Nevada, where tailings were placed in Mill Creek, a tributary to the Owyhee River. Site investigation and remediation work is being conducted in accordance with a consent order between the Nevada Department of Environmental Protection, or NDEP and the RTWG composed of Cliffs, Atlantic Richfield Company, Teck Cominco American Incorporated, and E. I. du Pont de Nemours and Company. The consent order provides for technical review by the U.S. Department of the Interior Bureau of Indian Affairs, the U.S. Fish & Wildlife Service, U.S. Department of Agriculture Forest Service, the NDEP and the Shoshone-Paiute Tribes of the

Duck Valley Reservation (collectively referred to as the Rio Tinto trustees). The Consent Order is currently projected to continue with the objective of supporting the selection of the final remedy for the site. Costs are shared pursuant to the terms of a participation agreement between the parties of the RTWG, who have reserved the right to renegotiate any future participation or cost sharing following the completion of the consent order.

The Rio Tinto trustees have made available for public comment their plans for the assessment of NRD. The RTWG commented on the plans and also are in discussions with the Rio Tinto trustees informally about those plans. The notice of plan availability is a step in the damage assessment process. The studies presented in the plan may lead to a NRD claim under Comprehensive Environmental Response, Compensation and Liability Act. There is no monetized NRD claim at this time.

The focus of the RTWG was on development of alternatives for remediation of the mine site. A draft of an alternatives study was reviewed with NDEP, the EPA and the Rio Tinto trustees and as of December 31, 2006, the alternatives have essentially been reduced to two: (1) tailings stabilization and long-term water treatment; and (2) removal of the tailings. The estimated costs range from approximately $10 million to $30.5 million. During 2007 a number of meetings were held with the NDEP, the EPA, and the Rio Tinto trustees (collectively referred to as the RTAG) regarding the remedial alternatives. Following a number of studies undertaken to evaluate the feasibility of a modified alternative for removal of the tailings, it was suggested that this could be the basis for a “global settlement”, incorporating both site remediation and potential NRD claims. During the fourth quarter of 2007, initial positions for a global settlement were exchanged between RTWG and RTAG. In recognition of the potential for an NRD claim, the parties are actively pursuing a global settlement that would include the EPA and encompass both the remedial action and the NRD issues. Cliffs increased its reserve by $3.0 million in the second quarter of 2008 to reflect its estimated costs for completing the work under the existing consent order and its share of the eventual remediation costs based on a consideration of the various remedial measures and related cost estimates, which are currently under review.

Northshore Air Permit Matters.  On December 16, 2006, Northshore submitted an application to the MPCA for an administrative amendment to its air pollution operating permit. The proposed amendment requested the deletion of a term in the air permit that was derived from a court case brought against the Silver Bay taconite operations in 1972. The permit term incorporated elements of the court-ordered requirement to reduce fiber emissions to below a medically significant level by installing controls that would be deemed adequate if the fiber levels in Silver Bay were below those of a “control city such as St. Paul”. Cliffs requested deletion of this “control city” permit requirement on the grounds that the court-ordered requirements had been satisfied more than 20 years ago and should no longer be included in the permit. The MPCA denied Cliffs’ application on February 23, 2007. Cliffs appealed the denial to the Minnesota Court of Appeals. The court of appeals ruled in MPCA’s favor. Subsequent to the court of appeals’ ruling, Northshore filed a major permit amendment on August 28, 2008 to remove the control city requirement from its permit. The permit amendment is currently pending.

Subsequent to the filing of the appeal, the MPCA alleged that Northshore was in violation of the control city standard based on new data that the MPCA collected showing that current fiber levels in St. Paul were lower than in Silver Bay for a period in 2007. Northshore filed a motion with the U.S. District Court for the District of Minnesota to re-open the original Reserve Mining case, requesting that the court declare the control city standard satisfied and the court’s injunction voided, or if the control city standard remained in effect, clarify that it was a fixed standard set at the 1980 level rather than a moving standard, referred to as the federal suit. Shortly thereafter, the Save Lake Superior Association and the Sierra Club filed a lawsuit in U.S. District Court for the District of Minnesota with respect to alleged violations of the control city standard, referred to as the citizens suit. On September 20, 2007, the court granted Northshore’s motion to stay the citizen’s suit pending resolution of the federal suit. A joint stipulation for dismissal with prejudice of the citizens suit is pending before the court.

The court entered an order in the federal suit on December 21, 2007, concluding that the 1975 federal court injunction from the case no longer had any force or effect. However, the court’s order also stated that the control city standard was a state permit requirement that can only be addressed in state court. While the determination that the 1975 federal injunction no longer has any effect is favorable, Northshore is currently analyzing the implications of the federal court order with respect to Northshore’s operating permit and pending state appeal. On February 19, 2008, Northshore filed an appeal of certain aspects of the federal court’s order.

On July 28, 2008, the MPCA issued a NOV to Northshore alleging violations related to the control city standard for the period of March 2006 through October 2007, specifically with respect to MPCA’s interpretation of the control city standard’s emission limits and related monitoring and reporting requirements. The NOV states that Northshore has been in compliance with MPCA’s interpretation of the standard since October 2007, but requires corrective actions relating to operating and maintaining facilities of treatment and control to remain in compliance. Although the NOV does not seek civil penalties, it contains various requests for information and reserves the right for MPCA to take further action. Northshore disputes the allegations contained in the NOV and is currently assessing its legal/administrative options.

American Steamship Litigation.  One of Cliffs’ subsidiaries, Cliffs Sales Company, currently contracts with American Steamship Company, or ASC, for the transportation of iron ore pellets from various ports on the Great Lakes to a blast furnace ore dock in Cleveland, Ohio. There are nine years remaining on that contract and Cliffs filed suit against ASC on February 21, 2007 alleging breach of contract and unjust enrichment claims for damages in connection with overcharges by ASC for fuel adjustments. Cliffs also requested declaratory relief for the fuel adjustment provisions of the contract as well as with respect to ASC’s obligation to shuttle iron ore. On May 18, 2007, ASC filed its own action against Cliffs Sales Company and adding Northshore Mining Company and Oglebay Norton Marine Services Company, LLC, as parties. ASC requested declaratory relief stating that its fuel adjustment charges were proper and that it had no obligation to shuttle iron ore during the winter. ASC also requested damages in connection with an alleged anticipatory breach of the contract based on Cliffs’ breach of contract claims. Both cases were consolidated for purposes of discovery.

On May 20, 2008, a jury returned a verdict in favor of Cliffs Sales Company with respect to overcharges for fuel adjustments. The jury awarded Cliffs Sales Company damages totaling $3.7 million. It was determined that Oglebay Norton was responsible for $1.7 million of the damages and ASC was responsible for the remaining $2.0 million of damages to Cliffs. The jury stated that ASC could only charge an additional half cent fuel surcharge on shuttles to a blast furnace ore dock in Cleveland, Ohio when the ore was delivered to Cleveland Bulk Terminal by a non-ASC vessel. The jury found against Cliffs Sales Company finding that ASC was not obligated to provide winter shuttle service. Cliffs Sales Company filed a motion for the payment of interest on the amounts due to Cliffs Sales Company, as well as for Cliffs’ costs for trying. ASC and Oglebay Norton’s motions for new trial and for judgment as a matter of law were denied. Oglebay Norton has agreed not to file an appeal.

West Virginia Flood Litigation.  As of February 2008, Cliffs’ Pinnacle Mining Company has been named as a defendant in six lawsuits brought against over sixty defendants who were allegedly involved in land disturbing activities (primarily mining or logging) in Wyoming County, West Virginia. In each case the plaintiffs allege that these activities in Wyoming County resulted in flooding on or after July 8, 2001. The plaintiffs seek a permanent injunction and unstated personal and property damages under a number of legal theories. Cliffs is currently investigating these cases. Cliffs intends to defend these cases vigorously.

INFORMATION ABOUT ALPHA

Alpha is a leading Appalachian coal supplier. Alpha produces, processes and sells steam and metallurgical coal from eight regional business units, which, as of June 30, 2008, were supported by 32 active underground mines, 26 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal. Alpha is also actively involved in the purchase and resale of coal mined by others, the majority of which Alpha blends with coal produced from its mines, allowing it to realize a higher overall margin for the blended product than it would be able to achieve selling these coals separately.

For the three months and six months ended June 30, 2008, sales of steam coal were 4.4 and 8.3 million tons, respectively, and accounted for approximately 56% and 57%, respectively, of Alpha’s coal sales volume. For the three and six months ended June 30, 2008, sales of metallurgical coal, which generally sells at a premium over steam coal, were 3.4 and 6.3 million tons, respectively, and accounted for approximately 44% and 43%, respectively of Alpha’s sales volume. Alpha’s sales of steam coal were made to large utilities and industrial customers in the Eastern region of the United States, and its sales of metallurgical coal were made to steel companies in the Northeastern and Midwestern regions of the United States and in several countries in Europe, South America, Africa and Asia. Approximately 52% of Alpha’s coal sales and freight revenue in the first six months of 2008 was derives from sales made outside the United States, primarily in Turkey, Brazil, Egypt, Hungary, Canada and Russia.

As of December 31, 2007, Alpha owned or leased 617.5 million tons of proven and probable coal reserves. Of Alpha’s total proven and probable reserves, approximately 82% are low sulfur reserves, with approximately 57% having sulfur content below 1%. Approximately 89% of Alpha’s total proven and probable reserves have a high Btu content which creates more energy per unit when burned compared to coals with lower Btu content.

Additional information about Alpha and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239.

The principal executive office of Alpha is located at One Alpha Place, P.O. Box 2345, Abingdon, Virginia, and its telephone number is (276) 691-4410.

MATERIAL CONTRACTS BETWEEN CLIFFS AND ITS AFFILIATES AND ALPHA AND ITS AFFILIATES

Other than the merger agreement, the Confidentiality Agreement dated June 21, 2007, between Alpha and Cliffs, and the Clean Team Confidentiality Agreement dated June 24, 2008 between Alpha and Cliffs, there are no other material contracts between Cliffs and its affiliates, on the one hand, and Alpha and its affiliates, on the other hand.

As of the date of the merger agreement, no executive officer or director of Alpha had any arrangement or understanding with Cliffs regarding employment with or provision of services to the combined company, except as described in the merger agreement and this joint proxy statement/prospectus. See “The Merger Agreement — Directors and Officers of the Surviving Company” on page 98 and “The Merger — Interests of Alpha Executive Officers and Directors in the Merger” beginning on page 84. As of the date of this joint proxy statement/prospectus, no executive officer of Alpha has entered into any agreement with Cliffs as to terms and conditions of employment with the combined company.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CLIFFS

Any information required to be disclosed and not already included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cliffs” section is disclosed in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 239.

Overview

Cliffs is an international mining company, the largest producer of iron ore pellets in North America, and a major supplier of metallurgical coal to the global steelmaking industry. Cliffs operates six iron ore mines located in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs owns a majority control interest in Portman, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. Cliffs also owns a 30 percent interest in Amapá, a Brazilian iron ore project, and a 45 percent economic interest in Sonoma, an Australian coking and thermal coal project.

Cliffs continued to deliver strong financial performance in 2007 and the first six months of 2008. Revenues for 2007 increased to $2.3 billion, with net income of $2.57 per diluted share. This compares with revenues of $1.9 billion and net income of $2.60 per diluted share in 2006. Revenues for the first six months of 2008 increased to $1.5 billion, with net income of $2.73 per diluted share. This compares with revenues of $0.9 billion and net income of $1.14 per diluted share in the first six months of 2007.

Global crude steel growth, a significant driver of Cliffs’ business, was up approximately seven percent in 2007 from 2006 and up approximately six percent for the first six months of 2008 from the prior period with supply and demand of steel raw materials extremely tight. In North America, the relining of two of Cliffs’ customers’ blast furnaces, as well as softness in steel pricing over the summer, did not prevent Cliffs from reaching 22 million sales tons of iron ore in North America in 2007. Reasonable industry fundamentals returned in the fall of 2007 and most producers reacted to lower service center inventories by achieving multiple rounds of price increases. Steelmakers in China continue their strong demand for iron ore as Cliffs’ Asia-Pacific Iron Ore segment produced near capacity with over eight million sales tonnes in 2007.

World-wide demand for metallurgical coal increased throughout 2007 and the first six months of 2008 as port constraints in Australia and production problems at large mines in the United States continued to place upward pressure on pricing.

Cliffs is engaged with expanding its leadership position in the industry by focusing on high product quality, technical excellence, superior relationships with its customers and partners and improved operational efficiency through cost saving initiatives. Cliffs operates a fully-equipped research and development facility in Ishpeming, Michigan. Cliffs’ research and development group is staffed with experienced engineers and scientists and is organized to support the geological interpretation, process mineralogy, mine engineering, mineral processing, pyrometallurgy, advanced process control and analytical service disciplines. Cliffs’ research and development group is also utilized by iron ore pellet customers for laboratory testing and simulation of blast furnace conditions.

Segments

Cliffs organizes its business according to product category and geographic location: North American Iron Ore, North American Coal, Asia-Pacific Iron Ore, Asia-Pacific Coal and Latin American Iron Ore. The Asia-Pacific Coal and Latin American Iron Ore businesses do not meet the criteria for reporting segments and are in the early stages of production.

The North American Iron Ore segment is comprised of Cliffs’ interests in six North American mines that provide iron ore to the integrated steel industry. The North American Coal segment is comprised of Cliffs’ three North American coal mines that provide metallurgical coal to the integrated steel industry. The Asia-Pacific Iron Ore segment, comprised of Cliffs’ interests in Portman, is located in Western Australia and provides iron ore to steel producers in China and Japan. There are no intersegment revenues.

The Asia-Pacific Coal operating segment is comprised of Cliffs’ 45 percent economic interest in Sonoma, located in Queensland, Australia, which is in the early stages of production. The Latin American Iron Ore operating segment is comprised of Cliffs’ 30 percent Amapá interest in Brazil, which is also in the early stages of production. As a result, the Asia-Pacific Coal and Latin American Iron Ore operating segments do not meet reportable segment disclosure requirements and therefore are not separately reported.

Cliffs Asia-Pacific headquarters are located in Perth, Australia. Cliffs Latin American headquarters are located in Rio de Janeiro, Brazil. Cliffs International Mineração Brasil, Ltda and Cliffs Asia-Pacific Pty Limited provide technical and administrative support for Cliffs’ assets in Latin America and Australia, respectively, as well as new business development services in these regions. All North American business segments are headquartered in Cleveland, Ohio. Offices in Duluth, Minnesota, have shared services groups supporting the North American business segments. Cliffs’ Technology Group is located in Ishpeming, Michigan.

Cliffs evaluates segment performance based on sales margin, defined as revenues less cost of goods sold identifiable to each segment. This measure of operating performance is an effective measurement as Cliffs focuses on reducing production costs throughout Cliffs.

See Note 6 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008 and Note 4 of the Cliffs audited consolidated financial statements as of and for the year ended December 31, 2007, which are included elsewhere in this joint proxy statement/prospectus, for further information.

Growth Strategy and Strategic Transactions

Cliffs expects to grow its business and presence as an international mining company by expanding both geographically and through the minerals that Cliffs mines and markets. Cliffs’ investments in Australia and Latin America, as well as acquisitions in minerals outside of iron ore, such as coal, illustrate the execution of this strategy. In 2007 and the first six months of 2008, Cliffs continued its strategic transformation to an international mining company through the following acquisitions and partnerships:

AusQuest. On September 11, 2008, Cliffs, through its wholly-owned subsidiary, Cliffs Australia Holdings Pty Ltd, announced a strategic alliance and subscription and option agreement with a diversified Australian exploration company, AusQuest. Under the agreement reached, Cliffs will acquire a 30 percent fully diluted interest in AusQuest through a staged issue of shares and options. Subject to AusQuest’s shareholders and Australian Foreign Investment Review Board approval, Cliffs will make an initial A$26 million subscription at A$0.40 per share and appoint a representative to the AusQuest board. This strategic alliance provides Cliffs with both the right to support AusQuest’s future raising of capital, as well as certain rights in relation to any future sale or other disposal of AusQuest’s explorative assets.

United Taconite.  On July 11, 2008, Cliffs signed and closed on the acquisition of the remaining 30 percent interest in United Taconite, with an effective date of July 1, 2008. Upon consummation of the purchase, Cliffs’ ownership interest increased from 70 percent to 100 percent. Consideration paid for the acquisition was a combination of $100 million in cash, approximately 4.3 million of Cliffs common shares and 1.2 million tons of iron ore pellets to be provided throughout 2008 and 2009.

Portman.  On May 21, 2008, Portman announced a tender offer to repurchase up to 16.5 million shares, or 9.39 percent of its common stock. On that date, Cliffs owned 80.4 percent of approximately 176 million shares outstanding in Portman and indicated it would not participate in the tender buyback. Under the share tender program, eligible shareholders could offer to sell some or all of their shareholdings at a fixed-price discount of 14 percent to the volume-weighted average price of Portman shares trade on the Australian Stock Exchange during the five trading days after the date of the announcement. The tender period closed on June 24, 2008. Under the buyback, 9.8 million fully paid ordinary shares were tendered at a price of A$14.66 per share. The total consideration paid under the buyback was A$143.3 million. As a result of the buyback, Cliffs’ ownership interest in Portman increased from 80.4 percent to 85.2 percent. In order to enable Cliffs to move to full ownership of Portman, on September 10, 2008, Cliffs announced an off-market takeover offer to acquire, through its wholly-owned subsidiary, Cliffs Asia-Pacific Pty Limited, all of the shares in Portman that Cliffs does not already own. The offer is a last and final cash offer at a price of A$21.50 per Portman share. As of October 13, 2008, Cliffs had received acceptances of the offer, which effectively increased Cliffs’ ownership interest in Portman to 89.8 percent.

Golden West.  In 2008, Portman acquired 24 million shares of Golden West, a Western Australia iron ore exploration company, which represents approximately 17.6 percent of its outstanding shares. Acquisition of the shares represents an investment of approximately $27 million. Golden West owns the Wiluna West exploration ore project in Western Australia, containing a resource of 119 million metric tons of ore. The purchase provides Portman a strategic interest in Golden West and its Wiluna West exploration ore project.

Renewafuel.  In November 2007, Cliffs acquired a 70 percent controlling interest in Renewafuel. Founded in 2005, Renewafuel produces high-quality, dense fuel cubes made from renewable and consistently available components such as corn stalks, switch grass, grains, soybean and oat hulls, wood, and wood byproducts. This is a strategic investment that provides an opportunity to utilize a “green” solution for further reduction of emissions consistent with Cliffs’ objective to contain costs and enhance efficiencies in a socially responsible manner. In addition to the potential use of Renewafuel’s biofuel cubes in Cliffs’ production process, the cubes will be marketable to other organizations as a potential substitute for Western coal and natural gas. During the second quarter of 2008, Renewafuel announced it would build a next-generation biomass fuel production facility at the Telkite Technology Park in Marquette, Michigan. Projected to begin operations in the first quarter of 2009, the plant would annually produce 150,000 tons of high-energy, low-emission biofuel. The capital cost for the facility is estimated to be approximately $10 million.

PinnOak.  Cliffs’ North American Coal segment is comprised of the PinnOak acquisition completed on July 31, 2007. PinnOak was a privately-owned U.S. producer of high-quality, low-volatile metallurgical coal. The acquisition furthers Cliffs’ growth strategy and expands Cliffs’ diversification of products for the integrated steel industry. The purchase price of PinnOak and its subsidiary operating companies was $450 million in cash, of which $108.4 million was deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which was repaid at closing. The purchase agreement also included a contingent earn-out, which ranged from $0 to approximately $300 million dependent on PinnOak’s performance in 2008 and 2009. On October 3, 2008, Cliffs and the former owners of PinnOak entered into a payment agreement, which amended the PinnOak purchase agreement to accelerate the payment of the deferred portion of the purchase price and the earnout. Pursuant to the payment agreement, the estimated present value of the deferred portion and the earnout payment was set at approximately $260 million. Cliffs issued 4,000,000 of its common shares to the former owners in PinnOak, which satisfied all of Cliffs payment obligations in connection with the PinnOak acquisition. PinnOak’s operations include two complexes comprising three underground mines — the Pinnacle and Green Ridge mines in southern West Virginia and the Oak Grove mine near Birmingham, Alabama. Combined, the mines have rated capacity to produce 6.5 million short tons of premium-quality metallurgical coal annually.

Kobe Steel Alliance.  On June 19, 2007, Cliffs entered into an alliance whereby Kobe Steel agreed to license its patented ITmk3® iron-making technology to Cliffs. The alliance, which has a 10-year term, covers use of the proprietary process in the United States and Canada, Australia and Brazil, and may be expanded to include other geographic regions. Used for the production of high-purity iron nuggets containing more than 96 percent iron, the ITmk3® process provides the means to create high-quality raw materials for electric arc furnaces, or EAFs, a market that Cliffs does not currently supply. Steel producers utilizing EAFs currently account for 60 percent of North America’s steelmaking capacity. On August 22, 2007, IronUnits LLC and its joint venture partner, Kobe Iron Nugget LLC formed Michigan Iron Nugget LLC. This new entity is the first manifestation of the Cliffs/Kobe alliance and will oversee the feasibility stage of building a commercial iron nugget plant in Marquette County, Michigan.

Sonoma.  On April 18, 2007, Cliffs executed agreements to participate in Sonoma, a coking and thermal coal project located in Queensland, Australia. As of December 31, 2007, Cliffs invested $120.1 million to acquire and develop mining tenements and related infrastructure including the construction of a washplant, which will produce coal to meet the growing global demand. Cliffs’ total investment in Sonoma is estimated to be $127.7 million. Immediately preceding Cliffs’ investment in Sonoma, QCoal Pty Ltd, which is referred to as QCoal, owned exploration permits and applications for mining leases for the real estate that is involved in Sonoma, or the Sonoma mining assets; however, development of the Sonoma mining assets requires significant infrastructure including the construction of a rail loop and related equipment, referred to as the Sonoma non-mining assets, and a facility that prepares the extracted coal for sale, or the Sonoma washplant. Pursuant to a combination of interrelated agreements creating a structure whereby Cliffs owns 100 percent of the Sonoma washplant, 8.33 percent of the Sonoma mining assets and 45 percent of the Sonoma non-mining assets, Cliffs obtained a 45 percent economic interest in the collective operations of Sonoma.

Mining operations reached a milestone in December 2007, when the first coal was extracted from the mine. Severe flooding at the mine in mid-February 2008 caused a delay in previously scheduled shipments. Incorporating the effects of the flooding, Cliffs expects total production of 2.0 million tonnes for 2008 and three to four million tonnes annually in 2009 and beyond. Production will include a mix of hard coking coal and thermal coal.

Amapá.  On March 5, 2007, Cliffs acquired a 30 percent interest in Amapá, a Brazilian iron ore project, through the acquisition of 100 percent of the shares of Centennial Asset Participacoes Amapá S.A., which is referred to as Centennial Amapá, for approximately $133 million. The remaining 70 percent of Amapá was owned by MMX, which managed the construction and operations of Amapá while Cliffs supplied supplemental technical support. On August 5, 2008, Anglo American plc acquired a controlling interest in MMX’s 51 percent interest in the Minas-Rio iron ore project and its 70 percent interest in Amapá.

Total project funding requirements are estimated to be between $550 and $650 million (Cliffs’ share $165 million to $195 million), including approximately $415 million to $490 million (Cliffs’ share $125 million to $147 million) to be funded with project debt, and approximately $135 million to $160 million (Cliffs’ share $40 million to $48 million) to be funded with equity contributions. As of June 30, 2008, Amapá had long-term project debt outstanding of approximately $338 million, for which Cliffs has provided a several guarantee of its 30 percent share. Amapá has engaged in ongoing discussions with its lenders regarding loan amendments to address several loan covenant violations related to project delays, higher construction expenditures, debt-to-equity ratios and deliveries under its long-term supply agreement with an operator of an iron ore pelletizing plant in the Kingdom of Bahrain. In addition, on June 30, 2008, Amapá had total short-term loans outstanding of $188.9 million. Cliffs subsequently provided a several guarantee in July 2008 on its 30 percent share of the total debt outstanding, or $159.1 million.

Amapá consists of a significant iron ore deposit, a 192-kilometer railway connecting the mine location to an existing port facility and 71 hectares of real estate on the banks of the Amazon River, reserved for a loading terminal. Amapá began production of sinter fines in late-December 2007. It is expected that completion of construction of the concentrator and ramp-up of production will occur in 2008. Production and sales for 2008 are expected to total approximately three million tonnes for 2008. Once fully operational, production is targeted at 6.5 million tonnes of fines products annually beginning in 2009.

Safety

Safety remains the No. 1 priority within Cliffs. Cliffs’ continuous improvement efforts in this area resulted in a reportable incident rate, as defined by MSHA, of 1.93 in North America, or 38 basis points below last year’s result of 2.31. Cliffs’ newly acquired North American Coal operations achieved a 6.09 reportable incident rate since the July 31, 2007 acquisition. The MSHA reportable incident rate at underground bituminous coal mines was 7.36 for 2006.

At Cliffs’ Asia-Pacific Iron Ore operations, Koolyanobbing’s Lost Time Injury Frequency Rate, or LTIFR, for 2007 was 4.14, which is higher than 2006 result of 3.5. During 2007, six Lost Time Injuries, or LTIs, were recorded at the Koolyanobbing operation. At Cockatoo Island, three LTI’s were incurred, resulting in a LTIFR of 6.1 for the year, compared with two LTI’s, resulting in a LTIFR of 7.87 in 2006. Asia-Pacific Iron Ore safety statistics include employees and contractors.

Results of Operations

Three- and Six-Month Period Ended June 30, 2008 Compared to Three- and Six-Month Period Ended June 30, 2007

North American Iron Ore

Following is a summary of North American Iron Ore results for the three months ended June 30, 2008 and 2007:

	Three Months		Change Due to
	Ended June 30,		Sales Price	Sales	Freight and	Total
	2008	2007	and Rate	Volume	Reimbursements	Change
	(In millions)

Revenues from product sales and services	$643.4	$432.8	$202.8	$2.5	$5.3	$210.6
Cost of goods sold and operating expense	(370.8)	(328.4)	(35.1)	(2.0)	(5.3)	(42.4)

Sales margin	$272.6	$104.4	$167.7	$0.5	$—	$168.2

Sales tons	5.5	5.4

Following is a summary of North American Iron Ore results for the six months ended June 30, 2008 and 2007:

	Six Months		Change Due to
	Ended June 30,		Sales Price	Sales	Freight and	Total
	2008	2007	and Rate	Volume	Reimbursements	Change
	(In millions)

Revenues from product sales and services	$922.2	$658.0	$229.8	$18.9	$15.5	$264.2
Cost of goods sold and operating expense	(585.0)	(516.3)	(39.3)	(13.9)	(15.5)	(68.7)

Sales margin	$337.2	$141.7	$190.5	$5.0	$—	$195.5

Sales tons	8.2	7.9

The sales revenue increase for the second quarter and first half of 2008 was primarily due to higher sales prices combined with slight increases in sales volume. Sales price increases of approximately 56 percent in the quarter and 42 percent for the year to date primarily reflected the impact from higher steel prices, renegotiated and new long-term supply agreements with certain customers and other contractual price adjustment factors. Included in second quarter 2008 revenues was $84.3 million related to supplemental steel payments, compared with $20.0 million for the same period last year. For the first half of 2008, revenue included $110.3 million related to the supplemental payments compared with $29.6 million for the first six months of 2007. The higher sales volume for both the quarter and first half of 2008 is primarily due to increased demand.

In addition, based on settlement of 87 percent price increases in the iron ore pellet benchmarks referenced in certain of Cliffs’ North American Iron Ore sales contracts, approximately $5 million of additional product revenue, or $0.91 per ton, related to first quarter sales was recognized in the second quarter of 2008 upon settlement.

On May 30, 2008, Cliffs entered into a term sheet with Algoma amending the term supply agreement with Algoma. As previously disclosed, Algoma, a Canadian steelmaker and subsidiary of Essar Steel Holdings Limited, had requested a price renegotiation for 2008 pricing under the terms of the agreement. The term sheet establishes the price for 2008 and provides for the sale of additional tonnage to Algoma for 2008 and 2009. Pricing for 2009 and beyond will be determined in accordance with the original terms of the agreement with Algoma.

The cost of goods sold and operating expense increase in the second quarter and first half of 2008 was primarily due to higher costs of production and higher reimbursable freight and minority interest costs. Contributing to the increase in both the second quarter and first six months of 2008 were higher fuel and energy costs of $14.7 million and $19.1 million, respectively, compared to the same periods in 2007. Costs of goods sold and operating expense for the first half of 2008 were also higher due to major furnace repairs at Empire and United Taconite during the first quarter.

Production

Following is a summary of iron ore production tonnage for 2008 and 2007:

	Second Quarter		First Six Months		Full Year
	2008	2007	2008	2007	2008(1)	2007
	(In millions)(2)

Mine:
Empire	1.4	1.3	2.6	2.5	4.2	4.9
Tilden	2.2	2.3	3.8	3.7	8.4	7.2
Hibbing	2.0	2.1	4.0	3.3	8.1	7.4
Northshore	1.5	1.3	2.8	2.6	5.7	5.2
United Taconite	1.5	1.4	2.7	2.6	5.5	5.3
Wabush	1.1	1.1	2.1	2.2	4.6	4.6
Total	9.7	9.5	18.0	16.9	36.5	34.6

Cliffs’ share of total	6.3	6.0	11.5	10.8	24.0	21.8

(1)	Estimate

(2)	Tons are long tons of pellets of 2,240 pounds.

The increase in Hibbing’s production for the first six months of 2008 compared to the comparable prior year period was a result of the shutdown in late February 2007 due to severe weather conditions that caused significant buildup of ice in the basin supplying water to the processing facility. The full year production loss in 2007 totaled approximately 0.8 million tons (Cliffs’ share is 0.2 million tons).

The increase in second quarter production at Northshore was due to reactivation of one of its furnaces at the end of March 2008. Accordingly, production at Northshore is expected to benefit from an incremental increase of approximately 0.6 million tons in 2008 and 0.8 million tons annually thereafter.

Production for 2008 at Empire and Tilden was previously expected to be 4.0 million tons and 7.9 million tons, respectively. However, based on the recently announced capital expansion project at the mines, Cliffs has increased its rate of production and expects to produce 4.2 million tons at Empire in 2008. As part of the capacity expansion, Cliffs will also mine additional ore from its Tilden mine, located adjacent to Empire, and process it utilizing additional processing capacity at Empire. As a result, Cliffs expects to produce 8.4 million tons at Tilden in 2008.

North American Coal

Following is a summary of North American Coal results for the three and six months ended June 30, 2008:

	Three Months	Six Months
	Ended	Ended
	June 30, 2008	June 30, 2008
	(In millions, except tonnage)

Revenues from product sales and services	$61.5	$155.4
Cost of goods sold and operating expense	(84.5)	(180.9)

Sales margin	$(23.0)	$(25.5)

Sales tons (in thousands)	576	1,574

Production

Following is a summary of coal production tonnage for 2008:

	Second	First
	Quarter	Six Months	Full Year(1)
	(In millions)(2)

Mine:
Pinnacle Complex	618	1,250	2,900
Oak Grove	115	492	1,100

Total	733	1,742	4,000

(1)	Estimate

(2)	Tons are short tons of 2,000 pounds.

Cliffs reported losses of $23.0 million and $25.5 million in sales margin for the three and six months ended June 30, 2008, respectively. On a sequential quarter basis, revenue decreased approximately 35 percent primarily as a result of lower sales volume. Cliffs sold 576 thousand tons during the second quarter of 2008 compared to 998 thousand tons in the first quarter of 2008. The decrease in sales volume was primarily attributable to a 27 percent decline in production as a result of development of the longwall panel at Cliffs’ Oak Grove mine. The extended development spanned throughout most of the second quarter. In addition, Cliffs declared force majeure on customer shipments from its Pinnacle mine in mid-March 2008. Production at the mine slowed during the second quarter as a result of encountering a fault area within the coal panel being mined at the time. The force majeure was lifted in mid-June 2008.

The costs per-ton increased approximately 58 percent from the first quarter of 2008. As a result of lower production in the second quarter, higher fixed costs were absorbed per ton produced.

Longwall development timing has been extended due to the difficulty in obtaining additional equipment and personnel. Accordingly, Cliffs reduced the total estimated metallurgical coal production for 2008 by approximately 300 thousand tons to 4.0 million tons.

Asia-Pacific Iron Ore

Following is a summary of Asia-Pacific Iron Ore results for the three months ended June 30, 2008 and 2007:

	Three Months		Change Due to
	Ended June 30,		Sales Price	Sales	Total
	2008	2007	and Rate	Volume	Change
	(In millions)

Revenues from product sales and services	$268.2	$114.8	$172.0	$(18.6)	$153.4
Cost of goods sold and operating expense	(107.3)	(89.6)	(32.1)	14.4	(17.7)

Sales margin	$160.9	$25.2	$139.9	$(4.2)	$135.7

Sales tons	1.8	2.1

Following is a summary of Asia-Pacific Iron Ore results for the six months ended June 30, 2008 and 2007:

	Six Months		Change Due to
	Ended June 30,		Sales Price	Sales	Total
	2008	2007	and Rate	Volume	Change
	(In millions)

Revenues from product sales and services	$385.7	$215.1	$180.0	$(9.4)	$170.6
Cost of goods sold and operating expense	(203.4)	(165.4)	(45.2)	7.2	(38.0)

Sales margin	$182.3	$49.7	$134.8	$(2.2)	$132.6

Sales tons	3.9	4.1

During the second quarter of 2008, the Australian benchmark prices for lump and fines settled at increases of 97 percent and 80 percent, respectively. As a result, second quarter sales from Cliffs’ Asia-Pacific Iron Ore segment were recorded based on 2008 settled price increases, which reflects an incremental increase of approximately $90.6 million when compared to second quarter revenue measured at 2007 prices. In addition, approximately $65.0 million of additional product revenue related to first quarter sales was recognized in the second quarter upon settlement of 2008 benchmark prices.

Cost of goods sold and operating expenses for the quarter and year to date increased primarily due to higher costs of production partially offset by lower volume. Costs were also negatively impacted in the second quarter and first half of 2008 by approximately $10.7 million and $25.2 million, respectively, related to foreign exchange rates, as the U.S. dollar continued to weaken relative to the Australian dollar. The increase in cost of goods sold and operating expenses was also a result of higher fuel, maintenance and contract labor expenditures arising from inflationary pressures. Fuel and energy costs for the quarter and year to date increased by approximately $3.5 million and $5.0 million, respectively, compared to the comparable periods in 2007.

Production

Following is a summary of iron ore production tonnage for 2008 and 2007:

	Second Quarter		First Six Months		Full Year
	2008	2007	2008	2007	2008(1)	2007
	(In millions)(2)

Mine:
Koolyanobbing	1.9	2.1	3.7	3.9	7.7	7.7
Cockatoo Island	0.2	0.1	0.3	0.3	0.3	0.7

Total	2.1	2.2	4.0	4.2	8.0	8.4

(1)	Estimate

(2)	Tons are metric tonnes of 2,205 pounds. Cockatoo production reflects Portman’s 50 percent share.

Production for the second quarter and first half of 2008 was relatively consistent with the comparable prior year periods. Cockatoo Island production ceased at the end of the second quarter 2008, with shipments to continue into the third quarter 2008. Construction on a necessary extension of the existing seawall will commence in the third quarter 2008, with production anticipated to restart by the end of the second quarter 2009. This extension is expected to extend production for approximately two additional years.

Other operating income (expense)

Following is a summary of other operating income (expense) for 2008 and 2007:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Variance			Variance
			Favorable/			Favorable/
	2008	2007	(Unfavorable)	2008	2007	(Unfavorable)
	(In millions)

Casualty recoveries	$10.0	$3.2	$6.8	$10.0	$3.2	$6.8
Royalties and management fee revenue	7.1	4.0	3.1	10.9	6.2	4.7
Selling, general and administrative expenses	(52.1)	(21.5)	(30.6)	(96.6)	(42.2)	(54.4)
Gain on sale of other assets	19.5	—	19.5	21.0	—	21.0
Miscellaneous — net	(1.4)	0.6	(2.0)	(1.9)	2.2	(4.1)

	$(16.9)	$(13.7)	$(3.2)	$(56.6)	$(30.6)	$(26.0)

The increase in selling, general and administrative expense of $30.6 million and $54.4 million in the second quarter and first half of 2008, respectively, compared with the same periods in 2007 is primarily a result of higher employment compensation and increased outside professional service fees associated with the expansion of Cliffs’ business of $13.3 million and $17.1 million for the quarter and year to date, respectively. In addition, selling, general and administrative expense increased in the quarter and first half of 2008 by $5.4 million and $11.3 million, respectively, as a result of additional corporate development activities in Latin America and Asia-Pacific. Increases of $3.4 million and $9.2 million for the quarter and year to date, respectively, relate to Cliffs’ North American Coal segment acquired in July 2007. Selling, general and administrative expense for the first six months of 2008 was also impacted by a charge in the first quarter of approximately $6.8 million in connection with a legal case as well as $2.1 million related to Cliffs’ interest in Sonoma acquired in 2007.

The gain on sale of other assets of $19.5 million and $21.0 million in the second quarter and first half of 2008, respectively, primarily relates to the sale of its wholly-owned subsidiary, Cliffs Synfuel Corp., or Synfuel, which was completed on June 4, 2008. Cliffs recorded a gain of $19 million in the second quarter of 2008 upon completion of the transaction. Under the agreement, Oil Shale Exploration Company-Skyline, LLC acquired 100 percent of Synfuel for $24 million. As additional consideration for the stock, a perpetual nonparticipating royalty interest was granted initially equal to $0.02 per barrel of shale oil and $0.01 per barrel of shale oil produced from lands covered by existing State of Utah oil shale leases, plus 25 percent of royalty payments from conventional oil and gas operations. Cliffs recorded a gain of $19 million upon completion of the transaction.

The increase in casualty recoveries for both the three and six months ended June 30, 2008 compared to the comparable prior year periods is primarily attributable to a $9.2 million insurance recovery recognized in the current year related to a 2006 electrical explosion at Cliffs’ United Taconite facility.

Other income (expense)

Following is a summary of other income (expense) for 2008 and 2007:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Variance			Variance
			Favorable/			Favorable/
	2008	2007	(Unfavorable)	2008	2007	(Unfavorable)
	(In millions)

Interest income	$6.3	$4.6	$1.7	$11.9	$9.9	$2.0
Interest expense	(9.8)	(2.1)	(7.7)	(17.0)	(3.1)	(13.9)
Other — net	0.3	(1.2)	1.5	0.3	0.1	0.2

	$(3.2)	$1.3	$(4.5)	$(4.8)	$6.9	$(11.7)

The increase in interest income for both the quarter and year to date is primarily attributable to additional cash and investments held by Portman during the period coupled with higher average returns. Higher interest expense in both the second quarter and first half of 2008 reflected borrowings under Cliffs’ credit facilities and interest accretion for the deferred payment. See Note 5 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

Income Taxes

Cliffs’ total tax provision from continuing operations for the six months ended June 30, 2008 and 2007 was $121.6 million and $39.3 million, respectively. The increase in Cliffs’ tax provision is attributable to higher pre-tax income and a higher effective tax rate. For the full year 2008, Cliffs expects an effective tax rate of approximately 26 percent, which reflects benefits from deductions for percentage depletion in excess of cost depletion related to U.S. operations as well as benefits derived from operations outside the U.S., which are taxed at rates lower than the U.S. statutory rate of 35 percent. See Note 10 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

Equity Loss in Ventures

The equity loss in ventures for the three and six months ended June 30, 2008 of $6.2 million and $13.1 million, respectively, represents the results from Cliffs’ investment in Amapá. The results for the second quarter and year to date primarily consist of pre-production and start-up losses of $8.4 million and $22.1 million, respectively, including operating losses from the railroad of $1.9 million and $3.9 million, respectively, partially offset by foreign currency hedge gains, $2.7 million and $8.6 million, respectively.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

North American Iron Ore

Sales Margin

Following is a summary of North American Iron Ore sales margin for 2007 versus 2006:

			Change due to
			Sales Price	Sales	Freight and	Total
	2007	2006	and Rate	Volume	Reimbursements	Change
	(In millions)

Revenue from product sales and services	$1,745.4	$1,560.7	$39.3	$122.4	$23.0	$184.7
Cost of goods sold and operating expenses	(1,347.5)	(1,233.3)	0.6	(91.8)	(23.0)	(114.2)

Sales margin	$397.9	$327.4	$39.9	$30.6	$—	$70.5

Sales tons	22.3	20.4

The increase in sales revenue was due to a sales volume increase of 1.9 million tons, or $122.4 million, higher sales prices, $39.3 million and higher freight and venture partners’ reimbursements, $23.0 million. Sales volume in 2007 included 1.5 million tons of pellets purchased and paid for by customers at year-end under take-or-pay provisions of existing long-term supply agreements. First half shipments in 2007 included 1.2 million tons of pellets purchased in upper Great Lakes stockpiles and paid for in 2006. Revenue recognition related to the December 2006 stockpile transaction totaling $62.6 million was deferred until the product was delivered in 2007. Sales prices per-ton increased 2.8 percent, reflecting the effect of contractual base price increases, higher term supply agreement escalation factors including higher steel pricing, higher Producers Price Indices and lag-year adjustments.

The increase in cost of goods sold and operating expenses primarily reflected higher volume, $91.8 million. On a per-ton basis, cost of goods sold and operating expenses were flat in comparison to last year, as a result of Cliffs’ strategic procurement, maintenance and other business improvement programs, as well as the implementation of Six Sigma and Lean Sigma. This compares with a Producers Price Indices increase of 4.1 percent, which is a measurement of industrial company cost inflation.

Principally, as a result this cost containment, North American Iron Ore sales margin per ton increased 11 percent from 2006.

Production

Following is a summary of North American Iron Ore production tonnage for 2007 versus 2006:

	Company Share		Total
Mine	2007	2006	2007	2006
	(In millions)(1)

Empire	3.9	3.8	4.9	4.9
Tilden	6.1	5.9	7.2	6.9
Hibbing	1.7	1.9	7.4	8.3
Northshore	5.2	5.1	5.2	5.1
United Taconite	3.7	3.0	5.3	4.3
Wabush	1.2	1.1	4.6	4.1

Total	21.8	20.8	34.6	33.6

(1)	Long tons of pellets of 2,240 pounds.

The decrease in Hibbing’s production was a result of the shutdown in late February 2007 due to severe weather conditions that caused significant buildup of ice in the basin supplying water to the processing facility.

Year-over-year production at Tilden benefited from major maintenance work and operating improvements performed in the prior year, and United Taconite production increased due to its recovery from last year’s electrical accident. Production at Wabush was higher as a result of pit design improvements to mitigate dewatering issues.

Cliffs reinitiated construction activity to restart an idled pellet furnace at the Northshore facility that will increase capacity by approximately 0.6 million tons of pellets in 2008 and 0.8 million tons to Cliffs’ annual capacity thereafter.

North American Coal

Sales Margin

Following is a summary of North American Coal sales margin since the July 31, 2007 acquisition:

Five Months Ended
December 31, 2007
(In millions, except tonnage)

Revenues from product sales and services	$85.2
Cost of goods sold and operating expense	(116.9)

Sales margin	$(31.7)

Sales tons (in thousands)(1)	1,171

(1)	Tons are short tons of 2,000 pounds.

In August 2007, production at Cliffs’ Pinnacle mine in West Virginia slowed as a result of sandstone intrusions encountered within the coal panel being mined at the time. This slowdown prompted the operating decision in late September to move the mine’s longwall plow system to another panel. In mid-October, the plow system was brought back into production. In addition, Cliffs has invested in business improvement initiatives and safety activities designed to enhance future production at Cliffs’ Oak Grove mine. These investments reduced Cliffs’ 2007 production.

The slowdown, and resulting lack of leverage over fixed costs, such as labor, energy and administration, contributed to a loss of sales margin and unusually high per-ton costs of goods sold. However, as Cliffs builds production volumes at the metallurgical coal mines through 2008, Cliffs’ cost per ton is expected to steadily and significantly decrease.

The net impact of these factors contributed to a $31.7 million loss of sales margin. As production volumes build through 2008, Cliffs’ per-ton costs are anticipated to steadily and significantly decrease each quarter.

Production

Following is a summary of North American Coal production tonnage for 2007:

Five Months Ended
Mine	December 31, 2007(1)
(In thousands)

Oak Grove	406
Pinnacle	558
Green Ridge	127

Total	1,091

(1)	Tons are short tons of 2,000 pounds.

Asia-Pacific Iron Ore

Sales Margin

Following is a summary of Asia-Pacific Iron Ore sales margin for 2007 versus 2006:

			Change Due to
			Sales price	Sales	Total
	2007	2006	and Rate	Volume	Change
	(In millions)

Revenue from product sales and services	$444.6	$361.0	$48.9	$34.7	$83.6
Cost of goods sold and operating expenses	(348.8)	(274.4)	(48.0)	(26.4)	(74.4)

Sales margin	$95.8	$86.6	$0.9	$8.3	$9.2

Sales tonnes	8.1	7.4

The increase in sales revenue was due to higher sales prices, $48.9 million and higher volume, $34.7 million. Portman’s sales prices reflected the effects of the 9.5 percent increase in the international benchmark price of iron ore fines and lump. The 0.7 million tonne volume increase reflected the completion of the two-million-tonne per annum expansion at Koolyanobbing in late 2006.

Increased production capacity has allowed Asia-Pacific to supply higher sales volumes at increased price realizations driven by intense demand from the Asian steel industry, particularly in China. As a result of this demand, revenues per tonne increased 12 percent from the prior year. Per-tonne costs in Asia-Pacific Iron Ore, which increased 16 percent, continue to be negatively impacted by foreign exchange rates, as the U.S. dollar weakened relative to the Australian dollar, as well as higher maintenance and contract labor expenditures. Cliffs’ Asia-Pacific Iron Ore management team has put in place a new contractor for mine operations that has cost control incentives. This is expected to result in better cost control in 2008.

Production

Following is a summary of Asia-Pacific Iron Ore production tonnage for 2007 versus 2006:

	Total
Mine	2007	2006
	(In millions)(1)

Koolyanobbing	7.7	7.0
Cockatoo Island	0.7	0.7

Total	8.4	7.7

(1)	Metric tonnes of 2,205 pounds.

The increase in production primarily reflected the completion of the expansion at Koolyanobbing in late 2006. Cockatoo Island production ceased at the end of the second quarter 2008, with shipments to continue into the third quarter 2008. Construction on a necessary extension of the existing seawall will commence in the third quarter 2008, with production anticipated to restart by the end of the second quarter 2009. This extension is expected to extend production for approximately two additional years.

In July 2007, Portman was notified that its exploration and mining rights under two leases would not be extended beyond July 3, 2007. The mining leases permit Portman to explore for and mine iron ore on mining tenements north of Portman’s Koolyanobbing operations, including the rights to 4.5 million tonnes of iron ore reserves. Portman has since negotiated an in-principle agreement to transfer these rights to the other party in exchange for additional mining rights to new leases. A formal agreement to this effect is expected to be ratified in 2008.

Other Operating Income (Expense)

Selling, general and administrative expense of $114.2 million in 2007 increased $41.8 million compared with the prior year, primarily reflecting higher employment costs related to Cliffs’ expanding business, including expenses at North American Coal and Cliffs’ Asia-Pacific locations; increased outside professional service fees and higher legal fees.

Gain on sale of assets of $18.4 million primarily reflected the fourth quarter 2007 gain on the sale of portions of the former LTVSMC site. The sale included cash proceeds of approximately $18 million.

Miscellaneous-net expense of $2.3 million in 2007 increased $14.7 million compared with the prior year, primarily reflecting increased mark-to-market hedging losses at Cliffs’ Asia-Pacific Iron Ore business.

Other Income (Expense)

Interest income of $20.0 million increased $2.8 million compared with 2006, reflecting average higher cash and investment balances and higher average interest rates in Cliffs’ Asia-Pacific iron ore business.

Interest expense of $22.6 million increased $17.3 million compared with 2006, primarily reflecting borrowings from the credit facility to fund the acquisition of PinnOak.

Income Taxes

Income tax expense of $84.1 million in 2007 was $6.8 million lower than the comparable amount in 2006. The decrease was due to lower pre-tax income in 2007 and a lower effective tax rate. See Note 9 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus.

Minority Interest

Minority interest decreased $1.5 million, or nine percent from 2006. Minority interest represents the 19.6 percent minority interest related to Asia-Pacific iron ore earnings.

Equity Loss in Ventures

The equity loss in ventures in 2007 of $11.2 million represents the results from Cliffs’ investment in Amapá, primarily pre-production costs of $7.2 million and operating losses from the railroad of $4.0 million.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

North American Iron Ore

Sales Margin

Following is a summary of North American Iron Ore sales margin for 2006 versus 2005:

			Change Due to
			Sales Price	Sales	Freight and	Total
	2006	2005	and Rate	Volume	Reimbursements	Change
	(In millions)

Revenue from product sales and services	$1,560.7	$1,535.0	$111.6	$(111.2)	$25.3	$25.7
Cost of goods sold and operating expenses	(1,233.3)	(1,176.4)	(112.3)	80.7	(25.3)	(56.9)

Sales margin	$327.4	$358.6	$(0.7)	$(30.5)	$—	$(31.2)

Sales tons	20.4	22.3

The increase in sales revenue was due to higher sales prices in 2006, $111.6 million and higher freight and venture partners’ reimbursements, partially offset by a sales volume decrease of 1.9 million tons, or $111.2 million. The 9.3 percent increase in sales prices primarily reflected the effect of contractual base price increases, higher term supply agreement escalation factors including higher steel pricing, higher Producers Price Indices and lag-year adjustments, partially offset by the impact of lower international benchmark pellet prices. The price of blast furnace pellets for Eastern Canadian producers decreased 3.5 percent. Included in 2006 revenues were approximately 1.3 million tons of 2006 sales at 2005 contract prices and $21.6 million of revenue related to pricing adjustments on 2005 sales.

Cost of goods sold and operating expenses in 2006 increased $56.9 million or approximately five percent. The increase reflected higher unit production costs of $112.3 million and higher freight and venture partners’ cost reimbursements, $25.3 million. Lower sales volume reduced costs $80.7 million. On a per-ton basis, cost of goods sold and operating expenses increased approximately 13 percent, primarily due to higher maintenance activity, increased energy and supply pricing, increased stripping and higher employment costs. Production costs were also impacted by an approximate $15 million cost effect related to production curtailments caused by the October 12, 2006 explosion at the United Taconite processing plant.

Production

	Company Share		Total
Mine	2006	2005	2006	2005
	(In millions)(1)

Empire	3.8	3.8	4.9	4.8
Tilden	5.9	6.7	6.9	7.9
Hibbing	1.9	2.0	8.3	8.5
Northshore	5.1	4.9	5.1	4.9
United Taconite	3.0	3.4	4.3	4.9
Wabush	1.1	1.3	4.1	4.9

Total	20.8	22.1	33.6	35.9

(1)	Long tons of pellets of 2,240 pounds.

Production at Tilden in 2006 was lower than the previous year due to unplanned equipment repairs and a change in mix to produce more magnetite pellets to fulfill customer requirements. Magnetite pellets have lower productivity than hematite pellets.

The decrease in United Taconite production was due to the electrical explosion at the United Taconite processing plant on October 12, 2006. Production at the United Taconite plant was temporarily curtailed as a result of the loss of electrical power resulting from the explosion. Repairs to the plant’s Line 2 were completed and full production resumed in January 2007.

Crude ore mining at Wabush was significantly impacted by pit de-watering difficulties, which adversely impacted production and costs.

Asia-Pacific Iron Ore

Sales Margin

Following is a summary of Asia-Pacific Iron Ore sales margin for 2006 versus 2005:

			Change Due to
			Sales Price	Sales	Total
	2006	2005(1)	and Rate	Volume	Change
	(In millions)

Revenue from product sales and services	$361.0	$204.5	$51.5	$105.0	$156.5
Cost of goods sold and operating expenses	(274.4)	(174.1)	(10.9)	(89.4)	(100.3)

Sales margin	$86.6	$30.4	$40.6	$15.6	$56.2

Sales tonnes	7.4	4.9

(1)	Represents results since the March 31, 2005 acquisition.

Sales revenue increased $156.5 million or approximately 77 percent. The increase in sales revenue was due to higher volume, $105.0 million and higher sales prices, $51.5 million. The 2.5 million tonne volume increase reflected the expansion of the Koolyanobbing operations in 2006 and the exclusion of sales prior to the March 31, 2005 acquisition. Asia-Pacific iron ore sales prices include the effects of a 19 percent increase in the international benchmark price of iron ore fines and lump.

Cost of goods sold and operating expenses increased $100.3 million or approximately 58 percent. The increase primarily reflected the effect of higher volume and an increase in unit production costs, primarily higher contract labor.

Production

Following is a summary of Asia-Pacific Iron Ore production tonnage for 2006 versus 2005:

	Total
Mine	2006	2005
	(In millions)(1)

Koolyanobbing	7.0	4.7
Cockatoo Island	0.7	0.5

Total	7.7	5.2

(1)	Metric tonnes of 2,205 pounds.

Asia-Pacific Iron Ore 2005 production reflects results since the March 31, 2005 acquisition. An expansion of the Koolyanobbing facility was completed in 2006 that increased the Portman’s wholly-owned production capacity from six to eight million tonnes per annum.

Other Operating Income (Expense)

Casualty recoveries in 2005 of $12.3 million related to a five-week production curtailment at the Empire and Tilden mines in 2003 due to the loss of electric power as a result of flooding in the Upper Peninsula of Michigan. Cliffs recovered a portion of Cliffs’ deductible in 2007, totaling $3.2 million.

Selling, general and administrative expenses of $72.4 million in 2006 increased $10.3 million compared with the prior year, reflecting increased outside professional services and full-year expense at Cliffs’ Asia-Pacific iron ore business and a $3.0 million property damage insurance deductible associated with the electrical explosion at United Taconite, partially offset by lower incentive compensation.

Miscellaneous-net income of $12.4 million in 2006 was $8.2 million higher than the prior year, primarily reflecting higher mark-to-market currency gains at Portman and higher customer bankruptcy recoveries related to WCI’s 2003 bankruptcy filing.

Other Income (Expense)

Interest income of $17.2 million in 2006 was $3.3 million higher than the prior year, reflecting higher average cash balances and higher interest rates.

Income Taxes

During 2005, an $8.9 million adjustment to reverse a valuation allowance on net operating losses attributable to pre-consolidated separate return years of one of Cliffs’ subsidiaries was recognized. Excluding the $8.9 million reversal in 2005, income tax expense of $90.9 million in 2006 was $2.8 million lower than the comparable amount last year. The decrease was due to a lower effective tax rate, partially offset by higher pre-tax income in 2006. See Note 9 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for further information.

Minority Interest

Minority interest increased $7.0 million, or almost 70 percent from the prior year. Minority interest represents the 19.6 percent minority interest related to Cliffs’ Asia-Pacific iron ore earnings.

Discontinued Operations

Cliffs’ arrangements with C.V.G. Ferrominera Orinoco C.A. of Venezuela, which is referred to as Ferrominera, a government-owned company responsible for the development of Venezuela’s iron ore industry, to provide technical assistance in support of improving operations of a 3.3 million tonne per year pelletizing facility, were terminated in the third quarter of 2005. Cliffs recorded after-tax income of $0.2 million related to this contract in 2006, compared with 2005 after-tax expense of $1.7 million, which included Cliffs’ exit costs.

On July 23, 2004, Cliffs and Associated Limited, which is referred to as CAL, an affiliate of Cliffs jointly owned by a subsidiary of Cliffs (82.3945 percent) and Outotec (17.6055 percent), a German company (formerly known as Lurgi Metallurgie GmbH), completed the sale of CAL’s Hot Briquette Iron facility located in Trinidad and Tobago to ArcelorMittal USA. Terms of the sale included a purchase price of $8.0 million plus assumption of liabilities. ArcelorMittal USA closed this facility at the end of 2005. Cliffs recorded after-tax income of $0.1 million in 2006, compared with after-tax income of $0.9 million in 2005.

The results of discontinued operations for CAL and Ferrominera were recorded under Income (Loss) from Discontinued Operations in the Statements of Consolidated Operations.

Liquidity, Cash Flows and Capital Resources

Liquidity

Following is a summary of key liquidity measures at June 30, 2008, December 31, 2007 and December 31, 2006:

	June 30,	December 31,	December 31,
	2008	2007	2006
	(In millions)

Cash and cash equivalents	$320.4	$157.1	$351.7

2006 credit facility	$—	$—	$500.0
2007 multicurrency credit agreement	800.0	800.0	—
Senior notes	325.0	—	—
Portman facilities	153.8	—	—
Senior notes drawn	(325.0)	—	—
Term loans drawn	(200.0)	(200.0)	—
Revolving loans drawn	(160.0)	(240.0)	—
Letter of credit obligations	(31.4)	(16.2)	—

Borrowing capacity available	$562.4	$343.8	$500.0

For the six months ended June 30, 2008, uses of liquidity primarily include operational needs, general capital requirements, and capital expenditures related to the Empire and Tilden mine expansion project, upgrades on the rail line at Portman between the operations and the port, and longwall system down payments at Cliffs’ Pinnacle mine.

Uses of liquidity in 2007 primarily included operational needs, capital requirements and investments in management infrastructure related to our rapid growth and increased business development. Capital expenditures included the acquisition and development of mining tenements and related infrastructure including the construction of a washplant at Sonoma; the 0.8 million capacity expansion at Northshore and the re-build of the substation at United Taconite resulting from the October 2006 explosion.

Multicurrency Credit Agreement.  On August 17, 2007, Cliffs entered into a five-year unsecured credit facility with a syndicate of 13 financial institutions, which replaced a $500 million credit facility scheduled to expire in 2011 and a $150 million credit facility scheduled to expire in 2008. The new facility provides $800 million in borrowing capacity, comprised of $200 million in term loans and $600 million in revolving loans, swing loans and letters of credit. Loans are drawn with a choice of interest rates and maturities, subject to the terms of the agreement. Interest rates are either (1) a range from London Interbank Offered Rate, or LIBOR, plus 0.45 percent to LIBOR plus 1.125 percent based on debt and earnings or (2) the prime rate or the prime rate plus 1.125 percent based on debt and earnings. The credit facility has two financial covenants: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, Cliffs was in compliance with the covenants in the credit agreement.

As of June 30, 2008 and December 31, 2007, (1) $160 million and $240 million, respectively, were drawn in revolving loans, and (2) the principal amount of letter of credit obligations totaled $31.4 and $16.2 million, respectively, under the new credit facility. Cliffs also had $200 million drawn in term loans as of June 30, 2008 and December 31, 2007. Cliffs had $562.4 million and $343.8 million of borrowing capacity available under the $800 million credit facility, respectively. The weighted average annual interest rate for outstanding revolving and term loans under the credit facility was 5.81 percent as of December 31, 2007. After the effect of interest rate hedging, the weighted average annual borrowing rate was 5.68 percent.

Private Placement.  On June 25, 2008, Cliffs entered into a $325 million private placement consisting of $270 million of 6.31 percent Five-Year Senior Notes due June 15, 2013, and $55 million of 6.59 percent Seven-Year Senior Notes due June 15, 2015. Interest will be paid on the notes for both tranches on June 15 and December 15 until their respective maturities. The notes are unsecured obligations with interest and principal amounts guaranteed by certain of Cliffs’ domestic subsidiaries. The notes and guarantees are not required to be registered under the

Securities Act of 1933, as amended, and have been placed with qualified institutional investors. Cliffs used the proceeds to repay senior unsecured indebtedness and for general corporate purposes.

The terms of the note purchase agreement contain customary covenants that require compliance with certain financial covenants based on: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, Cliffs was in compliance with the covenants in the note purchase agreement.

Portman.  In 2005, Portman secured five-year financing from its customers in China as part of its long-term sales agreements to assist with the funding of the expansion of its Koolyanobbing mining operations. The borrowings, totaling $6.2 million at December 31, 2007, accrue interest annually at five percent. The borrowings require principal payments of approximately $0.8 million plus accrued interest to be made each January 31 for the next two years, with the balance due in full on January 31, 2010.

Effective June 23, 2008, Portman added a A$120 million cash facility to its existing facility agreement, under which Portman continues to maintain a A$40 million multi-option facility. The facilities have floating interest rates of 20 basis points and 75 basis points, respectively, over the 90-day bank bill swap rate in Australia. At June 30, 2008, the outstanding bank commitments totaled A$12.5 million, reducing borrowing capacity to A$27.5 million on the A$40 million facility. No funds were utilized on the A$120 million facility, which expired on September 30, 2008. Both facilities have operated under the same financial covenants of Portman: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, Portman was in compliance with the covenants of the credit facilities.

Cash and cash equivalents included $127.8 million and $97.6 million at Cliffs’ Asia-Pacific Iron Ore operations at December 31, 2007 and 2006, respectively.

Amapá.  At June 30, 2008, Amapá had long-term project debt outstanding of approximately $338 million for which Cliffs has provided several guarantees on its 30 percent share. Amapá is engaged in ongoing discussions with its lenders regarding loan amendments to address several loan covenant violations related to project delays, higher construction expenditures, debt-to-equity ratios and deliveries under its long-term supply agreement with an operator of an iron ore pelletizing plant in the Kingdom of Bahrain. In addition, at June 30, 2008, Amapá had total short-term loans outstanding of $188.9 million. Cliffs subsequently provided several guarantees in July 2008 on its 30 percent share of the total debt outstanding, or $159.1 million.

See Note 5 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008 and Note 6 of the Cliffs audited consolidated financial statements as of and for the year ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for further information.

Cash Flows

Six Months Ended June 30, 2008 and 2007

Following is a summary of cash flows for the six months ended June 30, 2008 and 2007:

	Six Months Ended June 30,
	2008	2007
	(In millions)

Borrowings under senior notes	$325.0	$—
Net cash provided (used) by operating activities	82.9	(37.7)
Proceeds from sale of assets	38.6	1.8
Purchase of minority interest in Portman	(137.8)	—
Net borrowings (repayments) under revolving credit facility	(80.0)	125.0
Capital expenditures	(59.1)	(46.2)
Net purchase of marketable securities	(6.7)	(36.0)
Investment in ventures	(2.2)	(223.7)
Other	2.6	(5.6)

Increase (decrease) in cash and cash equivalents	$163.3	$(222.4)

A summary of cash flows due to changes in operating assets and liabilities is as follows:

	Six Months Ended June 30,
	2008	2007
	(In millions)

Changes in product inventories	$(205.3)	$(159.0)
Changes in payables and accrued expenses	(108.4)	8.1
Changes in receivables and other assets	63.4	(48.1)

Cash used by changes in operating assets and liabilities	$(250.3)	$(199.0)

Cliffs’ product inventory balances at June 30, 2008 and December 31, 2007 were as follows:

	June 30, 2008		December 31, 2007
	Amount	Tons(1)	Amount	Tons(1)
	(In millions)

North American Iron Ore	$297.1	6.7	$114.3	3.4
North American Coal	15.4	0.3	8.3	0.1
Asia-Pacific Iron Ore	38.0	1.3	30.2	1.1
Other	10.6	0.2	—	—

Total	$361.1		$152.8

(1)	North American Iron Ore tons are long tons of pellets of 2,240 pounds. North American Coal tons are short tons of 2,000 pounds. Asia-Pacific Iron Ore tons are metric tonnes of 2,205 pounds.

The increase in North American Iron Ore pellet inventory was primarily due to higher production volume as well as winter-related shipping constraints on the lower Great Lakes earlier in the year.

Point Beach Nuclear Power Plant

On December 19, 2006 WEPCO entered into an asset sale agreement to sell its Point Beach Nuclear Plant. In conjunction with the sale, the parties to the transaction also negotiated a long-term power purchase agreement whereby WEPCO would purchase the capacity, energy, and ancillary services from Point Beach. On September 25, 2007, the Michigan Public Service Commission, which is referred to as the MPSC, issued its opinion and order and determined that all of WEPCO’s Michigan customers, including the Empire and Tilden mines, should share in the distribution of proceeds resulting from the sale. The MPSC directed WEPCO to calculate an equal mills per Kilowatt hours, or kWh, credit to be applied to customers’ bills for 18 monthly billing cycles following the close of the Point Beach Nuclear Plant sale. WEPCO estimates a total of $882 million in net proceeds resulting from the transfer of ownership. The funds will be applied based on future consumption by its customers beginning in December 2007 through a $0.01581/kWh credit. Based on WEPCO’s proposal on projected electricity usage, the 2008 distribution to Cliffs would be approximately $32 million and will be reflected as a reduction in cost of goods sold and operating expenses.

2007, 2006 and 2005

Following is a summary of Cliffs’ cash flows for 2007, 2006 and 2005:

	2007	2006	2005
	(In millions)

Acquisition of PinnOak (net of $2.6 million of cash acquired)	$(343.8)	$—	$—
Capital expenditures	(199.5)	(119.5)	(97.8)
Investment in ventures	(180.6)	(13.4)	(8.5)
Repayment of PinnOak debt	(159.6)	—	—
Net purchase of marketable securities	(44.7)	—	—
Dividends on common and preferred stock	(26.4)	(25.8)	(18.7)
Repurchases of common stock	(2.2)	(121.5)	—
Net borrowings under credit facility	440.0	—	—
Net cash from operating activities	288.9	428.5	514.6
Effect of exchange rate changes on cash	11.8	5.9	(2.2)
Investment in Portman (net of $24.1 million cash acquired)	—	—	(409.0)
Other	21.5	4.4	(0.3)

Increase (decrease) in cash and cash equivalents from continuing operations	(194.6)	158.6	(21.9)
Cash from (used by) discontinued operations	—	0.3	(2.2)

Increase (decrease) in cash and cash equivalents	$(194.6)	$158.9	$(24.1)

See Note 2 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for information regarding the PinnOak acquisition and repayment of debt as well as Cliffs’ investments in ventures.

Capital expenditures included the acquisition and development of mining tenements and related infrastructure including the construction of a washplant at Sonoma; the 0.8 million capacity expansion at Northshore and the re-build of the substation at United Taconite resulting from the October 2006 explosion. Cliffs expects to fund its capital expenditures from available cash, current operations and borrowings under Cliffs’ credit facility.

Common stock repurchases in 2007 and 2006 reflected the purchase of 90,000 shares and 6.4 million shares, respectively, of 9.0 million shares authorized under two 2006 repurchase programs. Also, Cliffs increased its quarterly common share dividend to $0.0875 per share from $0.0625 per share effective with the quarterly dividend payable on March 3, 2008 to shareholders of record as of the close of business on February 15, 2008.

The decrease in operating cash flows in 2007 compared with 2006 was primarily due to changes in operating assets and liabilities. A summary of cash due to changes in operating assets and liabilities is as follows:

	2007	2006	2005
	(In millions)

Net proceeds of short-term marketable securities	$—	$9.9	$172.8
Changes in product inventories	3.2	(29.9)	9.8
Changes in receivables and other assets	18.0	73.0	(64.8)
Changes in deferred revenues	(34.2)	62.4	0.2
Changes in payables and accrued expenses	(14.8)	3.4	73.3

Cash (used by) from changes in operating assets and liabilities	$(27.8)	$118.8	$191.3

Cliffs’ product inventory balances at December 31, 2007 and 2006 were as follows:

	2007		2006
	Amount	Tons(1)	Amount	Tons(1)
	(In millions)

North American Iron Ore	$114.3	3.4	$129.5	3.8
North American Coal	8.3	0.1	—	—
Asia-Pacific Iron Ore	30.2	1.1	20.8	0.9

Total	$152.8		$150.3

(1)	North American Iron Ore tons are long tons of pellets of 2,240 pounds; North American Coal tons are short tons of 2,000 pounds; and Asia-Pacific Iron Ore tons are metric tonnes of 2,205 pounds.

The decrease in North American Iron Ore pellet inventory was primarily due to higher sales volume, partially offset by higher production. The increase in Asia-Pacific Iron Ore inventory is primarily due to increased production attributable to the expansion of the Koolyanobbing operations and higher opening inventory compared with the prior year, partially offset by higher sales.

Operating cash flows in 2005 included the proceeds from the sale of $182.7 million of highly liquid marketable securities used in connection with Cliffs’ acquisition of Portman, net of $9.9 million purchases of auction rate securities.

Net cash from operating activities in 2007, 2006 and 2005 also reflected $123.9 million, $95.7 million and $86.2 million of income tax payments and $37.7 million, $56.1 million and $55.8 million of contributions to pension plans and VEBAs, respectively. In 2006, Cliffs received a $67.5 million refund from the WEPCO escrow account.

Capital Resources

Cliffs has taken a balanced approach to allocation of its capital resources and free cash flow. Cliffs has made strategic investments both domestically and internationally, increased its capital expenditures, strengthened its balance sheet, increased funding of its employee benefit obligations and increased its borrowing capacity.

Contractual Obligations and Off-Balance Sheet Arrangements

Other than operating leases primarily utilized for certain equipment and office space, Cliffs does not have any off-balance sheet financing. Following is a summary of Cliffs’ contractual obligations at December 31, 2007:

	Payments Due by Period(1)
		Less Than	1 - 3	3 - 5	More
Contractual Obligations	Total	1 Year	Years	Years	Than 5 Years
	(In millions)

Long-term debt	$555.0	$0.8	$114.2	$440.0	$—
Interest on debt(2)	122.7	23.9	48.8	50.0	—
Capital lease obligations	77.4	9.7	18.8	17.1	31.8
Operating leases	77.9	18.2	31.5	16.8	11.4
Purchase obligations
Open purchase orders	227.0	180.5	28.6	17.9	—
Minimum “take or pay” purchase commitments(3)	517.0	144.3	177.3	130.1	65.3

Total purchase obligations	744.0	324.8	205.9	148.0	65.3
Other long-term liabilities
Pension funding minimums	87.9	24.0	34.8	29.1	—
Other postretirement benefits claim payments	125.6	16.9	24.0	22.8	61.9
Mine closure obligations	118.5	3.5	0.8	15.6	98.6
FIN 48 obligations(4)	18.7	8.3	10.4	—	—
Personal injury	16.5	3.6	4.3	1.3	7.3
PinnOak contingent consideration	99.5	—	99.5	—	—
Other(5)	201.0	—	—	—	—

Total other long-term liabilities	667.7	56.3	173.8	68.8	167.8

Total	$2,244.7	$433.7	$593.0	$740.7	$276.3

(1)	Includes Cliffs’ consolidated obligations.

(2)	Interest calculated using a variable rate of 5.2 percent in 2008 and 2009 for the $200 million term debt and 5.8 percent from 2010 to 2012. Interest calculated using a variable rate of 5.6 percent from 2008 to 2012 for the $240 million revolving debt.

(3)	Includes minimum electric power demand charges, minimum coal, diesel and natural gas obligations, minimum railroad transportation obligations, minimum port facility obligations and minimum water pipeline access obligations for the Sonoma washplant.

(4)	Includes accrued interest.

(5)	Primarily includes income taxes payable and deferred income tax amounts for which payment timing is non-determinable.

Significant Changes Since December 31, 2007

As of June 30, 2008 future minimum lease payment obligations were $111.9 million and $97.1 million for capital and operating leases, respectively. Total minimum capital lease payments of $111.9 million include $1.8 million and $110.1 million, for Cliffs’ North American Iron Ore segment and Asia-Pacific Iron Ore segment, respectively. Total minimum operating lease payments of $97.1 million include $79.8 million for Cliffs’ North American Iron Ore segment, $16.3 million for Cliffs’ Asia-Pacific Iron Ore segment and $1.0 million for Cliffs’ North American Coal segment.

In the second quarter of 2008, Cliffs finalized the purchase price allocation related to the PinnOak acquisition. As the acquisition involved a contingent earn-out, a liability was recorded totaling $178.5 million, representing the lesser of the maximum amount of contingent consideration or the excess prior to the pro rata allocation of purchase price. On October 3, 2008, Cliffs and the former owners of PinnOak entered into a payment agreement, which amended the PinnOak purchase agreement to accelerate the payment of the deferred portion of the purchase price and the earnout. Pursuant to the payment agreement, the estimated present value of the deferred portion and the earnout payment was set at approximately $260 million. Cliffs issued 4,000,000 of its common shares to the former owners in PinnOak, which satisfied all of Cliffs’ payment obligations in connection with the PinnOak acquisition.

On June 25, 2008, Cliffs also completed the private placement of $325 million of its senior notes. For more information regarding this issuance, see “Liquidity, Cash Flows and Capital Resources — Liquidity” on page 161.

On July 11, 2008, Cliffs signed and closed on the acquisition of the remaining 30 percent interest in United Taconite, with an effective date of July 1, 2008. Upon consummation of the purchase, Cliffs’ ownership interest increased from 70 percent to 100 percent. Consideration paid for the acquisition was a combination of $100 million in cash, approximately 4.3 million of Cliffs common shares and 1.2 million tons of iron ore pellets to be provided throughout 2008 and 2009.

Cliffs has guaranteed additional third-party debt with respect to Amapá since December 31, 2007. A total of $210.3 million of additional short-term debt has been guaranteed (Cliffs’ share being $63.1 million) and approximately $90 million of additional long-term project debt has been guaranteed (Cliffs’ share being $27 million) as of October 13, 2008.

Pensions and Other Postretirement Benefits

Three and Six Months Ended June 30, 2008

Defined benefit pension expense totaled $5.4 million and $9.2 million for the second quarter and first half of 2008, respectively, compared with $5.2 million and $10.4 million for the comparable periods in 2007. Defined benefit pension expense for the first six months of 2008 decreased from the comparable prior year period as a result of changes in the service lives of the workforce as well as favorable experience on investments and discount rates. See Note 8 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

Other postretirement benefits, or OPEB, expense totaled $1.2 million and $2.2 million for the second quarter and first half of 2008, respectively, compared with $2.4 million and $4.8 million for the comparable 2007 periods. The decrease in OPEB expense for both the quarter and year to date was due to changes in remaining service lives of employees and lower medical claims paid experience.

See Note 8 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

Years Ended December 31, 2007, 2006 and 2005

Defined benefit pension expense totaled $17.4 million, $23.0 million and $18.9 million for 2007, 2006 and 2005, respectively. The decrease in defined benefit pension expense was due primarily to the effects of greater than expected asset returns, demographic gains and an increase in the assumed discount rate used to determine plan obligations.

OPEB expense totaled $4.5 million, $9.8 million and $13.7 million for 2007, 2006 and 2005, respectively. The decrease in OPEB expense was due primarily to the effects of contributions made to the VEBAs during 2006, demographic gains, greater than expected asset returns and an increase in the assumed discount rate used to determine plan obligations.

See Note 8 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for further information.

Market Risks

Cliffs is subject to a variety of risks, including those caused by changes in the market value of equity investments, changes in commodity prices, interest rates and foreign currency exchange rates. Cliffs has established policies and procedures to manage such risks; however, certain risks are beyond Cliffs’ control.

Foreign Currency Exchange Rate Risk

Portman hedges a portion of its United States currency-denominated sales in accordance with a formal policy. The primary objective for using derivative financial instruments is to reduce the earnings volatility attributable to changes in Australian and United States currency fluctuations. As of June 30, 2008, the instruments were subject to formal documentation, intended to achieve qualifying hedge treatment, and were tested at inception and at each reporting period as to effectiveness. Changes in fair value for highly effective hedges were recorded as a component of other comprehensive income. Ineffective portions were charged to Miscellaneous — net on the Statements of unaudited condensed consolidated operations. At June 30, 2008, Portman had $559.2 million of outstanding exchange rate contracts in the form of call options, collar options, convertible collar options and forward exchange contracts with varying maturity dates ranging from July 2008 to May 2011, and fair value adjustments of $44.4 million, based on the June 30, 2008 spot rate. A 100 basis point increase in the value of the Australian dollar from the month-end rate would increase the fair value by approximately $40.1 million and a 100 basis point decrease would reduce the fair value by approximately $49.1 million. As of July 1, 2008, Portman discontinued accounting for those derivatives as qualified financial accounting hedges and is accounting for the changes in fair value of these derivatives in the statements of consolidated operations.

Cliffs’ share of pellets produced at the Wabush operation in Canada represents approximately five percent of Cliffs’ North American iron ore pellet production. This operation is subject to currency exchange fluctuations between the United States and Canadian currency; however, Cliffs does not hedge its exposure to this currency exchange fluctuation.

Cliffs is subject to changes in foreign currency exchange rates in Australia as a result of its operations at Portman and Sonoma, which could impact its financial condition. Foreign exchange risk arises from Cliffs exposure to fluctuations in foreign currency exchange rates because its reporting currency is the United States dollar. Cliffs does not hedge its exposure to this currency exchange fluctuation. A hypothetical one percent movement in quoted foreign currency exchange rates could result in a fair value change of approximately $11 million in Cliffs’ net investment.

Interest Rate Risk

Interest for borrowings under Cliffs’ credit facility is at a floating rate, dependent in part on the London Interbank Offered Rate, or LIBOR, rate, which exposes Cliffs to the effects of interest rate changes. Based on $260 million in outstanding revolving and term loans at June 30, 2008 with a floating interest rate and no corresponding fixed rate swap, a 100 basis point change to the LIBOR rate would result in a change of $2.6 million to interest expense on an annual basis.

In October 2007, Cliffs entered into a $100 million fixed rate swap to convert a portion of this floating rate into a fixed rate. With the swap agreement, Cliffs pays a fixed three-month LIBOR rate for $100 million of its floating rate borrowings. The interest rate swap terminates in October 2009 and qualifies as a cash flow hedge.

Other Risks

Cliffs’ investment policy relating to short-term investments is to preserve principal and liquidity while maximizing the short-term return through investment of available funds. The carrying value of these investments approximates fair value on the reporting dates.

Approximately six percent of Cliffs’ U.S. pension trust assets and two percent of Voluntary Employee Benefit Association trusts, which are referred to as VEBA, assets are exposed to sub prime risk, all of which are investment grade and fully collateralized by properties. These investments primarily include Mortgage-Backed Securities and the Home Equity subset of the Asset-Backed Securities sector with AAA and AA credit quality ratings. The U.S. pension and VEBA trusts have no allocations to mortgage-related collateralized debt obligations.

The rising cost of energy and supplies are important issues affecting Cliffs’ production costs. Recent trends indicate that electric power, natural gas and oil costs can be expected to increase over time, although the direction and magnitude of short-term changes are difficult to predict. Cliffs’ consolidated North American iron ore mining ventures consumed approximately 5.5 million Million British Thermal Units, or MMBTUs, of natural gas and 8.9 million gallons of diesel fuel in the first six months of 2008. As of June 30, 2008, Cliffs purchased or has forward purchase contracts for 6.9 million MMBTU’s of natural gas, representing approximately 53 percent of Cliffs’ 2008 requirements, at an average price of $9.66 per MMBTU and 10.8 million gallons of diesel fuel, representing approximately 43 percent of Cliffs’ annual requirements, at $3.00 per gallon for its North American iron ore mining ventures.

Cliffs’ strategy to address increasing energy rates includes improving efficiency in energy usage and utilizing the lowest cost alternative fuels. To counter the rising cost of fuel and shrink Cliffs’ carbon footprint, Cliffs has made investments in a renewable fuel company and a small natural gas field in Kansas. Cliffs’ North American Iron Ore mining ventures enter into forward contracts for certain commodities, primarily natural gas and diesel fuel, as a hedge against price volatility. Such contracts are in quantities expected to be delivered and used in the production process. At June 30, 2008, the notional amount of the outstanding forward contracts was $33.5 million, with an unrecognized fair value net gain of $20.0 million based on June 30, 2008 forward rates. The contracts mature at various times through December 2009. If the forward rates were to change 10 percent from the month-end rate, the value and potential cash flow effect on the contracts would be approximately $5.3 million.

Cliffs’ mining ventures enter into forward contracts for certain commodities, primarily natural gas and diesel fuel, as a hedge against price volatility. Such contracts, which are in quantities expected to be delivered and used in the production process, are a means to limit exposure to price fluctuations. At December 31, 2007, the notional amounts of the outstanding natural gas and diesel forward contracts were $52.5 million, with an unrecognized fair value gain of $5.7 million based on December 31, 2007 forward rates. The natural gas contracts mature at various times through September 2009 and the diesel fuel contracts mature at various times through December 2009. If the forward rates were to change 10 percent from the year-end rate, the value and potential cash flow effect on the contracts would be approximately $5.8 million.

Recently Issued Accounting Pronouncements

In May 2008, Financial Accounting Standards Board, or FASB, issued FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, referred to as SFAS 162. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has previously resided. Cliffs is evaluating the impact SFAS 162 will have on Cliffs’ consolidated financial statements upon adoption, but does not expect this Statement to result in a material change in current practice.

In April 2008, the FASB issued FASB Staff Position, which is referred to as FSP, No. FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets, referred to as SFAS 142. The objective of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other U.S. GAAP. This FSP applies to all intangible assets, whether acquired in a business combination or otherwise and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. Cliffs is currently evaluating the impact adoption of this FSP will have on Cliffs’ consolidated financial statements.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, referred to as SFAS 161. This Statement amends and expands the disclosure requirements of Statement 133 to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The new requirements apply to derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS 133. The Statement is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. Cliffs is currently evaluating the impact adoption of this Statement will have on Cliffs’ consolidated financial statements.

In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, referred to as FSP 157-1. FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. In addition, on February 12, 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157, which amends SFAS 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This pronouncement was effective upon issuance. Cliffs has deferred the adoption of SFAS 157 with respect to all non-financial assets and liabilities in accordance with the provisions of this pronouncement. On January 1, 2009, SFAS 157 will be applied to all other fair value measurements for which the application was deferred under FSP FAS 157-2. Cliffs is currently assessing the impact SFAS 157 will have in relation to non-financial assets and liabilities on Cliffs’ consolidated financial statements. See Note 11 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included elsewhere in this joint proxy statement/prospectus, for further information.

FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115, referred to as SFAS 159, became effective on January 1, 2008. This standard permits entities to choose to measure many financial instruments and certain other items at fair value. While SFAS 159 became effective for its 2008 fiscal year, Cliffs did not elect the fair value measurement option for any of its financial assets or liabilities. Therefore, adoption of this Statement did not have a material impact on Cliffs’ consolidated financial statements.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. Cliffs is evaluating the impact of this Statement on its consolidated financial statements.

In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This Statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date fair value. SFAS 141R determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is not permitted.

In December 2007, the EITF ratified Issue No. 07-1, Accounting for Collaborative Arrangements, (EITF 07-1). The Issue defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. The ratification of EITF is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Cliffs is evaluating the impact of this Issue on its consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Liabilities Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted. Cliffs does not expect adoption of this Statement to have a material impact on its consolidated financial statements.

In September 2006, the FASB issued Statement No. 157, Accounting for Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The FASB provided a one-year deferral for the implementation of SFAS 157 for other non-financial assets and liabilities. Cliffs does not expect adoption of this Statement to have a material impact on its consolidated financial statements.

On March 17, 2005, the EITF reached consensus on Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, (EITF 04-6). The consensus clarified that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the cost of inventory. The consensus, which was effective for reporting periods beginning after December 15, 2005, permitted early adoption. At its June 29, 2005 meeting, FASB ratified a modification to EITF 04-6 to clarify that the term “inventory produced” means “inventory extracted.” Cliffs elected to adopt EITF 04-6 in 2005. As a result, Cliffs recorded an after-tax cumulative effect adjustment of $5.2 million or $.09 per diluted share, and increased product inventory by $8.0 million effective January 1, 2005.

Critical Accounting Estimates

See Note 1 of the Cliffs audited consolidated financial statements as of and for the year ended December 31, 2007 and Notes 1 and 2 of the Cliffs unaudited consolidated financial statements as of and for the six months ended June 30, 2008, which are included elsewhere in this joint proxy statement/prospectus.

Management’s discussion and analysis of financial condition and results of operations is based on Cliffs’ consolidated financial statements, which have been prepared in accordance with the generally accepted accounting principles in the United States, or GAAP. Preparation of financial statements requires management to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and the related disclosures of contingencies. Management bases its estimates on various assumptions and historical experience, which are believed to be reasonable; however, due to the inherent nature of estimates, actual results may differ significantly due to changed conditions or assumptions. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that Cliffs’ financial statements are fairly presented in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from Cliffs’ assumptions and estimates, and such differences could be material. Management believes that the following critical accounting estimates and judgments have a significant impact on Cliffs’ financial statements.

Revenue Recognition

North American Iron Ore

Revenue is recognized on the sale of products when title to the product has transferred to the customer in accordance with the specified provisions of each term supply agreement and all applicable criteria for revenue recognition have been satisfied. Most of our North American Iron Ore term supply agreements provide that title transfers to the customer when payment is received. Under some term supply agreements, we ship the product to ports on the lower Great Lakes and/or to the customer’s facilities prior to the transfer of title. Certain supply agreements with one customer include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing at the time the product is consumed in the customer’s blast furnaces. We account for this provision as a derivative instrument at the time of sale and record this provision at fair value until the product is consumed and the amounts are settled as an adjustment to revenue.

Most of Cliffs’ North American Iron Ore long-term supply agreements are comprised of a base price with annual price adjustment factors. These price adjustment factors vary from agreement to agreement but typically include adjustments based upon changes in international pellet prices, changes in specified Producers Price Indices including those for all commodities, industrial commodities, energy and steel. The adjustments generally operate in the same manner, with each factor typically comprising a portion of the price adjustment, although the weighting of each factor varies from agreement to agreement. One of Cliffs’ term supply agreements contains price collars, which typically limit the percentage increase or decrease in prices for Cliffs’ iron ore pellets during any one year. In most cases, these adjustment factors have not been finalized at the time Cliffs’ product is sold; Cliffs routinely estimate these adjustment factors. The price adjustment factors have been evaluated as embedded derivatives. Cliffs evaluated the embedded derivatives in the supply agreements in accordance with the provisions of Statement of Financial Accounting Standards, or SFAS, 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities — an amendment of FASB Statement No. 133. The price adjustment factors share the same economic characteristics and risks as the host contract and are integral to the host contract as inflation adjustments; accordingly they have not been separately valued as derivative instruments. Certain supply agreements with one customer include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing for the year the product is consumed in the customer’s blast furnaces. Cliffs accounts for this provision as derivative instruments at the time of sale and record this provision at fair value until the year the product is consumed and the amounts are settled as an adjustment to revenue.

Under some North American term supply agreements, Cliffs ships the product to ports on the Great Lakes and/or to the customer’s facilities prior to the transfer of title. Cliffs’ rationale for shipping iron ore products to some customers in advance of payment for the products is to minimize credit risk exposure. Generally, Cliffs’ North American term supply agreements specify that title and risk of loss pass to the customer when payment for the pellets is received. This is a practice utilized to reduce Cliffs’ financial risk to customer insolvency.

Revenue from product sales includes cost reimbursements from venture partners for their share of mine costs. The mining ventures function as captive cost companies; they supply product only to their owners effectively on a cost basis. Accordingly, the minority interests’ revenue amounts are stated at cost of production and are offset in entirety by an equal amount included in cost of goods sold resulting in no profits or losses reflected in minority interest participants. As Cliffs is responsible for product fulfillment, Cliffs has the risks and rewards of a principal in the transaction and accordingly Cliffs records revenue in this arrangement on a gross basis in accordance with Emerging Issues Task Force, or EITF, 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, under the line item “Freight and other reimbursements”.

Revenue from product sales also includes reimbursement for freight charges paid on behalf of customers in Freight and Venture Partners’ Cost Reimbursements separate from product revenue, in accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs. Where Cliffs is joint venture participant in the ownership of a North American iron ore mine, Cliffs’ contracts entitle Cliffs to receive royalties and management fees, which Cliffs earns as the pellets are produced.

North American Coal

For domestic coal sales, revenue is recognized when title passes to the customer. This generally occurs when coal is loaded into rail cars at the mine. For export coal sales, this generally occurs when coal is loaded into the vessel at the terminal.

Asia-Pacific Iron Ore

Portman’s sales revenue is recognized at the free on board, or F.O.B., point, which is generally when the product is loaded into the vessel. Foreign currency revenues are converted to Australian dollars at the currency exchange rate in effect at the time of the transaction.

Certain supply agreements primarily with our Asia-Pacific customers provide for revenue or refunds based on the ultimate settlement of annual international benchmark pricing provisions. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once iron ore is shipped. The derivative instrument, which is settled and billed once the annual international benchmark price is settled, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until the benchmark is actually settled.

Litigation Accruals

Cliffs is subject to proceedings, lawsuits and other claims. Cliffs is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as the potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in each matter or changes in approach, such as a change in settlement strategy in dealing with these matters. Cliffs does not believe that any such matter will have a material adverse effect on Cliffs’ financial condition or results of operations.

Tax Contingencies

Domestic and foreign tax authorities periodically audit Cliffs’ income tax returns. These audits include questions regarding Cliffs’ tax-filing positions, including the timing and amount of deductions and allocation of income among various tax jurisdictions. At any time, multiple tax years are subject to audit by the various tax authorities. In evaluating the exposures associated with Cliffs’ various tax-filing positions, Cliffs records reserves for exposures where a position taken has not met a more-likely-than-not threshold. A number of years may elapse before a particular matter, for which Cliffs has established a reserve, is audited and fully resolved. When facts change or the actual results of a settlement with tax authorities differs from Cliffs’ established reserve for a matter, Cliffs adjusts its tax contingencies reserve and income tax provision in the period in which the facts changed or the income tax matter is resolved.

Prior to 2007, Cliffs recorded estimated tax liabilities to the extent they were probable and could be reasonably estimated. On January 1, 2007, Cliffs adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, referred to as FIN 48. The effects of applying this Interpretation resulted in a decrease of $7.7 million to retained earnings as of January 1, 2007. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken in a tax return). This Interpretation also provides guidance on derecognition of income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

Mineral Reserves

Cliffs regularly evaluates its economic mineral reserves and updates them as required in accordance with SEC Industry Guide 7. The estimated mineral reserves could be affected by future industry conditions, geological conditions and ongoing mine planning. Maintenance of effective production capacity or the mineral reserve could require increases in capital and development expenditures. Generally as mining operations progress, haul lengths and lifts increase. Alternatively, changes in economic conditions, or the expected quality of ore reserves could decrease capacity or ore reserves. Technological progress could alleviate such factors, or increase capacity or ore reserves.

Cliffs uses its mineral reserve estimates combined with its estimated annual production levels, to determine the mine closure dates utilized in recording the fair value liability for asset retirement obligations. See Note 5 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for further information.

Since the liability represents the present value of the expected future obligation, a significant change in mineral reserves or mine lives would have a substantial effect on the recorded obligation. Cliffs also utilizes economic mineral reserves for evaluating potential impairments of mine assets and in determining maximum useful lives utilized to calculate depreciation and amortization of long-lived mine assets. Decreases in mineral reserves or mine lives could significantly affect these items.

Asset Retirement Obligations

The accrued mine closure obligations for Cliffs’ active mining operations provide for contractual and legal obligations associated with the eventual closure of the mining operations. Cliffs’ obligations are determined based on detailed estimates adjusted for factors that an outside party would consider (i.e., inflation, overhead and profit), which were escalated (at an assumed three percent) to the estimated closure dates, and then discounted using a credit-adjusted risk-free interest rate for the initial estimates. The estimate at December 31, 2007 and 2006 included incremental increases in the closure cost estimates and changes in estimates of mine lives. The closure date for each location was determined based on the exhaustion date of the remaining iron ore reserves. The estimated obligations are particularly sensitive to the impact of changes in mine lives given the difference between the inflation and discount rates. Changes in the base estimates of legal and contractual closure costs due to changed legal or contractual requirements, available technology, inflation, overhead or profit rates would also have a significant impact on the recorded obligations. See Note 5 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007, included elsewhere in this joint proxy statement/prospectus, for further information.

Asset Impairment

Cliffs monitors conditions that indicate that the carrying value of an asset or asset group may be impaired. Cliffs determines impairment based on the asset’s ability to generate cash flow greater than its carrying value, utilizing an undiscounted probability-weighted analysis. If the analysis indicates the asset is impaired, the carrying value is adjusted to fair value. Fair value can be determined by market value and also comparable sales transactions or using a discounted cash flow method. The impairment analysis and fair value determination can result in significantly different outcomes based on critical assumptions and estimates including the quantity and quality of remaining economic ore reserves, future iron ore prices and production costs.

Environmental Remediation Costs

Cliffs has a formal policy for environmental protection and restoration. Cliffs’ obligations for known environmental problems at active and closed mining operations and other sites have been recognized based on estimates of the cost of investigation and remediation at each site. If the estimate can only be estimated as a range of possible amounts, with no specific amount being most likely, the minimum of the range is accrued. Management reviews its environmental remediation sites quarterly to determine if additional cost adjustments or disclosures are required. The characteristics of environmental remediation obligations, where information concerning the nature and extent of clean-up activities is not immediately available, or changes in regulatory requirements, result in a significant risk of increase to the obligations as they mature. Expected future expenditures are not discounted to present value unless the amount and timing of the cash disbursements are readily known. Potential insurance recoveries are not recognized until realized.

Employee Retirement Benefit Obligations

Cliffs and its North American Iron Ore mining ventures sponsor defined benefit pension plans covering substantially all North American employees. These plans are largely noncontributory, and benefits are generally based on employees’ years of service and average earnings for a defined period prior to retirement. Cliffs does not provide OPEB for most U.S. salaried employees hired after January 1, 1993.

Pursuant to a 2003 asset purchase agreement with the previous owner, PinnOak assumed postretirement benefits for certain employees who will vest more than five years after the asset purchase date of June 30, 2003. Postretirement benefits for vested employees and those that will vest within the five-year period subsequent to the acquisition date remain obligations of the previous owner. PinnOak records a provision for estimated postretirement benefits for employees not covered by the asset purchase agreement with the former owner based upon annual valuations.

Portman does not have employee retirement benefit obligations.

On September 12, 2006, Cliffs’ board of directors approved modifications to the pension benefits provided to salaried participants. The modifications retroactively reinstated the final average pay benefit formula (previously terminated and replaced with a cash balance formula in July 2003) to allow for additional accruals through June 30, 2008 or the continuation of benefits under an improved cash balance formula, whichever is greater. The change increased the projected benefit obligation, or PBO, by $15.1 million and pension expense by $1.1 million in 2006. Following is a summary of Cliffs’ defined benefit pension and OPEB funding and expense for the years 2005 through 2008:

	Pension		OPEB
	Funding	Expense	Funding	Expense
	(In millions)

2005	$38.1	$18.9	$29.2	$13.7
2006	40.7	23.0	30.4	9.8
2007	32.5	17.4	23.0	4.5
2008 (Estimated)	24.4	15.4	16.0	3.9

Assumptions used in determining the benefit obligations and the value of plan assets for defined benefit pension plans and postretirement benefit plans (primarily retiree healthcare benefits) offered by Cliffs are evaluated periodically by management. Critical assumptions, such as the discount rate used to measure the benefit obligations, the expected long-term rate of return on plan assets, and the medical care cost trend are reviewed annually. At December 31, 2007, Cliffs increased Cliffs’ discount rate for U.S. plans to 6.00 percent from 5.75 percent at December 31, 2006. Additionally, Cliffs adopted the IRS static 2023/2015 (separate pre-retirement and postretirement) table on December 31, 2007, to determine the expected life of Cliffs’ plan participants, replacing the 1994 GAM table. Following are sensitivities on estimated 2008 pension and OPEB expense of potential further changes in these key assumptions:

	Increase in 2008
	Expense
	Pension	OPEB
	(In millions)

Decrease discount rate .25 percent	$1.5	$0.4
Decrease return on assets 1 percent	5.8	1.3
Increase medical trend rate 1 percent	N/A	4.1

Changes in actuarial assumptions, including discount rates, employee retirement rates, mortality, compensation levels, plan asset investment performance, and healthcare costs, are determined by Cliffs based on analyses of actual and expected factors. Changes in actuarial assumptions and/or investment performance of plan assets can have a significant impact on Cliffs’ financial condition due to the magnitude of Cliffs’ retirement obligations. See Note 8 of the Cliffs audited consolidated financial statements as of and for the three years ended December 31, 2007 for further information.

Accounting for Business Combinations

In July 2007, Cliffs completed the acquisition of PinnOak. Cliffs allocated the purchase price to assets acquired and liabilities assumed based on their relative fair value at the date of acquisition, pursuant to SFAS 141, Business Combinations. In estimating the fair value of the assets acquired and liabilities assumed, Cliffs considers information obtained during Cliffs’ due diligence process and utilize various valuation methods, including market prices, where available, comparisons to transactions for similar assets and liabilities and present value of estimated future cash flows. Cliffs is required to make subjective estimates in connection with these valuations and allocations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Alpha

You should review Alpha’s disclosures about security ownership of certain of its beneficial owners and management, which are incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 241.

Cliffs

Share Ownership by Management and Directors

As of October 6, 2008, the directors and executive officers of Cliffs controlled the voting interests of the following stock (the percentages of beneficial ownership set forth below are based on 113,502,463 common shares of Cliffs issued and outstanding as of October 6, 2008):

Directors
(Excluding Those Who are also	Beneficial		Investment Power				Voting Power				Percent of
Named Executive Officers)	Ownership(1)		Sole		Shared		Sole		Shared		Class(2)

Ronald C. Cambre	20,431		20,431		—		20,431		—		—
Susan M. Cunningham	5,588		5,588		—		5,588		—		—
Barry J. Eldridge	7,960		7,960		—		7,960		—		—
Susan Green	1,890		1,890		—		1,890		—		—
James D. Ireland III	1,144,422		45,966		1,098,456	(3)	45,966		1,098,456	(3)	1.01%
Francis R. McAllister	16,499		16,499		—		16,499		—		—
Roger Phillips	34,816		34,816		—		34,816		—		—
Richard K. Riederer	13,477		13,477		—		13,477		—		—
Alan Schwartz	19,782		19,782		—		19,782		—		—
Named Executive Officers(4)
Joseph A. Carrabba	78,868		78,868		—		78,868		—		—
Laurie Brlas	—		—		—		—		—		—
Donald J. Gallagher	132,081		132,081		—		132,081		—		—
William R. Calfee	69,849		69,849		—		69,849		—		—
Randy L. Kummer	63,564		63,564		—		63,564		—		—
Ronald G. Stovash	38,000		38,000		—		38,000		—		—
David H. Gunning	45,694	(5)	45,694	(5)	—		45,694	(5)	—		—
All Directors and Executive Officers as a group, including the named executive officers and Messrs. Stovash and Gunning (21 Persons)	1,721,439		622,983		1,098,456		622,983		1,098,456		1.52%

(1)	Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by Cliffs directors, nominees and executive officers and filings made with the SEC or furnished to Cliffs by any shareholder.

(2)	Less than one percent, except as otherwise indicated.

(3)	Of the 1,144,422 shares deemed under the rules of the SEC to be beneficially owned by Mr. Ireland, he is a beneficial holder of 45,966 shares. The remaining 1,098,456 shares are held in trusts, substantially for the benefit of a charitable foundation, as to which Mr. Ireland is a co-trustee with shared voting and investment powers. Of such shares in trusts, Mr. Ireland has an interest in the income or corpus with respect to 93,698 shares.

(4)	The named executive officers of Cliffs are its Chief Executive Officer, Joseph A. Carrabba, its Chief Financial Officer, Laurie Brlas, the other three highest paid employees on December 31, 2007, William R. Calfee, Donald J. Gallagher, and Randy Kummer, and Messrs. David Gunning and Ronald Stovash, former Vice Chairman and former Chief Executive Officer and President of PinnOak, respectively, who would have been among the three highest paid employees other than the Chief Executive Officer and Chief Financial Officer but for their termination of employment during 2007. Cliffs and Mr. Kummer terminated their employment relationship effective October 3, 2008.

(5)	Includes 10,000 shares beneficially owned by Mr. Gunning’s spouse.

Stock Ownership of Certain Beneficial Owners (Other than Management and Directors)

The following table sets forth as of October 6, 2008, the beneficial ownership of Cliffs common shares by persons known to Cliffs to be beneficial owners of more than 5% of outstanding Cliffs common shares, other than Cliffs directors and officers. The percentages of beneficial ownership set forth below are based on 113,502,463 common shares of Cliffs issued and outstanding as of October 6, 2008:

	Beneficial	Investment Power		Voting Power		Percent of
Name and Address	Ownership(1)	Sole	Shared	Sole	Shared	Class

Harbinger Capital Partners Master Fund I, Ltd.(2)	16,616,472	—	16,616,472	—	16,616,472	14.64%
c/o International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin, L2, Ireland

(1)	Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon filings made with the SEC or furnished to Cliffs by any shareholder.

(2)	The information shown above and in this footnote was taken from Amendment No. 1 to Schedule 13D filed with the SEC on August 14, 2008, jointly by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC-New York, Inc., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. The address for contacting Philip Falcone, the Harbinger Capital Partners Special Situations GP, LLC, HMC-New York, Inc. and Harbinger Capital Partners Special Situations Fund, L.P., is 555 Madison Avenue, 16th Floor, New York, NY 10022. The principal business address for Harbinger Capital Partners Offshore Manager, HMC Investors L.L.C., Harbert Management Corporation, Raymond J. Harbert, and Michael D. Luce is 2100 Third Avenue North, Suite 600, Birmingham, AL, 35203.

MANAGEMENT

Information About Executive Officers and Directors of Cliffs

The following table sets forth information concerning the individuals who serve as Cliffs’ executive officers and directors as of October 14, 2008.

Name	Age	Position(s)

Executive Officers
Joseph A. Carrabba	56	Chairman, President and Chief Executive Officer
Laurie Brlas	51	Executive Vice President — Chief Financial Officer
Donald J. Gallagher	56	President, North American Business Unit
William A. Brake, Jr.	48	Executive Vice President — Cliffs Metallics and Chief Technical Officer
William R. Calfee	61	Executive Vice President — Commercial, North American Iron Ore
William C. Boor	42	Senior Vice President — Business Development
Duke D. Vetor	50	Senior Vice President — North American Coal
George W. Hawk, Jr.	52	General Counsel and Secretary
Directors
Ronald C. Cambre	70	Director
Joseph A. Carrabba	56	Director
Susan M. Cunningham	52	Director
Barry J. Eldridge	62	Director
Susan M. Green	49	Director
James D. Ireland III	58	Director
Francis R. McAllister	66	Director
Roger Phillips	68	Director
Richard K. Riederer	64	Director
Alan Schwartz	68	Director

There is no family relationship between any of Cliffs executive officers, or between any of Cliffs executive officers and any of Cliffs directors. Officers are elected to serve until successors have been elected. All of the above-named executive officers were elected effective on the dates listed below for each such officer. Each Cliffs director is elected for a one-year term expiring at the Cliffs 2009 annual meeting and continues in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Joseph A. Carrabba has been Chairman, President and Chief Executive Officer of Cliffs since May 8, 2007. Mr. Carrabba served as Cliffs President and Chief Executive Officer from September 2006 through May 8, 2007 and as Cliffs President and Chief Operating Officer from May 2005 to September 2006. Mr. Carrabba previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from April 2003 to May 2005 and General Manager of Weipa Bauxite Operation of Comalco Aluminum from March 2000 to April 2003, both subsidiaries of Rio Tinto plc., an international mining group. Mr. Carrabba is a Director of Newmont Mining Corporation.

Laurie Brlas has served as Executive Vice President — Chief Financial Officer of Cliffs since March 2008. Ms. Brlas served as Cliffs Senior Vice President — Chief Financial Officer from October 2007 through March 2008. From December 2006 to October 2007, Ms. Brlas served as Senior Vice President — Chief Financial Officer and Treasurer of Cliffs. From April 2000 to December 2006, Ms. Brlas was Senior Vice President — Chief Financial Officer of STERIS Corporation. In addition, Ms. Brlas is a director of Perrigo Company.

Donald J. Gallagher has served as President, North American Business Unit of Cliffs since November 2007. From December 2006 to November 2007, Mr. Gallagher served as President, North American Iron Ore. From July 2006 to December 2006, Mr. Gallagher served as President, North American Iron Ore, and Acting Chief Financial

Officer and Treasurer of Cliffs. From May 2005 to July 2006, Mr. Gallagher was Executive Vice President, Chief Financial Officer and Treasurer of Cliffs. From July 2003 to May 2005, Mr. Gallagher served as Senior Vice President, Chief Financial Officer and Treasurer of Cliffs. From August 1998 to July 2003, Mr. Gallagher served as Vice President — Sales of Cliffs.

William A. Brake, Jr. has served as Executive Vice President, Cliffs Metallics and Chief Technical Officer of Cliffs since April 2007. Effective October 3, 2008, Mr. Brake assumed responsibility for human resources and labor relations. From January 2006 to August 2006, Mr. Brake was Executive Vice President — Operations of Mittal Steel USA and from March 2005 to January 2006, he served as Executive Vice President — Operations East at Mittal Steel USA. From March 2003 to March 2005, Mr. Brake was Vice President & General Manager of International Steel Group. From April 2002 to March 2003, Mr. Brake was a Division Manager — Hot Rolling at International Steel Group.

William R. Calfee has served as Executive Vice President — Commercial, North American Iron Ore of Cliffs since July 2006. From 1996 to July 2006, Mr. Calfee served as Executive Vice President — Commercial of Cliffs.

William C. Boor has served as Senior Vice President, Business Development of Cliffs since May 2007. Mr. Boor served as Executive Vice President — Strategy and Development at American Gypsum Co. (a subsidiary of Eagle Materials Inc.) from February 2005 to April 2007 and Senior Vice President — Corporate Development and Investor Relations at Eagle Materials Inc. from May 2002 to February 2005.

Duke D. Vetor has served as Senior Vice President, North American Coal of Cliffs since November 2007. From July 2006 to November 2007, Mr. Vetor served as Vice President — Operations — North American Iron Ore of Cliffs. Mr. Vetor was General Manager of Safety and Operations Improvement of Cliffs from December, 2005 to July 2006. From 2003 to November 2005, Mr. Vetor served as Vice President — Operations of Diavik Diamond Mines.

George W. Hawk, Jr. has served as General Counsel and Secretary of Cliffs since January 2005. Prior to that, Mr. Hawk served as Assistant General Counsel and Secretary of Cliffs from August 2003 to December 2004 and Assistant General Counsel of Cliffs from February 2003 to July 2003. From 1998 to 2003, Mr. Hawk was Deputy General Counsel of Lincoln Electric Holdings, Inc.

Ronald C. Cambre has been a director of Cliffs since 1996. Mr. Cambre is a former Chairman of the Board of Newmont Mining Corporation, an international mining company (from January 1995 through December 2001). Mr. Cambre also served as Chief Executive Officer of Newmont Mining Corporation, from November 1993 to December 2000. Mr. Cambre is a Director of W. R. Grace & Co. and McDermott International, Inc.

Susan M. Cunningham has been a director of Cliffs since 2005. Ms. Cunningham has served as Senior Vice President of Exploration of Noble Energy Inc., an international oil and gas exploration and production company, since May 2007. Ms. Cunningham served as Senior Vice President of Exploration and Corporate Reserves of Noble Energy Inc. from October 2005 to May 2007. From 2001 to 2005, Ms. Cunningham served as Senior Vice President of Exploration of Noble Energy Inc.

Barry J. Eldridge has been a director of Cliffs since 2005. Mr. Eldridge is a former Managing Director and Chief Executive Officer of Portman, an international iron ore mining company in Australia (from October 2002 through April 2005). Mr. Eldridge is Chairman of Vulcan Resources Ltd. and Wedgetail Mining Limited and is Director of Mundo Minerals Limited, all of which are listed on the Australian Stock Exchange.

Susan M. Green has been a director of Cliffs since 2007. Ms. Green has been Deputy General Counsel at the U.S. Congressional Office of Compliance since November 2007. Ms. Green served as Aide to Councilmember Nancy Floreen, Montgomery County, Maryland from December 2002 to August 2005. Ms. Green was originally proposed as a nominee for the board of directors by the USW, pursuant to the terms of Cliffs 2004 labor agreement and first elected to the Cliffs board of directors at the annual meeting in 2007.

James D. Ireland III has been a director of Cliffs since 1986. Mr. Ireland has been Managing Director since January 1993 of Capital One Partners, Inc., a private equity investment firm, which through an affiliate, serves as the General Partner of Early Stage Partners I and II L.P., two venture capital investment partnerships. Mr. Ireland is a Director of OurPets Co.

Francis R. McAllister has been a director of Cliffs since 1996. Mr. McAllister has been Chairman and Chief Executive Officer of Stillwater Mining Company, a palladium and platinum producer, since February 2001. Mr. McAllister is a Director of Stillwater Mining Company.

Roger Phillips has been a director of Cliffs since 2002. Mr. Phillips is a former President and Chief Executive Officer of IPSCO Inc., a North American steel producing company (from 1982 through 2002). Mr. Phillips is a Director of Canadian Pacific Railway Limited, Imperial Oil Limited and Toronto Dominion Bank.

Richard K. Riederer has been a director of Cliffs since 2002. Mr. Riederer has been Chief Executive Officer of RKR Asset Management, a consulting organization, since June 2006. Mr. Riederer served as Chief Executive Officer from January 1996, and President from January 1995 through February 2001, of Weirton Steel Corporation, a steel producing company. Mr. Riederer is a Director of First American Funds and the Boler Company, Chairman and Director of Idea Foundry, and serves on the Board of Trustees of Franciscan University of Steubenville.

Alan Schwartz has been a director of Cliffs since 1991. Mr. Schwartz has been a Professor of Law at the Yale Law School and Professor at the Yale School of Management since 1987.

Appointment of Additional Directors and Officers After the Merger

Under the merger agreement, the Cliffs board of directors is required as of the effective time of the merger to take all actions as may be required to appoint Michael J. Quillen (to serve as non-executive vice-chairman) and Glenn A. Eisenberg to the Cliffs’ board of directors. Further, the merger agreement provides that as of the effective time of the merger, Cliffs will take all actions as may be required to appoint Kevin S. Crutchfield as president of the coal division of Cliffs.

Michael J. Quillen (age 59) has served as Alpha’s Chief Executive Officer and a member of the Alpha board since its formation in November 2004 and served as Alpha’s President until January 2007. He was named Chairman of Alpha’s board in October 2006. Mr. Quillen joined the Alpha management team as President and the sole manager of Alpha Natural Resources, LLC, Alpha’s top-tier operating subsidiary, in August 2002, and has served as Chief Executive Officer of Alpha Natural Resources, LLC since January 2003. From September 1998 to December 2002, Mr. Quillen was Executive Vice President — Operations of AMCI, a mining and marketing company. While at AMCI, he was also responsible for the development of AMCI’s Australian properties. Mr. Quillen has over 30 years of experience in the coal industry starting as an engineer. He has held senior executive positions in the coal industry throughout his career, including as Vice President — Operations of Pittston Coal Company, President of Pittston Coal Sales Corp., Vice President of AMVEST Corporation, Vice President — Operations of NERCO Coal Corporation, President and Chief Executive Officer of Addington, Inc. and Manager of Mid-Vol Leasing, Inc. Mr. Quillen was elected to the board of directors of Martin Marietta Materials, Inc., a leading producer of construction aggregates in the United States, in February 2008.

Glenn A. Eisenberg (age 46) has been a member of the Alpha board since the 2005 Alpha annual meeting and is currently Chairman of Alpha’s Audit Committee and a member of Alpha’s Nominating and Corporate Governance Committee. Mr. Eisenberg currently serves as Executive Vice President, Finance and Administration of The Timken Company, an international manufacturer of highly engineered bearings, alloy and specialty steel and components and a provider of related products and services. Prior to joining The Timken Company in 2002, Mr. Eisenberg served as President and Chief Operating Officer of United Dominion Industries, a manufacturer of proprietary engineered products, from 1999 to 2001, and as the President — Test Instrumentation Segment and Executive Vice President for United Dominion Industries from 1998 to 1999. Mr. Eisenberg also serves as a director and chairman of the audit committee of Family Dollar Stores, Inc., owners and operators of discount stores throughout the United States.

Kevin S. Crutchfield (age 47) has served as Alpha President since January 2007 and as a member of Alpha Board since November 2007. Prior to that time, Mr. Crutchfield served as Alpha Executive Vice President since Alpha’s formation in November 2004. Mr. Crutchfield joined the Alpha management team as the Executive Vice President of Alpha Natural Resources, LLC and Vice President of ANR Holdings, LLC in March 2003, and also served as the Executive Vice President of ANR Holdings, LLC from November 2003 until ANR Holdings was merged with another of Alpha’s subsidiaries in December 2005. From June 2001 through January 2003, he was Vice

President of El Paso Corporation, a natural gas and energy provider, and President of Coastal Coal Company, a coal producer and affiliate of El Paso Corporation acquired by Alpha in 2003. Prior to joining El Paso, he served as President of AMVEST Corporation, a coal and gas producer and provider of related products and services, and held executive positions at AEI Resources, Inc., a coal producer, including President and Chief Executive Officer. Before joining AEI Resources, he served as the Chairman, President and Chief Executive Officer of Cyprus Australia Coal Company and held executive operating management positions with Cyprus in the U.S. before being relocated to Sydney, Australia in 1997. He worked for Pittston Coal Company, a coal mining company, in various operating and executive management positions from 1986 to 1995 including as Vice President Operations prior to joining Cyprus Amax Coal Company, a coal producer and supplier.

Executive Compensation

Compensation Discussion and Analysis

In recent years, Cliffs has undergone a strategic transformation to an international mining company from its historic business model as a mine manager for the integrated steel industry in North America. Through the acquisitions and joint venture partnerships described above, the transformation has included Cliffs’ pursuit of geographic and mineral diversification, with a focus on providing raw materials to the steelmaking industry. As part of this transformation, Cliffs has experienced significant price increases driven by market factors and rapid revenue growth, which factors have had a meaningful impact on Cliffs’ executive compensation in recent years. With this in mind, the Cliffs’ Compensation Committee, or Compensation Committee, has continually sought to strike a balance in program design and execution among several competing objectives, including:

•	Attraction and retention of executive talent in highly competitive executive labor markets;

•	Recognition for business performance;

•	Maintaining focus on controllable financial results;

•	Limiting the potential for undue windfalls or losses to executives;

•	Recognition of changes in scope of the business (revenues and profitability);

•	Supporting Cliffs’ strategic repositioning by:

• Building capacity;

• Growth and diversification of revenue streams; and

• Internationalization; and

•	Ensuring alignment with shareholder interests.

The specific compensation principles, components, and decisions designed to achieve these objectives are discussed in more detail below. This discussion focuses on the information contained in the tables and related footnotes and narratives included below primarily for Cliffs’ 2007 fiscal year, but also contains information regarding compensation actions taken and decisions made both before and after fiscal year 2007 to the extent that information enhances the understanding of Cliffs’ executive compensation program. Please note that, unless indicated otherwise, all Cliffs common shares amounts and share prices in this Executive Compensation section have been adjusted retroactively to reflect the two-for-one stock split effective May 15, 2008.

Oversight of Executive Compensation

The Compensation Committee administers the Cliffs executive compensation program, including compensation for Cliffs’ Chief Executive Officer, Joseph A. Carrabba, its Chief Financial Officer, Laurie Brlas, the other three highest paid employees on December 31, 2007, William R. Calfee, Donald J. Gallagher and Randy Kummer, and Messrs. David Gunning and Ronald Stovash, former Vice Chairman and former Chief Executive Officer and President of PinnOak, respectively, who would have been among the three highest paid employees other than the Chief Executive Officer and Chief Financial Officer but for their termination of employment during 2007. Cliffs collectively refers to these individuals as its named executive officers. Effective October 3, 2008, however, Cliffs and Mr. Kummer terminated their employment relationship, as further discussed below. Specific responsibilities of the Compensation Committee related to executive compensation include:

•	Oversee development and implementation of Cliffs’ compensation policies and programs for executive officers;

•	Review and approve Chief Executive Officer and other elected officer compensation, including setting goals, evaluating performance, and determining results;

•	Oversee Cliffs’ equity-based employee incentive compensation plans and approve grants (except grants or awards under plans relating to Director compensation, which are administered by the Cliffs Board Affairs Committee);

•	Ensure that the criteria for awards under Cliffs’ incentive and equity plans are appropriately related to its operating performance objectives;

•	Oversee certain aspects of regulatory compliance with respect to compensation matters; and

•	Review and approve any proposed severance or retention plans or agreements.

Executive Compensation Philosophy and Core Principles

The Compensation Committee has designed the compensation structure to attract, motivate, reward and retain high-performing executives. The goal is to align pay with Cliffs’ performance in the short term through measures of profitability and operational excellence, and over the long term through stock-based incentives. Cliffs’ compensation philosophy places a significant portion of compensation at risk with Cliffs performance and individual performance, increasing the portion at risk with the responsibility level of the individual, consistent with market practices. Cliffs also seeks to balance this performance focus with sufficient retention incentives and a focus on controllable results to limit the risk of losing key executives during periods of unfavorable industry conditions, all in a manner that the Compensation Committee deems fair to the executives and to the shareholders.

More specifically, the guiding principles of Cliffs’ compensation plan design and administration are as follows:

•	Target pay opportunity for executive officers should be at the 62.5th percentile of market levels.

•	Align pay with results delivered to shareholders, while recognizing the potentially cyclical nature of the industry in which Cliffs operates. The goal is to avoid undue windfalls to executives in years of good performance or the undue loss of all compensation opportunities in down cycles.

•	Focus performance measures on a combination of absolute performance objectives tied to Cliffs’ business plan (profitability and cost control), achievement of key initiatives that reflect the business strategy (e.g., sales initiatives, cost control activities, etc.) and relative objectives reflecting market conditions (relative total shareholder return (which reflects share price appreciation plus reinvested dividends, if any)).

•	Provide competitive fixed compensation elements over the short-term (salary) and long-term (retention grants and retirement benefits) to encourage long-term retention of Cliffs’ executives.

•	Design pay programs to be as simple and transparent as possible to facilitate focus and understanding.

During 2007, and since the beginning of 2008, Cliffs’ executive compensation and benefits consisted of salary, annual cash incentives, long-term incentives consisting of performance shares, retention units, restricted share units, restricted shares, retirement benefits, and limited perquisites and other benefits. The Compensation Committee regularly reviews and re-evaluates target positioning for each element of compensation. Descriptions of each of these elements are discussed in more detail in the following sections.

Compensation Policies

Market Positioning.  During 2007, Cliffs continued to manage total compensation (base plus target annual incentives and the grant value of long-term incentives) to the median of the market in which Cliffs competes for talent. During 2008, the Compensation Committee approved targeting total compensation at the 62.5th percentile. Cliffs believes that a 62.5th percentile pay positioning will allow it to remain competitive in attracting, retaining and motivating the needed level of talent for the organization while managing costs to an objectively reasonable level. Actual pay may be higher or lower than this target positioning overall based on company and individual performance. The target compensation for each executive may also be higher or lower than this market positioning based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive.

Market for Talent.  The Compensation Committee conducts an annual review of market pay practices for executive officers with the assistance of Mercer (US), Inc., its outside compensation advisor. This review is based on several published compensation surveys. For 2007, the pay review targeted general industry pay practices for companies with approximately $2.5 billion in revenues, reflecting the increased scope of Cliffs’ worldwide operations.

Pay Mix.  Because Cliffs’ executive officers are in a position to directly influence its overall performance, a significant portion of their compensation is at risk through short- and long-term incentive programs. Cliffs’ named executive officers have a significant percent of their target total compensation at risk. This includes the target annual incentive and target long-term incentive grant values, but not benefits or retirement programs. These levels of pay at risk are consistent with each executive’s level of impact and responsibility and are consistent with market practices for fixed versus variable pay.

Forms of Compensation.  Cliffs uses cash for salaries and for annual incentive plan payouts, consistent with market practices and the short-term nature of performance. For longer-term performance, Cliffs currently uses performance shares, retention units, restricted share units, and restricted share grants to reward and retain executives. The retention units are denominated in Cliffs’ common shares and vary with its share price, but are payable in cash. The performance shares, restricted share unit and restricted share grants are denominated and payable in Cliffs’ common shares to align the interests of its executives with shareholders through direct ownership.

Each year, Cliffs establishes a target long-term incentive award value for each executive based on market practices. Actual awards to each executive may vary +/- 25 percent from this target based on the Chief Executive Officer’s assessment of individual performance in the case of executives other than the Chief Executive Officer, and based on the Compensation Committee’s assessment of the Chief Executive Officer’s performance in the case of grants made to the Chief Executive Officer. In 2007, the Compensation Committee awarded 15 percent of the long-term incentive opportunity for each Cliffs named executive officer other than Mr. Stovash in the form of retention units. Each retention unit represents the value of one Cliffs common share, which is payable in cash based on the participant’s continued employment throughout a three-year retention period. Retention units are guaranteed a payout at 100 percent of the original grant. The balance of each individual’s long-term incentive award was in the form of performance shares, with actual payouts tied to Cliffs’ total shareholder return relative to industry peers over a three-year performance period (see below for further detail).

In 2008, the Compensation Committee awarded 25 percent of the long-term incentive opportunity for each Cliffs named executive officer in the form of restricted share units. Each such restricted share unit represents one of Cliffs common shares. The restricted share units are payable in shares based on the participant’s continued employment throughout the three-year period ending December 31, 2010. The balance of each named executive officer’s long-term incentive award for 2008 was in the form of performance shares as described above.

Restricted share awards were granted on a selective basis to executives at the PinnOak mines in relation to the 2007 acquisition of PinnOak in order to retain their critical expertise in underground coal operations. The restrictions on the shares will lapse 50 percent two years after grant date and 50 percent three years after grant date or will lapse immediately in the event the executive is involuntarily terminated without cause as defined in the restricted share agreements. No other named executive officers received a restricted share grant in 2007 or 2008.

Other Factors.  When making individual compensation decisions for executives, Cliffs takes many factors into account, including the individual’s performance, tenure and experience, Cliffs’ performance overall, any retention concerns, the individual’s historical compensation and internal equity considerations.

The Compensation Committee relies significantly on the Chief Executive Officer’s input and recommendations when evaluating these factors relative to the executive officers other than the Chief Executive Officer. The Compensation Committee also reviews a five-year pay history for each executive and considers the progression of salary increases over time compared to the individual’s development and performance, the unvested and vested value inherent in outstanding equity awards, and the cumulative impact of all previous compensation decisions. The Compensation Committee uses the same factors in evaluating the Chief Executive Officer’s performance and compensation as it uses with the other executive officers.

Committee Process.  Decisions relating to the Chief Executive Officer’s pay are made by the Compensation Committee in executive session, without management present. In assessing the Chief Executive Officer’s pay, the Compensation Committee considers company performance, the Chief Executive Officer’s contribution to that performance, and other factors as described above in the same manner as for any other executive. The Compensation Committee approves the Chief Executive Officer’s salary, incentive plan payment (consistent with the terms of the plan as described below) and long-term incentive awards each year.

For the other named executive officers, the Chief Executive Officer in partnership with Human Resources conducts an assessment of each executive at the end of each year against a spectrum of behaviors and strategic goals established for each executive at the beginning of the year. The Chief Executive Officer then provides the Compensation Committee with his assessment of the performance of the executive and his perspective on the factors described above in developing his recommendations for each executive’s compensation, including salary adjustments, annual incentive payouts, and equity grants. The Compensation Committee discusses the Chief Executive Officer’s recommendations, including how the recommendations compare against the external market data and how the compensation levels of the executives compare to each other, to the Chief Executive Officer’s, and to the historic pay for each executive. Based on this discussion, the Compensation Committee then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

Elements of Compensation

Cliffs uses multiple components to provide a competitive overall compensation and benefits package that is reasonable relative to market and industry practices and tied appropriately to performance.

Base Salary.  Cliffs’ philosophy is that base salaries should meet the objective of attracting and retaining the executive talent needed to run the business. Therefore, Cliffs seeks to target base pay levels for executives at the 50th percentile of market survey data, although each executive may have a base salary above or below the median of the market. Actual salaries reflect responsibility, performance, and experience, among other factors described above.

Base salary adjustments can affect the value of other compensation and benefit elements. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. Base salaries also affect the level of performance-based contributions to the Cleveland-Cliffs Inc and its Associated Employers Salaried Employees Supplemental Retirement Savings Plan, a tax-qualified 401(k) savings plan, which Cliffs refers to as its 401(k) Savings Plan, disability benefits, severance and change in control benefits and pension benefits.

For 2007, the Compensation Committee recognized Cliffs’ substantially increased size in terms of revenues, the increased complexity of the organization on a global basis, and the overall increase in Cliffs’ ability to pay for top talent due to the heightened level of profitability relative to prior years. The market benchmarks used by the Compensation Committee reflected these factors and as a result showed that executives were currently positioned approximate to the competitive market median. As such, no significant adjustments outside of merit increases were made to named executive officers’ base salaries in 2007 or 2008.

Annual Incentive Plan.  Cliffs provides an annual Executive Management Performance Incentive Plan, which provides an opportunity for the senior executive officers to earn an annual cash incentive based on company financial performance relative to business plans and achievement against key corporate objectives. The objective of this plan is to provide executives with a competitive annual cash compensation opportunity while aligning actual pay results with Cliffs’ short-term business performance.

2007 Award Opportunities:  Under the Executive Management Performance Incentive Plan, bonus opportunities for senior officers, including the named executive officers, ranged from zero to a maximum of 100 percent of the officers’ grant amount for 2007. The maximum annual incentive opportunity for the Chief Executive Officer was 200 percent of base salary in 2007 and for each of the other named executive officers, including the former Vice Chairman, Mr. Gunning, the target incentive ranged from 105 to 126 percent of base salary. Mr. Stovash was not a participant in the Executive Management Performance Incentive Plan and was covered by a different annual incentive program sponsored by PinnOak, under which his target incentive was 80% of base salary and his potential bonus ranged from 0 percent at threshold to 140 percent of target at maximum.

2007 Executive Management Performance Incentive Plan Performance Measures:  The Executive Management Performance Incentive Plan uses a “performance scorecard” with multiple performance standards that are related to Cliffs’ annual business plan and current strategic priorities. For 2007, the Compensation Committee developed a scorecard targeted at those areas that it believed would most directly improve financial results for shareholders in the near term, while maintaining incentives for long-term strategic improvements. The elements and their respective weightings for 2007 were as follows:

Objective	Weight

Pre-Tax Earnings	50.00%
Adjusted Cost Control	25.00%
Corporate Objectives	25.00%

Total	100.00%

Pre-tax earnings is a measure of Cliffs’ profitability and is measured on a consolidated basis. Adjusted cost control is a measure of the cost of production per ton, adjusted to hold energy prices at a fixed rate throughout the year in order to eliminate the (positive and negative) impact of the large and potentially volatile uncontrollable cost of energy on compensation. Although cost control is a component of pre-tax earnings, the Compensation Committee believes a more targeted focus on managing production cost per ton is essential to Cliffs’ long-term health. Adjusted cost control is measured only for North American iron ore operations, based on the Compensation Committee’s belief that cost control in this region was most critical to Cliffs’ success during 2007. Similarly, the Compensation Committee evaluates management on a subjective basis against key strategic and operational goals that are not as easily quantified as financial results to ensure that short-term profitability is balanced with the long-term success of the organization. For 2007, corporate objectives included goals in the areas of business development, workforce, safety, specific cost initiatives and sales initiatives.

2007 Executive Management Performance Incentive Plan Target Setting and 2007 Results:  Performance targets for the financial objectives of the Executive Management Performance Incentive Plan are established at the beginning of each year. Each metric has a threshold, target, and maximum goal, with a potential funding of between 0 percent and 100 percent of the maximum award. At threshold performance, each goal would be funded at 25 percent of maximum, with 0 percent funding for performance below threshold. If performance is at the target level, the bonus will be funded at 50 percent of the maximum award. Adjustments to 2007 pre-tax earnings were made as a result of the reversal of certain ore stockpile sales that occurred in December 2006. As a result of these adjustments, revenue recognition on these transactions totaling $94 million was deferred until 2007. The Compensation Committee adjusted the 2007 Executive Management Performance Incentive Plan targets to take into account these adjustments and their impact on 2007 pre-tax earnings to ensure that management did not receive a windfall in 2007 under the Executive Management Performance Incentive Plan.

Each year, the Compensation Committee approves performance targets and ranges for each of the financial performance measures, taking into consideration management financial plans for the coming year, prior years’ performance, performance relative to other metals and mining companies, and the relative degree of difficulty of attaining performance goals under different product-pricing scenarios. Performance targets are approved each year by the Compensation Committee early in the year, with an adjustment as necessary for the specific impact of world pellet price settlements on price escalators in Cliffs’ contracts. This price adjustment is formulaic and objective, tied directly to Cliffs’ term supply agreements.

For 2007, the Executive Management Performance Incentive Plan was funded at 76.82 percent of the maximum bonuses for all named executive officers except Mr. Carrabba. Mr. Carrabba’s Executive Management Performance Incentive Plan bonus was funded at 72.98 percent. The Compensation Committee arrived at this funding level by taking the following factors into consideration:

•	2007 pre-tax earnings were reviewed and compared to adjusted maximum performance levels set at the beginning of 2007 of $422 million with an adjusted minimum and target performance levels of $281 million and $351 million. Preliminary results were $380.7 million. This factor was weighted 50 percent, resulting in funding of 35.44 percent of maximum bonuses.

•	Adjusted cost control was above the target established for the year, resulting in a funding multiple of 16.38 percent of maximum for this performance factor (weighted 25 percent).

•	The Compensation Committee evaluated corporate objectives established at the beginning of the year and rated those objectives at a performance level of 100 percent. This factor was weighted 25 percent, resulting in funding of 25 percent of maximum bonuses. Due to post acquisition performance of PinnOak and at the discretion of the Compensation Committee, Mr. Carrabba’s corporate objectives portion of the bonus was rated less than other named executive officers.

•	Bonuses for 2007 under the Executive Management Performance Incentive Plan were paid in the following amounts to the named executive officers:

Joseph A Carrabba	$1,021,706	William R. Calfee	$337,240
Laurie Brlas	$367,200	Randy L. Kummer	$212,023
Donald G. Gallagher	$381,027	David G. Gunning	$182,448

The specific performance goals for adjusted cost control are not disclosed as Cliffs believes, and the Compensation Committee concurs, that providing detailed information about Cliffs’ cost structure could limit its ability to negotiate supply agreements or spot sales on terms that would be favorable to its shareholders, thereby resulting in meaningful competitive harm. Likewise, Cliffs and the Compensation Committee believe that disclosing specific, non-quantitative corporate objectives for the year would provide detailed information on business operations and forward looking strategic plans to its customers and competitors that could result in substantial competitive harm.

The Compensation Committee did test the adjusted cost control performance targets by comparing to business plans, past performance, and the impact of cost per ton on the range of pre-tax earnings goals, including the impact under different product-pricing scenarios. Based on these evaluations, the Compensation Committee believes that the range of performance objectives established for 2007 were appropriately difficult to attain. Corporate objectives are subjective in nature and therefore the degree of difficulty cannot be readily quantified.

2008 Award Opportunities and 2008 Executive Management Performance Incentive Plan Performance Measures:  2008 bonus opportunities for senior officers, including the named executive officers, under the Executive Management Performance Incentive Plan again range from zero to a maximum of 100 percent of the officers’ maximum bonus opportunities for 2008. The maximum annual incentive opportunity for the Chief Executive Officer is 280 percent of base salary, and for each of the other named executive officers the target incentive ranges from 147 to 168 percent of base salary. The target annual bonus opportunity for named executive officers is 50 percent of the maximum bonus opportunity and the threshold annual bonus opportunity for named executive officers is 25 percent of the maximum bonus opportunity. For 2008, the Executive Management Performance Incentive Plan again uses a “performance scorecard” with multiple performance standards that are related to Cliffs’ annual business plan and current strategic priorities. For 2008, the Compensation Committee developed a scorecard targeted at those areas that it believed would most directly improve financial results for shareholders in the near term, while maintaining incentives for long-term strategic improvements. The elements and their respective weightings for 2008 are the same as those for the Executive Management Performance Incentive Plan for 2007.

2008 Executive Management Performance Incentive Plan Target Setting:  The specific performance targets for 2008 for pre-tax earnings and adjusted cost controls are not disclosed as Cliffs believes, and the Compensation

Committee concurs, that providing detailed information about Cliffs’ cost structure prior to the completion of the 2008 performance period could result in meaningful competitive harm.

Long-Term Incentives.  The objectives of Cliffs’ long-term incentives are to reward executives for sustained performance over multiple years while recognizing the potential volatility of industry conditions and limiting the potential for undue windfalls or losses to executives for factors outside of management’s control. In addition, Cliffs’ long-term incentive programs are designed to enhance retention of executives by delaying the vesting of compensation opportunities and to align the long-term interests of executives with shareholders through the use of equity to deliver compensation.

Administrative Process:  Long-term incentive awards for senior executives are generally made annually and are based on the executive’s position, experience, performance, prior equity-based compensation awards and competitive equity-based compensation levels. The grant date is the date of the Compensation Committee approval or a later date as set by the Compensation Committee. Grants for new hires or promotions are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for new hire or promotional grants is the date of such approval or such later date as the Compensation Committee determines. Cliffs does not time grants to coordinate with the release of material non-public information.

The review of market practices in 2007 indicated that Cliffs was approximate to the desired market pay positioning for total compensation, including long-term incentives, for named executive officers. As a result, the Compensation Committee maintained its grant guidelines for 2007.

Performance Share Program:  Performance shares continue to be the primary vehicle used by Cliffs to deliver long-term incentives. A performance share is the opportunity to earn a common share based on Cliffs’ performance over a three-year period, with potential funding between 0 percent and 150 percent of the target share grant depending on the level of performance against goals. Cliffs uses performance shares to reward for shareholder results relative to industry conditions, taking into consideration returns to shareholders as compared to other companies in the steel and mining industries.

Specifically, each executive officer is granted a target number of performance shares at the beginning of each three-year period. The total shareholder return for Cliffs and its performance peers identified below was historically measured quarterly on a cumulative basis since the beginning of the performance period and Cliffs was ranked relative to peers at the end of each quarter. At the end of three years, Cliffs calculated the average of these quarterly percentile rankings of total shareholder return performance relative to peers to determine the total performance over the three-year period and the number of shares earned at the end of the period. Funding for performance below threshold is zero percent. An absolute threshold is also provided for Return on Net Assets performance. If average Return on Net Assets is below 12 percent over the three years of the plan, then any payouts will be reduced by 50 percent regardless of relative total shareholder return. Return on Net Assets is defined as pre-tax income divided by average assets less average current liabilities, excluding short-term debt included in current liabilities, for each year of the plan. The calibration of the pay for performance relationship is as follows:

Performance Level
Performance Factor	Threshold	Target	Maximum

Relative total	35th%ile	55th%ile	75th%ile
shareholder return
Payout	50%	100%	150%
Pre-Tax Return on Net Assets	Calculated payout reduced 50% if Return on Net Assets is below 12% at the end of the three year period (approximately equivalent to the cost of capital on a pre-tax basis)

On March 12, 2007, the Compensation Committee adopted a new methodology for the calculation of payment of performance shares in connection with the 2007 Incentive Equity Plan. With respect to performance shares, a portion of the calculation was based on a cumulative quarter-by-quarter basis calculation of total shareholder return. Under the 2007 Incentive Equity Plan, the quarter-by-quarter portion of the calculation was eliminated, and the calculation is instead based on cumulative total shareholder return between the start and the end of the performance period. The Compensation Committee also gave participants in the prior plan the option of having the old or new methodology apply to their outstanding performance shares for the 2005-2007 and 2006-2008 performance periods. Ms. Brlas and Messrs. Carrabba and Gunning elected to apply the new methodology to their outstanding grants, and Messrs. Calfee, Gallagher and Kummer elected to continue to have the old methodology apply to their outstanding grants. While the total impact of this change cannot be calculated at this time given the 2006-2008 performance period has not been completed, the new methodology resulted in a higher total shareholder return performance factor for 2005-2007 performance shares. Subsequently, on May 12, 2008, the Compensation Committee determined that the election process was inconsistent with its “pay for performance” philosophy and determined to automatically pay the executives the amount generated by the new methodology if it is higher than the old methodology for the 2006-2008 performance period.

The performance peer group used for the relative performance share plan during the 2007-2009 cycle is as follows:

AK Steel Holding Corp.	Gerdau Ameristeel Corp.	Rio Tinto plc
Algoma Steel Inc.	IPSCO Inc.	Southern Copper Corp.
Arch Coal	Macarthur Coal	Steel Dynamics Inc.
Companhia Vale ADR	Nucor Corp.	Teck Cominco Ltd
Freeport-McMoran	Oxiana Limited	USX-US Steel Group

The peer group currently focuses on steel, metals and commodity mineral mining companies that will be generally affected by the same long-term market conditions as those that affect Cliffs. The Compensation Committee evaluates this peer group for each new cycle of the performance share plan and makes adjustments as needed based on changes in the industry makeup and relevance of Cliffs’ specific peers. During a cycle, any peer that is acquired, files for bankruptcy, or otherwise ceases to trade on a major stock exchange will be excluded from the calculation of relative performance for each quarter subsequent to the de-listing event. Beginning with the 2007-2009 grant, the Compensation Committee determined that the S&P Metals and Mining ETF total shareholder return would be substituted for the entire performance period for any peer that is acquired, files for bankruptcy, or otherwise ceases to trade on a major stock exchange. To date, the following companies have been excluded from the performance peer group: Algoma and IPSCO Inc. On May 12, 2008, the Compensation Committee also determined to amend the 2006 grant so that the participants would get the greater of the payout determined if the S&P Metals and Mining ETF is substituted in place of peer group companies that drop out of the peer group and the payout determined if no such substitution is permitted.

In January 2008, the Compensation Committee determined that, for the three-year performance period ended December 31, 2007, Cliffs achieved the 75th percentile with respect to its peer group for total shareholder return, a Return on Net Assets greater than 12 percent, and 100 percent with respect to the accomplishment of strategic objectives. This provided a total performance factor of 175 percent for the 2005-2007 performance periods. However, based on the application of the maximum value cap in place for grants before 2006, the actual payout was reduced to 77 percent of the uncapped value. A payout for such performance period was made in Cliffs common shares to all participants, including Messrs. Carrabba, Calfee, Gallagher, Kummer and Gunning, with a distribution date of February 27, 2008. The performance share award for the named executive officers for the 2005-2007 performance period is disclosed under the “2007 Option Exercises and Stock Vested Table” in footnotes 4 and 5.

Retention Units:  Starting in 2000, the Compensation Committee began granting a part of its incentive equity grants as retention units. The retention awards included in the Cleveland-Cliffs Inc Long-Term Incentive Plan and the 2007 Incentive Equity Plan assist Cliffs in retaining key executives throughout industry cycles by providing a minimum floor to the long-term incentive opportunity based solely on executives remaining with the company. In 2007, the Compensation Committee awarded executive officers 15 percent of their long-term incentive opportunity in the form of retention units. Each retention unit represents the value of one Cliffs common share and is payable in cash based upon the participant’s continued employment throughout the three-year retention period.

During 2007, the retention units granted on March 8, 2005 to the named executive officers employed on that date vested on December 31, 2007 and were paid out in cash on February 27, 2008, as shown in footnote 5 under the

“2007 Option Exercises and Stock Vested Table”. Cliffs’ closing share price on December 31, 2007 of $50.40 per share was used to determine the value of this payout.

2008-2010 Performance Share and Restricted Share Unit Awards:  On March 10, 2008, the Compensation Committee approved performance share and restricted share unit awards under the 2007 Incentive Equity Plan for Cliffs’ executives, including its named executive officers. 75 percent of the total value of the incentive award was made in the form of performance shares, while the remaining 25 percent was made in the form of restricted share units. Restricted share units are earned based on continued employment, are retention-based awards, vest at the end of the performance period used for the performance shares, and are payable in common shares at a time determined by the Compensation Committee in its discretion. The following amounts of performance shares and restricted share units were awarded to Cliffs’ named executive officers for the 2008-2010 performance period:

	Performance	Restricted
Name	Shares	Share Units

Joseph A Carrabba	34,500	11,500
Laurie Brlas	10,800	3,600
Donald G. Gallagher	10,650	3,550
William R. Calfee	8,100	2,700
Randy L. Kummer	6,150	2,050

The performance shares awards for the 2008-2010 performance period under the 2007 Incentive Equity Plan are subject to relative total shareholder return and three-year cumulative free cash flow performance metrics, and are intended to be paid out in common shares. Free cash flow is defined as cash from operations less capital expenditures. Further, the Compensation Committee resolved that, upon the occurrence of a change in control, all performance shares and restricted share units awarded for the 2008-2010 performance period will vest and become nonforfeitable, and will be paid out in cash. The specific performance targets for the cumulative free cash flow performance metrics are not disclosed as Cliffs believes, and the Compensation Committee concurs, that providing detailed information about Cliffs’ expectations prior to the completion of the 2008-2010 performance period could result in meaningful competitive harm.

Restricted Share Grants:  During 2007, the Compensation Committee did not award any restricted share awards to any of the current named executive officers. Restricted shares awarded to three named executive officers in 2005 vested on December 31, 2007. Mr. Stovash received a grant of 38,000 shares of restricted shares pursuant to the closing of the acquisition of PinnOak. His restricted shares were originally intended to vest 50 percent two years after date of grant and the remaining three years after date of grant. However, under the circumstances of his termination, Mr. Stovash’s shares vested in November 2007.

Retirement and Deferred Compensation Benefits

Defined Benefit Pension Plan:  Cliffs maintains a defined benefit pension plan, which it refers to as the Pension Plan, and a Supplemental Retirement Benefit Plan in which all of the named executive officers, except Mr. Stovash, are eligible for participation following one year of service. The Compensation Committee believes that pension benefits are a typical component of total remuneration for employees and executives in industries similar to Cliffs’ industry, and that providing such benefits is important to delivering a competitive package to retain employees. The objective of the Supplemental Retirement Benefit Plan is to provide benefits above the statutory limits for qualified pension plans for highly paid executives.

401(k) Savings Plan:  Under Cliffs’ 401(k) Savings Plan, executives are eligible to contribute up to 35 percent of base salary. Pre-tax contributions are limited by the annual Internal Revenue Service discrimination testing limits. For the calendar year 2007, employee pre-tax contributions are limited to $15,500. Cliffs matches 100 percent of employee contributions up to the first 3 percent and 50 percent for the next 2 percent. Additionally, Cliffs has a performance-based contribution that can be made annually to the 401(k) Savings Plan. The performance-based contribution was established to deliver as much as 10 percent of eligible 401(k) wages into the 401(k) Savings Plan when Cliffs meets certain financial performance targets.

Deferred Compensation Plan:  Under the Voluntary Non-Qualified Deferred Compensation Plan, or VNQDC Plan, the named executive officers and other senior management employees are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary, all or a portion of their annual incentive under the Executive Management Performance Incentive Plan and their share award or cash award that may be payable under the Long-Term Incentive Plan or the 2007 Incentive Equity Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit and addresses the goal of attracting and retaining talent.

Cash awards can be deferred into a cash deferral account or a share unit account. Share awards can only be deferred into share units. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate. Unit deferrals are denominated in Cliffs’ common shares and vary with Cliffs’ share price performance.

In order to encourage share ownership and the alignment of executive interests with shareholder interests, as well as to assist executives in meeting their share ownership guidelines (as discussed below under “Share Ownership Guidelines”), any cash compensation awards deferred into share units are matched with a 25 percent match by Cliffs that vests at the end of five years.

Finally, the VNQDC Plan provides that if a participant is entitled to receive a performance-based contribution under the 401(k) Savings Plan but is limited in the amounts that can be contributed to the 401(k) Savings Plan by certain Code limitations, then any such performance-based contributions in excess of the Code limits are deferred into the VNQDC Plan. These specific cash accounts are not convertible to share units.

Other Benefits.  Cliffs’ other benefits and perquisites for senior executives include company paid parking, personal financial services and company paid club memberships. These benefits are disclosed below in the “2007 Summary Compensation Table” under “All Other Compensation” and described in footnote 5.

Supplementary Compensation Policies

Cliffs uses several additional policies to ensure that the overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:

Share Ownership Guidelines:  The Board of Directors adopted share ownership guidelines to ensure that senior executives have a meaningful direct ownership stake in Cliffs and that the interests of executives are thereby aligned with shareholders. The guidelines call for the Chief Executive Officer to own shares equal in value to four-and-a-half times annual base salary. Other executives, depending on their level, are required to hold between one-and-a-half and two-and-a-half times annual base salary in shares. For awards made after January 1, 2007 under the 2007 Incentive Equity Plan, executives are not permitted to sell shares received under the Performance Share Program unless the executive is in compliance with the ownership guidelines, except as may be necessary to pay income taxes. An officer’s direct ownership of shares, including restricted shares and share units held in the VNQDC Plan, count toward meeting the share ownership guidelines.

Severance and Change in Control Agreements:  Cliffs has entered into severance agreements with all of the named executive officers that provide for certain payments upon termination following a change in control. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes that Cliffs may undergo a merger or be acquired. In addition, the Compensation Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire Cliffs is made, in that each of the named executive officers would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the shareholder’s best interests without regard to the executive officer’s personal financial interests.

The agreements generally provide for the following change-in-control provisions (see accompanying narrative below for more details):

•	Automatic vesting of unvested equity incentives upon change-in-control;

•	Two to three times annual base salary and target annual incentive as severance upon termination following a change in control, and continuation of welfare benefits between two to three years;

•	Full tax gross-up payments on any excise taxes imposed upon any change in control payments; and

•	Non-compete, confidentiality and non-solicitation provisions for executives who receive severance payments following a change in control.

Separation Agreement:  Effective October 3, 2008, Cliffs and Mr. Kummer terminated their employment relationship. In connection with this termination of the employment relationship, Cliffs and Mr. Kummer entered into a Separation Agreement and Release of Claims, or separation agreement. Under the separation agreement, Mr. Kummer will receive the following severance benefits:

•	a lump sum payment of $548,000, which is equal to two times Mr. Kummer’s base pay;

•	a lump sum payment of $160,000, which approximates Mr. Kummer’s expected payout under the Executive Management Performance Incentive Plan, pro-rated for service during 2008;

•	payouts for performance shares, retention unit and restricted share unit grants received by Mr. Kummer under Cliffs’ long-term incentive programs will be pro-rated based upon the length of Mr. Kummer’s employment during the applicable incentive periods;

•	restricted shares granted to Mr. Kummer in 2006 under the 1992 Incentive Equity Plan became non-forfeitable on October 3, 2008 as if Mr. Kummer had been involuntarily terminated without cause and will be paid in accordance with the terms of Mr. Kummer’s 2006 restricted share award agreement;

•	Mr. Kummer and his eligible dependants will be entitled to continuation of health insurance coverage for up to 24 months under certain circumstances; and

•	Mr. Kummer will be entitled to relocation assistance for up to 12 months, to the extent such benefits are not available through another employer, and outplacement assistance for up to 12 months.

The separation agreement also provides that Mr. Kummer may retain his company-provided laptop computer and contains customary provisions regarding confidentiality of Cliffs’ proprietary information and a two-year non-solicitation covenant. The separation agreement also contains a general release of claims against Cliffs and a covenant not to sue Cliffs.

Other Material Tax and Accounting Implications:  Section 162(m) of the Code limits the deductibility of certain executive compensation in excess of $1 million. The aggregate combination of distributions from the Executive Management Performance Incentive Plan, Long-Term Incentive Plan, vesting of restricted shares, and dividends on restricted shares has caused, with respect to 2007, the $1 million limit to be exceeded with respect to five of the named executive officers, and will cause the $1 million limit to be exceeded in subsequent years with respect to one or more of the named executive officers. In 2007, Cliffs’ shareholders approved the Executive Management Performance Incentive Plan, and the 2007 Incentive Equity Plan, which replaced the predecessor plans. Performance based compensation under the Executive Management Performance Incentive Plan and the 2007. Incentive Equity Plan will be exempt from the $1 million limit. Even with the adoption of these new plans, retention units and restricted share grants will still not qualify as performance based compensation and thus will be excluded from the calculation of the $1 million limit.

Summary Compensation Table

The following table sets forth the compensation earned by the named executive officers for services rendered to Cliffs and its subsidiaries for the fiscal years ended December 31, 2007 and 2006. This table discloses in column (c) the salary of each named executive officer. “Salary” under column (c) includes base salary before salary reduction contributions to Cliffs’ Benefits Choice Plan, which provides health, life and disability benefits, salary reduction contributions to the Savings Plan and salary reduction contributions to the VNQDC Plan. The VNQDC Plan is described more fully in the “— Compensation Discussion and Analysis” section above.

Column (d) of the table, “Bonus,” discloses special, non-incentive payments to certain executives, whether such payments were designated bonus or not. Such payments include payments in 2006 to Mr. Calfee in cash of 50 percent of the award he would otherwise have received as restricted shares under the 1992 Incentive Equity Plan. Since the restricted share agreements do not forfeit the restricted shares of employees who retire, Mr. Calfee, who is retirement eligible, was taxed on the value of the restricted shares on the date of grant. The payment of 50 percent of his award in cash was intended to assist him in paying the taxes on the restricted shares award. Column (d) also includes a special signing bonus and guaranteed bonus payable to Ms. Brlas who was employed as Cliffs’ Chief Financial Officer on December 11, 2006. Amounts payable to the named executive officers under the Executive Management Performance Incentive Plan are not shown in column (d), but are instead shown under column (f), “Non-Equity Incentive Plan Compensation.”

Column (e) of the table, “Stock Awards,” reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and December 31, 2006 in accordance with SFAS 123R of performance shares held by the named executive officers. Performance shares vest and become payable at the end of a three-year performance period. The performance share grants are described more fully in the “— Compensation Discussion and Analysis” section above.

Column (e) of the table, “Stock Awards,” also reflects an amount under SFAS 123R relating to retention units granted to the named executive officers under the Long-Term Incentive Plan or 2007 Incentive Equity Plan. The retention units are measured by the value of Cliffs’ common shares but are payable in cash rather than common shares. Such retention units vest and become payable at the end of the third year in the three-year period that includes the date of grant. The retention units are described more fully in the “— Compensation Discussion and Analysis” section above.

In addition, column (e) of the table, “Stock Awards,” reflects the amount under SFAS 123R relating to restricted shares held by the named executive officers under the 1992 Incentive Equity Plan. The restricted shares normally vest and the restrictions lapse at the end of the third year in the three-year period that includes the date of grant. The restricted share awards are described more fully in the “— Compensation Discussion and Analysis” section above.

As noted above, column (f), “Non-Equity Incentive Plan Compensation,” includes amounts payable to the named executive officers under the Executive Management Performance Incentive Plan. The Executive Management Performance Incentive Plan is described more fully in the “— Compensation Discussion and Analysis” section above. Column (f) also includes the amount of performance based contribution credited to the accounts of the named executive officers under the 401(k) Savings Plan and the VNQDC Plan for 2007 and 2006. Such performance based contribution is made on behalf of all salaried employees and is equal to 10 percent of 401(k) eligible wages for all salaried employees for 2007 and 2006. To the extent that such contribution caused the total contributions to the 401(k) Savings Plan to exceed certain Code limitations, the balance of the contribution was credited to the accounts of the named executive officers under the VNQDC Plan.

Column (g) of the table, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” includes accruals under the Pension Plan and the Supplemental Retirement Benefit Plan. The Pension Plan and Supplemental Retirement Benefit Plan are described more fully in the “— Compensation Discussion and Analysis” section above and before the Pension Benefits tables below.

Column (h) of the table, “All Other Compensation,” shows the combined value of the named executive officers’ perquisites. These perquisites include payments by Cliffs for parking, financial services and club memberships. Column (h) also includes matching contributions to the 401(k) Savings Plan and the VNQDC Plan. Other benefits are described more fully in the “— Compensation Discussion and Analysis” section above and before the Pension Benefits tables below.

2007 Summary Compensation Table

Change in
Non-Equity	Pension Value
Incentive	and
Plan	Nonqualified
Stock	Compen-	Deferred	All Other
Salary	Bonus	Awards	sation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	Earnings ($)	($)	($)
(a)	(b)	(c)(1)	(d)	(e)(1)(2)	(f)(1)(3)	(g)(4)	(h)(5)	(i)

Joseph A. Carrabba	2007	675,000	(6)	—	2,105,673	1,089,206	159,936	63,280	4,093,094
Chairman, President and	2006	520,833	(6)	—	909,353	752,083	125,300	106,382	2,413,951
Chief Executive Officer
Laurie Brlas	2007	376,250	(6)	—	482,586	404,825	32,225	29,361	1,325,247
Executive Vice President and	2006	22,228	(6)	399,700	(7)	27,383	2,222	—	502	452,034
Chief Financial Officer
Donald J. Gallagher	2007	389,250	(6)	—	955,825	419,952	513,938	109,309	2,388,274
President North American	2006	339,583	(6)	—	602,877	349,167	618,900	31,594	1,942,121
Iron Ore
William R. Calfee	2007	344,750	(6)	—	687,210	371,715	512,590	70,168	1,986,433
Executive Vice	2006	331,750	(6)	375,000	(8)	1,107,084	318,175	528,700	46,513	2,707,222
President-Commercial North American Iron Ore
Randy L. Kummer(9)	2007	259,750	(6)	—	754,437	237,998	49,047	28,607	1,329,840
Former Senior Vice President,	2006	244,750	(6)	—	791,053	199,475	34,900	18,150	1,288,328
Human Resources
Ronald G. Stovash(9)	2007	348,718	—	1,316,130	—	—	1,129,521	2,794,369
Former Chief Executive Officer and President, PinnOak
David H. Gunning	2007	184,083	(6)	—	715,847	200,856	193,571	(10)	56,294	(11)	1,350,651
Former Vice Chairman of the Board	2006	426,250	(6)	—	1,564,430	397,625	313,800	20,522	2,722,627

(1)	Columns (c), (e) and (f) reflect the salary, equity compensation and non-equity incentive compensation, respectively, of each named executive officer before pre-tax reductions for contributions to the 401(k) Savings Plan and/or the VNQDC Plan. Amounts by which salary, equity compensation and non-equity incentive compensation were reduced in 2007 pursuant to the named executive officers’ elections to make contributions to the VNQDC Plan are as follows: Carrabba — $33,750; Brlas — $26,337; and Calfee — $34,475. These amounts appear in column (b) of the “2007 Nonqualified Deferred Compensation Table” below.

(2)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), Accounting for Stock-Based Compensation, or SFAS 123R, of awards of restricted shares, performance shares and retention units, and thus includes amounts from awards granted in and prior to 2006 and 2007. For additional information, refer to Note 11 to Cliffs’ audited financial statements for the year ended December 31, 2007 included elsewhere in this joint proxy statement/prospectus, and Notes 11 and 12 to Cliffs’ audited financial statements in Item 8 of Cliffs’ Annual Reports on Form 10-K for the years ended December 31, 2006 and 2005, respectively. These types of awards are discussed in further detail in the “— Compensation Discussion and Analysis” section above under the headings “— Performance Share Program,” “— Retention Units” and “— Restricted Stock Grants.” See the “2007 Grants of Plan-Based Awards Table” for more detail on the awards of restricted shares, retention units and performance shares. Please note that the amounts shown in column (e) for 2006 differ from the amounts shown in column (e) of the 2006 Summary Compensation Table included in Cliffs’ proxy statement for the 2007 annual meeting because the amounts shown last year were the value of such awards on the dates granted in 2006 rather than the amounts recognized for financial statement reporting purposes.

(3)	The amounts in column (f) reflect the sum of (i) incentive bonus awards that were earned in 2007 under the Executive Management Performance Incentive Plan, which is discussed in further detail in the “— Compensation Discussion and Analysis” section above under the heading “— Annual Incentive Plan,” and were paid in cash to the named executive officers on February 22, 2008, and (ii) amounts allocated to the named executive officers as performance-based contributions under the 401(k) Savings Plan, which equaled in 2007 for all the participants under the 401(k) Savings Plan 10 percent of their 401(k) eligible wages. To the extent that such performance-based contributions exceeded Code limits for a qualified profit sharing plan, they were credited to the accounts of the executives under the VNQDC Plan. The amounts of the incentive bonus for 2007 for the named executive officers were: Carrabba — $1,021,706; Brlas — $367,200; Gallagher — $381,027; Calfee — $337,240; Kummer — $212,023 and Gunning — $182,448. Mr. Carrabba deferred $99,298 of his 2007 incentive bonus into the VNQDC Plan (as shown in column (b) of the “2007 Nonqualified Deferred Compensation Table” below). The amounts representing the performance-based contributions for 2007 under the 401(k) Savings Plan and/or the VNQDC Plan for the named executive officers are: Carrabba — $67,500; Brlas — $37,625; Gallagher — $38,925; Calfee — $34,475; Kummer — $25,975 and Gunning — $18,408. After reaching the maximum levels of pre-tax contributions to the 401(k) Savings Plan, the balance of the performance-based contributions for 2007 listed were deferred into the VNQDC Plan as follows: Carrabba — $45,000; Brlas — $15,125; Gallagher — $16,425; Calfee — $13,545 and Kummer — $23,449 (as shown in column (c) of the “2007 Nonqualified Compensation Table” below).

(4)	The amounts in column (g) reflect the actuarial increase in the present value of the named executive officers’ benefits under the Pension Plan and the Supplemental Retirement Benefit Plan, both of which are discussed in further detail in the “— Compensation Discussion and Analysis” section above under the heading “— Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in Cliffs’ financial statements and may include amounts that the named executive officer is not currently entitled to receive because his or her benefits are not fully vested. The increase in the value of the benefits in 2007 of the named executive officers under the Pension Plan were: Carrabba — $159,700; Brlas — $32,200; Gallagher — $513,800; Calfee — $512,200 and Kummer — $49,000. The increase in the value of the benefits of the named executive officers under the Supplemental Retirement Benefit Plan in 2007 were zero for each named executive officer. Laurie Brlas and Ronald Stovash were not eligible for pension or Supplemental Retirement Benefit Plan benefits in 2007. The amounts for above market interest in column (g) on deferred compensation in 2007 were: Carrabba — $235; Brlas — $25; Gallagher — $138; Calfee — $390; Kummer — $47 and Gunning — $47.

(5)	The amounts in column (h) reflect the combined value of the named executive officer’s perquisites attributable to Cliffs-paid parking, financial services, club memberships, restricted stock dividends, matching contributions made by and on behalf of the executives under the 401(k) Saving Plan and the VNQDC Plan.

The following table summarizes perquisites in 2007:

						Voluntary
						Non-Qualified
					401(k)	Deferred
					Savings	Compensation
			Financial		Plan	Plan	Restricted
		Paid	Svcs.	Club	Matching	Matching	Stock	Other
		Parking	($)	Memberships	Contributions	Contributions	Dividends	($)	Total
		($)	(a)	($)	($)	($)	($)	(b)	($)

Joseph A. Carrabba	2007	2,520	8,093	9,815	7,313	19,688	15,853	—	63,280
Laurie Brlas	2007	2,520	10,000	1,792	9,000	6,050	—	—	29,361
Donald J. Gallagher	2007	2,520	11,238	76,918	9,000	—	9,634	—	109,309
William R. Calfee	2007	2,520	7,457	46,401	8,570	5,220	—	—	70,168
Randy L. Kummer	2007	2,520	4,045	—	8,400	—	13,642	—	28,607
Ronald G. Stovash	2007	—	—	110,496	—	—	2,375	1,016,650	1,129,521
David H. Gunning	2007	1,050	—	1,378	7,363	—	5,741	40,762	56,294

(a)	Includes tax gross up on financial services paid for Messrs. Carrabba — $184; Gallagher — $293 and Calfee — $287.

(b)	Other Compensation for Mr. Stovash includes $520 payment as a result of waiving medical benefits, $1,008,130 separation payment and $8,000 vehicle allowance. Other Compensation for Mr. Gunning includes $40,762 paid to him as a consulting fee for serving as Cliffs’ representative on the board of directors of Portman and keeping current management apprised of developments relating to Portman.

(6)	The salary of the named executive officers includes their base salary before salary reductions for the Benefits Choice Plan, the 401(k) Savings Plan, and the VNQDC Plan. The 2007 401(k) salary deferrals of the named executive officers were: Carrabba — $7,875; Brlas — $11,250; Gallagher — $11,250; Calfee — $15,500; Kummer — $15,500; Stovash — $15,500 and Gunning — $13,806. The 2007 catch-up 401(k) salary deferrals for the named executive officers were: Carrabba — $4,800; Brlas — $4,800; Gallagher — $5,000; Calfee — $5,000; Kummer — $5,000; Stovash — $5,000 and Gunning — $5,000. The pre-tax contributions for the compensation earned in 2007 and deferred into the VNQDC Plan on behalf of the named executive officers were: Carrabba — $33,750; Brlas — $26,337 and Calfee — $34,475.

(7)	The amount shown in column (d) for Ms. Brlas reflects a signing bonus of $115,000 plus a Management Performance Incentive Plan bonus of $284,700. The Management Performance Incentive Plan bonus was intended to compensate her for the loss of a bonus from her prior employment.

(8)	Upon the granting of restricted shares on May 8, 2006, certain executives were then eligible to retire without forfeiting the restricted shares, thereby resulting in the restricted share being taxable to the executive immediately rather than when the restrictions lapsed. For such executives, it was determined to pay an amount in cash in lieu of half of the restricted shares that would otherwise be granted to the executive. Such cash would provide the executives with sufficient funds to pay federal, state and local income taxes on the total value of the restricted shares and the cash payment. The amounts in column (d) for Mr. Calfee reflect the cash paid in lieu of one-half of the restricted shares which would otherwise have been granted to him.

(9)	Effective October 3, 2008, Cliffs and Mr. Kummer terminated their employment relationship. Mr. Stovash became employed with Cliffs upon the acquisition of PinnOak on July 31, 2007 and was terminated from Cliffs effective November 5, 2007.

(10)	The lump sum present value of the benefits of Mr. Gunning accrued under the Supplemental Retirement Benefit Plan ($537,043) were paid to him upon his retirement on June 1, 2007.

(11)	Mr. Gunning retired from Cliffs on June 1, 2007 after 7 years of service. Upon his retirement, Mr. Gunning entered into a consulting agreement with Cliffs effective June 1, 2007. The consulting agreement provides that Mr. Gunning is to be paid an annual fee in quarterly installments in U.S. dollars for his service as a member of the Board of Directors of Portman serving on behalf of Cliffs. The consulting fee is based on the current retainer paid to the independent directors of Portman. Effective March 2008, the Portman directors’ retainers were increased from A$84,404 to A$95,000 (each, Australian dollars).

Grants Of Plan Based Awards

This table discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the awards under the Executive Management Performance Incentive Plan for 2007. See the “— Compensation Discussion and Analysis” section above for a description of the Executive Management Performance Incentive Plan. As is shown in footnotes 3 and 9 to the “2007 Summary Compensation Table,” the actual payouts for the named executive officers were: Carrabba — $1,021,706; Brlas — $367,200; Gallagher — $381,027; Calfee — $337,240; Kummer — $212,023; Gunning — $182,448 and Stovash — $0.

This table also shows in columns (g), (h) and (i) the potential payouts at the threshold, target and maximum levels of the 2007 performance share awards under the 2007 Incentive Equity Plan. Such performance shares are for a three-year period ending December 31, 2009.

The table also shows in columns (j) and (k) the actual numbers of awards granted and the grant date fair value of (1) restricted share awards under the 1992 Incentive Equity Plan and 2007 Incentive Equity Plan and (2) retention units under the Long-Term Incentive Plan and 2007 Incentive Equity Plan. The 2007 restricted shares awarded to Mr. Stovash vested on November 5, 2007 upon his termination. The 2007 retention units, granted to all named executive officers excluding Mr. Stovash, will vest at the end of a three-year period ending December 31, 2008.

2007 Grants of Plan-Based Awards Table

									All
									Other
									Stock	Grant
			Estimated Possible Payouts under						Awards:	Date Fair
			Non-Equity Incentive Plan			Estimated Future Payout(s)			Number of	Market
			Awards (Executive Management			under Equity Incentive Plan			Shares of	Value of
			Performance Incentive Plan)(1)			Awards (Performance Shares)(2)			Stock or	Stock
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Joseph A. Carrabba	3/27/2007	3/27/2007	350,000	700,000	1,400,000	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	31,450	62,900	94,350	11,100	2,085,690
Laurie Brlas	3/27/2007	3/27/2007	114,000	239,148	478,296	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	10,200	20,400	30,600	3,600	676,440
Donald J. Gallagher	3/27/2007	3/27/2007	118,200	248,220	496,440	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	10,625	21,250	31,875	3,750	704,625
William R. Calfee	3/27/2007	3/27/2007	104,400	219,492	438,984	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	5,610	11,220	16,830	1,980	372,042
Randy L. Kummer	3/27/2007	3/27/2007	65,750	138,075	276,150	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	5,525	11,050	16,575	1,950	366,405
Ronald G. Stovash	2/22/2007	2/22/2007	—	560,000	560,000	—	—	—	—	—
	7/31/2007	7/31/2007	—	—	—	—	—	—	38,000	1,316,130 (3)
David H. Gunning(4)	3/27/2007	3/27/2007	79,100	118,755	237,510	—	—	—	—	—
	3/13/2007	3/12/2007	—	—	—	14,705	29,410	44,115	5,190	200,777

(1)	Except as otherwise indicated, the amounts in column (d) reflect the threshold payment level under the Executive Management Performance Incentive Plan, which is 25 percent of the target amount shown in column (f). The amount shown in column (e) is 50 percent of the amount shown in column (f). These amounts are based on the individual’s current salary and position. Mr. Stovash’s target annual incentive was 80% of base salary and ranged from 0% to 140% of target.

(2)	The amounts in column (g) reflect the threshold payout level of performance shares under the 2007 Incentive Equity Plan, which is 50 percent of the target amount shown in column (h). The amount shown in column (i) is 150 percent of such target amount.

(3)	Mr. Stovash was granted restricted shares pursuant to his employment with Cliffs in connection with the acquisition of PinnOak Resources Ltd.

(4)	Mr. Gunning’s Executive Management Performance Incentive Plan bonus, performance share and retention unit awards are pro-rated for his retirement in 2007.

Outstanding Equity Awards At Fiscal Year-End

The following table shows in columns (b) and (c) the actual numbers of shares, and the fair market value of all (1) unvested restricted share awards under the 1992 Incentive Equity Plan and (2) unvested retention units under the Long-Term Incentive Plan or 2007 Incentive Equity Plan outstanding on December 31, 2007. The fair market value of each restricted share and retention unit on December 31, 2007 was $50.40.

The table also shows in columns (d) and (e), for the named executive officers, the actual numbers of performance shares and the fair market value as of December 31, 2007 of all unvested and unearned performance shares assuming a market value of $50.40 per share (the closing market price of Cliffs’ common shares on December 31, 2007) and assumes that the performance shares pay off at the target level.

Outstanding Equity Awards At 2007 Fiscal Year-End Table

	Stock Awards(1)
							Equity
							Incentive
							Plan
						Equity	Awards:
						Incentive	Market or
						Plan	Payout
						Awards:	Value
						Number of	of
					Market	Unearned	Unearned
			Number of		Value of	Shares,	Shares,
			Shares or		Shares or	Units	Units or
			Units of Stock		Units of	or Other	Other
			That		Stock	Rights That	Rights That
			Have Not		That Have	Have Not	Have Not
			Vested		Not	Vested	Vested
Name	Grant	Vesting	(#)		Vested ($)	(#)	($)
(a)	Date	Date	(b)(2)		(c)	(d)	(e)

Joseph A. Carrabba	05/22/05	05/23/08	5,066	(3)	255,326	—	—
	03/14/06	03/14/09	55,812	(3)	2,812,925	—	—
	05/08/06	12/31/08	4,980	(4)	250,992	28,220 (5)	1,422,288
	09/01/06	12/31/08	4,980	(6)	250,992	28,220 (6)	1,422,288
	03/13/07	12/31/09	11,100	(4)	559,440	62,900 (5)	3,170,160
Laurie Brlas	12/11/06	12/31/08	2,400	(7)	120,960	13,600 (7)	685,440
	03/13/07	12/31/09	3,600	(4)	181,440	20,400 (5)	1,028,160
Donald J. Gallagher	03/14/06	03/14/09	34,884	(3)	1,758,154	—	—
	05/08/06	12/31/08	2,520	(4)	127,008	14,280 (5)	719,712
	03/13/07	12/31/09	3,750	(4)	189,000	21,250 (5)	1,071,000
William R. Calfee	03/14/06	03/14/09	17,440	(3)	878,976	—	—
	05/08/06	12/31/08	2,340	(4)	117,936	13,260 (5)	668,304
	03/13/07	12/31/09	1,980	(4)	99,792	11,220 (5)	565,488
Randy L. Kummer	03/14/06	03/14/09	30,232	(3)	1,523,693	9,520 (5)	479,808
	05/08/06	12/31/08	1,680	(4)	84,672	11,050 (5)	556,920
	03/13/07	12/31/09	1,950	(4)	98,280	—	—
Ronald G. Stovash(8)	—	—	—		—	—	—
David H. Gunning(9)	05/08/06	12/31/08	3,660	(4)	184,464	20,740 (5)	1,045,296
	03/13/07	12/31/09	5,190	(4)	261,576	29,410 (5)	1,482,264

(1)	Normally, outstanding options would be listed in this table. There are no outstanding stock options for any named executive officers.

(2)	The amounts shown in this column reflect the number of unvested restricted shares granted under the Incentive Equity Plan and the number of retention units under the Long-Term Incentive Plan or 2007 Incentive Equity Plan. Unless otherwise indicated, all of these awards vest on the last day of the second year following the year in which the award was granted.

(3)	Reflects a grant of restricted shares.

(4)	Reflects a grant of retention units. Grant dates of 5/8/06, 9/1/06 and 12/11/06 pertain to the 2006-2008 performance period, and the grant date of 3/13/07 pertains to the 2007-2009 performance period.

(5)	Reflects grants of performance shares. Grant dates of 5/8/06, 9/1/06 and 12/11/06 pertain to the 2006-2008 performance period, and the grant date of 3/13/07 pertains to the 2007-2009 performance period.

(6)	This represents additional performance shares (28,220) and retention units (4,980) for the 2006-2008 performance period granted to Mr. Carrabba upon becoming Cliffs’ Chief Executive Officer.

(7)	This represents performance shares (13,600) and retention units (2,400) for the 2006-2008 performance period granted to Ms. Brlas upon becoming Cliffs’ Chief Financial Officer.

(8)	Mr. Stovash did not have any outstanding equity as of December 31, 2007.

(9)	Mr. Gunning received a grant of restricted shares on 3/14/06 that vests on 3/14/09. The shares became non-forfeitable upon his retirement. Restrictions were removed from 50 percent of the award to satisfy tax obligations.

Option Exercises and Stock Vested

Columns (b) and (c) in the following table set forth certain information regarding performance shares, retention units and restricted share awards that vested during 2007 for the named executive officers based on the applicable fair market value. None of Cliffs’ named executive officers had stock options during the fiscal year ended December 31, 2007 and thus could not exercise them.

2007 Option Exercises And Stock Vested Table

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
	Vesting		Vesting
Name	(#)		($)
(a)	(b)		(c)(1)

Joseph A. Carrabba(2)	5,066	(3)	186,479
	17,402	(4)	1,042,032
	2,280	(5)	114,912
Laurie Brlas(2)	—		—
Donald J. Gallagher	14,600	(6)	527,571
	18,776	(4)	1,124,307
	2,460	(5)	123,984
William R. Calfee	18,776	(4)	1,124,307
	2,460	(5)	123,984
Randy L. Kummer	24,336	(7)	1,226,534
	13,280	(4)	795,206
	1,740	(5)	87,696
Ronald G. Stovash(2)	38,000	(8)	1,609,490
David H. Gunning	50,000	(9)	1,435,250
	41,860	(10)	1,803,747
	25,088	(4)	1,502,269
	3,286	(5)	165,614

(1)	The value realized shown in column (c) is computed by multiplying the number of restricted shares, performance shares and retention units by the closing price of a Cliffs common share on the date of vesting. Except as otherwise noted, all awards vested on December 31, 2007. The closing price of a Cliffs common share on December 31, 2007 was $50.40.

(2)	The executive did not participate in the Long-Term Incentive Plan for the 2004-2006 performance period.

(3)	The restricted shares were granted on May 23, 2005. They vested on May 23, 2007 with a fair market value of $36.81.

(4)	This represents a performance share award granted on March 8, 2005 for the 2005-2007 performance period paid out to participants on February 26, 2008 at a fair market value of $59.88 per share on February 22, 2007. The performance shares would have been, based on the performance criteria, paid out at 175 percent.

However, because the maximum cap on payments, they were actually paid at 77 percent of the uncapped value.

(5)	This represents an award of retention units under the Long-Term Incentive Plan paid out to participants for the 2005-2007 performance period.

(6)	Pursuant to Mr. Gallagher’s restricted stock agreement, the shares became non-forfeitable upon his retirement eligibility. The shares vested on May 4, 2007 with a fair market value of $36.14.

(7)	The restricted shares were granted on March 8, 2005. They vested on December 31, 2007 with a fair market value of $50.40.

(8)	The restricted shares were granted on July 31, 2007. Pursuant to provisions in Mr. Stovash’s restricted share agreement, the shares vested on November 5, 2007 with a fair market value of $42.36 upon his involuntary termination without cause.

(9)	The restricted shares were granted on March 10, 2003. They vested on March 12, 2007 with a fair market value of $28.71.

(10)	The restricted shares were granted on March 14, 2006. Mr. Gunning retired from Cliffs on June 1, 2007. The grant became non-forfeitable upon his retirement. Restrictions were removed on 50 percent of the shares to satisfy the tax obligation. The balance of the shares will be released on March 14, 2009.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each named executive officer, except Mr. Stovash, and the number of years of service credited to each such named executive officer under the Pension Plan and the Supplemental Retirement Benefit Plan. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Cliffs’ financial statements.

The Pension Plan provides participants, including the named executive officers, with the greater of:

(a) the sum of:

(1) For service with Cliffs through June 30, 2008, his or her accrued benefit under the plan’s Final Average Pay Formula described below; and

(2) For service with Cliffs after June 30, 2008, his or her cash balance credits and interest under the Cash Balance Formula described below; or

(b) the sum of:

(1) For service with Cliffs through June 30, 2003, his or her accrued benefit under the Final Average Pay Formula described below; and

(2) For service with Cliffs after June 30, 2003, his or her cash balance credits and interest after June 30, 2003 under the Cash Balance Formula described below.

The Final Average Pay Formula provides a benefit that is generally based on a 1.65 percent pension formula. For each year of service up to June 30, 2003 or June 30, 2008, as the case may be, the plan provides 1.65 percent of Average Monthly Compensation. Average Monthly Compensation is defined as the average annual compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable date. The benefit is subject to an offset of 50 percent of Social Security benefits through the applicable date. Benefits are payable as an annuity, unreduced for early commencement, upon the attainment of normal retirement at age 65, or at 30 years of service. Benefits are payable as an annuity reduced for early commencement upon the attainment of age 55 with 15 years of service.

The Cash Balance Formula provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter, after the applicable date a credit is made to the account equal to a percentage of his or her pay ranging from four percent to ten percent based upon his or her age and service with transitional pay credits up to 13 percent during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.

The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the Executive Management Performance Incentive Plan to a participant during a calendar year. Pensionable earnings for each of Cliffs’ named executive officers during 2007 include the amount shown for 2007 in column (c) of the “2007 Summary Compensation Table” above, plus the amount of incentive compensation earned in 2006 and paid in 2007.

The Supplemental Retirement Benefit Plan generally provides the named executive officers with the benefits which would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The Supplemental Retirement Benefit Plan was amended effective for 2006 and future accruals to eliminate the annual payments and to provide that Supplemental Retirement Benefit Plan accruals will be paid at retirement. The Supplemental Retirement Benefit Plan provides for accruals to be paid out at retirement.

2007 Pension Benefits Table

		Number of
		Years	Present Value	Payments
		Credited	of Accumulated	During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)(2)	(e)

Joseph A. Carrabba	Salaried Pension Plan	2.7	39,100	—
	Supplemental Retirement Benefit Plan	2.7	999,400	—
Laurie Brlas	Salaried Pension Plan	1.1	11,500	—
	Supplemental Retirement Benefit Plan	1.1	20,700	—
Donald J. Gallagher	Salaried Pension Plan	26.4	731,200	—
	Supplemental Retirement Benefit Plan	26.4	815,800	—
William R. Calfee	Salaried Pension Plan	35.5	1,263,300	—
	Supplemental Retirement Benefit Plan	35.5	923,000	—
Randy L. Kummer	Salaried Pension Plan	7.3	88,700	—
	Supplemental Retirement Benefit Plan	7.3	63,000	—
Ronald G. Stovash(1)	—	—	—	—
David H. Gunning	Salaried Pension Plan	6.2	190,900	—
	Supplemental Retirement Benefit Plan	6.2	533,824	—

(1)	Mr. Stovash was not eligible to participate in pension benefits.

(2)	The present value of accrued benefits were calculated using a 6.00 percent discount rate, the assumption that the executive would receive the benefits at age 65 unless he or she is entitled to an unreduced benefit at an earlier age, and using the RP2000 mortality table.

Nonqualified Deferred Compensation

Pursuant to the VNQDC Plan, the named executive officers are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary, all or a portion of their annual incentive under the Executive Management Performance Incentive Plan, and their stock award or cash award that may be payable under the Long-Term Incentive Plan. Cash compensation awards deferred into stock units will be matched with a 25 percent match by Cliffs.

Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate. Stock awards, which can only be deferred into stock units, are denominated in Cliffs common shares and vary with Cliffs’ share price performance.

Additionally, the VNQDC Plan provides that if a participant is entitled to receive a discretionary performance based contribution under the 401(k) Savings Plan but is limited in the amounts which can be contributed to the 401(k) Savings Plan by certain Code limitations, then the balance of such performance based contribution will be credited to the participant’s account under the VNQDC Plan. Similarly, if a named executive officer’s salary reduction contributions to the 401(k) Savings Plan are limited by Code limitations, the amount that exceeds the limit will be credited to the executive’s account under the VNQDC Plan together with the Cliffs match he or she would have had under the 401(k) Savings Plan.

This table discloses in column (b), “Executive Contributions in Last Fiscal Year,” the contributions by each named executive officer to the VNQDC Plan. The contributions include pre-tax contributions of salary, pre-tax contributions of incentive bonuses, pre-tax contributions of stock awards, and pre-tax contributions of cash awards.

Column (c) of the Table, “Registrant Contributions in Last Fiscal Year,” includes matching contributions Cliffs made of behalf of the named executive officers to the VNQDC Plan and performance-based contributions authorized under the 401(k) Savings Plan that were credited to the VNQDC Plan.

Column (d) of the Table, “Aggregate Earnings in Last Fiscal Year,” includes interest earned on cash deferrals and dividends earned on deferred shares.

2007 Nonqualified Deferred Compensation Table

	Executive		Registrant	Aggregate		Aggregate
	Contributions		Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal		in Last Fiscal	Last Fiscal	Withdrawals /	Last Fiscal
	Year		Year	Year	Distributions	Year-End
Name	($)		($)	($)	($)	($)
(a)	(b)(1)		(c)(2)	(d)(3)	(e)	(f)(2)(4)

Joseph A. Carrabba	133,048	(2)	64,688	9,369	—	346,138
Laurie Brlas	26,337		21,175	842	—	48,457
Donald J. Gallagher	—		16,425	2,536,862	—	5,006,763
William R. Calfee	34,475		18,765	1,077,551	—	2,401,240
Randy L. Kummer	—		23,449	2,422	—	69,319
Ronald G. Stovash(5)	—		—	—	—	—
David H. Gunning	—		—	3,005	61,704	—

(1)	The amounts in column (b) represents pre-tax contributions of salary, incentive bonuses, and performance share and retention unit awards to the VNQDC Plan by the named executive officers. Mr. Carrabba deferred $99,298 of his 2007 bonus and $33,750 of his salary into the VNQDC Plan. Ms. Brlas and Mr. Calfee deferred only salary. All of these amounts are reported as 2007 compensation in the “2007 Summary Compensation Table” above.

(2)	The amounts in column (c) reflect the sum of (i) Cliffs’ matching contributions made on behalf of the named executive officers to the VNQDC Plan, and (ii) performance-based contributions authorized under the 401(k) Savings Plan but that were credited to the VNQDC Plan. The matching contributions for the named executive officers were: Carrabba — $19,688; Brlas — $6,050; and Calfee — $5,220. The performance-based contributions to the VNQDC Plan for the named executive officers were: Carrabba — $45,000; Brlas — $15,125; Gallagher — $16,425; Calfee — $13,545; and Kummer — $23,449. All of these amounts are reported as 2007 compensation in the “2007 Summary Compensation Table” above. Please note that the amounts shown in column (b) for Mr. Carrabba and in columns (c) and (f) differ from the amounts shown in the respective columns of the “2007 Nonqualified Deferred Compensation” table included in Cliffs’ proxy statement for the 2007 annual meeting as a result of recent SEC guidance to reflect certain amounts contributed to the VNQDC Plan during 2008.

(3)	The amounts in column (d) reflect the sum of (i) interest earned on cash deferrals, (ii) dividends earned on deferred shares, and (iii) the increase (or decrease) in the value of deferred common shares held in the participant’s account from January 1, 2007 through December 31, 2007. The interest earned by the named executive officers was: Carrabba — $9,370; Brlas — $842; Gallagher — $7,623; Calfee — $21,350;

Kummer — $2,422 and Gunning — $3,005. The dividends earned by the named executive officers were: Gallagher — $22,399 and Calfee — $9,892. A portion of dividends was reinvested into deferred common shares. The change in valuation of the deferred common shares for Messrs. Gallagher and Calfee was $2,506,840 and $1,046,310, respectively. None of these amounts are reported as 2007 compensation in the “2007 Summary Compensation Table” above.

(4)	Mr. Gallagher’s aggregate balance includes 96,356 deferred common shares and Mr. Calfee’s aggregate balance includes 39,800 deferred common shares. Cliffs common shares had a closing market price of $50.40 on December 31, 2007.

(5)	Mr. Stovash was not eligible to participate in nonqualified deferred compensation.

Potential Payments Upon Termination or Change of Control

The tables below reflect the compensation payable to Mr. Kummer and to each of the other named executive officers currently serving Cliffs in the event of termination of such executive’s employment under a variety of different circumstances, including the named executive officer’s voluntary termination, involuntary not-for-cause termination, and termination following a change of control. The amounts shown assume in all cases that such termination was effective as of December 31, 2007, and, unless indicated otherwise, reflect the two-for-one stock split effective May 15, 2008. All amounts shown are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Cliffs. Effective October 3, 2008, Cliffs and Mr. Kummer terminated their employment relationship. In connection with this termination of the employment relationship, Cliffs and Mr. Kummer entered into the separation agreement described in the “— Compensation Discussion and Analysis” section above under the heading “— Separation Agreement.” Although applicable rules and regulations require Cliffs to provide the potential payments disclosure for Mr. Kummer, the compensation and benefits Mr. Kummer will receive in connection with this termination of the employment relationship are as provided for in the separation agreement.

Payments Made Upon All Terminations

If a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment no matter the cause of termination. Such amounts include:

•	Salary through the date of termination;

•	Unused vacation pay;

•	Accrued and vested benefits under the Pension Plan, Supplemental Retirement Benefit Plan, 401(k) Savings Plan, and VNQDC Plan;

•	Undistributed performance shares and unpaid retention units for periods which have been completed; and

•	Restricted shares where the restrictions have lapsed.

Additional Payments Upon Involuntary Termination Without Cause

In the event that a named executive officer is terminated involuntarily without cause, he or she would typically receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the executive’s service with Cliffs, and the executive’s grade level. There is no legally binding agreement requiring that any such payments or benefits be paid to any named executive officer except in the case of a change in control prior to the termination:

•	Severance payments;

•	Continued health insurance benefits;

•	Out-placement services; and

•	Financial services.

Since all such benefits are at the discretion of the Compensation Committee, it is impossible to estimate the amount that would be paid in such circumstances.

On November 5, 2007, Mr. Stovash’s employment was terminated without cause. Within its discretion, Cliffs agreed to pay Mr. Stovash or provide Mr. Stovash with:

•	$78,000 representing pay until December 31, 2007;

•	A lump sum payment of $930,000 representing one year’s salary ($500,000), one year’s target bonus ($400,000), one year’s matching employer contributions under the applicable 401(k) plan ($18,000) and one year’s vehicle allowance;

•	Vesting of his restricted shares granted on July 31, 2007 valued at $1,609,490;

•	The benefits of his membership in the PinnOak Resources Employee Equity Incentive Plan valued at $2,500,000;

•	Continued coverage under Cliffs’ dental plans until December 31, 2007 valued at $65;

•	Use, at his own expense, of the Laurel Valley Golf Club and the Duquesne Club; and

•	One executive physical examination at the Greenbrier Clinic.

In return for such benefits, Mr. Stovash agreed not to disclose Cliffs’ trade secrets and not to become employed by certain of Cliffs’ competitors.

Additional Payments Upon Retirement

None of the named executive officers were eligible to retire on December 31, 2007 other than Mr. Calfee and Mr. Gallagher. In the event of any named executive officer’s retirement, the following additional amounts will be paid and additional benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	A pro-rata portion of the annual incentive award under the Executive Management Performance Incentive Plan for the year in which he or she retires;

•	Any unpaid annual incentive award under the Executive Management Performance Incentive Plan for the year prior to the year of retirement;

•	A pro-rata portion of his or her performance shares and retention units will be paid when such shares and units would otherwise be paid;

•	A pro-rata portion of any performance based contribution to the 401(k) Savings Plan and the VNQDC Plan for the year of retirement;

•	He or she will keep his or her restricted shares and the restrictions on sale of the shares will lapse at the end of the restriction period;

•	He or she will be entitled to retiree medical and life insurance for the rest of his or her life and the life of his or her spouse on the same terms as any other salaried employee hired prior to 1993; and

•	He or she will become vested in certain matching contributions under the VNQDC Plan provided that the amounts are not withdrawn until the end of the five year vesting period.

On June 1, 2007, Mr. Gunning retired from Cliffs after seven years of service. Because of his retirement, Mr. Gunning will receive the payments and benefits described above and described in the section under the heading “— Payments Made Upon All Terminations,” except that he is not entitled to retiree medical and life insurance since he was not hired until after the freezing of such benefit. Upon his retirement, Mr. Gunning entered into a consulting agreement with Cliffs effective June 1, 2007. The consulting agreement provides that Mr. Gunning is to be paid an annual fee in quarterly installments in U.S. dollars for his service as a member of the Board of Directors of Portman serving on behalf of Cliffs. The consulting fee is based on the current retainer paid to independent directors of Portman.

Additional Payments Because of Change in Control Without Termination

Under the terms of the Restricted Shares Agreements and Performance Share Agreements, the named executive officers are entitled to the following benefits upon the occurrence of a change in control, regardless of whether the employment of the named executive officer is terminated:

•	The restrictions on the restricted shares lapse immediately;

•	The performance shares vest immediately; and

•	The retention units vest immediately.

For this purpose, a “change in control” generally means the occurrence of any of the following events:

(1) Any one person, or more than one person acting as a group acquires ownership of stock of Cliffs that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Cliffs (subject to certain exceptions);

(2) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Cliffs possessing 35% or more of the total voting power of the stock of Cliffs;

(3) A majority of members of the board of directors of Cliffs is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

(4) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Cliffs that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Cliffs immediately prior to such acquisition or acquisitions.

Acquisitions of Cliffs stock pursuant to certain business combination or similar transactions described in Cliffs’ relevant equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•	the owners of Cliffs stock immediately prior to the business transaction own more than 55% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs stock;

•	no one person, or more than one person acting as a group (subject to certain exceptions), owns 30% or more of the combined voting power of the entity resulting from the business transaction; and

•	at least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent board of directors of Cliffs when the business transaction agreement was signed or approved by Cliffs’ board of directors. For purposes of this exception, the incumbent board of directors of Cliffs generally means those directors who were serving as of August 11, 2008 (or a prior date in the case of certain pre-2007 equity awards) or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

Except as it pertains to the definition of business combination or similar transactions, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs. Additionally, for certain equity awards made prior to the 2007 Incentive Equity Plan, issuances of Cliffs stock approved by the incumbent board of directors of Cliffs, acquisitions by Cliffs of its own stock and acquisitions of Cliffs stock by Cliffs’ employee benefit plans or related trusts also will not constitute a change in control.

The Compensation Committee amended the 2007 Incentive Equity Plan to correct the definition of a “Change in Control” so that performance shares and retention units awarded in 2007 and 2008 will not be earned as a result of the consummation of the merger. The Compensation Committee made this amendment, which was approved by the board of directors, because the Compensation Committee was of the view that, at the time that it approved the plan in 2007, it did not intend for awards under the plan to become earned in connection with transactions such as the merger. The Compensation Committee was advised by independent counsel with respect to the amendment of the plan. In the absence of this amendment, the performance share and retention unit awards would have been considered to be earned at the time of the merger at 100% of target levels, regardless of Cliffs’ performance, and required to be paid out in cash within 10 days of the merger. Absent the amendment to the 2007 Incentive Equity Plan, Cliffs estimates the total aggregate amount of the payments that would have been required to be made with respect to these accelerated performance shares and retention units would be approximately $69,180,881, assuming a price per Cliffs common share of $111.46, which was the closing price of Cliffs common shares on the NYSE on the last trading day prior to the announcement of the merger. It is possible that the amendment of the plan could be subject to challenge.

Additional Payments Upon Termination Without Cause after Change in Control

Each of the named executive officers has a written Severance Agreement which applies only in the event of termination during the two years after a change in control. If one of the named executive officers is involuntarily terminated during the two years after a change in control, for a reason other than cause, he or she will be entitled to the following additional benefits:

(1) A lump sum payment in an amount equal to three times (two times for Mr. Kummer) the sum of (A) base salary (at the highest rate in effect for any period prior to the termination date), plus (B) annual incentive pay at the target level for the current year or prior year whichever is greater.

(2) Coverage for a period of 36 months (24 months for Mr. Kummer) following the termination date, by health, life insurance and disability benefits.

(3) A lump sum payment in an amount equal to the sum of the future pension benefits which the executive would have been entitled to receive three years (two years for Mr. Kummer) following the termination date under the Supplemental Retirement Benefit Plan.

(4) Pro-rata incentive pay at target levels for the year in which the termination date occurs.

(5) Outplacement services in an amount up to 15 percent of the executive’s base salary.

(6) Post-retirement medical, hospital, surgical and prescription drug coverage for the lifetime of the executive, his or her spouse and any eligible dependents at the normal participant cost based on the executive’s age.

(7) A gross-up payment for any taxes imposed on the executive under Code Section 4999 relating to excess parachute payments.

(8) He or she will become vested in certain matching contributions under the VNQDC Plan provided that the amounts are not withdrawn until the end of the five-year vesting period.

(9) He or she will be provided perquisites for a period of 36 months (24 months for Mr. Kummer) comparable to the perquisites he or she was receiving before the termination of his employment or the change in control whichever was greater.

Similar benefits are paid if the executive voluntarily terminates his or her employment during the two years following a change in control by reason of any one of the following happening:

(1) Failure to maintain the executive in the office or position, or a substantially equivalent office or position, which the executive held immediately prior to a change in control;

(2) (A) A significant adverse change in the nature or scope of the executive’s authorities, powers, functions, responsibilities or duties, (B) a reduction in the executive’s base salary, (C) a reduction in the executive’s opportunity to receive incentive pay, or (D) the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or value thereof;

(3) A change in circumstances which has substantially hindered executive’s performance of his or her job;

(4) Certain corporate transactions;

(5) Cliffs relocates its principal executive offices in excess of 25 miles from the prior location; or

(6) Breach of the Severance Agreement.

For purposes of the Severance Agreements, “cause” generally means termination of an executive for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any Competitive Activity.

In order to receive benefits under the Severance Agreements, the named executive officers may not disclose Cliffs’ confidential and proprietary information, may not go into competition with Cliffs, and may not solicit Cliffs’ employees to leave Cliffs’ employment.

Potential Termination Payments to Named Executive Officers

The following tables show the benefits payable to Mr. Kummer and to the named executive officers currently serving Cliffs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2007 (provided, however, that Mr. Kummer’s actual compensation and benefits are described in the separation agreement as discussed above):

	Joseph A. Carrabba
	Voluntary				Termination
	Termination			Change in	without
	or			Control	Cause after
	for Cause		Involuntary	without	Change in
Benefit	Termination	Retirement	Termination	Termination	Control

Cash Severance	—	—	—	—	$4,200,000
Bonus	—	—	—	—	$700,000
Equity
Restricted Stock	—	—	$3,068,285	$3,068,285	$3,068,285
Grants
Performance Shares	—	—	$2,947,611	$6,014,736	$6,014,736
Retention Units	—	—	$520,167	$1,061,424	$1,061,424
Retirement Benefits
Pension	—	—	—	—	$1,579,307
Retiree Welfare	—	—	—	—	$122,563
Nonqualified Deferred	$201,825	—	$201,825	$201,825	$201,825
Compensation
Other Benefits
Health & Welfare	—	—	—	—	$32,886
Outplacement	—	—	—	—	$105,000
Perquisites	—	—	—	—	$55,545
Tax Gross-Ups	—	—	—	—	$5,971,611

Total	$201,825	—	$6,737,888	$10,346,270	$23,113,183

	Laurie Brlas
	Voluntary				Termination
	Termination			Change in	without
	or			Control	Cause after
	for Cause		Involuntary	without	Change in
Benefit	Termination	Retirement	Termination	Termination	Control

Cash Severance	—	—	—	—	$1,824,000
Bonus	—	—	—	—	$228,000
Equity
Restricted Stock	—	—	—	—	—
Grants
Performance Shares	—	—	$798,115	$1,713,600	$1,713,600
Retention Units	—	—	$140,844	$302,400	$302,400
Retirement Benefits
Pension	—	—	—	—	$152,777
Retiree Welfare	—	—	—	—	—
Nonqualified Deferred	$33,230	—	$33,230	$33,230	$33,230
Compensation
Other Benefits
Health & Welfare	—	—	—	—	$32,886
Outplacement	—	—	—	—	$57,000
Perquisites	—	—	—	—	$12,338
Tax Gross-Ups	—	—	—	—	$1,815,685

Total	$33,230	—	$972,189	$2,049,230	$6,171,916

	William R. Calfee
	Voluntary				Termination
	Termination			Change in	without
	or			Control	Cause after
	for Cause		Involuntary	without	Change in
Benefit	Termination	Retirement	Termination	Termination	Control

Cash Severance	—	—	—	—	$1,670,400
Bonus	—	$313,200	—	—	$208,800
Equity
Restricted Stock	—	—	$878,976	$878,976	$878,976
Grants
Performance Shares	—	—	$632,906	$1,233,792	$1,233,792
Retention Units	—	—	$111,689	$217,728	$217,728
Retirement Benefits
Pension	$2,268,187	$2,268,187	$2,268,187	—	$2,455,437
Retiree Welfare	$146,020	$146,020	$146,020	—	$148,405
Nonqualified Deferred	$2,387,695	$2,387,695	$2,387,695	$2,387,695	$2,387,695
Compensation
Other Benefits
Health & Welfare	—	—	—	—	$32,886
Outplacement	—	—	—	—	$52,200
Perquisites	—	—	—	—	$87,341
Tax Gross-Ups	—	—	—	—	—

Total	$4,801,902	$5,115,102	$6,425,473	$4,718,191	$9,373,660

	Donald J. Gallagher
	Voluntary				Termination
	Termination			Change in	without
	or			Control	Cause after
	for Cause		Involuntary	without	Change in
Benefit	Termination	Retirement	Termination	Termination	Control

Cash Severance	—	—	—	—	$1,891,200
Bonus	—	$354,600	—	—	$236,400
Equity
Restricted Stock	—	—	$1,758,154	$1,758,154	$1,758,154
Grants
Performance Shares	—	—	$835,173	$1,790,712	$1,790,712
Retention Units	—	—	$147,383	$316,008	$316,008
Retirement Benefits
Pension	$1,629,341	$1,629,341	$1,629,341	—	$2,060,387
Retiree Welfare	$140,432	$140,432	$140,432	—	$157,608
Nonqualified Deferred	$4,990,338	$4,990,338	$4,990,338	$4,990,338	$4,990,338
Compensation
Other Benefits
Health & Welfare	—	—	—	—	$32,886
Outplacement	—	—	—	—	$59,100
Perquisites	—	—	—	—	$242,537
Tax Gross-Ups	—	—	—	—	$2,208,140

Total	$6,760,111	$7,114,711	$9,500,821	$8,855,212	$15,743,470

	Randy L. Kummer
	Voluntary				Termination
	Termination			Change in	without
	or			Control	Cause after
	for Cause		Involuntary	without	Change in
Benefit	Termination	Retirement	Termination	Termination	Control

Cash Severance	—	—	—	—	$789,000
Bonus	—	—	—	—	$131,500
Equity
Restricted Stock	—	—	$1,523,693	$1,523,693	$1,523,693
Grants
Performance Shares	—	—	$504,565	$1,036,728	$1,036,728
Retention Units	—	—	$89,041	$182,952	$182,952
Retirement Benefits
Pension	$164,472	—	$164,472	—	$193,398
Retiree Welfare	—	—	—	—	—
Nonqualified Deferred	$45,870	—	$45,870	$45,870	$45,870
Compensation
Other Benefits
Health & Welfare	—	—	—	—	$22,420
Outplacement	—	—	—	—	$39,450
Perquisites	—	—	—	—	$4,708
Tax Gross-Ups	—	—	—	—	—

Total	$210,342	—	$2,327,641	$2,789,243	$3,969,719

Directors’ Compensation

Prior to May 1, 2008, Cliffs directors who are not Cliffs employees received an annual retainer fee of $32,500 and an annual equity award of $32,500. Effective May 1, 2008, the annual retainer fee and annual equity awards for independent directors of Cliffs were increased to $50,000 and $75,000, respectively. Board meeting fees and committee meeting fees are $1,500 and $1,000, respectively. The Lead Director annual retainer fee is $10,000. Annual committee chair retainers are as follows: Audit Committee, $10,000, and Board Affairs, Finance, and Compensation Committees, $5,000. Effective July 8, 2008, the Strategic Advisory Committee, originally an Ad Hoc Committee, was formalized by the Cliffs board of directors to be a standing committee. The committee chair of the Strategic Advisory Committee receives an annual retainer of $5,000. Employee directors receive no compensation for their service as directors.

The Nonemployee Directors’ Compensation Plan (as Amended and Restated as of January 1, 2005), which Cliffs refers to as the Directors’ Plan, implements the annual equity grant program referenced above. Directors who are under age 69 on the date of the annual meeting receive an automatic annual grant of $75,000 worth of restricted shares with a three-year vesting requirement. Nonemployee directors who are 69 years of age or older on the date of the Cliffs annual meeting receive an automatic annual grant of $75,000 worth of Cliffs common shares (with no restrictions).

The Directors’ Plan also provides that a director should own by the end of a four-year period either (1) 4,000 or more common shares or (2) common shares having a market value of at least $100,000, in accordance with the current Director Share Ownership Guidelines. If a nonemployee director meets these guidelines in December of each year, the director may elect to receive all or a portion of his or her annual retainer of $50,000 for the following year in cash. If the director does not meet these guidelines, the director is required to receive an equivalent value of $20,000 (increased from $15,000 as of May 1, 2008) in Cliffs common shares until he or she meets one of the two guidelines. Nonemployee directors may elect to receive up to 100 percent of their retainer and other fees in common shares. In addition, the Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or common shares. Beginning with the 2006 annual equity award, nonemployee directors may elect to receive deferred shares in lieu of their annual equity award of restricted common shares or common shares. A director may also elect that all cash dividends with respect to such restricted shares be deferred and reinvested in additional common shares during the restriction period of such restricted shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to the restriction described above will be paid to the director without restriction.

Nonemployee directors who joined the board before January 1, 1999 were able to participate in either the Retirement Plan for Non-Employee Directors adopted in 1984, which Cliffs refers to as the 1984 Plan, or the Nonemployee Directors Supplemental Compensation Plan established in 1995, which Cliffs refers to as the 1995 Plan. The 1984 Plan provides that a nonemployee director elected before July 1, 1995, with at least five years of service, receives during his or her lifetime after retirement an amount equal to the annual retainer currently paid to nonemployee directors. Under the 1995 Plan, a nonemployee director elected on or after July 1, 1995, with at least five years of service, receives after retirement a quarterly amount equal to fifty percent of the stated quarterly retainer in effect at the time of retirement for the period equal to the director’s continuous service. Under either plan, in the event of a “change in control” causing the director’s retirement, he or she receives the retirement payment prorated for any service less than five years. Directors who join the board on or after January 1, 1999 were not eligible to participate in either plan.

On January 14, 2003, the board of directors adopted respective amendments to both plans to provide for a voluntary immediate lump sum cash-out election of the present value of the accrued pension and deferred benefits to all nonemployee directors participating under both plans. Under the terms of both plans, as amended, the lump-sum benefit was payable to the participants on June 30, 2003. Of the 14 participants, three elected not to participate in the lump sum benefit. The aggregate value for participants electing a payout was approximately $2.3 million. The payout election by the 11 participants means those participants have no further opportunity for a pension adjustment under either plan for future changes in Cliffs’ annual retainer. Mr. Ireland is the only current active director eligible for a retirement benefit, which will be paid from the 1984 Plan. There are no active directors eligible for retirement benefits, and only two retired directors currently receive benefits under the 1995 Plan.

Cliffs has trust agreements with KeyBank National Association relating to the Directors’ Plan, the 1984 Plan and the 1995 Plan, in order to fund and pay Cliffs’ retirement obligations under these plans.

2007 Director Compensation Table

The following table, supported by the accompanying footnotes and narrative, sets forth for fiscal year 2007 all compensation earned by the individuals who served as Cliffs’ nonemployee directors at any time during 2007.

			Change in Pension Value
	Fees		and Nonqualified
	Earned or	Stock	Deferred	All Other
	Paid in	Awards	Compensation Earnings	Compensation	Total
Name	Cash ($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)(4)	(f)

R. C. Cambre	58,000	24,660	—	4,000	86,660
S. M. Cunningham	61,000	22,393	—	—	83,393
B. J. Eldridge	63,500	24,338	—	—	87,838
S. M. Green	22,954	15,343	—	—	38,297
J. D. Ireland III	70,000	24,660	1,196	—	95,856
F. R. McAllister	73,000	24,660	—	5,000	102,660
R. Phillips	56,000	29,821	—	—	85,821
R. K. Riederer	80,000	29,821	—	—	109,821
A. Schwartz	61,000	24,660	—	3,000	88,660
J. S. Brinzo(5)	125,000	384,263	—	16,080	525,343

(1)	The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2007 for annual director retainers, chairman retainers and meeting fees, whether received in required retainer shares, voluntary shares, or cash, or a combination thereof. Unless otherwise noted below, the amounts indicated were elected to be paid in cash.

Messrs. Cambre, Eldridge, and Schwartz elected to receive $32,500, $44,450, and $15,000, respectively, in Cliffs common shares. Messrs. Cunningham and Green did not meet the established Director Share Ownership Guidelines and were required to receive $15,000 and $6,440, respectively, in Cliffs common shares. Mr. Riederer elected to defer $15,000 in Cliffs common shares and Mr. Ireland elected to defer $15,000 in cash pursuant to the Directors’ Plan.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R, of awards of restricted shares and includes amounts from awards granted in and prior to 2007. For additional information specifically regarding Mr. Brinzo’s stock awards, refer to Note 11 to Cliffs’ audited financial statements for the year ended December 31, 2007 included elsewhere in this joint proxy statement/prospectus, and Notes 11 and 12 to Cliffs’ audited financial statements in Item 8 of Cliffs’ Annual Reports on Form 10-K for the years ended December 31, 2006 and 2005, respectively. In 2007, an automatic annual equity grant of 936 restricted shares having a grant date fair market value of $32,474.52 was made to each of the nonemployee directors listed above. Mr. Riederer elected to receive deferred shares in lieu of restricted shares under the Directors’ Plan.

As of December 31, 2007, the aggregate number of restricted shares subject to forfeiture held by each Nonemployee Director were as follows: Mr. Cambre — 3,976; Ms. Cunningham — 3,372; Mr. Eldridge — 3,916; Ms. Green — 936, Mr. Ireland — 3,976; Mr. McAllister — 3,976; Mr. Phillips — 3,976; Mr. Riederer — 1,732; and Mr. Schwartz — 3,976.

As of December 31, 2007, the aggregate number of unvested deferred shares credited to Mr. Riederer under the Directors’ Plan was 2,266.5498.

(3)	Mr. Ireland is the only independent director eligible for retirement benefits under the 1984 Plan. The aggregate change in the actuarial present value of Mr. Ireland’s benefit under the 1984 Plan is $1,196.

(4)	The amounts in this column, except as noted, reflect matching contributions made to educational institutions from the Cliffs Foundation on behalf of the director.

The Company donated $5,000 to the Boy Scouts Jamboree on behalf of Mr. McAllister who was the Chairman of the Relationship and Media Team for the U.S. contingent to the World Scout Jamboree in 2007.

(5)	Mr. Brinzo retired as Chairman of the board on May 8, 2007. As former Chief Executive Officer of Cliffs, Mr. Brinzo was not an independent director. The amount of cash compensation received in 2007 was paid pursuant to a compensation package approved by the Compensation Committee on August 17, 2006.

Mr. Brinzo received performance share grants as a Cliffs officer for performance periods 2005 to 2007 and 2006 to 2008. The amount listed of $348,263 is the SFAS 123R calculation of the value of outstanding performance shares and retention units for Mr. Brinzo’s service as a director.

Pursuant to Mr. Brinzo’s retirement agreement, he received $8,080 in investment counseling services and secretarial support valued at $3,000. Also, in connection with Mr. Brinzo’s retirement, Cliffs established a $5,000 annual scholarship in the name of Mr. Brinzo to one recipient entering his or her freshman year at Kent State University’s College of Business. Cliffs created this scholarship to honor Mr. Brinzo for his leadership of Cliffs and his dedication to education.

Equity Compensation Plan Information

The table below sets forth certain information regarding the following equity compensation plans as of December 31, 2007: the 1992 Incentive Equity Plan, the 2007 Incentive Equity Plan, the Management Performance Incentive Plan, the Executive Management Performance Incentive Plan and the Mine Performance Bonus Plan, which Cliffs refers to as the Mine Plan, the VNQDC Plan and the Directors’ Plan. Only the 1992 Incentive Equity Plan, the 2007 Incentive Equity Plan, the Directors’ Plan and the Executive Management Performance Incentive Plan have been approved by shareholders.

				Number of Securities
				Remaining Available for
			Weighted-Average	Future Issuance Under
	Number of Securities to		Exercise Price of	Equity Compensation
	be Issued Upon Exercise		Outstanding	Plans (Excluding
	of Outstanding Options,		Options, Warrants	Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	735,344	(1)	$5.42	2,000,878	(2)
Equity compensation plans not approved by security holders	—		—	—	(3)

Total	735,344		$5.42	2,000,878

(1)	Includes 723,544 performance share awards, an award initially denominated in shares, but no shares are actually issued until performance targets are met. The weighted-average exercise price of outstanding options, warrants and rights, column (b), does not take these awards into account.

(2)	Includes 1,842,306 common shares remaining available under the 2007 Incentive Equity Plan, which authorizes the Compensation Committee to make awards of option rights, restricted shares, deferred shares, performance shares and performance units (including up to 514,714 restricted shares and deferred shares); and 158,572 common shares remaining available under the Directors’ Plan, which authorizes the award of restricted shares, which we refer to as the annual equity grant, to directors upon their election or re-election to the board at the annual meeting and provides (i) that the directors are required to take $15,000 of the annual retainer in common shares unless they meet the director share ownership guidelines, and (ii) may take up to 100 percent of their retainer and other fees in common shares.

(3)	The Management Performance Incentive Plan, the Mine Plan, and the VNQDC Plan provide for the issuance of common shares, but do not provide for a specific amount available under the plans. Descriptions of those plans are set forth either above or below.

Management Performance Incentive Plan

The Management Performance Incentive Plan provides an opportunity for elected officers and other management employees to earn annual cash bonuses. Bonuses may also be paid in common shares. Certain participants in the Management Performance Incentive Plan may elect to defer all or a portion of such bonus into the VNQDC Plan. Each year the participants under the Management Performance Incentive Plan must make their cash bonus deferral election by December 31 of the year prior to the year in which the bonus is earned. A further election to exchange this bonus into shares may be made before payment of the bonus at a time selected by the Chief Executive Officer. Cliffs refers to these exchanged shares as bonus exchange shares. These participants may also elect at this time to have dividends credited with respect to the bonus exchange shares, either credited in additional deferred common shares, deferred in cash or paid out in cash in an in-service compensation distribution. In order to encourage elections to be credited with deferred common shares, the participants in the Management Performance Incentive Plan, who elect to have their cash bonuses credited to an account with bonus exchange shares, will be credited with restricted deferred common shares in the amount of 25 percent of the bonus exchange shares, referred to as bonus match shares. These participants must comply with the employment and non-distribution requirements for the bonus exchange shares during a five-year period for the bonus match shares to become vested and nonforfeitable.

Mine Plan

The Mine Plan provides an opportunity for senior mine managers to earn cash bonuses. Bonuses earned under the Mine Plan are determined and paid quarterly to the participants. Certain participants may elect to defer all or part of their quarterly cash bonuses under the VNQDC Plan. Participants in the Mine Plan may further elect to have his or her deferred cash bonus credited to an account with deferred common shares. Each year participants under the Mine Plan must make their bonus exchange shares election (for the four quarters of that year). Such elections must be made by December 31 of the year prior to the year in which the quarterly bonuses are earned. As with the participants electing bonus exchange shares under the Management Performance Incentive Plan, participants under the Mine Plan electing bonus exchange shares will receive or be credited with restricted bonus match shares in an amount of 25 percent of the bonus exchange shares with the same five-year vesting period.

VNQDC Plan

The VNQDC Plan, was originally adopted by the Cliffs board of directors to provide certain key management and highly compensated employees of Cliffs or its selected affiliates with the opportunity to defer receipt of a portion of their regular compensation in order to defer taxation of these amounts. The VNQDC Plan also permits deferral of bonus awards under the Management Performance Incentive Plan, the Executive Management Performance Incentive Plan, the Mine Performance Bonus Plan, or Mine Plan, and performance shares (awarded under the 1992 Incentive Equity Plan and 2007 Incentive Equity Plan). In addition, the VNQDC Plan contains the Management Share Acquisition Program, whose purpose is to provide designated management employees with the opportunity to acquire deferred interests in common shares through deferral of their bonuses. The VNQDC Plan also contains the Officer Share Acquisition Program, which permits elected officers who have not met the requirements of Cliffs’ Share Ownership Guidelines, to acquire deferred interests in common shares with compensation previously deferred in cash under the VNQDC Plan. When participants in the Management Performance Incentive Plan, the Mine Plan or the Management Share Acquisition Program or Officer Share Acquisition Program elect to have accounts credited with deferred common shares under the VNQDC Plan, they receive a match equal to 25 percent of the value of the deferred common shares that is credited by Cliffs to the accounts of participants.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as members of the Cliffs Compensation Committee in 2007 was or has been an officer or employee of Cliffs or engaged in transactions with Cliffs (other than in his or her capacity as a director of Cliffs). None of Cliffs’ executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a Cliffs director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than Mr. Carrabba, who is Chairman, President and Chief Executive Officer of Cliffs, none of the current directors of Cliffs has any material relationship with Cliffs (directly or as a partner, shareholder or officer of an organization that has a relationship with Cliffs). Each of the current directors of Cliffs (other than Mr. Carrabba) is independent within Cliffs’ director independence standards, which include exactly the NYSE director independence standards, as currently in effect and as they may be changed from time to time.

Since January 1, 2007, there have been no transactions between Cliffs and any of its independent directors other than compensation for service as a director.

Cliffs has entered into indemnification agreements with each current member of the Cliffs board of directors. The form and execution of the indemnification agreements were approved by Cliffs shareholders at the annual meeting convened on April 29, 1987. The indemnification agreements essentially provide that, to the extent permitted by the Ohio General Corporation Law, Cliffs will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the indemnification agreements, Cliffs has a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.

Cliffs and the USW reached an agreement in 2004 on a process under which the USW may designate a member of the board of directors provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee of the board of directors, and is elected by the full board. The designee would be subject to (i) annual nomination by Cliffs, (ii) election by vote of the Cliffs shareholders, and (iii) all laws and Cliffs policies applicable to the board of directors. This arrangement was renewed in September 2008 under a new labor agreement with the USW. The new labor agreement replaced the previous labor agreement that expired on September 1, 2008. Susan M. Green was proposed by the USW and first elected to the full board of directors at the annual meeting in 2007.

Jones Day is a law firm that Cliffs has retained for specific legal services, on a case-by-case basis, for over thirty years. The fees paid by Cliffs to Jones Day during 2007 were approximately $1.98 million, which amount is less than 1.0 percent of Jones Day’s gross revenues for 2007. Mr. Gunning is the father-in-law of Gina K. Gunning, a partner of Jones Day. During 2007, Ms. Gunning did not personally render legal services to Cliffs or supervise any attorney in the rendering of legal services to Cliffs, and Ms. Gunning did not receive any direct compensation from fees paid by Cliffs to Jones Day.

In 2007, Cliffs pledged $1.25 million over five years to build infrastructure to connect the William G. Mather Steamship Museum, also known as the Mather Museum, and the Great Lakes Science Center in Cleveland, Ohio. The Mather was Cliffs’ flagship for many years. The purpose of the donation is to preserve Cliffs’ history in the City of Cleveland. It will also make the Mather Museum a year round attraction. Mr. Brinzo, Cliffs’ former Chairman, President and CEO, was Chairman of the Great Lakes Science Center from 2004-2006. Mr. Ireland is a member of the Mather Museum’s Board of Trustees.

Cliffs recognizes that transactions between Cliffs and any of its directors or executive officers can present potential or actual conflicts of interest and create the appearance that its decisions are based on considerations other than the best interests of Cliffs shareholders. Pursuant to its charter, the Audit Committee reviews and approves all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

DESCRIPTION OF CLIFFS CAPITAL STOCK

The following is a summary of the terms and provisions of Cliffs’ capital stock. The rights of Cliffs shareholders are governed by the Ohio General Corporation Law, Cliffs’ amended articles of incorporation and regulations. This summary is qualified by reference to the governing corporate instruments of Cliffs to which we have referred you and applicable provisions of Ohio law. To obtain a copy of Cliffs’ amended articles of incorporation and regulations, see “Where You Can Find More Information” beginning on page 239.

Cliffs Common Shares

General

Cliffs has authorized 224,000,000 common shares, par value $0.125 per share. The holders of Cliffs common shares are entitled to one vote for each share on all matters upon which shareholders have the right to vote and, upon proper notice, are entitled to cumulative voting rights in the election of directors. Cliffs common shares do not have any preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund.

Holders of Cliffs common shares are entitled to receive such dividends as Cliffs directors from time to time may declare out of funds legally available therefore. Entitlement to dividends is subject to the preferences granted to other classes of securities Cliffs has or may have outstanding in the future. In the event of liquidation of Cliffs, holders of Cliffs common shares are entitled to share in any assets of Cliffs remaining after satisfaction in full of its liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of other classes of securities Cliffs has or may have outstanding in the future.

Cliffs common shares are listed on the NYSE under the symbol “CLF.”

The transfer agent and registrar for the Cliffs common shares is Computershare Trust Company, N.A.

Shareholder Rights Plan

On October 8, 2008, the directors of Cliffs authorized and declared a dividend consisting of one right for each Cliffs common share outstanding as of the close of business on October 29, 2008, or the rights record date. Each right initially represents the right to purchase one one-hundredth of one Cliffs common share at an exercise price per right of $175, on the terms and subject to the conditions set forth in the Rights Agreement dated as of October 13, 2008, by and between Cliffs and Computershare Trust Company, N.A., as rights agent, or the rights agreement. The rights agreement also provides, subject to specified exceptions and limitations, that each Cliffs common share issued or delivered by Cliffs (whether originally issued or delivered from Cliffs’ treasury) after the rights record date will be entitled to and accompanied by one right. In the absence of further action by Cliffs directors, the rights generally will become exercisable upon the occurrence of certain triggering events, including the acquisition by a person or a group of beneficial ownership (as such term is defined in the rights agreement and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in Cliffs common shares) of 10% or more of Cliffs outstanding common shares, or, in the case of a person or a group that currently beneficially owns 10% or more of Cliffs outstanding common shares, the acquisition by such person or group of beneficial ownership of any additional common shares of Cliffs (whether or not such person or group has disposed of beneficial ownership of any Cliffs common shares on or after the date of the rights agreement). Cliffs is entitled to redeem all (but not less than all) of the rights at a redemption price of $0.001 per right at any time prior to the time the rights become exercisable. Cliffs is also entitled to exchange the rights for Cliffs common shares after the rights become exercisable, in which case Cliffs would issue one common share for each right, subject to adjustment in certain circumstances. The rights will expire on October 29, 2011, unless earlier redeemed or exchanged by Cliffs in accordance with the rights agreement.

After the date the rights become exercisable, if a person or group acquires or has already acquired a percentage of Cliffs common shares in excess of the relevant threshold, all holders of rights (except such person or group that acquires or has already acquired a percentage of Cliffs common shares in excess of the relevant threshold) may exercise their rights upon payment of the purchase price to purchase a number of Cliffs common shares (or other securities or assets as determined by Cliffs directors) having a market value of two times the purchase price of the rights. Cliffs refers to the event described in the immediately preceding sentence as a flip-in event. After the date the rights become exercisable, if a flip-in event has already occurred and Cliffs is acquired in a merger or similar transaction, all holders of rights (except such persons and groups that acquire or have already acquired a percentage of Cliffs common shares in excess of the relevant threshold) may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Ohio Control Share Acquisition Statute

The Ohio Control Share Acquisition Statute requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20 percent or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within 10 days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation as well as by certain others, including many holders commonly characterized as arbitrageurs. The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to a corporation. Neither the Cliffs’ amended articles of incorporation nor its regulations contain a provision opting out of this statute.

Ohio Interested Shareholder Statute

Chapter 1704 of the Ohio Revised Code prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (Cliffs has not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10 percent or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding.

Preferred Stock

The Cliffs board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board can determine the number of shares of each series and the rights, preferences and limitations of each series, including dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences and the terms and conditions of issue. In some cases, the issuance of preferred shares could delay, defer or prevent a change in control of Cliffs and make it harder to remove present management, without further action by Cliffs shareholders. Under some circumstances, preferred shares could also decrease the amount of earnings and assets available for distribution to holders of Cliffs common shares if Cliffs liquidates or dissolves and could also restrict or limit dividend payments to holders of Cliffs common shares.

On July 16, 2008, 19,350 shares of Series A-2 preferred stock of Cliffs were converted to 2,574,800 Cliffs common shares (total common shares of Cliffs are being issued out of treasury) at a conversion rate of 133.0646, reducing the number of outstanding shares of Series A-2 preferred stock to 205 with a redemption value of $2.8 million on that date. Cliffs shares of Series A-2 preferred stock may be converted into its common shares based on the applicable conversion rate. As of June 30, 2008, the conversion rate was 133.0646 common shares of Cliffs for one share of Series A-2 preferred stock of Cliffs.

COMPARISON OF RIGHTS OF SHAREHOLDERS

As a result of the merger, in addition to the cash consideration, Alpha stockholders will be entitled to receive 0.95 of a common share of Cliffs for each share of Alpha common stock. The rights of holders of Cliffs common shares differ from the rights of holders of Alpha common stock. These differences arise in part from the differences between the DGCL and the Ohio General Corporation Law. Additional differences arise from the governing instruments of the two companies (in the case of Alpha, the Alpha certificate of incorporation, which we refer to as the Alpha certificate of incorporation, and the Alpha bylaws, which we refer to as the Alpha bylaws, and, in the case of Cliffs, the amended articles of incorporation and the regulations). Although it is impractical to compare all of the aspects in which the DGCL and the Ohio General Corporation Law and Alpha’s and Cliffs’ governing instruments differ with respect to shareholders’ rights, the following discussion summarizes the material differences between them.

All Alpha stockholders and Cliffs shareholders are urged to read carefully the relevant provisions of the DGCL and the Ohio General Corporation Law, as well as the Alpha certificate of incorporation, the Alpha bylaws, the Cliffs amended articles of incorporation, and the Cliffs regulations, which are available to Alpha stockholders and Cliffs shareholders upon request. See “Where You Can Find More Information” beginning on page 239.

Material Differences in Shareholder Rights

Amendment and Repeal of Bylaws and Regulations

Delaware.  The DGCL provides that stockholders of a corporation, and, when provided for in the certificate of incorporation, the board of directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Alpha.  The Alpha certificate of incorporation and Alpha bylaws grant the Alpha board of directors the power to amend and repeal the Alpha bylaws. Amendments to the Alpha bylaws are otherwise governed in accordance with the DGCL.

Ohio.  The Ohio General Corporation Law provides that only holders of a majority of the voting power of a corporation if acting at a meeting of shareholders, or two-thirds of the voting power of the corporation if acting by written consent, have the power to adopt, amend and repeal the code of regulations of a corporation. Under certain circumstances, a majority vote of “disinterested” shares is also required to amend or repeal the code of regulations of a corporation.

Cliffs.  Amendments to the Cliffs regulations are governed in accordance with the Ohio General Corporation Law. In contrast to Alpha, the Cliffs board of directors does not have the power to amend or repeal the Cliffs regulations.

Amendment of Charter Documents

Delaware.  The DGCL requires approval by the corporation’s board of directors and holders of a majority of the voting power of a corporation or, in cases in which class voting is required, by holders of a majority of the voting power of such class, in order to amend a corporation’s certificate of incorporation, unless otherwise specified in such corporation’s certificate of incorporation.

Alpha.  Amendments to the Alpha certificate of incorporation are governed in accordance with the DGCL with the exception that the affirmative vote of at least 90% of the combined voting power of all outstanding shares of Alpha common stock is required to alter, amend, repeal, or adopt any provision inconsistent with Article XI of the Alpha certificate of incorporation, which governs certain fiduciary duties with respect to the conduct of certain affairs of Alpha, that may involve specified parties that were controlling stockholders of Alpha at the time of its initial public offering and their affiliates and their respective officers and directors, and the powers, rights, duties and liabilities of Alpha and its officers, directors and stockholders in connection therewith. The provisions of Article XI ceased to have force or effect when such persons ceased to own five percent or more of Alpha common stock.

Ohio.  According to the Ohio General Corporation Law, an adoption by shareholders of an amendment to the articles requires approval by holders of two-thirds of the voting power of a corporation or, in cases in which class voting is required, by holders of two-thirds of the voting power of such class to amend a corporation’s articles of incorporation, unless otherwise specified in such corporation’s articles of incorporation. Pursuant to Section 1701.70(B) of the Ohio General Corporation Law, in certain circumstances, an amendment to a corporation’s articles of incorporation may be adopted by the corporation’s directors. For instance, pursuant to Section 1701.70(B)(6) of the Ohio General Corporation Law, unless otherwise provided in the articles of incorporation, the directors may adopt any amendment changing the name of the corporation.

Cliffs.  Amendments to the Cliffs articles of incorporation are governed in accordance with the Ohio General Corporation Law.

Cumulative Voting

Delaware.  The DGCL provides that stockholders of a corporation do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation of the corporation.

Alpha.  The Alpha certificate of incorporation does not grant Alpha stockholders the right to vote cumulatively in the election of directors.

Ohio.  The Ohio General Corporation Law provides that each shareholder of a corporation has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied unless the articles of incorporation of a corporation are amended to eliminate cumulative voting for directors.

Cliffs.  Neither the Cliffs articles of incorporation nor the Cliffs regulations eliminate the right of Cliffs shareholders to vote cumulatively in the election of directors.

Removal of Directors

Delaware.  The DGCL provides that a director or directors may be removed from office, with or without cause, by the holders of a majority of the voting power of a corporation, except that (i) in the case of a corporation that has a classified board, directors may be removed from office only for cause, unless the certificate of incorporation provides otherwise and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.

Alpha.  In accordance with the DGCL, the Alpha bylaws provide that a director may be removed with or without cause.

Ohio.  The Ohio General Corporation Law provides that a director may be removed from office by the board of directors if (i) such director has been found to be of unsound mind by an order of court, (ii) such director is adjudicated bankrupt, or (iii) such director fails to meet any qualifications for office. The Ohio General Corporation Law further provides that a director may be removed from office, with or without cause, by the holders of a majority of the voting power of a corporation, except that, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part, unless the articles of incorporation provides otherwise. Directors serving on a classified board may only be removed for cause.

Cliffs.  The removal of Cliffs directors is governed in accordance with the Ohio General Corporation Law. In contrast to Alpha, a Cliffs director may be removed by the board of directors.

Vacancies on the Board

Delaware.  The DGCL provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors to be elected by the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office or by a sole remaining director, unless the certificate of incorporation or the bylaws of a corporation provide otherwise.

Alpha.  Vacancies on Alpha’s board of directors are governed in accordance with the DGCL.

Ohio.  The Ohio General Corporation Law provides that vacancies on a corporation’s board of directors may be filled by a majority of the remaining directors of the corporation unless the governing documents of the corporation provide otherwise.

Cliffs.  The Cliffs regulations provide that vacancies on the Cliffs board of directors are governed in accordance with the Ohio General Corporation Law.

Right to Call Special Meetings of Shareholders

Delaware.  The DGCL permits special meetings of stockholders to be called by the board of directors and such other persons, including stockholders, as the certificate of incorporation or bylaws may provide. The DGCL does not require that stockholders be given the right to call special meetings.

Alpha.  The Alpha bylaws provide that, unless otherwise prescribed by the DGCL, special meetings may be called by the chairman of the Alpha board of directors, the chief executive officer or by resolution of the board of directors and shall be called by the chief executive officer or secretary upon the written request of not less than 10% of the stockholders in interest entitled to vote thereat.

Ohio.  The Ohio General Corporation Law provides that (i) the chairperson of the board, the president or, in case of the president’s death or disability, the vice president authorized to exercise the authority of the president, (ii) the directors by action at a meeting or a majority of the directors acting without a meeting, or (iii) holders of at least 25% of the outstanding voting shares of a corporation, unless the corporation’s articles or regulations specifies another percentage for such purpose (which may not be greater than 50%), have the authority to call special meetings of shareholders.

Cliffs.  In contrast to Alpha, according to the Cliffs regulations, special meetings may be called by (1) the chairman, president, or a vice-president, (2) by the directors by action at a meeting or by three or more directors acting without a meeting, or (3) by the person or persons who hold at least 25% of all shares outstanding and entitled to be voted on any proposal to be subjected at said meeting. The right to call special meetings of shareholders is otherwise governed in accordance with the Ohio General Corporation Law.

Shareholder Action Without a Meeting

Delaware.  The DGCL provides that any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of the outstanding stock having not less than the minimum number of votes otherwise required to authorize or take such action at a meeting of stockholders consent in writing, unless otherwise provided by a corporation’s certificate of incorporation. The record date to determine the stockholders entitled to consent to corporate action in writing is the date of first submission of the written consent to the corporation.

Alpha.  Actions by Alpha stockholders without a meeting are governed in accordance with the DGCL, except that the Alpha bylaws provide for the following procedure for the board of directors of Alpha to set the record date for stockholder action by written consent: any person seeking to have the Alpha stockholders authorize or take corporate action by written consent without a meeting shall request the Alpha board of directors to fix the record date by sending to the corporate secretary a written notice describing the action that the stockholder proposes to take by consent and providing some further information described in the Alpha bylaws. The board of directors will then have 10 days from receipt of such written notice to determine the validity of the request and adopt a resolution fixing the record date, which record date shall not be more than 10 days from the date of the board resolution. If the board of directors fails within 10 days to fix a record date, then the record date shall be the day on which the first written consent is delivered to the corporation.

Ohio.  The Ohio General Corporation Law provides that, except to the extent prohibited in the articles or regulations, any action that may be authorized or taken by shareholders of a corporation at a meeting of shareholders may be authorized or taken without a meeting with the unanimous written consent of all shareholders entitled to vote at such meeting.

Cliffs.  Actions by Cliffs shareholders without a meeting are governed in accordance with the Ohio General Corporation Law. In contrast to Alpha stockholders, Cliffs shareholders may only take action without a meeting by unanimous written consent (however, Cliffs shareholders may amend the Cliffs regulations to permit action by less than unanimous written consent upon the approval of at least two-thirds of the outstanding shares).

Provisions Affecting Control Share Acquisitions and Business Combinations

Delaware.  Section 203 of the DGCL provides generally that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the time the person became an interested stockholder, unless (1) the board of directors of the corporation has approved, prior to that acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL, or (2) if the corporation, by action of its stockholders taken with the favorable vote of a majority of the outstanding voting power of the corporation, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL, with such amendment to be effective 12 months thereafter.

Alpha.  The Alpha certificate of incorporation specifically provides that Alpha is exempted from Section 203 of the DGCL.

Ohio.  Chapter 1704 of the Ohio Revised Code prohibits an interested shareholder from engaging in a wide range of business combinations similar to those prohibited by Section 203 of the DGCL. However, in contrast to Section 203 of the DGCL, under Chapter 1704 of the Ohio Revised Code, an “interested shareholder” includes a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 restrictions do not apply under certain circumstances, including, but not limited to, the following: (1) if, prior to the interested shareholder’s share acquisition date, the directors of a corporation have approved the transaction or the purchase of shares on the share acquisition date, and (2) if a corporation, by action of its shareholders holding at least two-thirds of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 of the Ohio Revised Code shall not be applicable to the corporation.

Under the Ohio Control Share Acquisition Statute , unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an issuing public corporation can only be made with the prior approval of the shareholders of the corporation. A “control share acquisition” is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable a person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; 50% or more.

Cliffs.  Neither the Cliffs articles of incorporation nor the Cliffs regulations contain a provision that exempts Cliffs from Chapter 1704 of the Ohio Revised Code or the Ohio Control Share Acquisition Statute.

Rights of Dissenting Shareholders

Delaware.  The DGCL provides that appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless a corporation’s certificate of incorporation otherwise provides, the DGCL does not provide for appraisal rights if (1) the shares of the corporation are (x) listed on a national securities exchange or (y) held of record by more than 2,000 stockholders or (2) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. However, notwithstanding the foregoing, the DGCL provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of a merger agreement to accept for such stock anything except (1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (2) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (3) cash in lieu of fractional shares or fractional depository receipts as described above, or (4) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. See “Summary — Appraisal Rights of Alpha Stockholders” beginning on page 11 and “The Merger — Appraisal Rights of Alpha Stockholders” beginning on page 88. The DGCL does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide.

The DGCL provides, among other procedural requirements for the exercise of the appraisal rights, that a shareholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of stockholders. See Annex D for the full text of Section 262 of the DGCL governing the rights of appraisal.

Alpha.  The appraisal rights of Alpha stockholders are governed in accordance with the DGCL.

Ohio.  Under the Ohio General Corporation Law, dissenting shareholders are entitled to dissenters’ rights in connection with certain amendments to a corporation’s articles of incorporation and the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to dissenters’ rights. In addition, shareholders of an acquiring corporation are entitled to dissenters’ rights in any merger, combination or “majority share acquisition” in which such shareholders are entitled to voting rights. The Ohio General Corporation Law provides shareholders of an acquiring corporation with voting rights, and corresponding dissenters’ rights, if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction.

The Ohio General Corporation Law provides that a shareholder’s written demand must be delivered to a corporation not later than ten days after the taking of the vote on the matter giving rise to dissenters’ rights. See Annex E for the full text of Section 1701.85 of the Ohio General Corporation Law governing dissenters’ rights. See also “Summary — Dissenters Rights of Cliffs Shareholders” on page 12 and “The Merger — Dissenters’ Rights of Cliffs Shareholders” beginning on page 91.

Cliffs.  The dissenters’ rights of Cliffs shareholders are governed in accordance with the Ohio General Corporation Law.

Director Liability and Indemnification

Delaware.  The DGCL allows a corporation to include in its certificate of incorporation a provision eliminating the liability of a director for monetary damages for a breach of such director’s fiduciary duties as a director, except liability (1) for any breach of the director’s duty of loyalty to the corporation or the corporation’s stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and (4) for any transaction from which the director derived an improper personal benefit.

The DGCL permits a Delaware corporation to indemnify directors, officers, employees and agents (or any person serving, at the request of the corporation, as director or officer of another corporation, partnership, joint venture, trust or other enterprise) under certain circumstances, and mandates indemnification under certain circumstances. The DGCL permits a corporation to indemnify an officer, director, employee or agent for fines, judgments, or settlements, as well as for expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. Indemnification against expenses incurred by a director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee or agent is determined to be liable to the corporation, indemnification for expenses is not allowable in derivative actions, subject to limited exceptions when a court deems the award of expenses appropriate.

The DGCL grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a director or officer receiving such advances must agree to repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Alpha.  The Alpha certificate of incorporation contains a provision pursuant to which Alpha directors, officers, employees, and agents, and persons serving at the request of Alpha as a director, officer, employee, or agent of another corporation shall be indemnified to the fullest extent permitted by the DGCL. The Alpha certificate of incorporation also contains a provision excluding the personal liability of a director to Alpha or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. In addition to the provisions of the Alpha certificate of incorporation, the Alpha bylaws generally provide indemnification to Alpha’s directors and officers, and persons serving at the request of Alpha as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent provided by the DGCL. The Alpha bylaws also allow Alpha to purchase and maintain liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation, and provide for the advancement of expenses.

Ohio.  The Ohio General Corporation Law provides no comparable provision limiting the liability of officers, employees or agents of a corporation. However, unless a corporation’s articles of incorporation or code of regulations expressly states that such provision of the Ohio General Corporation Law is not applicable, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that such director’s action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, although such provision does not limit a director’s liability for the approval of unlawful loans, dividends or distributions of assets.

The Ohio General Corporation Law provides that a corporation may indemnify directors, officers, employees and agents within prescribed limits, and must indemnify them under certain circumstances. The Ohio General Corporation Law does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as otherwise provided by a corporation’s articles of incorporation or code of regulations, or by contract, except with respect to the advancement of expenses to directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive of Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify such persons.

The Ohio General Corporation Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Cliffs.  The Cliffs regulations provide for indemnification of Cliffs directors, officers, employees, and agents, or persons serving at the request of Cliffs as a director, officer, employee, or agent of another corporation to the fullest extent permitted by the Ohio General Corporation Law. The Cliffs regulations also contain a provision limiting the personal liability of a director to Cliffs or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Ohio General Corporation Law.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

Delaware.  The DGCL requires approval of mergers (other than so-called “parent-subsidiary” mergers where the parent company owns at least 90% of the shares of the subsidiary), consolidations and dispositions of all or substantially all of a corporation’s assets by a majority of the voting power of the corporation, unless the corporation’s certificate of incorporation specifies a different percentage. The DGCL does not require stockholder approval for (a) majority share acquisitions, (b) mergers (i) involving the issuance of 20% or less of the voting power of the corporation, (ii) governed by an agreement of merger that does not amend in any respect the certificate of incorporation of the corporation, and (iii) in which each share of stock of the corporation outstanding immediately prior to the effective date of the merger remains identical after the effective date of the merger, or (c) other combinations, except for business combinations subject to Section 203 of the DGCL.

Alpha.  Approval of mergers, acquisitions, share purchases and certain other transactions is governed in accordance with the DGCL. Alpha is exempt from Section 203 of the DGCL.

Ohio.  The Ohio General Corporation Law requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets, and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority).

Section 1701.59 of the Ohio General Corporation Law permits a director of a corporation, in determining what such director reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation’s shareholders, any of the following (1) the interests of the corporation’s employees, suppliers, creditors, and customers, (2) the economy of the state and nation, (3) community and societal considerations, and (4) the long-term as well as short-term interests of the corporation and the corporation’s shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Cliffs.  Approval of mergers, acquisitions, share purchases and certain other transactions is governed in accordance with the Ohio General Corporation Law.

Shareholder Rights Plan

Alpha.  Alpha does not have a stockholder rights plan.

Cliffs.  Cliffs has a shareholder rights plan with a 10% threshold. It is both a flip-in and flip-over plan and is triggered if a person or group acquires beneficial ownership of 10% or more of Cliffs’ outstanding common shares, or, in the case of a person or a group that currently beneficially owns 10% or more of Cliffs outstanding common shares, if such person or group acquires beneficial ownership of any additional common shares of Cliffs (whether or not such person or group has disposed of beneficial ownership of any Cliffs common shares on or after October 13, 2008, the date of the rights agreement). For further details pertaining to the Cliffs shareholder rights plan, see “Description of Cliffs Capital Stock — Shareholder Rights Plan” on page 216.

Certain Similarities in Shareholder Rights

Public Markets for the Shares

Common shares of Cliffs and shares of Alpha common stock are quoted on the NYSE. After the merger, common shares of the combined company, including those issued in connection with the merger, will be quoted on the NYSE.

Classification of Board of Directors

Delaware.  The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into two or three classes with staggered terms of office, with only one class of directors standing for election each year.

Alpha.  Neither the Alpha certificate of incorporation nor the Alpha bylaws call for the division of its board of directors into classes.

Ohio.  The Ohio General Corporation Law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into two or three classes with staggered terms of office, with terms of office (which need not be uniform) that do not exceed three years and which consist of not less than three directors in each class, subject to certain exceptions.

Cliffs.  Neither the Cliffs articles of incorporation nor the Cliffs regulations call for the division of its board of directors into classes. The Cliffs articles of incorporation, however, provide that if, and so often as, Cliffs is in default of its dividend payments to series A or series B preferred shareholders in an amount equal to six full quarterly dividends, whether or not consecutive and whether or not earned or declared, the affected class of shareholders is entitled to vote separately as a class in order to elect two directors in addition to any other directors then in office or proposed to be elected. The terms of these additional directors shall immediately terminate and the number of directors reduced accordingly at such time as the default is remedied pursuant to the provisions of the Cliffs articles of incorporation.

Class Voting

Delaware.  The DGCL provides that the holders of a particular class of shares are entitled to vote as a separate class with respect to certain amendments to a corporation’s certificate of incorporation, including, but not limited to, amendments that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of shares of such class, or otherwise adversely affect the holders of such class.

Alpha.  The Alpha certificate of incorporation provides that any increase or decrease in the authorized number of shares (but not below the number of shares then outstanding) of any class or classes of stock, or the creation, authorization, or issuance of any securities convertible into, or warrants, options, or similar rights to purchase, acquire, or receive, shares of any such class or classes of stock shall not be deemed to adversely affect the holders of preferred stock. Class voting by Alpha stockholders is otherwise governed in accordance with the DGCL.

Ohio.  The Ohio General Corporation Law provides that the holders of a particular class of shares are entitled to vote as a separate class with respect to amendments to a corporation’s articles of incorporation, including, but not limited to, amendments that decrease the aggregate number of issued shares of such class, increase or decrease the par value of shares of such class, or are otherwise substantially prejudicial to the holders of such class.

Cliffs.  The Cliffs articles of incorporation provide that if, and so often as, Cliffs is in default of its dividend payments to series A or series B preferred shareholders in an amount equal to six full quarterly dividends whether or not consecutive and whether or not earned or declared, the affected class of shareholders is entitled to vote separately as a class in order to elect two directors in addition to any other directors then in office or proposed to be elected.

The Cliffs articles of incorporation provide that the affirmative vote of the holders of at least a majority of the outstanding shares of the respective class of preferred stock shall be necessary to effect (1) the consolidation or merger of Cliffs with or into any other corporation to the extent any such consolidation or merger shall be required, pursuant to the Ohio General Corporation Law, to be approved by the holders of the respective class of shares of preferred stock voting separately as a class, or (2) the authorization of any shares ranking on a parity with the respective class of preferred shares including an increase in the authorized number of respective class of preferred shares.

The Cliffs articles of incorporation provide that the affirmative vote of the holders of at least two-thirds of the outstanding shares of the affected class of preferred stock shall be necessary to effect (1) any amendment, alteration or repeal of any of the provisions of the Cliffs articles of incorporation or regulations which affects adversely the preferences or voting rights of the holders of either class of preferred stock, subject to certain qualifications, (2) the authorization, creation, or increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case, ranking prior to the affected class of preferred stock, or (3) the purchase or redemption of less than all of the affected class of preferred stock the outstanding, subject to certain qualifications.

Preemptive Rights of Shareholders

Delaware.  The DGCL provides that no stockholder shall have any preemptive rights to purchase additional securities of a corporation unless the corporation’s certificate of incorporation expressly grants such rights.

Alpha.  The Alpha certificate of incorporation does not grant any preemptive rights to Alpha stockholders.

Ohio.  The Ohio General Corporation Law provides that no shareholder shall have any preemptive rights to purchase additional securities of a corporation unless the corporation’s articles of incorporation expressly grant such rights.

Cliffs.  The Cliffs articles of incorporation do not grant any preemptive rights to Cliffs shareholders.

Dividends

Delaware.  The DGCL provides that dividends may be paid in cash, property or shares of a corporation’s capital stock. The DGCL further provides that a corporation may pay dividends out of any surplus, and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (provided that such payment out of net profits will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Alpha.  The Alpha bylaws provide that the board of directors may declare dividends either out of the Alpha surplus, or in the case that there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the board of directors may, at its discretion, set apart, out of any funds of Alpha available for dividends, such sum or sums as may be deemed proper for working capital or as a reserve fund to meet contingencies or such other purposes as shall be deemed conducive to the interests of Alpha.

Ohio.  The Ohio General Corporation Law provides that dividends may be paid in cash, property or shares of a corporation’s capital stock. The Ohio General Corporation Law further provides that a corporation may pay dividends out of its surplus and if a dividend is paid out of capital surplus, the corporation must notify its shareholders as to the kind of surplus out of which it is paid.

Cliffs.  Dividends granted to Cliffs shareholders are governed in accordance with the Ohio General Corporation Law. Cliffs has outstanding shares of Series A-2 preferred stock entitled to a $32.50 dividend per annum.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial information of Cliffs, which is included elsewhere in this joint proxy statement/prospectus, and Alpha, which is incorporated by reference in this joint proxy statement/prospectus, and has been prepared to reflect the proposed merger involving the companies. The unaudited pro forma condensed consolidated statement of financial position as of June 30, 2008 is presented as if the merger and related financing had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008 assume that the merger had occurred on January 1, 2007. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations.

Cliffs will account for the merger as a purchase of Alpha by Cliffs, using the acquisition method of accounting in accordance with GAAP. Cliffs and Alpha expect that, upon completion of the merger, Alpha stockholders will receive approximately 37.0% of the outstanding common shares of the combined company in respect of their shares of Alpha common stock on a diluted basis and Cliffs shareholders will retain approximately 63.0% of the outstanding common shares of the combined company on a diluted basis. In addition to considering these relative voting rights, Cliffs also considered the proposed composition of the combined company’s board of directors and the board’s committees, the proposed structure and members of the executive management team of the combined company, and the premium to be paid by Cliffs to acquire Alpha in determining the acquirer for accounting purposes. Based on the weighting of these factors, Cliffs has concluded that it is the accounting acquirer.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Cliffs, which are included elsewhere in this joint proxy statement/prospectus, and Alpha, which are incorporated by reference from its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequent Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2008.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Cliffs and Alpha been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. For purposes of this unaudited pro forma condensed consolidated financial information, Cliffs has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates of their fair value. The purchase consideration, including certain acquisition and closing costs, will be allocated amongst the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the date of the merger. Any excess of the purchase price for the merger over the fair value of Alpha’s net assets will be recorded as goodwill. The final allocation is dependent upon certain valuations and other analyses that cannot be completed prior to the merger and are required to make a definitive allocation. The actual amounts recorded at the completion of the merger may differ materially from the information presented in the accompanying unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities, which may be significant.

Certain amounts in the historical consolidated Alpha financial statements have been reclassified to conform to Cliffs’ financial statement presentation. Additionally, Alpha coal revenues and cost of coal sales for the year ended December 31, 2007 have been reclassified to exclude changes in the fair value of coal and diesel fuel derivative contracts to conform to their 2008 presentation. Such reclassification adjustments had no effect on historical operating income or net income for the year ended December 31, 2007. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess Alpha’s accounting policies for any additional adjustments that may be required to conform Alpha’s accounting policies to those of Cliffs.

The preliminary purchase price allocation assumes the merger is consummated in 2008, and that it will be accounted for under Statement of Financial Accounting Standards No. 141, “Business Combinations.” Cliffs’ and Alpha’s managements believe that, assuming the requisite approvals of Alpha’s stockholders and Cliffs’ shareholders are obtained, the merger will be consummated in the fourth quarter of 2008. If the merger is consummated subsequent to December 31, 2008, it will be accounted for under Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations,” or SFAS 141(R), which is effective for Cliffs on January 1, 2009. SFAS 141(R) changes the methodologies for calculating purchase price and for determining fair values. It also requires that all transaction and restructuring costs related to business combinations be expensed as incurred, and it requires that changes in deferred tax asset valuation allowances and liabilities for tax uncertainties subsequent to the acquisition date that do not meet certain remeasurement criteria be recorded in the income statement among other changes. The consolidated statement of financial position and results of operations of the combined company could be materially different if the merger of Cliffs and Alpha were accounted for under SFAS 141(R).

CLIFFS NATURAL RESOURCES INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2008

			Pro		Pro
	Cliffs	Alpha	Forma		Forma
	Historical	Historical	Adjustments		Combined
	(In millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$320.4	$406.5	$(190.5	)(c)	$289.8
			(246.6	)(n)
Trade accounts receivable — net	291.9	257.3			549.2
Inventories	466.8	70.7	37.1	(d)	574.6
Supplies and other inventories	81.6	14.7			96.3
Derivative assets	157.9	84.2			242.1
Other	124.5	49.0	270.2	(d)(m)	443.7

TOTAL CURRENT ASSETS	1,443.1	882.4	(129.8)		2,195.7
PROPERTY, PLANT AND EQUIPMENT — NET	2,091.3	619.2	8,923.8	(d)	11,634.3
OTHER ASSETS
Investment in ventures	265.3	8.0	39.9	(d)	313.2
Marketable securities	102.4				102.4
Deferred income taxes	42.2	81.5	15.0	(d)
			(138.7	)(m)
Goodwill		20.5	(20.5	)(d)	3,943.9
			19.0	(l)
			3,924.9	(d)
Other	102.6	67.3	(8.7	)(d)	154.1
			11.9	(b)
			(19.0	)(l)

TOTAL OTHER ASSETS	512.5	177.3	3,823.8		4,513.6

TOTAL ASSETS	$4,046.9	$1,678.9	$12,617.8		$18,343.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$172.5	$119.7			$292.2
Current portion of long-term debt		290.0	$(287.5	)(d)	2.5
Accrued employment costs	67.7	50.1			117.8
Accrued expenses	71.2	20.5			91.7
Income taxes payable	103.2	5.8			109.0
State and local taxes payable	35.9	18.4			54.3
Environmental and mine closure obligations	6.8	8.7			15.5
Deferred revenue	9.0	7.5	(7.5	)(d)	9.0
Other	49.0	49.8	(2.6	)(d)	96.2
Below market coal sales contracts acquired-current			749.1	(d)	749.1

TOTAL CURRENT LIABILITIES	515.3	570.5	451.5		1,537.3
PENSIONS	98.9				98.9
OTHER POSTRETIREMENT BENEFITS	114.2	57.1			171.3
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	125.0	84.3			209.3
DEFERRED INCOME TAXES	238.5		3,193.9	(d)	3,293.7
			(138.7	)(m)
SENIOR NOTES	325.0				325.0
TERM LOAN	200.0	233.1	1,900.0	(b)	2,111.9
			11.9	(b)
			(233.1	)(n)
REVOLVING CREDIT	160.0	16.1	55.5	(b)	231.6
CONTINGENT CONSIDERATION	178.5				178.5
DEFERRED PAYMENT	99.1				99.1
OTHER LIABILITIES	141.5	49.9	(13.5	)(n)	177.9
BELOW MARKET COAL SALES CONTRACTS ACQUIRED-LONG TERM			659.0	(d)	659.0

TOTAL LIABILITIES	2,196.0	1,011.0	5,886.5		9,093.5
MINORITY INTEREST	187.1	1.2			188.3
3.25% REDEEMABLE CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK	19.6				19.6
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common shares — par value $0.125 per share	16.8	0.7	8.7	(a)	25.5
			(0.7	)(e)
Capital in excess of par value of shares	149.6	411.2	7,330.3	(a)	7,538.9
			59.0	(a)
			(411.2	)(e)
Retained earnings	1,589.5	275.0	(275.0	)(e)	1,589.5
Cost of common shares in treasury	(172.5)				(172.5)
Accumulated other comprehensive income (loss)	60.8	(20.2)	20.2	(e)	60.8

TOTAL SHAREHOLDERS’ EQUITY	1,644.2	666.7	6,731.3		9,042.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,046.9	$1,678.9	$12,617.8		$18,343.6

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CLIFFS NATURAL RESOURCES INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2008

			Pro		Pro
	Cliffs	Alpha	Forma		Forma
	Historical	Historical	Adjustments		Combined
	(In millions, except per share data)

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$1,333.6	$1,077.5	$347.3	(g)	$2,758.4
Freight and venture partners’ cost reimbursements	169.5	145.2			314.7
Other revenues		26.4			26.4

	1,503.1	1,249.1	347.3		3,099.5
COST OF GOODS SOLD AND OPERATING EXPENSES	(994.3)	(1,082.1)	(300.9	)(f)	(2,378.1)
			(0.8	)(h)

SALES MARGIN	508.8	167.0	45.6		721.4
OTHER OPERATING INCOME (EXPENSE)
Casualty recoveries	10.0				10.0
Royalties and management fee revenue	10.9				10.9
Selling, general and administrative expenses	(96.6)	(36.1)			(132.7)
Gain on sale of other assets	21.0				21.0
Miscellaneous — net	(1.9)	23.2			21.3

	(56.6)	(12.9)			(69.5)

OPERATING INCOME	452.2	154.1	45.6		651.9
OTHER INCOME (EXPENSE)
Interest income	11.9	3.0			14.9
Interest expense	(17.0)	(27.2)	26.6	(i)	(66.2)
			(48.6	)(j)
Loss on early extinguishment of debt		(14.7)			(14.7)
Other — net	0.3				0.3

	(4.8)	(38.9)	(22.0)		(65.7)

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY LOSS FROM VENTURES	447.4	115.2	23.6		586.2
PROVISION FOR INCOME TAXES	(121.6)	(15.6)	(28.5	)(k)	(165.7)
MINORITY INTEREST	(25.5)	0.2			(25.3)
EQUITY LOSS FROM VENTURES	(13.1)				(13.1)

NET INCOME	287.2	99.8	(4.9)		382.1
PREFERRED STOCK DIVIDENDS	(1.3)				(1.3)

INCOME APPLICABLE TO COMMON SHARES	$285.9	$99.8	$(4.9)		$380.8

EARNINGS PER COMMON SHARE — BASIC	$3.04				$2.32

EARNINGS PER COMMON SHARE — DILUTED	$2.73				$2.18

AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	94,031		69,962		163,993
Diluted	105,087		70,508		175,595

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CLIFFS NATURAL RESOURCES INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007

			Pro		Pro
	Cliffs	Alpha	Forma		Forma
	Historical	Historical	Adjustments		Combined
	(In millions, except per share data)

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$1,997.3	$1,647.5	$749.1	(g)	$4,393.9
Freight and venture partners’ cost reimbursements	277.9	205.1			483.0
Other revenues		33.2			33.2

	2,275.2	1,885.8	749.1		4,910.1
COST OF GOODS SOLD AND OPERATING EXPENSES	(1,813.2)	(1,761.9)	(597.9	)(f)	(4,174.1)
			(1.1	)(h)

SALES MARGIN	462.0	123.9	150.1		736.0
OTHER OPERATING INCOME (EXPENSE)
Casualty recoveries	3.2				3.2
Royalties and management fee revenue	14.5				14.5
Selling, general and administrative expenses	(114.2)	(58.6)			(172.8)
Gain on sale of other assets	18.4				18.4
Miscellaneous — net	(2.3)	8.9			6.6

	(80.4)	(49.7)			(130.1)

OPERATING INCOME	381.6	74.2	150.1		605.9
OTHER INCOME (EXPENSE)
Interest income	20.0	2.3			22.3
Interest expense	(22.6)	(40.2)	40.2	(i)	(119.8)
			(97.2	)(j)
Other — net	1.7	(0.1)			1.6

	(0.9)	(38.0)	(57.0)		(95.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY LOSS FROM VENTURES	380.7	36.2	93.1		510.0
PROVISION FOR INCOME TAXES	(84.1)	(8.6)	(31.8	) (k)	(124.5)
MINORITY INTEREST	(15.6)	0.2			(15.4)
EQUITY LOSS FROM VENTURES	(11.2)				(11.2)

INCOME FROM CONTINUING OPERATIONS	269.8	27.8	61.3		358.9
PREFERRED STOCK DIVIDENDS	(5.2)				(5.2)

INCOME APPLICABLE TO COMMON SHARES	$264.6	$27.8	$61.3		$353.7

EARNINGS PER COMMON SHARE (Continuing Operations) — BASIC	$3.19				$2.31

EARNINGS PER COMMON SHARE (Continuing Operations) — DILUTED	$2.57				$2.04

AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	82,988		69,962		152,950
Diluted	105,026		70,508		175,534

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1.	Basis of Presentation

On July 15, 2008, Cliffs and Alpha entered into the merger agreement. Upon the terms and conditions set forth in the merger agreement, Alpha stockholders will be entitled to receive 0.95 of a common share of Cliffs and $22.23 in cash on the date of the merger for each share of Alpha common stock. At the closing date of the merger, all outstanding shares of Alpha common stock will automatically be cancelled.

The accompanying unaudited pro forma condensed consolidated financial information presents the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Cliffs and Alpha, after giving effect to the Alpha merger adjustments described in these notes, and are intended to reflect the impact of the merger on Cliffs. Certain amounts in Alpha’s historical financial statements have been reclassified to conform to Cliffs’ presentation.

The acquisition was accounted for in the unaudited pro forma condensed consolidated financial information using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” or SFAS 141, whereby the total cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The allocation of the purchase price to acquired assets and liabilities in the unaudited pro forma condensed consolidated statement of financial position is based on management’s preliminary valuation estimates. Such allocations will be finalized based on additional valuation and other studies. Accordingly, the purchase price allocation adjustments and related impacts on the unaudited pro forma condensed consolidated financial information are preliminary and are subject to revisions, which may be material, after the closing of the merger.

As shown in adjustment 3(d) below, Cliffs expects the accounting for the acquisition of Alpha to result in a significant amount of goodwill. Goodwill is the excess cost of the acquired company over the sum of the amounts assigned to assets acquired less liabilities assumed. GAAP requires that goodwill not be amortized, but instead allocated to a level within the reporting entity referred to as the reporting unit and tested for impairment, at least annually. Cliffs currently believes that any goodwill created as a result of this acquisition will be assigned to its North American Coal segment.

The merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code. The merger is subject to certain regulatory approvals and customary closing conditions, including adoption of the merger agreement by Alpha’s stockholders and adoption of the merger agreement and the approval of the issuance of Cliffs common shares by the Cliffs shareholders. Subject to these conditions, it is anticipated that the merger will be completed in the fourth quarter of 2008.

Note 2.	Purchase Price (In Millions, Except Share and Per Share Amount)

At the closing date of the merger, all outstanding shares of Alpha common stock, including those resulting from the possible conversion of Alpha’s senior notes and restricted stock units, will automatically be canceled and holders of outstanding shares of Alpha common stock will be entitled to receive common shares of Cliffs at a conversion rate of 0.95 of a Cliffs common share for each share of Alpha common stock. Additionally, holders of outstanding shares of Alpha common stock will be entitled to receive $22.23 in cash for each share of Alpha common stock.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

As of June 30, 2008, the preliminary estimated total purchase price of the proposed transaction, exclusive of Alpha cash, based on the average Cliffs share price for the five business days surrounding and including the merger announcement date of $104.88 is as follows:

Cliffs share consideration:
Alpha common stock outstanding	$7,023
Alpha converted senior notes	315
Alpha restricted stock units	1
Fair value of stock option exchange	59

Total estimated stock consideration	7,398
Cash consideration:
Cash paid to Alpha stockholders	1,637
Cash portion of Alpha convertible senior notes	288
Estimated transaction costs	126
Cash portion of Alpha performance shares	75
Estimated change of control costs	20

Total estimated cash consideration	2,146

Total preliminary estimated purchase price	$9,544

For purposes of the unaudited pro forma condensed consolidated financial information, the cash consideration component of the preliminary estimated purchase price was estimated to be funded by $190.5 Cliffs cash on hand, $1,900.0 new debt, and $55.5 borrowings on Cliffs’ revolving credit facility.

The estimated total cash consideration of the proposed transaction was determined as follows:

Cash Paid to Alpha Stockholders

Alpha stock to be acquired (as of June 30, 2008)	70,482,861
Senior notes converted to Alpha stock	3,161,097
Alpha restricted stock units	14,093

Total shares subject to cash consideration	73,658,051
Cash consideration per share	$22.23

Cash paid to Alpha stockholders	$1,637

Cash Portion of Alpha Convertible Senior Notes

The $288 cash portion of Alpha convertible senior notes reflects the cash that would be required to be paid to repay the carrying value of the convertible senior notes upon their conversion at June 30, 2008. Additionally, upon closing, holders of the senior notes are entitled to receive Cliffs common shares in an amount equal to the excess conversion value over the principal amount, based on a defined conversion price formula, which is included in the Cliffs share consideration component of the total preliminary estimated purchase price.

Estimated Transaction Costs

The $126 estimated transaction costs reflect management’s estimate of direct costs associated with the proposed transaction, consisting primarily of financial advisory fees, legal and accounting fees. These estimates are preliminary and, therefore, are subject to change.

Cash Portion of Alpha Performance Shares

The $75 cash portion of Alpha performance shares reflects the cash payout by Cliffs for outstanding Alpha performance shares (vested and unvested) at the closing. Specifically, it is expected that 612,111 performance shares will be settled at a cash price of $121.87.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

Estimated Change of Control Costs

The $20 estimated change of control costs represents Cliffs’ obligation to fund certain Alpha change of control obligations for certain Alpha executives arising from the combination of Cliffs and Alpha.

The estimated total stock consideration of the proposed transaction is based on the average Cliffs share price for the five business day surrounding the merger announcement date as of July 16, 2008 and a conversion rate of 0.95 of a common share of Cliffs, is as follows:

Shares of Alpha Common Stock Outstanding

Estimated number of shares of Alpha stock to be acquired (as of June 30, 2008)	70,482,861
Exchange offer ratio	0.95

Cliffs common shares to be issued	66,958,718
Average market price of Cliffs common shares	$104.88

Share consideration	$7,023

Alpha Convertible Senior Notes

Senior notes converted to Alpha stock	3,161,097
Exchange offer ratio	0.95

Cliffs common shares to be issued	3,003,042
Average market price of Cliffs common shares	$104.88

Share consideration	$315

Alpha Restricted Stock Units

Estimated number of Alpha restricted stock units	14,093
Exchange offer ratio	0.95

Cliffs common shares to be issued	13,388
Average market price of Cliffs common shares	$104.88

Share consideration	$1

Note 3.	Pro Forma Adjustments (Table Amounts in Millions)

The unaudited pro forma condensed consolidated financial information includes the following pro forma adjustments to reflect (1) the effects of common shares issuance and additional financing necessary to complete the merger and (2) the allocation of the purchase price, including adjusting assets and liabilities to fair value, with related changes in revenues, costs and expenses:

(a) Reflects the issuance of 70.0 million Cliffs common shares in connection with the offer for all of the outstanding shares of Alpha common stock, including the possible conversion of Alpha’s convertible senior notes as well as restricted stock units. The issuance of Cliffs common shares totals $8.7 million at $0.125 per share par value and capital in excess of par of $7,330.3 million. Additionally, the pro forma adjustment reflects an estimated adjustment of $59.0 million to capital in excess of par for the fair value of Alpha stock options exchanged for Cliffs stock options, which was estimated using a Black-Scholes option pricing model. In connection with the proposed merger, each outstanding stock option of Alpha (unvested and vested) shall accelerate and become immediately exercisable. The vested and exercisable stock options of Alpha will then be exchanged for vested stock options of Cliffs with substantially the same terms and conditions that were

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

applicable under the Alpha stock plan. The $59.0 million represents the estimated fair value of the Cliffs vested stock options awarded to Alpha stock option holders, determined using a Black-Scholes option pricing model. Regarding Alpha’s outstanding performance shares, in connection with the proposed merger, each outstanding unvested performance share of Alpha shall vest and all performance shares will be settled with a cash payment. The estimated cash payment has been included as a component of the cash consideration element of the total preliminary estimated purchase price.

(b) Reflects the estimated $1,900.0 million issuance of debt by Cliffs for the portion of cash consideration paid to Alpha stockholders in connection with the offer for all of the outstanding shares of Alpha common stock as well as the estimated $11.9 million deferred debt issuance costs incurred by Cliffs in connection with the debt issuance. Additionally, the pro forma adjustment reflects the estimated $55.5 million borrowings on Cliffs’ revolving credit facility.

(c) Reflects the estimated $190.5 million net payment of cash from Cliffs cash on hand for consideration paid to Alpha stockholders in connection with the offer for all of the outstanding shares of Alpha common stock and retirement of Alpha’s senior notes, as well as estimated transaction costs and estimated change of control costs, as follows:

Proceeds from term loan	$1,900.0
Borrowings on revolving credit facility	55.5
Cash paid to Alpha stockholders	(1,637.0)
Cash portion of Alpha convertible senior notes	(288.0)
Estimated transaction costs	(126.0)
Cash portion of Alpha performance and restricted stock units	(75.0)
Estimated change of control costs	(20.0)

Net estimated cash consideration	$(190.5)

The cash payments identified in the preceding table are considered non-recurring payments related to the merger, and such amounts were not considered in the pro forma condensed consolidated statements of operations for the year ended December 31, 2007 or six-months ended June 30, 2008.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

(d) The net assets to be acquired from Alpha, the pro forma adjustments to reflect the fair value of Alpha’s net reported assets and other purchase accounting adjustments are estimated as follows:

Alpha net assets on June 30, 2008	$666.7
Adjustment to eliminate historical Alpha goodwill	(20.5)
Adjustment to eliminate historical Alpha debt paid in merger	287.5
Adjustment to fair value of inventories*	37.1
Adjustment to accelerate amortization of Alpha debt issuance costs	(8.7)
Adjustment to fair value of property, plant and equipment	8,923.8
Adjustment to fair value of below market sales contracts (current)	(749.1)
Adjustment to fair value of below market sales contracts (long-term)	(659.0)
Adjustment to fair value of equity method investment	39.9
Adjustment to fair value of deferred revenue	7.5
Adjustment to fair value of other current liabilities	2.6
Adjustment to fair value of deferred tax assets	15.0
Adjustment to deferred taxes to reflect fair value adjustments	(2,923.7)

Net assets and liabilities acquired	5,619.1
Preliminary allocation to goodwill	3,924.9

Total purchase price	$9,544.0

*The estimated expense associated with the amortization of the purchase price allocation to the fair value of the acquired inventory is expected to occur within the 12 months succeeding the merger based on Alpha’s historical inventory turnover ratio. Such charges were not considered in the pro forma condensed consolidated statements of operations.

The allocation of the purchase price is based on management’s preliminary estimates and certain assumptions with respect to the fair value of the acquired assets and assumed liabilities. The ultimate fair values of the assets acquired and liabilities assumed will be determined as of the date of the close of the merger and may differ materially from the amounts disclosed above in the pro forma purchase price allocation due to changes in fair value of the related assets and liabilities between June 30, 2008 and the close of the merger, and as further and more comprehensive analysis is completed, which may include the identification of certain intangible assets not included above. As a result, the actual allocation of the purchase price, and the corresponding amortization, may result in different adjustments than those noted above.

(e) Reflects the elimination of Alpha’s historical stockholders’ equity.

(f) Reflects the estimated depreciation, depletion and amortization expense associated with the preliminary fair value adjustment of $8,923.8 million to property, plant and equipment, which includes mineral properties and rights. For purposes of preparing the unaudited pro forma condensed consolidated financial information, management assumed average estimated remaining useful lives ranging from five to approximately 25 years for the underlying fixed assets and mineral properties and rights.

(g) Reflects the estimated amortization associated with the $1,408.1 million preliminary fair value adjustment to below market sales contracts, which was estimated utilizing current market conditions. For purposes of preparing the unaudited pro forma condensed consolidated financial information, management assumed a delivery period under these contracts of approximately two years for the underlying below market sales contracts.

The below market sales contracts are numerous metallurgical and steam coal contracts entered into prior to June 30, 2008, with pricing commitments below the current market value of the product. As a general rule, the contracts range in duration from one to three years, with a few exceptions.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

Market dynamics for coal have significantly changed since late 2007 and early 2008, with demand exceeding supply, causing a significant increase in prices being paid for coal during such period. The interest (and in some cases investments already made) that international companies have shown in the U.S. coal industry is further evidence of the changing landscape. Pricing on contracts being signed post-June 2008 are, generally speaking, significantly higher than those signed in 2006, 2007, and early 2008 time periods.

To determine the $1,408.1 million liability, approximately 31 million tons of contracted tonnage through the end of 2010 was considered in the computation. Based upon Cliffs’ and Alpha’s view of the market, it was determined that the sales contracts covering these tons were on average approximately $58 per ton below current market. Contracts entered into around June 30, 2008 were then indicative of very favorable pricing, supporting Cliffs’ and Alpha’s view of existing below market contracts. The increased revenue would be offset by additional royalty and severance tax expense of approximately $4 per ton as these expenses vary with sales price, making the net undiscounted liability approximately $54 per ton. The liability was then discounted based upon the year the contracted tonnage is to be delivered to arrive at the $1,408.1 million.

(h) Reflects the estimated amortization expense associated with the $39.9 million preliminary fair value adjustment to an equity method investment. For purposes of preparing the unaudited pro forma condensed consolidated financial information, management assumed a useful life of approximately 25 years for the equity method investment.

(i) Reflects the elimination of Alpha’s historical interest expense on the senior notes and term loan, assuming the repayment of such debt as of the beginning of the period presented.

(j) Reflects the pro forma interest expense on Cliffs’ incremental borrowings, and the associated amortization of deferred debt issuance costs, assuming the borrowings as of the beginning of the period presented to fund a component of the cash consideration in connection with the merger. A 12.5 basis-point change in interest rate on the acquisition-related debt would increase (decrease) interest expense by approximately $2.4 million for the year ended December 31, 2007 and by approximately $1.2 million for the six months ended June 30, 2008.

(k) Reflects the tax effect of pro forma adjustments calculated at an estimated statutory rate of 38.5%, offset by the reversal of the valuation allowance recorded in Alpha’s historical tax expense which is estimated to be released due to the acquisition.

(l) Reflects reclassification of Cliffs historical goodwill from “Other” non-current assets to a separate goodwill classification to conform to the pro forma presentation.

(m) Reflects the pro forma adjustments to deferred taxes to achieve the estimated classification of net deferred taxes between current and long-term after considering the historical deferred taxes of Cliffs and Alpha, as well as the other pro forma adjustments to deferred taxes identified under (d) above.

(n) Reflects the estimated payment of Alpha’s $233.1 million term loan, as well as the $13.5 million related interest rate swap arrangement, resulting from the change in control of Alpha upon consummation of the merger.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

Note 4.	Combined Pro Forma Reserves (Tons in Millions)

The following reserve data is derived from Cliffs’ and Alpha’s annual reports on Form 10-K for the year ended December 31, 2007. Cliffs and Alpha historically update their reserve estimates during the fourth quarter of each fiscal year and neither have updated their reserve estimates from the information contained in their respective annual reports on Form 10-K for the year ended December 31, 2007. However, production from the properties for the 2008 period would reduce the reserves as reported at December 31, 2007.

	As of December 31, 2007			Production Through June 30, 2008
	Cliffs	Alpha	Total	Cliffs	Alpha	Total

Total Reserves, by Company:
Iron Ore (1)	1,003.5	—	1,003.5	(15.5)	—	(15.5)
Coal (2)	150.4	617.5	767.9	(2.2)	(11.5)	(13.7)

Total	1,153.9	617.5	1,771.4	(17.7)	(11.5)	(29.2)

Total Reserves, by Geographic Region:
Iron Ore
Michigan	262.0	—	262.0	(5.3)	—	(5.3)
Minnesota	607.0	—	607.0	(5.6)	—	(5.6)
Canada	39.0	—	39.0	(0.6)	—	(0.6)
Australia	95.5	—	95.5	(4.0)	—	(4.0)

Total	1,003.5	—	1,003.5	(15.5)	—	(15.5)
Coal
Kentucky/Pennsylvania/Virginia/West Virginia	74.0	617.5	691.5	(1.3)	(11.5)	(12.8)
Alabama	49.4	—	49.4	(0.5)	—	(0.5)
Australia	27.0	—	27.0	(0.4)	—	(0.4)

Total	150.4	617.5	767.9	(2.2)	(11.5)	(13.7)

Total	1,153.9	617.5	1,771.4	(17.7)	(11.5)	(29.2)

(1)	Reserves listed on 100 percent basis. Cliffs has an approximately 27 percent interest in a Canadian iron ore joint venture, a 23 percent interest in a United States iron ore joint venture and a 50 percent interest in an Australian iron ore joint venture owned through one of Cliffs’ majority-owned mining ventures. All other iron ore mining ventures are wholly-owned or majority-owned.

(2)	Reserves listed on 100 percent basis. Cliffs has an effective 45 percent interest in an Australian coal operation.

LEGAL MATTERS

The validity of the Cliffs common shares to be issued in the merger will be passed upon for Cliffs by George W. Hawk, Jr., Esq., Cliffs’ General Counsel and Secretary. As of October 14, 2008, Mr. Hawk held 7,931 Cliffs common shares. The material United States federal income tax consequences of the merger as described in “Material United States Federal Income Tax Consequences” beginning on page 94 will be passed upon for Cliffs by Jones Day and for Alpha by Cleary Gottlieb.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, included in the registration statement and the related financial statement schedule included elsewhere in the registration statement, and the effectiveness of Cleveland-Cliffs Inc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which, as to the report related to the consolidated financial statements expresses an unqualified opinion, and includes an explanatory paragraph relating to the adoption of new accounting standards), appearing herein and elsewhere in the registration statement. Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alpha as of December 31, 2007, and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s reports on the consolidated financial statements refer to Alpha’s change in the method of accounting and reporting for share-based payments, its method of accounting for postretirement benefits and its method of quantifying errors in 2006.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Cliffs.  Pursuant to Rule 14a-8 under the Exchange Act, Cliffs shareholders may present proper proposals for inclusion in Cliffs’ proxy statement and for consideration at the next annual meeting of Cliffs shareholders by submitting their proposals to Cliffs in a timely manner. Any proposal of a Cliffs shareholder intended to be included in Cliffs’ proxy statement and form of proxy card for Cliffs’ 2009 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by Cliffs on or before November 26, 2008 (or, if the date of the 2009 annual meeting is more than 30 days before or after May 13, 2009, a reasonable time before Cliffs begins to print and mail its 2009 annual meeting proxy materials). You should follow the procedures described in Rule 14a-8 of the Exchange Act and send the proposal to Cliffs’ principal executive offices: Cliffs Natural Resources Inc., 1100 Superior Avenue, Cleveland, Ohio 44114-2544, Attention: Corporate Secretary.

Alpha.  Pursuant to Rule 14a-8 under the Exchange Act, Alpha stockholders may present proper proposals for inclusion in Alpha’s proxy statement and for consideration at the next annual meeting of Alpha stockholders by submitting their proposals to Alpha in a timely manner. Alpha will hold an annual meeting in the year 2009 only if the merger has not already been completed. Any proposal of an Alpha stockholder intended to be included in Alpha’s proxy statement and form of proxy/voting instruction card for its 2009 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by Alpha no later than December 3, 2008, unless the date of Alpha’s 2009 annual meeting is changed by more than 30 days from May 14, 2009, in which case the proposal must be received a reasonable time before Alpha begins to print and mail its annual meeting proxy materials.

In addition, Alpha’s bylaws include requirements that Alpha stockholders must comply with in order to propose business to be considered at an annual meeting. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in Alpha’s proxy statement. Alpha’s bylaws require that, in order for a stockholder to propose business to be considered by the stockholders at an annual meeting, the stockholder must be entitled to vote at the meeting, must provide a written notice to Alpha’s

Corporate Secretary at c/o Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, and must be a stockholder of record at the time of giving the notice. The notice must specify (i) as to each person whom the stockholder proposes to nominate for election as a director, information with respect to the proposed nominee as would be required to be included in the proxy statement for the Annual Meeting if the person were a nominee included in that proxy statement, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting the business and any material interest in the business that the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, may have, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the stockholder as they appear on Alpha’s books and of the beneficial owner, and the class and number of Alpha shares of stock owned beneficially and of record by the stockholder and the beneficial owner. Alpha’s bylaws require the notice to be given not earlier than December 3, 2008 and not later than January 2, 2009, unless the date of the annual meeting is more than 30 days before or after May 14, 2009, in which case the notice must be given not earlier than 120 days prior to the 2009 annual meeting and not later than the close of business on the later of the 90th day prior to the 2009 annual meeting or the 10th day following public announcement of the date of the 2009 annual meeting. If the number of directors to be elected at the 2009 annual meeting is increased and Alpha does not make a public announcement naming all of the nominees for director or specifying the size of the increased board by December 23, 2008, then a stockholder notice recommending prospective nominee(s) for any new position(s) created by the increase will be considered timely if it is received by Alpha’s Corporate Secretary not later than the close of business on the 10th calendar day following the date of Alpha’s public announcement.

WHERE YOU CAN FIND MORE INFORMATION

Cliffs and Alpha file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Cliffs and Alpha have filed with the SEC at the following SEC public reference room:

100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Cliffs’ and Alpha’s SEC filings are also available for free to the public on the SEC’s Internet website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Cliffs’ SEC filings are also available for free to the public on Cliffs’ website, http://www.cliffsnaturalresources.com, and Alpha’s filings with the SEC are also available for free to the public on Alpha’s website, http://www.alphanr.com. Information contained on Cliffs’ website and Alpha’s website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/prospectus.

Each of Cliffs and Alpha incorporates by reference into this joint proxy statement/prospectus the documents listed below, and any filings Cliffs or Alpha makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus until the respective dates of the Cliffs and Alpha special meetings shall be deemed to be incorporated by reference into this joint proxy statement/prospectus. The information incorporated by reference is an important part of this joint proxy statement/prospectus. Any statement in a document incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this joint proxy statement/prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

Cliffs SEC Filings

Commission File Number 1-8944	Period

Current Reports on Form 8-K	Filed on January 3, 2008; Filed on January 9, 2008; Filed on March 4, 2008; Filed on March 13, 2008; Filed on March 14, 2008; Filed on April 1, 2008; Filed on April 3, 2008; Filed on April 23, 2008; Filed on May 5, 2008; Filed on May 13, 2008; Filed on May 14, 2008; Filed on May 14, 2008; Filed on May 15, 2008; Filed on May 16, 2008; Filed on May 21, 2008; Filed on May 21, 2008 (amended); Filed on May 23, 2008; Filed on May 30, 2008; Filed on June 12, 2008; Filed on June 30, 2008; Filed on June 30, 2008; Filed on July 1, 2008; Filed on July 9, 2008; Filed on July 9, 2008; Filed on July 11, 2008; Filed on July 15, 2008; Filed on July 16, 2008; Filed on July 17, 2008; Filed on July 22, 2008; Filed on August 14, 2008; Filed on August 22, 2008; Filed on August 22, 2008; Filed on September 2, 2008; Filed on September 11, 2008; Filed on September 11, 2008; Filed on September 19, 2008; Filed on September 22, 2008; Filed on September 30, 2008; Filed on October 1, 2008; Filed on October 3, 2008; Filed on October 6, 2008; Filed on October 6, 2008; Filed on October 9, 2008; Filed on October 10, 2008; and Filed on October 14, 2008.
Quarterly Report on Form 10-Q	Quarter ended March 31, 2008 (filed May 6, 2008); and Quarter ended June 30, 2008 (filed July 31, 2008).
Annual Report on Form 10-K	Year Ended December 31, 2007 (filed February 29, 2008).
Definitive Proxy Statement	Filed on March 26, 2008.

In addition, Cliffs incorporates by reference into this joint proxy statement/prospectus:

•	the description of Cliffs common shares contained in the amended current report on Form 8-K filed on May 21, 2008; and

•	the description of rights under the rights agreement contained in Form 8-A filed on October 14, 2008.

You can obtain a copy of any document incorporated by reference into this joint proxy statement/prospectus, except for the exhibits to those documents, from Cliffs. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Cliffs without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this joint proxy statement/prospectus. You may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Cliffs at the following address and telephone number:

Cliffs Natural Resources Inc.
1100 Superior Avenue
Cleveland, Ohio 44114-2544
Attention: Investor Relations
(216) 694-5700

If you would like to request documents, please do so by          , 2008, to receive them before the Cliffs special meeting. If you request any of these documents from Cliffs, Cliffs will mail them to you by first-class mail, or similar means.

Alpha SEC Filings

Commission File No. 1-32423	Period

Current Reports on Form 8-K	Filed on March 6, 2008; Filed on April 3, 2008; Filed on April 7, 2008; Filed on April 9, 2008; Filed on April 15, 2008; Filed on April 21, 2008; Filed on May 16, 2008; Filed on June 23, 2008; Filed on July 2, 2008; Filed on July 16, 2008; Filed on July 17, 2008; Filed on August 13, 2008; and Filed on August 25, 2008.
Quarterly Report on Form 10-Q	Quarter ended March 31, 2008 (filed May 5, 2008); and Quarter ended June 30, 2008 (filed August 4, 2008).
Annual Report on Form 10-K	Year Ended December 31, 2007 (filed February 29, 2008).
Definitive Proxy Statement	Filed on March 27, 2008.

You can obtain a copy of any document incorporated by reference into this joint proxy statement/prospectus except for the exhibits to those documents from Alpha. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Alpha without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this joint proxy statement/prospectus. You may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Alpha at the following address and telephone number:

Alpha Natural Resources, Inc.
One Alpha Place, P.O. Box 2345
Abingdon, Virginia 24212
Attention: Investor Relations
(276) 619-4410

If you would like to request documents, please do so by          , 2008, to receive them before the Alpha special meeting. If you request any of these documents from Alpha, Alpha will mail them to you by first-class mail, or similar means.

Cliffs has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Cliffs and its affiliates, and Alpha has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Alpha and its affiliates.

You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus in voting your shares at the Alpha or Cliffs special meeting, as applicable. Neither Cliffs nor Alpha has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated          , 2008. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date, and neither the mailing of this joint proxy statement/prospectus to Cliffs shareholders and Alpha stockholders nor the consummation of the merger will create any implication to the contrary.

FINANCIAL STATEMENTS AND INFORMATION

INDEX TO FINANCIAL STATEMENTS OF CLIFFS

F-i

Statements of Consolidated Financial Position
Cleveland-Cliffs Inc and Consolidated Subsidiaries

	December 31
	2007	2006
	(In millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$157.1	$351.7
Trade accounts receivable	84.9	32.3
Inventories	241.9	200.9
Supplies and other inventories	77.0	77.5
Deferred and refundable taxes	19.7	9.7
Derivative assets	69.5	32.9
Other	104.5	77.3

TOTAL CURRENT ASSETS	754.6	782.3
NET PROPERTIES	1,823.9	884.9
OTHER ASSETS
Prepaid pensions — salaried	6.7	2.2
Long-term receivables	38.0	43.7
Deferred income taxes	42.1	107.0
Deposits and miscellaneous	89.5	83.7
Investments in ventures	265.3	7.0
Marketable securities	55.7	28.9

TOTAL OTHER ASSETS	497.3	272.5

TOTAL ASSETS	$3,075.8	$1,939.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$149.9	$142.4
Accrued employment costs	73.2	48.0
Other postretirement benefits	11.2	18.3
Income taxes payable	11.5	29.1
State and local taxes payable	33.6	25.6
Environmental and mine closure obligations	7.6	8.8
Accrued expenses	50.1	28.1
Deferred revenue	28.4	62.6
Other	34.1	12.0

TOTAL CURRENT LIABILITIES	399.6	374.9
POSTEMPLOYMENT BENEFIT LIABILITIES
Pensions	90.0	140.4
Other postretirement benefits	114.8	139.0

TOTAL POSTEMPLOYMENT BENEFIT LIABILITIES	204.8	279.4
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	123.2	95.1
DEFERRED INCOME TAXES	189.0	117.9
REVOLVING CREDIT FACILITY	240.0	—
TERM LOAN	200.0	—
CONTINGENT CONSIDERATION	99.5	—
DEFERRED PAYMENT	96.2	—
OTHER LIABILITIES	107.3	68.5

TOTAL LIABILITIES	1,659.6	935.8
MINORITY INTEREST	117.8	85.8
3.25% REDEEMABLE CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK — ISSUED 172,500 SHARES 134,715 AND 172,300 OUTSTANDING IN 2007 AND 2006	134.7	172.3
SHAREHOLDERS’ EQUITY
Preferred stock — no par value
Class A — 3,000,000 shares authorized and unissued
Class B — 4,000,000 shares authorized and unissued
Common Shares — par value $0.125 a share
Authorized — 224,000,000 shares;
Issued — 134,623,528 shares	16.8	16.8
Capital in excess of par value of shares	116.6	103.2
Retained Earnings	1,316.2	1,078.5
Cost of 47,455,922 Common Shares in treasury (2006 — 52,812,828 shares)	(255.6)	(282.8)
Accumulated other comprehensive loss	(30.3)	(169.9)

TOTAL SHAREHOLDERS’ EQUITY	1,163.7	745.8

COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,075.8	$1,939.7

See notes to consolidated financial statements.

Statements of Consolidated Operations
Cleveland-Cliffs Inc and Consolidated Subsidiaries

	Year Ended December 31,
	2007	2006	2005
	(In millions, except per share amounts)

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$1,997.3	$1,669.1	$1,512.2
Freight and venture partners’ cost reimbursements	277.9	252.6	227.3

	2,275.2	1,921.7	1,739.5
COST OF GOODS SOLD AND OPERATING EXPENSES	(1,813.2)	(1,507.7)	(1,350.5)

SALES MARGIN	462.0	414.0	389.0
OTHER OPERATING INCOME (EXPENSE)
Royalties and management fee revenue	14.5	11.7	13.1
Casualty recoveries	3.2	—	12.3
Selling, general and administrative expenses	(114.2)	(72.4)	(62.1)
Gain on sale of assets — net	18.4	—	—
Miscellaneous — net	(2.3)	12.4	4.2

	(80.4)	(48.3)	(32.5)

OPERATING INCOME	381.6	365.7	356.5
OTHER INCOME (EXPENSE)
Interest income	20.0	17.2	13.9
Interest expense	(22.6)	(5.3)	(4.5)
Other — net	1.7	10.2	2.2

	(0.9)	22.1	11.6

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST, EQUITY LOSS FROM VENTURES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	380.7	387.8	368.1
PROVISION FOR INCOME TAXES	(84.1)	(90.9)	(84.8)
MINORITY INTEREST (net of tax $4.7 million, $7.3 million and $5.4 million in 2007, 2006 and 2005)	(15.6)	(17.1)	(10.1)
EQUITY LOSS FROM VENTURES	(11.2)	—	—

INCOME FROM CONTINUING OPERATIONS	269.8	279.8	273.2
INCOME (LOSS) FROM DISCONTINUED OPERATIONS (net of tax 0.2 million, $0.2 million and $0.4 million in 2007, 2006 and 2005)	0.2	0.3	(0.8)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	270.0	280.1	272.4
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of tax $2.8 million)	—	—	5.2

NET INCOME	270.0	280.1	277.6
PREFERRED STOCK DIVIDENDS	(5.2)	(5.6)	(5.6)

INCOME APPLICABLE TO COMMON SHARES	$264.8	$274.5	$272.0

EARNINGS PER COMMON SHARE — BASIC
Continuing operations	$3.19	$3.26	$3.08
Discontinued operations	—	—	(.01)
Cumulative effect of accounting changes	—	—	.06

EARNINGS PER COMMON SHARE — BASIC	$3.19	$3.26	$3.13

EARNINGS PER COMMON SHARE — DILUTED
Continuing operations	$2.57	$2.60	$2.46
Discontinued operations	—	—	(.01)
Cumulative effect of accounting changes	—	—	.05

EARNINGS PER COMMON SHARE — DILUTED	$2.57	$2.60	$2.50

AVERAGE NUMBER OF SHARES (In thousands)
Basic	82,988	84,144	86,912
Diluted	105,026	107,654	111,346

See notes to consolidated financial statements.

Statements of Consolidated Cash Flows

Cleveland-Cliffs Inc and Consolidated Subsidiaries

	Year Ended December 31,
	2007	2006	2005
	(In millions, brackets indicate cash decrease)

CASH FLOW FROM CONTINUING OPERATIONS OPERATING ACTIVITIES
Net income	$270.0	$280.1	$277.6
(Income) loss from discontinued operations	(0.2)	(0.3)	0.8
Cumulative effect of accounting change	—	—	(5.2)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	107.2	73.9	42.8
Minority interest	15.6	17.1	10.1
Share-based compensation	11.8	4.9	—
Equity loss in ventures (net of tax)	11.2	—	—
Environmental and closure obligation	1.3	(1.6)	6.0
Pensions and other postretirement benefits	(35.4)	(40.3)	(35.2)
Deferred income taxes	(33.1)	(4.8)	(4.4)
Derivatives and currency hedges	(15.4)	(8.0)	36.7
Gain on sale of assets	(17.9)	(9.9)	(11.3)
Excess tax benefit from share-based compensation	(4.3)	(1.2)	—
Casualty recoveries	(3.2)	—	(12.3)
Proceeds from casualty recoveries	3.2	—	12.3
Other	5.9	(0.2)	5.4
Changes in operating assets and liabilities:
Receivables & other assets	18.0	73.0	(64.8)
Product inventories	3.2	(29.9)	9.8
Deferred revenue	(34.2)	62.4	0.2
Payables and accrued expenses	(14.8)	3.4	73.3
Sales of marketable securities	—	13.6	182.8
Purchases of marketable securities	—	(3.7)	(10.0)

Net cash from operating activities	288.9	428.5	514.6
INVESTING ACTIVITIES
Acquisition of PinnOak	(343.8)	—	—
Purchase of property, plant and equipment:	(199.5)	(119.5)	(97.8)
Investments in ventures	(180.6)	(13.4)	(8.5)
Purchase of marketable securities	(85.3)	—	—
Redemption of marketable securities	40.6	—	—
Proceeds from sale of assets	23.2	5.5	4.4
Investment in Portman Limited	—	—	(409.0)
Payment of currency hedges	—	—	(9.8)

Net cash used by investing activities	(745.4)	(127.4)	(520.7)
FINANCING ACTIVITIES
Borrowings under credit facilities	1,195.0	—	175.0
Repayments under credit facilities	(755.0)	—	(175.0)
Repayment of PinnOak debt	(159.6)	—	—
Common Stock dividends	(20.9)	(20.2)	(13.1)
Preferred Stock dividends	(5.5)	(5.6)	(5.6)
Repayment of capital lease obligations	(4.3)	(3.1)	—
Repayment of other borrowings	(2.6)	(0.8)	—
Repurchases of Common Stock	(2.2)	(121.5)	—
Issuance costs of revolving credit	(1.0)	(1.0)	(2.7)
Excess tax benefit from share-based compensation	4.3	1.2	—
Contributions by minority interest	1.9	1.9	2.1
Proceeds from stock options exercised	—	0.7	5.7

Net cash from (used by) financing activities	250.1	(148.4)	(13.6)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	11.8	5.9	(2.2)

CASH FROM (USED BY) CONTINUING OPERATIONS	(194.6)	158.6	(21.9)
CASH FROM (USED BY) DISCONTINUED OPERATIONS
— OPERATING	—	0.3	(5.2)
— INVESTING	—	—	3.0

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(194.6)	158.9	(24.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	351.7	192.8	216.9

CASH AND CASH EQUIVALENTS AT END OF YEAR	$157.1	$351.7	$192.8

See notes to consolidated financial statements.

Statements of Consolidated Shareholders’ Equity
Cleveland-Cliffs Inc and Consolidated Subsidiaries

			Capital
			in			Accumulated
			Excess			Other
	Number		of Par		Common	Compre-
	of		Value		Shares	hensive
	Common	Common	of	Retained	in	Income
	Shares	Shares	Shares	Earnings	Treasury	(Loss)	Total
	(In millions)

January 1, 2005	43.2	$16.8	$92.3	$565.3	$(169.4)	$(81.0)	$424.0
Comprehensive income
Net income	—	—	—	277.6	—	—	277.6
Other comprehensive income
Minimum pension liability	—	—	—	—	—	(19.5)	(19.5)
Unrealized gain on securities	—	—	—	—	—	1.5	1.5
Unrealized loss on Foreign Currency Translation	—	—	—	—	—	(24.7)	(24.7)
Unrealized loss on derivative instruments	—	—	—	—	—	(1.9)	(1.9)

Total comprehensive income	—	—	—	—	—	—	233.0
Stock options exercised	0.2	—	3.2	—	2.5	—	5.7
Stock and other incentive plans	0.4	—	5.0	—	2.6	—	7.6
Preferred Stock dividends	—	—	—	(5.6)	—	—	(5.6)
Common Stock dividends	—	—	—	(13.1)	—	—	(13.1)

December 31, 2005	43.8	16.8	100.5	824.2	(164.3)	(125.6)	651.6
Comprehensive income
Net income	—	—	—	280.1	—	—	280.1
Other comprehensive income
Minimum pension and OPEB liability	—	—	—	—	—	17.9	17.9
Unrealized gain on marketable securities	—	—	—	—	—	7.9	7.9
Unrealized gain on Foreign Currency Translation	—	—	—	—	—	34.3	34.3
Unrealized gain on derivative instruments	—	—	—	—	—	6.3	6.3

Total comprehensive income	—	—	—	—	—	—	346.5
Effect of implementing SFAS 158	—	—	—	—	—	(110.7)	(110.7)
Stock options exercised	—	—	0.3	—	0.4	—	0.7
Stock and other incentive plans	0.4	—	2.3	—	2.5	—	4.8
Stock split	42.4	—	—	—	—	—	—
Repurchases of Common Stock	(4.8)	—	—	—	(121.5)	—	(121.5)
Conversion of Preferred Stock	—	—	0.1	—	0.1	—	0.2
Preferred Stock dividends	—	—	—	(5.6)	—	—	(5.6)
Common Stock dividends	—	—	—	(20.2)	—	—	(20.2)

December 31, 2006	81.8	16.8	103.2	1,078.5	(282.8)	(169.9)	745.8
Comprehensive income
Net income	—	—	—	270.0	—	—	270.0
Other comprehensive income
Pension and OPEB liability	—	—	—	—	—	38.8	38.8
Unrealized net gain on marketable securities	—	—	—	—	—	0.6	0.6
Unrealized net gain on Foreign Currency Translation	—	—	—	—	—	86.9	86.9
Unrealized loss on interest rate swap	—	—	—	—	—	(0.9)	(0.9)
Unrealized gain on derivative instruments	—	—	—	—	—	14.2	14.2

Total comprehensive income	—	—	—	—	—	—	409.6
Effect of implementing FIN 48	—	—	—	(7.7)	—	—	(7.7)
Stock options exercised	—	—	—	—	0.2	—	0.2
Stock and other incentive plans	0.4	—	4.1	—	2.5	—	6.6
Repurchases of Common Stock	—	—	—	—	(2.2)	—	(2.2)
Conversion of Preferred Stock	5.0	—	9.3	1.6	26.7	—	37.6
Preferred Stock dividends	—	—	—	(5.3)	—	—	(5.3)
Common Stock dividends	—	—	—	(20.9)	—	—	(20.9)

December 31, 2007	87.2	$16.8	$116.6	$1,316.2	$(255.6)	$(30.3)	$1,163.7

See notes to consolidated financial statements.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 —	BUSINESS SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES

Business Summary

We are an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. We operate six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. We also own 80.4 percent of Portman, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, we have a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project. Our company is organized and managed according to product category and geographic location: North American Iron Ore, North American Coal, Asia-Pacific Iron Ore, Asia-Pacific Coal and Latin American Iron Ore.

Accounting Policies

We consider the following policies to be beneficial in understanding the judgments that are involved in the preparation of our consolidated financial statements and the uncertainties that could impact our financial condition, results of operations and cash flows.

Reclassifications:  Certain amounts in the prior years’ consolidated financial statements have been reclassified to conform to the current year presentation. They included the reclassification of certain amounts included in Miscellaneous-net to Sales, General and Administrative expenses and Other-net to Interest expense.

Basis of Consolidation:  The consolidated financial statements include our accounts and the accounts of our consolidated subsidiaries, including the following significant subsidiaries:

		Ownership
Name	Location	Interest

Northshore	Minnesota	100.0%
Pinnacle	West Virginia	100.0
Oak Grove	Alabama	100.0
Tilden	Michigan	85.0
Portman	Western Australia	80.4
Empire	Michigan	79.0
United Taconite	Minnesota	70.0

Intercompany accounts are eliminated in consolidation.

Our investments in ventures include our 30 percent equity interest in Amapá, a project located in Brazil, our 23 percent equity interest in Hibbing, an unincorporated joint venture in Minnesota, and our 26.83 percent equity interest in Wabush, an unincorporated joint venture located in Canada, and Portman’s 50 percent non-controlling interest in Cockatoo Island.

Investments in joint ventures in which our ownership is 50 percent or less, or in which we do not have control but have the ability to exercise significant influence over operating and financial policies, are accounted for under the equity method. Our share of equity income (loss) is eliminated against consolidated product inventory upon production, and against cost of goods sold and operating expenses when sold. This effectively reduces our cost for our share of the mining venture’s production to its cost, reflecting the cost-based nature of our participation in unconsolidated ventures.

Sonoma Coal Project:  We own 100 percent of CAWO, 8.33 percent of the Mining Assets and 45 percent of the Non-Mining Assets. Through various interrelated arrangements, we achieve a 45 percent economic interest in Sonoma despite the stated ownership of the individual pieces of the Sonoma Project. CAWO is consolidated as a wholly owned subsidiary of the Company and because we are the primary beneficiary, we absorb greater than

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

50 percent of the residual returns and expected losses of CAWO. We have an undivided interest in the Mining and Non-Mining Assets of the Sonoma Coal Project and, as it is in an extractive industry, we pro rata consolidate these assets and its share of costs in accordance with EITF 00-1, Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures. Although SMM does not have sufficient equity at risk and accordingly is a VIE under paragraph 5(a) of FIN 46R, Consolidation of Variable Interest Entities, we are not the primary beneficiary of SMM. Accordingly, we account for our investment in SMM in accordance with the equity method.

Our 30 percent ownership interest in Amapá, in which we do not have control but have the ability to exercise influence over operating and financial policies, is accounted for under the equity method. Accordingly our share of the results from Amapá are reflected as Equity loss from ventures on the Statements of Consolidated Operations.

The financial information of Amapá included in our financial statements is as of and for the period from the date of acquisition through November 30, 2007. The earlier cut-off is to allow for sufficient time needed by Amapá to properly close and prepare complete financial information, including consolidating and eliminating entries, conversion to U.S. GAAP and review and approval by the Company. There were no intervening transactions or events which materially affect Amapá’s financial position or results of operations that were not reflected in our year-end financial statements.

The following table presents the detail of our Investments in ventures and where those investments are classified on the Statements of Consolidated Financial Position. Parentheses indicate a net liability.

		Interest	December 31,
Investment	Classification	Percentage	2007	2006
			(In millions)

Amapá	Investments in ventures	30	$247.2	$—
Wabush	Investments in ventures	27	5.8	5.3
Cockatoo	Other current liabilities	50	(9.9)	(2.9)
Hibbing	Other liabilities	23	(0.3)	(9.9)
Other	Investments in ventures		12.3	1.7

			$255.1	$(5.8)

Revenue Recognition:

North American Iron Ore

Revenue is recognized on the sale of products when title to the product has transferred to the customer in accordance with the specified terms of each term supply agreement and all applicable criteria for revenue recognition have been satisfied. Generally, our North American Iron Ore term supply agreements provide that title and risk of loss pass to the customer when payment is received. This is a practice utilized to reduce our financial risk due to customer insolvency. This practice is not believed to be widely used throughout the balance of the industry.

The Company recognizes revenue based on the gross amount billed to a customer as it earned revenue from the sale of the goods or services. Revenue from product sales also includes reimbursement for freight charges paid on behalf of customers in Freight and Venture Partners’ Cost Reimbursements separate from product revenue, in accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs.

The mining ventures function as captive cost companies; they supply product only to their owners effectively on a cost basis. Accordingly, the minority interests’ revenue amounts are stated at cost of production and are offset in entirety by an equal amount included in cost of goods sold resulting in no sales margin reflected in minority interest participants. As the Company is responsible for product fulfillment, it has the risks and rewards of a

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

principal in the transaction and accordingly records revenue in this arrangement on a gross basis in accordance with EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in Freight and Venture Partners’ Cost Reimbursements.

Following is a summary of reimbursements in our North American Iron Ore operations:

	2007	2006	2005
	(In millions)

Reimbursements for:
Freight	$78.3	$70.4	$70.5
Venture partners’ cost	197.3	182.2	156.8

Total reimbursements	$275.6	$252.6	$227.3

Under some term supply agreements, we ship the product to ports on the lower Great Lakes and/or to the customer’s facilities prior to the transfer of title. Certain supply agreements with one customer include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing for the year the product is consumed in the customer’s blast furnaces. We account for this provision as a derivative instrument at the time of sale and record this provision at fair value until the year the product is consumed and the amounts are settled as an adjustment to revenue.

We have long-term supply agreements with several North American Iron Ore customers which include take-or-pay provisions that require the customer to purchase a specified number of tons of iron ore pellets each calendar year. In order to comply with the take-or-pay provisions of their existing long-term supply agreements, two of our customers purchased and paid for approximately 1.5 million tons of iron ore pellets in stockpiles at the end of 2007. The customers requested via a fixed shipping schedule that the Company not ship the iron ore until the spring of 2008, when the Great Lakes waterways re-open for shipping. Revenue of $87 million was recorded in the fourth quarter of 2007 related to these transactions.

Where we are joint venture participants in the ownership of a mine, our contracts entitle us to receive royalties and/or management fees, which we earn as the pellets are produced. Revenue is recognized on the sale of services when the services are performed.

North American Coal

Revenue is recognized when title passes to the customer. For domestic coal sales, this generally occurs when coal is loaded into rail cars at the mine. For export coal sales, this generally occurs when coal is loaded into the vessel at the terminal. Revenue from product sales since the July 31, 2007 acquisition included reimbursement for freight charges of $2.3 million paid on behalf of customers.

Asia-Pacific Iron Ore

Portman’s sales revenue is recognized at the F.O.B. point, which is generally when the product is loaded into the vessel.

Deferred Revenue:  The terms of one of our North American Iron Ore pellet supply agreements require bi-monthly installments equaling 1/24th of the estimated total purchase value of the calendar-year nomination. Revenue from this supply agreement is recognized when title has transferred upon shipment of pellets. Installment amounts received in excess of sales totaled $14.6 million and were recorded as Deferred revenue on the December 31, 2007 Statements of Consolidated Financial Position.

Two of our customers purchased and paid for approximately 1.5 million tons of iron ore pellets in stockpiles in the fourth quarter of 2007. The customers requested the Company, under a fixed shipment schedule, to not ship the iron ore until the spring of 2008, when the Great Lakes waterways re-open for shipping. Freight revenue related to

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

these transactions of $13.8 million was deferred on the December 31, 2007 Statements of Consolidated Financial Position until the product is delivered in 2008.

Two of our North American Iron Ore customers purchased and paid for a total of 1.2 million tons of pellets in December 2006 under terms of take-or-pay contracts. The inventory was stored at our facilities in upper lakes stockpiles. At the request of the customers, the ore was not shipped. We considered whether revenue should be recognized on these sales under the “bill and hold” guidance discussed in SEC Staff Accounting Bulletin No. 104 Topic No. 13, but because a fixed shipment schedule was not established prior to year-end, revenue recognition on these transactions, totaling $62.6 million, was deferred on the December 31, 2006 Statements of Consolidated Financial Position until the product was delivered in 2007.

Use of Estimates:  The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Cash Equivalents:  We consider investments in highly liquid debt instruments with an initial maturity of three months or less at the date of purchase to be cash equivalents.

Marketable Securities:  We determine the appropriate classification of debt and equity securities at the time of purchase and re-evaluate such designation as of each balance sheet date. We evaluate our investments in securities for impairment at each reporting period in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. If a decline in fair value is judged other than temporary, the basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included as a realized loss. At December 31, 2007 and 2006, we had $74.6 million and $28.9 million, respectively, of marketable securities as follows:

	2007	2006
	(In millions)

Held to maturity — current	$18.9	$—
Held to maturity — non-current	25.8	—

	44.7	—
Available for sale — non-current	29.9	28.9

Total	$74.6	$28.9

Marketable securities classified as “held-to-maturity” are stated at cost. The held-to-maturity investments are summarized as follows:

	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Asset backed securities	$23.1		$(1.4)	$21.7
Floating rate notes	21.6		(0.1)	21.5

Total	$44.7	$—	$(1.5)	$43.2

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The held-to-maturity securities have maturities as follows:

(In millions)

Within 1 year	$18.9
1 to 5 years	25.8

$44.7

Marketable securities classified as “available for sale,” are stated at fair value, with unrealized holding gains and losses included in Other comprehensive income. The available-for-sale investments are summarized as follows:

	December 31, 2007
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Equity securities	$14.2	$15.7	$—	$29.9

	December 31, 2006
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Equity securities	$14.2	$14.7	$—	$28.9

We intend to hold our shares of equity securities indefinitely. See NOTE 14 — FAIR VALUE OF FINANCIAL INSTRUMENTS for further information.

Derivative Financial Instruments:  Portman receives funds in United States currency for its iron ore sales. Portman uses forward exchange contracts, call options, collar options and convertible collar options, designated as cash flow hedges, to hedge its foreign currency exposure for a portion of its sales receipts denominated in United States currency. United States currency is converted to Australian dollars at the currency exchange rate in effect at the time of the transaction. The primary objective for the use of these instruments is to reduce the volatility of earnings due to changes in the Australian and United States currency exchange rates, and to protect against undue adverse movement in these exchange rates. The instruments are subject to formal documentation, intended to achieve qualifying hedge treatment, and are tested at inception and at each reporting period as to effectiveness. Portman’s policy is to hedge no more than 90 percent of anticipated sales up to 12 months, no more than 75 percent of anticipated sales from 13 to 24 months and no more than 50 percent of anticipated sales from 25 to 36 months. In 2007, 2006 and 2005, $0.7 million, $2.7 million and $9.8 million, respectively, of pre-acquisition hedge contracts were settled and recognized as a reduction of revenues. Changes in fair value for highly effective hedges are recorded as a component of Other comprehensive income. Unrealized gains totaled $18.7 million and $4.5 million in 2007 and 2006, respectively. In 2007, 2006 and 2005, ineffectiveness resulting in a $17.0 million loss, $2.7 million gain and a $2.6 million loss, respectively, were charged to Miscellaneous-net on the Statements of Consolidated Operations. We estimate $14.4 million of cash flow hedge contracts will be settled due to the settling of revenue contracts and reclassified into earnings in the next 12 months.

At December 31, 2007, Portman had outstanding $362.5 million in the form of call options, collar options, convertible collars and forward exchange contracts with varying maturity dates ranging from January 2008 to November 2010, and a fair value adjustment based on the December 31, 2007 spot rate of $21.3 million. We had $15.7 million and $6.3 million of hedge contracts recorded as Derivative assets on the December 31, 2007 and 2006 Statements of Consolidated Financial Position, respectively, and $5.9 million and $3.6 million of hedge contracts recorded as long-term assets as Deposits and miscellaneous on the Statements of Consolidated Financial Position at December 31, 2007 and 2006, respectively.

Most of our North American Iron Ore long-term supply agreements are comprised of a base price with annual price adjustment factors. These price adjustment factors vary from agreement to agreement but typically include

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

adjustments based upon changes in international pellet prices, changes in specified Producers Price Indices including those for all commodities, industrial commodities, energy and steel. The adjustments generally operate in the same manner, with each factor typically comprising a portion of the price adjustment, although the weighting of each factor varies from agreement to agreement. One of our term supply agreements contains price collars, which typically limit the percentage increase or decrease in prices for our iron ore pellets during any given year. In most cases, these adjustment factors have not been finalized at the time our product is sold; we routinely estimate these adjustment factors. The price adjustment factors have been evaluated to determine if they contain embedded derivatives. We evaluated the embedded derivatives in the supply agreements in accordance with the provisions of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. The price adjustment factors share the same economic characteristics and risks as the host contract and are integral to the host contract as inflation adjustments; accordingly they have not been separately valued as derivative instruments.

Certain iron ore supply agreements with one of our North American customers include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing for the year the product is consumed in the customer’s blast furnace. The supplemental pricing is characterized as an embedded derivative and is required to be accounted for separately from the base contract price. The embedded derivative instrument, which is finalized based on a future price, is marked to fair value as a revenue adjustment each reporting period until the year the pellets are consumed and the amounts are settled. The amounts, totaling $98.3 million, $107.9 million, and $65.9 million, were recognized as Product revenues in the Statements of Consolidated Operations, in 2007, 2006 and 2005, respectively. Derivative assets, representing the fair value of pricing factors, were $53.8 million and $26.6 million on the December 31, 2007 and December 31, 2006 Statements of Consolidated Financial Position, respectively.

In the normal course of business, we enter into forward contracts designated as normal purchases, for the purchase of commodities, primarily natural gas and diesel fuel, which are used in our North American operations. Such contracts are in quantities expected to be delivered and used in the production process and are not intended for resale or speculative purposes.

Effective October 19, 2007, we entered into a $100 million fixed interest rate swap to convert a portion of our floating rate debt into fixed rate debt. Interest on borrowings under our credit facility is based on a floating rate, dependent in part on the LIBOR rate, exposing us to the effects of interest rate changes. The objective of the hedge is to eliminate the variability of cash flows in interest payments for forecasted floating rate debt, attributable to changes in benchmark LIBOR interest rates. The changes in the cash flows of the interest rate swap are expected to offset the changes in the cash flows (e.g., changes in the forecasted interest rate payments) attributable to fluctuations in benchmark LIBOR interest rates for forecasted floating rate debt.

To support hedge accounting, we designate floating-to-fixed interest rate swaps as cash flow hedges of the variability of future cash flows at the inception of the swap contract. In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” the fair value of the Company’s outstanding hedges is recorded as an asset or liability on the consolidated balance sheet. Ineffectiveness is measured quarterly based on the “hypothetical derivative” method from Implementation Issue G7, Measuring the Ineffectiveness of a Cash Flow Hedge of Interest Rate Risk under Paragraph 30(b) When the Shortcut Method Is Not Applied. Accordingly, the calculation of ineffectiveness involves a comparison of the fair value of the interest rate swap and the fair value of a hypothetical swap, which has terms that are identical to the hedged item. To the extent the change in the mark-to-market on the hedge is equal to or less than the change in the mark-to-market on the hypothetical derivative, then the entire change is recorded in Other Comprehensive Income. If the change is greater, the ineffective portion will be recognized immediately in income. The amount charged to Other comprehensive income for 2007 was $0.9 million. Derivative liabilities, totaling $1.4 million, were recorded as Other current liabilities on the Statements of Consolidated Financial Position at December 31, 2007. There was no hedge ineffectiveness for interest rate swaps in 2007.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Inventories:

The following table is a summary of our Inventory on the Statements of Consolidated Financial Position at December 31, 2007 and 2006:

	2007			2006
	Finished	Work-in	Total	Finished	Work-in	Total
	Goods	Process	Inventory	Goods	Process	Inventory
	(In millions)

North American Iron Ore	$114.3	$16.5	$130.8	$129.5	$14.0	$143.5
North American Coal	8.3	0.8	9.1	—	—	—
Asia-Pacific Iron Ore	30.2	71.8	102.0	20.8	36.6	57.4

Total	$152.8	$89.1	$241.9	$150.3	$50.6	$200.9

North American Iron Ore

North American Iron Ore product inventories are stated at the lower of cost or market. Cost of iron ore inventories is determined using the LIFO method. The excess of current cost over LIFO cost of iron ore inventories was $58.4 million and $60.4 million at December 31, 2007 and 2006, respectively. During 2007 and 2005, the inventory balances declined resulting in liquidation of LIFO layers; the effect of the inventory reduction decreased Cost of goods sold and operating expenses by $0.1 million and $0.9 million, respectively. There was no liquidation of LIFO layers in 2006. We had approximately 0.8 million tons stored at ports on the lower Great Lakes to service customers at both December 31, 2007 and 2006, respectively. We maintain ownership of the inventories until title has transferred to the customer, usually when payment is made. Maintaining iron ore products at ports on the lower Great Lakes reduces risk of non-payment by customers, as we retain title to the product until payment is received from the customer. It also assists the customers by more closely relating the timing of the customer’s payments for the product to the customer’s consumption of the products and by providing a portion of the three-month supply of inventories of iron ore the customers require during the winter when product shipments are curtailed over the Great Lakes. We track the movement of the inventory and verify the quantities on hand.

North American Coal

At acquisition, the fair value of PinnOak’s inventory was determined utilizing estimated selling price less costs to sell. Inventories are stated at the lower of cost or market. Cost of coal inventories includes labor, supplies and operating overhead and related costs and is calculated using the average production cost. We maintain ownership until coal is loaded into rail cars at the mine for domestic sales and until loaded in the vessels at the terminal for export sales.

Asia-Pacific Iron Ore

Asia-Pacific Iron Ore product inventories are stated at the lower of cost or market. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to the inventory on hand by the method most appropriate to each particular class of inventory, with the majority being valued on a weighted average basis. We maintain ownership of the inventories until title has transferred to the customer at the F.O.B. point, which is generally when the product is loaded into the vessel.

Iron Ore and Coal Reserves:  We review iron ore and coal reserves based on current expectations of revenues and costs, which are subject to change. Iron ore and coal reserves include only proven and probable quantities which can be economically and legally mined and processed utilizing existing technology. Asset retirement obligations reflect remaining economic reserves.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Properties:

North American Iron Ore

North American Iron Ore properties are stated at cost. Depreciation of plant and equipment is computed principally by the straight-line method based on estimated useful lives, not to exceed the estimated economic iron ore reserves. Depreciation is provided over the following estimated useful lives:

Asset Class	Basis	Life

Buildings	Straight line	45 Years
Mining equipment	Straight line	10 to 20 Years
Processing equipment	Straight line	15 to 45 Years
Information technology	Straight line	2 to 7 Years

Depreciation is not curtailed when operations are temporarily idled.

North American Coal

North American Coal properties were valued under purchase accounting using the cost approach as the primary method for valuing the majority of the personal property. The cost approach recognizes that a prudent investor would not ordinarily pay more for an asset than the cost to reproduce or replace it new, using the same materials, construction standards, design, layout and quality of workmanship and embodying all the asset’s deficiencies, super adequacies and obsolescence. Depreciation is provided over the estimated useful lives, not to exceed the mine lives and is calculated by the straight-line method. Depreciation is provided over the following estimated useful lives:

Asset Class	Basis	Life

Buildings	Straight line	30 Years
Mining equipment	Straight line	2 to 12 Years
Processing equipment	Straight line	2 to 10 Years
Information technology	Straight line	2 to 3 Years

Asia-Pacific Iron Ore

Our Asia-Pacific Iron Ore properties were valued under purchase accounting using the depreciated replacement cost approach as the primary valuation methodology. This method was utilized as it recognizes the value of specialized equipment and improvements as part of an ongoing business. When assessing the depreciated replacement cost of an asset, the expected remaining useful life was determined based on the shorter of the estimated remaining life of the asset and the life of the mine. Depreciation at Portman is calculated by the straight-line method or production output basis provided over the following estimated useful lives:

Asset Class	Basis	Life

Plant and equipment	Straight line	5 -13 Years
Plant and equipment and mine assets	Production output	12 Years
Motor vehicles, furniture & equipment	Straight line	3 - 5 Years

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table indicates the value of each of the major classes of our consolidated depreciable assets as of December 31, 2007 and 2006:

	December 31,
	2007	2006
	(In millions)

Land rights and mineral rights	$1,174.3	$469.2
Office and information technology	39.0	34.9
Buildings	57.3	51.1
Mining equipment	221.1	101.0
Processing equipment	244.0	214.8
Railroad equipment	103.3	96.4
Electric power facilities	54.1	30.2
Port facilities	76.6	42.9
Interest capitalized during construction	19.1	19.0
Land improvements	10.1	10.0
Other	32.7	10.5
Construction in progress	123.2	27.3

	2,154.8	1,107.3
Allowance for depreciation and depletion	(330.9)	(222.4)

	$1,823.9	$884.9

Depreciation expense and amortization of capitalized interest were as follows:

	2007	2006	2005
	(In millions)

Depreciation	$69.3	$42.7	$32.7
Capitalized interest	2.0	2.0	2.0

The costs capitalized and classified as Land rights and mineral rights represent lands where we own the surface and/or mineral rights. The value of the land rights is split between surface only, surface and minerals, and minerals only.

Our North American Coal operation leases coal mining rights from a third party through lease agreements that extend through the earlier of July 1, 2023 or until all merchantable and mineable coal has been extracted. Our interest in coal reserves and resources was valued using a discounted cash flow method. Fair value was estimated based upon present value of the expected future cash flows from coal operations over the life of the mineral leases.

Our Asia-Pacific Iron Ore operation’s interest in iron ore reserves and resources was valued using a discounted cash flow method. Fair value was estimated based upon the present value of the expected future cash flows from iron ore operations over the economic lives of the mines.

The net book value of the land rights and mineral rights is as follows:

	December 31,
	2007	2006
	(In millions)

Land rights	$16.6	$4.9

Mineral rights:
Cost	1,157.7	464.3
Less depletion	97.3	52.1

Net mineral rights	$1,060.4	$412.2

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Accumulated depletion relating to mineral rights, which was recorded using the unit-of-production method, is included in Allowances for depreciation and depletion.

Asset held for sale:  We consider businesses to be held for sale when management approves and commits to a formal plan to actively market a business for sale. Upon designation as held for sale, the carrying value of assets of the business are recorded at the lower of their carrying value or their estimated fair value, less costs to sell. The Company ceases to record depreciation expense at that time.

Goodwill:  Based on our final purchase price allocation for our Portman acquisition, we identified $8.4 million of excess purchase price over the fair value of assets acquired. At December 31, 2007 the amount of goodwill recorded on the Statements of Consolidated Financial Position related to Portman was $9.7 million. The increase is attributable to foreign exchange rate changes. Goodwill also includes $2.1 million related to our acquisition of Northshore in 1994.

As required by SFAS 142, Goodwill and Other Intangible Assets, goodwill related to Portman was allocated to the Asia-Pacific Iron Ore segment and goodwill related to Northshore was allocated to the North American Iron Ore segment. SFAS 142 requires us to compare the fair value of the reporting unit to its carrying value on an annual basis to determine if there is potential goodwill impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than the carrying value of its goodwill.

We evaluate goodwill for impairment in the fourth quarter each year. In addition to the annual impairment test required under SFAS 142, we assessed whether events or circumstances occurred that potentially indicate that the carrying amount of these assets may not be recoverable. We concluded that there were no such events or changes in circumstances during 2007 and 2006, and determined that the fair value of reporting units was in excess of our carrying value as of December 31, 2007 and 2006. Consequently, no goodwill impairment charges were recorded in either year.

Preferred Stock:  In January 2004, we issued 172,500 shares of redeemable cumulative convertible perpetual preferred stock, without par value, issued at $1,000 per share. The preferred stock pays quarterly cash dividends at a rate of 3.25 percent per annum and can be converted into our common shares at an adjusted rate of 133.0646 common shares per share of preferred stock. The preferred stock is classified as “temporary equity” reflecting certain provisions of the agreement that could, under remote circumstances, require us to redeem the preferred stock for cash. See NOTE 10 — PREFERRED STOCK for more information.

Asset Impairment:  We monitor conditions that may affect the carrying value of our long-lived and intangible assets when events and circumstances indicate that the carrying value of the assets may be impaired. We determine impairment based on the asset’s ability to generate cash flow greater than the carrying value of the asset, using an undiscounted probability-weighted analysis. If projected undiscounted cash flows are less than the carrying value of the asset, the asset is adjusted to its fair value.

Repairs and Maintenance:  Repairs, maintenance and replacement of components are expensed as incurred. The cost of major power plant overhauls is deferred and amortized over the estimated useful life, which is the period until the next scheduled overhaul, generally five years. All other planned and unplanned repairs and maintenance costs are expensed when incurred.

Insurance Recoveries:  Potential insurance recoveries can relate to property damage, business interruption (including profit recovery) and expenditures to mitigate loss. We account for insurance recoveries under the guidelines established by SFAS 5, Accounting for Contingencies and EITF 01-10, Accounting for the Impact of the Terrorist Attacks of September 11, 2001, which indicate that the proceeds from property damage insurance claims are to be recognized only when realization of the claim is probable and only to the extent of loss recoveries. Insurance recoveries that result in a gain, and proceeds from business interruption insurance are recognized when realized in Casualty recoveries in the Statements of Consolidated Operations.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Pensions and Other Postretirement Benefits:  We offer defined benefit pension plans, defined contribution pension plans and other postretirement benefit plans, primarily consisting of retiree healthcare benefits, to most employees in North America as part of a total compensation and benefits program. This includes employees of PinnOak, who became employees of Cliffs through the July 2007 acquisition. We do not have employee retirement benefit obligations at our Asia-Pacific Iron Ore operations.

Under the provisions of SFAS 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), (effective December 31, 2006), we recognized the funded status of our postretirement benefit obligations on our December 31, 2007 Statement of Consolidated Financial Position based on the market value of plan assets and the actuarial present value of our retirement obligations on that date. On a plan-by-plan basis, we determine if the plan assets exceed the benefit obligations or vice-versa. If the plan assets exceed the retirement obligations, the amount of the surplus is recorded as an asset; if the retirement obligations exceed the plan assets, the amount of the underfunded obligations are recorded as a liability. Year-end balance sheet adjustments to postretirement assets and obligations are charged to other comprehensive income.

The market value of plan assets is measured at the year-end balance sheet date. The PBO is determined based upon an actuarial estimate of the present value of pension benefits to be paid to current employees and retirees. The APBO represents an actuarial estimate of the present value of OPEB benefits to be paid to current employees and retirees.

The actuarial estimates of the PBO and APBO retirement obligations incorporate various assumptions including the discount rates, the rates of increases in compensation, healthcare cost trend rates, mortality, retirement timing and employee turnover. The discount rate is determined based on the prevailing year-end rates for high-grade corporate bonds with a duration matching the expected cash flow timing of the benefit payments from the various plans. The remaining assumptions are based on our estimate of future events incorporating historical trends and future expectations.

The amount of net periodic cost that is recorded in the Consolidated Statements of Operations consists of several components including service cost, interest cost, expected return on plan assets, and amortization of previously unrecognized amounts. Service cost represents the value of the benefits earned in the current year by the participants. Interest cost represents the cost associated with the passage of time. In addition, the net periodic cost is affected by the anticipated income from the return on invested assets, as well as the income or expense resulting from the recognition of previously deferred items. Certain items, such as plan amendments, gains and/or losses resulting from differences between actual and assumed results for demographic and economic factors affecting the obligations and assets of the plans, and changes in plan assumptions are subject to deferred recognition for income and expense purposes. The expected return on plan assets is determined utilizing the weighted average of expected returns for plan asset investments in various asset categories based on historical performance, adjusted for current trends. See NOTE 8 — RETIREMENT RELATED BENEFITS — for further information.

Income Taxes:  Income taxes are based on income for financial reporting purposes and reflect a current tax liability for the estimated taxes payable for all open tax years and changes in deferred taxes. In evaluating any exposures associated with our various tax filing positions, we record liabilities for exposures where a position taken has not met a more-likely-than-not threshold. Deferred tax assets or liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax laws and rates. A valuation allowance is provided on deferred tax assets if it is determined that it is more-likely-than-not that the asset will not be realized.

On January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The effects of applying this Interpretation resulted in a decrease of $7.7 million to retained earnings as of January 1, 2007. At December 31, 2007, we had $15.2 million of unrecognized tax benefits recorded in Other liabilities on the Statements of Consolidated Financial Position, of which $15.2 million, if recognized, would impact the effective tax rate. We recognize potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2007, we had $11.0 million of accrued interest relating to unrecognized tax benefits. See NOTE 9 — INCOME TAXES.

Environmental Remediation Costs:  We have a formal policy for environmental protection and restoration. Our mining and exploration activities are subject to various laws and regulations governing protection of the environment. We conduct our operations to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. Our environmental liabilities, including obligations for known environmental remediation exposures at active and closed mining operations and other sites, have been recognized based on the estimated cost of investigation and remediation at each site. If the cost can only be estimated as a range of possible amounts with no specific amount being most likely, the minimum of the range is accrued in accordance with SFAS 5. Future expenditures are not discounted unless the amount and timing of the cash disbursements are readily known. Additional environmental obligations could be incurred, the extent of which cannot be assessed. Potential insurance recoveries have not been reflected in the determination of the liabilities. See NOTE 5 — ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS.

Share-Based Compensation:  Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, Share-Based Payment using the modified prospective transition method. Because we elected to use the modified prospective transition method, results for prior periods have not been restated. Under this transition method, share-based compensation expense for 2006 included compensation expense for all share-based compensation awards granted prior to January 1, 2006 based on the grant date estimated fair value, which are being amortized on a straight-line basis over the remaining service periods of the awards.

Effective January 1, 2006, we made a one-time election to adopt the transition method described in FSP No. FAS 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards. This election resulted in the reclassification of excess tax benefits as presented in the Statements of Consolidated Cash Flows, from operating activities to financing activities.

Prior to the adoption of SFAS 123R, we recognized share-based compensation expense in accordance with SFAS 123, Accounting for Stock-Based Compensation. As prescribed in SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure (SFAS 148), we elected to use the prospective method. The prospective method required expense to be recognized for all awards granted, modified or settled beginning in the year of adoption. In accordance with SFAS 123 and SFAS 148, we provided pro forma net income or loss and net income or loss per share disclosures for each period as if we had applied the fair value recognition provisions to all awards unvested in each period.

In March 2005, the SEC issued SAB 107, which provided supplemental implementation guidance for SFAS 123R. We have applied the provisions of SAB 107 in our adoption of SFAS 123R. See NOTE 11 — STOCK PLANS for information on the impact of our adoption of SFAS 123R and the assumptions we used to calculate the fair value of share-based compensation.

Capitalized Stripping Costs:  Stripping costs during the development of a mine (before production begins) are capitalized as a part of the depreciable cost of building, developing and constructing a mine. These capitalized costs are amortized over the productive life of the mine using the units of production method. The productive phase of a mine is deemed to have begun when saleable minerals are extracted (produced) from an ore body, regardless of the level of production. The production phase does not commence with the removal of de minimus saleable mineral material that occurs in conjunction with the removal of overburden or waste material for purposes of obtaining

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

access to an ore body. The stripping costs incurred in the production phase of a mine are variable production costs included in the costs of the inventory produced (extracted) during the period that the stripping costs are incurred.

Stripping costs related to an expansion of a mining asset of proven and probable reserves are variable production costs that are included in the costs of the inventory produced during the period that the stripping costs are incurred.

Stripping costs related to an expansion of a mining asset beyond the value attributable to proven and probable reserves are capitalized as part of the expansion and amortized over the productive life of the mine using the units of production method.

Earnings Per Share:  We present both basic and diluted EPS amounts. Basic EPS are calculated by dividing income applicable to common shares by the weighted average number of common shares outstanding during the period presented. Diluted EPS are calculated by dividing net income by the weighted average number of common shares, common share equivalents and convertible preferred stock outstanding during the period, utilizing the treasury share method for employee stock plans. Common share equivalents are excluded from EPS computations in the periods in which they have an anti-dilutive effect. See NOTE 15 — EARNINGS PER SHARE.

New Accounting Standards:

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We are evaluating the impact of this Statement on our consolidated financial statements.

In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This Statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date fair value. SFAS 141R determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is not permitted.

In December 2007, the EITF ratified Issue No. 07-1, Accounting for Collaborative Arrangements, (EITF 07-1). The Issue defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. The ratification of EITF is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We are evaluating the impact of this Issue on our consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Liabilities Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted. We do not expect adoption of this Statement to have a material impact on our consolidated financial statements.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In September 2006, the FASB issued Statement No. 157, Accounting for Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The FASB provided a one-year deferral for the implementation of SFAS 157 for other non-financial assets and liabilities. We do not expect adoption of this Statement to have a material impact on our consolidated financial statements.

On March 17, 2005, the EITF reached consensus on Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, (EITF 04-6). The consensus clarified that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the cost of inventory. The consensus, which was effective for reporting periods beginning after December 15, 2005, permitted early adoption. At its June 29, 2005 meeting, FASB ratified a modification to EITF 04-6 to clarify that the term “inventory produced” means “inventory extracted.” We elected to adopt EITF 04-6 in 2005. As a result, we recorded an after-tax cumulative effect adjustment of $5.2 million or $.09 per diluted share, and increased product inventory by $8.0 million effective January 1, 2005.

NOTE 2 — ACQUISITIONS & OTHER INVESTMENTS

PinnOak

On July 31, 2007, we completed our acquisition of 100 percent of PinnOak, a privately-owned United States producer of high-quality, low-volatile metallurgical coal. The acquisition furthers our growth strategy and expands our diversification of products for the integrated steel industry. The purchase price of PinnOak and its subsidiary operating companies was $450 million in cash, of which $108.4 million is deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which was repaid at closing. The deferred payment was discounted using a six percent credit-adjusted risk free rate and was recorded as $93.7 million of Deferred payment on the Statements of Consolidated Financial Position as of July 31, 2007. The purchase agreement also includes a contingent earn-out, which ranges from $0 to approximately $300 million dependent upon PinnOak’s performance in 2008 and 2009. The earn-out, if any, would be payable in 2010 and treated as additional purchase price. The assets acquired consist primarily of coal mining rights and mining equipment and are included in our North American Coal segment.

A portion of the purchase price for the acquisition was financed through both our Credit Agreement, dated June 23, 2006 and the subsequent Credit Agreement dated July 26, 2007. See NOTE 4 — DEBT AND CREDIT FACILITY for further information.

PinnOak’s operations include two complexes comprising three underground mines — the Pinnacle and Green Ridge mines in southern West Virginia and the Oak Grove mine near Birmingham, Alabama. Combined, the mines have rated capacity to produce 6.5 million tons of premium-quality metallurgical coal annually.

The Statements of Consolidated Financial Position of the Company as of December 31, 2007 reflect the acquisition of PinnOak, effective July 31, 2007, under the purchase method of accounting. The total cost of the acquisition has been allocated to the assets acquired and the liabilities assumed based upon their estimated fair values at the date of the acquisition. The preliminary allocation resulted in an excess of fair value of acquired net assets over cost. As the acquisition involved a contingent earn-out, a liability has been recorded totaling $99.5 million, representing the lesser of the maximum amount of contingent consideration or the excess prior to the pro rata allocation of purchase price. The estimated purchase price allocation is preliminary and is subject to revision. Additional valuation work is being conducted on mineral rights, liability for black lung, property, plant and equipment and real estate values. A valuation of the assets acquired and liabilities assumed is being conducted and

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the final allocation will be made when completed. The following represents the preliminary allocation and revisions of the aggregate purchase price as of July 31, 2007:

	Revised	Initial
	Allocation	Allocation	Change
	(In millions)

ASSETS
Current assets	$76.0	$77.2	$(1.2)
Property, plant and equipment	149.5	133.0	16.5
Mineral rights	607.7	619.9	(12.2)
Asset held for sale	14.0	—	14.0
Other assets	3.6	3.6	—

Total assets	$850.8	$833.7	$17.1

LIABILITIES
Current liabilities	$63.2	$61.3	$1.9
Long-term liabilities	186.4	171.2	15.2

Total liabilities	249.6	232.5	17.1

Purchase price	$601.2	$601.2	$0.0

The adjustment since our initial allocation reduced coal inventory by $1.1 million to reflect inventory survey adjustments, increased property, plant and equipment by $16.5 million and reduced mineral rights by $12.2 million to reflect market-based valuation adjustments. The asset held for sale represents the estimated fair value less cost to sell of the Beard-Pinnacle business, a pond fines recovery operation. The sale was completed on February 15, 2008. The increase in current liabilities reflects additional accruals for non-income taxes. The increase in long-term liabilities represents an increase in deferred tax liabilities resulting from further assessment of the purchase price for tax purposes.

The following unaudited pro forma information summarizes the results of operations for the years ended December 31, 2007 and December 31, 2006, as if the PinnOak acquisition had been completed as of the beginning of each period presented. The pro forma information gives effect to actual operating results prior to the acquisition. Adjustments made to cost of goods sold for depletion, inventory effects and depreciation for mining equipment, reflecting the preliminary allocation of purchase price to coal mining reserves, inventory and plant and equipment, interest expense and income taxes related to the acquisition, are reflected in the pro forma information. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition had occurred as of the beginning of the periods presented or that may be obtained in the future.

	2007	2006
	(In millions, except
	per common share)

Total revenues	$2,428.7	$2,176.5
Income before cumulative effect of accounting change	252.2	245.9

Net income	$252.2	$245.9

Earnings per common share — Basic	$2.98	$2.86

Earnings per common share — Diluted	$2.40	$2.29

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Amapá

On March 5, 2007, we acquired a 30 percent interest in the Amapá Project, a Brazilian iron ore project, through the acquisition of 100 percent of the shares of Centennial Amapá for approximately $133 million. The remaining 70 percent of the Amapá Project is currently owned by MMX, which is managing the construction and operations of the Amapá Project while we are supplying supplemental technical support.

The Amapá Project consists of a significant iron ore deposit, a 192-kilometer railway connecting the mine location to an existing port facility and 71 hectares of real estate on the banks of the Amazon River, reserved for a loading terminal. The Amapá Project began production of sinter fines in late-December 2007. It is expected that completion of construction of the concentrator and ramp up of production will occur in 2008. Once fully operational, production is targeted at 6.5 million tonnes of fines products annually.

In January 2008, Anglo American plc entered into a period of exclusive discussions with the controlling shareholder of MMX to purchase controlling interest in 51 percent interest in the Minos-Rio iron ore project and its 70 percent interest in the Amapá Project. The proposed transaction is subject to a number of terms and conditions, including MMX board and regulatory approvals and the negotiation of definitive transaction documents. In addition, MMX will be required to obtain security holder approval for the completion of the transaction.

Total project funding requirements are estimated to be between $550 million and $650 million (Company share $165 million to $195 million), including approximately $415 million to $490 million (Company share $125 million to $147 million) to be funded with project debt, and approximately $135 million to $160 million (Company share $40 million to $48 million) to be funded with equity contributions. As of December 31, 2007, Amapá had debt outstanding of approximately $419 million, with approximately $83 million representing loans from MMX. These loans will be converted to permanent financing under existing third party credit facilities during 2008. We are committed to funding 30 percent of the equity contributions and have guaranteed 30 percent of the third party project level debt until the project meets certain performance criteria. As of December 31, 2007, approximately $101 million of project debt was guaranteed by Cliffs. Capital contributions through December 31, 2007 have totaled approximately $89 million (Company share $26.7 million). Amapá was in compliance with its debt covenant requirements at December 31, 2007.

Sonoma

On April 18, 2007, we executed agreements to participate in Sonoma, a coking and thermal coal project located in Queensland, Australia. As of December 31, 2007, we invested $120.1 million to acquire and develop mining tenements and related infrastructure including the construction of a washplant, which will produce coal to meet the growing global demand. Our total investment in Sonoma is estimated to be $127.7 million. Immediately preceding Cliffs’ investment in the Sonoma Project, QCoal owned exploration permits and applications for mining leases for the real estate that is involved in the Sonoma Project (“Mining Assets”); however, development of the Mining Assets requires significant infrastructure including the construction of a rail loop and related equipment (“Non-Mining Assets”) and a facility that prepares the extracted coal for sale (the “Washplant”). Pursuant to a combination of interrelated agreements creating a structure whereby we own 100 percent of the Washplant, 8.33 percent of the Mining Assets and 45 percent of the Non-Mining Assets of Sonoma, we obtained a 45 percent economic interest in the collective operations of Sonoma. The following substantive legal entities exist within the Sonoma structure:

•	CAC, a wholly owned Cliffs subsidiary, is the conduit for Cliffs’ investment in Sonoma.

•	CAWO, a wholly owned subsidiary of CAC, owns the Washplant and receives 40 percent of Sonoma coal production in exchange for providing coal washing services to the remaining Sonoma participants.

•	SMM is the appointed operator of the mine assets, non-mine assets, and the Washplant. We own a 45 percent interest in SMM.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

•	Sonoma Sales, a wholly owned subsidiary of QCoal, is the sales agent for the participants of the coal extracted and processed in the Sonoma Project.

The objective of Sonoma is to mine and process coking and thermal coal for the benefit of the participants.

Pursuant to the terms of the agreements that comprise the Sonoma Project, Cliffs through CAC:

•	Paid $34.9 million of the total estimated cost of $37.6 million for an 8.33 percent undivided interest in the Mining Assets and a 45 percent undivided interest in the Non-Mining Assets and other expenditures, and

•	Paid $85.2 million of the total estimated cost of $90.1 million to construct the Washplant for a total investment of approximately $127.7 million.

While the individual components of our investment are disproportionate to the overall economics of the investment, the total investment is the same as if we had acquired a 45 percent interest in the Mining Assets and had committed to funding 45 percent of the cost of developing the Non-Mining Assets and the Washplant.

The Washplant is currently undergoing commissioning and the extraction of coal from the Sonoma Project began in December 2007.

These legal entities were evaluated for consolidation under FIN 46R:

CAWO — CAC owns 100 percent of the legal equity in CAWO; however, CAC is limited in its ability to make significant decisions about CAWO because the significant decisions are made by, or subject to approval of, the Operating Committee of the Sonoma Project, of which CAC is only entitled to 45 percent of the vote. As a result, we determined that CAWO is a VIE and that CAC should consolidate CAWO as the primary beneficiary because it absorbs greater than 50 percent of the residual returns and expected losses.

Sonoma Sales — Cliffs, including its related parties, does not have voting rights with respect to Sonoma Sales and is not party to any contracts that represent significant variable interests in Sonoma Sales. Therefore, even if Sonoma Sales were a variable interest entity, we determined that we are not the primary beneficiary and therefore would not consolidate Sonoma Sales.

SMM — SMM does not have sufficient equity at risk and is therefore a VIE under FIN 46R. Cliffs, through CAC, has a 45 percent voting interest in SMM and a contractual requirement to reimburse SMM for 45 percent of the costs that it incurs in connection with managing the Sonoma Project. However, Cliffs, including its related parties, does not have any contracts that would cause it to absorb greater than 50 percent of SMM’s expected losses and therefore is not considered to be the primary beneficiary of SMM. Thus, we account for our investment in SMM in accordance with the equity method rather than consolidate the entity. The effect of SMM on our financial statements is expected to be minimal since we paid a nominal amount for our interest in SMM and it is not expected to have net income.

Mining and Non-Mining Assets — Since we have an undivided interest in these assets and Sonoma is in an extractive industry, we have pro rata consolidated our share of these assets and costs in accordance with EITF 00-1.

Mining operations reached a milestone in December 2007, when the first coal was extracted from the mine. The Washplant is currently undergoing commissioning and is expected to be fully operational by the end of the first quarter of 2008. Severe flooding at the mine in mid-February 2008 has caused a delay in previously scheduled shipments. Incorporating the effects of the flooding, we expect total production of two million tonnes for 2008 and three to four million tonnes annually in 2009 and beyond. Production will include a equal mix of hard coking coal and thermal coal.

We have entered into arrangements with providers of credit facilities to guarantee our 45 percent share of certain Sonoma performance requirements relating to environmental compliance and take-or-pay provisions of port and rail contracts. At December 31, 2007, our 45 percent of such guarantees amounted to $9.5 million.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 3 — RELATED PARTIES

We co-own five of our six North American iron ore mines with various joint venture partners that are integrated steel producers or their subsidiaries. We are the manager of each of the mines we co-own and rely on our joint venture partners to make their required capital contributions and to pay for their share of the iron ore pellets we produce. The joint venture partners are also our customers.

The following is a summary of the mine ownership of these five North American iron ore mines:

	Percent Ownership
	Cleveland-		U.S. Steel
Mine	Cliffs Inc	ArcelorMittal	Canada	Laiwu

Empire	79.0	21.0	—	—
Tilden	85.0	—	15.0	—
Hibbing	23.0	62.3	14.7	—
United Taconite	70.0	—	—	30.0
Wabush	26.8	28.6	44.6	—

ArcelorMittal has a unilateral right to put its interest in the Empire mine to us at the end of 2007. This right has not been exercised.

On June 6, 2007, Consolidated Thompson Iron Mines Ltd. made a conditional offer to acquire the 71.4 percent of Wabush owned directly or indirectly by the Company (26.8 percent) and U.S. Steel Canada (44.6 percent) for cash plus warrants for the purchase of CLM common shares and the assumption by CLM of employee and asset retirement obligations. The offer was non-binding upon the Company and U.S. Steel Canada except for the grant to CLM of limited exclusivity and was conditional upon various matters including the negotiation and finalization of the definitive agreement and the Dofasco right of first refusal referred to below.

As part of the transaction, if completed, we would enter into an agreement whereby CLM would sell a pro rata share to us annually from 4.8 million tons of expected annual Wabush production from the date of the closing through December 31, 2009.

Dofasco, a subsidiary of ArcelorMittal, holds the remaining 28.6 percent of Wabush. The notification to Dofasco of the conditional acceptance of CLM’s offer by the Company and U.S. Steel Canada on June 8, 2007, triggered a 90-day right of first refusal option by Dofasco under terms of the joint venture agreement.

On August 30, 2007, Dofasco provided notice to the Company and U.S. Steel Canada that it was exercising its right of first refusal to purchase the Company’s and U.S. Steel Canada’s interest in the Wabush Mines Joint Venture. Negotiations have not been finalized and it is possible that the transaction may not be consummated.

Product revenues to related parties were as follows:

	2007	2006	2005
	(In millions)

Product revenues to related parties	$754.3	$649.2	$704.0
Total product revenues	1,997.3	1,669.1	1,512.2
Related party product revenue as a percent of total product revenue	37.8%	38.9%	46.6%

Accounts receivable from related parties were $11.1 million and $2.7 million at December 31, 2007 and 2006, respectively.

In 2002, we entered into an agreement with Ispat that restructured the ownership of the Empire mine and increased our ownership from 46.7 percent to 79 percent in exchange for assumption of all mine liabilities. Under the terms of the agreement, we indemnified Ispat from obligations of Empire in exchange for certain future

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

payments to Empire and to us by Ispat of $120.0 million, recorded at a present value of $49.4 million at December 31, 2007 ($54.9 million at December 31, 2006) with $37.4 million classified as Long-term receivable with the balance current, over the 12-year life of the supply agreement.

Supply agreements with one of our customers include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing for the year the product is consumed in the customer’s blast furnace. The supplemental pricing is characterized as an embedded derivative. See Derivative Financial Instruments in NOTE 1 for further information.

NOTE 4 — SEGMENT REPORTING

As a result of the PinnOak acquisition, our operating segments have changed. Our company is organized and managed according to product category and geographic location: North American Iron Ore, North American Coal, Asia-Pacific Iron Ore, Asia-Pacific Coal and Latin American Iron Ore. The North American Iron Ore segment is comprised of our interests in six North American mines which provide iron ore to the integrated steel industry. The North American Coal segment, comprised of PinnOak, which was acquired on July 31, 2007, provides metallurgical coal to the integrated steel industry. The Asia-Pacific Iron Ore segment, comprised of our interests in Portman is located in Western Australia and provides iron ore to steel producers in China and Japan. There are no intersegment revenues.

The Asia-Pacific Coal operating segment is comprised of our 45 percent economic interest in the Sonoma Coal Project in Queensland, Australia, which is in the development stage. The Latin American Iron Ore operating segment is comprised of our 30 percent Amapá interest in Brazil, which is also in the development stage. As a result, the Asia-Pacific Coal and Latin American Iron Ore operating segments do not meet reportable segment disclosure requirements and therefore are not separately reported.

In the past, we have evaluated segment results based on segment operating income. As a result of the PinnOak acquisition and our focus on reducing production costs, we now evaluate segment performance based on sales margin, defined as revenues less cost of goods sold identifiable to each segment. This measure of operating performance is an effective measurement as we continue to focus on reducing production costs throughout the Company.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table presents a summary of our reportable segments for 2007, 2006 and 2005. A reconciliation of segment sales margin to income from continuing operations before income taxes, minority interest and equity loss from ventures is as follows:

	2007		2006		2005
	(In millions)

Revenues from product sales and services:
North American Iron Ore	$1,745.4	76.7%	$1,560.7	81.2%	$1,535.0	88.2%
North American Coal	85.2	3.8	—	0.0	—	0.0
Asia-Pacific Iron Ore	444.6	19.5	361.0	18.8	204.5	11.8

Total revenues from product sales and services for reportable segments	$2,275.2	100.0%	$1,921.7	100.0%	$1,739.5	100.0%

Sales margin:
North American Iron Ore	$397.9		$327.4		$358.6
North American Coal	(31.7)		—		—
Asia-Pacific Iron Ore	95.8		86.6		30.4

Sales margin	462.0		414.0		389.0
Other operating income (expense)	(80.4)		(48.3)		(32.5)
Other income (expense)	(0.9)		22.1		11.6

Income from continuing operations before income taxes, minority interest and equity loss from ventures	$380.7		$387.8		$368.1

Depreciation, depletion and amortization:
North American Iron Ore	$40.7		$33.0		$29.3
North American Coal	17.9		—		—
Asia-Pacific Iron Ore	48.6		40.9		13.5

Total depreciation, depletion and amortization	$107.2		$73.9		$42.8

Capital additions:
North American Iron Ore	$64.4		$80.6		$63.9
North American Coal	11.1		—		—
Asia-Pacific Iron Ore	39.3		31.9		45.9
Other	120.3		—		—

Total capital additions	$235.1		$112.5		$109.8

Assets:
North American Iron Ore	$968.9		$1,154.0		$1,079.6
North American Coal	773.2		—		—
Asia-Pacific Iron Ore	1,083.8		785.7		667.1
Other	249.9		—		—

Total assets	$3,075.8		$1,939.7		$1,746.7

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Included in the consolidated financial statements are the following amounts relating to geographic locations:

	2007	2006	2005
	(In millions)

Revenue(1)
United States	$1,282.7	$1,109.2	$1,007.6
China	419.9	367.4	232.6
Canada	384.9	379.7	454.1
Japan	135.7	74.4	54.9
Other countries	66.5	2.7	3.4

Total revenue	$2,289.7	$1,933.4	$1,752.6

Long-lived assets
Australia	$691.6	$522.5
United States	1,132.3	362.4

Total long-lived assets	$1,823.9	$884.9

(1)	Revenue is attributed to countries based on the location of the customer and includes both Product sales and services and Royalties and management fees.

NOTE 5 — ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS

We had environmental and mine closure liabilities of $130.8 million and $103.9 million at December 31, 2007 and 2006, respectively. Payments in 2007 and 2006 were $9.2 million and $15.6 million, respectively. The obligations at December 31, 2007 and 2006 include:

	2007	2006
	(In millions)

Environmental	$12.3	$13.0
Mine closure
North American Iron Ore operating mines	61.8	54.7
LTVSMC	22.5	28.2
North American Coal	20.4	—
Asia-Pacific Iron Ore	9.5	8.0
Asia-Pacific Coal	4.3	—

Total mine closure	118.5	90.9

Total environmental and mine closure obligations	130.8	103.9

Less current portion	7.6	8.8

Long-term environmental and mine closure obligations	$123.2	$95.1

Environmental

Our mining and exploration activities are subject to various laws and regulations governing the protection of the environment. We conduct our operations to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. Our environmental liabilities of $12.3 million and $13.0 million at December 31, 2007 and 2006 respectively, including obligations for known environmental remediation exposures at active and closed mining operations and other sites, have been recognized

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Notes to Consolidated Financial Statements — (Continued)

based on the estimated cost of investigation and remediation at each site. If the cost can only be estimated as a range of possible amounts with no specific amount being most likely, the minimum of the range is accrued in accordance with SFAS 5. Future expenditures are not discounted unless the amount and timing of the cash disbursements are readily known. Potential insurance recoveries have not been reflected. Additional environmental obligations could be incurred, the extent of which cannot be assessed.

The environmental liability includes our obligations related to four sites that are independent of our iron mining operations, two former iron ore-related sites, two leased land sites where we are lessor and miscellaneous remediation obligations at our operating units. Three of these sites are Federal and State sites where we are named as a PRP: the Rio Tinto mine site in Nevada and the Kipling and Deer Lake sites in Michigan.

Milwaukee Solvay Site

In September 2002, we received a draft of a proposed Administrative Order by Consent from the EPA, for clean-up and reimbursement of costs associated with the Milwaukee Solvay coke plant site in Milwaukee, Wisconsin. The plant was operated from 1973 to 1983 by a company we acquired in 1986. In January 2003, we completed the sale of the plant site and property to a third party. Following this sale, we entered into an Administrative Order by Consent (“Solvay Consent Order”) with the EPA, the new owner and another third party who had operated on the site. In connection with this order, the new owner agreed to take responsibility for the removal action and agreed to indemnify us for all costs and expenses in connection with the removal action. In the third quarter of 2003, the new owner, after completing a portion of the removal, experienced financial difficulties. In an effort to continue progress on the removal action, we expended $0.9 million in the second half of 2003, $2.1 million in 2004 and $0.4 million in 2005 secured by a mortgage on the property. In September 2005, we received a notice of completion from the EPA documenting that all work had been fully performed in accordance with the order.

In August 2004, we received a Request for Information regarding the investigation of additional contamination below the ground surface at the site. The Request for Information was also sent to 13 other PRPs. In July 2005, we received a General Notice Letter from the EPA notifying us that the agency believes we may be liable and requesting that we, along with other PRPs, voluntarily perform clean-up activities at the site. We have responded, indicating that there had been no communications with other PRPs but that we were willing to begin the negotiation process with the EPA and other interested parties regarding a possible Consent Order. Subsequently, in July 2005, the EPA submitted to us a proposed Consent Order and informed us that three other PRPs had also expressed interest in negotiating a possible Consent Order.

At this time, the nature and extent of the contamination, the required remediation, the total cost of the clean-up and the cost sharing responsibilities of the PRPs cannot be determined, although the EPA indicated that it incurred $0.5 million in past response costs, which it will seek to recover from us and the other PRPs. As a result, we increased our environmental reserve for Milwaukee Solvay by $0.5 million in 2005.

In August 2006, we sold our mortgage on the site to East Greenfield. East Greenfield acquired the mortgage for the assumption of all environmental obligations and a cash payment of $2.25 million. In addition, East Greenfield deposited $4.5 million into an escrow account to fund any remaining environmental clean-up activities and to purchase insurance coverage with a $5 million limit. In the third quarter of 2006, we reduced our environmental reserve related to this site by $2.7 million to reflect our reduced liability. Subsequently, in December 2006, the Company and five other PRPs entered an Administrative Settlement Agreement and AOC with the EPA to conduct a Remedial Investigation/Feasibility Study and to reimburse certain response costs incurred by EPA. In January 2007, the PRP Group, including Cliffs, entered into an AOC to conduct a Remedial Investigation/Feasibility Study for the site, to include surface, subsurface and sediment sampling. The PRP Group has retained a consultant to conduct the site investigation. Following a series of meetings with EPA and Wisconsin Department of Natural Resources, a work plan for the Remedial Investigation/Feasibility Study was drafted and submitted to the EPA. Comments on the draft were received in December with a final plan targeted for February 2008.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Rio Tinto Mine Site

The Rio Tinto Mine Site is a historic underground copper mine located near Mountain City, Nevada, where tailings were placed in Mill Creek, a tributary to the Owyhee River. Site investigation and remediation work is being conducted in accordance with a Consent Order between the NDEP and the RTWG composed of Cliffs, Atlantic Richfield Company, Teck Cominco American Incorporated, and E. I. du Pont de Nemours and Company. The Consent Order provides for technical review by the U.S. Department of the Interior Bureau of Indian Affairs, the U.S. Fish & Wildlife Service, U.S. Department of Agriculture Forest Service, the NDEP and the Shoshone-Paiute Tribes of the Duck Valley Reservation (collectively, “Rio Tinto Trustees”). The Consent Order is currently projected to continue with the objective of supporting the selection of the final remedy for the site. Costs are shared pursuant to the terms of a Participation Agreement between the parties of the RTWG, who have reserved the right to renegotiate any future participation or cost sharing following the completion of the Consent Order.

The Rio Tinto Trustees have made available for public comment their plans for the assessment of NRD. The RTWG commented on the plans and also are in discussions with the Rio Tinto Trustees informally about those plans. The notice of plan availability is a step in the damage assessment process. The studies presented in the plan may lead to a NRD claim under CERCLA. There is no monetized NRD claim at this time.

During 2006, the focus of the RTWG was on development of alternatives for remediation of the mine site. A draft of an alternatives study was reviewed with NDEP, the EPA and the Rio Tinto Trustees and as of December 31, 2006, the alternatives have essentially been reduced to two: (1) tailings stabilization and long-term water treatment; and (2) removal of the tailings. The estimated costs range from approximately $10 million to $27 million. In recognition of the potential for an NRD claim, the parties are actively pursuing a global settlement, that would include the EPA and encompass both the remedial action and the NRD issues. We increased our reserve by $4.1 million in the third quarter of 2006 to reflect our estimated costs for completing the work under the existing Consent Order and our share of the eventual remediation costs based on a consideration of the various remedial measures and related cost estimates, which are currently under review. The expense was included in Selling, general and administrative in the Statements of Consolidated Operations.

During 2007 a number of meetings were held with the NDEP, the EPA, and the Rio Tinto Trustees (collectively, “RTAG”) regarding the remedial alternatives. Following a number of studies undertaken to evaluate the feasibility of a modified alternative for removal of the tailings, it was suggested that this could be the basis for a “global settlement”, incorporating both site remediation and potential NRD claims. During the fourth quarter of 2007, initial positions for a global settlement were exchanged between RTWG and RTAG. A mediation of cost allocation among the RTWG parties has been scheduled for the second quarter of 2008.

Kipling Furnace Site

In November 1991, the MDEQ notified us that it believed we were liable for contamination at the Kipling Furnace site in Kipling, Michigan and requested that we voluntarily undertake actions to remediate the site. We owned and operated a portion of the site from approximately 1902 through 1925 when we sold the property to CITGO Petroleum Company. CITGO in turn, operated at the site and thereafter sold the northern portion of the site to a third party. This northern portion of the site was the location of the majority of our former operations. CITGO has been working formally with MDEQ to address the portions of the site impacted by CITGO’s operations on the property, which occurred between 1925 and 1986. CITGO submitted a remedial action plan in August 2003 to the MDEQ. However, the MDEQ subsequently rejected this remedial action plan as being inadequate.

We responded to the 1991 letter by performing a hydrogeological investigation at the site in 1996, with follow-up monitoring occurring in 1998 through 2003. We developed a proposed remedial action plan to address materials associated with our former operations at the site. We currently estimate the cost of implementing our proposed remedial action to be $0.3 million, which was previously provided for in our environmental reserve. We have not yet implemented the proposed remedial action plan.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In June 2004, the MDEQ made a new demand to both CITGO and the Company to take responsive actions at the property, including development and submittal of a remedial action plan to the department for approval. CITGO and the Company agreed to cooperate in the development of a joint remedial action plan as encouraged by MDEQ. Additional investigative work at the site has been undertaken by CITGO. At this time, it is unclear whether the MDEQ, once aware of our response activities at the site to date, will require further investigations or implement a remedial action plan going beyond what has already been developed. Conducting further investigations, revising our proposed remedial action plan, or implementing the plan, could result in higher costs than recorded. In addition, an access agreement with the current owners will be required to conduct the remediation.

Deer Lake

Deer Lake is a reservoir located near Ishpeming, Michigan that historically provided water storage for the Carp River Power Plant that was razed in 1972. Elevated concentrations of mercury in Deer Lake fish were noted in 1981. Three known sources of mercury to the lake were atmospheric deposition, historic use of mercury in gold amalgamation on the west side of the lake, and releases of mercury to the City of Ishpeming sewer system, including waste assay solutions from a laboratory operated by Cliffs. The State of Michigan filed suit in 1982 alleging that we had liability for the mercury releases. A Consent Agreement was entered in 1984 that required certain remediation and mitigation, which was performed, and by 2003 mercury concentrations in fish had declined significantly. Subsequently, we engaged in negotiations with the State to comprehensively and completely resolve our liability for mercury releases. An amendment to the Consent Agreement between the Company and the State was entered by the Court on November 7, 2006. The agreement provides for additional remedial measures, long-term maintenance and provisions for public access to various water bodies which we own or control. All 2007 activities required by the amended Consent Agreement were completed.

Northshore Air Permit Matters

On December 16, 2006, Northshore submitted an application to the MPCA for an administrative amendment to its air pollution operating permit. The proposed amendment requested the deletion of a term in the air permit that was derived from a court case brought against the Silver Bay taconite operations in 1972. The permit term incorporated elements of the court-ordered requirement to reduce fiber emissions to below a medically significant level by installing controls that would be deemed adequate if the fiber levels in Silver Bay were below those of a “control city such as St. Paul”. We requested deletion of this “control city” permit requirement on the grounds that the court-ordered requirements had been satisfied more than 20 years ago and should no longer be included in the permit. The MPCA denied our application on February 23, 2007. We have appealed the denial to the Minnesota Court of Appeals (the “Amendment Appeal”). The Amendment Appeal is currently pending. Oral arguments were held on our appeal on February 21, 2008.

Subsequent to the filing of the Amendment Appeal, the MPCA alleged that Northshore was in violation of the control city standard based on new data that the MPCA collected showing that current fiber levels in St. Paul were lower than in Silver Bay for a period in 2007. Northshore filed a motion with the U.S. District Court for the District of Minnesota to re-open the original Reserve Mining case, requesting that the court declare the control city standard satisfied and the court’s injunction voided, or if the control city standard remained in effect, clarify that it was a fixed standard set at the 1980 level rather than a moving standard (the “Federal Suit”). Shortly thereafter, the Save Lake Superior Association and the Sierra Club filed a lawsuit in U.S. District Court for the District of Minnesota with respect to alleged violations of the control city standard (the “Citizens Suit”). On September 20, 2007, the court granted Northshore’s motion to stay the Citizen’s Suit pending resolution of the Federal Suit.

The Court entered an order in the Federal Suit on December 21, 2007, concluding that the 1975 federal court injunction from the case no longer had any force or effect. However, the court’s order also stated that the control city standard was a state permit requirement that can only be addressed in state court. While the determination that the 1975 federal injunction no longer has any effect is favorable, Northshore is currently analyzing the implications of

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the Federal Court order with respect to Northshore’s operating permit and pending state appeal. On February 21 2008, Northshore filed an appeal of certain aspects of the Federal Court’s order. The impact of the Federal Court order on the Citizen’s Suit is also unclear, although the MPCA stated during depositions in the Federal Court proceedings in November 2007 that based on current fiber sample results, it believes Northshore to be in compliance with the control city permit term.

Koolyanobbing operations

On May 14, 2007, the AEPA published a study in which they recommended the establishment of “A class reserves” for the protection of certain allegedly environmentally sensitive areas of Western Australia. Some of the proposed A class reserves overlap with mining tenements granted to Portman (the “Overlapping Areas”). The AEPA study has been submitted to the Minister for the Environment and Heritage.

Portman originally received governmental approval to mine in the Overlapping Areas in June 2003. Since that time, we have met all applicable environmental requirements. Although we are currently reviewing the study and the effects of the designation of the Overlapping Areas as A class reserves, such categorization may have a material effect on our operations. It is unknown at this time whether the Minister for the Environment and Heritage will accept the recommendations of the AEPA. If the recommendations of the AEPA are accepted, we will challenge any such decision.

Mine Closure

The mine closure obligation of $118.5 million and $90.9 million at December 31, 2007 and 2006, respectively, includes our four consolidated North American operating iron ore mines, a closed operation formerly known as LTVSMC and our Asia-Pacific iron ore mines. The 2007 obligation also includes three consolidated North American operating coal mines and the coal mine at Sonoma.

The LTVSMC closure obligation results from an October 2001 transaction where we received a net payment of $50 million and certain other assets and assumed environmental and facility closure obligations estimated at $50 million, which obligations have declined to $22.5 million at December 31, 2007. In the fourth quarter of 2007, we sold portions of the former LTVSMC site. The sale included cash proceeds of approximately $18 million and the assumption by Mesabi Nugget of certain environmental and reclamation liabilities. The assets sold to Mesabi Nugget consist of ownership and leasehold interests in the subject real property, including mineral and surface rights. We also sold certain assets at the LTVSMC site to PolyMet in 2005 and 2006. PolyMet has assumed responsibility for environmental and reclamation obligations related to the purchased assets. We will reduce our liability related to these obligations as they are completed by PolyMet. See NOTE 14 — FAIR VALUE OF FINANCIAL INSTRUMENTS.

The accrued closure obligation for our active mining operations of $96.0 million provides for contractual and legal obligations associated with the eventual closure of the mining operations. We determined the obligations, based on detailed estimates, adjusted for factors that an outside third party would consider (i.e., inflation, overhead and profit), escalated to the estimated closure dates and then discounted using a credit adjusted risk-free interest rate for the initial estimates. The estimate at December 31, 2007 and 2006 included incremental increases in the closure cost estimates and minor changes in estimates of mine lives at Empire and United Taconite. The closure date for each location was determined based on the exhaustion date of the remaining economic iron ore reserves. The accretion of the liability and amortization of the related fixed asset is recognized over the estimated mine lives for each location.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following summarizes our asset retirement obligation liability at December 31:

	2007	2006
	(In millions)

Asset retirement obligation at beginning of year	$62.7	$52.5
Accretion expense	6.6	5.1
PinnOak acquisition	19.9	—
Sonoma investment	4.3	—
Reclassification from environmental obligations	1.1	—
Exchange rate changes	0.9	0.7
Revision in estimated cash flows	0.5	4.4

Asset retirement obligation at end of year	$96.0	$62.7

NOTE 6 — CREDIT FACILITIES

On August 17, 2007, we entered into a five-year unsecured credit facility with a syndicate of 13 financial institutions. The facility provides $800 million in borrowing capacity, comprised of $200 million in term loans and $600 million in revolving loans, swing loans and letters of credit. Loans are drawn with a choice of interest rates and maturities, subject to the terms of the agreement. Interest rates are either (1) a range from LIBOR plus 0.45 percent to LIBOR plus 1.125 percent based on debt and earnings or (2) the prime rate or the prime rate plus 1.125 percent, based on debt and earnings.

The credit agreement replaces a $500 million credit agreement dated June 23, 2006 between Cliffs and various lenders, which was scheduled to expire June 23, 2011. It also replaces a credit agreement dated July 26, 2007 between Cliffs and various lenders for a $150 million revolving credit facility scheduled to expire July 24, 2008. We incurred $0.8 million of expense, recorded in Interest expense on the Statements of Consolidated Operations, related to the accelerated write-off of debt issuance costs due to the replacement of the $500 million credit facility. The credit facility has two financial covenants based on: (1) debt to earnings ratio and (2) interest coverage ratio. As of December 31, 2007, we were in compliance with the covenants in the credit agreement.

As of December 31, 2007, $240 million was drawn in revolving loans and the principal amount of letter of credit obligations totaled $16.2 million under the credit facility. We also had $200 million drawn in term loans. We had $343.8 million of borrowing capacity available under the $800 million credit facility at December 31, 2007. The weighted average annual interest rate for outstanding revolving and term loans under the credit facility was 5.81 percent as of December 31, 2007. After the effect of interest rate hedging, the weighted average annual borrowing rate was 5.68 percent.

Portman is party to a A$40 million multi-option credit facility, which was finalized in April 2007. The floating interest rate is 20 basis points over the 90-day bank bill swap rate in Australia. At December 31, 2007, the outstanding bank commitments were A$12.5 million, reducing borrowing capacity to A$27.5 million. The facility has two covenants: (1) debt to earnings ratio and (2) interest coverage ratio. As of December 31, 2007, Portman was in compliance with the covenants in the credit facility.

In 2005, Portman secured five-year financing from its customers in China as part of its long-term sales agreements to assist with the funding of the expansion of its Koolyanobbing mining operations. The borrowings, totaling $6.2 million at December 31, 2007, accrued interest annually at five percent. The borrowings require principal payments of approximately $0.8 million plus accrued interest to be made each January 31 for the next two years, with the balance due in full on January 31, 2010.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 7 — LEASE OBLIGATIONS

We lease certain mining, production, and other equipment under operating and capital leases. The leases are for varying lengths, generally at market interest rates and contain purchase and/or renewal options at the end of the terms. Our operating lease expense was $14.7 million, $14.2 million and $12.9 million in 2007, 2006 and 2005, respectively. Capital leases were $68.2 million and $37.2 million at December 31, 2007 and 2006, respectively. Corresponding accumulated amortization of capital leases included in respective allowances for depreciation was $15.2 million and $12.8 million at December 31, 2007 and 2006, respectively.

Future minimum payments under capital leases and noncancellable operating leases, at December 31, 2007 were:

	Capital	Operating
Year Ended December 31,	Leases	Leases
	(In millions)

2008	$9.7	$18.2
2009	10.1	16.8
2010	8.7	14.7
2011	8.7	10.3
2012	8.4	6.5
2013 and thereafter	31.8	11.4

Total minimum lease payments	77.4	$77.9

Amounts representing interest	21.0

Present value of net minimum lease payments	$56.4

Total minimum capital lease payments of $77.4 million include $1.0 million and $76.4 million for our North American Iron Ore segment and Asia-Pacific Iron Ore segment, respectively. Total minimum operating lease payments of $77.9 million include $56.8 million for our North American Iron Ore segment, $1.0 million for our North American Coal segment, $14.6 million for our Asia-Pacific Iron Ore segment and $5.5 million related to our corporate office.

NOTE 8 — RETIREMENT RELATED BENEFITS

We offer defined benefit pension plans, defined contribution pension plans and other postretirement benefit plans to most employees in our North American Iron Ore operations as part of a total compensation and benefits program. Employees of the North American Coal segment receive similar benefits as our North American Iron Ore operations, except for defined benefit plans. We do not have employee retirement benefit obligations at our Asia-Pacific operations.

The defined benefit pension plans are largely noncontributory and benefits are generally based on employees’ years of service and average earnings for a defined period prior to retirement or a minimum formula. On September 12, 2006, the Company’s Board of Directors approved modifications to the pension benefits provided to salaried participants. The modifications retroactively reinstated the final average pay benefit formula (previously terminated and replaced with a cash balance formula in July 2003) to allow for additional accruals through June 30, 2008 or the continuation of benefits under an improved cash balance formula, whichever is greater. The change increased the PBO by $15.1 million and pension expense by $1.1 million in 2006. Defined pension plan benefit changes pursuant to the four-year labor agreements reached with the USW for U.S. employees, effective August 1, 2004, and similar changes agreed on for salaried workers, were first recognized in 2005 pension expense. The changes enhanced the temporary supplemental benefit provided under the defined benefit plans and resulted in an increase of $4.0 million in PBO and $0.6 million in 2005 pension expense.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In addition, we currently provide various levels of retirement health care and OPEB to most full-time employees who meet certain length of service and age requirements (a portion of which are pursuant to collective bargaining agreements). Most plans require retiree contributions and have deductibles, co-pay requirements, and benefit limits. Most bargaining unit plans require retiree contributions and co-pays for major medical and prescription drug coverage. Effective July 1, 2003, we imposed an annual limit on our cost for medical coverage under the U.S. salaried plans, except for the plans covering participants at the Northshore and LS&I operations. The annual limit applies to each covered participant and equals $7,000 for coverage prior to age 65 and $3,000 for coverage after age 65, with the retiree’s participation adjusted based on the age at which retiree’s benefits commence. The covered participant pays an amount for coverage equal to the excess of (i) the average cost of coverage for all covered participants, over (ii) the participant’s individual limit, but in no event will the participant’s cost be less than 15 percent of the average cost of coverage for all covered participants. The changes implemented to the U.S. salaried pension and other benefit plans reduced costs by an estimated $8.0 million on an annualized basis. We do not provide OPEB for most U.S. salaried employees hired after January 1, 1993. OPEB are provided through programs administered by insurance companies whose charges are based on benefits paid.

Our North American Coal segment is required under an agreement with the UMWA to pay amounts into the UMWA pension trusts based principally on hours worked by UMWA-represented employees. These multiemployer pension trusts provide benefits to eligible retirees through a defined benefit plan.

The UMWA 1993 Benefit Plan is a defined contribution plan that was created as the result of negotiations for the NBCWA of 1993. The Plan provides healthcare insurance to orphan UMWA retirees who are not eligible to participate in the Combined Fund or the 1992 Benefit Fund or whose last employer signed the 1993 or later NBCWA and who subsequently goes out of business. Contributions to the Trust are at a rate of $4.00 per hour worked and amounted to $2.6 million for the five-month period since the PinnOak acquisition.

Pursuant to the four-year labor agreements reached with the USW for U.S. employees, effective August 1, 2004, negotiated plan changes capped our share of future bargaining unit retirees’ healthcare premiums at 2008 levels for the years 2009 and beyond. The agreements also provide that Cliffs and its partners fund an estimated $220 million into bargaining unit pension plans and VEBAs during the term of the contracts.

In December 2003, The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 was enacted. This act introduced a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Our measures of the accumulated postretirement benefit obligation and net periodic postretirement benefit cost as of December 31, 2004, and for periods thereafter reflect amounts associated with the subsidy. As a result, year 2007, 2006, and 2005 OPEB expense reflect estimated cost reductions of $2.5 million, $3.0 million and $3.4 million, respectively. We elected to adopt the retroactive transition method for recognizing the OPEB cost reduction in the second quarter 2004. The following table summarizes the annual costs for the retirement plans.

	2007	2006	2005
	(In millions)

Defined benefit pension plans	$17.4	$23.0	$18.9
Defined contribution pension plans	5.1	4.6	4.0
Other postretirement benefits	4.5	9.8	13.7

Total	$27.0	$37.4	$36.6

The following tables and information provide additional disclosures for our consolidated plans.

Obligations and Funded Status

On September 29, 2006, the FASB issued SFAS 158, requiring an entity to recognize on its balance sheet the funded status of its defined benefit postretirement plans. Changes in the funded status of a defined benefit

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Notes to Consolidated Financial Statements — (Continued)

postretirement plan are recognized, net of tax, within accumulated other comprehensive income, effective for fiscal years ending after December 31, 2006.

The following tables and information provide additional disclosures for the year-ended December 31, 2007 and 2006:

	Pension Benefits		Other Benefits
	2007	2006	2007	2006
		(In millions)

Change in benefit obligations:
Benefit obligations — beginning of year	$706.7	$698.0	$272.2	$301.2
Service cost (excluding expenses)	11.4	10.1	2.1	2.2
Interest cost	38.9	38.2	14.5	14.8
Plan amendments	—	14.1	—	—
Actuarial gain	(29.8)	(9.9)	(28.0)	(30.8)
Benefits paid	(46.4)	(43.8)	(22.4)	(19.2)
Participant contributions	—	—	3.3	2.9
Federal subsidy on benefits paid	—	—	1.2	1.1
Acquisitions	—	—	9.8	—

Benefit obligations — end of year	$680.8	$706.7	$252.7	$272.2

Change in plan assets:
Fair value of plan assets — beginning of year	$568.7	$511.5	$114.9	$86.9
Actual return on plan assets	41.5	60.3	6.7	12.8
Employer contributions	32.5	40.7	5.2	15.4
Benefits paid	(46.4)	(43.8)	(0.1)	(0.2)

Fair value of plan assets — end of year	$596.3	$568.7	$126.7	$114.9

Funded status at December 31:
Fair value of plan assets	$596.3	$568.7	$126.7	$114.9
Benefit obligations	(680.8)	(706.7)	(252.7)	(272.2)

Funded status (plan assets less benefit obligations)	$(84.5)	$(138.0)	$(126.0)	$(157.3)

Amount recognized at December 31	$(84.5)	$(138.0)	$(126.0)	$(157.3)

Amounts recognized in Statements of Financial Position:
Noncurrent assets	$6.7	$2.1	$—	$—
Current liabilities	(1.5)	—	(11.2)	(18.3)
Noncurrent liabilities	(89.7)	(140.1)	(114.8)	(139.0)

Net amount recognized	$(84.5)	$(138.0)	$(126.0)	$(157.3)

Amounts recognized in accumulated other comprehensive income:
Net actuarial loss	$160.0		$70.8
Prior service (credit) cost	22.4		(22.2)
Transition asset	—		(15.1)

Net amount recognized	$182.4		$33.5

The estimated amounts that will be amortized from accumulated other comprehensive income into net periodic benefit cost in 2008:
Net actuarial loss	$8.7		$5.6
Prior service (credit) cost	3.7		(5.6)
Transition asset	—		3.0

Net amount recognized	$12.4		$3.0

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Pension Plans					Other Postretirement Benefits
	Salaried	Hourly	Mining	SERP	Total	Salaried	Hourly	Total
	(In millions)

Fair value of plan assets	$253.4	$342.8	$0.1	$—	$596.3	$—	$126.7	$126.7
Benefit obligation	(243.4)	(430.6)	(1.6)	(5.2)	(680.8)	(54.8)	(197.9)	(252.7)
Funded status	$10.0	$(87.8)	$(1.5)	$(5.2)	$(84.5)	$(54.8)	$(71.2)	$(126.0)

The accumulated benefit obligation for all defined benefit pension plans was $657.6 million and $681.0 million at December 31, 2007 and 2006, respectively.

Components of Net Periodic Benefit Cost

	Pension Benefits			Other Benefits
	2007	2006	2005	2007	2006	2005
	(In millions)

Service cost	$11.4	$10.1	$9.2	$2.1	$2.2	$2.1
Interest cost	38.9	38.2	37.0	14.5	14.8	16.2
Expected return on plan assets	(47.1)	(42.6)	(39.3)	(10.1)	(8.2)	(6.5)
Amortization:
Net (asset) obligation	—	(2.1)	(3.6)	(3.0)	(3.0)	(3.0)
Prior service costs	3.8	2.8	2.5	(5.6)	(5.6)	(5.6)
Net actuarial loss (gain)	10.4	16.6	13.1	6.5	9.6	10.5

Net periodic benefit cost	$17.4	$23.0	$18.9	$4.4	$9.8	$13.7
Current year actuarial (gain)	(24.0)	N/A	N/A	(24.5)	N/A	N/A
Amortization of net (loss)	(10.4)	N/A	N/A	(6.5)	N/A	N/A
Current year prior service cost	—	N/A	N/A	—	N/A	N/A
Amortization of prior service (cost) credit	(3.8)	N/A	N/A	5.6	N/A	N/A
Amortization of transition asset	—	N/A	N/A	3.0	N/A	N/A

Total recognized in other comprehensive income	$(38.2)	N/A	N/A	$(22.4)	N/A	N/A

Total recognized in net periodic cost and other comprehensive income	$(20.8)	N/A	N/A	$(18.0)	N/A	N/A

Additional Information

	Pension Benefits		Other Benefits
	2007	2006	2007	2006
	(In millions)

Effect of change in mine ownership & minority interest	$45.8	$47.0	$5.4	$7.1
Actual return on plan assets	41.5	60.3	6.6	12.8

Assumptions

At December 31, 2007 we increased our discount rate to 6.00 percent from 5.75 percent at December 31, 2006. The U.S. discount rates are determined by matching the projected cash flows used to determine the PBO and APBO to a projected yield curve of approximately 400 Aa graded bonds in the 10th to 90th percentiles. These bonds are either noncallable or callable with make-whole provisions. The duration matching produced rates ranging from 5.97 percent to 6.12 percent for our plans.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Weighted-average assumptions used to determine benefit obligations at December 31 were:

	Pension Benefits		Other Benefits
	2007	2006	2007	2006

Discount rate	6.00%	5.75%	6.00%	5.75%
Rate of compensation increase	4.13	4.16	4.50	4.50

Weighted-average assumptions used to determine net benefit cost for the years 2007, 2006 and 2005 were:

	Pension Benefits				Other Benefits
	2007	2006		2005	2007	2006	2005

Discount rate	5.75%	5.50/5.75	%(1)	5.75%	5.75%	5.50%	5.75%
Expected return on plan assets	8.50	8.50		8.50	8.50	8.50	8.50
Rate of compensation increase	4.16	4.12		4.16	4.50	4.50	4.50

(1)	Year 2006 SFAS 87 expense was re-measured on September 12, 2006 at 5.75 percent to recognize benefit improvements for salaried participants.

Assumed Health Care Cost Trend Rates at December 31 were:

	2007	2006

Health care cost trend rate assumed for next year	7.00%	7.50%
Ultimate health care cost trend rate	5.00	5.00
Year that the ultimate rate is reached	2012	2012

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	Increase	Decrease
	(In millions)

Effect on total of service and interest cost	$1.6	$(1.3)
Effect on postretirement benefit obligation	23.5	(19.8)

Plan Assets

The returns and risks associated with alternative investment strategies in relation to the current and projected liabilities of the various pension and VEBA plans are reviewed regularly to determine appropriate asset allocation strategies for each plan.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Pension

The pension plan asset allocation at December 31, 2007, and 2006, and the target allocation for 2008 are as follows:

		Percentage of
	2008	Plan Assets at
	Target	December 31,
Asset Category	Allocation	2007	2006

Equity securities	54.2%	53.0%	54.8%
Debt securities	31.8	32.6	31.5
Hedge funds	4.0	4.2	3.9
Real estate	10.0	10.1	9.7
Cash	—	0.1	0.1

Total	100.0%	100.0%	100.0%

	Assets at December 31,
Asset Category	2007	2006
	(In millions)

Equity securities	$315.8	$311.4
Debt securities	194.0	179.1
Hedge funds	25.3	22.4
Real estate	60.4	55.0
Cash	0.8	0.8

Total	$596.3	$568.7

The expected return on plan assets represents the weighted average of expected returns for each asset category. Expected returns are determined based on historical performance, adjusted for current trends. The expected return is net of benefit plan expenses.

VEBA

Assets for other benefits include VEBA trusts pursuant to bargaining agreements that are available to fund retired employees’ life insurance obligations and medical benefits. The other benefit plan asset allocation at December 31, 2007, and 2006, and target allocation for 2008 are as follows:

		Percentage of
	2008	Plan Assets at
	Target	December 31,
Asset Category	Allocation	2007	2006

Equity securities	59.6%	58.8%	60.7%
Debt securities	34.1	36.0	34.0
Hedge funds	6.3	5.0	5.1
Cash	—	0.2	0.2

Total	100.0%	100.0%	100.0%

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Assets at December 31,
Asset Category	2007	2006
	(In millions)

Equity securities	$74.5	$69.8
Debt securities	45.6	39.1
Hedge funds	6.4	5.8
Cash	0.2	0.2

Total	$126.7	$114.9

The expected return on plan assets represents the weighted average of expected returns for each asset category. Expected returns are determined based on historical performance, adjusted for current trends. The expected return is net of benefit plan expenses.

Annual contributions to the pension plans are made within income tax deductibility restrictions in accordance with statutory regulations. In the event of plan termination, the plan sponsors could be required to fund additional shutdown and early retirement obligations that are not included in the pension obligations.

		Other Benefits
	Pension		Direct
Company Contributions	Benefits	VEBA	Payments	Total
	(In millions)

2006	$40.7	$15.4	$15.0	$30.4
2007	32.5	5.2	17.8	23.0
2008 (Expected)*	24.4	4.8	11.2	16.0

*	Because the United Taconite VEBA trust is at least 90 percent funded at December 31, 2007, contributions are not required. Pursuant to the bargaining agreement, benefits can be paid from VEBA trusts that are at least 70 percent funded.

VEBA plans are not subject to minimum regulatory funding requirements. Amounts contributed are pursuant to bargaining agreements.

Contributions by participants to the other benefit plans were $3.3 million and $2.9 million for years ended December 31, 2007 and 2006, respectively.

We are currently considering various options for the amount to be contributed to the pension plans during 2008. The amounts reflected represent minimum funding requirements and bargaining agreements.

Estimated Cost for 2008

For 2008, we estimate net periodic benefit cost as follows:

(In millions)

Defined benefit pension plans	$15.4
Defined contribution plans	5.3
Other postretirement benefits	3.9

Total	$24.6

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Estimated Company Benefit Payments

		Other Benefits
		Gross	Less	Net
	Pension	Company	Medicare	Company
	Benefits	Benefits	Subsidy	Payments
	(In millions)

2008	$50.7	$18.9	$1.4	$17.5
2009	49.7	19.6	1.3	18.3
2010	49.5	20.3	1.3	19.0
2011	50.1	20.7	1.2	19.5
2012	54.8	20.9	1.3	19.6
2013-2017	255.5	105.9	7.2	98.7

Other Potential Benefit Obligations

While the foregoing reflects our obligation, our total exposure in the event of non-performance is potentially greater. Following is a summary comparison of the total obligation:

	December 31, 2007
	Defined
	Benefit	Other
	Pensions	Benefits
	(In millions)

Fair value of plan assets	$596.3	$126.7
Benefit obligation	680.8	252.7

Underfunded status of plan	$(84.5)	$(126.0)

Additional shutdown and early retirement benefits	$38.6	$27.9

NOTE 9 —	INCOME TAXES

Income from continuing operations before income taxes and minority interest include the following components:

	2007	2006	2005
	(In millions)

United States	$312.3	$304.9	$345.0
Foreign	68.4	82.9	23.1

	$380.7	$387.8	$368.1

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The components of the provision for income taxes on continuing operations consist of the following:

	2007	2006	2005
	(In millions)

Current provision:
United States federal	$67.7	$59.0	$63.5
United States state & local	1.0	2.1	3.3
Foreign	48.5	34.6	22.4

	117.2	95.7	89.2
Deferred provision (benefit):
United States federal	(12.7)	10.4	7.3
United States state & local	(2.9)	(0.5)	2.8
Foreign	(17.5)	(14.7)	(14.5)

	(33.1)	(4.8)	(4.4)

Total provision on continuing operations	$84.1	$90.9	$84.8

Reconciliation of our income tax attributable to continuing operations computed at the United States federal statutory rate is as follows:

	2007	2006	2005
	(In millions)

Tax at U.S. statutory rate of 35 percent	$133.3	$135.7	$128.8
Increase (decrease) due to:
Percentage depletion in excess of cost depletion	(46.9)	(32.7)	(37.6)
Tax effect of foreign operations	(6.6)	(8.6)	—
State taxes, net	(2.4)	1.6	5.0
Manufacturer’s deduction	(4.3)	(1.2)	(0.5)
Valuation allowance	13.0	—	(8.9)
Other items — net	(2.0)	(3.9)	(2.0)

Income tax expense	$84.1	$90.9	$84.8

The components of income taxes for other than continuing operations consisted of the following:

	2007	2006	2005
	(In millions)

Discontinued operations	$0.2	$0.2	$(0.4)
Cumulative effect of accounting change	—	—	2.8
Other comprehensive (income) loss:
Postretirement liability	20.1	9.7	(10.5)
Mark-to-market adjustments	7.1	6.9	0.8

	27.2	16.6	(9.7)
Cumulative effect of implementing SFAS 158	—	(60.4)	—
Paid in capital — stock options	(4.3)	1.4	(2.6)

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Significant components of our deferred tax assets and liabilities as of December 31, 2007 and 2006 are as follows:

	2007	2006
	(In millions)

Deferred tax assets:
Pensions	$48.6	$62.7
Postretirement benefits other than pensions	38.5	41.9
Deferred revenue	—	23.2
Alternative minimum tax credit carryforwards	20.4	12.8
Capital loss carryforwards	13.2	11.9
Development	13.6	11.9
Asset retirement obligations	18.4	7.7
Operating loss carryforwards	13.4	2.2
Product inventories	10.6	—
Contingent purchase price	43.7	—
Other liabilities	49.1	31.7

Total deferred tax assets before valuation allowance	269.5	206.0
Deferred tax asset valuation allowance	26.3	11.9

Net deferred tax assets	243.2	194.1
Deferred tax liabilities:
Properties	257.0	135.2
Investment in ventures	99.4	20.5
Product inventories	—	12.9
Other assets	17.0	28.1

Total deferred tax liabilities	373.4	196.7

Net deferred tax liabilities	$(130.2)	$(2.6)

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The deferred tax amounts are classified on the Statements of Consolidated Financial Position as current or long-term in accordance with the asset or liability to which they relate. Following is a summary:

	2007	2006
	(In millions)

Deferred tax assets:
United States
Current	$17.3	$9.4
Long-term	42.1	107.0

Total United States	59.4	116.4
Foreign
Current	0.6	—

Total deferred tax assets	60.0	116.4
Deferred tax liabilities:
Foreign
Current	2.6	2.0
Long-term	187.6	117.0

Total deferred tax liabilities	190.2	119.0

Net deferred tax liabilities	$(130.2)	$(2.6)

At December 31, 2007, we had $20.4 million of deferred tax assets related to United States alternative minimum tax credits that can be carried forward indefinitely.

At December 31, 2007, we had United States federal, state and foreign net operating losses of $1.1 million, $38.8 million and $43.7 million, respectively. The United States federal net operating loss carryforward will expire in 2022, the state net operating losses will begin to expire in 2022 and the foreign net operating loss can be carried forward indefinitely. The tax benefit related to the federal and foreign net operating loss carryforwards is $0.4 million and $13.0 million, respectively. We also have a capital loss carryforward of $44.2 million which can be carried forward indefinitely. The tax benefit related to the capital loss carryforward is $13.3 million.

Gross deferred tax assets as of December 31, 2007 and 2006 have been reduced by $26.3 million and $11.9 million, respectively, to amounts that are considered more-likely-than-not of being realized. Of the $26.3 million at December 31, 2007, $13.3 million relates to Portman deferred tax assets existing at the time of the 2005 acquisition. Any reversal of this portion of the valuation allowance reduces goodwill.

At December 31, 2007, cumulative undistributed earnings of our Asia-Pacific Iron Ore subsidiary included in consolidated retained earnings amounted to $78.7 million. These earnings are indefinitely reinvested in international operations. Accordingly, no provision has been made for deferred taxes related to the future repatriation of these earnings, nor is it practicable to determine the amount of this liability.

On January 1, 2007, we adopted the provisions of FIN 48. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The effects of applying this Interpretation resulted in a decrease of $7.7 million to retained earnings as of January 1, 2007.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(In millions)

Unrecognized tax benefits balance as of January 1, 2007	$12.3
Increases for tax positions in prior years	3.3
Decreases for tax positions in prior years	(0.4)
Settlements	—
Lapses in statutes of limitations	—

Unrecognized tax benefits balance as of December 31, 2007	$15.2

At December 31, 2007, we had $15.2 million of unrecognized tax benefits recorded in Other liabilities on the Statements of Consolidated Financial Position, of which $15.2 million, if recognized, would impact the effective tax rate. We recognize potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2007, we had $11.0 million of accrued interest related to the unrecognized tax benefits.

Tax years that remain subject to examination are years 2003 and forward for the United States, 1993 and forward for Canada and 1994 and forward for Australia. It is reasonably possible that a decrease of $11.2 million in unrecognized tax benefit obligations will occur within the next 12 months due to expected settlements with the taxing authorities. While the expected settlements remain uncertain, before settlement, it is reasonably possible that the amount of unrecognized tax benefit may increase by $1.0 million.

NOTE 10 —	PREFERRED STOCK

In January 2004, we completed an offering of $172.5 million of redeemable cumulative convertible perpetual preferred stock, without par value, issued at $1,000 per share. The preferred stock pays quarterly cash dividends at a rate of 3.25 percent per annum, has a liquidation preference of $1,000 per share and is convertible into our common shares at an adjusted rate of 133.0646 common shares per share of preferred stock, which is equivalent to an adjusted conversion price of $7.56 per share at December 31, 2007, subject to further adjustment in certain circumstances. Each share of preferred stock may be converted by the holder if during any quarter ending after March 31, 2004 the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding quarter exceeds 110 percent of the applicable conversion price on such trading day ($8.31 at December 31, 2007; this threshold was met as of December 31, 2007). The satisfaction of this condition allows conversion of the preferred stock during the quarter ending March 31, 2008. Holders of preferred stock may also convert: (1) if during the five business day period after any five consecutive trading-day period in which the trading price per share of preferred stock for each day of that period was less than 98 percent of the product of the closing sale price of our common stock and the applicable conversion rate on each such day; (2) upon the occurrence of certain corporate transactions; or (3) if the preferred stock has been called for redemption.

On or after January 20, 2009, we may, at our option, redeem some or all of the preferred stock at a redemption price equal to 100 percent of the liquidation preference, plus accumulated but unpaid dividends, but only if the closing price exceeds 135 percent of the conversion price, subject to adjustment, for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice. We may also exchange the preferred stock for convertible subordinated debentures in certain circumstances. We have reserved approximately 22.4 million common treasury shares for possible future issuance for the conversion of the preferred stock. Our shelf registration statement with respect to the resale of the preferred stock, the convertible subordinated debentures that we may issue in exchange for the preferred stock and the common shares issuable upon conversion of the preferred stock and the convertible subordinated debentures was declared effective by the SEC on July 22, 2004. We are no longer contractually obligated to maintain the effectiveness of the registration statement due to the expiration of the effectiveness period. Accordingly, on February 14, 2006, we deregistered 92,655 shares of Preferred Stock, $172.5 million in aggregate principal amount of debentures and approximately 11.2 million

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

common shares that have not been resold. The preferred stock is classified for accounting purposes as “temporary equity” reflecting certain provisions of the agreement that could, under remote circumstances (the delisting of our common stock on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association), require us to redeem the preferred stock for cash. If we are in a default in the payment of six quarterly dividends on the preferred stock, the holders of the preferred stock will thereafter be entitled to elect two directors until all accrued and unpaid dividends are paid.

The following is a summary of activity of the preferred stock during 2007 and 2006:

	2007	2006

Number of preferred shares converted	37,585	200
Number of common shares issued from Treasury upon conversion	4,975,296	26,132
Balance of preferred stock outstanding as of December 31,	134,715	172,300
Redemption value at December 31 (in millions)	$899	$547

On January 17, 2008, 24,010 preferred shares were converted to 3,178,352 shares of common stock at a conversion rate of 133.0646, reducing our preferred stock outstanding to 110,705 shares.

NOTE 11 —	STOCK PLANS

Nonemployee Directors

The Directors’ Plan was amended in 2001 to authorize us to issue up to 800,000 common shares to Nonemployee Directors. The Directors’ Plan provides for Director Share Ownership Guidelines (“Guidelines”). A Director is required by the end of a four-year period to own either (i) a total of at least 8,000 common shares, or (ii) hold common shares with a market value of at least $100,000. If the Nonemployee Director does not meet the Guidelines assessed December 1, annually, the Nonemployee Director must take $15,000 of the annual retainer ($32,500) in common shares (“Required Retainer”) until such time the Nonemployee Director reaches the Guidelines. Once the Nonemployee Director meets the Guidelines, the Nonemployee Director may elect to receive the Required Retainer in cash.

In order to help Nonemployee Directors achieve their Guidelines, the Directors’ Plan also provides for an Annual Equity Grant (“Equity Grant”). The Equity Grant is awarded at our Annual Meeting each year to all Nonemployee Directors elected or re-elected by the shareholders. The value of the Equity Grant is $32,500 payable in restricted shares with a three-year vesting period from the date of grant. The closing market price of our common shares on our Annual Meeting Date is divided into the $32,500 Equity Grant to determine the number of restricted shares awarded. A Director may elect to defer the Equity Grant into the Nonemployee Directors’ Deferred Compensation Plan (“Compensation Plan”). A Director who is 69 or older at the Equity Grant date will receive common shares with no restrictions.

For the last three years, restricted Equity Grant shares have been awarded to elected or re-elected Directors as follows:

	Restricted Equity	Deferred Equity
Date of Grant	Grant Shares	Grant Shares

July 12, 2005	12,064	—
September 13, 2005	1,128	—
May 8, 2006	9,156	1,308
July 27, 2007	7,488	936

The Directors’ Plan offers the Nonemployee Director the opportunity to defer all or a portion of the Annual Directors’ Retainer fees ($32,500), Chair retainers, meeting fees, and the Equity Grant into the Compensation Plan. One Director actively deferred stock in the Compensation Plan in 2007.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Employees’ Plans

On July 27, 2007, shareholders of the Company adopted the 2007 ICE Plan, resulting in the discontinuation of the previous 1992 ICE Plan, as amended in 1999 effective as of March 13, 2007 and will expire on March 13, 2013. The 2007 ICE Plan authorizes up to 4,000,000 of our common shares to be issued as stock options, SAR’s, restricted shares, restricted share units, retention units, deferred shares, and performance shares or performance units. Any of the foregoing awards may be made subject to attainment of performance goals over a performance period of one or more years. Each stock option and SAR will reduce the common shares available under the 2007 ICE Plan by one common share. Each other award will reduce the common shares available under the 2007 ICE Plan by two common shares. No participant in any fiscal year can be granted in the aggregate of a number of Shares having a Fair Market Value on the Date of Grant equal to more than $5 million. The performance shares are intended to meet the requirements of Internal Revenue code section 162(m) for deduction while the retention units are not.

The adoption of the 2007 ICE Plan also resulted in the discontinuation of other various incentive and long-term compensation programs maintained under the 1992 ICE Plan. All outstanding grants made under the 1992 ICE Plan prior to July 27, 2007 continue in effect in accordance with their terms of the existing incentive plans until vested or expired.

We issued the following amounts of restricted stock with a three-year vesting period during the last three years out of the respective plans as follows:

	1992 ICE		2007 ICE
Year of Grant	Plan		Plan

2005	286,884	(1)	—
2006	313,364		—
2007	10,000		145,500

(1)	270,964 restricted shares were issued March 8, 2005. As of November 30, 2005, we re-measured the shares for retiree-eligible employees. We immediately vested one-half of the restricted grant awards to those individuals, resulting in an acceleration of $1.9 million of expense. The remaining restricted shares vested December 31, 2007.

There were no options issued in 2007, 2006 or 2005.

We recorded other stock-based compensation expense of $12.4 million in 2007, $10.3 million in 2006, and $17.4 million in 2005, primarily in Selling, general and administrative expenses on the Statements of Consolidated Operations. Our other stock-based compensation expense is comprised of Performance Shares, including retention units, and Restricted stock. Following is a summary of our Performance Share Award Agreements currently outstanding:

	Performance
	Shares
Performance Share Plan Year	Outstanding	Forfeitures*	Grant Date	Performance Period

2007	3,740		October 1, 2007	1/1/2007-12/31/2009
2007	233,860	40,000	July 27, 2007	1/1/2007-12/31/2009
2006	13,600		December 11, 2006	1/1/2006-12/31/2008
2006	28,220		September 1, 2006	1/1/2006-12/31/2008
2006	124,230	63,370	May 8, 2006	1/1/2006-12/31/2008
2006	19,710	630	September 1, 2006	1/1/2006-12/31/2008
2005	5,100		November 15, 2005	1/1/2005-12/31/2007
2005	12,920		May 23, 2005	1/1/2005-12/31/2007
2005	145,126	33,038	March 8, 2005	1/1/2005-12/31/2007

*	The 2007 and 2006 Plans are based on assumed forfeitures. The 2005 Plan is based on actual forfeitures.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

For all three Plan Year Agreements, each performance share, if earned, entitles the holder to receive a number of common shares within the range between a threshold and maximum number of shares, with the actual number of common shares earned dependent upon whether the Company achieves certain objectives established by the Compensation Committee of its Board of Directors. The performance payout is determined primarily by Cliffs’ TSR for the period as measured against a predetermined peer group of mining and metals companies. For the 2007, 2006 and 2005 Agreements, the TSR calculated payout may be reduced by up to 50 percent in the event that Cliffs’ pre-tax RONA for the incentive period falls below 12 percent. Additionally, the payout for the 2005 Agreement may be increased or reduced by up to 25 percent of the target based on management’s performance relative to our strategic objectives over the performance period as evaluated by the Compensation Committee. The final payout may vary from zero to 175 percent of the performance shares awarded for the 2005 Agreement subject to a maximum payout of two times the grant date price. The final payout for the 2007 and 2006 Agreements vary from zero to 150 percent of the performance shares awarded.

Impact of the Adoption of SFAS 123R

Under existing restricted stock plans awarded prior to January 1, 2006, we will continue to recognize compensation cost for awards to retiree-eligible employees without substantive forfeiture risk over the nominal vesting period. This recognition method differs from the requirements for immediate recognition for awards granted with similar provisions after the January 1, 2006 adoption of SFAS 123R.

The following table summarizes the share-based compensation expense that we recorded for continuing operations in accordance with SFAS 123R for 2007 and 2006:

	2007	2006
	(In millions,
	except EPS)

Cost of goods sold	$0.4	$0.6
Selling, general and administrative expense	12.0	9.7
Reduction of operating income from continuing operations before income taxes and minority interest	12.4	10.3
Income tax benefit	(4.3)	(3.6)

Reduction of net income	$8.1	$6.7

Reduction of earnings per share:
Basic	$0.10	$0.08

Diluted	$0.08	$0.06

Prior to the adoption of SFAS 123R, we presented all tax benefits for actual deductions in excess of compensation expense as operating cash flows on our Statements of Consolidated Cash Flows. SFAS 123R requires the cash flows resulting from the tax benefits for tax deductions in excess of the compensation expense to be classified as financing cash flows. Accordingly, we classified $4.3 million and $1.2 million in excess tax benefits as cash from financing activities rather than cash from operating activities on our Statements of Consolidated Cash Flows for the years ended December 31, 2007 and 2006, respectively.

Determining fair value

We estimated fair value using a Monte Carlo simulation to forecast relative TSR performance. Consistent with the guidelines of SFAS 123R, a correlation matrix of historic and projected stock prices was developed for both Cliffs and its predetermined peer group of mining and metals companies.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The expected term of the grant represented the time from the grant date to the end of the service period for each of the three performance Agreements. We estimated the volatility of our common stock and that of the peer group of mining and metals companies using daily price intervals for all companies. The risk-free interest rate was the rate at the valuation date on zero-coupon government bonds, with a term commensurate with the remaining life of the performance plans.

The assumptions for the 2007 plan year utilized to estimate the fair value of the Agreements incorporating Cliffs’ relative TSR and the calculated fair values are as follows:

		Grant					Fair Value
		Date	Average				(Percent of
		Market	Expected	Expected	Risk-Free	Dividend	Grant Date
Plan Year	Grant Date	Price	Term (Years)	Volatility	Interest Rate	Yield	Market Price)

2007	10/1/2007	$45.89	2.2	43%	4.46	0.72	105.95%
2007	7/27/2007	34.70	2.4	43	4.46	0.72	105.95

On April 30, 2007, the Compensation and Organization Committee of the Board of Directors provided the 2005 and 2006 Plan participants with the option to elect to measure performance for the pay-out of performance shares to be based upon a single three-year performance (“new averaging”) rather than using cumulative quarterly performance (“old averaging”). Below are the assumptions for the 2005 and 2006 awards, with the fair value as a percent of the grant date, using the “new averaging” method:

							Fair Value
			Average				(Percent of
		Grant Date	Expected	Expected	Risk-Free	Dividend	Grant Date
Plan Year	Grant Date	Market Price	Term (Years)	Volatility	Interest Rate	Yield	Market Price)

2006	12/11/2006	$24.00	2.1	39%	4.68	0.72	94.54%
2006	9/1/2006	18.73	2.3	39	4.68	0.72	121.15
2006	5/8/2006	24.09	2.6	39	4.68	0.72	47.10
2006	9/1/2006	18.73	1.3	32	4.71	0.72	121.15
2005	11/15/2005	22.05	2.1	32	4.71	0.72	104.06
2005	5/23/2005	14.01	2.6	32	4.71	0.72	127.94
2005	3/8/2005	19.63	2.8	32	4.71	0.72	112.89

Below is the difference in the 2005 and 2006 “old averaging” fair value, calculated prior to the modification and the “new averaging” fair value, calculated under the new terms:

		Grant Date	Pre-modification	Change in	Revised
Plan Year	Grant Date	Stock Price	Fair Value(1)	Fair Value	Fair Value

2006	12/11/2006	$24.00	$4.00	$41.37	$45.37
2006	9/1/2006	18.73	4.01	41.36	45.37
2006	5/8/2006	24.09	4.00	18.69	22.69
2006	9/1/2006	18.73	4.01	41.36	45.37
2005	11/15/2005	22.05	49.72	(3.83)	45.89
2005	5/23/2005	14.01	39.23	(3.38)	35.85
2005	3/8/2005	19.63	48.05	(3.73)	44.32

(1)	Represents the fair value immediately preceeding the modification

We adjusted the number of shares awarded under our share-based equity plans concurrent with our June 30, 2006 two-for-one stock split. Management has concluded that the equity anti-dilution adjustments were required and accordingly, the adjustments did not require the recognition of incremental compensation expense.

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Stock option, restricted stock, deferred stock allocation and performance share activity under our Incentive Equity Plans and Non-employee Directors’ Compensation Plans are as follows:

	2007		2006		2005
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Stock options:
Options outstanding at beginning of year	23,600	$5.04	108,536	$7.35	872,336	$7.80
Granted during the year	—		—		—
Exercised	(11,800)	4.66	(84,936)	7.99	(700,200)	8.14
Cancelled or expired	—		—		(63,600)	4.80

Options outstanding at end of year	11,800	5.42	23,600	5.04	108,536	7.35
Options exercisable at end of year	11,800	5.42	23,600	5.04	108,536	7.35
Restricted awards:
Awarded and restricted at beginning of year	649,324		386,360		243,000
Awarded during the year	164,692		324,416		302,252
Vested	(299,302)		(61,452)		(158,892)
Cancelled	—		—		—

Awarded and restricted at end of year	514,714		649,324		386,360
Performance shares:
Allocated at beginning of year	861,672		1,644,236		2,468,728
Allocated during the year	390,888		236,160		223,624
Issued	(529,016)		(405,036)		(542,912)
Forfeited/cancelled	—		(613,688)		(505,204)

Allocated at end of year	723,544		861,672		1,644,236
Vested or expected to vest at December 31, 2007	586,506
Directors’ retainer and voluntary shares:
Awarded at beginning of year	1,100		3,712		25,440
Awarded during the year	—		2,164		4,916
Issued	—		(4,776)		(26,644)

Awarded at end of year	1,100		1,100		3,712
Reserved for future grants or awards at end of year:
Employee plans	1,842,306		2,668,592		2,542,604
Directors’ plans	158,572		173,548		186,656

Total	2,000,878		2,842,140		2,729,260

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The intrinsic value of options exercised during 2007, 2006 and 2005 was $0.1 million, $0.7 million and $2.8 million, respectively.

A summary of our non-vested shares as of December 31, 2007 is shown below:

		Weighted
		Average
		Grant Date
	Shares	Fair Value

Nonvested, beginning of year	1,512,096	$14.35
Granted	455,892	35.10
Vested	(728,630)	11.73
Forfeited/expired	—	—

Nonvested, end of year	1,239,358	$23.53

The total compensation cost related to non-vested awards not yet recognized is $13.1 million.

Exercise prices for stock options outstanding as of December 31, 2007 ranged are as follows:

Outstanding and Exercisable
Weighted
	Number of	Average	Weighted
	Shares	Remaining	Average
	Underlying	Contractual	Exercise
Range of exercise prices	Options	Life	Price

$5 - $10	11,800	1.0	$5.42

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 12 —	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Components of Accumulated Other Comprehensive Income (Loss) and related tax effects allocated to each are shown below:

	Pre-tax	Tax Benefit	After-tax
	Amount	(Provision)	Amount
	(In millions)

Year-ended December 31, 2005:
Minimum postretirement benefit liability	$(107.9)	$7.1	$(100.8)
Foreign currency translation adjustments	(24.7)	—	(24.7)
Unrealized loss on derivative financial instruments	(2.6)	0.8	(1.8)
Unrealized gain on securities	2.6	(0.9)	1.7

	$(132.6)	$7.0	$(125.6)

Year ended December 31, 2006:
Minimum postretirement benefit liability	$(80.3)	$(2.6)	$(82.9)
Foreign currency translation adjustments	9.6	—	9.6
Unrealized gain on derivative financial instruments	6.4	(1.9)	4.5
Unrealized gain on securities	14.7	(5.1)	9.6
Cumulative effect of implementing SFAS 158	(171.1)	60.4	(110.7)

	$(220.7)	$50.8	$(169.9)

Year ended December 31, 2007:
Postretirement benefit liability	$(192.5)	$37.7	$(154.8)
Foreign currency translation adjustments	96.5	—	96.5
Unrealized net gain on derivative financial instruments	26.7	(8.0)	18.7
Unrealized loss on interest rate swap	(1.4)	0.5	(0.9)
Unrealized gain on securities	15.7	(5.5)	10.2

	$(55.0)	$24.7	$(30.3)

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Accumulated Other Comprehensive Income (Loss) balances are as follows:

						Unrealized
						Net Gain
			Unrealized		Unrealized	(Loss) on	Accumulated
	Postretirement	Adoption	Net Gain	Foreign	(Loss) on	Derivative	Other
	Benefit	of SFAS	on	Currency	Interest	Financial	Comprehensive
	Liability	No. 158	Securities	Translation	Rate Swap	Instruments	Gain (Loss)
	(In millions)

Balance December 31, 2004	$(81.2)	$—	$0.2	$—	$—	$—	$(81.0)
Change during 2005	(19.6)	—	1.5	(24.7)	—	(1.8)	(44.6)

Balance December 31, 2005	(100.8)	—	1.7	(24.7)	—	(1.8)	(125.6)
Change during 2006	17.9	(110.7)	7.9	34.3	—	6.3	(44.3)

Balance December 31, 2006	(82.9)	(110.7)	9.6	9.6	—	4.5	(169.9)
Change during 2007	(71.9)	110.7	0.6	86.9	(0.9)	14.2	139.6

Balance December 31, 2007	$(154.8)	$—	$10.2	$96.5	$(0.9)	$18.7	$(30.3)

NOTE 13 —	SHAREHOLDERS’ EQUITY

Under our share purchase rights plan, one-quarter of a right is attached to each of our common shares outstanding or subsequently issued. One right entitles the holder to buy from us one-hundredth of one common share. The rights expired on September 19, 2007.

NOTE 14 —	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and fair value of our financial instruments at December 31, 2007 and 2006 were as follows:

	2007		2006
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
	(In millions)

Cash and cash equivalents	$157.1	$157.8	$351.7	$351.7
Derivative assets	69.5	69.5	32.9	32.9
Long-term receivable*	50.0	61.4	55.7	68.4
Marketable securities*	74.6	73.1	28.9	28.9
Hedge contracts (long-term)	5.9	5.9	3.6	3.6
Long-term debt*	446.2	445.7	6.9	6.6
Deferred payment	96.2	96.2	—	—

*	Includes current portion.

Certain supply agreements with one of our North American customers include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing for the year the product is consumed in the customer’s blast furnace. The supplemental pricing is characterized as an embedded derivative instrument and is required to be accounted for separately from the contract base price. The embedded derivative instrument, which is finalized based on a future price, is marked to fair value as revenue adjustments each reporting period until the

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

product is consumed and the amount is settled. Derivative assets, representing the fair value of pricing factors, were $53.8 million and $26.6 million on the December 31, 2007 and December 31, 2006 Statements of Consolidated Financial Position, respectively.

The fair value of the long-term receivable from ArcelorMittal USA of $60.9 million and $68.4 million at December 31, 2007 and December 31, 2006, respectively, is based on the discount rate utilized by the Company, which represents an approximate fixed borrowing rate. Portman has a non-interest bearing rail credit receivable of $0.5 million and $0.8 million at December 31, 2007 and December 31, 2006 respectively.

Marketable securities consist of the following:

	Book Value		Fair Value
	2007	2006	2007	2006
	(In millions)

Held to maturity — current	$18.9	$—	$19.0	$—
Held to maturity — non-current	25.8	—	24.2	—

Total held to maturity	44.7	—	43.2	—
Available for sale — non-current	29.9	28.9	29.9	28.9

Total	$74.6	$28.9	$73.1	$28.9

Asset backed securities	$23.1
Floating rate notes	21.6

	$44.7

At December 31, 2007, we held investments totaling $44.7 million which were stated at cost and classified as held to maturity. The investments are held in asset-backed securities and floating rate notes. We evaluate our investments in securities for impairment at each reporting period in accordance with SFAS 115. If a decline in fair value is judged other than temporary, the basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included as a realized loss.

The fair value of our current held to maturity investments, consisting primarily of floating rate note investments, is below cost. We intend to hold these investments to maturity, when we will contractually receive the face value of these investments. The impairment of the floating rate note investment was determined to be temporary and no impairment was recognized.

We own 9.2 million shares of PolyMet Corp common stock, representing 6.7 percent of issued shares as a result of the sale of certain land, crushing and concentrating and other ancillary facilities located at our Cliffs Erie site (formerly owned by LTVSMC) to PolyMet. We intend to hold our shares of PolyMet indefinitely. We have the right to participate in up to 6.7 percent of any future financing and PolyMet has the first right to acquire or place Cliffs shares should it choose to sell. We classified the shares as available-for-sale and record mark-to-market changes in the value of the shares to other comprehensive income.

At December 31, 2007, our North American Iron Ore mining ventures had in place forward purchase contracts, designated as normal purchases, of natural gas and diesel fuel in the notional amount of $39.4 million and $13.2 million, respectively. The unrecognized fair value gain on the contracts at December 31, 2007, which mature at various times through December 2009 was estimated to be $5.7 million based on December 31, 2007 forward rates.

At our Asia-Pacific iron ore operations, we hedge a portion of our United States currency-denominated sales in accordance with a formal policy. The primary objective for using derivative financial instruments is to reduce the earnings volatility attributable to changes in Australian and United States currency fluctuations. We had $15.7 million and $6.3 million of hedge contracts recorded as Derivative assets on the December 31, 2007 and

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

2006 Statements of Consolidated Financial Position, respectively, and $5.9 million and $3.6 million of hedge contracts recorded as long-term assets as Deposits and miscellaneous on the Statements of Consolidated Financial Position at December 31, 2007 and 2006, respectively.

The fair value of long-term debt is as follows:

	Carrying	Fair
	Value	Value
	(In millions)

Term loan	$200.0	$200.0
Revolving loan	240.0	240.0
Customer borrowings	6.2	5.7

Total	$446.2	$445.7

The term loan and revolving loan are variable rate interest and approximate fair value. The fair value of the customer borrowings was determined based on a discounted cash flow analysis and estimated current borrowing rates. See NOTE 6 — CREDIT FACILITIES.

NOTE 15 —	EARNINGS PER SHARE

The following table summarizes the computation of basic and diluted earnings per share.

	2007		2006		2005
		Per		Per		Per
	Amount	Share	Amount	Share	Amount	Share
	(In millions, except per share)

Income from continuing operations	$269.8	$3.25	$279.8	$3.33	$273.2	$3.15
Preferred dividend	(5.2)	(.06)	(5.6)	(.07)	(5.6)	(.07)

Income from continuing operations applicable to common shares	264.6	3.19	274.2	3.26	267.6	3.08
Discontinued operations	0.2	—	0.3	—	(0.8)	(.01)
Cumulative effect	—	—	—	—	5.2	.06

Income applicable to common shares — basic	264.8	$3.19	274.5	$3.26	272.0	$3.13

Dilutive effect preferred dividend	5.2		5.6		5.6

Income applicable to common shares plus assumed conversions — diluted	$270.0	$2.57	$280.1	$2.60	$277.6	$2.50

Average number of shares (in thousands)
Basic	82,988		84,144		86,912
Employee stock plans	528		962		2,122
Convertible preferred stock	21,510		22,548		22,312

Diluted	105,026		107,654		111,346

NOTE 16 —	CONTINGENCIES

We have been named defendants in 485 actions brought from 1986 to date by former seamen in which the plaintiffs claim damages under federal law for illnesses allegedly suffered as the result of exposure to airborne asbestos fibers while serving as crew members aboard the vessels previously owned or managed by our entities until

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the mid-1980s. All of these actions have been consolidated into multidistrict proceedings in the Eastern District of Pennsylvania, whose docket now includes a total of over 30,000 maritime cases filed by seamen against ship-owners and other defendants. All of these cases have been dismissed without prejudice, but can be reinstated upon application by plaintiffs’ counsel. The claims against our entities are insured in amounts that vary by policy year; however, the manner in which these retentions will be applied remains uncertain. Our entities continue to vigorously contest these claims and have made no settlements on them.

We are periodically involved in litigation incidental to our operations. We believe that any pending litigation will not result in a material liability in relation to our consolidated financial statements.

NOTE 17 —	CASH FLOW INFORMATION

Cash payments for interest and income taxes are as follows:

	2007	2006	2005
	(In millions)

Taxes paid on income	$123.6	$95.7	$86.2
Interest paid on debt obligations	16.6	2.7	2.0

We acquired PinnOak for $450 million in cash, of which $108.4 million was deferred until December 31, 2009, plus the non-cash assumption of $159.6 million in debt, which was repaid at closing. The deferred payment was discounted to $93.7 million using a credit-adjusted risk-free rate of six percent. In conjunction with the acquisition, liabilities assumed are as follows:

(In millions)

Fair value of assets acquired	$850.8
Cash paid	(346.4)
Non-cash debt assumed	(159.6)
Deferred payment	(93.7)
Acquisition costs	(1.5)

Liabilities assumed	$249.6

A reconciliation of capital additions to cash paid for capital expenditures is as follows:

	2007	2006	2005
	(In millions)

Capital additions	$235.1	$112.5	$109.8
Cash paid for capital expenditures	199.5	119.5	97.8

Difference	$35.6	$(7.0)	$12.0

Non-cash accruals	$4.7	$(7.0)	$12.0
Capital leases	30.9	—	—

Total	$35.6	$(7.0)	$12.0

Cleveland-Cliffs Inc and Consolidated Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 18 —	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	2007
	Quarters
	First	Second	Third	Fourth	Year
	(In millions, except per common share)

Revenues from product sales and services	$325.5	$547.6	$619.6	$782.5	$2,275.2
Sales margin	61.8	129.6	107.3	163.3	462.0
Income before extraordinary gain and cumulative effect of accounting change	32.5	86.9	56.9	93.7	270.0
Net income	32.5	86.9	56.9	93.7	270.0
Earnings per share
Basic	$.39	$1.05	$.67	$1.07	$3.19
Diluted	.31	.83	.54	.89	2.57

The sum of quarterly EPS may not equal EPS for the year due to discrete quarterly calculations.

Our 2007 financial statements include PinnOak’s results since the July 31, 2007 acquisition.

	2006
	Quarters
	First	Second	Third	Fourth	Year

Revenues from product sales and services	$306.4	$486.2	$580.1	$549.0	$1,921.7
Sales margin	55.4	128.7	132.5	97.4	414.0
Income before extraordinary gain and cumulative effect of accounting change	37.9	83.1	89.1	70.0	280.1
Net income	37.9	83.1	89.1	70.0	280.1
Earnings per share
Basic	$.42	$.96	$1.07	$.85	$3.26
Diluted	.34	.77	.84	.67	2.60

NOTE 19 —	STOCK SPLIT

All common shares and per share amounts have been adjusted retroactively to reflect the two-for-one stock split effective May 15, 2008.

Cleveland-Cliffs Inc and Consolidated Subsidiaries
Schedule II — Valuation and Qualifying Accounts

		Additions
		Charged
	Balance at	to Cost	Charged			Balance at
	Beginning	and	to Other			End of
Classification	of Year	Expenses	Accounts	Acquisition	Deductions	Year
	(Dollars in millions)

Year Ended December 31, 2007:
Deferred Tax Valuation Allowance	$11.9	$13.0	$1.4	$—	$—	$26.3
Allowance for Doubtful Accounts	—	—	—	—	—	—
Year Ended December 31, 2006:
Deferred Tax Valuation Allowance	$11.1	$—	$0.8	$—	$—	$11.9
Allowance for Doubtful Accounts	2.9	(2.9)	—	—	—	—
Year Ended December 31, 2005:
Deferred Tax Valuation Allowance	8.9	—	—	11.1	8.9	11.1
Allowance for Doubtful Accounts	4.8	—	—	—	1.9	2.9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Cleveland-Cliffs Inc
Cleveland, OH

We have audited the internal control over financial reporting of Cleveland-Cliffs Inc and subsidiaries (the “Company”) as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As described in Management’s Report on Internal Controls Over Financial Reporting, management excluded from its assessment the internal control over financial reporting at PinnOak Resources, LLC, which was acquired on July 31, 2007 and whose financial statements constitute 9% and 25% of net and total assets, respectively, 4% of revenues and (17%) of net income of the consolidated financial statement amounts as of and for the year ended December 31, 2007. Accordingly, our audit did not include the internal control over financial reporting at PinnOak Resources, LLC. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Controls Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2007 of the Company and our report dated February 29, 2008 expressed an unqualified opinion on those financial statements and financial statement schedule and included an explanatory paragraph regarding the Company’s adoption of new accounting standards.

/s/  DELOITTE & TOUCHE LLP

Cleveland, OH
February 29, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Cleveland-Cliffs Inc
Cleveland, OH

We have audited the accompanying statements of consolidated financial position of Cleveland-Cliffs Inc and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related statements of consolidated operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule (Schedule II — Valuation and Qualifying Accounts). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cleveland-Cliffs Inc and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 29, 2008, expressed an unqualified opinion on the Company’s internal control over financial reporting.

As discussed in Notes 1 and 9 to the consolidated financial statements, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in 2007. As discussed in Notes 1, 8, and 11 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006. Additionally, as discussed in Note 1 to the consolidated financial statements, in 2005 the Company changed its method of accounting for stripping costs incurred during the production phase of a mine.

/s/  DELOITTE & TOUCHE LLP

Cleveland, OH
February 29, 2008 (August 8, 2008 as to the effects of the stock split described in Note 19)

Management’s Report on Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Exchange Act. Our internal control system was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

On July 31, 2007, we completed our acquisition of 100 percent of PinnOak. As permitted by the SEC, we excluded PinnOak from management’s assessment of internal control over financial reporting as of December 31, 2007. PinnOak constituted approximately 9 percent and 25 percent of net and total assets, respectively, as of December 31, 2007 and four percent and negative 17 percent of consolidated total revenues and net income, respectively. PinnOak will be included in management’s assessment of the internal control over financial reporting for the Company as of December 31, 2008.

We assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework . Based on our assessment, we concluded that, as of December 31, 2007, our internal control over financial reporting was effective.

The effectiveness of our internal control over financial reporting as of December 31, 2007, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report that appears herein.

February 29, 2008

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In millions, except per share amounts)

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$921.6	$474.6	$1,333.6	$740.8
Freight and venture partners’ cost reimbursements	87.0	73.0	169.5	132.3

	1,008.6	547.6	1,503.1	873.1
COST OF GOODS SOLD AND OPERATING EXPENSES	(582.3)	(418.0)	(994.3)	(681.7)

SALES MARGIN	426.3	129.6	508.8	191.4
OTHER OPERATING INCOME (EXPENSE)
Casualty recoveries	10.0	3.2	10.0	3.2
Royalties and management fee revenue	7.1	4.0	10.9	6.2
Selling, general and administrative expenses	(52.1)	(21.5)	(96.6)	(42.2)
Gain on sale of other assets	19.5	—	21.0	—
Miscellaneous — net	(1.4)	0.6	(1.9)	2.2

	(16.9)	(13.7)	(56.6)	(30.6)

OPERATING INCOME	409.4	115.9	452.2	160.8
OTHER INCOME (EXPENSE)
Interest income	6.3	4.6	11.9	9.9
Interest expense	(9.8)	(2.1)	(17.0)	(3.1)
Other — net	0.3	(1.2)	0.3	0.1

	(3.2)	1.3	(4.8)	6.9

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY LOSS FROM VENTURES	406.2	117.2	447.4	167.7
PROVISION FOR INCOME TAXES	(107.4)	(25.8)	(121.6)	(39.3)
MINORITY INTEREST (net of tax of $9.6, $1.9, $10.9 and $3.9)	(22.4)	(4.5)	(25.5)	(9.0)
EQUITY LOSS FROM VENTURES	(6.2)	—	(13.1)	—

NET INCOME	270.2	86.9	287.2	119.4
PREFERRED STOCK DIVIDENDS	(0.4)	(1.4)	(1.3)	(2.8)
INCOME APPLICABLE TO COMMON SHARES	$269.8	$85.5	$285.9	$116.6

EARNINGS PER COMMON SHARE — BASIC	$2.75	$1.05	$3.04	$1.43

EARNINGS PER COMMON SHARE — DILUTED	$2.57	$0.83	$2.73	$1.14

AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	98,127	81,544	94,031	81,380
Diluted	105,227	104,664	105,087	104,508

See notes to unaudited condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

STATEMENTS OF CONDENSED CONSOLIDATED FINANCIAL POSITION

	June 30,	December 31,
	2008	2007
	(Unaudited)
	(In millions)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$320.4	$157.1
Accounts receivable	291.9	84.9
Inventories	466.8	241.9
Supplies and other inventories	81.6	77.0
Derivative assets	157.9	69.5
Other	124.5	124.2

TOTAL CURRENT ASSETS	1,443.1	754.6
PROPERTY, PLANT AND EQUIPMENT LESS ACCUMULATED DEPRECIATION AND DEPLETION — $406.1 ($330.9 in 2007)	2,091.3	1,823.9
OTHER ASSETS
Investments in ventures	265.3	265.3
Marketable securities	102.4	55.7
Deferred income taxes	42.2	42.1
Other	102.6	134.2

TOTAL OTHER ASSETS	512.5	497.3

TOTAL ASSETS	$4,046.9	$3,075.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$172.5	$149.9
Accrued employment costs	67.7	73.2
Accrued expenses	71.2	50.1
Income taxes payable	103.2	11.5
State and local taxes payable	35.9	33.6
Environmental and mine closure obligations	6.8	7.6
Deferred revenue	9.0	28.4
Other	49.0	45.3

TOTAL CURRENT LIABILITIES	515.3	399.6
PENSIONS	98.9	90.0
OTHER POSTRETIREMENT BENEFITS	114.2	114.8
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	125.0	123.2
DEFERRED INCOME TAXES	238.5	189.0
SENIOR NOTES	325.0	—
TERM LOAN	200.0	200.0
REVOLVING CREDIT	160.0	240.0
CONTINGENT CONSIDERATION	178.5	99.5
DEFERRED PAYMENT	99.1	96.2
OTHER LIABILITIES	141.5	107.3

TOTAL LIABILITIES	2,196.0	1,659.6
MINORITY INTEREST	187.1	117.8
COMMITMENTS AND CONTINGENCIES
3.25% REDEEMABLE CUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK — ISSUED 172,500 SHARES OUTSTANDING 19,555 AND 134,715 IN 2008 AND 2007	19.6	134.7
SHAREHOLDERS’ EQUITY
Common Shares — par value $0.125 a share
Authorized — 224,000,000 shares; Issued — 134,623,528 shares
Outstanding — 102,615,681 shares (net of treasury shares)	16.8	16.8
Capital in excess of par value of shares	149.6	116.6
Retained earnings	1,589.5	1,316.2
Cost of 32,007,847 Common Shares in treasury (2007 — 47,455,922 shares)	(172.5)	(255.6)
Accumulated other comprehensive income (loss)	60.8	(30.3)

TOTAL SHAREHOLDERS’ EQUITY	1,644.2	1,163.7

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,046.9	$3,075.8

See notes to unaudited condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	Six Months Ended
	June 30,
	2008	2007
	(In millions)

CASH FLOW FROM OPERATIONS
OPERATING ACTIVITIES:
Net income	$287.2	$119.4
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	78.1	42.4
Minority interest	25.5	9.0
Tax contingency reserve	18.8	—
Equity loss in ventures	13.1	—
Share-based compensation	10.8	3.2
Derivatives and currency hedging	(66.1)	(5.7)
Gain on sale of assets	(14.3)	(0.3)
Property damage recoveries	(10.0)	—
Excess tax benefit from share-based compensation	(3.3)	(3.9)
Deferred income taxes	(3.1)	(10.7)
Pensions and other postretirement benefits	(2.0)	1.1
Environmental and closure obligations	(0.3)	2.0
Other	(1.2)	4.8
Changes in operating assets and liabilities:
Product inventories	(205.3)	(159.0)
Receivables and all other assets	(108.4)	8.1
Payables and accrued expenses	63.4	(48.1)

Net cash provided (used) by operating activities	82.9	(37.7)
INVESTING ACTIVITIES:
Purchase of minority interest in Portman	(137.8)	—
Purchase of property, plant and equipment	(59.1)	(46.2)
Investment in marketable securities	(27.0)	(36.0)
Investments in ventures	(2.2)	(223.7)
Proceeds from sale of assets	38.6	1.8
Redemption of marketable securities	20.3	—
Proceeds from property damage insurance recoveries	10.0	—

Net cash used by investing activities	(157.2)	(304.1)
FINANCING ACTIVITIES:
Borrowings under revolving credit facility	260.0	165.0
Repayment under revolving credit facility	(340.0)	(40.0)
Borrowings under senior notes	325.0	—
Excess tax benefit from share-based compensation	3.3	3.9
Contributions by minority interest	1.8	1.5
Common stock dividends	(16.9)	(10.2)
Preferred stock dividends	(1.3)	(2.8)
Repayment of other borrowings	(6.8)	(2.4)
Proceeds from stock options exercised	—	0.1
Repurchases of common stock	—	(2.2)

Net cash from financing activities	225.1	112.9
EFFECT OF EXCHANGE RATE CHANGES ON CASH	12.5	6.5

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	163.3	(222.4)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	157.1	351.7

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$320.4	$129.3

See notes to unaudited condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2008

NOTE 1 —	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with SEC rules and regulations and in the opinion of management, contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly, the financial position, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The interim results are not necessarily indicative of results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes included in Cleveland-Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2007. All common shares and per share amounts have been adjusted retroactively to reflect the two-for-one stock split effective May 15, 2008.

The unaudited condensed consolidated financial statements include our accounts and the accounts of our consolidated subsidiaries, including the following significant subsidiaries:

		Ownership
Name	Location	Interest	Operation

Northshore	Minnesota	100.0%	Iron Ore
Pinnacle	West Virginia	100.0%	Coal
Oak Grove	Alabama	100.0%	Coal
Portman	Western Australia	85.2%	Iron Ore
Tilden	Michigan	85.0%	Iron Ore
Empire	Michigan	79.0%	Iron Ore
United Taconite	Minnesota	70.0%*	Iron Ore

*	On July 11, 2008 we acquired the remaining 30 percent from minority interest shareholders, with an effective date of July 1, 2008.

Intercompany accounts are eliminated upon consolidation.

On May 21, 2008, Portman authorized a tender offer to repurchase up to 16.5 million shares, or 9.39 percent of its common stock. On this date, we owned 80.4 percent of the approximately 176 million shares outstanding in Portman and indicated we would not participate in the tender buyback. Under the share tender program, eligible shareholders could offer to sell some or all of their shareholdings at a fixed-price discount of 14 percent to the volume-weighted average price of Portman shares traded on ASX during the five trading days after the date of announcement. The tender period closed on June 24, 2008. Under the buyback, 9.8 million fully paid ordinary shares were tendered at a price of A$14.66 per share. The total consideration paid under the buyback was A$143.3 million. As a result of the buyback, our ownership interest in Portman increased from 80.4 percent to 85.2 percent. See NOTE 4 — ACQUISITIONS & OTHER INVESTMENTS for further information.

Through various interrelated arrangements, we achieve a 45 percent economic interest in Sonoma, despite the ownership percentages of the individual pieces of Sonoma. We own 100 percent of CAWO, 8.33 percent of the exploration permits and applications for mining leases for the real estate that is involved in Sonoma (“Mining Assets”) and 45 percent of the infrastructure, including the construction of a rail loop and related equipment (“Non-Mining Assets”). CAWO is consolidated as a wholly-owned subsidiary, and as a result of being the primary beneficiary, we absorb greater than 50 percent of the residual returns and expected losses of CAWO. We record our ownership share of the Mining Assets and Non-Mining Assets and share in the respective costs.

Our investments in ventures include our 30 percent equity interest in Amapá, an iron ore project located in Brazil, our 23 percent equity interest in Hibbing, an unincorporated joint venture in Minnesota, our 26.83 percent

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

equity interest in Wabush, an unincorporated joint venture located in Canada, and Portman’s 50 percent non-controlling interest in Cockatoo Island.

Investments in certain joint ventures (Wabush, Cockatoo Island, Hibbing) in which our ownership is 50 percent or less, or in which we do not have control but have the ability to exercise significant influence over operating and financial policies, are accounted for under the equity method. Our share of equity income (loss) is eliminated against consolidated product inventory upon production, and against cost of goods sold and operating expenses when sold. This effectively reduces our cost for our share of the mining venture’s production to its cost, reflecting the cost-based nature of our participation in unconsolidated ventures.

Our 30 percent ownership interest in Amapá, in which we do not have control but have the ability to exercise influence over operating and financial policies, is accounted for under the equity method. Accordingly, our share of the results from Amapá is reflected as Equity loss from ventures on the Statements of Unaudited Condensed Consolidated Operations.

The following table presents the detail of our investments in ventures and where those investments are classified on the Statements of Condensed Consolidated Financial Position. Parentheses indicate a net liability.

		Interest	June 30,	December 31,
Investment	Classification	Percentage	2008	2007
			(In millions)

Amapá	Investments in ventures	30	$251.8	$247.2
Wabush	Investments in ventures	27	6.7	5.8
Cockatoo	Other current liabilities	50	(16.6)	(9.9)
Hibbing(1)	Investments in ventures	23	0.5	(0.3)
Other	Investments in ventures		6.3	12.3

			$248.7	$255.1

(1)	Recorded as Other liabilities at December 31, 2007.

The increase in the liability related to Cockatoo is primarily attributable to an increase in the estimated asset retirement obligation in connection with a revised assessment of the mine closure plan.

In preparing our second quarter 2008 interim financial statements, we determined that we should have recognized additional revenue of approximately $55 million in our first quarter 2008 interim financial statements. In accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), the fair value of the derivative asset relating to shipments made, on which pricing was not yet settled, should have been estimated and recognized in earnings. At the time of such shipments made during the first quarter, we recorded revenue using 2007 international benchmark pricing and should have recorded a derivative asset for the expected increase in the 2008 international benchmark in addition to the amount we recorded in revenue. Although the amount of this adjustment is quantitatively significant to the first quarter of 2008, the additional revenue is fully recorded in our second quarter interim financials and is, therefore, correctly reflected in 2008 year to date earnings by the end of the second quarter. Additionally, we disclosed the nature and potential amount of the adjustment in our first quarter MD&A. Accordingly, we do not believe that this adjustment materially misstates or warrants restatement of our first quarter 2008 unaudited condensed consolidated financial statements.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 2 —	ACCOUNTING POLICIES

Revenue Recognition

North American Iron Ore

Revenue is recognized on the sale of products when title to the product has transferred to the customer in accordance with the specified provisions of each term supply agreement and all applicable criteria for revenue recognition have been satisfied. Most of our North American Iron Ore term supply agreements provide that title transfers to the customer when payment is received. Under some term supply agreements, we ship the product to ports on the lower Great Lakes and/or to the customer’s facilities prior to the transfer of title. Certain supply agreements with one customer include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing at the time the product is consumed in the customer’s blast furnaces. We account for this provision as a derivative instrument at the time of sale and record this provision at fair value until the product is consumed and the amounts are settled as an adjustment to revenue.

Revenue also includes reimbursement for freight charges. The following table is a summary of reimbursement in our North American Iron Ore operations for the three and six months ended June 30, 2008 and 2007:

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In millions)

Reimbursements for:
Freight	$24.6	$21.1	$41.6	$33.3
Venture partners’ cost	53.7	51.9	106.2	99.0

Total reimbursements	$78.3	$73.0	$147.8	$132.3

North American Coal

We recognize revenue when title passes to the customer. For domestic coal sales, this generally occurs when coal is loaded into rail cars at the mine. For export coal sales, this generally occurs when coal is loaded into the vessels at the terminal. Revenue from product sales for the three and six months ended June 30, 2008 included reimbursement for freight charges of $8.7 million and $21.7 million, respectively.

Asia-Pacific Iron Ore

Sales revenue is recognized at the F.O.B. point, which is generally when the product is loaded into the vessel.

Deferred Revenue

In 2008, the terms of one of our North American Iron Ore pellet supply agreements require a prepayment by the customer for one estimated weekly shipment of pellets in addition to the amount of the bi-weekly invoice for shipments previously made. In 2007, the terms of the agreement required semi-monthly installments equaling 1/24th of the estimated total purchase value of the calendar-year nomination. In both years, revenue related to this supply agreement has been recognized when title transfers upon shipment of the pellets. Installment amounts received in excess of sales totaled $9.0 million and $14.6 million, which were recorded as Deferred revenue on the Statements of Condensed Consolidated Financial Position at June 30, 2008 and December 31, 2007, respectively.

Two of our North American Iron Ore customers purchased and paid for approximately 1.5 million tons of iron ore pellets in stockpiles in the fourth quarter of 2007. The customers requested the Company to not ship the iron ore pellets until the spring of 2008 under a fixed shipment schedule, when the Great Lakes waterways re-opened for shipping. Freight revenue related to these transactions of $13.8 million was deferred on the Statements of

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidated Financial Position at December 31, 2007 and subsequently recognized in 2008 upon shipment. First and second quarter 2008 freight revenues included $5.3 million and $8.5 million, respectively, related to the shipment of 0.6 million and 0.9 million respective tons of pellets from the stockpiles.

Derivative Financial Instruments

Portman receives funds in United States currency for its iron ore sales. Portman uses forward exchange contracts, call options, collar options and convertible collar options, designated as cash flow hedges, to hedge its foreign currency exposure for a portion of its sales receipts. United States currency is converted to Australian dollars at the currency exchange rate in effect at the time of the transaction. The primary objective for the use of these instruments is to reduce the volatility of earnings due to changes in Australian and United States currency exchange rates and to protect against undue adverse movement in these exchange rates. At June 30, 2008, Portman had $559.2 million of outstanding exchange rate contracts in the form of call options, collar options, convertible collar options and forward exchange contracts with varying maturity dates ranging from July 2008 to May 2011, with a fair value adjustment of $44.4 million based on the June 30, 2008 spot rate. We had $32.1 million and $15.7 million of foreign currency hedge contracts recorded as Derivative assets on the June 30, 2008 and December 31, 2007 Statements of Condensed Consolidated Financial Position, respectively. We also had $12.3 million and $5.9 million of foreign currency hedge contracts recorded as non-current assets in Deposits and miscellaneous on the Statements of Condensed Consolidated Financial Position at June 30, 2008 and December 31, 2007, respectively. Changes in fair value for highly effective hedges are recorded as a component of Other comprehensive income. For the first six months of 2008 and 2007, ineffectiveness resulted in a loss of $8.6 million and a loss $2.3 million, respectively, which were recorded in Miscellaneous-net on the Statements of Unaudited Condensed Consolidated Operations. Effective July 1, 2008, Portman de-designated these cash flow hedges and will prospectively mark to market future hedges through the Statements of Operations.

Certain supply agreements with one North American Iron Ore customer provide for supplemental revenue or refunds based on the customer’s average annual steel pricing at the time the product is consumed in the customer’s blast furnace. The supplemental pricing is characterized as an embedded derivative and is required to be accounted for separately from the base contract price. The embedded derivative instrument, which is finalized based on a future price, is marked to fair value as a revenue adjustment each reporting period until the pellets are consumed and the amounts are settled. We recognized $84.3 million and $20.0 million, in the second quarter of 2008 and 2007, respectively, and $110.3 million and $29.6 million for the six months ended June 30, 2008 and 2007, respectively, as Product revenues on the Statements of Unaudited Condensed Consolidated Operations related to the supplemental payments. Derivative assets, representing the fair value of the pricing factors, were $125.8 million and $53.8 million, respectively, on the June 30, 2008 and December 31, 2007 Statements of Condensed Consolidated Financial Position.

Certain supply agreements primarily with our Asia-Pacific customers provide for revenue or refunds based on the ultimate settlement of annual international benchmark pricing provisions. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once iron ore is shipped. The derivative instrument, which is settled and billed once the annual international benchmark price is settled, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until the benchmark is actually settled. We recognized $160.6 million as Product revenues in the Statements of Unaudited Condensed Consolidated Operations for both the three and six months ended June 30, 2008, related to the 2008 pricing provisions. See NOTE 1 — BASIS OF PRESENTATION regarding the portion of this revenue related to shipments made during the three months ended March 31, 2008. The derivative instrument was settled during the second quarter of 2008 upon settlement of annual international benchmark prices and is therefore not reflected on the June 30, 2008 Statement of Condensed Consolidated Financial Position.

Effective October 19, 2007, we entered into a $100 million fixed interest rate swap to convert a portion of our floating rate debt to fixed rate debt. Interest on borrowings under our credit facility is based on a floating rate,

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

dependent in part on the LIBOR rate, exposing us to the effects of interest rate changes. The objective of the hedge is to eliminate the variability of cash flows in interest payments for forecasted floating rate debt, attributable to changes in benchmark LIBOR interest rates. To support hedge accounting, we designate floating-to-fixed interest rate swaps as cash flow hedges of the variability of future cash flows at the inception of the swap contract. The amount charged to Other comprehensive income for the six months ended June 30, 2008 was $0.8 million. Derivative liabilities, totaling $2.2 million and $1.4 million, were recorded as Other current liabilities on the Statements of Condensed Consolidated Financial Position as of June 30, 2008 and December 31, 2007, respectively. There was no ineffectiveness recorded for the interest rate swap in the first six months of 2008.

Inventories

The following table presents the detail of our Inventories on the Statements of Condensed Consolidated Financial Position at June 30, 2008 and December 31, 2007:

	June 30, 2008			December 31, 2007
	Finished	Work-in	Total	Finished	Work-in	Total
	Goods	Process	Inventory	Goods	Process	Inventory
	(In millions)

North American Iron Ore	$297.1	$9.3	$306.4	$114.3	$16.5	$130.8
North American Coal	15.4	0.9	16.3	8.3	0.8	9.1
Asia-Pacific Iron Ore	38.0	92.8	130.8	30.2	71.8	102.0
Other	10.6	2.7	13.3	—	—	—

Total	$361.1	$105.7	$466.8	$152.8	$89.1	$241.9

Our North American Iron Ore sales for the first half of the year are influenced by winter-related shipping constraints on the Great Lakes. While we continue to produce our products during the winter months, we cannot ship those products via lake freighter until the Great Lakes are passable, which causes our inventory levels to rise during the first half of the year. Finished goods inventory then begins to decline as sales increase later in the year.

Income Taxes

Income taxes are based on income for financial reporting purposes calculated using our expected annual effective rate and reflect a current tax liability or asset for the estimated taxes payable or recoverable on the current year tax return and expected annual changes in deferred taxes. Any interest or penalties on income tax are recognized as a component of income tax expense.

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial results of operations. In the event we were to determine that we would be able to realize our deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes. See NOTE 10 — INCOME TAXES for further information.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value Measurements

Valuation Hierarchy

SFAS No. 157, Fair Value Measurements (“SFAS 157”) establishes a three-level valuation hierarchy for classification of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

•	Level 1 — Valuation is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 — Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 — Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety. Valuation methodologies used for assets and liabilities measured at fair value are as follows:

Cash Equivalents

Where quoted prices are available in an active market, cash equivalents are classified within Level 1 of the valuation hierarchy. Cash equivalents classified in Level 1 at June 30, 2008 include money market funds. The valuation of these instruments is determined using a market approach and is based upon unadjusted quoted prices for identical assets in active markets. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. In these instances, the valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument, and the related financial instrument is therefore classified within Level 2 of valuation the hierarchy. Level 2 securities include short-term investments such as commercial paper for which the value of each investment is a function of the purchase price, purchase yield, and maturity date.

Marketable Securities

Where quoted prices are available in an active market, marketable securities are classified within Level 1 of the valuation hierarchy. Marketable securities classified in Level 1 at June 30, 2008 include available for sale securities. The valuation of these instruments is determined using a market approach and is based upon unadjusted quoted prices for identical assets in active markets.

Derivative Financial Instruments

Derivative financial instruments valued using financial models that use as their basis readily observable market parameters are classified within Level 2 of the valuation hierarchy. Such derivative financial instruments include substantially all of our foreign currency exchange contracts and interest rate swap agreements. Derivative financial instruments that are valued based upon models with significant unobservable market parameters, and that are normally traded less actively, are classified within Level 3 of the valuation hierarchy.

Non-Financial Assets and Liabilities

We have deferred the adoption of SFAS 157 until January 1, 2009 with respect to non-financial assets and liabilities in accordance with the provisions of FSP FAS 157-2. Items that are recognized or disclosed at fair value for which we have not applied the provisions of SFAS 157 include goodwill, asset retirement obligations,

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

guarantees and certain other items. See NOTE 11 — FAIR VALUE OF FINANCIAL INSTRUMENTS for further information.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. They included the reclassification of certain amounts included in Miscellaneous — net to Selling, general and administrative expenses on the Statements of Unaudited Condensed Consolidated Operations.

Recent Accounting Pronouncements

In May 2008, the FASB issued FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. SFAS 162 is effective 60 days following the SEC’s approval of the PCAOB’s related amendments to remove the GAAP hierarchy from auditing standards, where it has previously resided. We are evaluating the impact SFAS 162 will have on our consolidated financial statements upon adoption, but do not expect this Statement to result in a material change in current practice.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The objective of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other U.S. GAAP. This FSP applies to all intangible assets, whether acquired in a business combination or otherwise and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. We are currently evaluating the impact adoption of this FSP will have on our consolidated financial statements.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, (“SFAS 161”). This Statement amends and expands the disclosure requirements of Statement 133 to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The new requirements apply to derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS 133. The Statement is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. We are currently evaluating the impact adoption of this Statement will have on our consolidated financial statements.

In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. In addition, on February 12, 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157, which amends SFAS 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This pronouncement was effective upon issuance. We have deferred the adoption of SFAS 157 with respect to all non-financial assets and liabilities in accordance with the provisions of this pronouncement. On January 1, 2009, SFAS 157 will be applied to all other fair value measurements for which the application was deferred under FSP FAS 157-2. We are currently assessing the

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impact SFAS 157 will have in relation to non-financial assets and liabilities on our consolidated financial statements. See NOTE 11 — FAIR VALUE OF FINANCIAL INSTRUMENTS for further information.

FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 (“SFAS 159”) became effective on January 1, 2008. This standard permits entities to choose to measure many financial instruments and certain other items at fair value. While SFAS 159 became effective for our 2008 fiscal year, we did not elect the fair value measurement option for any of our financial assets or liabilities. Therefore, adoption of this Statement did not have a material impact on our consolidated financial statements.

NOTE 3 —	MARKETABLE SECURITIES

During the second quarter of 2008, Portman acquired 22 million shares of Golden West, a Western Australia iron ore exploration company, which represents approximately 19.9 percent of its outstanding shares. Acquisition of the shares represents an investment of approximately $27 million. Golden West owns the Wiluna West exploration ore project in Western Australia, containing a resource of 119 million metric tons of ore. The purchase provides Portman a strategic interest in Golden West and Wiluna West. We do not exercise significant influence, and at June 30, 2008, the investment is classified as an available-for-sale security.

Our marketable securities are classified as either held-to-maturity or available-for-sale. We account for marketable securities in accordance with the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”). SFAS 115 addresses the accounting and reporting for investments in fixed maturity securities and for equity securities with readily determinable fair values. We determine the appropriate classification of debt and equity securities at the time of purchase and re-evaluate such designation as of each balance sheet date. In addition, we review our investments on an ongoing basis for indications of possible impairment. We review impairments in accordance with EITF 03-1 and FSP SFAS 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, to determine the classification of the impairment as temporary or other-than-temporary. Once identified, the determination of whether the impairment is temporary or other-than-temporary requires significant judgment. The primary factors that we consider in classifying the impairment include the extent and time the fair value of each investment has been below cost. If a decline in fair value is judged other than temporary, the basis of the individual security is written down to fair value as a new cost basis, and the amount of the write-down is included as a realized loss. At June 30, 2008 and December 31, 2007, we had $102.8 million and $74.6 million, respectively, of marketable securities as follows:

	June 30,	December 31,
	2008	2007
	(In millions)

Held to maturity — current	$0.4	$18.9
Held to maturity — non-current	26.4	25.8

	26.8	44.7
Available for sale — non-current	76.0	29.9

Total	$102.8	$74.6

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Marketable securities classified as held-to-maturity are measured and stated at amortized cost. The amortized cost, gross unrealized gains and losses and fair value of investment securities held-to-maturity at June 30, 2008 and December 31, 2007 are summarized as follows:

	June 30, 2008
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Asset backed securities	$3.3	$—	$(0.6)	$2.7
Floating rate notes	23.5	—	(0.9)	22.6

Total	$26.8	$—	$(1.5)	$25.3

	December 31, 2007
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Asset backed securities	$23.1	$—	$(1.4)	$21.7
Floating rate notes	21.6	—	(0.1)	21.5

Total	$44.7	$—	$(1.5)	$43.2

Investment securities held-to-maturity at June 30, 2008 and December 31, 2007 have contractual maturities as follows:

	June 30,	December 31,
	2008	2007
	(In millions)

Asset backed securities:
Within 1 year	$0.4	$18.9
1 to 5 years	2.9	4.2

	$3.3	$23.1

Floating rate notes:
Within 1 year	$—	$—
1 to 5 years	23.5	21.6

	$23.5	$21.6

Marketable securities classified as available for sale are stated at fair value, with unrealized holding gains and losses included in Other comprehensive income. The amortized cost, gross unrealized gains and losses and fair value of investment securities available-for-sale at June 30, 2008 and December 31, 2007 are summarized as follows:

	June 30, 2008
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Equity securities (without contractual maturity)	$41.2	$34.8	$—	$76.0

	December 31, 2007
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
	(In millions)

Equity securities (without contractual maturity)	$14.2	$15.7	$—	$29.9

We intend to hold our shares of available-for-sale equity securities indefinitely.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	ACQUISITIONS & OTHER INVESTMENTS

In accordance with FASB Statement No. 141, Business Combinations (“SFAS 141”) we allocate the cost of acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the cost over the fair value of the net assets acquired is recorded as goodwill.

PinnOak

On July 31, 2007, we completed our acquisition of 100 percent of PinnOak, a privately-owned United States producer of high-quality, low-volatile metallurgical coal. The acquisition furthers our growth strategy and expands our diversification of products for the integrated steel industry. The purchase price of PinnOak and its subsidiary operating companies was $450 million in cash, of which $108.4 million is deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which was repaid at closing. The deferred payment was discounted using a six percent credit-adjusted risk free rate and was recorded as $93.7 million of Deferred payment on the Statements of Consolidated Financial Position as of July 31, 2007. The purchase agreement also includes a contingent earn-out, which ranges from $0 to approximately $300 million dependent upon PinnOak’s performance in 2008 and 2009. The earn-out, if any, would be payable in 2010 and treated as additional purchase price. The assets acquired consist primarily of coal mining rights and mining equipment and are included in our North American Coal segment.

PinnOak’s operations include two complexes comprising three underground mines — the Pinnacle and Green Ridge mines in southern West Virginia and the Oak Grove mine near Birmingham, Alabama. Combined, the mines have rated capacity to produce 6.5 million tons of premium-quality metallurgical coal annually.

The Statements of Unaudited Condensed Consolidated Financial Position of the Company as of June 30, 2008 reflect the acquisition of PinnOak, effective July 31, 2007, under the purchase method of accounting. The total cost of the acquisition has been allocated to the assets acquired and the liabilities assumed based upon their estimated fair values at the date of the acquisition. The allocation resulted in an excess of fair value of acquired net assets over cost. As the acquisition involved a contingent earn-out, a liability has been recorded totaling $178.5 million, representing the lesser of the maximum amount of contingent consideration or the excess prior to the pro rata allocation of purchase price. We finalized the purchase price allocation in the second quarter of 2008. A comparison of the finalized purchase price allocation to the initial allocation is as follows:

	Finalized	Initial
	Allocation	Allocation	Change
	(In millions)

ASSETS
Current assets	80.8	77.2	3.6
Property, plant and equipment	156.7	133.0	23.7
Mineral rights	676.5	619.9	56.6
Asset held for sale	14.0	—	14.0
Other assets	3.7	3.6	0.1

Total assets	$931.7	$833.7	$98.0

LIABILITIES
Current liabilities	62.5	61.3	1.2
Long-term liabilities	268.0	171.2	96.8

Total liabilities	330.5	232.5	98.0

Purchase price	601.2	601.2	—

The adjustment since our initial allocation reduced coal inventory by $1.1 million to reflect inventory survey adjustments, increased supplies inventory by $4.8 million to reflect the capitalization of supplies inventory, increased property, plant and equipment by $23.7 million and increased mineral rights by $56.6 million to reflect

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

market-based valuation adjustments. The asset held for sale represents the estimated fair value less cost to sell of the assets of a pond fines recovery operation. The sale was completed on February 15, 2008. The increase in current liabilities reflects additional accruals for non-income taxes. The increase in long-term liabilities represents adjustments to the contingent earn-out, $78.5 million, and an increase in deferred tax liabilities resulting from further assessment of the purchase price for tax purposes, $18.0 million.

Portman Share Repurchase

On May 21, 2008, Portman authorized a tender offer to repurchase up to 16.5 million shares, or 9.39 percent of its common stock. On this date, we owned 80.4 percent of the approximately 176 million shares outstanding in Portman and indicated we would not participate in the tender buyback. Under the share tender program, eligible shareholders could offer to sell some or all of their shareholdings at a fixed-price discount of 14 percent to the volume-weighted average price of Portman shares traded on ASX during the five trading days after the date of announcement. The tender period closed on June 24, 2008. Under the buyback, 9.8 million fully paid ordinary shares were tendered at a price of A$14.66 per share. The total consideration paid under the buyback was A$143.3 million. As a result of the buyback, our ownership interest in Portman increased from 80.4 percent to 85.2 percent.

The transaction constituted a step acquisition of a noncontrolling interest. In accordance with SFAS 141 we have accounted for the acquisition of the minority interests in Portman by the purchase method. As of the date of a step acquisition of the minority interest, the then historical cost basis of the minority interest balance was reduced to the extent of the percentage interest sold, or $49.0 million, and a corresponding deferred tax liability with a preliminary fair value assignment of $38.0 million was recorded to reflect the tax effect of the acquisition. The remaining purchase price over the net assets acquired was preliminarily assigned to Property, Plant and Equipment resulting in an increase of $126.8 million on the Statement of Condensed Consolidated Financial Position at June 30, 2008. We are in the process of conducting a valuation of the assets acquired and liabilities assumed related to the acquisition, most notably, inventory, mineral rights, and property, plant and equipment. Accordingly, allocation of the purchase price is subject to modification in the future.

NOTE 5 —	DEBT AND CREDIT FACILITIES

On June 25, 2008, we entered into a $325 million private placement consisting of $270 million of 6.31 percent Five-Year Senior Notes due June 15, 2013, and $55 million of 6.59 percent Seven-Year Senior Notes due June 15, 2015. Interest will be paid on the notes for both tranches on June 15 and December 15 until their respective maturities. The notes are unsecured obligations with interest and principal amounts guaranteed by certain of our domestic subsidiaries. The notes and guarantees are not required to be registered under the Securities Act of 1933, as amended, and have been placed with qualified institutional investors. We used the proceeds to repay senior unsecured indebtedness and for general corporate purposes.

The terms of the note purchase agreement contain customary covenants that require compliance with certain financial covenants based on: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, we were in compliance with the covenants in the note purchase agreement.

On August 17, 2007, we entered into a five-year unsecured credit facility with a syndicate of 13 financial institutions. The facility provides $800 million in borrowing capacity, comprised of $200 million in term loans and $600 million in revolving loans, swing loans and letters of credit. Loans are drawn with a choice of interest rates and maturities, subject to the terms of the agreement. Interest rates are either (1) a range from LIBOR plus 0.45 percent to LIBOR plus 1.125 percent based on debt and earning levels or (2) the prime rate or the prime rate plus 1.125 percent, based on debt and earnings.

The credit facility has two financial covenants based on: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, we were in compliance with the covenants in the credit agreement.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of June 30, 2008, $160 million was drawn in revolving loans and the principal amount of letter of credit obligations totaled $19.4 million under the credit facility. We had $200 million drawn in term loans; $420.6 million of borrowing capacity was available under the $800 million credit facility. The weighted average interest rate for outstanding revolving and term loans under the credit facility was 3.33 percent as of June 30, 2008. After the effect of interest rate hedging, the weighted average annual borrowing rate was 3.85 percent.

Effective June 23, 2008, Portman added a A$120 million cash facility to its existing facility agreement, under which Portman continues to maintain a A$40 million multi-option facility. The facilities have floating interest rates of 20 basis points and 75 basis points, respectively, over the 90-day bank bill swap rate in Australia. At June 30, 2008, the outstanding bank commitments totaled A$12.5 million, reducing borrowing capacity to A$27.5 million on the A$40 million facility. No funds have been utilized on the A$120 million facility. The A$120 million facility is available until September 30, 2008. Both facilities operate under the same financial covenants of Portman: (1) debt to earnings ratio and (2) interest coverage ratio. As of June 30, 2008, Portman was in compliance with the covenants of the credit facilities.

In 2005, Portman secured five-year financing from its customers in China as part of its long-term sales agreements to assist with the funding of the expansion of its Koolyanobbing mining operations. The borrowings, totaling $5.5 million and $6.2 million at June 30, 2008 and December 31, 2007, respectively, accrue interest annually at five percent. The borrowings require a principal payment of approximately $0.8 million plus accrued interest to be made January 31, 2009, with the balance due in full on January 31, 2010.

At June 30, 2008, Amapá had long-term project debt outstanding of approximately $338 million for which we have provided a several guarantee on our 30 percent share. Amapá has engaged in ongoing discussions with its lenders regarding loan amendments to address several loan covenant violations related to project delays, higher construction expenditures, debt-to-equity ratios and deliveries under its long-term supply agreement with an operator of an iron ore pelletizing plant in the Kingdom of Bahrain. In addition, at June 30, 2008, Amapá had total short-term loans outstanding of $188.9 million. We subsequently provided a several guarantee in July 2008 on our 30 percent share of the total debt outstanding, or $159.1 million.

NOTE 6 —	SEGMENT REPORTING

Our company is organized and managed according to product category and geographic location: North American Iron Ore, North American Coal, Asia-Pacific Iron Ore, Asia-Pacific Coal and Latin American Iron Ore. The North American Iron Ore segment is comprised of our interests in six North American mines that provide iron ore to the integrated steel industry. The North American Coal segment is comprised of our three North American coal mines that provide metallurgical coal to the integrated steel industry. The Asia-Pacific Iron Ore segment, comprised of our interests in Portman, is located in Western Australia and provides iron ore to steel producers in China and Japan. There are no intersegment revenues.

The Asia-Pacific Coal operating segment is comprised of our 45 percent economic interest in Sonoma, located in Queensland, Australia, which is in the early stages of production. The Latin American Iron Ore operating segment is comprised of our 30 percent Amapá interest in Brazil, which is also in the early stages of production. As a result, the Asia-Pacific Coal and Latin American Iron Ore operating segments do not meet reportable segment disclosure requirements and therefore are not separately reported.

We evaluate segment performance based on sales margin, defined as revenues less cost of goods sold identifiable to each segment. This measure of operating performance is an effective measurement as we focus on reducing production costs throughout the Company.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents a summary of our reportable segments for the three and six months ended June 30, 2008 and 2007:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007
	(In millions)				(In millions)

Revenues from product sales and services:
North American Iron Ore	$643.4	64%	$432.8	79%	$922.2	61%	$658.0	75%
North American Coal	61.5	6%	—		155.4	10%	—
Asia-Pacific Iron Ore	268.2	27%	114.8	21%	385.7	26%	215.1	25%
Other	35.5	3%	—		39.8	3%	—

Total revenues from product sales and services for reportable segments	$1,008.6	100%	$547.6	100%	$1,503.1	100%	$873.1	100%

Sales margin:
North American Iron Ore	$272.6		$104.4		$337.2		$141.7
North American Coal	(23.0)		—		(25.5)		—
Asia-Pacific Iron Ore	160.9		25.2		182.3		49.7
Other	15.8		—		14.8		—

Sales margin	426.3		129.6		508.8		191.4
Other operating income	(16.9)		(13.7)		(56.6)		(30.6)
Other income (expense)	(3.2)		1.3		(4.8)		6.9

Income from continuing operations before income taxes, minority interest and equity loss from ventures	$406.2		$117.2		$447.4		$167.7

Depreciation, depletion and amortization:
North American Iron Ore	$11.2		$10.2		$20.9		$19.8
North American Coal	14.2		—		27.6		—
Asia-Pacific Iron Ore	13.1		11.5		27.0		22.6
Other	1.5		—		2.6		—

Total depreciation, depletion and amortization	$40.0		$21.7		$78.1		$42.4

Capital additions(1):
North American Iron Ore	$12.4		$11.6		$19.5		$41.2
North American Coal	8.0		—		19.9		—
Asia-Pacific Iron Ore	6.6		1.9		35.2		3.0
Other	7.2		—		11.3		—

Total capital additions	$34.2		$13.5		$85.9		$44.2

(1)	Includes capital lease additions.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of assets by segment is as follows:

	June 30,	December 31,
	2008	2007
	(In millions)

Segment assets:
North American Iron Ore	$1,521.3	$968.9
North American Coal	822.8	773.2
Asia-Pacific Iron Ore	1,270.1	1,083.8
Other	432.7	249.9

Total assets	$4,046.9	$3,075.8

NOTE 7 —	COMPREHENSIVE INCOME

The following are the components of comprehensive income for the three and six months ended June 30, 2008 and 2007:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In millions)

Net Income	$270.2	$86.9	$287.2	$119.4
Other comprehensive income:
Unrealized net gain on marketable securities — net of tax	12.3	4.1	11.7	3.3
Foreign currency translation	37.1	27.7	81.0	40.4
Amortization of net periodic benefit — net of tax	(23.9)	4.1	(20.8)	6.9
Unrealized gain (loss) on interest rate swap — net of tax	0.9	—	(0.5)	—
Unrealized gain on derivative financial instruments	14.2	4.7	19.7	7.4

Total other comprehensive income	40.6	40.6	91.1	58.0

Total comprehensive income	$310.8	$127.5	$378.3	$177.4

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	PENSIONS AND OTHER POSTRETIREMENT BENEFITS

The following are the components of defined benefit pension and OPEB expense for the three and six months ended June 30, 2008 and 2007:

Defined Benefit Pension Expense

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In millions)

Service cost	$3.3	$2.6	$6.3	$5.3
Interest cost	10.4	9.9	20.5	19.9
Expected return on plan assets	(12.2)	(11.7)	(24.6)	(23.5)
Amortization:
Prior service costs	1.0	1.0	1.9	1.9
Net actuarial losses	2.9	3.4	5.1	6.8

Net periodic benefit cost	$5.4	$5.2	$9.2	$10.4

Other Postretirement Benefits Expense

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In millions)

Service cost	$0.8	$0.5	$1.5	$0.9
Interest cost	4.0	3.8	7.7	7.6
Expected return on plan assets	(2.7)	(2.6)	(5.4)	(5.1)
Amortization:
Prior service credits	(1.6)	(1.4)	(3.0)	(2.8)
Net actuarial losses	1.5	2.1	2.9	4.2
Transition asset	(0.8)	—	(1.5)	—

Net periodic benefit cost	$1.2	$2.4	$2.2	$4.8

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS

We had environmental and mine closure liabilities of $131.8 million and $130.8 million at June 30, 2008 and December 31, 2007, respectively. Payments in the first six months of 2008 were $3.8 million compared with $9.2 million for the full year in 2007. The following is a summary of the obligations:

	June 30,	December 31,
	2008	2007
	(In millions)

Environmental	$13.6	$12.3
Mine closure:
LTVSMC	21.1	22.5
Operating mines:
North American Iron Ore	62.2	61.8
North American Coal	21.0	20.4
Asia-Pacific Iron Ore	10.5	9.5
Other	3.4	4.3

Total mine closure	118.2	118.5

Total environmental and mine closure obligations	131.8	130.8
Less current portion	6.8	7.6

Long term environmental and mine closure obligations	$125.0	$123.2

Environmental

The Rio Tinto Mine Site

The Rio Tinto Mine Site is a historic underground copper mine located near Mountain City, Nevada, where tailings were placed in Mill Creek, a tributary to the Owyhee River. Site investigation and remediation work is being conducted in accordance with a Consent Order between the Nevada DEP and the RTWG composed of Cliffs, Atlantic Richfield Company, Teck Cominco American Incorporated, and E. I. du Pont de Nemours and Company. The estimated costs of the available remediation alternatives currently range from approximately $10.0 million to $30.5 million. In recognition of the potential for an NRD claim, the parties are actively pursuing a global settlement that would include the EPA and encompass both the remedial action and the NRD issues. We have increased our reserve most recently in the second quarter of 2008 by $3.0 million to reflect revised cleanup estimates and cost allocation associated with our anticipated share of the eventual remediation costs based on a consideration of the various remedial measures and related cost estimates, which are currently under review. The expense was included in Selling, general and administrative in the Statements of Consolidated Operations.

Mine Closure

The mine closure obligations are for our four consolidated North American operating iron ore mines, our three consolidated North American operating coal mines, our Asia-Pacific operating iron ore mines, the coal mine at Sonoma and a closed operation formerly known as LTVSMC. The LTVSMC closure obligation results from an October 2001 transaction where subsidiaries of the Company received a net payment of $50 million and certain other assets and assumed environmental and certain facility closure obligations of $50 million. Obligations have declined to $21.1 million at June 30, 2008.

The accrued closure obligation for our active mining operations provides for contractual and legal obligations associated with the eventual closure of the mining operations. The accretion of the liability and amortization of the related fixed asset is recognized over the estimated mine lives for each location. The following represents a

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rollforward of our asset retirement obligation liability for the six months ended June 30, 2008 and the year ended December 31, 2007:

	June 30,	December 31,
	2008	2007(1)
	(In millions)

Asset retirement obligation at beginning of period	$96.0	$62.7
Accretion expense	4.1	6.6
PinnOak acquisition	—	19.9
Sonoma investment	—	4.3
Reclassification adjustment	(0.9)	1.1
Exchange rate changes	0.5	0.9
Revision in estimated cash flows	(2.6)	0.5

Asset retirement obligation at end of period	$97.1	$96.0

(1)	Represents a 12-month rollforward of our asset retirement obligation at December 31, 2007.

NOTE 10 —	INCOME TAXES

Our total tax provision from continuing operations for the first six months of 2008 of $121.6 million is comprised of $71.4 million related to U.S. operations and $50.2 million related to foreign operations. Our 2008 expected effective tax rate related to continuing operations is approximately 26 percent. The effective rate reflects benefits from deductions for percentage depletion in excess of cost depletion related to U.S. operations as well as benefits derived from operations outside the U.S., which are taxed at rates lower than the U.S. statutory rate of 35 percent.

At June 30, 2008 our valuation allowance maintained against certain gross deferred tax assets increased by $4.1 million to fully offset an increase in future tax benefits for first quarter losses of certain foreign operations for which future utilization is currently uncertain.

At June 30, 2008, cumulative undistributed earnings of foreign subsidiaries included in consolidated retained earnings continue to be indefinitely reinvested in international operations. Accordingly, no provision has been made for deferred taxes related to a future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we were to conclude that such earnings will be remitted in the foreseeable future.

The following table details the changes in unrecognized tax benefits from January 1, 2008 to June 30, 2008.

(In millions)

Unrecognized tax benefits balance as of January 1, 2008	$15.2
Increases for tax positions in prior years	3.3
Increases for tax positions in current year	17.5
Settlements	(4.4)

Unrecognized tax benefits balance as of June 30, 2008	$31.6

At June 30, 2008 and January 1, 2008, we had $20.9 million and $15.2 million, respectively, of unrecognized tax benefits that, if recognized, would impact the effective tax rate. It is reasonably possible that an additional decrease of $14.8 million in unrecognized tax benefit obligations will occur within the next 12 months due to expected settlements with the taxing authorities. We recognize potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. During the six months ended June 30, 2008, we accrued an

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

additional $4.7 million of interest relating to the unrecognized tax benefits, $1.0 million of which was due to the settlement reached with a foreign taxing authority.

Tax years that remain subject to examination are years 2003 forward for the United States, 1993 forward for Canada and 1994 forward for Australia.

NOTE 11 —	FAIR VALUE OF FINANCIAL INSTRUMENTS

We adopted the provisions of SFAS 157 as of January 1, 2008, with respect to financial instruments. We have deferred the adoption of SFAS 157 with respect to non-financial assets and liabilities in accordance with the provisions of FSP FAS 157-2. Items that are recognized or disclosed at fair value for which we have not applied the provisions of SFAS 157 include goodwill, asset retirement obligations, guarantees and certain other items. No transition adjustment was necessary as of January 1, 2008 upon the adoption of SFAS 157.

The following represents financial assets and liabilities of the Company measured at fair value on a recurring basis in accordance with SFAS 157 at June 30, 2008:

	Quoted Prices in Active	Significant Other	Significant
	Markets for Identical	Observable	Unobservable
	Assets/Liabilities	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total
	(In millions)

Assets:
Cash equivalents	$170.2	$28.6	$—	$198.8
Derivative assets	—	—	125.8	125.8
Marketable securities	76.0	—	—	76.0
Foreign exchange contracts	—	44.4	—	44.4

Total	$246.2	$73.0	$125.8	$445.0

Liabilities:
Interest rate swap	$—	$2.2	$—	$2.2

Total	$—	$2.2	$—	$2.2

Financial assets classified in Level 1 at June 30, 2008 include money market funds and available for sale securities. The valuation of these instruments is determined using a market approach, taking into account current interest rates and creditworthiness, and is based upon unadjusted quoted prices for identical assets in active markets.

The valuation of financial assets and liabilities classified in Level 2 is determined using a market approach based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument. Level 2 securities include short-term investments such as commercial paper for which the value of each investment is a function of the purchase price, purchase yield and maturity date. Derivative financial instruments valued using financial models that use as their basis readily observable market parameters are also classified within Level 2 of the valuation hierarchy. At June 30, 2008, such derivative financial instruments include substantially all of our foreign currency exchange hedge contracts and interest rate exchange agreements. The fair value of the interest rate swap and forward currency contracts is based on a forward LIBOR curve and forward market prices, respectively, and represents the estimated amount we would receive to terminate these agreements at the reporting date, taking into account current interest rates and creditworthiness.

The derivative financial asset classified as a Level 3 is an embedded derivative instrument included in certain supply agreements with one of our customers. The agreements include provisions for supplemental revenue or refunds based on the customer’s annual steel pricing at the time the product is consumed in the customer’s blast

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

furnaces. We account for this provision as a derivative instrument at the time of sale and record this provision at fair value based on an income approach when the product is consumed and the amounts are settled as an adjustment to revenue. The fair value of the instrument is determined based on a future price of the average hot rolled steel price at certain steelmaking facilities and other inflationary indices.

Substantially all of the financial assets and liabilities are carried at fair value or contracted amounts that approximate fair value. We had no financial assets and liabilities measured at fair value on a non-recurring basis in accordance with SFAS 157 at June 30, 2008.

The following represents a reconciliation of the changes in fair value of financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the first half of 2008:

	Derivatives Assets
	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2008
	(In millions)

Beginning balance	$63.9	$53.8
Total gains (losses)
Included in earnings	244.9	270.9
Included in other comprehensive income	—	—
Settlements	(183.0)	(198.9)
Transfers in and/or out of Level 3	—	—

Ending balance — June 30, 2008	$125.8	$125.8

Total gains (losses) for the period included in earnings attributable to the change in unrealized gains or losses on assets still held at June 30, 2008	$84.3	$110.3

Gains and losses included in earnings are reported in Product revenue on the Statements of Unaudited Condensed Consolidated Operations for the three and six months ended June 30, 2008.

With respect to changes in Level 3 financial instruments during the first half of 2008, we had freestanding derivatives related to certain supply agreements primarily with our Asia-Pacific customers that provide for revenue or refunds based on the ultimate settlement of annual international benchmark pricing provisions. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once iron ore is shipped. The derivative instrument, which is settled and billed once the annual international benchmark price is settled, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until the benchmark is actually settled. The fair value of the instrument is determined based on the forward price expectation of the annual international benchmark price. We recognized $160.6 million as Product revenues in the Statements of Unaudited Condensed Consolidated Operations for both the three and six months ended June 30, 2008, related to the 2008 pricing provisions. The derivative instrument was settled during the second quarter of 2008 upon settlement of annual international benchmark prices and is therefore not reflected on the June 30, 2008 Statement of Condensed Consolidated Financial Position.

NOTE 12 —	STOCK PLANS

2008 Performance Shares

On March 10, 2008, the Compensation and Organization Committee (“Committee”) of the Board of Directors approved a grant under our shareholder approved 2007 ICE Plan for the performance period 2008-2010. The grant for executive officers consisted of 75 percent of the total value of the grant in performance shares and 25 percent in

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

restricted share units. The grant included a total of 159,480 performance shares and 56,520 restricted share units. The grant of performance shares assumes 100 percent attainment of performance goals as determined by the Committee. The restricted share units are subject to continued employment, are retention based, will vest at the end of the performance period for the performance shares, and are payable in shares at a time determined by the Committee in its discretion. The performance shares granted under the ICE Plan vest over a period of three years and measure performance for the period 2008-2010 on the basis of two factors, relative total shareholder return and three-year cumulative free cash flow, and are paid out in common shares. Upon the occurrence of a change in control, all performance shares and restricted share units granted to a participant will vest and become nonforfeitable and will be paid out in stock.

2006 and 2007 Performance Share Modifications

On May 12, 2008, the Committee of the Board of Directors approved two changes to the calculations used to determine the final payouts under the performance shares granted in 2006 (for the 2006-2008 performance period) and 2007 (for the 2007-2009 performance period) under our 1992 ICE Plan (as Amended and Restated as of May 13, 1997) and our 2007 ICE Plan, respectively.

The first change approved by the Committee relates to the calculation of total shareholder return (“TSR”) relative to the companies in our peer group. Under the plan modification, if any of the companies in the peer group are removed because the company has ceased to be publicly traded or has experienced a major restructuring by reason of a Chapter 11 filing or a spin-off of more than 50 percent of any such company’s assets, the calculation will be based upon the greater of (1) TSR based only on the remaining companies in the original peer group or (2) TSR based on the remaining companies in the original peer group plus the addition of the Standard & Poors Metals and Minerals Exchange Traded Fund.

The second change approved by the Committee is in relation to the 2006 performance share plan year and relates to the method of evaluating performance during the applicable period. The Committee had previously adopted a new methodology under the 2007 ICE Plan for the calculation of TSR based on the Cumulative Method (where the calculation of TSR is based on the cumulative TSR between the start and the end of the performance period). Prior to this change, TSR was based on the Quarterly Method (where the calculation of TSR is based on a cumulative quarter-by-quarter basis), which effectively weighted the early quarters in the period more heavily than later quarters. Executive officers were given a choice as to which of these methods would apply to their grants of Performance Shares made in 2005 (for the 2005-2007 performance period) and 2006 (for the 2006-2008 performance period). On May 12, 2008, the Committee determined that payouts with respect to the 2006-2008 performance period would be based on the Cumulative Method unless the payout would be greater under the Quarterly Method, in which case the Quarterly Method would be used for those payouts. As a result of these modifications, we recorded additional stock-based compensation expense of $2.4 million in Selling, general and administrative expenses on the Statement of Unaudited Condensed Consolidated Operations for the six months ended June 30, 2008.

Determination of Fair Value

The fair value of each option grant is estimated on the date of grant using a Monte Carlo simulation to forecast relative TSR performance. Consistent with the guidelines of SFAS 123(R), a correlation matrix of historic and projected stock prices was developed for both the Company and its predetermined peer group of mining and metals companies. The fair value assumes that performance goals will be achieved. If such goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed.

The expected term of the grant represents the time from the grant date to the end of the service period. We estimated the volatility of our common stock and that of the peer group of mining and metals companies using daily price intervals for all companies. The risk-free interest rate is the rate at the valuation date on zero-coupon government bonds, with a term commensurate with the remaining life of the performance plans.

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following assumptions were utilized to estimate the fair value for the 2008 plan year and the 2006 and 2007 plan year modifications:

							Fair Value
							(Percent of
		Grant/					Grant/
	Grant/	Modification	Average		Risk-Free		Modification
	Modification	Date Market	Expected	Expected	Interest	Dividend	Date Market
Plan Year	Date	Price(1)	Term (Years)	Volatility	Rate	Yield	Price)

2008	March 10, 2008	52.59	2.81	43.8%	1.93%	0.62%	58.23%
2007	May 12, 2008	90.28	1.64	45.8%	2.22%	0.39%	143.70%
2006	May 12, 2008	90.28	0.64	53.8%	1.86%	0.39%	143.95%

(1)	Adjusted to reflect 2:1 stock split that occurred on May 15, 2008.

The table below illustrates the change in the fair value as a result of the 2006 and 2007 plan year modifications:

	Pre-Modification
	Calculation	Pre-Modification	Change in	Revised
Plan Year	Method(1)	Fair Value	Fair Value	Fair Value

2006	Cumulative	$122.55	$7.18	$129.73
2006	Quarterly	30.45	99.28	129.73
2007	Cumulative	128.71	1.25	129.96

(1)	As a result of the choice given to executive officers between the Cumulative and Quarterly methods under the 2006 Plan, the pre-modification fair value for this plan is presented separately for each election. This was not an option under the 2007 plan, and therefore, a single pre-modification fair value is presented.

NOTE 13 —	CAPITAL STOCK

Common Stock

On March 11, 2008, a two-for-one stock split of our common shares was declared. As a result, each shareholder of record on May 1, 2008 received one additional share of our common stock for every share held. The new shares were distributed on May 15, 2008. Pursuant to the effectuation of the stock split, the par value of our common stock was adjusted from $0.25 per share to $0.125 per share, and the number of authorized common shares was increased accordingly from 112 million to 224 million shares. As a result of the stock split, the preferred stock conversion rate was also adjusted from 66.1881 to 133.0646. The new conversion rate equates to a conversion price of $7.52 per common share.

On May 13, 2008, a cash dividend of $0.0875 per common share was declared. This dividend rate is the same as the cash dividend declared on our common stock in the first quarter of 2008, and represents an increase of 40 percent from the rate declared in the comparable quarter of 2007. The cash dividend was paid on June 2, 2008 to each shareholder of record. The cash dividend was adjusted pursuant to the previously announced two-for-one common stock split.

Preferred Stock

On January 17, 2008, 24,010 preferred shares were converted to 1,589,176 shares of common stock at a conversion rate of 66.1881. In the second quarter of 2008, an additional 91,150 preferred shares were converted to 12,128,838 shares of common stock at a conversion rate of 133.0646, reducing our preferred stock outstanding to

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19,555 shares. The following is a summary of the activity of preferred stock for the six months ended June 30, 2008 and the year ended December 31, 2007:

	June 30,	December 31,
	2008	2007

Number of preferred shares at beginning of the period	134,715	172,300
Number of preferred shares converted	115,160	37,585

Number of preferred shares at end of the period	19,555	134,715

Redemption value at end of the period (in millions)	$310.1	$898.8

Number of common shares issued from Treasury upon conversion	13,718,012	4,975,296

On May 13, 2008, a scheduled dividend payment was authorized on our 3.25 percent redeemable cumulative convertible perpetual preferred stock, and a cash payment of $8.125 per share was paid on July 15, 2008, to preferred stock shareholders of record on July 1, 2008.

NOTE 14 —	EARNINGS PER SHARE

A summary of the calculation of earnings per common share on a basic and diluted basis follows:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(In millions)

Net income	$270.2	$86.9	$287.2	$119.4
Preferred stock dividends	0.4	1.4	1.3	2.8

Income applicable to common shares	$269.8	$85.5	$285.9	$116.6

Weighted average number of shares:
Basic	98.1	81.6	94.0	81.4
Employee stock plans	0.5	0.4	0.4	0.5
Convertible preferred stock	6.6	22.6	10.7	22.6

Diluted	105.2	104.6	105.1	104.5

Earnings per common share — Basic	$2.75	$1.05	$3.04	$1.43

Earnings per common share — Diluted	$2.57	$0.83	$2.73	$1.14

NOTE 15 —	CONTINGENCIES

We have been named, along with two of our wholly owned subsidiaries, Cliffs Mining Company and Wabush Iron Co. Limited, as defendants, along with U.S. Steel Canada Inc. (formerly Stelco Inc.), HLE Mining Limited Partnership and HLE Mining GP Inc. (collectively, “U.S. Steel”), in an action brought before the Ontario Superior Court of Justice by Dofasco. The action pertains to a contemplated transaction whereby Dofasco and/or certain of its affiliates would purchase our ownership interests and those of U.S. Steel in Wabush. After six months of negotiations with no definitive agreements reached, both we and U.S. Steel determined to withdraw from negotiations and retain our respective ownership interests in Wabush. Notice of the withdrawal was delivered to Dofasco on March 3, 2008.

On March 20, 2008, Dofasco commenced this action against both Cliffs and U.S. Steel. Dofasco’s statement of claim demands specific performance of an alleged binding contract for Cliffs and U.S. Steel to sell their respective interests in Wabush with equitable compensation in the amount of C$427 million or, in the alternative, general

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

damages in the amount of C$1.8 billion. We strongly disagree with Dofasco’s allegations and intend to defend this case vigorously. On May 14, 2008 U.S. Steel filed a Notice of Motion to dismiss the action. We filed an identical Notice of Motion on May 15, 2008. A two day hearing was held on our respective motions on June 23 and 24, 2008, and we expect a ruling from the court during the third quarter of 2008.

We are periodically involved in litigation incidental to our operations. We believe that any pending litigation will not result in a material liability in relation to our consolidated financial statements.

NOTE 16 —	LEASE OBLIGATIONS

We lease certain mining, production and other equipment under operating and capital leases. The leases are for varying lengths, generally at market interest rates and contain purchase and/or renewal options at the end of the terms. Future minimum payments under capital leases and non-cancellable operating leases at June 30, 2008 are as follows:

	Total
	Capital	Operating
	Leases	Leases
	(In millions)

2008 (July 1 — December 31)	$7.6	$10.7
2009	13.6	20.3
2010	13.1	18.1
2011	12.9	13.2
2012	12.4	9.2
2013 and thereafter	52.3	25.6

Total minimum lease payments	111.9	$97.1

Amounts representing interest	29.3

Present value of net minimum lease payments	$82.6

Total minimum capital lease payments of $111.9 million include $1.8 million and $110.1 million, for our North American Iron Ore segment and Asia-Pacific Iron Ore segment, respectively. Total minimum operating lease payments of $97.1 million include $79.8 million for our North American Iron Ore segment, $16.3 million for our Asia-Pacific Iron Ore segment and $1.0 million for our North American Coal segment.

NOTE 17 —	CASH FLOW INFORMATION

A reconciliation of capital additions to cash paid for capital expenditures for the six months ended June 30, 2008 and 2007 is as follows:

	Six Months Ended June 30,
	2008	2007
	(In millions)

Capital additions	$85.9	$44.2
Cash paid for capital expenditures	59.1	46.2

Difference	26.8	(2.0)

Non-cash accruals	$3.8	$(2.0)
Capital leases	23.0	—

Total	$26.8	$(2.0)

CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 18 —	SUBSEQUENT EVENTS

Capital Improvement and Capacity Expansion Projects

On July 12, 2008 we announced a capital expansion project at our Empire and Tilden mines in Michigan’s Upper Peninsula. The project, which requires approximately $290.4 million of incremental capital investment, is expected to allow the Empire mine to produce at three million tons annually through 2017 and increase Tilden mine production by more than two million tons annually. This incremental production is expected to result in total equity production of over 23 million tons annually for our North American Iron Ore segment. Empire was previously projected to exhaust reserves in early 2011. As part of the capacity expansion, we will also mine additional ore from our Tilden mine, located adjacent to Empire, and process it utilizing additional processing capacity at Empire. Utilization of this capacity will enable Tilden to increase production to more than 10 million tons annually, of which 8.5 million tons represents our share. The work is expected to begin in the last quarter of 2008, with capital expenditures of $69.0 million, $161.5 million and $59.9 million projected in 2008, 2009 and 2010, respectively.

In July 2008, we also incurred an additional capital commitment for the purchase of a new longwall plow system at our Pinnacle mine in West Virginia. The equipment, which requires a capital investment of approximately $90 million, will replace the current longwall plow system in an effort to reduce maintenance costs and increase production at the mine. Capital expenditures related to this purchase will be made in 2008 and 2009, with the equipment expected to be delivered in 2009.

Purchase of Remaining Interest in United Taconite

On July 11, 2008 we signed and closed on the acquisition of the remaining 30 percent interest in United Taconite, with an effective date of July 1, 2008. Upon consummation of the purchase, our ownership interest increased from 70 percent to 100 percent. Consideration paid for the acquisition is a combination of $100 million in cash, approximately 1.5 million of our common shares, and 1.2 million tons of iron ore pellets to be provided throughout 2008 and 2009. The consolidation of the United Taconite minority interest, together with our Northshore property, represents two wholly-owned iron ore assets in North America.

Announced Merger with Alpha Natural Resources, Inc.

On July 16, 2008, we announced the approval of a definitive merger agreement with Alpha Natural Resources, Inc. under which we will acquire all outstanding shares of Alpha in a cash and stock transaction valued at approximately $10 billion. Under the terms of the agreement, for each share of Alpha common stock, Alpha stockholders would receive 0.95 of our common shares and $22.23 in cash. The aggregate consideration comprises $1.7 billion in cash and approximately 71 million new common shares. JPMorgan Chase Bank, N.A. is providing an underwriting commitment for up to $1.9 billion which will be used to finance the transaction.

The combined company, which will be renamed Cliffs Natural Resources, will become one of the largest U.S. mining companies and be positioned as a leading diversified mining and natural resources company. Cliffs Natural Resources’ mine portfolio will include nine iron ore facilities and more than 60 coal mines located across North America, South America and Australia. The combined company’s significant position in both iron ore and metallurgical coal will make it a major supplier to the global steel industry, as well as provide a platform for further diversification both geographically and in terms of the mineral and resource products it sells. Upon completion of the transaction, we anticipate the combined company to have annual sales volume in excess of 30 million tons of iron ore and nearly 18 million tons of metallurgical coal. In addition to leading positions in iron ore and metallurgical coal, the company will also ship approximately 17 million tons of thermal coal, which is used primarily for electricity generation by utility companies.

The transaction is subject to shareholder approval as well as the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close by the end of 2008.

The merger agreement contains certain termination rights for both parties. Specifically, if we terminate the agreement because Alpha’s Board of Directors withdraws its recommendation of the deal, or Alpha terminates to accept an alternative transaction, or if the merger agreement is terminated and Alpha enters into or consummates another transaction within one year of such termination, then Alpha will have to pay us a $350 million termination fee. Similarly, if Alpha terminates the agreement because our Board of Directors withdraws its recommendation of the deal, or if the agreement is terminated and we enter into or consummate another transaction within one year of such termination, then we will have to pay Alpha a $350 million termination fee. In addition, if Alpha’s stockholders do not approve the transaction, Alpha will have to pay us a $100 million termination fee, and if our shareholders do not approve the transaction, we will have to pay Alpha a $100 million termination fee.

Preferred Stock Conversion

On July 16, 2008, 19,350 preferred shares were converted to 2,574,800 shares of common stock at a conversion rate of 133.0646, reducing our preferred stock outstanding to 205 shares with a redemption value of $2.8 million on that date. Total common shares are being issued out of treasury.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
CLEVELAND-CLIFFS INC,
DAILY DOUBLE ACQUISITION, INC.
AND
ALPHA NATURAL RESOURCES, INC.

Dated as of July 15, 2008

A-i

A-ii

TABLE OF DEFINED TERMS

Term	Page

1992 IEP	A-20
1996 Directors’ Plan	A-20
2005 LTIP	A-5
2007 Incentive Plan	A-20
ACM 2004 LTIP	A-7
Acquisition Agreement	A-35
Adjusted Option	A-40
affiliate	A-52
Agreement	A-1
Antitrust Law	A-46
Book-Entry Shares	A-3
Business Day	A-1
Cash Consideration	A-3
Certificate of Merger	A-1
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company Adverse Recommendation Change	A-35
Company Benefit Plans	A-11
Company Certificate	A-3
Company Charter	A-2
Company Common Stock	A-1
Company Disclosure Letter	A-6
Company Employees	A-43
Company Entities	A-7
Company ERISA Affiliate	A-11
Company Intellectual Property	A-17
Company Leased Real Property	A-16
Company Leases	A-16
Company Material Contract	A-18
Company No Vote Termination Fee	A-50
Company Owned Real Property	A-16
Company Person	A-45
Company Representatives	A-34
Company SEC Documents	A-8
Company Stock Options	A-7
Company Stock Plans	A-7
Company Stockholder Approval	A-18
Company Stockholders Meeting	A-37
Company Subsidiaries	A-7
Company Takeover Proposal	A-34
Company Termination Fee	A-49
Confidentiality Agreement	A-37
DGCL	A-1
Directors’ DCP	A-20
Dissenting Shares	A-5

A-iii

Term	Page

Dissenting Stockholder	A-5
Effective Time	A-2
employee	A-13, 25
Environment	A-15
Environmental Claim	A-15
Environmental Condition	A-16
Environmental Laws	A-15
Environmental Permit	A-16
ERISA	A-11
Exchange Act	A-8
Exchange Agent	A-3
Exchange Fund	A-3
Form S-4	A-9
GAAP	A-9
Governmental Entity	A-8
Hazardous Substance	A-16
HSR Act	A-8
Indemnified Parties	A-41
Indenture	A-44
Joint Proxy Statement	A-8
knowledge	A-52
Law	A-16
Liens	A-52
material adverse change	A-52
material adverse effect	A-52
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Multiemployer Plan	A-12
Multiple Employer Plan	A-12, 25
Noteholders	A-44
Notes	A-44
Notes Consents	A-44
Notes Offer to Purchase	A-44
Notes Tender Offer	A-44
Notes Tender Offer Documents	A-44
Notice of Adverse Recommendation	A-35
Outside Date	A-48
Parent	A-1
Parent Adverse Recommendation Change	A-37
Parent Alternative Proposal	A-50
Parent Benefit Plans	A-23
Parent Common Stock	A-1
Parent Disclosure Letter	A-19
Parent Entities	A-19
Parent ERISA Affiliate	A-24
Parent Intellectual Property	A-28

A-iv

Term	Page

Parent Leased Real Property	A-27
Parent Leases	A-27
Parent LTIP	A-20
Parent Material Contract	A-29
Parent No Vote Termination Fee	A-50
Parent Owned Real Property	A-27
Parent Plan	A-43
Parent SEC Documents	A-21
Parent Stock Options	A-20
Parent Stock Plans	A-20
Parent Stockholder Approval	A-29
Parent Stockholders Meeting	A-37
Parent Subsidiaries	A-19
Parent Termination Fee	A-50
PCBs	A-16
Performance Share	A-41
Permits	A-10
Post-Closing Tax Period	A-13
Pre-Closing Tax Period	A-14
Prior Plan	A-43
Recent Parent SEC Reports	A-21
Recent SEC Reports	A-9
Release	A-16
Restricted Share	A-41
Retiree Plan	A-43
SEC	A-8
Securities Act	A-8
Series A-2 Preferred Stock	A-19
Stock Consideration	A-3
subsidiary	A-53
Successor Plan	A-43
Superior Proposal	A-34
Supplemental Indenture	A-45
Surviving Corporation	A-1
Takeover Statute	A-18
Tax Certificates	A-39
Tax Return	A-14
Taxes	A-14
TIA	A-44
Transferee	A-4

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 15, 2008, by and among Cleveland-Cliffs Inc, an Ohio corporation (“Parent”), Daily Double Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Alpha Natural Resources, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and, accordingly, have agreed to effect the merger of the Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than Dissenting Shares and any shares of Company Common Stock owned by Parent or any direct or indirect subsidiary of Parent or held in the treasury of the Company, will be converted into the right to receive 0.95 (the “Exchange Ratio”) of a share of common stock, par value $0.125 per share, of Parent (“Parent Common Stock”) and cash as provided in Section 2.1;

WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and any comparable provisions of state or local law, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1  The Merger.  On the terms and subject to the conditions set forth herein, and in accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time, and the separate corporate existence of the Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the “Surviving Corporation”).

Section 1.2  Closing.  The closing of the Merger (the “Closing”) will take place at a time and on a date to be specified by the parties hereto, which is to be no later than the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver by the party entitled to the benefit thereof of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or (to the extent permitted by applicable Law) waiver by the party entitled to the benefit of those conditions) set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location to which the parties hereto agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” “Business Day” means any day other than Saturday, Sunday or any day on which banking and savings and loan institutions are authorized or required by Law to be closed.

Section 1.3  Effective Time.  On the terms and subject to the conditions set forth in this Agreement, (i) as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement and (ii) as soon as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware on the Closing Date, or at such subsequent date or time as the Company, Parent and Merger Sub agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the “Effective Time”).

Section 1.4  Effects of the Merger.  The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5  Certificate of Incorporation and By-laws.

(a) Subject to Section 5.5, the Restated Certificate of Incorporation of the Company (the “Company Charter”) shall be amended at the Effective Time to be in the form of the certificate of incorporation of Merger Sub, as in effect immediately before the Effective Time, and, as so amended, such Company Charter shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) Subject to Section 5.5, the by-laws of Merger Sub, as in effect immediately before the Effective Time, will be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

Section 1.6  Directors and Officers of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7  Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and any comparable provisions of applicable state or local Law. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and for all relevant tax purposes.

Section 1.8  Restructuring.  At the election of Parent or the Company, if in their reasonable good faith opinion, such action is necessary to cause the conditions set forth in Section 6.2(d) or Section 6.3(d) to be satisfied, Parent, Merger Sub and the Company shall cooperate to (i) restructure the Merger so that the Company shall be merged with and into Merger Sub, with Merger Sub continuing as the Surviving Corporation and/or (ii) convert Merger Sub into a limited liability company prior to the Effective Time; provided, that neither Parent nor the Company shall be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement by reason of such election.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES AND PAYMENT

Section 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Merger Sub’s Common Stock.  Each share of Merger Sub’s common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent Owned Stock.  Each share of Company Common Stock that is owned by Parent or any direct or indirect subsidiary of Parent or the Company immediately prior to the Effective Time and any Company Common Stock held in the treasury of the Company immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(c) Conversion of Company Common Stock.  Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b) and Dissenting Shares, will be converted into the right to receive (i) $22.23 in cash (the “Cash Consideration”) without interest and (ii) a number of validly issued, fully paid, nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Stock Consideration”). The Cash Consideration, the Stock Consideration, and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.2(e) are referred to collectively as the “Merger Consideration”.

(d) Cancellation of Shares of Company Common Stock.  As of the Effective Time, all shares of Company Common Stock, other than Dissenting Shares, shall no longer be outstanding and will automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any shares of Company Common Stock (a “Company Certificate”) or book entry shares (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions, if any, upon surrender of such Company Certificate or Book-Entry Shares, in each case, in accordance with this Article II, without interest.

Section 2.2  Exchange of Certificates.

(a) Exchange Agent.  Prior to the Effective Time, Parent will designate a national bank or trust company, that is reasonably satisfactory to the Company, to act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Merger Consideration to the Company stockholders (the “Exchange Agent”). Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) immediately available funds sufficient to pay the aggregate Cash Consideration and (ii) certificates representing the shares of Parent Common Stock (such cash and such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the “Exchange Fund”) issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

(b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, and in any event within 5 Business Days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a Company Certificate or Book-Entry Share whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and such letter of transmittal will be in customary form and have such other provisions as Parent may reasonably specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates or, in the case of Book-Entry Shares, the surrender of such Book-Entry Shares in exchange for the Merger Consideration.

(ii) After the Effective Time, and upon surrender in accordance with this Article II of a Company Certificate or Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate or Book-Entry Shares will be entitled to receive in exchange therefor the Merger Consideration in the form of (A) a certificate or book-entry share representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, after taking into account all the shares of Company Common Stock then held by such holder under all such Book-Entry Shares or Company Certificates so surrendered and (B) a check for the full amount of cash that such holder has the right to receive pursuant to the provisions of this Article II, including the Cash Consideration, cash in lieu of fractional shares, certain dividends or other distributions, if any, in accordance with Section 2.2(c), and the Company Certificate or Book-Entry Shares so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Company Certificate or Book-Entry Share so surrendered is registered (the “Transferee”) if such Company Certificate or Book-Entry Share is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other Taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or Book-Entry Shares or establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Company Certificate and each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II and certain dividends or other distributions, if any, in accordance with Section 2.2(c). No interest will be paid or will accrue on any Merger Consideration payable to holders of Company Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c) Dividends; Other Distributions.  No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate or Book-Entry Shares with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Company Certificate or Book-Entry Share in accordance with this Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate or Book-Entry Share in accordance herewith, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, in addition to all other amounts to which such holder is entitled under this Article II (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

(d) No Further Ownership Rights in Company Common Stock.  All shares of Parent Common Stock issued and all Cash Consideration paid upon the surrender for exchange of Company Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) and Section 2.2(e)) will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates and such Book-Entry Shares, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates or Book-Entry Shares are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II.

(e) No Fractional Shares.

(i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates or Book-Entry Shares, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

(ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock held at the Effective

Time by such holder) shall receive, in lieu thereof, an amount in cash (rounded up to the nearest whole cent and without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled (rounded up to the nearest ten thousandth when expressed in decimal form) by (B) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Reports (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date or, if such date is not a trading day, the trading day immediately preceding the Closing Date (the “Closing Price”).

(iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Certificates or Book-Entry Shares formerly representing shares of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Certificates or Book-Entry Shares formerly representing shares of Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

(f) Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates or Book-Entry Shares for twelve months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Certificates or Book-Entry Shares who have not theretofore complied with this Article II may thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends or distributions, if any, with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

(g) No Liability.  None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) Investment of Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis, provided, that, (i) no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of shares of Company Common Stock and (ii) such investments shall be in short-term obligations of or guaranteed by the United States of America with maturities of no more than 30 days, or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investor Services, Inc. or Standard & Poor’s Corporation, respectively. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement. Any interest and other income resulting from such investments will be paid to Parent.

(i) Lost Certificates.  If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares of Parent Common Stock, in each case, due to such person pursuant to this Agreement.

Section 2.3  Certain Adjustments.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for shares of capital stock, of the Company or Parent shall occur as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided that nothing in this Section 2.3 shall be construed to permit either the Company or Parent to take any action with respect to its respective securities that is prohibited or not expressly permitted by the terms of this Agreement.

Section 2.4  Dissenters’ Rights.  Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a “Dissenting Stockholder”) withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder’s Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders’ rights of appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law.

Section 2.5  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.6  Withholding Rights.  The Surviving Corporation, Parent or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and remitted to the appropriate taxing authority by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be. Parent shall pay, or shall cause to be paid, all amounts so withheld to the appropriate taxing authority within the period required under applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of the Company.  Subject only to those exceptions and qualifications listed and described (including an identification by section reference to the representations and warranties to which such exceptions and qualifications relate) on the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), provided, however, that a matter disclosed in the Company Disclosure Letter with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty, and except as set forth in the Recent SEC Reports, the Company hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Corporate Power.  The Company and each of the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate authority to carry on its business as now being conducted. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of the Company Charter and the bylaws of the Company, each as amended to date.

(b) Subsidiaries.  All outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company (collectively, the “Company Subsidiaries” and, together with the Company, the “Company Entities”) (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens other than Permitted Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person other than the Company Subsidiaries.

(c) Capital Structure.  The authorized capital stock of the Company consists entirely of (i) 100,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on July 14, 2008: (i) 70,494,861 shares of Company Common Stock were issued and outstanding (including 962,214 shares of unvested restricted stock); (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) 6,086,130 shares of Company Common Stock were issuable under the Alpha Coal Management LLC Amended and Restated 2004 Long-Term Incentive Plan (the “ACM 2004 LTIP”) and the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan as Amended and Restated as of May 14, 2008 (the “2005 LTIP” and, together with the ACM 2004 LTIP, the “Company Stock Plans” and such stock options collectively, the “Company Stock Options”); and (iv) up to 977,320 shares of the Company Common Stock were subject to issued and outstanding performance share grants under the Company Stock Plans. The Company has made available to Parent a list, as of the close of business on July 11, 2008, of the holders of outstanding Company Stock Options, restricted shares, and performance shares or units, and the number of shares outstanding, the number of shares exercisable (with respect to the Company Stock Options), the vesting schedule and other forfeiture provision (with respect to restricted shares and performance shares or units) and the exercise price, as applicable, subject to each such equity award. As of the close of business on July 14, 2008, the total number of votes entitled to be cast at the Company Stockholders Meeting with respect to the transactions contemplated hereby is 70,494,861. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except as otherwise provided in this Section 3.1(c), there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of the Company, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Company Subsidiary, or (iii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary. Except as otherwise provided in this Section 3.1(c), there are no outstanding obligations of the Company or any Company Subsidiary to (i) issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary or (ii) repurchase, redeem or otherwise acquire any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. Except as otherwise provided in this Section 3.1(c), there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive from the Company or a Company Subsidiary any payment based on the revenues, earnings or financial performance of the Company or any Company Subsidiary or assets or calculated in accordance therewith.

(d) Authority; Noncontravention.  The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Company Entities, (ii) assuming that all the consents, approvals and filings referred to in the next sentence are duly obtained and/or made, (A) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company Entities or their respective properties or assets are bound or (B) conflict with or violate any judgment, order, decree or Law applicable to any of the Company Entities or their respective properties or assets, other than, in the case of clause (ii)(A) and (B) and (iii) any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a “Governmental Entity”) or any third party is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement/prospectus relating to the Company Stockholders Meeting (such proxy statement/prospectus, together with the proxy statement relating to the Parent Stockholders Meeting, as amended or supplemented from time to time, the “Joint Proxy Statement”) and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) notifications to the NYSE; (v) such governmental consents, qualifications or filings as are customarily obtained or made in connection with the transfer of interests or the change of control of ownership in properties used for the mining, processing or shipping of coal or iron ore, including notices and consents relating to or in connection with mining, reclamation and environmental Permits, in each case under the applicable Laws of Alabama, Michigan, Kentucky, Virginia, Minnesota, West Virginia, Pennsylvania, United States, Australia, and Canada, and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(e) SEC Reports and Financial Statements; Undisclosed Liabilities; Internal Controls.

(i) The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act with the SEC since December 31, 2006 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the “Company SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff.

(ii) The financial statements of the Company included in the Company SEC Documents, comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and on that basis fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Company Subsidiary is required to make any filings with the SEC. Except as disclosed in the Company SEC Documents filed since December 31, 2007 and prior to the date of this Agreement (the “Recent SEC Reports”), since December 31, 2007, the Company and the Company Subsidiaries have not incurred any liabilities (direct, contingent or otherwise), that are of a nature that would be required to be disclosed on a balance sheet of the Company and the Company Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business and (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(iii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom) except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have or result in a material adverse effect on the system of internal accounting controls described in the following sentence. As and to the extent described in the Company SEC Documents, the Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (A) has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (1) any significant deficiencies or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Parent a summary of any such disclosure made by Company management to the Company’s auditors or audit committee of the Company’s Board of Directors since December 31, 2007.

(f) Information Supplied.  None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the “Form S-4”) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company’s stockholders and Parent’s stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

(g) Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2007, (i) each of the Company Entities has conducted its respective operations only in the ordinary course consistent with past practice, (ii) there has not been any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company and (iii) none of the Company Entities has taken any action that if taken after the date of this Agreement would constitute a violation of Section 4.1(a) (other than Sections 4.1(a)(i),(ii) and (iii)(A)).

(h) Compliance with Applicable Laws; Litigation.

(i) The operations of the Company Entities have not been since January 1, 2006 and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit necessary for the conduct of their respective businesses as currently conducted, except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received any written notice, or has knowledge of any claim, alleging any such violation.

(ii) The Company Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons (“Permits”) necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received written notice that any such Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any such Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(iii) There is no suit, action or proceeding by or before any Governmental Entity pending (or, to the knowledge of the Company, threatened), except for any such suit, action or proceeding that challenges or seeks to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby, to which the Company or any Company Subsidiary is a party or against the Company or any Company Subsidiary or any of their properties or assets that would reasonably be expected to have or result in a material adverse effect on the Company. As of the date hereof, there is no suit, action or proceeding by or before any Governmental Entity pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary challenging or seeking to prohibit the execution, delivery or performance this Agreement or any of the transactions contemplated hereby.

(i) Employee Benefit Plans.

(i) The Company has made available to Parent a true and complete list of (A) each material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, equity compensation, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute with respect to its employees, and (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any

Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (collectively, the “Company Benefit Plans”). With respect to each Company Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company. Neither the Company nor any Company Subsidiary has any liability (including contingent liability) with respect to any plan, agreement, arrangement or understanding of the type described in this paragraph other than the Company Benefit Plans, other than liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(ii) Each Company Benefit Plan has been administered in accordance with its terms, all applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Company Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company and all Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the knowledge of the Company, there exist no facts or circumstances that have caused or could cause a failure to be so qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All contributions to, and payments from, the Company Benefit Plans that are required to have been made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All trusts providing funding for Company Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans, have been operated and administered in compliance with all applicable requirements such that neither the Company, any Company Subsidiary, any Company Benefit Plan nor such trust or fund is subject to any taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans has provided any “disqualified benefit” (as defined in Section 4976(b)(1) of the Code) for which the Company or any Company Subsidiary has or had any liability for the excise tax imposed by Section 4976 of the Code which has not been paid in full, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(iii) Other than as would not reasonably be expected to have or result in a material adverse effect on the Company, neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414(b) or 414(c) of the Code (a “Company ERISA Affiliate”) has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code, and no condition exists that presents a risk to the Company or any Company ERISA Affiliate of incurring any such liability or failure. None of the Company Benefit Plans (other than Multiemployer Plans) are defined benefit plans within the meaning of ERISA or subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

(iv) Except as would not reasonably be expected to have or result in a material adverse effect on the Company, no Company Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and the Company and the Company Subsidiaries have reserved all rights necessary to amend or terminate each of the Company Benefit Plans without the consent of any other person.

(v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or the Company Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

(vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

(vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including all Company Benefit Plan documents and trust agreements; (B) the most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent or in Section 3.1(i)(v) of the Company Disclosure Letter, there are no material amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such material amendments or to adopt or approve any new Company Benefit Plan.

(viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). Other than as would not reasonably be expected to have or result in a material adverse effect on the Company, none of the Company, the Company Subsidiaries nor any of their respective Company ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any of their respective Company ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full, nor does the Company have any material contingent liability with respect to any withdrawal from any Multiemployer Plan. None of the Company, the Company Subsidiaries nor any of their respective Company ERISA Affiliates would incur any material withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if the Company, the Company Subsidiaries or any of their respective Company ERISA Affiliates withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) on or prior to the Closing Date from each Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective Company ERISA Affiliates has an obligation to contribute on the date of this Agreement. To the knowledge of the Company, no Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective Company ERISA Affiliates contributes or otherwise has any liability (contingent or otherwise) has incurred an accumulated funding deficiency within the meaning of Section 431(a) of the Code or Section 304(a) of ERISA, is insolvent, is in reorganization (within the meaning of Section 4241 of ERISA), is reasonably likely to commence reorganization, is in “endangered” or “critical” status (as such terms are defined in Section 432 of the Code) or is reasonably likely to be in endangered or critical status.

(ix) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company’s knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan, any participant in a Company Benefit Plan, any employee benefit plan with respect to which the Company or any Company Subsidiary has any contingent liability, or any participant in an employee benefit plan with respect to which the Company or any Company Subsidiary has any contingent liability other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(x) To the knowledge of the Company, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company or any of the Company Subsidiaries, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(xi) All contributions, transfers and payments in respect of any Company Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code, except as would not reasonably be expected to have or result in a material adverse effect on the Company.

(xii) With respect to any insurance policy that has, or does, provide funding for benefits under any Company Benefit Plan, to the knowledge of the Company no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

(xiii) For purposes of this Section 3.1(i) only, the term “employee” will be considered to include individuals rendering personal services to the Company or any Company Subsidiary as independent contractors.

(j) Taxes.  (i) Except as would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, the Company and each Company Subsidiary has timely filed all Tax Returns required to be filed, and all such returns are true, correct, and complete; (ii) the Company and each Company Subsidiary has paid all Taxes due whether or not shown on any Tax Return, except, in the cases of (i) and (ii) hereof, with respect to Taxes that are being contested in good faith by appropriate proceedings; (iii) there are no pending or, to the knowledge of the Company, threatened, audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company or any Company Subsidiary; (iv) there are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Liens for Taxes not yet due and Liens for Taxes that are being contested in good faith by appropriate proceedings; (v) neither the Company nor any of the Company Subsidiaries has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law), as a transferee or successor, by contract, or otherwise; (vi) neither the Company nor any Company Subsidiary is a party to any agreement or arrangement relating to the allocation, sharing or indemnification of Taxes; (vii) neither the Company nor any Company Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (viii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary for which adequate reserves in accordance with GAAP have not been created; (ix) neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Tax period ending after the Closing Date (a “Post-Closing Tax Period”) under Section 481(c) of the Code (or any comparable provision of Law) as a result of a change in method of accounting for any Tax period (or portion thereof) ending prior to the Closing Date (a “Pre-Closing Tax Period”) or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company or any Company Subsidiary for any Pre-Closing Tax Period; (x) the financial statements included in the Company SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes for which the Company or any Company Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (xi) no person has granted any extension or waiver of the statute of limitations period applicable to any Tax of the Company or any Company Subsidiary or any affiliated, combined or unitary group of which the Company or any Company Subsidiary is or was a member, which period (after giving effect to such extension or waiver) has not yet expired, and there is no currently effective “closing agreement” pursuant to Section 7121 of the Code (or any similar provision of foreign, state or local Law); (xii) the Company and each Company Subsidiary have withheld and remitted to the appropriate taxing authority all Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and have complied in all material respects with all applicable Laws relating to information reporting; (xiii) neither the Company nor any Company Subsidiary has distributed the stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the C ode; (xiv) neither the Company nor any Company Subsidiary has participated in any transaction that has been identified by the Internal Revenue Service in any published guidance as a “listed transaction” (as defined in Treasury Regulation Section 1.6011-4); and (xv) the consolidated federal income Tax Returns of the Company have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 2003. As used in this Agreement, “Taxes” includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment insurance, social security, employment, customs, real property, personal property, sales, excise, resource, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties, fines or additions with respect thereto, and any interest, in respect of any penalties, fines or additions attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments. As used herein, “Tax Return” shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes, including any supplement thereto or amendment thereof.

(k) Environmental Matters.

(i) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company, the Company Entities are and have been for the past three years in compliance with all applicable Environmental, Health and Safety Laws and Environmental Permits.

(ii) There are no written Environmental, Health and Safety Claims pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary and, to the knowledge of the Company, there are no existing conditions, circumstances or facts which could give rise to an Environmental, Health and Safety Claim, other than Environmental, Health and Safety Claims or conditions, circumstances or facts as would not reasonably be expected to have or result in a material adverse effect on the Company.

(iii) The Company has made available to Parent all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results and any other documents, in the possession, custody or control of the Company Entities relating to (A) the Company Entities’ compliance or noncompliance within the previous two years with Environmental, Health and Safety Laws and Environmental Permits, and (B) Environmental Conditions on, under or about any of the properties or assets owned, leased, operated or otherwise used by any of the Company Entities at the present time or for which any of the Company Entities may be responsible or liable.

(iv) No Hazardous Substance has been generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, currently or previously owned, leased,

operated or otherwise used properties in violation of applicable Environmental, Health and Safety Laws or Environmental Permits that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company, and there have been no Releases of any Hazardous Substance in, on, under, from or affecting any currently or previously owned, leased, operated or otherwise used properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

(v) None of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, other) notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities.

(vi) Neither this Agreement nor the transactions contemplated hereby will result in any requirement for environmental disclosure, investigation, cleanup, removal or remedial action, or notification to or consent of any Governmental Entity or third party, with respect to any property owned, leased, operated or otherwise used by the Company or any Company Subsidiary, pursuant to any Environmental, Health and Safety Law, including any so-called “property transfer law.”

(vii) None of the Company or the Company Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental, Health and Safety Laws, except as would not reasonably be expected to have or result in a material adverse effect on the Company.

(viii) There exist no Environmental Conditions relating to any currently or previously owned, leased, operated or otherwise used properties which, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

(ix) As used in this Agreement:

(u) the term “Environment” means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality, including any material or substance used in the physical structure of any building or improvement;

(v) the term “Environmental, Health and Safety Claim” means any written or other claim, demand, suit, action, proceeding, order, investigation or notice to any of the Company Entities or the Parent Entities, as applicable, by any person alleging any potential liability (including potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from (1) alleged noncompliance with any Environmental, Health and Safety Law or Environmental Permit, (2) alleged injury or damage arising from exposure to Hazardous Substances, or (3) the presence, Release or threatened Release into the Environment, of any Hazardous Substance at or from any location, whether or not owned, leased, operated or otherwise used by the Company or any Company Subsidiary, or Parent or any Parent Subsidiary, as applicable;

(w) the term “Environmental, Health and Safety Laws” means all Laws relating to (1) pollution or protection of the Environment, (2) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (3) threats to human health or ecological resources arising from exposure to Hazardous Substances, (4) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, (5) mining and reclamation, or (6) employee health and safety, and includes the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act, the Clean

Air Act, the Clean Water Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Surface Mining Control and Reclamation Act, the Occupational Safety and Health Act, the Mine Safety and Health Act, the Mine Improvement and New Emergency Response Act, and any similar foreign, state or local Laws;

(x) the term “Hazardous Substance” means (1) chemicals, pollutants, contaminants, hazardous wastes, toxic substances, toxic mold, radiation and radioactive materials, (2) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), petroleum or petroleum-derived substances or wastes, leaded paints, radon gas or related materials, (3) any substance that requires removal or remediation under any applicable Environmental Law, or is defined, listed or identified as a “hazardous waste” or “hazardous substance” thereunder, or (4) any substance that is regulated under any applicable Environmental Law;

(y) the term “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing and the like, or otherwise entering into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances and any condition that results in exposure of a person to a Hazardous Substance);

(z) the term “Law” means any foreign, federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity;

(aa) the term “Environmental Permit” means all Permits and the timely submission of applications for Permits, as required under applicable Environmental Laws; and

(bb) the term “Environmental Condition” means any contamination, damage, injury or other condition related to Hazardous Substances or workplace safety and includes any present or former Hazardous Substance treatment, storage, disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos-containing materials, or PCB-containing articles.

(l) Real Property; Assets.

(i) The Company or a Company Subsidiary has good and marketable title to each parcel of or interest in real property owned by the Company or a Company Subsidiary (the “Company Owned Real Property”).

(ii) The Company Owned Real Property and all real property interests leased or otherwise held by the Company and the Company Subsidiaries (the “Company Leased Real Property” and, together with the Company Owned Real Property, the “Company Real Property”) constitute all of the real property occupied or used by the Company and the Company Subsidiaries in connection with the operation of their respective businesses as currently conducted. The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all material Company Leased Real Property. The Company has made available to Parent true and complete copies of all material leases of the Company Leased Real Property (the “Company Leases”). No option, extension or renewal has been exercised under any Company Lease except options, extensions or renewals that would not have a material and adverse impact on the Company’s ability to conduct its mining operations at any of its business units, whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Parent with the corresponding Company Lease. Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all Company Leases to which it is a party and under which it is in occupancy, and all such Company Leases are in full force and effect. To the knowledge of the Company, the lessors under the Company Leases to which the Company or a Company Subsidiary is a party have complied in all material respects with the terms of their respective Company Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such Company Leases, except where a failure to do so, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

(iii) None of the Company Owned Real Property or Company Leased Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise), except Permitted Liens.

(iv) (A) The Company Entities have good and marketable title to all properties, assets and rights relating to or used or held for use in connection with the business of the Company Entities and such properties, assets and rights comprise all of the assets required for the conduct of the business of the Company Entities as now being conducted and (B) all such properties, assets and rights are in all material respects adequate for the purposes for which such assets are currently used or held for use, and are serviceable and in reasonably good operating condition (subject to normal wear and tear), except in each case where such failure would not reasonably be expected to have or result in a material adverse effect on the Company.

(m) Company Intellectual Property.

(i) The term “Company Intellectual Property” means all of the following that is owned by, issued or licensed to the Company or the Company Subsidiaries or used in the business of the Company or the Company Subsidiaries: (A) all patents, trademarks, trade names, trade dress, assumed names, service marks, logos, copyrights, Internet domain names and corporate names together with all applications, registrations, renewals and all goodwill associated therewith; (B) all trade secrets and confidential information (including customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans); (C) information technologies (including software programs, data and related documentation); and (D) other intellectual property rights and all copies and tangible embodiments of any of the foregoing in whatever form or medium.

(ii) (A) The Company or the Company Subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Company Intellectual Property necessary for the operation of their respective businesses as currently conducted; (B) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property has been made, is currently outstanding or is threatened and, to the knowledge of the Company, there are no grounds for the same; (C) neither the Company nor any of the Company Subsidiaries has received any written notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or other conflict with, any third party with respect to the Company Intellectual Property; (D) to the knowledge of the Company, neither the Company nor the Company Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and neither the Company nor any of the Company Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company’s and the Company Subsidiaries’ respective businesses as currently conducted, except, with respect to clauses (A), (B), (C) and (D), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

(iii) (A) The transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of the Company and the Company Subsidiaries in and to the Company Intellectual Property; and (B) the Company or each of the Company Subsidiaries, as the case may be, has taken all necessary action to maintain and protect the material Company Intellectual Property and, until the Effective Time, shall continue to maintain and protect the material Company Intellectual Property.

(n) Labor Agreements and Employee Issues.  The Company and the Company Subsidiaries have made available to Parent all collective bargaining agreements or other agreements with any union or labor organization to which the Company or any of the Company Subsidiaries is a party. The Company and the Company Subsidiaries are in material compliance with each such collective bargaining agreement or other agreement. The Company is unaware of any effort, activity or proceeding of any labor organization (or representative thereof) to organize any other of its or their employees. The Company and the Company Subsidiaries are not, and have not since December 31, 2006, been subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice charges and/or complaint, (ii) grievance proceeding or arbitration proceeding arising under any collective bargaining agreement or other labor agreement to which the Company or any Company Subsidiary is a party, (iii) claim, suit, action or governmental investigation relating to employees, including discrimination, wrongful discharge, or violation of any state and/or federal statute relating to employment practices, (iv) strike, lockout or dispute, slowdown or work stoppage or (v) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Company. Neither the Company nor the Company Subsidiaries is a party to, or is otherwise bound by, any consent decree with any Governmental Entity relating to employees or employment practices of the Company or the Company Subsidiaries.

(o) Certain Contracts.  Schedule 3.1(o) of the Company Disclosure Letter sets forth a true and correct list of each contract, arrangement, commitment or understanding to which the Company or a Company Subsidiary is a party to or is bound (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) that contains covenants that limit the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its Affiliates) to compete in any business or with any person or in any geographic area or distribution or sales channel, or to sell, supply or distribute any service or product, in each case, that could reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole; (iii) pursuant to which the Company and its Subsidiaries expect to pay or receive payments in excess of $100 million during the 12 month period following the date hereof; or (iv) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement (each of the foregoing, a “Company Material Contract”). Each Company Material Contract is valid and binding on the Company and any Company Subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect. There is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries, or to the knowledge of the Company, by any other party, in each case except as would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company. All contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company (other than any wholly owned Company Subsidiary), on the one hand, and the Company or any Company Subsidiary, on the other hand, are on terms no less favorable to the Company or to such Company Subsidiary than would be obtained with an unaffiliated third party on an arm’s-length basis.

(p) Insurance.  Section 3.1(p) of the Company Disclosure Letter contains a list of all material insurance policies that are owned by the Company or any of the Company Subsidiaries or which names the Company or any of the Company Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or any of the Company Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and the Company Subsidiaries and all premiums due thereunder have been paid. Neither the Company nor any of the Company Subsidiaries is in material breach or default under, or has received notice of cancellation of, any such insurance policies.

(q) Interested Party Transactions.  No event has occurred since December 31, 2007 that would be required to be reported by the Company pursuant to Item 404(a) of Regulation S-K promulgated by the SEC under the Securities Act.

(r) Voting Requirement.  The affirmative vote at the Company Stockholders Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock to adopt this Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (collectively, the “Company Stockholder Approval”).

(s) State Takeover Statutes.  The Board of Directors of the Company has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law (each, a “Takeover Statute”) (including the interested stockholder provisions codified in Section 203 of the DGCL) or any anti-

takeover provision in the Company Charter or the Company’s by-laws is applicable to this Agreement, the Merger and the transactions contemplated by this Agreement. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, and (iii) resolved to recommend to such stockholders that they vote in favor of the Merger, subject to Section 4.2(c).

(t) Opinion of Financial Advisor.  The Company has received the opinion of Citigroup Global Markets Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

(u) Brokers.  Except for Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement, in connection with the transactions contemplated by this Agreement, of the persons to whom such fees, commissions or expenses are payable.

Section 3.2  Representations and Warranties of Parent and Merger Sub.  Subject only to those exceptions and qualifications listed and described (including an identification by section reference to the representations and warranties to which such exceptions and qualifications relate) on the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), provided, however, that a matter disclosed in the Parent Disclosure Letter with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty, and except as set forth in the Recent Parent SEC Reports, each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

(a) Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation and has the requisite corporate authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and the bylaws of Parent and Merger Sub, each as amended to date.

(b) Subsidiaries.  All outstanding shares of capital stock of, or other equity interests in, each subsidiary of Parent (collectively, the “Parent Subsidiaries” and, together with Parent, the “Parent Entities”) (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens other than Permitted Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Parent Subsidiaries are beneficially owned, directly or indirectly, by Parent. Parent does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person other than the Parent Subsidiaries.

(c) Capital Structure.  The authorized capital stock of Parent consists entirely of (i) 224,000,000 shares of Parent Common Stock and (ii) 7,000,000 shares of preferred stock of Parent, of which (x) 3,000,000 shares have been designated as Serial Preferred Stock, Class A, without par value, of which 172,500 shares have been designated as 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock (“Series A-2 Preferred Stock”), and (y) 4,000,000 shares have been designated as Serial Preferred Stock, Class B, without par value.

At the close of business on July 14, 2008: (i) 104,145,300 shares of Parent Common Stock were issued and outstanding (including 1,936,799 shares of restricted stock); (ii) 30,478,228 shares of Parent Common Stock were held by Parent in its treasury; (iii) 19,555 shares of Series A-2 Preferred Stock were issued and outstanding and no shares of Parent Common Stock were reserved for issuance in connection with the conversion of the Series A-2 Preferred Stock; and (iv) no shares of Parent Common Stock were subject to issued and outstanding options to purchase Parent Common Stock granted under Parent’s 2007 Incentive Equity Plan (the “2007 Incentive Plan”), Parent’s 1992 Incentive Equity Plan, as amended (the “1992 IEP”), Parent’s 1996 Nonemployee Directors’ Compensation Plan, as amended and restated (the “1996 Directors’ Plan”), Parent’s Nonemployee Directors’ Deferred Compensation Plan (the “Directors’ DCP”), and Parent’s Long-Term Incentive Program (the “Parent LTIP” and, together with the 2007 Incentive Plan, the 1992 IEP, the 1996 Directors’ Plan, the Directors’ DCP, and the Parent LTIP, the “Parent Stock Plans” and such stock options, collectively the “Parent Stock Options”). Parent has made available to the Company a list, as of the close of business on July 14, 2008, of the number of performance share grants issued for the 2006-2008, 2007-2009 and 2008-2010 performance periods. The shares of Series A-2 Preferred Stock that are issued and outstanding are entitled to vote on the Merger together with the Parent Common Stock, as a single class and each share of Series A-2 Preferred Stock is entitled to one vote thereon. As of the close of business on July 14, 2008, each share of Series A-2 Preferred Stock is currently convertible into 133.0646 shares of Parent Common Stock at a conversion price of $7.52 per share of Parent Common Stock. As of July 14, 2008, the total number of votes entitled to be cast at the Parent Stockholders Meeting with respect to the transactions contemplated hereby is 104,164,855. All outstanding shares of capital stock of Parent are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except as otherwise provided in this Section 3.2(c), there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of Parent, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent or any Parent Subsidiary, or (iii) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent or any Parent Subsidiary. Except as otherwise provided in this Section 3.2(c), there are no outstanding obligations of Parent or any Parent Subsidiary to (i) issue, deliver or sell, or caused to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent or any Parent Subsidiary or (ii) repurchase, redeem or otherwise acquire any such securities. Neither Parent nor any Parent Subsidiary is a party to any voting agreement with respect to the voting of any such securities. Except as otherwise provided in this Section 3.2(c), there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive from Parent or a Parent Subsidiary any payment based on the revenues, earnings or financial performance of Parent or any Parent Subsidiary or assets or calculated in accordance therewith.

(d) Authority; Noncontravention.  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the articles of incorporation or by-laws (or comparable organizational documents) of any of the Parent Entities, (ii) assuming that all the consents, approvals and filings referred to in the next sentence are duly obtained and/or made, (A) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Parent Entities or by which their respective properties or assets are bound, or (B) conflict with or violate any judgment, order, decree or Law applicable to Parent, Merger Sub or their respective properties or assets, other than, in the case of clause (ii) (A) and (B) and (iii) any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or third party is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) the filing with the SEC of (A) the Form S-4 and a proxy statement/prospectus relating to the Parent Stockholders Meeting and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of a premerger notification and report form by Parent under the HSR Act; (iv) filings with and approvals of the NYSE to permit the shares of Parent Common Stock that are to be issued in the Merger to be listed on the NYSE; (v) such governmental consents, qualifications or filings as are customarily obtained or made in connection with the transfer of interests or the change of control of ownership in properties used for the mining, processing or shipping of coal or iron ore, including notices and consents relating to or in connection with mining, reclamation and environmental Permits, in each case under the applicable Laws of Alabama, Michigan, Kentucky, Virginia, Minnesota, West Virginia, Pennsylvania, United States, Australia, and Canada, and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent.

(e) SEC Reports and Financial Statements; Undisclosed Liabilities; Internal Controls.

(i) Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act and the Exchange Act with the SEC since December 31, 2006 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the “Parent SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff.

(ii) The financial statements of Parent included in the Parent SEC Documents, comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and on that basis fairly present in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Parent Subsidiary is required to make any filings with the SEC. Except as disclosed in the Parent SEC Documents filed since December 31, 2007 and prior to the date of this Agreement (the “Recent Parent SEC Reports”), since December 31, 2007, Parent and the Parent Subsidiaries have not incurred any liabilities (direct, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of Parent and the Parent Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business and (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent.

(iii) The records, systems, controls, data and information of Parent and the Parent Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or the Parent Subsidiaries or their accountants (including all means of access thereto and therefrom) except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have or result in a material adverse effect on the system of internal accounting controls described in the following sentence. As and to the extent described in the Parent SEC Documents, Parent and the Parent Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Parent (A) has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of Parent’s Board of Directors (1) any significant deficiencies or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. Parent has made available to the Company a summary of any such disclosure made by the Parent management to the Parent’s auditors or audit committee of the Parent’s Board of Directors since December 31, 2007.

(f) Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company’s stockholders and Parent’s stockholders or at the time of the Parent Stockholders Meeting or the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, as the case may be.

(g) Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2007, (i) each of the Parent Entities has conducted their respective operations only in the ordinary course consistent with past practice, (ii) there has not been any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent and, (iii) none of the Parent Entities has taken any action that if taken after the date of this Agreement would constitute a violation of Section 4.1(b).

(h) Compliance with Applicable Laws; Litigation.

(i) The operations of the Parent Entities have not been since January 1, 2006 and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit necessary for the conduct of their respective businesses as currently conducted, except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. None of the Parent Entities has received any written notice, or has knowledge of any claim, alleging any such violation.

(ii) The Parent Entities hold all Permits necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. None of the Parent Entities has received written notice that any such Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and Parent has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any such Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent.

(iii) There is no suit, action or proceeding by or before any Governmental Entity pending (or, to the knowledge of Parent, threatened), except for any such suit, action or proceeding that challenges or seeks to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby, to which Parent or any Parent Subsidiary is a party or against Parent or any Parent Subsidiary or any of their properties or assets that would reasonably be expected to have or result in a material adverse effect on Parent. As of the date hereof, there is no suit, action or proceeding by or before any Governmental Entity pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary challenging or seeking to prohibit the execution, delivery or performance this Agreement or any of the transactions contemplated hereby.

(i) Employee Benefit Plans.

(i) Parent has made available to the Company a true and complete list of (A) each material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, equity compensation, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary contributes or is obligated to contribute with respect to its employees, and (B) each change of control agreement providing benefits to any current employee, officer or director of Parent or any Parent Subsidiary, to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound (collectively, the “Parent Benefit Plans”). With respect to each Parent Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on Parent. Neither Parent nor any Parent Subsidiary has any liability (including contingent liability) with respect to any plan, agreement, arrangement or understanding of the type described in this paragraph other than the Parent Benefit Plans, other than liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent.

(ii) Each Parent Benefit Plan has been administered in accordance with its terms, all applicable Laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Parent Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. Parent and all Parent Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. Each Parent Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the knowledge of Parent, there exist no facts or circumstances that have caused or could cause a failure to be so qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Parent Benefit Plan or the exempt status of any such trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. All contributions to, and payments from, the Parent Benefit Plans that are required to have been made in accordance with such Parent Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent. All trusts providing funding for Parent Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Parent Benefit Plans, have been operated and administered in compliance with all applicable requirements such that neither Parent, any Parent Subsidiary, any Parent Benefit Plan nor such trust or fund is subject to any taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Parent Benefit Plans has provided any “disqualified benefit” (as defined in Section 4976(b)(1) of the Code) for which Parent or any Parent Subsidiary has or had any liability for the excise tax imposed by Section 4976 of the Code which has not been paid in full, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent.

(iii) Other than as would not reasonably be expected to have or result in a material adverse effect on the Parent, neither Parent nor any trade or business, whether or not incorporated, which, together with Parent, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414(b) or 414(c) of the Code (a “Parent ERISA Affiliate”) has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code, and no condition exists that presents a risk to Parent or any Parent ERISA Affiliate of incurring any such liability or failure. None of the Parent Benefit Plans (other than Multiemployer Plans) are defined benefit plans within the meaning of ERISA or subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

(iv) Except as would not reasonably be expected to have or result in a material adverse effect on the Parent, no Parent Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and Parent and the Parent Subsidiaries have reserved all rights necessary to amend or terminate each of the Parent Benefit Plans without the consent of any other person.

(v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of Parent or the Parent Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

(vi) Neither the Parent nor any Parent Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. No Parent Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

(vii) With respect to each Parent Benefit Plan, Parent has delivered or made available to the Company a true and complete copy of: (A) Parent Benefit Plan, including all Parent Benefit Plan documents and trust agreements; (B) the most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any.

Except as specifically provided in the foregoing documents delivered or made available to the Company or in the Parent Disclosure Letter, there are no material amendments to any Parent Benefit Plan that have been adopted or approved nor has Parent or any Parent Subsidiary undertaken to make any such material amendments or to adopt or approve any new Parent Benefit Plan.

(viii) No Parent Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan. None of the Parent, the Parent Subsidiaries nor any of their respective Parent ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Parent, the Parent Subsidiaries nor any of their respective Parent ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full, nor does Parent have any material contingent liability with respect to any withdrawal from any Multiemployer Plan. None of Parent, the Parent Subsidiaries nor any of their respective Parent ERISA Affiliates would incur any material withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if Parent, the Parent Subsidiaries or any of their respective Parent ERISA Affiliates withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) on or prior to the Closing Date from each Multiemployer Plan to which Parent, the Parent Subsidiaries or any of their respective Parent ERISA Affiliates has an obligation to contribute on the date of this Agreement. To the knowledge of the Parent, no Multiemployer Plan to which Parent, the Parent Subsidiaries or any of their respective Parent ERISA Affiliates contributes or otherwise has any liability (contingent or otherwise) has incurred an accumulated funding deficiency within the meaning of Section 431(a) of the Code or Section 304(a) of ERISA, is insolvent, is in reorganization (within the meaning of Section 4241 of ERISA), is reasonably likely to commence reorganization, is in “endangered” or “critical” status (as such terms are defined in Section 432 of the Code) or is reasonably likely to be in endangered or critical status.

(ix) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to Parent’s knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Parent Benefit Plans, any fiduciaries thereof with respect to their duties to the Parent Benefit Plans or the assets of any of the trusts under any of the Parent Benefit Plans that could reasonably be expected to result in any material liability of Parent or any Parent Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Parent Benefit Plan, any participant in a Parent Benefit Plan, any employee benefit plan with respect to which Parent or any Parent Subsidiary has any contingent liability, or any participant in an employee benefit plan with respect to which Parent or any Parent Subsidiary has any contingent liability, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent.

(x) To the knowledge of the Parent, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Parent Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on Parent or any of the Parent Subsidiaries, other than any liability that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Parent.

(xi) All contributions, transfers and payments in respect of any Parent Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code, except as would not reasonably be expected to have or result in a material adverse effect on the Parent.

(xii) With respect to any insurance policy that has, or does, provide funding for benefits under any Parent Benefit Plan, to the knowledge of the Parent, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Parent, no such proceedings with respect to any insurer are imminent.

(xiii) For purposes of this Section 3.2(i) only, the term “employee” will be considered to include individuals rendering personal services to Parent or any Parent Subsidiary as independent contractors.

(j) Taxes.  (i) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent, Parent and each Parent Subsidiary have timely filed all Tax Returns required to be filed, and all such returns are true, correct, and complete; (ii) Parent and each Parent Subsidiary has paid all Taxes due whether or not shown on any Tax Return, except, in the cases of (i) and (ii) hereof, with respect to Taxes that are being contested in good faith by appropriate proceedings; (iii) there are no pending or, to the knowledge of Parent, threatened, audits, examinations, investigations or other proceedings in respect of Taxes relating to Parent or any Parent Subsidiary; (iv) there are no Liens for Taxes upon the assets of Parent or any Parent Subsidiary, other than Liens for Taxes not yet due and Liens for Taxes that are being contested in good faith by appropriate proceedings; (v) neither Parent nor any of the Parent Subsidiaries has any liability for Taxes of any person (other than Parent and the Parent Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law) as a transferee or successor, by contract, or otherwise; (vi) neither Parent nor any Parent Subsidiary is a party to any agreement or arrangement relating to the allocation, sharing or indemnification of Taxes; (vii) neither Parent nor any Parent Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (viii) no deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any Parent Subsidiary for which adequate reserves in accordance with GAAP have not been created; (ix) neither Parent nor any Parent Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any comparable provision of Law) as a result of a change in method of accounting for any Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of Parent or any Parent Subsidiary for any Pre-Closing Tax Period; (x) the financial statements included in the Parent SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes for which Parent or any Parent Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (xi) no person has granted any extension or waiver of the statute of limitations period applicable to any Tax of Parent or any Parent Subsidiary or any affiliated, combined or unitary group of which Parent or any Parent Subsidiary is or was a member, which period (after giving effect to such extension or waiver) has not yet expired, and there is no currently effective “closing agreement” pursuant to Section 7121 of the Code (or any similar provision of foreign, state or local Law); (xii) Parent and each Parent Subsidiary have withheld and remitted to the appropriate taxing authority all Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and have complied in all material respects with all applicable Laws relating to information reporting; (xiii) neither Parent nor any Parent Subsidiary has distributed the stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code; (xiv) neither Parent nor any Parent Subsidiary has participated in any transaction that has been identified by the Internal Revenue Service in any published guidance as a “listed transaction” (as defined in Treasury Regulation Section 1.6011-4); and (xv) the consolidated federal income Tax Returns of Parent have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 2003.

(k) Environmental Matters.

(i) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent, the Parent Entities are and have been for the past three years in compliance with all applicable Environmental, Health and Safety Laws and Environmental Permits.

(ii) There are no written Environmental, Health and Safety Claims pending or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary and, to the knowledge of Parent, there are no existing conditions, circumstances or facts which could give rise to an Environmental, Health and Safety Claim, other than Environmental, Health and Safety Claims or conditions, circumstances or facts as would not reasonably be expected to have or result in a material adverse effect on Parent.

(iii) Parent has made available to the Company all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results and any other documents, in the possession, custody or control of the Parent Entities relating to (A) the

Parent Entities’ compliance or noncompliance within the previous two years with Environmental, Health and Safety Laws and Environmental Permits, and (B) Environmental Conditions on, under or about any of the properties or assets owned, leased, operated or otherwise used by any of the Parent Entities at the present time or for which any of the Parent Entities may be responsible or liable.

(iv) No Hazardous Substance has been generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, currently or previously owned, leased, operated or otherwise used properties in violation of applicable Environmental, Health and Safety Laws or Environmental Permits that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on Parent, and there have been no Releases of any Hazardous Substance in, on, under, from or affecting any currently or previously owned, leased, operated or otherwise used properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on Parent.

(v) None of Parent or the Parent Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of Parent, other) notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities.

(vi) Neither this Agreement nor the transactions contemplated hereby will result in any requirement for environmental disclosure, investigation, cleanup, removal or remedial action, or notification to or consent of any Governmental Entity or third party, with respect to any property owned, leased, operated or otherwise used by Parent or any Parent Subsidiary, pursuant to any Environmental, Health and Safety Law, including any so-called “property transfer law.”

(vii) None of Parent or the Parent Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental, Health and Safety Laws, except as would not reasonably be expected to have or result in a material adverse effect on Parent.

(viii) There exist no Environmental Conditions relating to any currently or previously owned, leased, operated or otherwise used properties which, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on Parent.

(l) Real Property; Assets.

(i) The Parent or a Parent Subsidiary has good and marketable title to each parcel of or interest in real property owned by Parent or a Parent Subsidiary (the “Parent Owned Real Property”).

(ii) The Parent Owned Real Property and all real property interests leased or otherwise held by Parent and the Parent Subsidiaries (the “Parent Leased Real Property”) and, together with the Parent Owned Real Property, the “Parent Real Property”) constitute all of the real property occupied or used by Parent and the Parent Subsidiaries in connection with the operation of their respective businesses as currently conducted. Parent or a Parent Subsidiary has a valid leasehold interest in or valid rights to all material Parent Leased Real Property. Parent has made available to the Company true and complete copies of all material leases of the Parent Leased Real Property (the “Parent Leases”). No option, extension or renewal has been exercised under any Parent Lease except options, extensions or renewals that would not have a material and adverse impact on Parent’s ability to conduct its mining operations at any of its business units, whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to the Company with the corresponding Parent Lease. Each of Parent and the Parent Subsidiaries has complied in all material respects with the terms of all Parent Leases to which it is a party and under which it is in occupancy, and all such Parent Leases are in full force and effect. To the knowledge of Parent, the lessors under the Parent Leases to which Parent or a Parent

Subsidiary is a party have complied in all material respects with the terms of their respective Parent Leases. Each of Parent and the Parent Subsidiaries enjoys peaceful and undisturbed possession under all such Parent Leases, except where a failure to do so, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent.

(iii) None of the Parent Owned Real Property or Parent Leased Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise), except Permitted Liens.

(iv) (A) The Parent Entities have good and marketable title to all properties, assets and rights relating to or used or held for use in connection with the business of the Parent Entities and such properties, assets and rights comprise all of the assets required for the conduct of the business of the Parent Entities as now being conducted and (B) all such properties, assets and rights are in all material respects adequate for the purposes for which such assets are currently used or held for use, and are serviceable and in reasonably good operating condition (subject to normal wear and tear), except in each case where such failure would not reasonably be expected to have or result in a material adverse effect on Parent.

(m) Parent Intellectual Property.

(i) The term “Parent Intellectual Property” means all of the following that is owned by, issued or licensed to Parent or the Parent Subsidiaries or used in the business of Parent or the Parent Subsidiaries: (A) all patents, trademarks, trade names, trade dress, assumed names, service marks, logos, copyrights, Internet domain names and corporate names together with all applications, registrations, renewals and all goodwill associated therewith; (B) all trade secrets and confidential information (including customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans); (C) information technologies (including software programs, data and related documentation); and (D) other intellectual property rights and all copies and tangible embodiments of any of the foregoing in whatever form or medium.

(ii) (A) Parent or the Parent Subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Parent Intellectual Property necessary for the operation of their respective businesses as currently conducted; (B) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Parent Intellectual Property has been made, is currently outstanding or is threatened and, to the knowledge of Parent, there are no grounds for the same; (C) neither Parent nor any of the Parent Subsidiaries has received any written notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or other conflict with, any third party with respect to the Parent Intellectual Property; (D) to the knowledge of Parent, neither Parent nor the Parent Subsidiaries nor the conduct of their respective businesses has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and neither Parent nor any of the Parent Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of Parent’s and the Parent Subsidiaries’ respective businesses as currently conducted except, with respect to clauses (A), (B), (C) and (D), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent.

(iii) (A) The transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of Parent and the Parent Subsidiaries in and to the Parent Intellectual Property; and (B) Parent or each of the Parent Subsidiaries, as the case may be, has taken all necessary action to maintain and protect the material Parent Intellectual Property.

(n) Labor Agreements and Employee Issues.  Parent and the Parent Subsidiaries have made available to the Company all collective bargaining agreements or other agreements with any union or labor organization to which Parent or any of the Parent Subsidiaries is a party. Parent and the Parent Subsidiaries are in material compliance with each such collective bargaining agreement or other agreement. Parent is unaware of any effort, activity or proceeding of any labor organization (or representative thereof) to organize any other of its or their employees. Parent and the Parent Subsidiaries are not subject to any pending, or to the knowledge of Parent, threatened (i) unfair labor practice charges and/or complaint, (ii) grievance proceeding or arbitration proceeding arising under any collective bargaining agreement or other labor agreement to which Parent or any Parent Subsidiary is a party, (iii) claim, suit, action or governmental investigation relating to employees, including discrimination, wrongful discharge, or violation of any state and/or federal statute relating to employment practices, (iv) strike, lockout or dispute, slowdown or work stoppage or (v) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of Parent or any of the Parent Subsidiaries is or may be entitled to claim indemnification from Parent or any Parent Subsidiary, except for the foregoing which would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on Parent. Neither Parent nor the Parent Subsidiaries is a party to, or is otherwise bound by, any consent decree with any Governmental Entity relating to employees or employment practices of Parent or the Parent Subsidiaries.

(o) Certain Contracts.  Schedule 3.2(o) of the Parent Disclosure Letter sets forth a true and correct list of each contract, arrangement, commitment or understanding to which Parent or a Parent Subsidiary is a party to or is bound (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) that contains covenants that limit the ability of Parent or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its Affiliates) to compete in any business or with any person or in any geographic area or distribution or sales channel, or to sell, supply or distribute any service or product, in each case, that could reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole; (iii) pursuant to which Parent and its Subsidiaries expect to pay or receive payments in excess of $100 million during the 12 month period following the date hereof; or (iv) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement (each of the foregoing, a “Parent Material Contract”). Each Parent Material Contract is valid and binding on Parent and any Parent Subsidiary that is a party thereto and, to the knowledge of Parent, each other party thereto and is in full force and effect. There is no default under any Parent Material Contract by Parent or any Parent Subsidiary or, to the knowledge of Parent, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or any of Parent Subsidiaries, or to the knowledge of Parent, by any other party, in each case except as would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent. All contracts, agreements, arrangements or understandings of any kind between any affiliate of Parent (other than any wholly owned Parent Subsidiary), on the one hand, and Parent or any Parent Subsidiary, on the other hand, are on terms no less favorable to Parent or to such Parent Subsidiary than would be obtained with an unaffiliated third party on an arm’s-length basis.

(p) Insurance.  Section 3.2(p) of the Parent Disclosure Letter contains a list of all material insurance policies that are owned by Parent or any of the Parent Subsidiaries or which names Parent or any of the Parent Subsidiaries as an insured (or loss payee), including those which pertain to Parent’s or any of the Parent Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of Parent, are adequate to protect the properties and businesses of Parent and the Parent Subsidiaries and all premiums due thereunder have been paid. Neither Parent nor any of the Parent Subsidiaries is in material breach or default under, or has received notice of cancellation of any such insurance policies.

(q) Interested Party Transactions.  No event has occurred since December 31, 2007 that would be required to be reported by Parent pursuant to Item 404(a) of Regulation S-K promulgated by the SEC under the Securities Act.

(r) Voting Requirement.  The affirmative vote at the Parent Stockholders Meeting of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Parent Common Stock and Series A-2 Preferred Stock, voting together as a class, is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby (the “Parent Stockholder Approval”).

(s) Opinion of Financial Advisor.  Parent has received the opinion of J.P. Morgan Securities Inc., dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to Parent, a signed copy of which opinion has been delivered to the Company.

(t) Brokers.  Except for J.P. Morgan Securities, Inc., no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has furnished to the Company true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement, in connection with the transactions contemplated by this Agreement, of persons to whom such fees, commissions or expenses are payable.

(u) Availability of Funds.  Parent has fully committed debt financing in an amount sufficient to pay the Cash Consideration and all fees, expenses and other amounts contemplated to be paid by Parent or its Affiliates by this Agreement, and Parent has provided the Company true, correct and accurate copies of the commitment letters in respect of such debt financing. At the Closing, Parent will have available cash in an amount sufficient for Parent and Merger Sub to timely pay the Cash Consideration and all fees, expenses and other amounts contemplated to be paid by Parent or its Affiliates by this Agreement.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1  Conduct of Business.

(a) Conduct of Business by the Company.  Except as (w) set forth on Section 4.1(a) of the Company Disclosure Letter, (x) required by applicable Law, (y) permitted or contemplated by this Agreement or (z) consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in all material respects in accordance with their ordinary course consistent with past practice and, to the extent consistent therewith, subject to the restrictions set forth below in this Section 4.1(a), use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and other key managers and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing, except as (w) set forth on Section 4.1(a) of the Company Disclosure Letter, (x) required by applicable Law, (y) contemplated by this Agreement or (z) consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any Company Subsidiary to:

(i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or (C) except pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) except as set forth in Section 4.1(a)(ii) of the Company Disclosure Letter, issue or authorize the issuance of, deliver, sell, pledge or otherwise encumber or subject to any Lien (except Permitted Liens), any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans outstanding as of the date of this Agreement, and in accordance with their present terms; provided that the Compensation Committee of the Company may exercise discretion in good faith to make adjustments to outstanding Performance Share awards to provide that upon completion of the Merger, Performance Shares granted in 2006 vest either based on actual performance through the earlier of the Closing Date or December 31, 2008, or at target, which ever is more favorable to the grantee, to the extent the Compensation Committee deems appropriate and in the interest of the Company;

(iii) (A) except as set forth in Section 4.1(a)(iii) of the Company Disclosure Letter, amend its certificate of incorporation or by-laws (or other comparable organizational documents), or (B) merge or consolidate with any person other than another Company Entity;

(iv) except as set forth in Section 4.1(a)(iv) of the Company Disclosure Letter, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (except Permitted Liens) or otherwise dispose of any of its properties or assets other than dispositions of inventory or equipment in the ordinary course of business consistent with past practice;

(v) enter into commitments for capital expenditures involving (i) in the case of capital expenditures in respect of individual items of equipment more than $5,000,000 million individually or (ii) more than $50,000,000 in the aggregate, except, in each case, in accordance with the capital expenditure budget set forth in Section 4.1(a)(v) of the Company Disclosure Letter or as may be otherwise be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, as reflected in the capital plan of the Company previously provided to Parent;

(vi) other than in the ordinary course of business consistent with past practice, incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur any short-term indebtedness other than (A) up to $10 million of short-term indebtedness under lines of credit, insurance arrangements or bonding agreements existing on the date of this Agreement; (B) indebtedness incurred in the ordinary course of business in accordance with the agreements or instruments listed in Section 4.1(a)(vi) of the Company Disclosure Letter, (C) as described in Section 4.1(a)(vi) of the Company Disclosure Letter, or (D) solely between the Company and a direct or indirect wholly-owned Company Subsidiary or between direct or indirect wholly-owned Company Subsidiaries;

(vii) except to the extent required under existing plans, agreements, or arrangements as in effect on the date hereof, (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director or consultant of the Company or any Company Subsidiary; (B) other than in the ordinary course of business consistent with past practice, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any officer or employee of the Company or any Company Subsidiary; (C) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan; (D) enter into or amend any employment, bonus, severance, change in control, retention or any similar agreement or any collective bargaining agreement or, grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (E) pay or award any pension, retirement allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan; provided however, that notwithstanding the foregoing, the Company shall have the right to continue to make such changes to its 401(k) savings investment plan (the “401(k) Plan”) applicable to all Company Employees eligible to participate in such 401(k) Plan for plan years that begin after 2008, as the Company determines in its discretion, except that the benefits under the 401(k) Plan after such changes shall not exceed the benefits under the corresponding plan of the Parent;

(viii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

(ix) acquire by merging or consolidating with, by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice) for consideration in excess of $50 million in the aggregate;

(x) except consistent with past practice, make, change or rescind any express or deemed election with respect to Taxes, settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes;

(xi) satisfy any claims or liabilities other than the satisfaction in the ordinary course of business consistent with past practice, in accordance with their terms or in amounts not to exceed $5 million in 2008 and $2 million in 2009 (in each case net of insurance and indemnification payments payable to the Company and its Subsidiaries) in the aggregate or liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Reports or incurred in the ordinary course of business consistent with past practice since the date of the Recent SEC Reports;

(xii) make any loans, advances (other than advances to contract miners in excess of $10 million in the aggregate) or capital contributions to, or investments in, any other person in excess of $10 million in the aggregate, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice;

(xiii) other than in the ordinary course of business consistent with past practice or between the Company and any Company Subsidiary or two Company Subsidiaries, (A) modify, amend or terminate any Company Material Contract, (B) waive, release, relinquish or assign any of the Company’s or any Company Subsidiary’s material rights or claims under any Company Material Contract, or (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiary in excess of $2 million in the aggregate;

(xiv) except to the extent necessary to take any actions that the Company or any third party would otherwise be permitted to take pursuant to Section 4.2 (and in such case only in accordance with the terms of Section 4.2), take any action to exempt or not make subject to the provisions of Section 203 of the DGCL or any other state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Parent and the Parent Subsidiaries), or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xv) authorize, commit or agree to take any of the foregoing actions.

(b) Conduct of Business by Parent.  Except as (i) set forth on Section 4.1(b) of the Parent Disclosure Letter, (ii) otherwise required by applicable Law, (iii) otherwise permitted or contemplated by this Agreement or (iv) consented to in writing by the Company (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in all material respects according to their ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing, except as (i) set forth on Section 4.1(b) of the Parent Disclosure Letter, (ii) otherwise required by applicable Law, (iii) otherwise contemplated by this Agreement or (iv) consented to in writing by the Company (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, Parent shall not and shall not permit any Parent Subsidiary to:

(i) (A) other than dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent, and other than regular quarterly cash dividends with respect to (a) Parent Common Stock not in excess of $0.25 per share of Parent Common Stock and (b) the Series A-2 Preferred Stock in accordance with the terms thereof, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of the Parent

Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue or authorize the issuance of, deliver, sell, pledge or otherwise encumber or subject to any Lien, any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Parent Common Stock (A) upon the exercise of the Parent Stock Options under the Parent Stock Plans or in connection with other awards under the Parent Stock Plans, (B) upon the conversion of the Series A-2 Preferred Stock, and (C) upon exercise of the Parent Rights under the Parent Rights Agreement, in any such case, outstanding as of the date of this Agreement, and in accordance with their present terms;

(iii) (A) amend its certificate of incorporation or by-laws (or other comparable organizational documents), or (B) merge or consolidate with any person;

(iv) other than in the ordinary course of business consistent with past practice, incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than (A) up to $10 million of short-term indebtedness under lines of credit existing on the date of this Agreement or (B) indebtedness incurred pursuant to the terms of Parent’s financings of the Cash Consideration as disclosed to the Company prior to the date hereof or as would not have a material adverse effect on the Parent or the combined company following the Merger;

(v) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

(vi) except in the ordinary course of business consistent with past practice, make, change or rescind any express or deemed election with respect to Taxes, settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes;

(vii) satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $5 million in the aggregate, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Parent included in the Recent Parent SEC Reports or incurred in the ordinary course of business consistent with past practice since the date of the Recent Parent SEC Reports;

(viii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Parent Subsidiary and Parent or another wholly owned Parent Subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice; or

(ix) authorize, commit or agree to take any of the foregoing actions.

(c) Conduct of Business by Merger Sub.  During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

(d) Other Actions.  Except as required by Law, the Company, Parent and Merger Sub shall not, and shall not permit any Company Subsidiary or Parent Subsidiary, as applicable, to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied before the end of six months from the date hereof; provided, that no party hereto shall be precluded from asserting its right not to take certain actions as permitted by the second sentence of Section 5.3(a).

(e) Advice of Changes.  Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen would reasonably be expected to have, a material adverse effect on such party or the ability of the conditions set forth in Article VI to be satisfied before the end of six months from the date hereof; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement and no failure to comply with this Section 4.1(e) shall be taken into account for purposes of determining whether the conditions to Closing have been satisfied.

Section 4.2  No Solicitation by the Company.

(a) Company Takeover Proposal.  The Company shall and shall cause the Company Subsidiaries and its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents retained by the Company or any of the Company Subsidiaries, other than in the case of officers, directors and employees, in their capacity as such, (collectively, the “Company Representatives”) to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal. From and after the date of this Agreement, the Company shall not, shall cause the Company Subsidiaries not to, and shall direct the Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or knowingly facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) enter into any Acquisition Agreement or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (iii) initiate or participate in any way in any discussions or negotiations regarding, or knowingly furnish or disclose to any person (other than a party hereto) any non-public information with respect to, or take any other action to knowingly facilitate or knowingly further any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, notwithstanding anything herein to the contrary, at any time prior to obtaining the Company Stockholder Approval, in response to an unsolicited bona fide written Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or could reasonably be expected to lead to a Superior Proposal, and which Company Takeover Proposal was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Company may, if and only to the extent that the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that failure to do so could be reasonably likely to be a violation of its fiduciary duties to the stockholders of the Company under applicable Delaware Law, and subject to compliance with Section 4.2(c), (i) furnish non-public information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided, however, that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (ii) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 4.2(a) by any Company Representative (other than in the case of officers, directors and employees, acting in their capacity as such) shall be deemed to be a breach of this Section 4.2(a) by the Company.

(b) Definitions.  As used herein, (i) “Superior Proposal” means a bona fide written Company Takeover Proposal (except that the references in the definition thereof to “25%” shall be replaced by “75%”) that the Board of Directors of the Company determines in its good faith judgment (after consulting with outside counsel and a financial advisor of nationally recognized reputation), taking into account all legal, financial and regulatory and other aspects of the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), the likelihood and timing of required governmental approvals and consummation and the ability of the person making the proposal to finance and pay the contemplated consideration, would be more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal) and (ii) “Company Takeover Proposal” means any inquiry, proposal or offer from any person (other than Parent or its affiliates) relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of 25% or more of any class of equity securities of the Company, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of the Company, or (D) any merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving the Company, other than the transactions contemplated or permitted by this Agreement.

(c) Actions by the Company.  Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose publicly to approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.2(a)) (an “Acquisition Agreement”). Notwithstanding the foregoing, if, prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company determines in good faith that failure to do so would be reasonably likely to be a violation of its fiduciary duties to the stockholders of the Company under applicable Delaware Law, the Company may (A) terminate this Agreement pursuant to Section 7.1(d)(iii) and cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal (which was made after the date hereof and did not otherwise result from a breach of this Section 4.2) or (B) make a Company Adverse Recommendation Change, if: (i) the Company provides written notice (a “Notice of Adverse Recommendation”) advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including, if applicable, the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the amount of consideration or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation); (ii) for a period of three Business Days following Parent’s receipt of a Notice of Adverse Recommendation the Company negotiates with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the Merger and not make such Company Adverse Recommendation Change (it being understood that such negotiation need not be exclusive); and (iii) if applicable, at the end of such three Business Day period, the Board of Directors of the Company continues to believe that the Company Takeover Proposal, if any, constitutes a Superior Proposal (after taking into account such adjustments to the terms and conditions of this Agreement). No Company Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover Law (including Section 203 of the DGCL) or other state Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement.

(d) Notice of Company Takeover Proposal.  From and after the date of this Agreement, the Company shall promptly (but in any event within one calendar day) notify Parent in the event that the Company receives, directly or indirectly, (i) any Company Takeover Proposal; (ii) any request for non-public information relating to any of the Company Entities by any person that informs the Company or any Company Representative that such person is considering making, or has made, a Company Takeover Proposal, or (iii) any request for discussions or negotiations relating to a possible Company Takeover Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the material terms and conditions thereof and the identity of the other party or parties involved and promptly furnish to Parent and Merger Sub a copy of any such written inquiry, request or proposal. The Company agrees that it shall keep Parent reasonably informed, in all material respects, of the status and details (including amendments or proposed amendments) of any such request, Company Takeover Proposal or inquiry and keep Parent reasonably informed, in all material respects, as to the details of any information requested of or provided by the Company and as to the details of discussions or negotiations with respect to any such request, Company Takeover Proposal or inquiry, including by providing a copy of all material documentation of the Company Takeover Proposal.

(e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law.  Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), failure to make such disclosure would reasonably be expected to violate its or the Company’s obligations under applicable Law; provided, however, that the Board of Directors of the Company may not effect a Company Adverse Recommendation Change, unless permitted to do so by Section 4.2(c), provided, further, that notwithstanding anything herein to the contrary, any “stop, look and listen” disclosure in and of itself shall not be considered a Company Adverse Recommendation Change.

(f) Return or Destruction of Confidential Information.  The Company agrees that immediately following the execution of this Agreement it shall request each person which has heretofore executed a confidentiality agreement in connection with such person’s consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on the Company’s behalf.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1  Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

(a) Form S-4 Proxy Statement.  As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company’s stockholders, and Parent shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent’s stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as Parent may reasonably request in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Joint Proxy Statement will be made by the Company or Parent, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon and giving due consideration to such comments. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information must be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of each of the Company and Parent.

(b) Stockholders Meetings.

(i) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) in accordance with applicable Law, the Company Charter and by-laws for the purpose of obtaining the Company Stockholder Approval. Subject to Section 4.2(c), the Company shall (A) through the Board of Directors of the Company, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and include in the Joint Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and adoption. Without limiting the generality of the foregoing, subject to its rights under Section 4.2(c), the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b)(i) shall not be affected by any Company Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company or its stockholders of any Company Takeover Proposal. The Company shall provide Parent with the Company’s stockholder list as and when requested by Parent, including at any time and from time to time following a Company Adverse Recommendation Change.

(ii) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) in accordance with applicable Law, Parent’s Amended Articles of Incorporation and Regulations for the purpose of obtaining the Parent Stockholder Approval. Parent shall (A) through the Board of Directors of Parent, recommend to its stockholders the approval of the issuance of Parent Common Stock pursuant to this Agreement and include in the Joint Proxy Statement such recommendation, (B) use its reasonable best efforts to solicit and obtain such approval and (C) not withdraw or modify, or publicly propose to withdraw or modify, the recommendation contemplated by clause (A) or recommend, adopt or approve or publicly propose to recommend, adopt or approve any Parent Alternative Proposal (any such action in this clause (C) being referred to as a “Parent Adverse Recommendation Change”; provided, however, that, notwithstanding the foregoing, if, prior to obtaining the Parent Stockholder Approval, the Board of Directors of Parent determines in good faith that failure do so would reasonably be reasonably likely to be a violation of its fiduciary duties to the Stockholders of Parent under the Ohio General Corporation Law, Parent may make a Parent Adverse Recommendation Change. Parent agrees that its obligations pursuant to the first sentence of this Section 5.1(b)(ii) shall not be affected by any Parent Adverse Recommendation Change. Parent shall provide the Company with Parent’s stockholder list as and when requested by the Company, including at any time and from time to time following a Parent Adverse Recommendation Change. Parent may not make any Parent Adverse Recommendation Change unless: (i) Parent provides the Company three Business Days advance written notice advising the Company that the Board of Directors of Parent intends to take such action and specifying the reasons therefor, including, if applicable, the material terms of any Parent Alternative Proposal that is the basis of the proposed action by the Board of Directors of Parent and during such three Business Day period, Parent negotiates with the Company in good faith in order to enable Parent to proceed with its recommendation of this Agreement and the Merger and not make such Parent Adverse Recommendation Change.

(iii) Each of Parent and the Company agrees to use its reasonable best efforts to hold the Parent Stockholders Meeting and the Company Stockholders Meeting at the same time on the same day.

Section 5.2  Access to Information; Confidentiality.

(a) To the extent permitted by applicable Law and subject to the agreement, dated June 21, 2007, between the Company and Parent (the “Confidentiality Agreement”), the Company shall, and shall cause the Company Subsidiaries to, afford to the Parent Representatives reasonable access, during normal business hours, to all of the Company Entities’ properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as Parent or Merger Sub may reasonably request. Parent and Merger Sub shall hold, and shall cause their respective affiliates and the Parent Representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be obligated to provide any such access or information to the extent that doing so (x) may cause a waiver of an attorney-client privilege or loss of attorney work product protection, (y) would violate a confidentiality obligation to any person or (z) would be materially disruptive to the business or operations of the Company or its Subsidiaries, provided, that the Company and Parent shall use commercially reasonable efforts to provide such access or information in a manner that avoids or removes the impediments described in clauses (x), (y) and (z).

(b) To the extent permitted by applicable Law and subject to the Confidentiality Agreement, Parent shall, and shall cause the Parent Subsidiaries to, afford to the Company Representatives reasonable access, during normal business hours, to all of the Parent Entities’ properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as the Company may reasonably request. The Company shall hold, and shall cause their respective affiliates and the Parent Representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, neither Parent nor any Parent Subsidiary shall be obligated to provide any such access or information to the extent that doing so (x) may cause a waiver of an attorney-client privilege or loss of attorney work product protection, (y) would violate a confidentiality obligation to any person or (z) would be materially disruptive to the business or operations of Parent, provided, that Parent and the Company shall use commercially reasonable efforts to provide such access or information in a manner that avoids or removes the impediments described in clauses (x), (y) and (z).

Section 5.3  Reasonable Best Efforts; Cooperation.

(a) Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, including Section 5.3(d), each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, clearances, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) preventing the entry, enactment or promulgation of any injunction or order or Law that could materially and adversely affect the ability of the parties hereto to consummate the transactions under this Agreement, (iv) seeking the lifting or rescission of any injunction or order or Law that could materially and adversely affect the ability of the parties hereto to consummate the transactions under this Agreement, (v) cooperating to defend against any proceeding or investigation relating to this Agreement or the transactions contemplated hereby and to cooperate to defend against it and respond thereto, (vi) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (vii) using commercially reasonable efforts to arrange for the Company’s independent accountants to provide such comfort letters, consents and other services that are reasonably required in connection with Parent’s financings of the Cash Consideration and (viii) assisting in the marketing and sale or any other syndication of any such financings by making appropriate officers of the Company available for due diligence meetings and for participation in the road show and meetings with prospective participants in such financings upon reasonable notice and at reasonable times, provided, that in the case of clauses (vii) and (viii), Parent shall promptly reimburse the Company for all out-of-pocket expenses incurred by, and otherwise indemnify and hold harmless, the Company, its Affiliates and its and their respective officers, directors, accountants and representatives from and against all liabilities, relating to such actions other than those arising from such person’s willful misconduct or gross negligence. For purposes of this Agreement, reasonable best efforts shall not require the parties to (i) sell, hold separate or otherwise dispose of or conduct the business of the Company, Parent and/or any of their respective affiliates in a manner which would resolve such objections or suits, (ii) agree to sell, hold separate or otherwise dispose of or conduct the business of the Company, Parent and/or any of their respective affiliates in a manner which would resolve such objections or suits, (iii) permit the sale, holding separate or other disposition of, any of the assets of the Company, Parent and/or any of their respective affiliates or the execution of any agreement or order to do so, and (iv) conduct the business of the Company, Parent and/or any of their respective affiliates in a manner which would resolve such objections or suits, except to the extent any such action described in clauses (i) through (iv) would not reasonably be expected to materially impair the benefits each of Parent and the Company reasonably expects to be derived from the combination of Parent and the Company through the Merger. In furtherance and not in limitation of the foregoing, each of Parent and the Company agrees to make an appropriate filing under HSR with respect to the transactions contemplated hereby as promptly as practicable and in any event within 20 Business Days following the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b) No Takeover Statutes Apply.  In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

(c) Opinions Regarding Tax Treatment.  Parent and the Company shall cooperate with each other in obtaining the opinions of Jones Day, counsel to Parent, for the benefit of Parent, and Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, for the benefit of the Company’s stockholders, respectively, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent and the Company shall deliver to Jones Day and Cleary Gottlieb Steen & Hamilton LLP customary representation letters in form and substance reasonably satisfactory to such counsel, and at such time or times that may be reasonably requested by such counsel (the representation letters referred to in this sentence are collectively referred to as the “Tax Certificates”). None of Parent, Merger Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

(d) Information Cooperation.  In connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, and to obtain all such approvals and authorizations under any other applicable Antitrust Law, each of Parent and the Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication (and if in writing, provide a copy of such communication) received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Entity or in connection with any proceeding by a private party, (iv) consult and cooperate with the other party and consider in good faith the views of the other party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of the Company, Parent or any of their respective affiliates to any such Governmental Entity or private party and (v) not participate in any substantive meeting or have any substantive communication with any Governmental Entity unless it has given the other parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate therein. Subject to the Confidentiality Agreement and any attorney-client, work product or other privilege, each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Any competitively sensitive information that is disclosed pursuant to this Section 5.3(d) will be limited to each of Parent’s and the Company’s respective counsel pursuant to a separate customary confidentiality agreement. For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted or threatened to be instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use reasonable best efforts to resolve any such objections or suits so as to permit the consummation of the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable. Neither the Company nor Parent shall, and they shall cause their respective Subsidiaries not to, acquire or agree to acquire any assets, business, securities, person or subdivision thereof, if the entering into of a definitive agreement relating to or the consummation of such acquisition, could reasonably be expected to materially delay or materially increase the risk of not obtaining the applicable action, nonaction, waiver, clearance, consent or approval under the Antitrust Laws or any other competition, merger control, antitrust or similar Laws.

(f) Each of Parent and Merger Sub acknowledge and agree that their obligations to consummate the Merger and the other transactions contemplated hereby are not conditioned or contingent upon receipt of any financing.

(g) The parties shall, and shall cause their respective advisors, to use their reasonable best efforts jointly (i) to compile, by no later than the seventh calendar day after the date hereof, a definitive list of all consents, approvals and filings under any applicable Laws governing antitrust or merger control matters in jurisdictions outside the United States that, if not obtained or made, would prohibit the consummation of the Merger and (ii) to expand, as promptly as practicable, such list after such seventh calendar day to the extent that, subsequent to such seventh day, there are any changes in applicable Law or the application or interpretation thereof (including the adoption of new applicable Laws) that result in the existence of new consents, approvals and filings under any applicable Laws governing antitrust or merger control matters in jurisdictions outside the United States that, if not obtained or made, would prohibit the consummation of the Merger .

Section 5.4  Stock Options; Restricted Stock and Performance Shares.

(a) Assumption of Company Stock Options.  At the Effective Time, (i) each outstanding Company Stock Option, whether vested or unvested immediately prior to the Effective Time, to purchase shares of Company Common Stock, and (ii) each of the Company Stock Plans and all agreements thereunder, shall be assumed by Parent. To the extent provided under the terms of the Company Stock Plans, all such outstanding options shall accelerate and become immediately exercisable in connection with the Merger in accordance with their existing terms. Except for the acceleration of the Company Stock Options in accordance with the terms of the Company Stock Plans and any agreements thereunder, prior to or at the Effective Time, each Company Stock Option so assumed by Parent under this Agreement (an “Adjusted Option”) shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Company Stock Plans and the documents governing the Company Stock Options immediately before the Effective Time, except that (x) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the sum of (1) the Stock Consideration plus (2) the Cash Consideration divided by the Closing Price and (y) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the per share exercise price of the Company Stock Option by the sum of (1) the Stock Consideration plus (2) the Cash Consideration divided by the Closing Price. The date of grant of each Adjusted Option will be the date on which the corresponding Company Stock Option was granted. Notwithstanding the foregoing, the adjustment described in this Section 5.4(a) shall be made in a manner consistent with Section 409A of the Code and, with respect to each Company Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment will be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.

(b) Stock Plans.  The Company and Parent agree that each of the Company Stock Plans and all relevant Parent Stock Plans will be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including conversion of shares of the Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the

Parent Stock Plans or the Company Stock Plans to their respective stockholders if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval will not be a condition to the consummation of the Merger.

(c) Reservation of Shares.  Parent will (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.4 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock, pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, Parent will prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent’s obligations under this Section 5.4. Such registration statement will be kept effective (and the current status of the prospectus required thereby will be maintained) for at least as long as Adjusted Options remain outstanding.

(d) Notices.  As soon as practicable after the Effective Time, Parent will deliver to the holders of the Company Stock Options appropriate notices setting forth such holders’ rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and the related agreements will be assumed by Parent and will continue in effect on the same terms and conditions (subject to the adjustment required by this Section 5.4 after giving effect to the Merger).

(e) Restricted Shares.  At the Effective Time, each outstanding unvested share of restricted Company Common Stock issued under a Company Stock Plan (each, a “Restricted Share”) shall become vested and no longer subject to restrictions, and as a result shall be treated in the Merger as set forth in Section 2.1.

(f) Performance Shares.  At the Effective Time, each outstanding performance share granted under the Company Stock Plans (each, a “Performance Share”) shall vest according to the terms of the applicable Performance Share agreement, and the holder of each Performance Share agreement shall be entitled to receive an amount in cash equal to the product of (i) the sum of (A) the Cash Consideration plus (B) the product of the Stock Consideration multiplied by the Closing Price, multiplied by (ii) the number of shares of Company Common Stock that would be issuable under such Performance Share agreement.

(g) Withholding.  All amounts payable pursuant to this Section 5.4 shall be paid net of any required withholding of federal, state, local or foreign taxes, unless withholding is effected otherwise with the consent of the recipient, and shall be paid without interest.

Section 5.5  Indemnification.

(a) Rights Assumed by Surviving Corporation.  Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement) now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation, by-laws (or comparable organizational documents) or in any agreement between the Company or its Subsidiaries, on the one hand, and any current or former director, officer or employee of the Company or its Subsidiaries, on the other hand, will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms.

(b) Successors and Assigns of Surviving Corporation.  In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.5.

(c) Continuing Coverage.  From the Effective Time and for a period of six years thereafter, the Surviving Corporation shall maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been heretofore delivered to Parent) (the “Indemnified

Parties”) on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and provided, further, that, if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, however, that at Parent’s option in lieu of the foregoing insurance coverage, the Surviving Corporation or Parent may purchase six-year “tail” insurance coverage in favor of the Indemnified Parties that provides coverage identical in all material respects to the coverage described above. Notwithstanding anything herein to the contrary, if two Business Days prior to the Effective Time, Parent has not completed the actions contemplated by the last proviso of the preceding sentence, the Company may, with prior notice to Parent, purchase six-year “tail” insurance coverage in favor of the Indemnified Parties that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay in excess of $1,500,000.

(d) Intended Beneficiaries.  The provisions of this Section 5.5 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and in the case of Section 5.5(a), current and former directors, officers and employees of the Company and the Company Subsidiaries and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 5.6  Public Announcements.  Parent and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

Section 5.7  NYSE Listing.  Parent shall use its reasonable best efforts to cause the Parent Common Stock issuable either to the Company’s stockholders as contemplated by this Agreement or pursuant to Section 5.4, to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

Section 5.8  Stockholder Litigation.  The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement, as promptly as reasonably practicable. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent’s prior written consent, which shall not be unreasonably withheld.

Section 5.9  Tax Treatment.  Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(d), including forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

Section 5.10  Standstill Agreements; Confidentiality Agreements.  During the period from the date of this Agreement through the Effective Time, neither Parent nor the Company shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which Parent or any of the Parent Subsidiaries, or the Company or any of the Company Subsidiaries, as applicable, is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto, (b) confidentiality agreements under which Parent or the Company, as applicable, does not provide any confidential information to third parties, (c) standstill agreements that do not relate to the equity securities of Parent or any of the Parent Subsidiaries, or the

Company or any of the Company Subsidiaries, or (d) to the extent necessary to take any actions that the Company or any third party would otherwise be permitted to take pursuant to Section 4.2 (and in such case only in accordance with the terms of Section 4.2). During such period, except to the extent any such agreement is terminated, amended, modified or any provision thereof waived in accordance with the preceding sentence, Parent and the Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and by enforcing specifically the terms and provisions thereof in any court of competent jurisdiction.

Section 5.11  Section 16(b).  Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.12  Employee Benefit Matters.

(a) Company Obligations.  The Company shall adopt such amendments to the Company Benefit Plans as requested by Parent and as may be necessary to ensure that Company Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement. With respect to any Company Common Stock held by any Company Benefit Plan as of the date of this Agreement or thereafter, the Company shall take all actions necessary or appropriate (including such actions as are reasonably requested by Parent) to ensure that all participant voting procedures contained in the Company Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

(b) Parent Obligations.  For the period commencing at the Effective Time and ending on the second anniversary thereof, the Parent shall cause to be maintained on behalf of employees of the Company at the Effective Time other than individuals covered by a collective bargaining agreement (the “Company Employees”), considered as a group, compensation opportunities and employee benefits that are substantially comparable, in the aggregate, to the compensation opportunities and employee benefits provided by the Company or its Subsidiaries, as applicable.

(c) Credit for Service of Company Employees.  If Company Employees are included in any benefit plan maintained by Parent or any Parent Subsidiary (a “Parent Plan”) following the Effective Time, such Company Employees shall receive credit for service with the Company and the Company Subsidiaries and their predecessors prior to the Effective Time to the same extent such service was counted under similar Company Benefit Plans for purposes of eligibility, vesting, level of benefits and benefit accrual under such Parent Plan, or if there is no such similar Company Benefit Plan, to the same extent such service was recognized under the Alpha Natural Resources, LLC and Subsidiaries Retiree Medical Benefit Plan (“Retiree Plan”), including, without limitation, the Legacy Company service and Acquired Company service, as defined in the Retiree Plan immediately prior to the Effective Time, provided that (i) such recognition of service shall not operate to duplicate any benefits payable to the Company Employee with respect to the same period of service, (ii) service of Company Employees subject to collective bargaining agreements or obligations shall be determined under such collective bargaining agreements or obligations, (iii) in no event will such recognition of service for purposes of benefit levels or benefit accrual under a defined benefit pension plan of Parent or any Parent Subsidiary apply for any purpose other than determining the annual rate of benefit accrual under a cash balance pension plan formula for a period after the date that any such Company Employee first actually becomes eligible to participate therein, and (iv) in no event will such recognition of service be taken into account for purposes of determining a Company Employee’s eligibility to participate in a retiree medical benefit plan maintained by Parent or any Parent Subsidiary. If Company Employees or their dependents are included in any medical, dental or health plan of Parent or any of its Affiliates (a “Successor Plan”) other than the plan or plans in which they participated immediately prior to the Effective Time (a “Prior Plan”), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions were applicable under any similar Prior Plan at the Effective Time) and any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such Company

Employee’s participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan; provided however, that the rights under a Successor Plan of any Company Employee subject to collective bargaining agreements or obligations shall be determined pursuant to such collective bargaining agreements or obligations.

(d) No Third-Party Beneficiaries.  Nothing in this Section 5.12 shall (i) confer any rights upon any person, including any Company Employee or former employees of the Company, other than the parties hereto and their respective successors and permitted assigns, (ii) constitute or create an employment agreement, or (iii) constitute or be treated as the amendment, modification or adoption of any employee benefit plan of Parent, the Company of any of their Affiliates.

Section 5.13  Actions with Respect to Existing Debt.  (a) Provided that Parent complies with its obligations under this Section 5.13, the Company will, upon receiving any written request by Parent to do so, use its reasonable best efforts to commence as soon as reasonably practicable in light of Section 5.13(c) a tender offer (the “Notes Tender Offer”) for all outstanding 2.375% Convertible Senior Notes due 2012 of the Company (the “Notes”). As part of any Notes Tender Offer, the Company will use its reasonable best efforts to solicit the consent of the holders of the Notes (the “Notes Consents”) to amend, eliminate or waive certain sections (as may be proposed by Parent) of the Indenture, dated as of April 7, 2008, between the Company, as issuer, and Union Bank of California, National Association, as trustee (the “Indenture”). The aggregate consideration payable to each holder of Notes pursuant to the Notes Tender Offer will be an amount in cash established and funded by Parent. The Notes Tender Offer will be made pursuant to an Offer to Purchase and Consent Solicitation Statement prepared by Parent in connection with the Notes Tender Offer in a form and substance reasonably satisfactory to the Company; provided, that any such Notes Tender Offer will be subject to the conditions set forth in Section 5.13(b) (as amended from time to time, the “Notes Offer to Purchase”).

(b) The Company’s and the Surviving Corporation’s obligation to accept for payment and pay for the Notes tendered pursuant to the Notes Tender Offer will be subject to the conditions that (i) the Merger will have occurred (or Parent and the Company will be satisfied that it will occur substantially concurrently with such acceptance and payment) and (ii) such other conditions as may be proposed by Parent, including such other conditions as are customary for transactions similar to the Notes Tender Offer. Subject to the terms and conditions of the Notes Tender Offer, substantially concurrently with the Closing, Parent agrees to cause the Surviving Corporation to accept for payment and thereafter to promptly pay for all Notes validly tendered and not withdrawn. Notwithstanding anything herein to the contrary, none of the Notes shall be required to be purchased nor shall any payments be required to be made by the Company or any of its Subsidiaries in connection with the Notes Tender Offer prior to the Effective Time. The Company will waive any of the conditions to the Notes Tender Offer as may be requested by Parent (other than the conditions that the Notes Tender Offer is conditioned on the Merger as provided in clause (i) above and that there shall be no Law, injunction or other legal restraint prohibiting consummation of the Notes Tender Offer), so long as such waivers would not cause the Notes Tender Offer to violate the Exchange Act, the Trust Indenture Act of 1939, as amended (the “TIA”), or any other applicable Law, and will not, without the prior written consent of Parent, waive any condition to the Notes Tender Offer or make any change, amendment or modification to the terms and conditions of the Notes Tender Offer (including any extension thereof) other than as agreed between Parent and the Company or as required to comply with applicable Law.

(c) After having submitted a request to the Company pursuant to Section 5.13(a), Parent will prepare, as promptly as practicable, the Notes Offer to Purchase, together with any required related letters of transmittal and similar ancillary agreements and other necessary and appropriate documents (such documents, together with all supplements and amendments thereto, being referred to herein collectively as the “Notes Tender Offer Documents”), relating to the Notes Tender Offer and will use its reasonable best efforts to cause to be disseminated to the record holders of the Notes and, to the extent known to the Company, the beneficial owners of the Notes (collectively, the “Noteholders”) the Notes Tender Offer Documents; provided, however, that, upon reasonable request, Parent will provide the Company with any information for inclusion in the Notes Tender Offer Documents that may be required under applicable Law and all mailings to the Noteholders in connection with the Notes Tender Offer shall be subject to the prior review of, and comment by, the Company and shall be reasonably acceptable to it before dissemination. The Company shall reasonably cooperate with Parent in the preparation of the Notes Tender Offer Documents. If at any time prior to the acceptance of the Notes pursuant to the Notes Tender Offer any event should occur or any information should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Notes Tender Offer Documents, so that the Notes Tender Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading or so that the Notes Tender Offer Documents comply with applicable Law, the party that becomes aware of such event or discovers such information shall use commercially reasonable best efforts to promptly notify the other party, and Parent shall prepare and disseminate to the Noteholders on behalf of the Company such amendment or supplement; provided, however, that prior to such dissemination, Parent will provide copies thereof to the Company not less than two Business Days (or such shorter period of time as is reasonably practicable in light of the circumstances) in advance of any such dissemination, will regularly consult with the Company with respect to and during the process of preparing such amendment or supplement and will include in such amendment and supplement all reasonable comments proposed by the Company. Notwithstanding anything to the contrary in this Section 5.13(c), the Company will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act, the TIA and any other applicable Law in connection with the Notes Tender Offer and such compliance will not be deemed a breach hereof.

(d) Promptly following the expiration of the consent solicitation, assuming the requisite consents from Noteholders (including from persons holding proxies from the Noteholders) have been received, the Company will use reasonable best efforts to cause an appropriate supplemental indenture (the “Supplemental Indenture”) to become effective providing for the amendments of the Indenture contemplated in the Notes Tender Offer Documents; provided, however, that the Supplemental Indenture shall become effective only concurrently with the Effective Time and only if all conditions to the Notes Tender Offer have been satisfied or waived by the Company in accordance with the terms hereof and thereof and the Surviving Corporation accepts all Notes (and related Notes Consents) validly tendered for purchase and payment pursuant to the Notes Tender Offer, whereupon the proposed amendments set forth in the Supplemental Indenture shall become operative. The form and substance of the Supplemental Indenture will be reasonably satisfactory to Parent and the Company.

(e) In connection with the Notes Tender Offer, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall enter into customary agreements (including indemnities) with such parties so selected. Parent shall pay, on behalf of the Company, the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Notes Tender Offer upon the incurrence of such fees and out-of-pocket expenses, and Parent further agrees to reimburse the Company and the Company Subsidiaries and their directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives, for all of their out-of-pocket costs and expenses incurred in connection with the Notes Tender Offer promptly following the incurrence thereof. The Company agrees to use reasonable best efforts to cause its counsel to provide any legal opinions reasonably requested dealer manager engaged in connection with the Notes Tender Offer. Notwithstanding anything herein to the contrary, Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and each of their respective officers, directors and each person that controls the Company within the meaning of Section 20 of the Exchange Act (each a “Company Person”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any Company Person, or to which any Company Person may become subject, that arises out of, or in any way in connection with, the Notes Tender Offer or any actions taken, or not taken by Company, or at the direction of Company, pursuant to this Section 5.13 or at the request of Parent (provided, that Parent shall not indemnify the Company pursuant to this Section 5.13 with respect to any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties to the extent arising from information supplied in writing by the Company specifically for inclusion in the Notes Tender Offer Documents).

Section 5.14  Parent Board of Directors.  As of the Effective Time, the board of directors of Parent shall take all actions as may be required to appoint to vacancies or newly-created seats on such board of directors, to serve until such persons’ respective successor shall have been duly elected and qualified or until the earlier of such persons’ death, resignation or removal in accordance with the amended articles of incorporation and regulations of Parent and applicable Law, the following persons: Michael J. Quillen and Glenn A. Eisenberg. At least one of the directors designated pursuant to this Section 5.14 shall meet the independence standards of the listing standards of the NYSE. Notwithstanding the foregoing, if, prior to the Effective Time, any such designee shall decline or be unable to serve, Parent and the Company shall agree on mutually acceptable replacement designees. As of the Effective Time, Parent shall take all actions as may be required to appoint Kevin S. Crutchfield as chief executive officer and president of the coal division of Parent until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. As of the Effective Time, Parent shall take all actions as may be required to appoint Michael J. Quillen as non-executive vice-chairman of Parent’s board of directors until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Section 5.15  Dissenters’ Rights.  Parent shall give the Company prompt notice of any demands received by Parent for the fair cash value of Parent Common Stock. Parent (i) shall not, without the prior written consent of the Company, waive any requirement under or compliance with the laws of the State of Ohio applicable to any stockholder of Parent demanding the fair cash value of shares of Parent Common Stock (each, a “Dissenting Shareholder”) and (ii) shall require each Dissenting Shareholder holding shares of Parent Common Stock in certificated form to deliver such shares to Parent, and Parent shall endorse on shares a legend to the effect that a demand for the fair cash value of such shares has been made.

Section 5.16  Company Credit Facility.  The Company shall, prior to the Closing Date, deliver to Parent a payoff letter in customary form, providing that upon receipt from the Surviving Corporation of the repayment amount stated therein on the Closing Date, all of the Company’s outstanding obligations (other than contingent obligations for indemnification that are not then due and payable) under that certain Credit Agreement, dated October 26, 2005, by and among Alpha NR Holding, Inc., Alpha Natural Resources, LLC, Citicorp North America, Inc., UBS Securities LLC, Bank of America, N.A., National City Bank of Pennsylvania and PNC Bank, N.A., Citigroup Global Markets Inc. and UBS Securities will be satisfied and all Liens thereunder will be released or terminated, as applicable.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals.  Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b) Governmental and Regulatory Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger and the other transactions contemplated hereby, the failure of which to be made or obtained is reasonably expected to have or result in, individually or in the aggregate, a material adverse effect on Parent or the Company, shall have been made or obtained.

(c) No Injunctions or Restraints.  No judgment, order, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger.

(d) Form S-4.  The Form S-4 shall have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

(e) Antitrust.  The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. All consents, approvals and filings on the list compiled pursuant to Section 5.3(g) shall have been obtained or made.

(f) NYSE Listing.  The shares of Parent Common Stock issuable to the Company’s stockholders as contemplated by this Agreement and all Parent Common Stock issuable pursuant to Section 5.4 shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2  Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in (i) Section 3.1(g)(ii) shall be true and correct in all respects as of the Closing Date, both when made and as of the Closing Date, (ii) Section 3.1(c) shall be true and correct in all respects (except for any de minimis inaccuracies therein) both when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d) Tax Opinion.  Parent shall have received from Jones Day, counsel to Parent, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of, and rely upon, the Tax Certificates.

Section 6.3  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in (i) Section 3.2(g)(ii) shall be true and correct in all respects both when made and as of the Closing Date, (ii) Section 3.2(c) shall be true and correct in all respects (except for any de minimis inaccuracies therein) both when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) all other representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and as of such time, as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent and Merger Sub.

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) Tax Opinion.  The Company shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of, and rely upon, the Tax Certificates.

ARTICLE VII

TERMINATION

Section 7.1  Termination.

(a) Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by mutual written consent of Parent and the Company (with any termination by Parent also being an effective termination by Merger Sub).

(b) Termination by Parent or the Company.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by either Parent or the Company (with any termination by Parent also being an effective termination by Merger Sub):

(i) if the Merger has not been consummated on or before January 15, 2009, or such later date, if any, as Parent and the Company agree upon in writing (as such date may be extended, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party either (x) whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time or (y) that has yet to have its stockholders vote at the Company Stockholder Meeting or the Parent Stockholder Meeting, as the case may be, on whether to provide the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be; provided further, however, that if on the Outside Date the conditions to the Closing set forth in Sections 6.1(b) and 6.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties, be extended to April 15, 2009 and such date shall become the Outside Date for the purposes of this Agreement; or

(ii) if the Company Stockholders Meeting (including any adjournment or postponement thereof) has concluded, the Company’s stockholders have voted, and the Company Stockholder Approval was not obtained; or

(iii) if the Parent Stockholders Meeting (including any adjournment or postponement thereof) has concluded, the Parent’s stockholders have voted, and the Parent Stockholder Approval was not obtained.

(c) Termination by Parent.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of Parent (with any termination by Parent also being an effective termination by Merger Sub):

(i) (A) if the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement (other than as set forth in Section 7.1(c)(ii)) to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof or (2) is incapable of being cured by the Company by the Outside Date; or

(ii) (A) if the Board of Directors of the Company or any committee thereof has made a Company Adverse Recommendation Change or (B) the Company has materially breached the provisions of Section 4.2 or breached the provisions of Section 5.1(b) (other than immaterial breaches of the first sentence thereof).

(d) Termination by the Company.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of the Company:

(i) (A) if either Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in this Agreement (other than as set forth in Section 7.1(d)(ii)) to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof or (2) is incapable of being cured by Parent by the Outside Date.

(ii) if (A) the Board of Directors of Parent or any committee thereof has made a Parent Adverse Recommendation Change or (B) the Parent has breached the provisions of Section 5.1(b) (other than immaterial breaches of the first sentence thereof); or

(iii) if the Board of Directors of the Company shall have approved in compliance with Section 4.2, and the Company shall concurrently with such termination enter into, an Acquisition Agreement providing for the implementation of the transactions contemplated by a Superior Proposal; provided, that in order for the termination of this Agreement pursuant to this Section 7.1(d)(iii) to be effective, the Company shall have paid the Company Termination Fee in accordance with Section 7.3(b)(w).

Section 7.2  Effect of Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Confidentiality Agreement, the proviso to the first sentence of Section 5.3(a), the last sentence of Section 5.13, this Section 7.2, Section 7.3, and Article VIII, which provisions shall survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of this Agreement.

Section 7.3  Fees and Expenses.

(a) Division of Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and except as specified in Section 5.13 and the proviso to the first sentence of Section 5.3(a).

(b) Event of Termination.

(w) In the event that this Agreement (i) is terminated pursuant to Section 7.1(c)(ii), (ii) is terminated pursuant to Section 7.1(d)(iii), or (iii) is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(ii) or Section 7.1(c)(i) and (A) prior to such termination, a Company Takeover Proposal shall have been made public and (B) within 12 months of such termination the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal, then the Company shall (1) in the case of termination pursuant to clause (i) of this Section 7.3(b)(w), promptly, but in no event later than two Business Days after the date of such termination, (2) in the case of termination pursuant to clause (ii) of this Section 7.3(b)(w), on the date of termination of this Agreement, or (3) in the case of termination pursuant to clause (iii) of this Section 7.3(b)(w), upon the earlier to occur of (A) consummation of such Company Takeover Proposal or (B) if such Company Takeover Proposal is not consummated and within 24 months of the execution of the definitive agreement with respect to such Company Takeover Proposal, the Company consummates any other Company Takeover Proposal, the consummation of such other Company Takeover Proposal, pay Parent a non-refundable fee equal to $350 million (the “Company Termination Fee”), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent.

(x) In the event that this Agreement is terminated pursuant to Section 7.1(d)(ii), then Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to $350 million(the “Parent Termination Fee”), payable by wire transfer of same day funds to an account designated in writing to Parent by the Company.

(y) In the event of a termination of this Agreement pursuant to Section 7.1(b)(ii), the Company shall pay, or cause to be paid, to Parent a non-refundable fee equal to $100 million (the “Company No Vote Termination Fee”) by wire transfer of same day funds to an account designated in writing to the Company by Parent promptly, but in no event later than two Business Days after the date of such termination. In the event of a termination of this Agreement pursuant to Section 7.1(b)(iii), Parent shall pay, or cause to be paid, to the Company a non-refundable fee equal to $100 million (the “Parent No Vote Termination Fee”) by wire transfer of same day funds to an account designated in writing to Parent by the Company promptly, but in no event later than two Business Days after the date of such termination. Notwithstanding anything herein to the contrary, if the conditions to termination specified in both Sections 7.1(b)(ii) and Section 7.1(b)(iii) are satisfied then neither the Company No Vote Termination Fee nor the Parent No Vote Termination Fee shall be payable.

(z) In the event of a termination of this Agreement pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(d)(i), and (A) prior to such termination, a Parent Alternative Proposal that is conditioned upon or designed to cause the termination or failure of the Merger or this Agreement shall have been made public and (B) within 12 months of such termination Parent or any of the Parent Subsidiaries enters into a definitive agreement with respect to, or consummates, any Parent Alternative Proposal, then Parent shall pay, or cause to be paid, upon the earlier to occur of the execution of such definitive agreement and such consummation, the Parent Termination Fee, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. A “Parent Alternative Proposal” means any inquiry, proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or the assets of Parent and the Parent Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of 25% or more of any class of equity securities of Parent, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Parent, or (D) any merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving Parent.

(c) Failure to Pay Fees and Expenses.  Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. Accordingly, if either party fails to pay promptly the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the Company Termination Fee, Parent Termination Fee, Company No Vote Fee or Parent No Vote Fee, as applicable, that results in a judgment against the defaulting party for the Company Termination Fee, Parent Termination Fee, Company No Vote Fee or Parent No Vote Fee, as applicable, the defaulting party shall pay to the other party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Company Termination Fee, Parent Termination Fee, Company No Vote Fee or Parent No Vote Fee, as applicable. Without limiting any rights or remedies of the parties in law or equity, in no event shall the aggregate fees payable by either party pursuant to Section 7.3(b) exceed the Parent Termination Fee or the Company Termination Fee, as applicable. The payment of any fees payable by either party pursuant to Section 7.3(b) shall not constitute or be construed as constituting liquidating damages or prejudice any rights or remedies available to the parties in law or equity.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1  Nonsurvival of Representations and Warranties.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except each of the covenants and agreements contained in this Agreement that by its terms contemplate performance after the Effective Time, including Articles II and VIII and in Sections 5.4, 5.5, 5.12 and 5.13(e), each of which will survive in accordance with its terms.

Section 8.2  Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, facsimiled (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

if to Parent or Merger Sub, to:

Cleveland-Cliffs Inc
1100 Superior Avenue East, Suite 1500
Cleveland, Ohio 44114-2544
Telecopy No.: 216-694-6741
Attention: George W. Hawk, Esq.
           General Counsel and Secretary

with a copy to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telecopy No.: (216) 579-0212
Attention: Lyle G. Ganske
           James P. Dougherty; and

if to the Company, to:

Alpha Natural Resources, Inc.
P.O. Box 2345
Abingdon, Virginia 24212
Telecopy No.: (276) 628-3116
Attention: Vaughn R. Groves, Esq.
           Vice President and General Counsel

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Telecopy No.: (212) 225 -3999
Attention: Ethan A. Klingsberg
           Jeffrey S. Lewis

Section 8.3  Interpretation.  When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to a date or time in this Agreement shall be deemed to be such date or time in New York City. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. For purposes of this Agreement:

(a) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns);

(b) “knowledge” of any person that is not an individual means the knowledge after due inquiry of such person’s executive officers;

(c) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

(d) “Liens” means all pledges, claims, liens, options, charges, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever;

(e) “Permitted Liens” means (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as would not reasonably be expected to materially impair business unit of Parent or the Company, as the case may be, that owns such property or assets, (iii) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements (x) of the Company set forth in Section 8.3(a) of the Company Disclosure Letter or (y) of Parent set forth in Section 8.3(a) of the Parent Disclosure Letter, (iv) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings, (v) mechanics’, materialmen’s or other Liens or security interests arising by operation of law that secure a liquidated amount that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (vi) any other Liens that would not reasonably be expected to materially impair business unit of Parent or the Company, as the case may be, that owns such property or assets, (vii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, and (viii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; and

(f) “material adverse change” or “material adverse effect” means, when used in connection with Parent or the Company, any event, circumstance, change, occurrence or state of facts that has a (i) material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole (other than events, circumstances, changes, occurrences or any state of facts relating to (A) changes in industries relating to such party and its subsidiaries in general, other than the effects of any such changes which adversely affect such party and its subsidiaries to a materially greater extent than their competitors in the applicable industries in which such party and its subsidiaries compete, (B) general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere, other than the effects of any such changes which adversely affect such party and its subsidiaries to a materially greater extent than its competitors in the applicable industries in which such party and its subsidiaries compete, (C) the execution or the announcement of this Agreement, the undertaking and performance of the obligations contemplated by this Agreement or the consummation of the transactions contemplated hereby, including the impact thereof on relationships with customers, suppliers, distributors, partners or employees, or any litigation arising relating to this Agreement or the transactions contemplated by this Agreement, (D) acts of war, insurrection, sabotage or terrorism (or the escalation of the foregoing), (E) changes in GAAP or the accounting rules or regulations of the SEC, or (F) the fact, in and of itself (and not the underlying causes thereof) that such party or any of its Subsidiaries failed to meet any projections, forecasts, or revenue or earnings predictions or (ii) prevent or materially delay the ability of such party to consummate the transactions contemplated by this Agreement; and the terms “material” and “materially” have correlative meanings other than in the second to last sentence of Section 5.3(a) and the definition of Permitted Liens; and

(g) “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

Section 8.4  Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter and the Confidentiality Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the proviso to the first sentence of Section 5.3(a), the provisions of Section 5.4, Section 5.6, and the last two sentences of Section 5.13(e), is not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time, the provisions of Article II shall be enforceable by the holders of Company Certificates and Book-Entry Shares.

Section 8.6  Governing Law.  This Agreement and any dispute arising out of, relating to, or in connection with this Agreement is to be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

Section 8.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

Section 8.8  Consent to Jurisdiction.

(a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the chancery courts located in the State of Delaware or if jurisdiction in such court is not available, any federal court of the United States located in the Borough of Manhattan in the State of New York in the event any dispute arises out of, relating to or in connection with this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any of the transactions contemplated by this Agreement in any court other than the chancery courts in the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any federal court of the United States located in the Borough of Manhattan in the State of New York.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8(b).

Section 8.9  Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery courts located in the State of Delaware or if jurisdiction in such court is not available, any federal court of the United States located in the Borough of Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10  Amendment.  This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that, after such approval, there is not to be made any amendment that by Law requires further approval by the stockholders of the Company or the stockholders of Parent, as applicable, without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.11  Extension; Waiver.  At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.10, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 8.12  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CLEVELAND-CLIFFS INC

By:	/s/ Joseph A. Carrabba
Name: Joseph A. Carrabba
Title: Chairman, President and CEO

DAILY DOUBLE ACQUISITION, INC.

By:	/s/ George W. Hawk
Name: George W. Hawk
Title: Secretary

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Michael J. Quillen
Name: Michael J. Quillen
Title: Chairman & CEO

ANNEX B

July 15, 2008

The Board of Directors
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Alpha Natural Resources, Inc. (“Alpha”) of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Alpha, Cleveland-Cliffs Inc (“Cleveland-Cliffs”) and Merger Sub (“Merger Sub”). As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Alpha (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of Alpha (“Alpha Common Stock”) will be converted into the right to receive $22.23 in cash (the “Cash Consideration”) and 0.95 shares (the “Stock Consideration”) of common stock, par value $0.125 per share, of Cleveland-Cliffs (“Cleveland-Cliffs Common Stock”). The Stock Consideration and the Cash Consideration, collectively, are referred to as the “Merger Consideration”.

In arriving at our opinion, we reviewed a draft dated July 14, 2008, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Alpha and certain senior officers and other representatives and advisors of Cleveland-Cliffs concerning the businesses, operations and prospects of Alpha and Cleveland-Cliffs. We examined certain publicly available business and financial information relating to Alpha and Cleveland-Cliffs as well as certain financial forecasts and other information and data relating to Alpha and Cleveland-Cliffs which were provided to or discussed with us by the respective managements of Alpha and Cleveland-Cliffs, including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the managements of Alpha and Cleveland-Cliffs to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Alpha Common Stock and Cleveland-Cliffs Common Stock; the historical and projected earnings and other operating data of Alpha and Cleveland-Cliffs; and the capitalization and financial condition of Alpha and Cleveland-Cliffs. We considered and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Alpha and Cleveland-Cliffs. We also evaluated certain potential pro forma financial effects of the Merger on Cleveland-Cliffs. In connection with our engagement, we advised the Company on discussions it had with selected third parties with respect to the possible acquisition of, or other combination with, Alpha. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Alpha and

Cleveland-Cliffs that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Alpha and Cleveland-Cliffs provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Alpha and Cleveland-Cliffs that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Alpha and Cleveland-Cliffs as to the future financial performance of Alpha and Cleveland-Cliffs, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger and the other matters covered thereby.

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We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Alpha, Cleveland-Cliffs or the contemplated benefits of the Merger. Representatives of Alpha have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We are not expressing any opinion as to what the value of the Cleveland-Cliffs Common Stock actually will be when issued pursuant to the Merger or the price at which the Cleveland-Cliffs Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alpha or Cleveland-Cliffs nor have we made any physical inspection of the properties or assets of Alpha or Cleveland-Cliffs. Our opinion does not address the underlying business decision of Alpha to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Alpha or the effect of any other transaction in which Alpha might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to Alpha in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to Alpha unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) acting as joint book-running manager in Alpha’s offerings of convertible senior notes and common stock in April 2008, (ii) acting as dealer manager for the tender offer and consent solicitation made by two of Alpha’s subsidiaries in April 2008 with respect to senior notes co-issued by such subsidiaries and (iii) acting as administrative agent, joint lead arranger, joint book manager and lender under Alpha’s existing credit facilities. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Alpha and Cleveland-Cliffs for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Alpha, Cleveland-Cliffs and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Alpha in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger. Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Alpha Common Stock.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

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ANNEX C

The Board of Directors
Cleveland-Cliffs Inc
1100 Superior Avenue
Cleveland, Ohio 44114

July 15, 2008

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Cleveland-Cliffs Inc (the “Company”) of the consideration to be paid by the Company in the proposed merger (the “Transaction”) of Daily Double Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), with Alpha Natural Resources Inc. (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger, dated as of July 15, 2008 (the “Agreement”), by and among the Company, Merger Sub and the Merger Partner, the Merger Partner will become a wholly-owned subsidiary of the Company, and each outstanding share of common stock, par value $0.01 per share, of the Merger Partner (the “Merger Partner Common Stock”), other than shares of Merger Partner Common Stock held in treasury or owned by the Company or any direct or indirect subsidiary of the Company or the Merger Partner and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive consideration per share equal to $22.23 in cash (the “Cash Consideration”) without interest and 0.95 shares (the “Stock Consideration”, and together with the Cash Consideration, the “Consideration”) of the Company’s common stock, par value $0.125 per share (the “Company Common Stock”).

In arriving at our opinion, we have (i) reviewed a draft dated July 15, 2008 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) compared the financial and operating performance of the Merger Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Merger Partner Common Stock and the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Merger Partner, certain analyses of the Merger Partner’s business prepared by the management of the Company and certain internal financial analyses and forecasts prepared by the management of the Company relating to the Company’s business, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Merger Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Merger Partner and the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Merger Partner and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft

C-1

thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Merger Partner in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid by the Company in the proposed Transaction and we express no opinion as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid by the Company in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Merger Partner Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company for which we and such affiliates have received customary compensation. Specifically, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. We anticipate that we and our affiliates will arrange and provide financing to the Company in connection with the Transaction for customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. Morgan Securities Inc.
J.P. Morgan Securities Inc.

C-2

ANNEX D

Section 262 of the General Corporation Law of the State of Delaware
Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.

Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

Section 1701.85 of the Ohio General Corporation Law
Dissenting shareholders — compliance with section — fair cash value of shares

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger , consolidation, or conversion has become effective and the surviving , new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving , new, or converted partnership or the comparable representatives of any other surviving , new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

ANNEX G

Effects of Merger if Restructured

Under the merger agreement, each of Cliffs and Alpha has the right, if necessary to preserve the tax treatment of the merger outlined in sections under the heading “Material United States Federal Income Tax Consequences”, to cause the merger to be restructured so that (1) Alpha will be merged with and into merger sub, with merger sub continuing as the surviving entity and/or (2) merger sub will be converted into a Delaware limited liability company before the merger takes place. If it takes place, this restructuring will not affect the merger consideration to be received by holders of Alpha common stock in the merger.

If it is restructured, the merger will have the following effects:

•	Immediately before the merger takes place, merger sub will be converted from a Delaware corporation to a Delaware limited liability company, Alpha Merger Sub, LLC.

•	At the effective time of the merger, Alpha will be merged with and into the merger sub, the separate corporate existence of Alpha will cease, and merger sub will be the surviving entity, which is referred to as the surviving entity.

•	At the effective time of the merger, all the property, rights, privileges, powers and franchises of Alpha and merger sub will be vested in the surviving entity, and all debts, liabilities and duties of Alpha and merger sub will become debts, liabilities and duties of the surviving entity.

•	The certificate of formation and the limited liability company operating agreement of merger sub will be the certificate of formation and limited liability company operating agreement of the surviving entity.

•	The directors of merger sub (as provided for in its limited liability company operating agreement) immediately before the effective time of the merger will be the directors of the surviving entity, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified. Alpha’s officers immediately before the effective time of the merger will be appointed as the officers of the surviving entity until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

•	At the effective time of the merger, the capital stock of Alpha and the units of limited liability company interest of merger sub will be treated as follows:

•	Each unit of limited liability company interest of merger sub that is outstanding immediately before the effective time of the merger will remain outstanding as a unit of limited liability company interest of the surviving entity.

•	Each share of Alpha common stock that is owned by Cliffs or any of direct or indirect subsidiary of Cliffs or Alpha immediately before the effective time of the merger or held in treasury by Alpha will automatically be cancelled and retired and will cease to exist, with no consideration being exchanged for those shares.

•	Each other share of Alpha common stock that is issued and outstanding immediately before the effective time of the merger (other than shares held by Alpha stockholders who have properly demanded appraisal rights) will be converted into the right to receive, without interest and in accordance with the merger agreement, the merger consideration and cash in lieu of fractional common shares of Cliffs, as described in this joint proxy statement/prospectus.

G-1

•	At the effective time of the merger, each certificate representing shares of Alpha common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration, dividends and other distributions on common shares of Cliffs with a record date after the effective time of the merger, dividends and other distributions on shares of Alpha common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger and cash, without interest, in lieu of fractional shares. Following the effective time of the merger, no further registrations of transfers on the stock transfer books of Alpha or the surviving entity of the shares of Alpha common stock will be made. If, after the effective time of the merger, Alpha stock certificates are presented to Cliffs, the surviving entity or the exchange agent for any reason, they will be cancelled and exchanged as described above.

•	The surviving entity, Cliffs or the exchange agent for the merger will be entitled to deduct and withhold from the merger consideration any amounts it is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law. Such amounts, remitted to the appropriate taxing authority, shall be treated as having been paid to the person on whose behalf the withholding was made.

G-2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cliffs.  Cliffs will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Cliffs, or is or was serving at Cliffs’ request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that Cliffs will indemnify any such agent (as opposed to any director, officer or employee) of Cliffs to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification Cliffs gives will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Cliffs amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Cliffs may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not Cliffs would have the power to indemnify such person against such liability.

Under the Ohio General Corporation Law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio General Corporation Law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio General Corporation Law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under the Ohio General Corporation Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Alpha.  The DGCL authorizes Delaware corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Alpha’s restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Alpha’s restated certificate of incorporation and amended and restated bylaws provide that Alpha must indemnify its directors and officers to the fullest extent authorized by the DGCL. Alpha is also expressly authorized to carry directors’ and officers’ insurance providing indemnification for Alpha’s directors, officers, employees and agents for some liabilities.

Item 21.	Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index beginning on page II-6 of this registration statement, which is incorporated herein by reference.

(b) See Schedule II — Valuation and Qualifying Accounts on page F-55 of this registration statement, which is incorporated herein by reference.

(c) See the Exhibit Index beginning on page II-6 of this registration statement, which is incorporated herein by reference.

Item 22.	Undertakings.

(a)(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the information statement-prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 14, 2008.

CLEVELAND-CLIFFS INC
(Registrant)

By:	/s/ Joseph A. Carrabba
Joseph A. Carrabba
Chairman, President and Chief Executive Officer

By:	/s/ Laurie Brlas
Laurie Brlas
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J. A. Carrabba	Chairman, President and Chief Executive Officer, Director	October 14, 2008

* R.C. Cambre	Director	October 14, 2008

* S. M. Cunningham	Director	October 14, 2008

* B. J. Eldridge	Director	October 14, 2008

* S. M. Green	Director	October 14, 2008

* J.D. Ireland, III	Director	October 14, 2008

* F.R. McAllister	Director	October 14, 2008

* R. Phillips	Director	October 14, 2008

Signature	Title	Date

* R.K. Riederer	Director	October 14, 2008

* A. Schwartz	Director	October 14, 2008

* L. Brlas	Executive Vice President and Chief Financial Officer	October 14, 2008

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC on August 12, 2008, as Exhibit 24(a) to Form S-4 and incorporated herein by reference, by signing his name hereto, does hereby sign and deliver this amendment to the registration statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ George W. Hawk, Jr.

George W. Hawk, Jr.
Attorney-in-Fact

EXHIBIT INDEX

All documents referenced below were filed pursuant to the Securities Exchange Act of 1934 by Cleveland-Cliffs Inc, file number 1-09844, unless otherwise indicated.

Exhibit No.	Exhibit Description

2(a)	# Agreement and Plan of Merger, dated as of July 15, 2008, by and among Cleveland-Cliffs Inc, Alpha Merger Sub, Inc. (formerly known as Daily Double Acquisition, Inc.), and Alpha Natural Resources, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement)
2(b)	# Purchase and Sale Agreement by and among Cliffs UTAC Holding LLC, Cleveland-Cliffs Inc, United Mining Co., Ltd., and Laiwu Steel Group Ltd. dated July 11, 2008 (filed as Exhibit 2(a) to Form 10-Q on July 31, 2008 and incorporated by reference)
2(c)	# Share Purchase Agreement by and among Cliffs International Lux IV Sarl, Centennial Asset Mining Fund LLC, Eike Fuhrken Batista, and, for limited purposes, MMX Mineração e Metálicos S.A. dated December 12, 2006 (filed as Exhibit 2(a) to Form 10-K on May 25, 2007 and incorporated by reference)
2(d)	# Unit Purchase Agreement by and among Cleveland-Cliffs Inc and PinnOak Resources, LLC (now known as Cliffs North American Coal LLC), The Regent Investment Company, L.P., Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)1, L.P., Questor Partners Fund II AIV-1, LLC, Questor General Partner II, L.P. and PinnOak Resources Employee Equity Incentive Plan, LLC dated June 14, 2007 (filed as Exhibit 2(a) to Form 10-Q on August 3, 2007 and incorporated by reference)
3(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc on February 13, 2004 and incorporated by reference)
3(b)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 9, 2004 (filed as Exhibit 3(a) to Form 8-K on November 30, 2004 and incorporated by reference)
3(c)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 (filed as Exhibit 3(a) to Form 8-K of Cleveland-Cliffs Inc on June 9, 2006 and incorporated by reference)
3(d)	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of Cleveland-Cliffs Inc on April 23, 2008 and incorporated by reference)
3(e)	Amendment No. 4 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on October 3, 2008
3(f)	Regulations of Cleveland-Cliffs Inc (filed as Exhibit 3(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 2, 2001 and incorporated by reference)
4(a)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q of Cleveland-Cliffs Inc filed on May 6, 2008 and incorporated by reference)
4(b)	Form of Series A-2 Preferred Stock Certificate (filed as Exhibit 4(b) to Form 10-K of Cleveland-Cliffs Inc on February 13, 2004 and incorporated by reference)
4(c)	Multicurrency Credit Agreement among Cleveland-Cliffs Inc, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, JP Morgan Chase Bank, N.A., as Syndication Agent, and 11 other financial institutions dated August 17, 2007 (filed as Exhibit 4(a) to Form 8-K of Cleveland-Cliffs Inc on August 20, 2007 and incorporated by reference)
4(d)	First Amendment to Multicurrency Credit Agreement among Cleveland-Cliffs Inc and Bank of America, N.A. as Administrative Agent, Swing Line Lender and Letter of Credit Issuer and certain other financial institutions dated May 15, 2008 (filed as Exhibit 4(a) to Form 8-K of Cleveland-Cliffs Inc on May 21, 2008 and incorporated by reference)
4(e)	Note Purchase Agreement dated June 25, 2008 by and among Cleveland-Cliffs Inc and the institutional investors party thereto (filed as Exhibit 4(a) to Form 8-K of Cleveland-Cliffs Inc on June 30, 2008 and incorporated by reference)

Exhibit No.	Exhibit Description

4(f)	Rights Agreement dated as of October 13, 2008, by and between Cleveland-Cliffs Inc and Computershare Trust Company, N.A., as Rights Agent (filed as Exhibit 4(a) to the registration statement on Form 8-A of Cleveland-Cliffs Inc on October 14, 2008 and incorporated herein by reference)
5(a)	Opinion of George W. Hawk, Jr., General Counsel and Secretary of Cleveland-Cliffs Inc, regarding the validity of the Cleveland-Cliffs Inc common shares being registered hereby
8(a)	Opinion of Jones Day regarding certain U.S. federal income tax aspects of the merger
8(b)	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding certain U.S. federal income tax aspects of the merger
10(a)	* Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (as Amended and Restated, effective January 1, 2001) (filed as Exhibit 10(c) to Form 10-Q of Cleveland-Cliffs Inc on July 27, 2001 and incorporated by reference)
10(b)	* Amendment No. 1 to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (as Amended and Restated effective January 1, 2001), dated as of November 13, 2001 (filed as Exhibit 10(b) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(c)	* Amendment No. 2 to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (as Amended and Restated effective January 1, 2001) dated September 11, 2006 (filed as Exhibit 10(c) to Form 10-K on May 25, 2007 and incorporated by reference)
10(d)	* Amendment No. 3 to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (as Amended and Restated effective January 1, 2001) dated December 29, 2006 and effective December 1, 2006 (filed as Exhibit 10(d) to Form 10-K on May 25, 2007 and incorporated by reference)
10(e)	* Severance Agreements dated as of January 1, 2000, by and between Cleveland-Cliffs Inc and certain executive officers (filed as Exhibit 10(b) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(f)	* Form of Severance Agreement by and between Cleveland-Cliffs Inc and certain elected officers of the Company dated as of May 19, 2006 and effective as of May 8, 2006 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on May 25, 2006 and incorporated by reference)
10(g)	* Severance Agreement dated as of April 16, 2001 by and between Cleveland-Cliffs Inc and David H. Gunning (filed as Exhibit 10(b) to Form 10-Q of Cleveland-Cliffs Inc filed on July 27, 2001, and incorporated by reference)
10(h)	* Severance Agreement by and between Cleveland-Cliffs and Donald J. Gallagher, dated as of March 9, 2004 (filed as Exhibit 10(b) to Form 10-Q of Cleveland-Cliffs Inc on July 29, 2004 and incorporated by reference)
10(i)	* Severance Agreement by and between Cleveland-Cliffs Inc and Joseph A. Carrabba, dated as of May 23, 2005 (filed as Exhibit 10(a) to Form 10-Q of Cleveland-Cliffs Inc on July 28, 2005 and incorporated by reference)
10(j)	* Amendment No. 1 to Annex A to the Severance Agreement between Cleveland-Cliffs Inc and Joseph A. Carrabba effective May 9, 2006 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on May 10, 2006 and incorporated by reference)
10(k)	* Severance Agreement by and between Cleveland-Cliffs Inc and Laurie Brlas dated as of January 8, 2007 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on February 21, 2007 and incorporated by reference)
10(l)	* Letter Agreement of Employment by and between Cleveland-Cliffs Inc and Joseph A. Carrabba dated as of April 29, 2005 (filed as Exhibit 10(b) to Form 10-Q of Cleveland-Cliffs Inc on July 28, 2005 and incorporated by reference)
10(m)	* Letter Agreement of Employment by and between Cleveland-Cliffs Inc and Laurie Brlas dated as of November 22, 2006 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on November 28, 2006 and incorporated by reference)
10(n)	* Letter Agreement of Employment by and between Cleveland-Cliffs Inc and William Brake dated as of April 4, 2007 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on April 10, 2007 and incorporated by reference)

Exhibit No.	Exhibit Description

10(o)	* Cleveland-Cliffs Inc and Subsidiaries Management Performance Incentive Plan, effective as of January 1, 2004 (Summary Description) (filed as Exhibit 10(c) to Form 10-Q of Cleveland-Cliffs Inc on July 29, 2004 and incorporated by reference)
10(p)	* Cleveland-Cliffs Inc Executive Management Performance Incentive Plan adopted July 27, 2007 and effective as of January 1, 2007 (filed as Annex C to the proxy statement of Cleveland-Cliffs Inc on June 15, 2007 and incorporated by reference)
10(q)	* Form of Indemnification Agreement with Directors (filed as Exhibit 10(f) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(r)	* Director and Officer Indemnification Agreement, dated as of July 10, 2001 by and between Cleveland-Cliffs Inc and David H. Gunning (filed as Exhibit 10(a) to Form 10-Q on October 25, 2001 and incorporated by reference)
10(s)	* Cleveland-Cliffs Inc 2007 Incentive Equity Plan adopted July 27, 2007 and effective as of March 13, 2007 (filed as Annex B to the proxy statement of Cleveland-Cliffs Inc on June 15, 2007 and incorporated by reference)
10(t)	* Form of 2007 Participant Grant and Agreement dated as of March 13, 2007 from the Cleveland-Cliffs Inc 2007 Incentive Equity Plan with performance grant period commencing January 1, 2007 through December 31, 2009 (filed as Exhibit 10(d) to Form 10-Q of Cleveland-Cliffs Inc on August 3, 2007 and incorporated by reference)
10(u)	*Form of 2008 Participant Grant and Agreement Under the 2007 Incentive Equity Plan dated as of March 10, 2008 (filed as Exhibit 10(b) to Form 10-Q on July 31, 2008 and incorporated by reference)
10(v)	* Cleveland-Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997), effective as of May 13, 1997 (filed as Exhibit 10(i) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(w)	* Amendment to the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997), effective May 11, 1999 (filed as Appendix A to Proxy Statement of Cleveland-Cliffs Inc on March 22, 1999 and incorporated by reference)
10(x)	* Form of the Restricted Shares Agreement under the 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997) as amended, between Cleveland-Cliffs Inc and Joseph A. Carrabba effective May 23, 2005 (filed as Exhibit 10(c) to Form 10-Q of Cleveland-Cliffs Inc on July 28, 2005 and incorporated by reference)
10(y)	* Form of the 2006 Restricted Shares Agreement for the Retirement Eligible Employee (filed as Exhibit 99(a) to Form 8-K of Cleveland-Cliffs Inc on March 17, 2006 and incorporated by reference)
10(z)	* Form of the 2006 Restricted Shares Agreement for the Non-Retirement Eligible Employee (filed as Exhibit 99(b) to Form 8-K of Cleveland-Cliffs Inc on March 17, 2006 and incorporated by reference)
10(aa)	* Form of the 2006 Restricted Shares Agreement for David H. Gunning (filed as Exhibit 99(c) to Form 8-K of Cleveland-Cliffs Inc on March 17, 2006 and incorporated by reference)
10(bb)	* Amendment to Restricted Shares Agreements for John S. Brinzo as set forth by Cleveland-Cliffs Inc dated September 18, 2006 and effective as of September 1, 2006 (filed as Exhibit 10(z) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)
10(cc)	* Amendment to Restricted Shares Agreements for John S. Brinzo by Cleveland-Cliffs Inc dated May 17, 2007 and effective as of May 9, 2007 (filed as Exhibit 10(aa) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)
10(dd)	* Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors dated as of July 1, 1995 (filed as Exhibit 10(l) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(ee)	* Amendment to Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors dated as of January 1, 2001 (filed as Exhibit 10(d) to Form 10-Q of Cleveland-Cliffs Inc on July 27, 2001 and incorporated by reference)
10(ff)	* Second Amendment to the Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors effective as of January 14, 2003 (filed as Exhibit 10(a) to Form 10-Q of Cleveland-Cliffs Inc on April 24, 2003 and incorporated by reference)

Exhibit No.	Exhibit Description

10(gg)	* Trust Agreement No. 1 (Amended and Restated effective June 1, 1997), dated June 12, 1997, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan, Severance Pay Plan for Key Employees and certain executive agreements (filed as Exhibit 10(o) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(hh)	* Trust Agreement No. 1 Amendments to Exhibits, effective as of January 1, 2000, by and between Cleveland-Cliffs Inc and KeyBank National Association, as Trustee (filed as Exhibit 10(n) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(ii)	* First Amendment to Trust Agreement No. 1, effective September 10, 2002, by and between Cleveland-Cliffs Inc and KeyBank National Association, as Trustee (filed as Exhibit 10(p) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2003 and incorporated by reference)
10(jj)	* Amended and Restated Trust Agreement No. 2, effective as of October 15, 2002, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to Executive Agreements and Indemnification Agreements with the Company’s Directors and certain Officers, the Company’s Severance Pay Plan for Key Employees, and the Retention Plan for Salaried Employees (filed as Exhibit 10(q) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2003 and incorporated by reference)
10(kk)	* Trust Agreement No. 5, dated as of October 28, 1987, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc VNQDC Plan (filed as Exhibit 10(v) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(ll)	* First Amendment to Trust Agreement No. 5, dated as of May 12, 1989, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(x) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(mm)	* Second Amendment to Trust Agreement No. 5, dated as of April 9, 1991, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(y) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(nn)	* Third Amendment to Trust Agreement No. 5, dated as of March 9, 1992, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(z) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(oo)	* Fourth Amendment to Trust Agreement No. 5, dated November 18, 1994, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(w) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(pp)	* Fifth Amendment to Trust Agreement No. 5, dated May 23, 1997, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(cc) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(qq)	* Trust Agreement No. 7, dated as of April 9, 1991, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (filed as Exhibit 10(ee) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(rr)	* First Amendment to Trust Agreement No. 7, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, dated as of March 9, 1992 (filed as Exhibit 10(ff) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(ss)	* Second Amendment to Trust Agreement No. 7, dated November 18, 1994, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(bb) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(tt)	* Third Amendment to Trust Agreement No. 7, dated May 23, 1997, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(ii) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)

Exhibit No.	Exhibit Description

10(uu)	* Fourth Amendment to Trust Agreement No. 7, dated July 15, 1997, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(jj) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(vv)	* Amendment to Exhibits to Trust Agreement No. 7, effective as of January 1, 2000, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(ee) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(ww)	* Trust Agreement No. 8, dated as of April 9, 1991, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors (filed as Exhibit 10(kk) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(xx)	* First Amendment to Trust Agreement No. 8, dated as of March 9, 1992, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(ll) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(yy)	* Second Amendment to Trust Agreement No. 8, dated June 12, 1997, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee (filed as Exhibit 10(nn) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(zz)	* Trust Agreement No. 9, dated as of November 20, 1996, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc Nonemployee Directors’ Supplemental Compensation Plan (filed as Exhibit 10(oo) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(aaa)	* Trust Agreement No. 10, dated as of November 20, 1996, by and between Cleveland-Cliffs Inc and KeyBank National Association, Trustee, with respect to the Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan (filed as Exhibit 10(pp) to Form 10-K of Cleveland-Cliffs Inc on February 5, 2002 and incorporated by reference)
10(bbb)	* Cleveland-Cliffs Inc Change in Control Severance Pay Plan, effective as of January 1, 2000 (filed as Exhibit 10(jj) to Form 10-K of Cleveland-Cliffs Inc on March 16, 2000 and incorporated by reference)
10(ccc)	* Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan (Amended and Restated as of January 1, 2000) (filed as Exhibit 10(a) to Form 10-Q of Cleveland-Cliffs Inc on July 27, 2000 and incorporated by reference)
10(ddd)	* Cleveland-Cliffs Inc Long-Term Incentive Program, effective as of May 8, 2000 (filed as Exhibit 10(rr) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(eee)	* Amendment No. 1 to the Long-Term Incentive Program dated May 8, 2006 and effective as of January 1, 2006 (filed as Exhibit 10(b) to Form 8-K of Cleveland-Cliffs Inc on May 12, 2006 and incorporated by reference)
10(fff)	* Cleveland-Cliffs Inc 2000 Retention Unit Plan, effective as of May 8, 2000 (filed as Exhibit 10(ss) to Form 10-K of Cleveland-Cliffs Inc on February 2, 2001 and incorporated by reference)
10(ggg)	* Form of Long-Term Incentive Program Participant Grant and Agreement for Performance Period 2005-2007 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on March 15, 2005 and incorporated by reference)
10(hhh)	* Amendment No. 1 to the Long-Term Incentive Program Participant Grant and Agreement for Performance Period 2005-2007 (filed as Exhibit 99(a) to Form 8-K of Cleveland-Cliffs Inc on February 21, 2006 and incorporated by reference)
10(iii)	* Form of Long-Term Incentive Program Participant Grant and Agreement Year 2006 for Performance Period 2006-2008 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on May 12, 2006 and incorporated by reference)
10(jjj)	* Amendment No. 1 to Long-Term Incentive Program Participant Grant and Agreement for Joseph A. Carrabba as set forth by Cleveland-Cliffs Inc dated September 15, 2006 and effective as of September 1, 2006 (filed as Exhibit 10(jjj) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)

Exhibit No.	Exhibit Description

10(kkk)	* Amendment No. 1 to Long-Term Incentive Program Participant Grant and Agreements for John S. Brinzo as set forth by Cleveland-Cliffs Inc dated September 18, 2006 and effective as of September 1, 2006 (filed as Exhibit 10(kkk) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)
10(lll)	* Amendment No. 2 to Long-Term Incentive Program Participant Grant and Agreements for John S. Brinzo as set forth by Cleveland-Cliffs Inc dated March 23, 2007 and effective as of September 1, 2006 (filed as Exhibit 10(lll) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)
10(mmm)	* Form of Long-Term Incentive Program Method of Calculation of Payout of Performance Shares Election Form for the Long-Term Incentive Program Grants and Agreements Years 2005 and 2006 (filed as Exhibit 10(mmm) to Form 10-K of Cleveland-Cliffs Inc on May 25, 2007 and incorporated by reference)
10(nnn)	*Form of letter to Participants of the 2006-2008 and the 2007-2009 Performance Share Periods amending the payment calculation method to be used for 2006 and 2007 Performance Share Grants dated May 27, 2008 (filed as Exhibit 10(a) to Form 10-Q on July 31, 2008 and incorporated by reference)
10(ooo)	* Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan (Amended and Restated as of January 1, 2005) (filed as Exhibit 10(d) to Form 10-K of Cleveland-Cliffs Inc on February 21, 2006 and incorporated by reference)
10(ppp)	** Pellet Sale and Purchase Agreement, dated and effective as of January 31, 2002, by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company and Algoma Steel Inc. (filed as Exhibit 10(a) to Form 10-Q of Cleveland-Cliffs Inc on April 25, 2002 and incorporated by reference)
10 (qqq)	**Term Sheet for Second Amendment of the Pellet Sale and Purchase Agreement among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Cliffs Sales Company and Algoma Steel Inc. dated May 30, 2008 and effective as of May 22, 2008 (filed as Exhibit 10(c) to Form 10-Q on July 31, 2008 and incorporated by reference)
10(rrr)	** Pellet Sale and Purchase Agreement, dated and effective as of April 10, 2002, by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Northshore Sales Company, International Steel Group Inc., ISG Cleveland Inc., and ISG Indiana Harbor Inc. (filed as Exhibit 10(a) to Form 10-Q of Cleveland-Cliffs Inc on July 25, 2002 and incorporated by reference)
10(sss)	** First Amendment to Pellet Sale and Purchase Agreement, dated and effective December 16, 2004 by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Cliffs Sales Company (formerly known as Northshore Sales Company), International Steel Group Inc., ISG Cleveland Inc., and ISG Indiana Harbor (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on December 29, 2004 and incorporated by reference)
10(ttt)	** Pellet Sale and Purchase Agreement, dated and effective as of December 31, 2002 by and among The Cleveland-Cliffs Iron Company, Cliffs Mining Company, and Ispat Inland Inc. (filed as Exhibit 10(vv) to Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2003 and incorporated by reference)
10(uuu)	** Amended and Restated Pellet Sale and Purchase Agreement, dated and effective as of May 17, 2004, by and among Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, Cliffs Sales Company, International Steel Group Inc., and ISG Weirton Inc. (filed as Exhibit 10(a) of Form 8-K of Cleveland-Cliffs Inc on September 21, 2004 and incorporated by reference)
10(vvv)	** Umbrella Agreement between Mittal Steel USA and Cleveland-Cliffs Inc, Cleveland-Cliffs Iron Company, Cliffs Mining Company, Northshore Mining Company, and Cliffs Sales Company amending three existing pellet sales contracts for Mittal Steel USA-Indiana Harbor West (Exhibit 10(rrr) and 10(sss) above in this index), Mittal Steel USA-Indiana Harbor East (Exhibit 10(ttt) above in this index), and Mittal Steel USA-Weirton (Exhibit 10(uuu) above in this index) dated as of March 1, 2007 and effective as of April 12, 2006 (filed as Exhibit 10(www) to Form 10-K of Cleveland-Cliffs Inc filed on May 25, 2007 and incorporated by reference)

Exhibit No.	Exhibit Description

10(www)	** Amended and Restated Pellet Sale and Purchase Agreement, dated and effective January 1, 2006 by and among Cliffs Sales Company, Cleveland-Cliffs Iron Company, Cliffs Mining Company, and Severstal North America, Inc. (filed as Exhibit 10(fff) of Form 10-K of Cleveland-Cliffs Inc on February 21, 2006 and incorporated by reference)
10(xxx)	**Term Sheet for Amendment and Extension of the Amended and Restated Pellet Sale and Purchase Agreement among Cliffs Sales Company, The Cleveland-Cliffs Iron Company, Cliffs Mining Company and Severstal North America, Inc., dated April 30, 2008 and effective as of April 29, 2008 (filed as Exhibit 10(d) to Form 10-Q on July 31, 2008 and incorporated by reference)
10(yyy)	** Pellet Sale and Purchase Agreement by and among the Cleveland-Cliffs Iron Company, Cliffs Sales Company, and AK Steel Corporation dated November 10, 2006 and effective January 1, 2007 through December 31, 2013 (filed as Exhibit 10(a) to Form 8-K of Cleveland-Cliffs Inc on November 15, 2006 and incorporated by reference)
10(zzz)	Interim Agreement between Wisconsin Electric Power Company and Tilden Mining Company L.C., and Empire Iron Mining Partnership dated and effective May 5, 2006 (filed as Exhibit 10(f) to Form 10-Q of Cleveland-Cliffs Inc on July 27, 2006 and incorporated by reference)
10(aaaa)	Registration Rights Agreement, dated as of July 11, 2008, by and between Cleveland-Cliffs Inc and United Mining Co., Ltd. (filed as Exhibit 10(e) to Form 10-Q of Cleveland-Cliffs Inc on July 31, 2008 and incorporated by reference)
21	Subsidiaries of the registrant (filed as Exhibit 21 to Form 10-K of Cleveland-Cliffs Inc on February 29, 2008 and incorporated by reference)
23(a)	Consent of Deloitte & Touche, LLP, independent registered public accounting firm for Cleveland-Cliffs Inc
23(b)	Consent of KPMG LLP, independent registered public accounting firm for Alpha Natural Resources, Inc.
23(c)	Consent of George W. Hawk, Jr. (included in Exhibit 5(a) and incorporated herein by reference)
23(d)	Consent of Jones Day (included as part of its opinion filed as Exhibit 8(a))
23(e)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of its opinion filed as Exhibit 8(b))
24(a)	†Power of Attorney of directors and certain executive officers of Cleveland-Cliffs Inc
99(a)	Opinion of Citigroup Global Markets Inc. (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement and incorporated by reference herein)
99(b)	Opinion of J.P. Morgan Securities Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement and incorporated by reference herein)
99(c)	†Consent of Citigroup Global Markets Inc.
99(d)	Consent of J.P. Morgan Securities Inc.
99(e)	†Consent of Glenn A. Eisenberg
99(f)	†Consent of Michael J. Quillen
99(g)	†Form of Proxy Card for Alpha Special Meeting
99(h)	Form of Proxy Card for Cleveland-Cliffs Inc Special Meeting

#	Cleveland-Cliffs Inc agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon request.

*	Reflects management contract or other compensatory arrangement required to be filed as an exhibit.

**	Confidential treatment requested and/or approved as to certain portions, which portions have been omitted and filed separately with the SEC.

†	Previously filed.